FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-206677-11

PROSPECTUS

$826,045,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2016-LC25
(Central Index Key Number 0001688451)

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)

as Depositor

Ladder Capital Finance LLC
(Central Index Key Number 0001541468)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-LC25

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2016-LC25 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2016-LC25. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2017. The rated final distribution date for the certificates is December 2059.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$43,663,000		1.7950%	Fixed(5)	September 2021
Class A-2	$75,129,000		2.9830%	Fixed(5)	February 2022
Class A-3	$235,000,000		3.3740%	Fixed(5)	October 2026
Class A-4	$253,530,000		3.6400%	Fixed(5)	November 2026
Class A-SB	$61,153,000		3.4860%	Fixed(5)	January 2026
Class A-S	$71,623,000		3.9677%	WAC minus 0.4690%(6)	November 2026
Class X-A	$668,475,000	(7)	1.0987%	Variable(8)	NAP
Class X-B	$157,570,000	(9)	0.2131%	Variable(10)	NAP
Class B	$42,973,000		4.4367%	WAC(11)	November 2026
Class C	$42,974,000		4.4367%	WAC(11)	November 2026

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 61 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Academy Securities, Inc. and Deutsche Bank Securities Inc. will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC is acting as lead manager and sole bookrunner with respect to 100% of each class of offered certificates. Academy Securities, Inc. and Deutsche Bank Securities Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 8, 2016. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately 107.6% of the aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2016, before deducting expenses payable by the depositor.

Wells Fargo Securities
Lead Manager and Sole Bookrunner
Academy Securities		Deutsche Bank Securities
Co-Manager		Co-Manager

November 29, 2016

# Wells Fargo Commercial Mortgage Trust 2016-LC25

## Commercial Mortgage Pass-Through Certificates, Series 2016-LC25

Iowa
7 properties
$9,007,556
0.9% of total
Minnesota
4 properties
$16,564,498
1.7% of total
Illinois
3 properties
$26,827,991
2.8% of total
Wisconsin
2 properties
$21,105,249
2.2% of total
Indiana
4 properties
$11,609,954
1.2% of total
Michigan
9 properties
$40,489,879
4.2% of total
New York
19 properties
$170,155,119
17.8% of total
Oregon
2 properties
$23,800,000
2.5% of total
Connecticut
6 properties
$49,717,600
5.2% of total
Ohio
8 properties
$32,459,021
3.4% of total
New Jersey
1 property
$16,500,000
1.7% of total
Utah
1 property
$7,265,245
0.8% of total
Maryland
3 properties
$7,546,800
0.8% of total
California
5 properties
$99,146,859
10.4% of total
Virginia
5 properties
$38,705,000
4.1% of total
North Carolina
1 property
$19,400,000
2.0% of total
Arizona
6 properties
$30,254,599
3.2% of total
South Carolina
4 properties
$64,513,280
6.8% of total
Colorado
3 properties
$24,961,456
2.6% of total
Oklahoma
6 properties
$31,376,153
3.3% of total
Louisiana
5 properties
$36,443,499
3.8% of total
Alabama
2 properties
$15,210,668
1.6% of total
Tennessee
2 properties
$3,448,329
0.4% of total
Georgia
2 properties
$8,233,971
0.9% of total
Texas
17 properties
$84,216,923
8.8% of total
Mississippi
1 property
$1,769,599
0.2% of total
Kentucky
1 property
$2,123,186
0.2% of total
Florida
6 properties
$62,113,121
6.5% of total
Percentage of
Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 17.8%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$43,663,000		30.000%	1.7950%	Fixed(5)	September 2021	2.78	01/17 – 09/21
A-2	$75,129,000		30.000%	2.9830%	Fixed(5)	February 2022	4.88	09/21 – 02/22
A-3	$235,000,000		30.000%	3.3740%	Fixed(5)	October 2026	9.68	01/26 – 10/26
A-4	$253,530,000		30.000%	3.6400%	Fixed(5)	November 2026	9.90	10/26 – 11/26
A-SB	$61,153,000		30.000%	3.4860%	Fixed(5)	January 2026	7.20	02/22 – 01/26
A-S	$71,623,000		22.500%	3.9677%	WAC minus 0.4690%(6)	November 2026	9.94	11/26 – 11/26
X-A	$668,475,000	(7)	NAP	1.0987%	Variable(8)	NAP	NAP	NAP
X-B	$157,570,000	(9)	NAP	0.2131%	Variable(10)	NAP	NAP	NAP
B	$42,973,000		18.000%	4.4367%	WAC(11)	November 2026	9.94	11/26 – 11/26
C	$42,974,000		13.500%	4.4367%	WAC(11)	November 2026	9.94	11/26 – 11/26
Non-Offered Certificates
X-D	$52,523,000	(12)	NAP	1.3000%	Fixed IO(13)	NAP	NAP	NAP
D	$52,523,000		8.000%	3.1367%	WAC minus 1.3000%(14)	November 2026	9.94	11/26 – 11/26
E	$10,982,000		6.850%	4.4367%	WAC(11)	November 2026	9.94	11/26 – 11/26
F	$16,712,000		5.100%	4.4367%	WAC(11)	November 2026	9.94	11/26 – 11/26
G	$18,144,000		3.200%	4.4367%	WAC(11)	November 2026	9.94	11/26 – 11/26
H	$30,559,554		0.000%	4.4367%	WAC(11)	November 2026	9.94	11/26 – 11/26
V(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(16)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(6)	The pass-through rate for the Class A-S certificates will be a variable rate per annum (described in the table as “WAC minus 0.4690%”) equal to (i) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus (ii) 0.4690%. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates. The Class X-A certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The pass-through rates for the Class B, Class C, Class E, Class F, Class G and Class H certificates for any distribution date will, in each case, be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-D certificates will at all times be a fixed rate per annum equal to 1.3000%.

(14)	The pass-through rate for the Class D certificates will be a variable rate per annum (described in the table as “WAC minus 1.3000%”) equal to (i) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus (ii) 1.3000%. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(16)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	23
Risk Factors	61
The Certificates May Not Be a Suitable Investment for You	61
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	61
Risks Related to Market Conditions and Other External Factors	61
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	61
Other Events May Affect the Value and Liquidity of Your Investment	62
Risks Relating to the Mortgage Loans	62
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	62
Risks of Commercial and Multifamily Lending Generally	63
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	65
General	65
A Tenant Concentration May Result in Increased Losses	65
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	66
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	66
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	67
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	67
Early Lease Termination Options May Reduce Cash Flow	68
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	69
Retail Properties Have Special Risks	69
Office Properties Have Special Risks	72
Hotel Properties Have Special Risks	72
Risks Relating to Affiliation with a Franchise or Hotel Management Company	74
Multifamily Properties Have Special Risks	75
Residential Cooperative Properties Have Special Risks	77
Manufactured Housing Community Properties Have Special Risks	82
Mixed Use Properties Have Special Risks	83
Self Storage Properties Have Special Risks	83
Industrial Properties Have Special Risks	84
Condominium Ownership May Limit Use and Improvements	85
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	87
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	87
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	89
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	90
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	91

Risks Related to Zoning Non-Compliance and Use Restrictions	93
Risks Relating to Inspections of Properties	95
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	95
Insurance May Not Be Available or Adequate	95
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	96
Terrorism Insurance May Not Be Available for All Mortgaged Properties	97
Risks Associated with Blanket Insurance Policies or Self-Insurance	98
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	99
Limited Information Causes Uncertainty	99
Historical Information	99
Ongoing Information	99
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	100
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	101
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	101
Static Pool Data Would Not Be Indicative of the Performance of this Pool	102
Appraisals May Not Reflect Current or Future Market Value of Each Property	103
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	105
The Borrower’s Form of Entity May Cause Special Risks	105
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	108
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	109
Other Financings or Ability to Incur Other Indebtedness Entails Risk	110
Tenancies-in-Common May Hinder Recovery	112
Risks Relating to Enforceability of Cross-Collateralization	113
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	113
Risks Associated with One Action Rules	113
State Law Limitations on Assignments of Leases and Rents May Entail Risks	114
Various Other Laws Could Affect the Exercise of Lender’s Rights	114
Risks of Anticipated Repayment Date Loans	114
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	115
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	115
Risks Related to Ground Leases and Other Leasehold Interests	117
Leased Fee Properties Have Special Risks	118
Increases in Real Estate Taxes May Reduce Available Funds	119
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	119
Risks Related to Conflicts of Interest	119
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	119
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	122

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	123
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	126
Potential Conflicts of Interest of the Operating Advisor	129
Potential Conflicts of Interest of the Asset Representations Reviewer	130
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	131
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	134
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	135
Other Potential Conflicts of Interest May Affect Your Investment	136
Other Risks Relating to the Certificates	136
The Certificates Are Limited Obligations	136
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	137
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	137
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	140
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	143
General	143
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	144
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	146
Losses and Shortfalls May Change Your Anticipated Yield	146
Risk of Early Termination	147
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	147
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	147
You Have Limited Voting Rights	147
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	148
You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	151
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	151
Risks Relating to Modifications of the Mortgage Loans	153
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	154
Risks Relating to Interest on Advances and Special Servicing Compensation	155
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	155

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	156
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	157
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	157
Tax Considerations Relating to Foreclosure	157
REMIC Status	158
Material Federal Tax Considerations Regarding Original Issue Discount	158
Description of the Mortgage Pool	158
General	158
Certain Calculations and Definitions	160
Definitions	161
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	173
Mortgage Pool Characteristics	176
Overview	176
Property Types	178
Retail Properties	178
Office Properties	179
Hotel Properties	180
Multifamily Properties	181
Manufactured Housing Community Properties	182
Mixed Use Properties	182
Specialty Use Concentrations	183
Mortgage Loan Concentrations	185
Top Fifteen Mortgage Loans	185
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	186
Geographic Concentrations	187
Mortgaged Properties With Limited Prior Operating History	189
Tenancies-in-Common or Diversified Ownership	189
Condominium Interests	189
Residential Cooperatives	189
Fee & Leasehold Estates; Ground Leases	190
Environmental Considerations	190
Redevelopment, Renovation and Expansion	195
Assessment of Property Value and Condition	196
Litigation and Other Considerations	196
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	198
Tenant Issues	201
Tenant Concentrations	201
Lease Expirations and Terminations	202
Expirations	202
Terminations	203
Other	203
Purchase Options and Rights of First Refusal	204
Affiliated Leases	205
Insurance Considerations	206
Use Restrictions	207
Appraised Value	208
Non-Recourse Carveout Limitations	209
Real Estate and Other Tax Considerations	210

Delinquency Information	210
Certain Terms of the Mortgage Loans	210
Amortization of Principal	210
Due Dates; Mortgage Rates; Calculations of Interest	211
ARD Loans	212
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	212
Voluntary Prepayments	214
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	215
Defeasance	216
Releases; Partial Releases	217
Escrows	219
Mortgaged Property Accounts	220
Exceptions to Underwriting Guidelines	222
Additional Indebtedness	225
General	225
Whole Loans	226
Mezzanine Indebtedness	226
Other Secured Indebtedness	229
Other Unsecured Indebtedness	230
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives	230
The Whole Loans	233
General	233
The Serviced Whole Loans	236
The Walmart Shadow Anchored Portfolio Whole Loan	236
The Marriott Hilton Head Resort & Spa Whole Loan	241
The Aspen at Norman Student Housing Whole Loan	246
The Non-Serviced Whole Loans	251
The 9 West 57th Street Whole Loan	251
The Gurnee Mills Whole Loan	256
The 101 Hudson Street Whole Loan	261
The Servicing Shift Whole Loans	267
The Redwood MHC Portfolio Whole Loan	267
The Rio West Business Park Whole Loan	273
Additional Information	280
Transaction Parties	281
The Sponsors and Mortgage Loan Sellers	281
Ladder Capital Finance LLC	281
General	281
Ladder Capital Group’s Securitization Program	282
Ladder Capital Group’s Underwriting Guidelines and Processes	283
Review of LCF Mortgage Loans	290
Compliance with Rule 15Ga-1 under the Exchange Act	292
Retained Interests in This Securitization	292
Wells Fargo Bank, National Association	293
General	293
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	293
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	294
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	299
Compliance with Rule 15Ga-1 under the Exchange Act	301
Retained Interests in This Securitization	304

Rialto Mortgage Finance, LLC	304
General	304
Rialto Mortgage’s Securitization Program	305
Rialto Mortgage’s Underwriting Standards and Loan Analysis	305
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	310
Compliance with Rule 15Ga-1 under the Exchange Act	312
Retained Interests in This Securitization	312
National Cooperative Bank, N.A.	312
General	312
National Cooperative Bank, N.A.’s Securitization Program	313
National Cooperative Bank, N.A.’s Underwriting Standards and Processes	313
Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor	318
Compliance with Rule 15Ga-1 under the Exchange Act	320
Retained Interests in This Securitization	320
The Depositor	321
The Issuing Entity	321
The Trustee	322
The Certificate Administrator	323
The Master Servicers	325
Wells Fargo Bank, National Association	325
National Cooperative Bank, N.A.	330
The Special Servicers	334
CWCapital Asset Management LLC	334
National Cooperative Bank, N.A.	338
Affiliated Servicer	341
The Operating Advisor and Asset Representations Reviewer	345
Description of the Certificates	346
General	346
Distributions	348
Method, Timing and Amount	348
Available Funds	349
Priority of Distributions	351
Pass-Through Rates	354
Interest Distribution Amount	356
Principal Distribution Amount	357
Certain Calculations with Respect to Individual Mortgage Loans	359
Excess Interest	360
Application Priority of Mortgage Loan Collections or Whole Loan Collections	360
Allocation of Yield Maintenance Charges and Prepayment Premiums	363
Assumed Final Distribution Date; Rated Final Distribution Date	365
Prepayment Interest Shortfalls	366
Subordination; Allocation of Realized Losses	367
Reports to Certificateholders; Certain Available Information	370
Certificate Administrator Reports	370
Information Available Electronically	376
Voting Rights	381
Delivery, Form, Transfer and Denomination	382
Book-Entry Registration	382
Definitive Certificates	385
Certificateholder Communication	385
Access to Certificateholders’ Names and Addresses	385
Requests to Communicate	386

List of Certificateholders	386
Description of the Mortgage Loan Purchase Agreements	387
General	387
Dispute Resolution Provisions	397
Asset Review Obligations	397
Pooling and Servicing Agreement	397
General	397
Assignment of the Mortgage Loans	398
Servicing Standard	399
Subservicing	400
Advances	401
P&I Advances	401
Servicing Advances	402
Nonrecoverable Advances	403
Recovery of Advances	404
Accounts	406
Withdrawals from the Collection Accounts	408
Servicing and Other Compensation and Payment of Expenses	411
General	411
Master Servicing Compensation	417
Special Servicing Compensation	420
Disclosable Special Servicer Fees	425
Certificate Administrator and Trustee Compensation	425
Operating Advisor Compensation	426
Asset Representations Reviewer Compensation	427
CREFC® Intellectual Property Royalty License Fee	427
Appraisal Reduction Amounts	428
Maintenance of Insurance	435
Modifications, Waivers and Amendments	438
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	443
Inspections	444
Collection of Operating Information	445
Special Servicing Transfer Event	445
Asset Status Report	448
Realization Upon Mortgage Loans	451
Sale of Defaulted Loans and REO Properties	454
The Directing Certificateholder	457
General	457
Major Decisions	459
Asset Status Report	462
Replacement of a Special Servicer	462
Control Termination Event and Consultation Termination Event	462
Servicing Override	465
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	465
Limitation on Liability of Directing Certificateholder	466
The Operating Advisor	467
General	467
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	467
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	468
Recommendation of the Replacement of a Special Servicer	471

Eligibility of Operating Advisor	471
Other Obligations of Operating Advisor	471
Delegation of Operating Advisor’s Duties	472
Termination of the Operating Advisor With Cause	472
Rights Upon Operating Advisor Termination Event	474
Waiver of Operating Advisor Termination Event	474
Termination of the Operating Advisor Without Cause	474
Resignation of the Operating Advisor	475
Operating Advisor Compensation	475
The Asset Representations Reviewer	476
Asset Review	476
Asset Review Trigger	476
Asset Review Vote	477
Review Materials	478
Asset Review	479
Eligibility of Asset Representations Reviewer	481
Other Obligations of Asset Representations Reviewer	482
Delegation of Asset Representations Reviewer’s Duties	482
Asset Representations Reviewer Termination Events	482
Rights Upon Asset Representations Reviewer Termination Event	483
Termination of the Asset Representations Reviewer Without Cause	484
Resignation of Asset Representations Reviewer	484
Asset Representations Reviewer Compensation	485
Replacement of a Special Servicer Without Cause	485
Termination of a Master Servicer or Special Servicer for Cause	488
Servicer Termination Events	488
Rights Upon Servicer Termination Event	490
Waiver of Servicer Termination Event	492
Resignation of a Master Servicer or Special Servicer	492
Limitation on Liability; Indemnification	493
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	496
Dispute Resolution Provisions	497
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	497
Repurchase Request Delivered by a Party to the PSA	497
Resolution of a Repurchase Request	498
Mediation and Arbitration Provisions	500
Servicing of the Non-Serviced Mortgage Loans	502
Rating Agency Confirmations	511
Evidence as to Compliance	513
Limitation on Rights of Certificateholders to Institute a Proceeding	515
Termination; Retirement of Certificates	515
Amendment	517
Resignation and Removal of the Trustee and the Certificate Administrator	519
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	521
Certain Legal Aspects of Mortgage Loans	521
General	522
Types of Mortgage Instruments	522
Leases and Rents	523
Personalty	523
Foreclosure	524
General	524
Foreclosure Procedures Vary from State to State	524

Judicial Foreclosure	524
Equitable and Other Limitations on Enforceability of Certain Provisions	524
Nonjudicial Foreclosure/Power of Sale	525
Public Sale	525
Rights of Redemption	526
Anti-Deficiency Legislation	527
Leasehold Considerations	527
Cooperative Shares	528
Bankruptcy Laws	528
Environmental Considerations	535
General	535
Superlien Laws	535
CERCLA	535
Certain Other Federal and State Laws	536
Additional Considerations	536
Due-on-Sale and Due-on-Encumbrance Provisions	537
Subordinate Financing	537
Default Interest and Limitations on Prepayments	537
Applicability of Usury Laws	537
Americans with Disabilities Act	538
Servicemembers Civil Relief Act	538
Anti-Money Laundering, Economic Sanctions and Bribery	539
Potential Forfeiture of Assets	539
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	540
Pending Legal Proceedings Involving Transaction Parties	543
Use of Proceeds	543
Yield and Maturity Considerations	544
Yield Considerations	544
General	544
Rate and Timing of Principal Payments	544
Losses and Shortfalls	545
Certain Relevant Factors Affecting Loan Payments and Defaults	546
Delay in Payment of Distributions	547
Yield on the Certificates with Notional Amounts	547
Weighted Average Life	548
Pre-Tax Yield to Maturity Tables	553
Material Federal Income Tax Considerations	557
General	557
Qualification as a REMIC	558
Status of Offered Certificates	560
Taxation of Regular Interests	561
General	561
Original Issue Discount	561
Acquisition Premium	563
Market Discount	563
Premium	564
Election To Treat All Interest Under the Constant Yield Method	565
Treatment of Losses	565
Yield Maintenance Charges and Prepayment Premiums	566
Sale or Exchange of Regular Interests	566
Taxes That May Be Imposed on a REMIC	567
Prohibited Transactions	567

Contributions to a REMIC After the Startup Day	568
Net Income from Foreclosure Property	568
Bipartisan Budget Act of 2015	568
Taxation of Certain Foreign Investors	569
FATCA	570
Backup Withholding	570
Information Reporting	570
3.8% Medicare Tax on “Net Investment Income”	571
Reporting Requirements	571
Certain State and Local Tax Considerations	571
Method of Distribution (Underwriter)	572
Incorporation of Certain Information by Reference	574
Where You Can Find More Information	575
Financial Information	575
Certain ERISA Considerations	576
General	576
Plan Asset Regulations	576
Administrative Exemptions	577
Insurance Company General Accounts	579
Legal Investment	580
Legal Matters	581
Ratings	581
Index of Defined Terms	584

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 23 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 61 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 584 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE DEPOSITOR FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR A PUBLIC OFFERING IN KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE

DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2016-LC25.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2016-LC25, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

●	Ladder Capital Finance LLC, a Delaware limited liability company

●	Wells Fargo Bank, National Association, a national banking association

●	Rialto Mortgage Finance, LLC, a Delaware limited liability company

●	National Cooperative Bank, N.A., a national banking association

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Ladder Capital Finance LLC(1)	29	$415,757,395	43.5%
Wells Fargo Bank, National Association(2)	19	275,884,775	28.9
Rialto Mortgage Finance, LLC(3)	19	199,614,617	20.9
National Cooperative Bank, N.A.(4)	13	63,708,767	6.7
Total	80	$954,965,554	100%

(1)	The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as 9 West 57th Street, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and as to which Ladder Capital Finance LLC is the mortgage loan seller, was originated by JPMorgan Chase Bank, National Association and subsequently acquired by Ladder Capital Finance LLC. Such mortgage loan was re-underwritten in connection with the acquisition thereof in a manner consistent with Ladder Capital Finance LLC’s underwriting guidelines.

(2)	One (1) mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Gurnee Mills, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Column Financial, Inc. and Regions Bank. One (1) mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as 101 Hudson Street, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Barclays Bank PLC and Bank of America, N.A. Each such mortgage loan was underwritten pursuant to Wells Fargo Bank, National Association’s underwriting guidelines.

(3)	One (1) mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Marriott Hilton Head Resort & Spa, representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Rialto Mortgage Finance, LLC and Citigroup Global Markets Realty Corp.

(4)	Twelve (12) of the thirteen (13) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to sixty-seven (67) of the mortgage loans, representing 93.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to thirteen (13) of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing 6.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, each of the related servicing shift whole loans will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers

CWCapital Asset Management LLC, is expected to be the special servicer with respect to sixty-seven (67) of the mortgage loans, representing 93.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the special servicer under the pooling and servicing agreement with respect to thirteen (13) of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing 6.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

CWCapital Asset Management LLC and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loan) and any related companion loan other than with respect to the non-serviced mortgage loans or related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. CWCapital Asset Management LLC and National Cooperative Bank, N.A., in their respective capacities as special servicers, will be responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating and processing major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of CWCapital Asset Management LLC are located at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer; provided that if the resigning special servicer fails to appoint the related excluded special servicer within 30 days of the special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

CWCapital Asset Management LLC, is expected to be appointed to be a special servicer by World Class Capital Group, LLC, which, on the closing date, is expected to be appointed as the initial directing certificateholder. World Class Capital Group, LLC also consented to the appointment of National Cooperative Bank, N.A. as special servicer with respect to thirteen (13) mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift securitization date, each of the related servicing shift whole loans, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2016-LC25. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to the servicing shift mortgage loans will be the trustee under the pooling and servicing agreement. From and after the related servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class F, Class G and Class H certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class F certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is expected that on the closing date, World Class Capital Group, LLC or an affiliate will purchase a majority interest in the Class F, Class G and Class H certificates (and may purchase certain other classes of certificates), and that World Class Capital Group, LLC will be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan).

With respect to each of the servicing shift whole loans identified as “Redwood MHC Portfolio” and “Rio West Business Park” on Annex A-1, the holder of the Redwood MHC Portfolio companion loan identified as note A-1 and the holder of the Rio West Business Park companion loan identified as note A-1, respectively, will be the related controlling noteholder, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan under each respective intercreditor agreement. From and after the related servicing shift securitization date, the party entitled to exercise the rights of the holder of the controlling companion loan for each servicing shift whole loan is expected to be the “directing certificateholder” (or analogous term) under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting each of the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations
and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2016 (or, in the case of any mortgage loan that has its first due date in

January 2017, the date that would have been its due date in December 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about December 8, 2016.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2017.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Kansas, Pennsylvania, Maryland, North Carolina, New York, California or any of the jurisdictions in which the respective primary servicing offices of either master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final
Distribution Date; Rated
Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	September 2021
Class A-2	February 2022
Class A-3	October 2026
Class A-4	November 2026
Class A-SB	January 2026
Class A-S	November 2026
Class X-A	NAP
Class X-B	NAP
Class B	November 2026
Class C	November 2026

The rated final distribution date will be the distribution date in December 2059.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-LC25:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-SB

●	Class A-S

●	Class X-A

●	Class X-B

●	Class B

	●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E, Class F, Class G, Class H, Class V and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$43,663,000	4.572%	30.000%
Class A-2	$75,129,000	7.867%	30.000%
Class A-3	$235,000,000	24.608%	30.000%
Class A-4	$253,530,000	26.549%	30.000%
Class A-SB	$61,153,000	6.404%	30.000%
Class A-S	$71,623,000	7.500%	22.500%
Class X-A	$668,475,000	NAP	NAP
Class X-B	$157,570,000	NAP	NAP
Class B	$42,973,000	4.500%	18.000%
Class C	$42,974,000	4.500%	13.500%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	1.7950%
Class A-2	2.9830%
Class A-3	3.3740%
Class A-4	3.6400%
Class A-SB	3.4860%
Class A-S	3.9677%
Class X-A	1.0987%
Class X-B	0.2131%
Class B	4.4367%
Class C	4.4367%

	(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be, in each case, a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table. The pass-through rate for the Class A-S certificates will be a variable rate per annum equal to (i) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus (ii) 0.4690%. The pass-through rates for the Class B and Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	Each master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.08000%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to a per annum rate of 0.25000% for the related month. Neither special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00630%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan or servicing shift mortgage loan and any related companion loan) at a per annum rate equal to 0.00188%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00029%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Termination of a Master Servicer or Special Servicer For Cause—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
9 West 57th Street	0.00125% per annum	0.25000%
Gurnee Mills	0.00250% per annum	the greater of 0.25000% per annum and the per annum rate that would result in a special servicing fee of $5,000 for the related month
101 Hudson Street	0.00250% per annum

the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, for so long as the related Mortgage Loan is a Specially Serviced Loan during the occurrence and continuance of a consultation termination event, $5,000

(1)	Does not reflect the Redwood MHC Portfolio mortgage loan and the Rio West Business Park mortgage loan. In the case of each such mortgage loan, after the securitization of the related controlling pari passu companion loan, such mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the related servicing shift pooling and servicing agreement.

(2)	Included as part of the Servicing Fee Rate.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges, Prepayment Premiums

Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of Losses and Certain Expenses

The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class V and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.

(2)	The Class X-D certificates are non-offered certificates.

(3)	Other than the Class X-D, Class V and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

●	interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer are required to be allocated among the classes of certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances

Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by that master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be nonrecoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date (as applicable) in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If either master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by either master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	Each master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If either master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 80 fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 135 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $954,965,554.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 80 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(2)	Whole Loan LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
9 West 57th Street	$50,000,000	5.2%	$963,724,000	$186,276,000	29.8%	35.3%	3.64x	3.08x
Walmart Shadow Anchored Portfolio	$49,500,000	5.2%	$39,536,250	N/A	75.0%	75.0%	1.36x	1.36x
Marriott Hilton Head Resort & Spa	$42,859,454	4.5%	$54,820,232	N/A	59.7%	59.7%	1.47x	1.47x
Redwood MHC Portfolio	$38,400,000	4.0%	$57,600,000	N/A	71.8%	71.8%	1.38x	1.38x
Gurnee Mills	$24,930,491	2.6%	$249,304,906	N/A	65.8%	65.8%	1.60x	1.60x
Aspen at Norman Student Housing	$22,000,000	2.3%	$16,600,000	N/A	75.0%	75.0%	1.30x	1.30x
Rio West Business Park	$20,000,000	2.1%	$21,500,000	N/A	64.8%	64.8%	1.53x	1.53x
101 Hudson Street	$16,500,000	1.7%	$233,500,000	N/A	51.8%	51.8%	3.68x	3.68x

(1)	Any unsecuritized pari passu companion loan or subordinate companion loan may be further split.

(2)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loan.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loan.

Each of the Walmart Shadow Anchored Portfolio whole loan, the Marriott Hilton Head Resort & Spa whole loan and the Aspen at Norman Student Housing whole loan will be serviced by Wells Fargo Bank, National Association, as master servicer, and CWCapital Asset Management LLC, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

The Redwood MHC Portfolio whole loan and the Rio West Business Park whole loan (each, a “servicing shift whole loan” and each related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer”) and the special servicer (a “servicing shift special servicer”), designated in the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan” and the related companion loan(s) will be “serviced companion loan(s)”. On and after the applicable servicing shift securitization date, a servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loan(s) will be “non-serviced companion loan(s)”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
9 West 57th Street	JPMCC 2016-NINE	5.2%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association
Gurnee Mills	CSAIL 2016-C7	2.6%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
101 Hudson Street	MSC 2016-BNK2	1.7%	Wells Fargo Bank, National Association	C-III Asset Management LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Certificateholder
9 West 57th Street	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	N/A(3)
Gurnee Mills	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP
101 Hudson Street	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	C-III Investment Management, LLC

(1)	As of the closing date of the related securitization.

(2)	Does not reflect the Redwood MHC Portfolio mortgage loan or the Rio West Business Park mortgage loan. With respect to each such mortgage loan, after the securitization of the related controlling pari passu companion loan, such mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

(3)	The 9 West 57th Street whole loan does not have a directing certificateholder and no entity is entitled to exercise the related control and consultation rights generally attributed to a directing certificateholder with respect to the 9 West 57th Street mortgage loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing

Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$954,965,554
Number of mortgage loans	80
Number of mortgaged properties	135
Range of Cut-off Date Balances	$795,000 to $50,000,000
Average Cut-off Date Balance	$11,937,069
Range of Mortgage Rates	2.8595% to 5.727%
Weighted average Mortgage Rate	4.461%
Range of original terms to maturity(2)	60 months to 132 months
Weighted average original term to maturity(2)	116 months
Range of remaining terms to maturity(2)	57 months to 119 months
Weighted average remaining term to maturity(2)	114 months
Range of original amortization terms(3)	240 months to 480 months
Weighted average original amortization term(3)	352 months
Range of remaining amortization terms(3)	239 months to 479 months
Weighted average remaining amortization term(3)	352 months
Range of Cut-off Date LTV Ratios(4)(5)(7)	2.2% to 77.6%
Weighted average Cut-off Date LTV Ratio(4)(5)(7)	63.2%
Range of LTV Ratios as of the maturity date(2)(4)(5)(7)	2.2% to 75.0%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(7)	54.8%
Range of U/W NCF DSCRs(5)(6)(7)	1.20x to 41.44x
Weighted average U/W NCF DSCR(5)(6)(7)	2.16x
Range of U/W NOI Debt Yields(5)(7)	7.4% to 147.7%
Weighted average U/W NOI Debt Yield(5)(7)	12.6%
Percentage of Initial Pool Balance consisting of:
Interest-only, Amortizing Balloon	52.8%
Amortizing Balloon	35.9%
Interest-only, Balloon	9.9%
Interest-only, ARD	1.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to six (6) mortgage loans with an anticipated repayment date, secured by the mortgaged properties identified as BJ’s Rotterdam, Dollar General St. Charles, Dollar General Decatur-Sunnyside, Dollar General Philo, Dollar General San Antonio and Dollar

General Borger on Annex A-1 to this prospectus, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)	Excludes twelve (12) Mortgage Loans secured by Mortgaged Properties identified on Annex A-1 to this prospectus as 9 West 57th Street, 101 Hudson Street, 1200 Wilshire Boulevard, Gentry Apartments, Inc., BJ’s Rotterdam, Prince Tower Tenants Corp., Chelsea Lofts Corp., Dollar General St. Charles, Dollar General Decatur-Sunnyside, Dollar General Philo, Dollar General San Antonio, and Dollar General Borger mortgage loans, representing approximately 11.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	With respect to three (3) mortgaged properties identified on Annex A-1 to this prospectus as 19066 Magnolia Street, Holiday Inn Milwaukee River and Crown Garden Apartments, securing three (3) mortgage loans representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of eight (8) mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as 9 West 57th Street, Walmart Shadow Anchored Portfolio, Marriott Hilton Head Resort & Spa, Redwood MHC Portfolio, Gurnee Mills, Aspen at Norman Student Housing, Rio West Business Park and 101 Hudson Street, representing approximately 27.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as 9 West 57th Street, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loans are 35.3% and 3.08x, respectively.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(7)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property.

The loan-to-value ratio information for residential cooperative mortgage loans is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, three (3) of the mortgage loans representing in whole or in part approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs or a purchase of an REO property at a loss in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans with Limited Operating History	With respect to twelve (12) mortgage loans representing approximately 7.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loans are secured, in whole or in part, by mortgaged properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to three (3) mortgage loans representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the mortgage loan seller’s underwriting guidelines with respect to the funding of certain reserves in connection with the origination of the mortgage loan.

With respect to two (2) mortgage loans representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the mortgage loan seller’s underwriting guidelines with respect to the underwritten management fee.

With respect to three (3) mortgage loans representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the mortgage loan seller’s underwriting guidelines with respect to the satisfaction of certain underwriting metrics (e.g., the amount of cooperative maintenance payments in arrears, the number of cooperative with cooperative maintenance payments in arrears, etc.) in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to Certificateholders

On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicers’ websites initially located at www.wellsfargo.com/com (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and (iii) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or Substitutions of Mortgage Loans; Loss of Value Payment

Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). In addition, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP are to agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A, Class X-B and Class C certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower but do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur;

●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hotel Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

In addition, because anchor tenants and shadow anchors are often large national retailers, any bankruptcy, store closings or other economic decline impacting any such anchor or shadow anchor may affect multiple mortgaged properties in a pool of mortgage loans, and such impacts can be compounded by co-tenancy clauses and /or operating covenants related to such anchor or shadow anchor.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the applicable special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property. See representation and warranty no. 5 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

The value and successful operation of a residential cooperative property may be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks” in this prospectus.

A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related mortgage loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent-regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. For any residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., this value, based upon the most recent appraisal as of the cut-off date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1 to this prospectus. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable mortgaged property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1 to this prospectus. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In addition, for purposes of determining the debt service coverage ratio and debt yield for a residential cooperative mortgage loan and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the “underwritten net cash flow” for a residential cooperative property and the “underwritten net operating income” for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of “underwritten net cash flow,” further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a residential cooperative mortgage loan may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such residential cooperative mortgage loan had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC, (2) the Whole Loan Cut-off Date Balance is calculated assuming the Subordinate LOC loan amount is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Subordinate Secured Debt Original Balance is calculated assuming the Subordinate LOC is fully advanced on the date of closing of said Subordinate LOC, (4) the Subordinate Secured Debt Cut-off Date Balance indicates the balance of the Subordinate LOC as of November 1, 2016, (5) the Whole Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date U/W NOI Debt Yield and Whole Loan Cut-off Date U/W NCF Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (6) the Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of November 1, 2016 and giving effect to any applicable interest rate floor) and (C) that, in the case of each

Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 to this prospectus with respect to the residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust. In addition, with respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 to this prospectus with respect to mortgage loans (other than such residential cooperative mortgage loans) is not presented with respect to the residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (NAP). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. National Cooperative Bank, N.A. commonly acts as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the residential cooperative mortgage loans included in the trust. Each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares” in this prospectus.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 to this prospectus or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in this prospectus.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, certain of the residential cooperative properties are also subject to government rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” in this prospectus.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

In addition, certain of the manufactured housing community properties may be subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, hospitality, multifamily and manufactured housing community properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Texas, South Carolina, Florida and Connecticut. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result. See representation and warranty no. 27 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Additionally, the risks related to blanket insurance or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy or self-insurance, which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-is” values and values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the other than “as-is” value as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete renovations) unless otherwise specified. Any such other than “as-is” value may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” value and values other than “as-is”, we cannot assure you that those assumptions are or will be accurate or that any values other than “as-is” will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 to this prospectus is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 to this prospectus is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of “underwritten net cash flow,” further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraisal Value” of such property as described above, and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 to this prospectus; see representation and warranty no. 45 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1) and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A. generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans expected to be sold to the depositor by National Cooperative Bank, N.A. included in the trust) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

Furthermore, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or its anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness”, “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares” in this prospectus. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under residential cooperative mortgage loans expected to be sold to the depositor by National Cooperative Bank, N.A. See and “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers” in this prospectus.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the London Interbank Offered Rate (commonly referred to as “LIBOR”). Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on LIBOR. Accordingly, debt service for such additional secured indebtedness will generally increase as LIBOR rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse

(or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicers nor the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors and originators, one of the master servicers and the certificate administrator, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Ladder Capital Finance LLC is affiliated with the borrowers under the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as BJ’s Rotterdam, Dollar General St. Charles, Dollar General Decatur-Sunnyside, Dollar General Philo, Dollar General San Antonio and Dollar General Borger, collectively representing approximately 1.4% of the initial pool balance as of the cut-off date. Ladder Capital Finance LLC or an affiliate thereof originated each of those mortgage loans, and Ladder Capital Finance LLC is the mortgage loan seller with respect to those mortgage loans. Those mortgage loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related loan documents permit transfers of interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP; (ii) the related loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related loan documents do not require that a borrower-related property manager be terminated in connection with a mortgage loan default; and (v) the lender will accept insurance coverage (which, in some cases, may be self-insurance) provided by the tenant under its lease, which does not include insurance coverage against acts of terrorism. Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Aspen at Norman Student Housing, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and as to which Ladder Capital Finance LLC is the related mortgage loan seller and originator, an affiliate of Safanad Ltd., one of the borrower sponsors, owns, or previously owned, a less than 2.0% indirect interest in Ladder Capital Finance LLC.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the CSAIL 2016-C7 pooling and servicing agreement, which governs the servicing of the Gurnee Mills whole loan. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that was appointed as the initial directing certificateholder under the CSAIL 2016-C7 pooling and servicing agreement.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of each of the Redwood MHC Portfolio whole loan and the Rio West Business Park whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the applicable servicing shift securitization date. At that time, the servicing and administration of the applicable servicing shift whole loan will shift to the master servicer and special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the related servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of a servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement may have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

One of the Underwriter Entities, Wells Fargo Securities, LLC, together with its affiliates, is playing several roles in this transaction. Wells Fargo Securities, LLC, is an affiliate of the depositor and Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, the holder of the Rio West Business Park companion loan, a master servicer, the certificate administrator, the certificate registrar, the REMIC administrator and the custodian under this securitization. Wells Fargo Bank, National Association is also (1) the servicer, special servicer, certificate administrator and custodian under the JPMCC 2016-NINE trust and servicing agreement, which governs the servicing and administration of the 9 West 57th Street whole loan, (2) the master servicer, the certificate administrator and the custodian under the CSAIL 2016-C7 pooling and servicing agreement, which governs the servicing and administration of Gurnee Mills whole loan, and (3) the master servicer, certificate administrator and custodian under the MSC 2016-BNK2 pooling and servicing agreement, which governs the servicing and administration of 101 Hudson Street whole loan.

Wells Fargo Bank, National Association is the purchaser under separate repurchase agreements with each of Ladder Capital Finance LLC, Rialto Mortgage Finance, LLC and National Cooperative Bank, N.A., respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $139,275,453. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

In the case of the repurchase facility provided to Ladder Capital Finance LLC and/or its affiliate, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the applicable affiliate of Ladder Capital Finance LLC on a revolving basis. Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP guarantee certain obligations of such affiliate under that repurchase facility. As of November 29, 2016, five (5) of the mortgage loans that Ladder Capital Finance LLC intends to sell to the depositor in connection with this securitization transaction, with an aggregate principal balance as of the cut-off date of approximately $169,162,720, were subject to the repurchase facility with Wells Fargo Bank, National Association; however, such circumstances may change prior to the initial issuance of the certificates.

Deutsche Bank AG, Cayman Islands Branch, an affiliate of Deutsche Bank Securities Inc., one of the underwriters, also provides warehouse financing to an affiliate of Ladder Capital Finance LLC through a repurchase facility. In the case of that repurchase facility, Deutsche Bank AG, Cayman Islands Branch has agreed to purchase mortgage loans from the applicable affiliate of Ladder Capital Finance LLC on a revolving basis. Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP guarantee certain obligations of such affiliate under that repurchase facility. As of November 29, 2016, one (1) of the mortgage loans that Ladder Capital Finance LLC intends to sell to the depositor in connection with this securitization transaction, with a principal balance as of the cut-off date of approximately $14,937,164, was subject to the repurchase facility with Deutsche Bank AG, Cayman Islands Branch; however, such circumstances may change prior to the initial issuance of the certificates.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to some of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed in the preceding paragraphs, this securitization transaction will reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Ladder Capital Finance LLC, Rialto Mortgage Finance, LLC and National Cooperative Bank, N.A., respectively, to the depositor.

Wells Fargo Bank, National Association is (or, as of the closing date, is expected to be) the interim custodian of the loan files for some or all of the mortgage loans that Ladder Capital Finance LLC and Rialto Mortgage Finance, LLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC or such affiliates (subject, in some cases, to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Ladder Capital Finance LLC, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by Ladder Capital Finance LLC and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements), including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor.

Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the mortgage loans to be transferred to this securitization transaction by Wells Fargo Bank, National Association.

Wells Fargo Bank, National Association is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans and to purchase the primary servicing rights to certain of the mortgage loans.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, a sub-servicer, such special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness”, “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares” in this prospectus. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under residential cooperative mortgage loans expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it is a borrower party with respect to certain mortgage loans (each referred to herein as an “excluded special servicer loan”), such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer; provided that if the resigning special servicer fails to appoint the related excluded special servicer within 30 days of such special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2016-LC25 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

In addition, Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the CSAIL 2016-C7 pooling and servicing agreement, which governs the servicing of the Gurnee Mills whole loan. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that was appointed as the initial directing certificateholder under the CSAIL 2016-C7 pooling and servicing agreement.

Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also a master servicer, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association is also (1) the servicer, special servicer, certificate administrator and custodian under the JPMCC 2016- NINE trust and servicing agreement, which governs the servicing and administration of the 9 West 57th Street whole loan, (2) the master servicer, the certificate administrator and the custodian under the CSAIL 2016-C7 pooling and servicing agreement, which governs the servicing and administration of Gurnee Mills whole loan, and (3) the master servicer, certificate administrator and custodian under the MSC 2016-BNK2 pooling and servicing agreement, which governs the servicing and administration of 101 Hudson Street whole loan.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans and the servicing shift mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to mortgaged properties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that World Class Capital Group, LLC will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of the Redwood MHC Portfolio whole loan prior to the related servicing shift securitization date, (iii) the controlling noteholder of the Rio West Business Park whole loan prior to the related servicing shift securitization date or (iv) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan (other than the 9 West 57th Street whole loan), may direct the applicable special servicer or the special servicer under such pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan (other than the 9 West 57th Street whole loan), the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

Whole Loan(1)	Trust/Pooling and Servicing Agreement	Controlling Noteholder	Initial Directing Certificateholder
9 West 57th Street	JPMCC 2016-NINE	JPMCC 2016-NINE	N/A(2)
Gurnee Mills	CSAIL 2016-C7(3)	CSAIL 2016-C7	C-III Investment Management LLC(3)
101 Hudson Street	MSC 2016-BNK2(4)	MSC 2016-BNK2	RREF III Debt AIV, LP(4)

(1)	Does not include the Redwood MHC Portfolio whole loan or the Rio West Business Park whole loan, for each of which servicing will be transferred on the related servicing shift securitization date. The initial controlling noteholder of the Redwood MHC Portfolio whole loan and the Rio West Business Park whole loan will be Ladder Capital Finance LLC or an affiliate and Wells Fargo Bank, National Association, respectively, as the holders of the related controlling companion loans. With respect to each such whole loan, after the related servicing shift securitization date, the controlling noteholder of the subject servicing shift whole loan is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan was deposited.

(2)	The 9 West 57th Street whole loan does not have a directing certificateholder and no entity is entitled to exercise the related control and consultation rights generally attributed to a directing certificateholder with respect to the 9 West 57th Street mortgage loan.

The controlling noteholder or directing certificateholder indicated in the chart above has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling noteholder will have certain consent and/or consultation rights, and the issuing entity, as holder of the related servicing shift mortgage loan will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such controlling noteholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling noteholder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such a non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to such servicing shift whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the applicable servicing shift securitization date, each servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans other than any servicing shift whole loan, the applicable special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the applicable special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to residential cooperative mortgage loans. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of residential cooperative mortgage loans.

The directing certificateholder, each holder of a controlling companion loan or each directing certificateholder related to a securitization trust indicated in the chart above (or,

after a servicing shift securitization date, the securitization trust and directing certificateholder thereunder for the related controlling companion loan) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, holder of the controlling companion loan or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the applicable special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The applicable special servicer or the applicable master servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a serviced whole loan, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holders may recommend (on a strictly non-binding basis except with respect to the controlling companion loan holder of each servicing shift whole loan prior to the applicable servicing shift securitization date) that the applicable special servicer take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class F, Class G and Class H certificates, which are referred to in this prospectus collectively as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

World Class Capital Group, LLC, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to each servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 9 West 57th Street Whole Loan—Consultation and Control”, “—The Gurnee Mills Whole Loan—Consultation and Control” and “—The 101 Hudson Street Whole Loan—Consultation and Control”, “—The Servicing Shift Whole Loans—The Redwood MHC Portfolio Whole Loan—Consultation and Control” and “—The Rio West Business Park—Consultation and Control”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

On 30 September 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the European Union risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of Ministers of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European Parliament and Council of Ministers. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015 (with two one-year extensions granted with respect to those banking entity ownership interests or sponsorships in place prior to December 31, 2013, thereby extending the required conformance date for such preexisting arrangements until July 21, 2017). During any applicable conformance period, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	The promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which is required with respect to CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrower’s ability to refinance a mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected four of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or at the anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment

Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if either master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have limited consultation rights) and the right to replace each special servicer with or without cause (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan), except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to each of the Redwood MHC Portfolio mortgage loan and the Rio West Business Park mortgage loan, with respect to each of which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and its consultation rights with respect to each non-serviced and servicing shift mortgage loan and the right to replace each special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the related special servicer with or without cause (solely as to such servicing shift whole loan), regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent), if any, of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Likewise, with respect to a servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), if any, of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicers under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder (with respect to a servicing shift whole loan) and the directing certificateholder (or the equivalent), if any, under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)        may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)        may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of a servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)       does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of a servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)       may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of a servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)        will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of a servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan or servicing shift whole loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than each servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable special servicer or the applicable master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to the non-serviced mortgage loans, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, a servicing shift mortgage loan or any related REO Property. There will be no operating advisor under the JPMCC 2016-NINE trust and servicing agreement with respect to the 9 West 57th Street whole loan. Additionally, with respect to each servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate either the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), if any, and the certificateholders of the securitization trust related to the applicable other trust and servicing agreement or pooling and servicing agreement (or, if applicable, the holder of an unsecuritized controlling pari passu companion loan) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace such master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by such special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee the payment obligation of Ladder Capital Finance LLC in connection with any such repurchase by Ladder Capital Finance LLC. We cannot assure you that the sponsors, notwithstanding the existence of any payment guarantee, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and/or Series TRS of Ladder Capital Finance Holdings LLLP) to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the issuing entity will consist of a pool of eighty (80) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $954,965,554 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in December 2016

(or, in the case of any Mortgage Loan that has its first due date in January 2017, the date that would have been its due date in December 2016 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eight (8) of the Mortgage Loans, representing approximately 27.7% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loan are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Sponsor	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Ladder Capital Finance LLC(1)	29	79	$415,757,395	43.5%
Wells Fargo Bank, National Association(2)	19	19	275,884,775	28.9
Rialto Mortgage Finance, LLC(3)	19	24	199,614,617	20.9
National Cooperative Bank, N.A. (4)	13	13	63,708,767	6.7
Total	80	135	$954,965,554	100.0%

(1)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 9 West 57th Street, representing approximately 5.2% of the Initial Pool Balance, and as to which Ladder Capital Finance LLC is the mortgage loan seller, was originated by JPMorgan Chase Bank, National Association and subsequently acquired by Ladder Capital Finance LLC. The 9 West 57th Street Mortgage Loan was re-underwritten in connection with the acquisition thereof in a manner consistent with Ladder Capital Finance LLC’s underwriting guidelines.

(2)	One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Gurnee Mills, representing approximately 2.6% of the Initial Pool Balance, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Column Financial, Inc. and Regions Bank. One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 101 Hudson Street, representing approximately 1.7% of the Initial Pool Balance, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Barclays Bank PLC and Bank of America, N.A. Each such mortgage loan was underwritten pursuant to Wells Fargo Bank, National Association’s underwriting guidelines.

(3)	One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Hilton Head Resort & Spa, representing approximately 4.5% of the Initial Pool Balance, is part of a whole loan that was co-originated by Rialto Mortgage Finance, LLC and Citigroup Global Markets Realty Corp.

(4)	Twelve (12) of the thirteen (13) Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., representing 5.7% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily, manufactured housing community or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 8, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings (with respect to the Mortgage Loans secured by residential cooperative properties, the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below):

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans as shown in the table below, the values other than “as-is” Appraised Values).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
19066 Magnolia Street(1)	2.1%	64.5%	56.2%	$31,000,000	70.7%	61.6%	$28,300,000
Holiday Inn Milwaukee River(2)	1.4%	61.5%	46.0%	$22,300,000	65.3%	48.9%	$21,000,000
Crown Garden Apartments(3)	0.5%	64.1%	53.4%	$8,190,000	71.5%	59.6%	$7,340,000

(1)	Reflects an appraisal on an “as-stabilized” basis, subject to an anticipated stabilization date of January 1, 2018.

(2)	Reflects an appraisal on an “as-complete” basis, subject to an anticipated completion date of September 1, 2017.

(3)	Reflects an appraisal on an “as-stabilized” basis, subject to an anticipated stabilization date of September 1, 2017.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan(s) (except, in the case of a Mortgage Loan with a Subordinate Companion

Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a split loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date)with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s). In the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Loan-to-Value Ratios at Maturity or ARD were calculated without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1 to this prospectus); such vacancy assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date of the related appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Furthermore, Ladder Capital Finance LLC may apply a minimum vacancy that is less than 5% if rents at the subject Mortgaged Property are below market or if it otherwise determines that circumstances so warrant. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. However, Ladder Capital Finance LLC does not apply any such constraints on the underwritten average occupancy for a hospitality property but will take into account the unique circumstances of such property when determining the underwritten average occupancy.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing or as a residential cooperative, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, or (d) in the case of certain Mortgaged Properties operated as multifamily housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties that are sold to the Trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 to this prospectus differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties sold to the Trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1 to this prospectus. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1 to this prospectus. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives).

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for a residential cooperative property, in each case as set forth on Annex A-1 to this prospectus, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow, in each case as set forth on Annex A-1 to this prospectus, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC, (2) the Whole Loan Cut-off Date Balance is calculated assuming the Subordinate LOC loan amount is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Subordinate Secured Debt Original Balance is calculated assuming the Subordinate LOC is fully advanced on the date of closing of said Subordinate LOC, (4) the Subordinate Secured Debt Cut-off Date Balance indicates the balance of the Subordinate LOC as of November 1, 2016, (5) the Whole Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date U/W NOI Debt Yield and Whole Loan Cut-off Date U/W NCF Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (6) the Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of November 1, 2016 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 to this prospectus with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 to this prospectus for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$954,965,554
Number of Mortgage Loans	80
Number of Mortgaged Properties	135
Range of Cut-off Date Balances	$795,000 to $50,000,000
Average Cut-off Date Balance	$11,937,069
Range of Mortgage Rates	2.8595% to 5.727%
Weighted average Mortgage Rate	4.461%
Range of original terms to maturity(2)	60 months to 132 months
Weighted average original term to maturity(2)	116 months
Range of remaining terms to maturity(2)	57 months to 119 months
Weighted average remaining term to maturity(2)	114 months
Range of original amortization terms(3)	240 months to 480 months
Weighted average original amortization term(3)	352 months
Range of remaining amortization terms(3)	239 months to 479 months
Weighted average remaining amortization term(3)	352 months
Range of Cut-off Date LTV Ratios(4)(5)(7)	2.2% to 77.6%
Weighted average Cut-off Date LTV Ratio(4)(5)(7)	63.2%
Range of LTV Ratios as of the maturity date(2)(4)(5)(7)	2.2% to 75.0%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(7)	54.8%
Range of U/W NCF DSCRs(5)(6)(7)	1.20x to 41.44x
Weighted average U/W NCF DSCR(5)(6)(7)	2.16x
Range of U/W NOI Debt Yields(5)(7)	7.4% to 147.7%
Weighted average U/W NOI Debt Yield(5)(7)	12.6%
Percentage of Initial Pool Balance consisting of:
Interest-only, Amortizing Balloon	52.8%
Amortizing Balloon	35.9%
Interest-only, Balloon	9.9%
Interest-only, ARD	1.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to six (6) Mortgage Loans with an Anticipated Repayment Date, secured by the Mortgaged Properties identified as BJ’s Rotterdam, Dollar General St. Charles, Dollar General Decatur-Sunnyside, Dollar General Philo, Dollar General San Antonio and Dollar General Borger on Annex A-1 to this prospectus, representing approximately 1.4% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)	Excludes twelve (12) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 9 West 57th Street, 101 Hudson Street, 1200 Wilshire Boulevard, Gentry Apartments, Inc., BJ’s Rotterdam, Prince Tower Tenants Corp., Chelsea Lofts Corp., Dollar General St. Charles, Dollar General Decatur-Sunnyside, Dollar General Philo, Dollar General San Antonio, and Dollar General Borger, representing approximately 11.3% of the Initial Pool Balance by allocated loan amount, that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	With respect to three (3) Mortgaged Properties identified on Annex A-1 to this prospectus as 19066 Magnolia Street, Holiday Inn Milwaukee River and Crown Garden Apartments, securing three (3) Mortgage Loans representing approximately 4.1% of the Initial Pool Balance, the loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The remaining Mortgage Loans were calculated using “as-is” values as described under “—Certain Calculations and Definitions” above. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “—Appraised Value” in this prospectus.

(5)	In the case of eight (8) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 9 West 57th Street, Walmart Shadow Anchored Portfolio, Marriott Hilton Head Resort & Spa, Redwood MHC Portfolio, Gurnee Mills, Aspen at Norman Student Housing, Rio West Business Park and 101 Hudson Street, representing approximately 27.7% of the Initial Pool Balance, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 9 West 57th Street, representing approximately 5.2% of the Initial Pool Balance, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated to include the related subordinate companion loan are 35.3% and 3.08x, respectively.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(7)	For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

The issuing entity will include eight (8) Mortgage Loans, representing approximately 19.9% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	62	$305,107,579	31.9%
Anchored	12	149,700,794	15.7
Shadow Anchored	36	63,165,245	6.6
Unanchored	4	40,847,363	4.3
Single Tenant	9	26,463,687	2.8
Super Regional Mall	1	24,930,491	2.6
Office	12	230,088,630	24.1
Suburban	7	128,244,481	13.4
CBD	3	81,000,000	8.5
Medical	2	20,844,149	2.2
Hospitality	10	138,332,969	14.5
Limited Service	7	69,289,919	7.3
Full Service	2	56,564,703	5.9
Select Service	1	12,478,348	1.3
Multifamily	18	130,458,767	13.7
Cooperative	13	63,708,767	6.7
Garden	4	44,750,000	4.7
Student Housing	1	22,000,000	2.3
Manufactured Housing Community	26	70,808,226	7.4
Manufactured Housing Community	23	61,456,026	6.4
Recreational Vehicle Community	3	9,352,200	1.0
Mixed Use	3	43,989,818	4.6
Office/Retail	3	43,989,818	4.6
Self Storage	3	21,305,000	2.2
Self Storage	3	21,305,000	2.2
Industrial	1	14,874,566	1.6
Flex	1	14,874,566	1.6
Total:	135	$954,965,554	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties set forth in the above chart, we note the following:

●	With respect to one (1) Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Walmart Shadow Anchored Portfolio, representing approximately 5.2% of the Initial Pool Balance, the portfolio is comprised of 34 retail properties that are shadow anchored by Walmart Supercenters. Approximately 86 tenants, accounting for 51.6% of the portfolio’s net rentable square footage and 42.7% of the portfolio’s total rent, have co-tenancy clauses that are tied to their closest respective Walmart store. Moreover, other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool may have Wal-Mart Stores, Inc. (“Walmart”) as a tenant or a shadow anchor. In January 2016, Walmart announced that it would close 269 stores worldwide, including 154 locations in the United States. We cannot assure you that Walmart will remain open for business or that the closing of any Walmart store will not impact the Walmart Shadow Anchored Portfolio Mortgaged Properties or other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

●	With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified as Gurnee Mills on Annex A-1, representing approximately 2.6% of the Initial Pool Balance, Macy’s (the third largest tenant and comprising 7.7% of the NRA) announced plans to close 100 department stores nationwide in August 2016. The list of locations has not been disclosed. While Macy’s opened its store at the mortgaged property in July 2013, reportedly invested over $20 million in construction and tenant improvements, and is required by its lease to operate its store through July 2023, we cannot assure you that the store at the mortgaged property will not be designated for closure. Based on current occupancy, there are no live or imminent co-tenancy provisions that would be triggered solely by the closure of Macy’s. The average occupancy rate at the mortgaged property between 2013 through 2015 was 95.4% and, as of the 2015 year-end the occupancy rate was 95.1%.

●	With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified as Gurnee Mills on Annex A-1, representing approximately 2.6% of the Initial Pool Balance, the third largest tenant, Macy’s, and the fourth largest tenant, Kohl’s, are leased fee parcels. See “Risk Factors—Risks Related to the Mortgage Loans—Lease Fee Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

With respect to the office properties set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 1200 Wilshire Boulevard, representing approximately 1.5% of the Initial Pool Balance, the mortgage property is in compliance with current zoning ordinance requirements stipulating a maximum number of parking spaces (168 spaces permitted v. 164 spaces existing on-site), but required parking under tenant leases exceeds the maximum spaces permitted on-site. Currently, additional parking is obtained by sponsor-owned surface lots and valet service. The loan documents include a borrower covenant to use best efforts to assure that, as leases rollover, on-site parking is provided on a non-exclusive basis or tenant parking is otherwise satisfied by off-site spaces or valet. The loan documents provide for personal liability to the borrower and guarantor for losses resulting from leases that do not comply with this covenant.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hospitality properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

●	With respect to ten (10) Mortgaged Properties identified on Annex A-1 as Marriott Hilton Head Resort & Spa, Fairfield Inn & Suites Brooklyn, Holiday Inn Milwaukee River, Courtyard LBJ Dallas, Hampton Inn Hartsville, Holiday Inn Webster, Springhill Suites Waco, Fairfield Inn & Suites Aiken, Best Western Market Center Dallas and Holiday Inn Express – Richmond Hill, securing approximately 14.5% of the Initial Pool Balance by allocated loan amount in the aggregate, such Mortgaged Properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Hilton Head Resort & Spa, representing approximately 4.5% of the Initial Pool Balance, the related Mortgaged Property experienced a shortfall of approximately $3.3 million for the trailing twelve-month period due to seasonality during the months of October through February. A seasonality reserve of $3.63 million, equal to 110% of the shortfall, was established at origination of such Mortgage Loan. If drawn upon, the seasonality reserve is required to be replenished during the months of April through August. In addition, the Mortgaged Property derives approximately 27.2% of its underwritten revenue from food and beverage sources.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fairfield Inn & Suites Brooklyn, representing approximately 3.0% of the Initial Pool Balance, an 82-room unflagged hotel property, Gowanus Inn & Yard, is under construction and is expected to open in 2016. The related appraisal concluded that the property will be directly competitive with the related Mortgaged Property. In addition, according to its April 2016 quality assurance evaluation, the Mortgaged Property currently has a “Yellow” status rating. Failure to improve such rating could result in a termination of the related franchise agreement.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Milwaukee River, representing approximately 1.4% of the Initial Pool Balance, the related Mortgaged Property derives approximately 20.7% of its revenue from food sales and entertainment.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express - Richmond Hill, securing a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, an 80-room Fairfield Inn & Suites is under construction and is expected to open in April 2017, which the appraiser concluded would be directly competitive with the Mortgaged Property.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Marriott Hilton Head Resort & Spa	$ 42,859,454	4.5%	3/24/2026	10/6/2026
Fairfield Inn & Suites Brooklyn	$ 28,429,236	3.0%	7/11/2031	10/6/2026
Holiday Inn Milwaukee River	$ 13,705,249	1.4%	11/30/2029	10/6/2026
Courtyard LBJ Dallas	$ 12,478,348	1.3%	3/22/2033	11/6/2026
Hampton Inn Hartsville	$ 8,489,993	0.9%	10/31/2034	11/6/2026
Holiday Inn Webster	$ 8,339,967	0.9%	10/20/2031	11/6/2026
Springhill Suites Waco	$ 7,830,045	0.8%	12/6/2031	11/11/2026
Fairfield Inn & Suites Aiken	$ 5,721,646	0.6%	9/2/2023	9/6/2026
Best Western Market Center Dallas	$ 5,241,495	0.5%	11/30/2017(1)	11/6/2026
Holiday Inn Express – Richmond Hill	$ 5,237,536	0.5%	11/27/2022	10/6/2026

(1)	The related membership agreement renews annually as long as the owner pays its annual dues in full by September 15th of each year for an additional one-year term ending November 30th of the following year. If the annual dues for an additional one-year renewal term are not paid in full in a timely manner, the borrower will be required to obtain the approval of the majority of the board of directors of Best Western International, Inc. in order to continue operating the Mortgaged Property under the flag. However, Best Western International, Inc. is permitted to terminate the membership agreement at any time for cause.

See “Risk Factors—Risks Relating to the Mortgage Loans— Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily and similar mixed use properties set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Aspen at Norman Student Housing, representing approximately 2.3% of the Initial Pool Balance, the related Mortgaged Property is 20% or more occupied by student tenants.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as King’s Quarters at Jack Britt, representing approximately 2.0% of the Initial Pool Balance, approximately 26.6% of the current tenants at the related Mortgaged Property are active military personnel as of August 2016, and over the last year, the monthly military concentration at the related Mortgaged Property has averaged 27.8%. Such tenants at the Mortgaged Property are subject to leases that include a service members addendum that allows a tenant to terminate his or her lease at any time with 30 days’ notice and proof of deployment or permanent relocation out-of-state.

●	In addition, certain of the residential cooperative properties are subject to government rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Risk Factors-Risks Relating to the Mortgage Loans-Residential Cooperative Properties Have Special Risks” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Manufactured Housing Community Properties

With respect to the Mortgaged Properties securing the Mortgage Loan identified on Annex A-1 to this prospectus as Skillman MHC Portfolio, representing approximately 1.5% of the Initial Pool Balance, there are 104 homes owned by a borrower-affiliate across the Skillman MHC Portfolio, which are not collateral for the Mortgage Loan. Forty-seven (47) of those homes are currently occupied by tenants with rent-to-own contracts, and seven (7) are occupied by employees affiliated with the sponsor’s management company. The remaining fifty (50) homes are vacant, ready-to-use and marketed for sale. The tenants sign a lease for the pad and a separate financing agreement with the borrower-affiliate.

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

With respect to the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has one or more retail and office, components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Restaurant(1)	30	19.8%
Gym, fitness center or a health club(2)	12	7.7%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(3)	12	9.5%
Bank branch(4)	6	4.8%
Entertainment facility(5)	2	1.5%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Walmart Shadow Anchored Portfolio – Alice Shopping Center, Walmart Shadow Anchored Portfolio - Radcliff Shopping Center, Walmart Shadow Anchored Portfolio - Pineville Shopping Center, Walmart Shadow Anchored Portfolio - Belton Shopping Center, Walmart Shadow Anchored Portfolio – Douglas Shopping Center, Walmart Shadow Anchored Portfolio - Boaz Shopping Center, Walmart Shadow Anchored Portfolio - Zachary Shopping Center, Walmart Shadow Anchored Portfolio – Minden Shopping Center, Walmart Shadow Anchored Portfolio - Pulaski Shopping Center, Walmart Shadow Anchored Portfolio - Tyler Shopping Center, Walmart Shadow Anchored Portfolio - Alexandria Shopping Center, Walmart Shadow Anchored Portfolio – St. John’s Shopping Center, Walmart Shadow Anchored Portfolio - Newcastle Shopping Center, Walmart Shadow Anchored Portfolio – Wauseon Shopping Center, Walmart Shadow Anchored Portfolio - Perry Shopping Center, The Shops at Somerset Square, North Bay Center, 19066 Magnolia Street, Poplar Square Shopping Center, The Crossings of Decatur, Whispering Woods Plaza, The Centre at La Quinta I, II & III, Mankato Place & Brett’s Building, Northland Mall, Marketplace at 18th, Short Pump Village, Spanish Crossroads, Baldridge Commons, Paulding Exchange and Northshore Plaza. Excludes any hotel properties that may have a restaurant on-site.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Walmart Shadow Anchored Portfolio – Mustang Shopping Center, Walmart Shadow Anchored Portfolio - Yukon Shopping Center, Walmart Shadow Anchored Portfolio - Plainview Shopping Center, Walmart Shadow Anchored Portfolio - West Burlington Shopping Center, Walmart Shadow Anchored Portfolio - Oskaloosa Shopping Center, Walmart Shadow Anchored Portfolio - St. John’s Shopping Center, Walmart Shadow Anchored Portfolio - Newcastle Shopping Center, North Bay Center, Whispering Woods Plaza, Mid Valley Plaza, Sunrise Lake Village Phase II and 381-383 Broadway.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Walmart Shadow Anchored Portfolio - Alice Shopping Center, Walmart Shadow Anchored Portfolio – Mustang Shopping Center, Walmart Shadow Anchored Portfolio – Plainview Shopping Center, Walmart Shadow Anchored Portfolio - Bad Axe Shopping Center, Walmart Shadow Anchored Portfolio – Shelbyville Shopping Center, Walmart Shadow Anchored Portfolio - Wauseon Shopping Center, North Bay Center, 19066 Magnolia Street, Jacksonville Medical Plaza, 2821 & 2851 S Parker Road, The Pointe and Northshore Plaza.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Walmart Shadow Anchored Portfolio - Pineville Shopping Center, Walmart Shadow Anchored Portfolio – Yukon Shopping Center, Walmart Shadow Anchored Portfolio - Oskaloosa Shopping Center, 101 Hudson Street, 1200 Wilshire Boulevard and Mid Valley Plaza.

(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Mankato Place & Brett’s Building and Sunrise Lake Village Phase II.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the Mortgaged Property identified on Annex A-1 to this prospectus as Moreno Valley Plaza, securing approximately 3.3% of the Initial Pool Balance, includes a tenant that operates its space as a dry cleaner with on-site processing.

Additionally, the Mortgaged Property identified on Annex A-1 to this prospectus as Whispering Woods Plaza and BJ’s Rotterdam, securing approximately 2.2% of the Initial Pool Balance, such Mortgaged Property includes one or more tenants that operate its space, in whole or in part, as an on-site gas station (either for the tenant’s use or for sale to customers) and/or an automobile repair and servicing company. See “—Retail Properties” above.

With respect to the residential cooperative properties included in the Trust, information regarding the 5 largest tenants has not been reflected on Annex A-1 to this prospectus or in the preceding chart. Notwithstanding the exclusion of the residential cooperative properties from the statistics presented in the preceding chart and bullets, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
9 West 57th Street	$50,000,000	5.2%	$603	3.64x	29.8%	Office
Walmart Shadow Anchored Portfolio	$49,500,000	5.2%	$101	1.36x	75.0%	Retail
Marriott Hilton Head Resort & Spa	$42,859,454	4.5%	$190,409	1.47x	59.7%	Hospitality
Redwood MHC Portfolio	$38,400,000	4.0%	$23,958	1.38x	71.8%	Manufactured Housing Community
Centrepark East	$36,000,000	3.8%	$118	1.37x	72.7%	Office
Moreno Valley Plaza	$31,500,000	3.3%	$92	1.31x	75.0%	Retail
The Shops at Somerset Square	$30,250,000	3.2%	$265	1.39x	72.0%	Retail
Causeway Plaza I, II & III	$30,000,000	3.1%	$89	1.52x	72.9%	Office
Fairfield Inn & Suites Brooklyn	$28,429,236	3.0%	$213,754	2.08x	60.6%	Hospitality
Gurnee Mills	$24,930,491	2.6%	$163	1.60x	65.8%	Retail
Aspen at Norman Student Housing	$22,000,000	2.3%	$56,433	1.30x	75.0%	Multifamily
North Bay Center	$22,000,000	2.3%	$237	1.39x	71.9%	Retail
Rio West Business Park	$20,000,000	2.1%	$140	1.53x	64.8%	Office
19066 Magnolia Street	$20,000,000	2.1%	$389	1.33x	64.5%	Mixed Use
King’s Quarters at Jack Britt	$19,400,000	2.0%	$76,984	1.50x	74.3%	Multifamily
Top 3 Total/Weighted Average	$142,359,454	14.9%		2.19x	54.5%
Top 5 Total/Weighted Average	$216,759,454	22.7%		1.91x	60.6%
Top 15 Total/Weighted Average	$465,269,181	48.7%		1.69x	65.5%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 11.1% of the Initial Pool Balance, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Walmart Shadow Anchored Portfolio	Multiproperty	$49,500,000	5.2%
Redwood MHC Portfolio	Multiproperty	38,400,000	4.0
Skillman MHC Portfolio	Multiproperty	14,483,275	1.5
Cohen MHC Portfolio	Multiproperty	4,044,951	0.4
Total		$106,428,226	11.1%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Redwood MHC Portfolio – Town & Country Estates, Redwood MHC Portfolio – Algoma, Redwood MHC Portfolio – Suburban Estates, Redwood MHC Portfolio – Cedar Grove, Redwood MHC Portfolio – Highland Bluff and Westpark Office Park, representing approximately 2.0% of the Initial Pool Balance by allocated loan amount, the related Mortgaged Property is comprised of two separate parcels, which are non-contiguous and/or each of which is owned by a separate borrower.

Seven (7) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 18.5% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 5.5% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Redwood MHC Portfolio	18	$38,400,000	4.0%
Colonial Rivermead	1	13,880,000	1.5
Total for Group 1:	19	$52,280,000	5.5%
Group 2:
North Bay Center	1	$22,000,000	2.3%
Poplar Square Shopping Center	1	14,400,000	1.5
Mid Valley Plaza	1	9,400,000	1.0
Total for Group 2:	3	$45,800,000	4.8%
Group 3:
Mount Vernon Self Storage	1	$14,310,000	1.5%
Parham Road Self Storage	1	4,600,000	0.5
Duke Self Storage	1	2,395,000	0.3
Total for Group 3:	3	$21,305,000	2.2%
Group 4:
Hampshire Highlands	1	$10,400,000	1.1%
Carrington Ridge	1	9,700,000	1.0
Total for Group 4:	2	$20,100,000	2.1%
Group 5:
Grand Plaza - TX	1	$9,795,000	1.0%
Spanish Crossroads	1	4,875,000	0.5
Total for Group 5:	2	$14,670,000	1.5%
Group 6:
BJ’s Rotterdam	1	$9,035,000	0.9%
Dollar General St. Charles	1	975,000	0.1
Dollar General Decatur-Sunnyside	1	960,000	0.1
Dollar General Philo	1	937,500	0.1
Dollar General San Antonio	1	900,000	0.1
Dollar General Borger	1	795,000	0.1
Total for Group 6:	6	$13,602,500	1.4%
Group 7:
Walgreens Crawfordsville	1	$4,714,715	0.5%
Walgreens Lakeville	1	3,882,044	0.4
Total for Group 7:	2	$8,596,759	0.9%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	19	$170,155,119	17.8%
California	5	$ 99,146,859	10.4%
Texas	17	$ 84,216,923	8.8%
South Carolina	4	$ 64,513,280	6.8%
Florida	6	$ 62,113,121	6.5%
Connecticut	6	$ 49,717,600	5.2%
Other States	78	$425,102,652	44.5%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 22 other states, with no more than 4.2% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Eight (8) Mortgaged Properties identified on Annex A-1 to this prospectus as Moreno Valley Plaza, North Bay Center, 19066 Magnolia Street, 1200 Wilshire Boulevard, Poplar Square Shopping Center, The Centre at La Quinta I, II & III, Mid Valley Plaza and Marketplace at 18th, representing approximately 13.6% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%.

●	Thirty-four (34) Mortgaged Properties identified as 9 West 57th Street, Walmart Shadow Anchored Portfolio - Liberty Shopping Center, Walmart Shadow Anchored Portfolio - Perry Shopping Center, Marriott Hilton Head Resort & Spa, Redwood MHC Portfolio – Camp Inn, Redwood MHC Portfolio – St. Clements Crossing, Redwood MHC Portfolio – Suburban Estates, Redwood MHC Portfolio – Evergreen Springs, Redwood MHC Portfolio – Avalon, Redwood MHC Portfolio – Lexington, Redwood MHC Portfolio – Green Acres, Redwood MHC Portfolio – Cedar Grove, Redwood MHC Portfolio – Highland Bluff, Redwood MHC Portfolio – Winter Paradise, Centrepark East, Fairfield Inn & Suites Brooklyn, 101 Hudson Street, Jacksonville Medical Plaza, 381-383 Broadway, Arlington Owners, Inc., Gentry Apartments, Inc., Holiday Inn Webster, Morton-Barrow Owners Corp., High Meadow Cooperative No. 1, Inc., 50 Plaza Tenants Corp., Holiday Inn Express - Richmond Hill, Highlander Hall Owners, Inc., Harway Terrace, Inc., Michele Towers Inc., Prince Tower Tenants Corp., 310 East 49th Owners Corp., 109 Tenants Corp., 34-36 North Tenants Corp. and Chelsea Lofts Corp. on Annex A-1 to this prospectus, securing Mortgage Loans representing approximately 32.0% of the Initial Pool Balance by allocated loan amount, are within 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean, which are more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble in Annex D-1 to this prospectus).

Mortgaged Properties With Limited Prior Operating History

Twelve (12) of the Mortgage Loans representing approximately 7.9% of the Initial Pool Balance, are secured, in whole or in part, by Mortgaged Properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property. See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

One (1) Mortgaged Property identified on Annex A-1 to this prospectus as King’s Quarters at Jack Britt, representing 2.0% of the Initial Pool Balance, has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to four (4) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Poplar Square Shopping Center, The Crossings of Decatur, Grand Plaza – TX and Spanish Crossroads, representing approximately 4.5% of the Initial Pool Balance, the borrower structure has over twenty (20) equity owners. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Condominium Interests

Two (2) of the Mortgage Loans secured by Mortgaged Properties identified on Annex A-1 as Morton-Barrow Owners Corp. and Walgreens – Macomb, MI, representing approximately 0.8% and 0.4%, respectively, of the Initial Pool Balance, are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Residential Cooperatives

Thirteen (13) of the Mortgage Loans, collectively representing approximately 6.7% of the Initial Pool Balance, are secured by Mortgaged Properties structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	130	$882,697,461	92.4%
Fee/Leasehold	3	69,646,078	7.3
Leasehold	2	2,622,015	0.3
Total	135	$954,965,554	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 9 months prior to the Cut-off Date (other than with respect to the Mortgaged Properties identified on Annex A-1 as Aspen at Norman Student Housing, Lapeer Pointe Plaza and BJ’s Rotterdam, securing Mortgage Loans collectively representing approximately 4.4% of the Initial Pool Balance, in which cases such environmental reports were prepared approximately 14 months, 18 months and 22 months prior to the Cut-off Date, respectively). See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Redwood MHC Portfolio, representing approximately 4.0% of the Initial Pool Balance, according to the related Phase I environmental assessments dated between August 12, 2016 and August 19, 2016, certain recognized environmental conditions, historical recognized environmental conditions and/or other notable issues were identified at eight (8) of the related Mortgaged Properties. For example, at one such related Mortgaged Property (the Evergreen Springs Mortgaged Property), a 30- to 40-gallon oil spill was still an open incident with the Connecticut Department of Energy and Environmental Protection, requiring sampling to determine subsurface impact (and as to which the related borrower has 180 days from origination of the Mortgage Loan to obtain regulatory closure (subject to force majeure, provided the related borrower is diligently proceeding to obtain closure)). At another related Mortgaged Property, a radon test revealed results above the Environmental Protection Agency action limit, and additional testing was recommended (and, in connection therewith, an upfront radon reserve of $4,500 was established). Another related Mortgaged Property is located within a contaminated groundwater plume identified in 1983 that has not been fully remediated; however, the environmental assessment reported that there did not appear to be an immediate health risk to occupants and did not anticipate a vapor migration concern. In addition, a $37,500 environmental remediation reserve was established, of which $25,000 is to achieve closure and removal of the open spill listing for the Evergreen Springs Mortgaged Property and $12,500 is to properly abandon two groundwater monitoring wells at the Twenty Nine Pines Mortgaged Property.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Moreno Valley Plaza, representing approximately 3.3% of the Initial Pool Balance, according to the related Phase I environmental assessment, a solvent dry cleaning facility has been operating at such Mortgaged Property since 1987 and the facility reported a tetrachloroethylene release to the soil in 1997. A case closure letter was issued by the California Regional Water Quality Control Board, but the on-site dry cleaning operation was considered a recognized environmental condition and a Phase II environmental assessment was recommended. In lieu of the subsurface investigation, the borrower obtained for the benefit of the lender an Environmental Collateral Protection and Liability Insurance policy from Steadfast Insurance Company, with a $1,000,000 limit per claim and in the aggregate, a $50,000 self-insured retention and a 10-year term with a 3-year tail.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Fairfield Inn & Suites Brooklyn, representing approximately 3.0% of the Initial Pool Balance, evidence of a recognized environmental condition was found at such Mortgaged Property due to two open adjacent gas station leaking underground storage tank (“LUST”) sites and gasoline-related contamination. However, the related environmental consultant concluded that no further investigation or action was required because: (i) the gasoline-related contamination (found in 2006) was determined to be attributable to an off-site source; (ii) with respect to one of the open LUST sites, a responsible party has been identified and is addressing the contamination under the oversight of the New York State Department of Environmental Conservation (“NYSDEC”); (iii) the groundwater contamination associated with the second open LUST is not anticipated to impact the Mortgaged Property based on the direction of groundwater flow, a responsible party has been identified for the second LUST site and the NYSDEC is pursuing an enforcement action against that party to address the contamination; (iv) the NYSDEC does not consider the Mortgaged Property to be a source of contamination; and (v) the Mortgaged Property is serviced by public water and sewer.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 19066 Magnolia Street, representing approximately 2.1% of the Initial Pool Balance, the Phase I environmental site assessment obtained at loan origination identified controlled recognized environmental condition (CREC) related to a prior on-site dry cleaning use that had resulted in soil, soil vapor and groundwater contamination. Following subsurface investigations from 2008 to 2010, remedial activities were performed under the auspices of the Orange County (CA) Health Care Agency that included soil-vapor extraction, post-remedial groundwater monitoring and human health risk assessment. In 2012, the OCHCA performed a human health assessment and determined no risk above residential standards, except for PCE, TCE and vinyl chloride in the area of specified monitoring well. A conditional “no further action” letter was issued on November 29, 2012 that provides for re-evaluation of human health risks if a commercial structure is constructed in the area of the affected monitoring well of if a change in land use for residential or sensitive receptors were to occur at the site.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 101 Hudson Street, representing approximately 1.7% of the Initial Pool Balance, the Phase I environmental site assessment obtained at loan origination identified a recognized environmental condition associated with two underground storage tanks containing fuel oil that were installed about 1991. The environmental consultant estimated that remediation costs, if necessary, would range from $750,000 to $1 million. The Phase I ESA recommended a Phase II subsurface assessment. The lender waived a Phase II based on the guarantor’s stated net worth and a borrower-owned Storage Tank Third Party Liability, Corrective Action and Clean-Up Costs Policy issued by AIG Specialty Insurance Company (a member company of American International Group Inc.) in the amount of $1 million, with a one year term (with an optional extended reporting period of an additional year for the same annual premium) and having a $50,000 deductible. The policy covers multiple other locations and eight other storage tanks at affiliate-owned properties. The policy premium for the one year term was pre-paid at closing. American International Group Inc. has an S&P rating of “A-”.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 2821 & 2851 S Parker Road, representing approximately 1.7% of the Initial Pool Balance, groundwater beneath the Mortgaged Property is contaminated with tetrachloroethene (“PCE”) from an unidentified off-site source, but likely one or more of the several current or former drycleaners located within the vicinity of the Mortgaged Property. According to the Colorado Department of Public Health and Environment (the “CDPHE”), three groundwater monitoring wells were installed on the Mortgaged Property in the 1990s and sampling in 1994 and 1995 indicated PCE levels above regulatory clean-up levels. However, according to the CDPHE, the PCE levels are relatively low and do not represent a vapor intrusion concern for the Mortgaged Property. The CDPHE indicated that the wells have since been decommissioned and no further action is required; however, the known groundwater contamination at the Mortgaged Property is considered a recognized environmental condition.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Colonial Rivermead, representing approximately 1.5% of the Initial Pool Balance, a propane and kerosene underground fuel heating system located on-site has had numerous leaks in the past. In 2004, the attorney general of Connecticut and the Department of Environmental Protection sued the then-current and previous owners and operators of the Mortgaged Property after kerosene leaked from the fuel piping. In late 2007, the state and owners agreed to a settlement requiring the owners to investigate and remediate the contamination. A kerosene distribution system meeting regulatory requirements was installed; however, additional work is needed to complete the remediation and prevent future environmental concerns at the Mortgaged Property. The related borrower deposited approximately $620,938 into an environmental remediation reserve at origination of the Mortgage Loan to achieve regulatory closure of all open spill and leaked underground storage tank locations, and to install secondary containments around the aboveground storage tanks at the Mortgaged Property, among other things. In addition to covenanting to achieve regulatory closure of various spill incidents, register certain underground storage tanks (“USTs”) and install secondary containment at the Mortgaged Property, the related borrower obtained two environmental insurance policies at origination of the Mortgage Loan for additional protection. One environmental insurance policy, issued by Steadfast Insurance Company, is for new conditions and for unknown conditions that currently exist at the Mortgaged Property. The policy has a term of 10 years plus a 3-year extended reporting period, and a limit of $2,000,000 per claim and in the aggregate on all but one abandoned UST, which has a $1,000,000 limit per claim and in the aggregate. The deductible amount of $50,000, with the potential exception of the abandoned UST which is subject to a $250,000 deductible, was guaranteed by the borrower sponsor. The second environmental insurance policy, also issued by Steadfast Insurance Company, is a UST policy covering the current USTs and associated kerosene distribution system at the Mortgaged Property. The policy has a one-year term as required by the Connecticut Department of Energy & Environmental Protection (the “CTDEEP”) and must be renewed annually in coverage and deductible amounts required by the CTDEEP. The policy has a coverage limit of $2,000,000 (with a $1,000,000 limit for the abandoned UST) per claim and in the aggregate, an initial premium of $28,184 and a deductible of $50,000 with the potential exception of the abandoned UST, which is subject to a $250,000 deductible (which deductibles were guaranteed by the borrower sponsor). At origination of the Mortgage Loan, the related borrower escrowed approximately $28,184 for the annual policy. The reserve will remain throughout the term of the Mortgage Loan and will be increased upon any increases in the policy premium over the Mortgage Loan term.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Milwaukee River, representing approximately 1.4% of the Initial Pool Balance, a release condition from a leaking, pad-mounted electrical transformer located along the north side of the building is considered a recognized environmental condition. The transformer is not owned by the borrower, but by a third-party utility company that is responsible for any damages, corrective actions and environmental cleanup liabilities. The borrower is obligated to use commercially reasonable efforts to cause the utility company to complete remediation of the environmental condition.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Mankato Place & Brett’s Building, representing approximately 0.9% of the Initial Pool Balance, in lieu of the related non-recourse carveout guarantor executing an environmental indemnity, the related borrower was required to obtain, and is required to maintain, an environmental insurance policy issued by Steadfast Insurance Company, with a $1,000,000 limit per claim and in the aggregate, a deductible of $25,000, and a term of 13 years.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Morton-Barrow Owners Corp., representing approximately 0.8% of the Initial Pool Balance, the Phase I environmental site assessment dated August 29, 2016, as supplemented by a Phase II Investigation Result letter dated October 24, 2016 and a letter from the related environmental consultant dated October 31, 2016 indicate that a tenant at the commercial condominium unit (which is owned separately and is not a part the Mortgaged Property) is operating as a dry cleaner. That tenant, Hudson Dry Cleaners, has been identified by the New York State Department of Environmental Conservation (the “NYSDEC”) as a “Potential Hazardous Waste Disposal Site” resulting in a recognized environmental condition requiring further action and potential remediation. Pursuant to the related environmental consultant’s recommendations, the borrower retained an environmental management company to coordinate efforts with the NYSDEC to determine the measures necessary to cause Hudson Dry Cleaners to be either removed from the NYSDEC’s Potential Hazardous Waste Disposal Site Registry, or issued a designation by NYSDEC of an “N” or “C” site classification. The environmental management company prepared a Phase II investigation to determine whether or not Hudson Dry Cleaners is the source of dry cleaning solvent contamination that was detected in certain locations on and around the Mortgaged Property. The environmental management company’s investigation determined that a significant release has not occurred at the Mortgaged Property, and that the levels of dry cleaning solvent identified in the on-site and off-site groundwater monitoring wells may be indicative of a regional groundwater plume. Soil vapor sampling data showed some elevated levels of dry cleaning solvents in the sub-slab samples which the environmental management company attributed to minor spillage of dry cleaning chemicals that had absorbed into and is volatizing out of the concrete floor of the Hudson Dry Cleaner premises. As a result, the environmental management company anticipates that the NYSDEC will require further soil vapor testing at the Hudson Dry Cleaner premises and recommended that the borrower undertake appropriate mitigation and remedial measures that may include the installation of a sub-slab depressurization system. At the closing of the Mortgage Loan, the borrower executed and delivered a Collateral Security Agreement Re: Environmental Work pursuant to which the borrower deposited with lender the sum of $225,260.00 (which amount represents 125% of the estimated remediation cost) to collaterally secure its obligation to complete the recommended mitigation and remedial measures and to cause Hudson Dry Cleaners to be removed from the NYSDEC’s Potential Hazardous Waste Disposal Site Registry, or issued a designation by NYSDEC of an “N” or “C” site classification.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Best Western Market Center Dallas, representing approximately 0.5% of the Initial Pool Balance, the ESA dated September 15, 2016 noted that during the years 1956 and 1961 a gasoline station operated at the Mortgaged Property, although the ESA did not identify the past use as a recognized environmental condition. The borrower obtained an environmental impairment liability insurance policy from Beazley (Lloyd’s of London 623/2623) with a policy limit of $2 million per incident and in the aggregate, a deductible of $50,000 and a 121 month term with a 36-month extended reporting period. The lender is named as an additional named insured under the policy. The policy premium was paid at closing. Lloyds Syndicates has an A.M. Best Rating of “A”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Fairfield Inn & Suites Brooklyn, representing approximately 3.0% of the Initial Pool Balance, such Mortgaged Property is expected to undergo a franchise-required PIP in the next few years. Approximately $1,200,000, representing 120% of the related borrower’s budget to complete the PIP for the Mortgaged Property, was deposited into an upfront PIP reserve at origination of the Mortgage Loan. Failure to complete the PIP work in accordance with the related franchise agreement constitutes a loss recourse event under the related loan documents.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 381-383 Broadway, representing approximately 1.6% of the Initial Pool Balance, such Mortgaged Property is currently undergoing a gut renovation that is expected to be completed in the first quarter of 2017. At origination, the related borrower deposited approximately $1,615,111 into a reserve account, which represents approximately 125% of the estimated remaining costs to complete the renovations at the Mortgaged Property, consisting primarily of elevator replacement and lobby and common hallway improvements.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Milwaukee River, representing approximately 1.4% of the Initial Pool Balance, the related borrower deposited approximately $625,000 into a reserve account, which represents approximately 107% of the budget to complete remaining PIP work at the Mortgaged Property. The related borrower is required to complete the remaining PIP work by June 2017, as required by the related franchise agreement.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 9 months old as of the Cut-off Date (other than with respect to the Mortgaged Properties identified on Annex A-1 as Aspen at Norman Student Housing, Lapeer Pointe Plaza and BJ’s Rotterdam, securing Mortgage Loans representing approximately 4.4% of the Initial Pool Balance, in which case such engineering reports are approximately 14 months old, 18 months old and 22 months old as of the Cut-off Date, respectively). In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 9 West 57th Street, representing approximately 5.2% of the Initial Pool Balance, on April 29, 2013, Quik Park West LLC (“Quik Park”), the related Mortgaged Property’s former parking garage operator, filed suit in New York State Supreme Court against Bridgewater Operating Corporation, the

Mortgaged Property’s current parking garage operator and an affiliate of the related borrower, in connection with Quik Park’s termination as parking garage operator at the Mortgaged Property and certain other properties controlled by the related borrower sponsor. Quik Park seeks damages totaling approximately $1.7 million. The court has since granted declaratory judgment to Quik Park that Bridgewater Operating Corporation failed to give it the requisite contractual notice of default and opportunity to cure. Bridgewater Operating Corporation has appealed the court’s judgment. We cannot assure you that the outcome of the litigation will not have a material adverse effect on the related borrower, the related non-recourse carveout guarantor or their respective affiliates.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Shops at Somerset Square, representing approximately 3.2% of the Initial Pool Balance, on April 11, 2016, certain stockholders of Rouse Properties, Inc. (“Rouse”) (now Rouse Properties, LLC and the 100% owner of the sponsor) filed a putative class action lawsuit in the Delaware Court of Chancery against the committee of Rouse board members who helped arrange the merger between Rouse and Brookfield Asset Management (the “Special Committee”), Brookfield Asset Management, BPY and the Brookfield entities party to the merger agreement (Brookfield Asset Management, BPY and such other Brookfield entities, collectively, the “Brookfield Parties”), alleging that: (i) the Brookfield Parties, as purported controlling stockholders of Rouse, breached their fiduciary duties to Rouse stockholders by causing Rouse to agree to the merger transactions for inadequate consideration and pursuant to an unfair process; (ii) the Special Committee members breached their fiduciary duties to Rouse stockholders by agreeing to sell Rouse for inadequate consideration and pursuant to an unreasonable process; and (iii) the Brookfield Parties, in the alternative, aided and abetted the Special Committee members’ alleged breaches. In particular, the plaintiffs allege, among other things, that the Brookfield Parties used their purported “control” of the Rouse to obtain a below-market price, that the Special Committee was “tainted by conflicts,” and that the Special Committee’s attempts to seek an alternative buyer were “perfunctory.” Among other relief, the plaintiffs are seeking injunctive relief preventing the Brookfield Parties from consummating the merger transactions, rescissionary damages in the event the merger transactions are consummated, and an award of attorneys’ fees and expenses. The plaintiffs have indicated that they intend to file an amended complaint and to seek post-closing monetary damages for the alleged breaches of fiduciary duty and/or the alleged aiding and abetting of such breaches. The potential exposure to Rouse and/or Brookfield is difficult to estimate. Those defendants that were officers or directors of Rouse have notified the applicable directors and officers liability insurance carriers of such claims, although coverage has not been assured.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Causeway Plaza I, II, & III, representing approximately 3.1% of the Initial Pool Balance, the loan guarantor (Jeffrey Feil) is named as defendant in a lawsuit initiated by various family members/shareholders alleging mismanagement of certain family businesses and trusts and seeking dissolution and liquidation of the related business assets. Mr. Feil assumed control of the businesses following the death of his parents. Specifically, the plaintiffs’ claims include that Mr. Feil, using his voting control, engaged in a scheme to restrict cash distributions and coerce the family members to sell their interests in the family businesses to Mr. Feil on below-market terms. Additional claims include

Mr. Feil’s misappropriation of insurance proceeds following Hurricane Katrina. Certain information concerning the related proceedings is under seal because of existing confidentiality agreements. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any material adverse effects on Mr. Feil’s business or on the operation of the Mortgaged Property as a result. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any material adverse effects on Mr. Feil’s business or on the operation of the Mortgaged Property as a result.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 19066 Magnolia Street, representing approximately 2.1% of the Initial Pool Balance, guarantor (Shaoul Levy) is defendant in lawsuit filed by a family trust alleging that Mr. Levy borrowed money from trust-owned companies without authorization, and seeking damages and a constructive trust over a portion of Mr. Levy’s other assets. Mr. Levy has asserted in a cross-compliant that the right to borrow was negotiated in exchange for his relinquishing a 5% interest in certain of the companies, and he is seeking a return of the 5% ownership interest. Trial is set for December 2016.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Milwaukee River, representing approximately 1.4% of the Initial Pool Balance, the nonrecourse carve-out guarantors pled guilty in 2004 to conspiring to evade Canadian federal tax law. The guarantors’ allegedly failed to report a total of $2 million of income related to shareholder loans that were made to their company, Coastal Resources Limited (“Coastal”), by another company owned by the guarantors, Resource Exploration Consultants (“Resource”). Pursuant to Canadian tax law, monthly payments made by Coastal to Resource should have been reported as taxable benefits to the shareholders and not used to reduce the amount owed by Coastal to its shareholders, as was allegedly done in each of the shareholder’s accounts. It was also alleged that the payments made to Resource were made to acquire four automobiles and to pay various other personal and travel expenses. The guarantors denied that these expenditures were personal in nature and that the automobiles and expenditures were for corporate purposes. A seven-year audit by the Canadian tax authorities began in May 1997. According to the borrower, this audit effectively halted the operations of Coastal. The completed audit resulted in a reduction in the amount of the alleged unreported income from $2,000,000 to $700,000. The guarantors were required to pay fines of $100,000 in settlement thereof but were not incarcerated.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Fifty-four (54) of the Mortgage Loans, representing 75.9% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Twenty-five (25) of the Mortgage Loans, representing approximately 22.9% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	One (1) of the Mortgage Loans, representing approximately 1.2% of the Initial Pool Balance, was originated in connection with the borrower’s refinancing of a previous mortgage loan and the borrower’s acquisition of a related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed in lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to thirty-four (34) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 9 West 57th Street, Walmart Shadow Anchored Portfolio, Marriott Hilton Head Resort & Spa, Redwood MHC Portfolio, Moreno Valley Plaza, The Shops at Somerset Square, Gurnee Mills, 101 Hudson Street, Jacksonville Medical Plaza, 2821 & 2851 S Parker Road, Mount Vernon Self Storage, Colonial Rivermead, The Crossings of Decatur, Whispering Woods Plaza, The Centre at La Quinta I, II & III, 950 Herndon Parkway, Hampshire Highlands, Grand Plaza – TX, Carrington Ridge, Mid Valley Plaza, Holiday Inn Webster, 14201-14291 East 4th Ave, Marketplace at 18th, Fairfield Inn & Suites Aiken, Best Western Market Center Dallas, Holiday Inn Express - Richmond Hill, Sunrise Lake Village Phase II, Spanish Crossroads, Parham Road Self Storage, The Pointe, Cohen MHC Portfolio, Paulding Exchange, Duke Self Storage, Northshore Plaza, collectively representing approximately 52.5% of the Initial Pool Balance by allocated loan amount, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed in lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 9 West 57th Street, representing approximately 5.2% of the Initial Pool Balance, the related borrower sponsor, Sheldon Solow, has experienced a default on a prior financing transaction. In 2008, he was sued by

Citibank, N.A. (“Citibank”) for a deficiency in connection with an alleged default in the collateralization of letters of credit. Citibank executed on certain collateral and then made a deficiency claim against Mr. Solow for the remaining debt. Citibank obtained a judgment, which was appealed and ultimately satisfied.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Redwood MHC Portfolio and Colonial Rivermead, collectively representing approximately 5.5% of the Initial Pool Balance, the related borrower sponsor and non-recourse carveout guarantor is the principal of entities that owned three multifamily properties, each of which was the subject of a deed-in-lieu of foreclosure. The deed-in-lieu of foreclosure proceedings occurred in January 2003, January 2006 and August 2006.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Walmart Shadow Anchored Portfolio, representing approximately 5.2% of the Initial Pool Balance, one of the related borrower sponsors owned or currently owns: (i) an office property that secured a prior loan that was the subject of a discounted payoff in 2006; (ii) a retail property that secured a prior loan that was the subject of an A/B loan modification in 2010 and was subsequently paid off in 2015; (iii) two retail properties that secured loans that both defaulted in 2011 and subsequently underwent foreclosure; and (iv) a retail property that secures a loan that is the subject of a maturity default occurring in 2015.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Hilton Head Resort & Spa, representing approximately 4.5% of the Initial Pool Balance, in 2005 one of the non-recourse carveout guarantors, Columbia Sussex Corporation (“CSC”), acquired a portfolio of fourteen hotel properties from Blackstone Group, Inc., financed by a $1,100,000,000 loan from Bear Stearns Companies, Inc. and Bank of America Corporation (and $300,000,000 of sponsor equity). The debt included seven tiers of mezzanine debt, which Blackstone Group, L.P. purchased. The debt matured in October 2010 with an outstanding principal balance of $1,030,000,000. CSC was unable to refinance or restructure the loan and agreed to a deed-in-lieu of foreclosure and transferred ownership of the portfolio back to Blackstone Group L.P. In 2007, CSC acquired the Tropicana casinos in both Las Vegas and Atlantic City through a separate entity, Tropicana Entertainment. The New Jersey Casino Control Commission subsequently denied Tropicana Entertainment a gaming license, and as a result, Tropicana Entertainment was unable to operate the Tropicana casino in Atlantic City. Tropicana Entertainment defaulted on the loans that financed the acquisition and filed for Chapter 11 bankruptcy. In addition, CSC Holdings, LLC has been the borrower sponsor of various CMBS loans for which the related property has been acquired by the applicable lender in connection with a foreclosure or deed-in-lieu of foreclosure, as well as the borrower sponsor of certain nonrecourse loans that are currently in special servicing and/or where the related properties are being managed by an appointed receiver, are in foreclosure or have entered a deed-in-lieu transaction. CSC Holdings is also the borrower sponsor of loans in default outside of a securitization.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Moreno Valley Plaza, representing approximately 3.3% of the Initial Pool Balance, the related borrower sponsors have been involved in a foreclosure, a deed-in-lieu of foreclosure and four discounted payoffs relating to loans originated between approximately 2001 and 2007 and as to which one or more of them acted as borrower sponsors.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Shops at Somerset Square, representing approximately 3.2% of the Initial Pool Balance, affiliates of the sponsor (Rouse Properties, LP) have been involved in various projects that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure, including four mall properties located in New Hampshire, Nevada, and Texas, that were previously owned by General Growth Properties (“GGP”), distributed to Rouse Properties, LP through the spin-off from GGP after GGP’s bankruptcy, and ultimately were the subject of foreclosure or deeds-in-lieu-of-foreclosure.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Gurnee Mills, representing approximately 2.6% of the Initial Pool Balance, the borrower sponsor, Simon Property Group, L.P., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 41 and no. 42 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Ten (10) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Raytheon Building, BJ’s Rotterdam, Walgreens Crawfordsville, Walgreens - Macomb, MI, Walgreens Lakeville, Dollar General St. Charles, Dollar General Decatur-Sunnyside, Dollar General Philo, Dollar General San Antonio and Dollar General Borger, securing in whole or in part Mortgage Loans representing approximately 4.3% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as 9 West 57th Street, Walmart Shadow Anchored Portfolio, Centrepark East, Moreno Valley Plaza, The Shops at Somerset Square, Causeway Plaza I, II & III, Gurnee Mills and Rio West Business Park.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the maturity or, in the case of an ARD Loan, Anticipated Repayment Date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Raytheon Building	1.6%	No	9/30/2021	11/11/2026
BJ’s Rotterdam	0.9%	No	2/28/2027	11/6/2026

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time or as of a specified date.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as Moreno Valley Plaza, 9 West 57th Street, The Shops at Somerset Square and Causeway Plaza I, II & III.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights.

Mortgaged Property	Percent of Initial Pool Balance (by allocated loan amount)	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
Mankato Place & Brett’s Building	0.9%	Minnesota Workforce (DEED) and Minnesota Dept. of Health(1)	11.0%	17.0%
Walmart Shadow Anchored Portfolio – Marshalltown Shopping Center	0.1%	U.S. Army	7.0%	13.3%
Walmart Shadow Anchored Portfolio – Ottumwa Shopping Center	0.1%	Armed Forces Career Ctr	7.2%	7.3%
Walmart Shadow Anchored Portfolio – Shelbyville Shopping Center	0.1%	Army Career Center	11.3%	12.9%

(1)	The State of Minnesota leases additional space at the Mortgaged Property where it is not among the top 5 tenants. However, the State of Minnesota tenants, which occupy in the aggregate approximately 31.8% of the net rentable area and contribute approximately 47.9% of the U/W Base Rent at the Mortgaged Property, have leases that each contain a termination option allowing the State of Minnesota to terminate with thirty (30) days’ notice: (i) in the event that the Minnesota State Legislature or the federal government does not appropriate funds necessary for the continuation of the lease; or (ii) for any reason except in order to lease other non-state-owned land or premises for the same use.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent as set forth below:

●	Three (3) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Moreno Valley Plaza, 101 Hudson Street and Paulding Exchange, securing three (3) Mortgage Loans representing approximately 5.3% of the Initial Pool Balance, such Mortgaged Properties have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	Eleven (11) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Marriott Hilton Head Resort & Spa, Fairfield Inn & Suites Brooklyn, Jacksonville Medical Plaza, 2821 & 2851 S Parker Road, Springhill Suites Waco, Morton-Barrow Owners Corp., Westpark Office Park, Fairfield Inn & Suites Aiken, Walgreens Crawfordsville, Walgreens – Macomb, MI and Walgreens Lakeville, collectively representing approximately 15.2% of the Initial Pool Balance, each such Mortgaged Property is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, a condominium board of managers, another unit owner of the related condominium, a neighboring property owner or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Hilton Head Resort & Spa, representing approximately 4.5% of the Initial Pool Balance, the franchisor, Marriott International, Inc., has a right of first refusal to purchase the entire Mortgaged

Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the related borrower to a “competitor” of the franchisor (as defined in the comfort letter). The right of first refusal will apply even if a transfer to a competitor of the franchisor results from a foreclosure, judicial or legal process, such as execution and levy, or by any other means, but is subordinate to the exercise of the rights of a bona fide lender who is not a competitor.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fairfield Inn & Suites Brooklyn, representing approximately 3.0% of the Initial Pool Balance, the related franchisor has a right of first refusal to purchase the related Mortgaged Property if it is sold to a competitor of the franchisor. The related comfort letter subordinates such right in the event of a foreclosure so long as the lender is not a competitor of the related franchisor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which (A) at least 20% of (i) the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●	With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified as Gurnee Mills on Annex A-1, representing approximately 2.6% of the Initial Pool Balance, an IG-rated affiliate of the borrower entered into a 10-year master lease at a rent of $700,000 annually for premises previously occupied by Sports Authority (2.8% of the net rentable area) which closed following declaring bankruptcy in 2016. The master lease will burn off once borrower has obtained a signed lease for the related space and a tenant is in occupancy and paying full, unabated rent.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Lapeer Pointe Plaza, representing approximately 1.2% of the Initial Pool Balance, the related borrower entered into a ten-year “sandwiched” master lease covering the space sub-leased to the largest, second largest and third largest tenants at the Mortgaged Property (MC Sporting Goods, Marshalls and Michaels, respectively), which master lease covers approximately 75,344 square feet of space, representing 61.0% of the total net rentable square footage of the Mortgaged Property. The master lease will burn off as each of the individual tenants opens for business as to MC Sporting Goods and opens for business and commences paying full unabated rent as to Marshalls and Michaels. The master lease will be guaranteed by the related non-recourse carveout guarantors.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Four (4) of the Mortgaged Properties identified on Annex A-1 to this prospectus as 1200 Wilshire Boulevard, The Centre at La Quinta I, II & III, Mid Valley Plaza and Moreno Valley Plaza, collectively securing 7.0% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 18%.

●	With respect to one-hundred and three (103) Mortgaged Properties which secure forty-eight (48) Mortgage Loans, representing approximately 70.3% of the Initial Pool Balance, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as BJ’s Rotterdam, Walgreens Crawfordsville, Walgreens - Macomb, MI, Walgreens Lakeville, Dollar General St. Charles, Dollar General Decatur-Sunnyside, Dollar General Philo, Dollar General San Antonio and Dollar General Borger, representing approximately 2.8% of the Initial Pool Balance, the related borrower may rely on the single tenant’s or a ground lease tenant’s insurance or self-insurance, so long as the single tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. If the tenant fails to provide acceptable insurance coverage or self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Jacksonville Medical Plaza, which secures a Mortgage Loan representing approximately 1.7% of the Initial Pool Balance, a portion of the related Mortgaged Property is subject to a Declaration of Covenants and Restrictions that, among other restrictions, limits the use of the Mortgaged Property to medical office use.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 1200 Wilshire Boulevard, representing approximately 1.5% of the Initial Pool Balance, the City of Los Angeles, CA adopted an ordinance in 2015 requiring pre-1977 buildings constructed with concrete supports to implement seismic  retrofit improvements following notice from the City’s building department. The related ordinance applies to the mortgaged property, although no compliance notice has yet been received, and specifically requires owners to (i) submit a seismic retrofit plan within 10 years of receiving the compliance notice; and (ii) complete the approved work plan within 25 years of the compliance notice. The seismic study obtained in connection with loan origination estimated the cost of seismic retrofit work at the property to be $2.74 million. The seismic study further concluded that the property had a probable maximum loss of 18%. No earthquake insurance was required. The loan documents require the owner to provide quarterly compliance reports and, if a compliance notice is received prior to the expiration of the fifth loan year, to submit seismic retrofit plans on or before one year prior to loan maturity. Further, the loan documents provide for personal liability to the guarantor for losses related to any violation of the related ordinance, not to exceed $2.75 million.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Paulding Exchange, which secures a Mortgage Loan representing approximately 0.3% of the Initial Pool Balance, the borrower is currently in breach of a use restriction contained in the lease of OfficeMax (the largest tenant, occupying approximately 44.0% of the net rentable area at the Mortgaged Property), as the lease provides that no portion of the Mortgaged Property is to be used, directly or indirectly as a spa. One of the tenants, who has been in occupancy for over two years, operates a spa. OfficeMax has agreed to waive such breach subject to: (i) receipt of payment of $10,000 from the borrower and (ii) the completion of certain repairs to the OfficeMax premises within 30 days of loan origination. The lender has escrowed $10,625, which is 125% of the estimated cost of the repairs, to be released only upon lender’s determination that the repairs are complete.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 381-383 Broadway, securing a Mortgage Loan representing approximately 1.6% of the Initial Pool Balance, such Mortgaged Property is located in a historic district and, therefore, certain alterations to the exterior of such Mortgaged Property are subject to review and approval by certain preservation commissions that monitor the related historic district.

●	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Morton-Barrow Owners Corp., Prince Tower Tenants Corp. and 34-36 North Tenants Corp., representing approximately 1.3% of the Initial Pool Balance, the related Mortgaged Properties are located in The New York City Greenwich Village Historic District, The New York City Soho Cast Iron Historic District and The New York City Tribeca West Historic District, respectively, and are therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the Mortgaged Properties.

Appraised Value

In certain cases, appraisals may reflect both “as-is” values and other than “as-is” values. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table below. The values other than “as-is” values may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. The table below shows the LTV Ratio and appraised value for Mortgage Loans using values other than “as-is”, as well as the corresponding LTV Ratio and appraised value for such Mortgage Loans using “as-is” values. In the case of residential cooperative mortgage loans expected to be sold to the depositor by National Cooperative Bank, N.A., information regarding the value of such Mortgaged Properties is based upon the appraised value of such property assuming such property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Other than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
19066 Magnolia Street(1)	2.1%	64.5%	$ 31,000,000	70.7%	$28,300,000
Holiday Inn Milwaukee River(2)	1.4%	61.5%	$ 22,300,000	65.3%	$21,000,000
Crown Garden Apartments(3)	0.5%	64.1%	$ 8,190,000	71.5%	$ 7,340,000

(1)	Reflects an appraisal on an “as-stabilized” basis, subject to an anticipated stabilization date of January 1, 2018.

(2)	Reflects an appraisal on an “as-complete” basis, subject to an anticipated completion date of September 1, 2017.

(3)	Reflects an appraisal on an “as-stabilized” basis, subject to an anticipated stabilization date of September 1, 2017.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified as Gurnee Mills on Annex A-1, representing approximately 2.6% of the Initial Pool Balance, for so long as Simon Property Group, L.P. is the guarantor, the Mortgage Loan documents cap the liability of such guarantors at $55,000,000, in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservations of the lender’s rights under the guaranty.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as BJ’s Rotterdam, Dollar General St. Charles, Dollar General Decatur-Sunnyside, Dollar General Philo, Dollar General San Antonio and Dollar General Borger, collectively representing approximately 1.4% of the Initial Pool Balance, there is no separate environmental indemnitor other than the related borrower.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Mankato Place & Brett’s Building, representing approximately 0.9% of the Initial Pool Balance, in lieu of the related non-recourse carveout guarantor executing an environmental indemnity, the related borrower was required to obtain, and is required to maintain, an environmental insurance policy, as more fully described under “—Mortgage Pool Characteristics—Environmental Considerations” above.

●	In addition, the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fairfield Inn & Suites Brooklyn, representing approximately 3.0% of the Initial Pool Balance, the related Mortgaged Property benefits from a partial property tax abatement through the Industrial & Commercial Incentive Program (the “ICIP”) due to its location. The property tax abatement was given to the Mortgaged Property in 2011 with a 25-year term expiring on June 30, 2036. The Mortgaged Property’s 16-year full abatement will expire in 2027 and then will be subject to a 10% annual benefit burn-off beginning in 2028 until the Mortgaged Property will be subject to unabated property taxes.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirty-one (31) Mortgage Loans, representing approximately 52.8% of the Initial Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Thirty-seven (37) Mortgage Loans, representing approximately 35.9% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Six (6) Mortgage Loans, representing approximately 9.9% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Six (6) Mortgage Loans, representing approximately 1.4% of the Initial Pool Balance, provide for interest-only payments prior to a specified Anticipated Repayment Date, occurring approximately 10 years following the related origination date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest-only, Amortizing Balloon	31	$503,792,500	52.8%
Amortizing Balloon	37	342,870,554	35.9
Interest-only, Balloon	6	94,700,000	9.9
Interest-only, ARD	6	13,602,500	1.4
Total:	80	$954,965,554	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	16	$168,889,257	17.7%
3	1	11,062,500	1.2
6	46	554,309,513	58.0
11	17	220,704,284	23.1
Total:	80	$954,965,554	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0(1)	66	$ 861,006,787	90.2%
10	13	63,708,767	6.7
5	1	30,250,000	3.2
Total:	80	$ 954,965,554	100.0%

(1)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lapeer Pointe Plaza, representing approximately 1.2% of the Initial Pool Balance, permits a grace period default of two days ten times throughout the loan term but not more than twice in any 12-month period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

Six (6) Mortgage Loans securing the Mortgaged Properties identified on Annex A-1 to this prospectus as BJ’s Rotterdam, Dollar General St. Charles, Dollar General Decatur-Sunnyside, Dollar General Philo, Dollar General San Antonio and Dollar General Borger (each, an “ARD Loan”), collectively representing approximately 1.4% of the Initial Pool Balance, provide that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for each ARD Loan.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the

Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Fifty-six (56) of the Mortgage Loans, representing approximately 84.5% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Five (5) of the Mortgage Loans, representing approximately 7.4% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	Twelve (12) of the Mortgage Loans, representing approximately 5.9% of the Initial Pool Balance, each permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter permit prepayment upon the payment of a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

●	Six (6) of the Mortgage Loans, representing approximately 1.4% of the Initial Pool Balance, each permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a specified period, and thereafter for a specified period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities (or in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance, permits voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	8	9.2%
4 – 6	61	77.5
7	11	13.3
Total	80	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

In addition, with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

Defeasance

The terms of sixty-two (62) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 86.0% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be paid on the related Anticipated Repayment Date, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Redwood MHC Portfolio, representing approximately 4.0% of the Initial Pool Balance, provided that no event of default or other sweep event has occurred and is continuing under the related loan documents (provided, however, that if the related Mortgaged Property to be released is the Mortgaged Property causing the sweep event (and after the partial defeasance, the related cause of the sweep event no longer exists), then subject to satisfaction of all other requirements of a sweep event cure, such Mortgaged Property may be released provided that if such Mortgaged Property causes the debt service coverage ratio to be below 1.05x for two consecutive quarters, upon satisfaction of all other partial defeasance requirements, such Mortgaged Property may be released if the release results in a debt service coverage ratio of 1.05x or greater), following the defeasance lockout period, the borrowers may obtain the release of any individual Mortgaged Property in the portfolio from the lien of the related security instruments, provided that, among other conditions: (i) the borrower partially defeases an amount equal to 115% (or, in the case of the Mortgaged Properties that are identified on Annex A-1 to this prospectus as Redwood MHC Portfolio – Colonial Acres and Redwood MHC Portfolio – Colonial Manor, 100%) of the allocated loan amount of the Mortgaged Property to be released; (ii) the debt service coverage ratio of the remaining Mortgaged Properties is equal to or greater than both (A) the debt service coverage ratio of all of the Mortgaged Properties as of the date of origination of the Mortgage Loan (i.e., 1.38x), and (B) the debt service coverage ratio of all of the Mortgaged Properties then encumbered by the related Mortgage immediately prior to such release, each as determined by the lender in its sole but reasonable discretion; (iii) the loan-to-value ratio of the remaining Mortgaged Properties is equal to or less than both (A) the loan-to-value ratio of all of the Mortgaged Properties as of the date of origination of the Mortgage Loan (i.e., 73.5%), and (B) the loan-to-value ratio of all of the Mortgaged Properties then encumbered by the related Mortgage immediately prior to such release (it being acknowledged and agreed that the determination of the loan-to-value ratio for purposes of this clause (iii) will be a reasonable determination by the lender based on a current or updated appraisal, a broker’s price opinion or other written determination of value using a valuation method reasonably satisfactory to the lender); (iv) the borrower delivers to the lender a rating agency confirmation as to the defeasance; and (v) if such release would result in a loan-to-value ratio greater than 125%, the borrower delivers payment of a “qualified amount” as such term is defined in Internal Revenue Service Revenue Procedure 2010-30, unless the lender receives an opinion of counsel that failure to make such payment will not cause the issuing entity to fail to maintain its status as a REMIC.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fairfield Inn & Suites Brooklyn, representing approximately 3.0% of the Initial Pool Balance, following the defeasance lockout period, the related borrower may obtain the release of the parking lot at the Mortgaged Property from the lien of the related mortgage instrument pursuant to a partial defeasance, provided that, among other conditions: (i) no event of default has occurred under the related loan documents or the related franchise agreement or would occur as a result of such release; (ii) the borrower partially defeases the Mortgage Loan in an amount equal to the greater of (a) 120% of the allocated loan amount ($2,810,000) and (b) 100% of the net sales proceeds in respect of such parking lot; (iii) the borrower delivers a zoning report or zoning opinion evidencing that the remaining Mortgaged Property is in conformance with applicable law; (iv) the debt service coverage ratio of the remaining Mortgaged Property is not less than the greater of (a) 2.00x and (b) the debt service coverage ratio in effect immediately prior to such release; (v) the loan-to-value ratio is not greater than the lesser of (a) 61.0% and (b) the loan-to-value ratio in effect immediately prior to such release; (vi) the borrower enters into any required reciprocal easement agreements; and (vii) the borrower delivers to the lender a REMIC opinion.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Whispering Woods Plaza, representing approximately 1.2% of the Initial Pool Balance, in connection with the expansion of the critical tenant (Kroger) at the Mortgaged Property, the Mortgage Loan documents permit the release of a parcel of land after the date of closing of the Mortgage Loan provided, among other conditions: (i) following such release, the loan-to-value ratio of the remaining property is (x) equal to or less than 125% or (y) the aggregate outstanding principal balance of the Mortgage Loan is paid down by at least (a) the net proceeds of the parcel released, (b) the fair market value of the parcel released at the time of such release or (c) an amount such that the loan-to-value does not increase after such release, unless the lender receives an opinion of counsel that the Trust will not fail to maintain its status as a REMIC trust as a result of the release; and (ii) the lender receives rating agency confirmation in connection with the partial release.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Fifty-seven (57) of the Mortgage Loans, representing approximately 87.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Sixty-four (64) of the Mortgage Loans, representing approximately 87.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-three (43) of the Mortgage Loans, representing approximately 61.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-four (34) of the Mortgage Loans, representing approximately 88.6% of the Initial Pool Balance, are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Eleven (11) of the Mortgage Loans, representing approximately 11.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

One (1) of the Mortgage Loans, representing approximately 1.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover certain performance requirements.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	34	$341,380,797	35.7%
Hard/Springing Cash Management	11	234,361,077	24.5
Hard/Upfront Cash Management	15	186,002,725	19.5
Soft/Springing Cash Management	5	100,070,000	10.5
None	13	63,708,767	6.7
Soft/Upfront Cash Management	2	29,442,188	3.1
Total:	80	$954,965,554	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Seven (7) Mortgage Loans, representing approximately 6.2% of the Initial Pool Balance, were originated by Wells Fargo Bank and NCB with exceptions to the underwriting guidelines as described in the following bullet points:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 101 Hudson Street, representing approximately 1.7% of the Cut-off Date Pool Balance, two tenants, National Union Fire Insurance and Tullett Prebon Holdings Corp., are currently not in occupancy of 139,536 square feet and 37,387 square feet, respectively, (176,923 square feet in aggregate or 13.2% of net rentable area and 13.0% of the underwritten base rent) and were underwritten as occupied. Both tenants continue to pay rent in accordance with their lease terms and the unoccupied space represents 51.4% and 37.1%, respectively, of their leased space. No reserves are in place for the underwritten rent associated with the unoccupied space, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the underwritten loan-to-value ratio, U/W NCF DSCR and U/W NCF Debt Yield are 51.8%, 3.68x and 11.6%, respectively and excluding the income attributed to the dark National Union Fire Insurance and Tullett Prebon Holdings Corp. spaces, the U/W NCF DSCR and U/W NCF Debt Yield would be approximately 3.12x and 9.9%, respectively; (b) the Mortgaged Property has averaged 92.9% occupancy throughout the sponsor’s ownership since 2005; (c) the sponsor has demonstrated a strong ability to lease and re-lease the Mortgaged Property, evidenced by significant leasing momentum with 359,225 square feet (26.8% of net rentable area) signing new or renewal leases since 2015; (d) investment-grade rated tenants account for 58.1% of net rentable area and 53.0% of the underwritten base rent; (e) as of the second quarter 2016, the Mortgaged Property’s Waterfront office submarket reported a vacancy rate of 8.7% and experienced positive net absorption of 121,013 square feet; and (f) the sponsor, Mack-Cali Realty, L.P. (rated BB+/Ba1/BB+ by Fitch, Moody’s and S&P) is an experienced owner/operator, and as of June 30, 2016, owned or had interests in 269 properties, including 142 office and 109 flex properties, totaling approximately 29.1 million square feet. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this free writing prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Raytheon Building, representing approximately 1.6% of the Cut-off Date Pool Balance, the underwritten management fee (2.0%) is less than 3.0% and there is no reserve for upfront and ongoing replacement reserves, which represent exceptions to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Property is 100.0% leased to Raytheon Company (rated A3/A by Moody’s/S&P, respectively); (b) Raytheon Company has spent approximately $5.2 million in capital expenditures and renovation of its space, which has no deferred maintenance and, as part of its triple net lease agreement, is responsible for the ongoing maintenance and repair of the Mortgage Property; (c) Raytheon Company’s rental rate of $12.50 per square foot is well below the market rental rate of $16.61 per square foot as estimated by the appraiser; (d) the U/W LTV and U/W NCF DSCR is 74.4% and 1.20x, respectively; if the Mortgage Loan underwriting utilized a 3.0% management fee, the U/W NCF DSCR would still be approximately 1.18x; (e) the Mortgage Loan amortizes on a 25-year amortization schedule, resulting in an U/W LTV at Maturity of 55.5%. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Gentry Apartments, Inc., representing approximately 1.0% of the Initial Pool Balance, at the time of underwriting the borrower’s maintenance arrears in relation to annual maintenance collections were in excess of the 5.0% maintenance arrears limitation prescribed by the underwriting standards and procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—National Cooperative Bank, N.A.” in this prospectus. In addition, at the time of underwriting the number of residential cooperative units for which maintenance payments were more than 30 days delinquent were in excess of the 10% delinquent unit limitation prescribed by the underwriting standards and procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—National Cooperative Bank, N.A.” in this prospectus. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) the Cut-off Date LTV Ratio and Coop - LTV as Rental are 22.6% and 11.1%, respectively; (b) the Cut-off Date U/W NCF DSCR and Cut-off Date U/W NCF Debt Yield are 7.67x and 27.7%, respectively; and (c) as of September 30, 2016 the borrower’s maintenance arrears were reduced to approximately 7.3% of annual maintenance collections. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Short Pump Village, representing approximately 0.7% of the Cut-off Date Pool Balance, one new tenant, NAPA Auto Parts, is not yet in occupancy and no gap rent reserve related to the tenant was collected at origination, which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) the U/W NCF DSCR and U/W NCF Debt Yield are 1.64x and 9.9%, respectively; and excluding the income attributed to NAPA Auto Parts, the U/W NCF DSCR and U/W NCF Debt Yield would be 1.46x and 8.8%, respectively; (b) NAPA Auto Parts represents 18.0% of the net rentable area at the Mortgaged Property and is expected to take occupancy and begin paying rent in December 2016; (c) the Mortgaged Property benefits from its location in a high traffic retail corridor, with an approximate 51,000 average daily traffic count, and is shadow anchored by a Walmart Supercenter and Lowe’s; and (d) the sponsor and guarantor originally developed the Mortgaged Property and has approximately 25 years of commercial real estate experience. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Harway Terrace, Inc., representing approximately 0.5% of the Initial Pool Balance, at the time of underwriting the borrower’s maintenance arrears in relation to annual maintenance collections were in excess of the 5.0% maintenance arrears limitation prescribed by the underwriting standards and procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—National Cooperative Bank, N.A.” in this prospectus. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Cut-off Date LTV Ratio and Coop - LTV as Rental are 6.8% and 5.2%, respectively; and (b) the Cut-off Date U/W NCF DSCR and Cut-off Date U/W NCF Debt Yield are 13.60x and 74.5%, respectively. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Walgreens – Macomb, MI, representing approximately 0.4% of the Cut-off Date Pool Balance, the underwritten management fee (1.0%) is less than 3.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Property is 100.0% leased to Walgreens (rated Baa2/BBB by Moody’s/S&P, respectively) on a 75-year triple net lease term through March 2083 (Walgreens has the right to terminate its lease in 2033 and every month thereafter with 12 months’ notice); and (b) the U/W LTV and U/W NCF DSCR is 68.4% and 1.30x, respectively; and if the Mortgage Loan underwriting utilized a 3.0% management fee, the U/W NCF

DSCR would still be approximately 1.28x. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Prince Tower Tenants Corp., representing approximately 0.3% of the Initial Pool Balance, at the time of underwriting the borrower’s maintenance arrears in relation to annual maintenance collections were in excess of the 5.0% maintenance arrears limitation prescribed by the underwriting standards and procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—National Cooperative Bank, N.A.” in this prospectus. In addition, at the time of underwriting the number of residential cooperative units for which maintenance payments were more than 30 days delinquent were in excess of the 10% delinquent unit limitation prescribed by the underwriting standards and procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—National Cooperative Bank, N.A.” in this prospectus. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) the Cut-off Date LTV Ratio and Coop - LTV as Rental are 8.3% and 4.8%, respectively; (b) the Cut-off Date U/W NCF DSCR and Cut-off Date U/W NCF Debt Yield are 16.02x and 60.2%, respectively; and (c) as of October 24, 2016 the borrower’s maintenance arrears were reduced to approximately 0.46% of annual maintenance collections. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

●	with respect to the Mortgage Loans secured by residential cooperative properties, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus; and

●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Walmart Shadow Anchored Portfolio(2)	$49,500,000	5.2%	$8,607,106	$39,536,250	$97,643,356	6.067%	75.0%	82.3%	1.36x	1.17x

(1)	Calculated including the mezzanine debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Whole Loan and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)	Held by Ladder Capital Finance LLC or an affiliate thereof.

The mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loan related to the Mortgage Loan identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the Mortgage Loan that sets forth the relative priorities between the Mortgage Loan and the mezzanine loan. The related intercreditor agreement provides, among other things, generally that (a) all payments due under the mezzanine loan are subordinate after an event of default under the Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender) to any and all payments required to be made under the Mortgage Loan (except for any payments from funds other than the Mortgaged Properties or proceeds of any enforcement upon the mezzanine loan collateral), (b) so long as there is no event of default under the Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the mezzanine lender may accept payments on and prepayments of the mezzanine loan, (c) the mezzanine lender will have certain rights to receive notice of and cure defaults under the Mortgage Loan prior to any acceleration or enforcement of the Mortgage Loan, (d) the mezzanine lender may amend or modify the mezzanine loan in certain respects without the consent of the mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the membership interests in the Mortgage Loan borrower, which could result in a change of control with respect to the Mortgage Loan borrower and a change in the management of the Mortgaged Properties and (f) if the Mortgage Loan is accelerated or, in some cases, becomes specially serviced as a result of an event of default under the Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the Mortgage Loan lender exercises any enforcement action under the Mortgage Loan documents with respect to the Mortgage Loan borrower or the related Mortgaged Properties, the mezzanine lender has the right to purchase the Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any unreimbursed required advances made by the mortgage lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
9 West 57th Street	$ 50,000,000	N/A	35.3%	3.08x	N/A	Yes	Yes
Redwood MHC Portfolio	$ 38,400,000	N/A	75.0%	1.25x	N/A	Yes	Yes(5)
Fairfield Inn & Suites Brooklyn	$ 28,429,236	N/A	65.0%	2.05x	N/A	Yes	Yes
2821 & 2851 S Parker Road(4)	$ 16,162,720	N/A	70.0%	1.30x	N/A	Yes	Yes
Mount Vernon Self Storage	$ 14,310,000	N/A	75.0%	1.47x	N/A	Yes	Yes
Colonial Rivermead	$ 13,880,000	N/A	75.0%	1.25x	N/A	Yes	Yes(5)
Whispering Woods Plaza	$ 11,625,000	N/A	75.0%	1.30x	N/A	Yes	Yes
Mid Valley Plaza	$ 9,400,000	N/A	68.0%	1.35x	8.5%	Yes	Yes
BJ’s Rotterdam	$ 9,035,000	N/A	85.0%	1.20x	N/A	Yes	No
14201-14291 East 4th Ave	$ 7,639,574	N/A	70.0%	1.30x	N/A	Yes	Yes
Parham Road Self Storage	$ 4,600,000	N/A	70.8%	1.70x	N/A	Yes	Yes
Duke Self Storage	$ 2,395,000	N/A	67.8%	1.64x	N/A	Yes	Yes
Dollar General St. Charles	$ 975,000	N/A	85.0%	1.20x	N/A	Yes	No
Dollar General Decatur-Sunnyside	$ 960,000	N/A	85.0%	1.20x	N/A	Yes	No
Dollar General Philo	$ 937,500	N/A	85.0%	1.20x	N/A	Yes	No
Dollar General San Antonio	$ 900,000	N/A	85.0%	1.20x	N/A	Yes	No
Dollar General Borger	$ 795,000	N/A	85.0%	1.20x	N/A	Yes	No

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	Direct or indirect owners of the related borrower are permitted to obtain mezzanine financing upon a sale of the related Mortgaged Property and assumption of the Mortgage Loan pursuant to the Mortgage Loan documents.

(5)	If required under the PSA.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above. In addition, the Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower. See Annex A-3 for more information on additional indebtedness relating to the largest 15 Mortgage Loans, in particular those related to the Mortgaged Properties identified on Annex A-1 as The Shops at Somerset Square and Gurnee Mills.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 2821 & 2851 S Parker Road, representing approximately 1.7% of the Initial Pool Balance in the aggregate, the related Mortgaged Property had been collateral under a corporate facility that an affiliate of the related borrower has with Beal Bank USA, a Nevada thrift. In connection with the origination of such Mortgage Loan, the related Mortgaged Property was released as collateral. However, the parent of the related borrower is obligated to submit any and all distributions received from the related borrower to Beal Bank USA, including periodic distributions and net proceeds of any sale or refinancing. Such distribution obligations are secured by, among other things, a pledge of the equity in related borrower. An intercreditor agreement exists between Beal Bank USA and the mortgage lender. Beal Bank USA has a purchase option with respect to the related Mortgaged Property if the related Mortgage Loan is accelerated after an event of default or the mortgage lender receives written notice from the related mortgage borrower that the related mortgage borrower will no longer perform under the related Mortgage Loan.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified as Gurnee Mills on Annex A-1, representing approximately 2.6% of the Initial Pool Balance, without the prior consent of the lender, the borrower is prohibited from entering into a property assessed clean energy loan that is repaid through multi-year assessments against the Mortgaged Property; provided that the borrower is permitted to obtain such loan (which is not to exceed $5,000,000), subject to the mortgage lender’s consent and delivery of a Rating Agency Confirmation. Failure to timely pay such assessments can give rise to a lien against the Mortgaged Property.

With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified as The Crossings of Decatur on Annex A-1, representing approximately 1.4% of the Initial Pool Balance, loans from affiliates permitted in an aggregate amount up to 4% of unpaid principal balance (together with other trade payables and equipment financing), subject to subordination and standstill provisions.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives

With respect to Mortgage Loans secured by residential cooperative properties, many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related cooperative Mortgage Loan included in the Trust and is described on Annex A-1 to this prospectus. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing Mortgage Loans included in the Trust.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of November 1, 2016 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
Arlington Owners, Inc.	$10,482,860	$1,000,000	$0	$10,482,860	$11,482,860	18.6%	greater of 3.90% or 1MO LIBOR+3.75%	6.62x
Gentry Apartments, Inc.	$9,300,000	$700,000	$0	$9,300,000	$10,000,000	11.9%	greater of 3.90% or 1MO LIBOR+3.75%	7.01x
Morton-Barrow Owners Corp.	$7,488,684	$1,000,000	$0	$7,488,684	$8,488,684	6.1%	greater of 3.90% or 1MO LIBOR+3.75%	10.11x
High Meadow Cooperative No. 1, Inc.	$6,985,456	$500,000	$0	$6,985,456	$7,485,456	27.8%	greater of 3.90% or 1MO LIBOR+3.75%	3.65x
50 Plaza Tenants Corp.	$6,489,536	$500,000	$0	$6,489,536	$6,989,536	11.1%	greater of 3.90% or 1MO LIBOR+3.75%	5.16x
Highlander Hall Owners, Inc.	$5,092,071	$500,000	$0	$5,092,071	$5,592,071	26.9%	greater of 3.90% or 1MO LIBOR+3.75%	4.89x
Harway Terrace, Inc.	$4,985,042	$500,000	$0	$4,985,042	$5,485,042	5.7%	greater of 3.90% or 1MO LIBOR+3.75%	12.60x
Michele Towers Inc.	$3,095,113	$750,000	$0	$3,095,113	$3,845,113	12.7%	greater of 3.90% or 1MO LIBOR+3.75%	5.56x
310 East 49th Owners Corp.	$1,996,836	$500,000	$0	$1,996,836	$2,496,836	5.8%	greater of 3.90% or 1MO LIBOR+3.75%	12.00x
109 Tenants Corp.	$1,894,553	$500,000	$0	$1,894,553	$2,394,553	8.9%	greater of 3.90% or 1MO LIBOR+3.75%	5.47x
Chelsea Lofts Corp.	$1,400,000	$250,000	$0	$1,400,000	$1,650,000	2.6%	greater of 3.90% or 1MO LIBOR+3.75%	33.33x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of November 1, 2016.

(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.

(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the non-trust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using LIBOR in effect as of November 1, 2016 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 310 East 49th Owners Corp., representing approximately 0.2% of the Initial Pool Balance, the related borrower is permitted to incur additional future indebtedness secured by the related Mortgaged Property, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the Mortgage Loan included in the trust and the total of such additional secured indebtedness does not exceed the lesser of (x) twenty (20%) percent of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (y) thirty-five (35%) percent of the value of the Mortgaged Property as a multi-family residential rental apartment building and (b) such additional secured indebtedness be expressly subordinate to the related Mortgage Loan included in the trust.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the Custodian (on behalf of the Trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property (applying a discount as determined by the appraiser for rent regulated and rent controlled units), based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt generally do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk” in this prospectus.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May

Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers” in this prospectus.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 9 West 57th Street, Walmart Shadow Anchored Portfolio, Marriott Hilton Head Resort & Spa, Redwood MHC Portfolio, Gurnee Mills, Aspen at Norman Student Housing, Rio West Business Park and 101 Hudson Street are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Controlling Companion Loan” means, with respect to a Servicing Shift Whole Loan, the related Pari Passu Companion Loan which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. Ladder Capital Finance LLC is currently the holder of the “Controlling Companion Loan” with respect to the Redwood MHC Portfolio Whole Loan. Wells Fargo Bank, National Association is currently the holder of the “Controlling Companion Loan” with respect to the Rio West Business Park Whole Loan.

“CSAIL 2016-C7 PSA” means the pooling and servicing agreement related to the securitization of the Gurnee Mills Controlling Companion Loan.

“JPMCC 2016-NINE TSA” means the trust and servicing agreement governing the servicing of the 9 West 57th Street Whole Loan and relating to the securitization of certain of the 9 West 57th Street Companion Loans.

“MSC 2016-BNK2 PSA” means the pooling and servicing agreement related to the securitization of the 101 Hudson Street Controlling Companion Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) the 9 West 57th Street Whole Loan, the certificate administrator under the JPMCC 2016-NINE TSA, (ii) the Gurnee Mills Whole Loan, the certificate administrator under the CSAIL 2016-C7 PSA, (iii) the 101 Hudson Street Whole Loan, the certificate administrator under the MSC 2016-BNK2 PSA and (iv) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of the 9 West 57th Street Pari Passu Companion Loans, the 9 West 57th Street Subordinate Companion Loan, the Redwood MHC Portfolio Companion Loans (on and after the related Servicing Shift Securitization Date), the Gurnee Mills Companion Loans, the Rio West Business Park Companion Loan (on and after the related Servicing Shift Securitization Date) and the 101 Hudson Street Companion Loans.

“Non-Serviced Directing Certificateholder” means with respect to (i) the Gurnee Mills Whole Loan, the directing certificateholder (or the equivalent) under the CSAIL 2016-C7 PSA, (ii) the 101 Hudson Street Whole Loan, the directing certificateholder (or the equivalent) under the MSC 2016-BNK2 PSA and (iii) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the directing certificateholder (or its equivalent) under the related Servicing Shift PSA. The JPMCC 2016-NINE TSA does not provide for a directing certificateholder (or the equivalent). Accordingly, there is no Non-Serviced Directing Certificateholder with respect to the 9 West 57th Street Whole Loan.

“Non-Serviced Master Servicer” means with respect to (i) the 9 West 57th Street Whole Loan, the servicer under the JPMCC 2016-NINE TSA, (ii) the Gurnee Mills Whole Loan, the master servicer under the CSAIL 2016-C7 PSA, (iii) the 101 Hudson Street Whole Loan, the master servicer under the MSC 2016-BNK2 PSA and (iv) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of the 9 West 57th Street Mortgage Loan, the Gurnee Mills Mortgage Loan and the 101 Hudson Street Mortgage Loan, as defined in “—The Whole Loans—The Non-Serviced Whole Loans”. On and after the related Servicing Shift Securitization Date, each Servicing Shift Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced PSA” means with respect to (i) the 9 West 57th Street Whole Loan, the JPMCC 2016-NINE TSA, (ii) the Gurnee Mills Whole Loan, the CSAIL 2016-C7 PSA, (iii) the 101 Hudson Street Whole Loan, the MSC 2016-BNK2 PSA and (iv) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) the 9 West 57th Street Whole Loan, the special servicer under the JPMCC 2016-NINE TSA, (ii) the Gurnee Mills Whole Loan, the special servicer under the CSAIL 2016-C7 PSA, (iii) the 101 Hudson Street Whole Loan, the special servicer under the MSC 2016-BNK2 PSA and (iv) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Subordinate Companion Loan” means the 9 West 57th Street Subordinate Companion Loan.

“Non-Serviced Trustee” means with respect to (i) the 9 West 57th Street Whole Loan, the trustee under the JPMCC 2016-NINE TSA, (ii) the Gurnee Mills Whole Loan, the trustee under the CSAIL 2016-C7 PSA, (iii) the 101 Hudson Street Whole Loan, the trustee under the MSC 2016-BNK2 PSA and (iv) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of the 9 West 57th Street Whole Loan, the Gurnee Mills Whole Loan and the 101 Hudson Street Whole Loan. On and after the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Walmart Shadow Anchored Portfolio Companion Loan, the Marriott Hilton Head Resort & Spa Companion Loans and the Aspen at Norman Student Housing Companion Loan. Prior to the applicable Servicing Shift Securitization Date, each of the Redwood MHC Portfolio Companion Loans and the Rio West Business Park Companion Loan will be a Serviced Companion Loan.

“Serviced Mortgage Loan” means each of the Walmart Shadow Anchored Portfolio Mortgage Loan, the Marriott Hilton Head Resort & Spa Mortgage Loan and the Aspen at Norman Student Housing Mortgage Loan. Prior to the applicable Servicing Shift Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means a Serviced Companion Loan.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Whole Loan” means each of the Walmart Shadow Anchored Portfolio Whole Loan, the Marriott Hilton Head Resort & Spa Whole Loan and the Aspen at Norman Student Housing Whole Loan. Prior to the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Serviced Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the Redwood MHC Portfolio Mortgage Loan and the Rio West Business Park Mortgage Loan will be a Servicing Shift Mortgage Loan related to the issuing entity.

“Servicing Shift PSA” means either the Redwood MHC Portfolio PSA or the Rio West Business Park PSA, as applicable.

“Servicing Shift Securitization Date” means either the Redwood MHC Portfolio Control Note Securitization Date or the Rio West Business Park Control Note Securitization Date, as applicable.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes the related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the Redwood MHC Portfolio Whole Loan and the Rio West Business Park Whole Loan will be a Servicing Shift Whole Loan related to the issuing entity.

“Subordinate Companion Loan” means the 9 West 57th Street Subordinate Companion Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
9 West 57th Street	$50,000,000	5.2%	$963,724,000	$186,276,000	29.8%	35.3%	3.64x	3.08x
Walmart Shadow Anchored Portfolio	$49,500,000	5.2%	$39,536,250	N/A	75.0%	75.0%	1.36x	1.36x
Marriott Hilton Head Resort & Spa	$42,859,454	4.5%	$54,820,232	N/A	59.7%	59.7%	1.47x	1.47x
Redwood MHC Portfolio	$38,400,000	4.0%	$57,600,000	N/A	71.8%	71.8%	1.38x	1.38x
Gurnee Mills	$24,930,491	2.6%	$249,304,906	N/A	65.8%	65.8%	1.60x	1.60x
Aspen at Norman Student Housing	$22,000,000	2.3%	$16,600,000	N/A	75.0%	75.0%	1.30x	1.30x
Rio West Business Park	$20,000,000	2.1%	$21,500,000	N/A	64.8%	64.8%	1.53x	1.53x
101 Hudson Street	$16,500,000	1.7%	$233,500,000	N/A	51.8%	51.8%	3.68x	3.68x

(1)	Calculated including any related Companion Loans but excluding any related Subordinate Companion Loan.

(2)	Calculated including any related Companion Loans and any related Subordinate Companion Loan.

The Serviced Whole Loans

The Walmart Shadow Anchored Portfolio Whole Loan

General

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Walmart Shadow Anchored Portfolio, representing approximately 5.2% of the Initial Pool Balance (the “Walmart Shadow Anchored Portfolio Mortgage Loan”), the related portfolio of Mortgaged Properties also secures another mortgage note, which is pari passu in right of payment with the Walmart Shadow Anchored Portfolio Mortgage Loan (the “Walmart Shadow Anchored Portfolio Companion Loan” and, together with the Walmart Shadow Anchored Portfolio Mortgage Loan, the “Walmart Shadow Anchored Portfolio Whole Loan”). Only the Walmart Shadow Anchored Portfolio Mortgage Loan is an asset of the issuing entity. The Walmart Shadow Anchored Portfolio Companion Loan, which had an original principal balance of $39,536,250, is currently held by Ladder Capital Finance LLC or an affiliate. The Walmart Shadow Anchored Portfolio Companion Loan is not an asset of the issuing entity.

The holders of the Walmart Shadow Anchored Portfolio Whole Loan (the “Walmart Shadow Anchored Portfolio Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Walmart Shadow Anchored Portfolio Noteholder (the “Walmart Shadow Anchored Portfolio Intercreditor Agreement”).

Servicing

The Walmart Shadow Anchored Portfolio Whole Loan will be serviced from and after the Closing Date by Wells Fargo Bank, National Association, in its capacity as a master servicer, and CWCapital Asset Management LLC, in its capacity as a special servicer, pursuant to the terms of the PSA, subject to the terms of the Walmart Shadow Anchored Portfolio Intercreditor Agreement.

Advances

The applicable master servicer, the applicable special servicer (solely as to Servicing Advances) or the trustee, as applicable, under the PSA will be responsible for making (or,

with respect to the applicable special servicer, may choose to make): (i) any required P&I Advances on the Walmart Shadow Anchored Portfolio Mortgage Loan pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Walmart Shadow Anchored Portfolio Mortgage Loan, and (ii) any required Servicing Advances with respect to the Walmart Shadow Anchored Portfolio Whole Loan unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Walmart Shadow Anchored Portfolio Whole Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Servicing Advances in respect of a related Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus. No party to the PSA will have any obligation to make advances of principal and interest on the Walmart Shadow Anchored Portfolio Companion Loan.

Application of Payments

The Walmart Shadow Anchored Portfolio Intercreditor Agreement sets forth the respective rights of the Walmart Shadow Anchored Portfolio Noteholders with respect to distributions of funds received in respect of the Walmart Shadow Anchored Portfolio Whole Loan, and provide, in general, that:

●	the Walmart Shadow Anchored Portfolio Mortgage Loan and the Walmart Shadow Anchored Portfolio Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Walmart Shadow Anchored Portfolio Whole Loan (exclusive of (i) amounts for required reserves or escrows under the related loan documents and (ii) proceeds, awards or settlements to be applied to the restoration or repair of a related Mortgaged Property or released to the related borrower in accordance with the terms of the related loan documents) will be applied to the Walmart Shadow Anchored Portfolio Mortgage Loan and the Walmart Shadow Anchored Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor or trustee under the applicable pooling and servicing agreement in accordance with the terms of the Walmart Shadow Anchored Portfolio Intercreditor Agreement, the PSA and the servicing agreement governing the securitization of the Walmart Shadow Anchored Portfolio Companion Loan); and

●	fees, costs and expenses relating to the Walmart Shadow Anchored Portfolio Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Walmart Shadow Anchored Portfolio Mortgage Loan and the Walmart Shadow Anchored Portfolio Companion Loan.

Reimbursement of Advances and Indemnities

If a P&I Advance is made with respect to the Walmart Shadow Anchored Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Walmart Shadow Anchored Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Walmart Shadow Anchored Portfolio Companion Loan.

Certain fees, costs and expenses (such as a pro rata share of a Servicing Advance and/or interest thereon) allocable to the Walmart Shadow Anchored Portfolio Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the Walmart Shadow Anchored Portfolio Companion Loan or from general collections with respect to any securitization of the Walmart Shadow Anchored Portfolio Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Application of Penalty Charges

Pursuant to the Walmart Shadow Anchored Portfolio Intercreditor Agreement, the PSA may provide for the application of default charges, penalty charges, late fees and/or default interest paid in respect of the Walmart Shadow Anchored Portfolio Whole Loan to be used to (i) pay the applicable master servicer, the trustee or the applicable special servicer for interest accrued on any Servicing Advances and reimbursement of Servicing Advances, (ii) pay the parties to any related securitization of the Walmart Shadow Anchored Portfolio Mortgage Loan or the Walmart Shadow Anchored Portfolio Companion Loan for interest accrued on any principal and interest advance, (iii) pay certain other expenses incurred with respect to the Walmart Shadow Anchored Portfolio Whole Loan and (iv) pay to the applicable master servicer and/or the applicable special servicer as additional servicing compensation, except that for so long as the Walmart Shadow Anchored Portfolio Companion Loan is not included in a securitization, any penalty charges allocated to the Walmart Shadow Anchored Portfolio Companion Loan that are not applied pursuant to parts (i)-(iii) above will be remitted to the holder of the Walmart Shadow Anchored Portfolio Companion Loan and will not be paid to the applicable master servicer and/or applicable special servicer without express consent of such holder.

Consultation and Control

The controlling noteholder under the Walmart Shadow Anchored Portfolio Intercreditor Agreement with respect to the Walmart Shadow Anchored Portfolio Whole Loan will be the holder of the Walmart Shadow Anchored Portfolio Mortgage Loan (or, at any time the Walmart Shadow Anchored Portfolio Mortgage Loan is included in a securitization, the holders of the specified interest in the class of securities issued in such securitization designated as the “controlling class” or their duly appointed representative or any other party assigned the right to exercise the rights of the holder of the Walmart Shadow Anchored Portfolio Mortgage Loan, as and to the extent provided in the servicing agreement governing the securitization of the Walmart Shadow Anchored Portfolio Mortgage Loan) (in any event, the “Walmart Shadow Anchored Portfolio Directing Holder”). Pursuant to the PSA, unless a Control Termination Event has occurred and is continuing or the Walmart Shadow Anchored Portfolio Whole Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the Walmart Shadow Anchored Portfolio Directing Holder. As such, pursuant to the terms of the Walmart Shadow Anchored Portfolio Intercreditor Agreement, certain decisions to be made with respect to the Walmart Shadow Anchored Portfolio Whole Loan, including certain Major Decisions and the implementation of any recommended actions outlined in an Asset Status Report, will require the approval of the Walmart Shadow Anchored Portfolio Directing Holder. Generally, pursuant to the Walmart Shadow Anchored Portfolio Intercreditor Agreement, if the Walmart Shadow

Anchored Portfolio Directing Holder fails to notify the applicable special servicer of its approval or disapproval of a proposed Major Decision within ten (10) business days (or 30 days with respect to an acceptable insurance default) of written notice thereof, such Major Decisions will be deemed approved. The Directing Certificateholder, as the party entitled under the PSA to exercise the rights of the Walmart Shadow Anchored Portfolio Directing Holder, will have certain consent and/or consultation rights with respect to the Walmart Shadow Anchored Portfolio Whole Loan for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan serviced under the PSA (other than any Excluded Loan or Servicing Shift Mortgage Loan), and will be entitled to exercise the rights and powers of the Walmart Shadow Anchored Portfolio Directing Holder under the Walmart Shadow Anchored Portfolio Intercreditor Agreement.

Notwithstanding the Walmart Shadow Anchored Portfolio Directing Holder’s consent and/or consultation rights described above, the applicable master servicer (if authorized under the PSA) or the applicable special servicer, as applicable, is permitted to implement any Major Decision before the expiration of the aforementioned ten (10) business day (or, with respect to an acceptable insurance default, 30 day) period if (i) it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Walmart Shadow Anchored Portfolio Mortgage Loan and the Walmart Shadow Anchored Portfolio Companion Loan and (ii) the applicable master servicer (if authorized under the PSA) or the applicable special servicer, as applicable, has made a reasonable effort to contact the Walmart Shadow Anchored Portfolio Directing Holder.

Pursuant to the terms of the Walmart Shadow Anchored Portfolio Intercreditor Agreement, the holder of the Walmart Shadow Anchored Portfolio Companion Loan (or, at any time the Walmart Shadow Anchored Portfolio Companion Loan is included in a securitization, the holders of the specified interest in the class of securities issued in such securitization designated as the “controlling class” or their duly appointed representative or any other party assigned the right to exercise the rights of the holder of the Walmart Shadow Anchored Portfolio Companion Loan, as and to the extent provided in the servicing agreement governing the securitization of the Walmart Shadow Anchored Portfolio Companion Loan) as a non-controlling noteholder (the “Walmart Shadow Anchored Portfolio Non-Controlling Noteholder”) will have the right (i) to receive copies of the same notices, information and reports, in each case, with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Walmart Shadow Anchored Portfolio Whole Loan, that the applicable master servicer or the applicable special servicer is required to provide to the Walmart Shadow Anchored Portfolio Directing Holder under the PSA within the same time frame that the applicable master servicer or the applicable special servicer is required to provide such notices, information and reports to the Walmart Shadow Anchored Portfolio Directing Holder (but without regard to whether or not the Walmart Shadow Anchored Portfolio Directing Holder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) to be consulted by the applicable master servicer and the applicable special servicer on a strictly non-binding basis with respect to any such Major Decisions or the implementation by the applicable master servicer or the applicable special servicer of any recommended actions outlined in an Asset Status Report. The consultation right of the Walmart Shadow Anchored Portfolio Non-Controlling Noteholder will expire ten (10) business days after the delivery by the applicable master servicer or the applicable special servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the applicable special servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the Walmart Shadow Anchored Portfolio Non-Controlling Noteholder’s consultation rights described above, the applicable master servicer or the applicable special servicer is permitted to implement any Major Decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Walmart Shadow Anchored Portfolio Noteholders.

In addition to the consultation rights of the Walmart Shadow Anchored Portfolio Non-Controlling Noteholder described above, the Walmart Shadow Anchored Portfolio Non-Controlling Noteholder will have the right to annual conference calls with the applicable master servicer or applicable special servicer upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Walmart Shadow Anchored Portfolio Whole Loan are to be discussed.

No objection, direction or advice contemplated by the Walmart Shadow Anchored Portfolio Intercreditor Agreement may require or cause the applicable master servicer or the applicable special servicer, as applicable, under the PSA to violate any provisions of the Walmart Shadow Anchored Portfolio Mortgage Loan documents, applicable law, the PSA, the Walmart Shadow Anchored Portfolio Intercreditor Agreement, the REMIC provisions or such master servicer’s or special servicer’s obligation to act in accordance with the servicing standard under the PSA, or expose such master servicer or special servicer to liability, or materially expand the scope of such master servicer’s or special servicer’s responsibilities under the PSA.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Walmart Shadow Anchored Portfolio Intercreditor Agreement, it is acknowledged that the PSA will provide that, if the Walmart Shadow Anchored Portfolio Mortgage Loan becomes a “defaulted mortgage loan” and thereafter the applicable special servicer determines pursuant to the PSA and the Walmart Shadow Anchored Portfolio Intercreditor Agreement to pursue a sale of the Walmart Shadow Anchored Portfolio Mortgage Loan, such special servicer will be required to sell the Walmart Shadow Anchored Portfolio Mortgage Loan together with the Walmart Shadow Anchored Portfolio Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements.

Notwithstanding the foregoing, the applicable special servicer will not be permitted to sell the Walmart Shadow Anchored Portfolio Whole Loan if it becomes a “defaulted mortgage loan” without the written consent of the Walmart Shadow Anchored Portfolio Non-Controlling Noteholder unless the applicable special servicer has delivered to such Walmart Shadow Anchored Portfolio Non-Controlling Noteholder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Walmart Shadow Anchored Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the applicable special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Walmart Shadow Anchored Portfolio Whole Loan, and any documents in the servicing file requested by the Walmart Shadow Anchored Portfolio Non-Controlling Noteholder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Walmart Shadow Anchored Portfolio Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the applicable master servicer or the applicable special servicer in connection with the proposed sale; provided that the Walmart Shadow Anchored Portfolio Non-Controlling Noteholder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Each Walmart Shadow Anchored Portfolio Noteholder or its representative will be permitted to submit an offer at any sale of the Walmart Shadow Anchored Portfolio Whole Loan unless such person is the related borrower or an agent or affiliate of the related borrower. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

Pursuant to the terms of the Walmart Shadow Anchored Portfolio Intercreditor Agreement, and subject to the terms of the PSA, the Walmart Shadow Anchored Portfolio Directing Holder (which, unless a Control Termination Event has occurred and is continuing or the Walmart Shadow Anchored Portfolio Mortgage Loan is an Excluded Loan, will be the Directing Certificateholder), will have the right, with or without cause, to replace the special servicer then acting with respect to the Walmart Shadow Anchored Portfolio Whole Loan and appoint a replacement special servicer without the consent of the holder of the Walmart Shadow Anchored Portfolio Companion Loan. See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of a Special Servicer” in this prospectus. The Walmart Shadow Anchored Portfolio Intercreditor Agreement requires the replacement special servicer to be a “qualified servicer” thereunder.

The Marriott Hilton Head Resort & Spa Whole Loan

General

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Hilton Head Resort & Spa, representing approximately 4.5% of the Initial Pool Balance (the “Marriott Hilton Head Resort & Spa Mortgage Loan”), the related Mortgaged Property also secures five (5) other mortgage notes, which are pari passu in right of payment with the Marriott Hilton Head Resort & Spa Mortgage Loan (the “Marriott Hilton Head Resort & Spa Companion Loans”, and together with the Marriott Hilton Head Resort & Spa Mortgage Loan, the “Marriott Hilton Head Resort & Spa Whole Loan”), which whole loan was co-originated with Rialto Mortgage Finance LLC and Citigroup Global Markets Realty Corp. The Marriott Hilton Head Resort & Spa Mortgage Loan is evidenced by a promissory note designated as Note A-1 with an original principal balance of $43,000,000. The related Companion Loans are evidenced by five (5) promissory notes designated as Note A-2A, Note A-2B, Note A-3A, Note A-3B and Note A-4, which had an original principal balance of $5,000,000, $15,000,000, $10,000,000, $10,000,000 and $15,000,000, respectively. Only the Marriott Hilton Head Resort & Spa Mortgage Loan is an asset of the issuing entity. Note A-2A, Note A-3A and Note A-3B are expected to be contributed by Citigroup Global Markets Realty Corp. to future securitizations. Note A-2B and Note A-4 are expected to be contributed to the CGCMT 2016-C3 securitization trust by Citigroup Global Markets Realty Corp. and Rialto Mortgage Finance, LLC, respectively.

The holders of the Marriott Hilton Head Resort & Spa Whole Loan (the “Marriott Hilton Head Resort & Spa Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Marriott Hilton Head Resort & Spa Noteholder (the “Marriott Hilton Head Resort & Spa Intercreditor Agreement”).

Servicing

The Marriott Hilton Head Resort & Spa Whole Loan will be serviced from and after the Closing Date by Wells Fargo Bank, National Association, in its capacity as a master servicer, and CWCapital Asset Management LLC, in its capacity as a special servicer, pursuant to the terms of the PSA, subject to the terms of the Marriott Hilton Head Resort & Spa Intercreditor Agreement.

Advances

The applicable master servicer, the applicable special servicer (solely as to Servicing Advances) or the trustee, as applicable, will be responsible for making (or, with respect to the applicable special servicer, may choose to make): (i) any required P&I Advances on the Marriott Hilton Head Resort & Spa Mortgage Loan (but not on the Marriott Hilton Head Resort & Spa Companion Loans) pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Marriott Hilton Head Resort & Spa Mortgage Loan, and (ii) any required Servicing Advances with respect to the Marriott Hilton Head Resort & Spa Whole Loan unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Marriott Hilton Head Resort & Spa Whole Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Servicing Advances in respect of the related Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus. Furthermore, only the master servicer, special servicer and/or trustee under the servicing agreements governing the securitization of the Marriott Hilton Head Resort & Spa Companion Loans will be responsible for making advances of principal and interest on the Marriott Hilton Head Resort & Spa Companion Loans (but not on the Marriott Hilton Head Resort & Spa Mortgage Loan), unless such master servicer, special servicer and/or trustee, as applicable, determines that such an advance would not be recoverable from collections on the Marriott Hilton Head Resort & Spa Companion Loans.

Distributions

The terms of the Marriott Hilton Head Resort & Spa Intercreditor Agreement set forth the respective rights of the Marriott Hilton Head Resort & Spa Noteholders with respect to distributions of funds received in respect of the Marriott Hilton Head Resort & Spa Whole Loan, and provide, in general, that:

●	the Marriott Hilton Head Resort & Spa Mortgage Loan and the Marriott Hilton Head Resort & Spa Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Marriott Hilton Head Resort & Spa Mortgage Loan and the Marriott Hilton Head Resort & Spa Companion Loans will be applied to the Marriott Hilton Head Resort & Spa Mortgage Loan and the Marriott Hilton Head Resort & Spa Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Marriott Hilton Head Resort & Spa Intercreditor Agreement, the PSA and the servicing agreements governing the securitization of the Marriott Hilton Head Resort & Spa Companion Loans; and

●	fees, costs and expenses relating to the Marriott Hilton Head Resort & Spa Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Marriott Hilton Head Resort & Spa Mortgage Loan and the Marriott Hilton Head Resort & Spa Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Marriott Hilton Head Resort & Spa Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Marriott Hilton Head Resort & Spa Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Marriott Hilton Head Resort & Spa Companion Loans.

Certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to the Marriott Hilton Head Resort & Spa Companion Loans may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the trust’s right to reimbursement from future payments and other collections on the Marriott Hilton Head Resort & Spa Companion Loans or from general collections with respect to any securitization of the Marriott Hilton Head Resort & Spa Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Application of Penalty Charges

Pursuant to the Marriott Hilton Head Resort & Spa Intercreditor Agreement, the PSA may provide for the application of penalty charges paid in respect of the Marriott Hilton Head Resort & Spa Whole Loan to be used to (i) pay the applicable master servicer, the trustee or the applicable special servicer for interest accrued on any Servicing Advances and reimbursement of Servicing Advances, (ii) pay the parties to any related securitization for interest accrued on any principal and interest advance, (iii) pay certain other expenses incurred with respect to the Marriott Hilton Head Resort & Spa Whole Loan and (iv) pay to the applicable master servicer and/or the applicable special servicer as additional servicing compensation.

Consultation and Control

The controlling noteholder under the Marriott Hilton Head Resort & Spa Intercreditor Agreement with respect to the Marriott Hilton Head Resort & Spa Whole Loan will be the trustee, as holder of the Marriott Hilton Head Resort & Spa Mortgage Loan (such party, the “Marriott Hilton Head Resort & Spa Directing Holder”) (provided that, pursuant to the PSA, unless a Consultation Termination Event has occurred and is continuing or the Marriott Hilton Head Resort & Spa Whole Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the Marriott Hilton Head Resort & Spa Directing Holder). As such, pursuant to the terms of the Marriott Hilton Head Resort & Spa Intercreditor Agreement, certain decisions to be made with respect to the Marriott Hilton Head Resort & Spa Whole Loan, including certain Major Decisions and the implementation of any recommended actions outlined in an Asset Status Report will require the approval of the Marriott Hilton Head Resort & Spa Directing Holder. Generally, if the Marriott Hilton Head Resort & Spa Directing Holder fails to notify the applicable special servicer of its approval or disapproval of a proposed Major Decision within ten (10) business days of written notice thereof, such Major Decisions will be deemed approved. The Directing Certificateholder, as the party entitled to exercise the rights of the Marriott Hilton Head Resort & Spa Directing Holder, will have certain consent and/or consultation rights with respect to the Marriott Hilton Head Resort & Spa Whole Loan for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan included in the issuing entity (other than any Excluded Loan), and will be entitled to exercise the rights and powers of the Marriott Hilton Head Resort & Spa Directing Holder under the Marriott Hilton Head Resort & Spa Intercreditor Agreement.

Notwithstanding the Marriott Hilton Head Resort & Spa Directing Holder’s consent and/or consultation rights described above, the applicable special servicer is permitted to implement any Major Decision before the expiration of the aforementioned ten (10) business-day period if (i) it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Marriott Hilton Head Resort & Spa Mortgage Loan and the Marriott Hilton Head Resort & Spa Companion Loan and (ii) the applicable special servicer has made a reasonable effort to contact the Marriott Hilton Head Resort & Spa Directing Holder.

Pursuant to the terms of the Marriott Hilton Head Resort & Spa Intercreditor Agreement, the holder of each Marriott Hilton Head Resort & Spa Companion Loan (or, at any time such Marriott Hilton Head Resort & Spa Companion Loan is included in a securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” or their duly appointed representative or any other party assigned the rights to exercise the rights of the holder of the Marriott Hilton Head Resort & Spa Companion Loan, as and to the extent provided in the servicing agreement governing the securitization of the Marriott Hilton Head Resort & Spa Companion Loan) as a non-controlling noteholder (the “Marriott Hilton Head Resort & Spa Non-Controlling Noteholder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Marriott Hilton Head Resort & Spa Whole Loan, that the applicable special servicer is required to provide to the Marriott Hilton Head Resort & Spa Directing Holder under such agreement within the same time frame that the applicable special servicer is required to provide such notices, information and reports to the Marriott Hilton Head Resort & Spa Directing Holder (but without regard to whether or not the Marriott Hilton Head Resort & Spa Directing Holder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) to be consulted by the applicable special servicer on a strictly non-binding basis with respect to any such Major Decisions or the implementation by the applicable special servicer of any recommended actions outlined in an Asset Status Report. The consultation right of the Marriott Hilton Head Resort & Spa Non-Controlling Noteholder will expire ten (10) business days after the delivery by the applicable special servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the applicable special servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the Marriott Hilton Head Resort & Spa Non-Controlling Noteholder’s consultation rights described above, the applicable special servicer is permitted to implement any Major Decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Marriott Hilton Head Resort & Spa Mortgage Loan and the Marriott Hilton Head Resort & Spa Companion Loan.

In addition to the consultation rights of the Marriott Hilton Head Resort & Spa Non-Controlling Noteholder described above, the Marriott Hilton Head Resort & Spa Non-Controlling Noteholder will have the right to annual conference calls with the applicable master servicer or applicable special servicer upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Marriott Hilton Head Resort & Spa Whole Loan are to be discussed.

No objection, direction or advice of the Marriott Hilton Head Resort & Spa Directing Holder contemplated above may require or cause the applicable master servicer or the applicable special servicer, as applicable, to violate any provisions of the Marriott Hilton Head Resort & Spa Mortgage Loan documents, applicable law, the PSA, the Marriott Hilton Head Resort & Spa Intercreditor Agreement, the REMIC provisions or the applicable master servicer’s or applicable special servicer’s obligation to act in accordance with the Servicing Standard or expose the applicable master servicer or the applicable special servicer to liability, or materially expand the scope of the applicable master servicer’s or the applicable special servicer’s responsibilities under the PSA.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Marriott Hilton Head Resort & Spa Intercreditor Agreement and the PSA, if the Marriott Hilton Head Resort & Spa Mortgage Loan becomes a “defaulted mortgage loan” and thereafter the applicable special servicer determines pursuant to the PSA and the Marriott Hilton Head Resort & Spa Intercreditor Agreement to pursue a sale of the Marriott Hilton Head Resort & Spa Mortgage Loan, such special servicer will be required to sell the Marriott Hilton Head Resort & Spa Mortgage Loan together with the Marriott Hilton Head Resort & Spa Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the trustee’s (or any third party hired by the trustee in accordance with the PSA) obligation to review whether certain offers received for the Marriott Hilton Head Resort & Spa Mortgage Loan and the Marriott Hilton Head Resort & Spa Companion Loans constitute a fair price.

Notwithstanding the foregoing, the applicable special servicer will not be permitted to sell the Marriott Hilton Head Resort & Spa Whole Loan if it becomes a Defaulted Loan without the written consent of the Marriott Hilton Head Resort & Spa Non-Controlling Noteholder unless the applicable special servicer has delivered to such Marriott Hilton Head Resort & Spa Non-Controlling Noteholder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Marriott Hilton Head Resort & Spa Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the applicable special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Marriott Hilton Head Resort & Spa Whole Loan, and any documents in the servicing file requested by such Marriott Hilton Head Resort & Spa Non-Controlling Noteholder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Marriott Hilton Head Resort & Spa Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the applicable master servicer or the applicable special servicer in connection with the proposed sale; provided that the Marriott Hilton Head Resort & Spa Non-Controlling Noteholder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Each holder of the Marriott Hilton Head Resort & Spa Mortgage Loan and the Marriott Hilton Head Resort & Spa Companion Loans will be permitted to submit an offer at any sale of the Marriott Hilton Head Resort & Spa Whole Loan unless such person is the borrower or an agent or affiliate of the borrower. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

Pursuant to the terms of the Marriott Hilton Head Resort & Spa Intercreditor Agreement, and subject to the terms of the PSA, the Marriott Hilton Head Resort & Spa Directing Holder (which, unless a Consultation Termination Event has occurred and is continuing or the Marriott Hilton Head Resort & Spa Mortgage Loan is an Excluded Loan, will be the Directing

Certificateholder), will have the right, with or without cause, to replace the special servicer then acting with respect to the Marriott Hilton Head Resort & Spa Whole Loan and appoint a replacement special servicer without the consent of the holder of the Marriott Hilton Head Resort & Spa Companion Loan. See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of a Special Servicer” in this prospectus.

The Aspen at Norman Student Housing Whole Loan

General

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Aspen at Norman Student Housing, representing approximately 2.3% of the Initial Pool Balance (the “Aspen at Norman Student Housing Mortgage Loan”), the related Mortgaged Property also secures another mortgage note, which is pari passu in right of payment with the Aspen at Norman Student Housing Mortgage Loan (the “Aspen at Norman Student Housing Companion Loan”) and, together with the Aspen at Norman Student Housing Mortgage Loan, the “Aspen at Norman Student Housing Whole Loan”). Only the Aspen at Norman Student Housing Mortgage Loan is an asset of the issuing entity. The Aspen at Norman Student Housing Companion Loan, which had an original principal balance of approximately $16,600,000, is included in the WFCM 2016-LC24 securitization trust. The Aspen at Norman Student Housing Companion Loan is not an asset of the issuing entity.

The holders of the Aspen at Norman Student Housing Whole Loan (the “Aspen at Norman Student Housing Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Aspen at Norman Student Housing Noteholder (the “Aspen at Norman Student Housing Intercreditor Agreement”).

Servicing

The Aspen at Norman Student Housing Whole Loan will be serviced from and after the Closing Date by Wells Fargo Bank, National Association, in its capacity as a master servicer, and CWCapital Asset Management LLC, in its capacity as a special servicer, pursuant to the terms of the PSA, subject to the terms of the Aspen at Norman Student Housing Intercreditor Agreement.

Advances

The applicable master servicer, the applicable special servicer (solely as to Servicing Advances) or the trustee, as applicable, under the PSA will be responsible for making (or, with respect to the applicable special servicer, may choose to make): (i) any required P&I Advances on the Aspen at Norman Student Housing Mortgage Loan pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Aspen at Norman Student Housing Mortgage Loan, and (ii) any required Servicing Advances with respect to the Aspen at Norman Student Housing Whole Loan unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Aspen at Norman Student Housing Whole Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Servicing Advances in respect of the related Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus. No party to the PSA will have any obligation to make advances of principal and interest on the Aspen at Norman Student Housing Companion Loan.

Application of Payments

The Aspen at Norman Student Housing Intercreditor Agreement sets forth the respective rights of the Aspen at Norman Student Housing Noteholders with respect to distributions of funds received in respect of the Aspen at Norman Student Housing Whole Loan, and provide, in general, that:

●	the Aspen at Norman Student Housing Mortgage Loan and the Aspen at Norman Student Housing Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Aspen at Norman Student Housing Whole Loan (exclusive of (i) amounts for required reserves or escrows under the related loan documents and (ii) proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the related loan documents) will be applied to the Aspen at Norman Student Housing Mortgage Loan and the Aspen at Norman Student Housing Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor or trustee under the applicable pooling and servicing agreement in accordance with the terms of the Aspen at Norman Student Housing Intercreditor Agreement, the PSA and the servicing agreement governing the securitization of the Aspen at Norman Student Housing Companion Loan); and

●	fees, costs and expenses relating to the Aspen at Norman Student Housing Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Aspen at Norman Student Housing Mortgage Loan and the Aspen at Norman Student Housing Companion Loan.

Reimbursement of Advances and Indemnities

If a P&I Advance is made with respect to the Aspen at Norman Student Housing Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Aspen at Norman Student Housing Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Aspen at Norman Student Housing Companion Loan.

Certain fees, costs and expenses (such as a pro rata share of a Servicing Advance and/or interest thereon) allocable to the Aspen at Norman Student Housing Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the Aspen at Norman Student Housing Companion Loan or from general collections with respect to any securitization of the Aspen at Norman Student Housing Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Application of Penalty Charges

Pursuant to the Aspen at Norman Student Housing Intercreditor Agreement, the PSA may provide for the application of default charges, penalty charges, late fees and/or default interest paid in respect of the Aspen at Norman Student Housing Whole Loan to be used to (i) pay the applicable master servicer, the trustee or the applicable special servicer for interest accrued on any Servicing Advances and reimbursement of Servicing Advances, (ii) pay the parties to any related securitization of the Aspen at Norman Student Housing Mortgage Loan or the Aspen at Norman Student Housing Companion Loan for interest accrued on any principal and interest advance, (iii) pay certain other expenses incurred with respect to the Aspen at Norman Student Housing Whole Loan and (iv) pay to the applicable master servicer and/or the applicable special servicer as additional servicing compensation.

Consultation and Control

The controlling noteholder under the Aspen at Norman Student Housing Intercreditor Agreement with respect to the Aspen at Norman Student Housing Whole Loan will be the holder of the Aspen at Norman Student Housing Mortgage Loan (or, at any time the Aspen at Norman Student Housing Mortgage Loan is included in a securitization, the holders of the specified interest in the class of securities issued in such securitization designated as the “controlling class” or their duly appointed representative or any other party assigned the right to exercise the rights of the holder of the Aspen at Norman Student Housing Mortgage Loan, as and to the extent provided in the servicing agreement governing the securitization of the Aspen at Norman Student Housing Mortgage Loan) (in any event, the “Aspen at Norman Student Housing Directing Holder”). Pursuant to the PSA, unless a Control Termination Event has occurred and is continuing or the Aspen at Norman Student Housing Whole Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the Aspen at Norman Student Housing Directing Holder. As such, pursuant to the terms of the Aspen at Norman Student Housing Intercreditor Agreement, certain decisions to be made with respect to the Aspen at Norman Student Housing Whole Loan, including certain Major Decisions and the implementation of any recommended actions outlined in an Asset Status Report, will require the approval of the Aspen at Norman Student Housing Directing Holder. Generally, pursuant to the Aspen at Norman Student Housing Intercreditor Agreement, if the Aspen at Norman Student Housing Directing Holder fails to notify the applicable special servicer of its approval or disapproval of a proposed Major Decision within ten (10) business days (or 30 days with respect to an acceptable insurance default) of written notice thereof, such Major Decisions will be deemed approved. The Directing Certificateholder, as the party entitled under the PSA to exercise the rights of the Aspen at Norman Student Housing Directing Holder, will have certain consent and/or consultation rights with respect to the Aspen at Norman Student Housing Whole Loan for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan serviced under the PSA (other than any Excluded Loan or Servicing Shift Mortgage Loan), and will be entitled to exercise the rights and powers of the Aspen at Norman Student Housing Directing Holder under the Aspen at Norman Student Housing Intercreditor Agreement.

Notwithstanding the Aspen at Norman Student Housing Directing Holder’s consent and/or consultation rights described above, the applicable master servicer (if authorized under the PSA) or the applicable special servicer, as applicable, is permitted to implement any Major Decision before the expiration of the aforementioned ten (10) business day (or, with respect to an acceptable insurance default, 30 day) period if (i) it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Aspen at Norman Student Housing Mortgage Loan and the Aspen at Norman Student Housing Companion Loan and (ii) the applicable master servicer (if authorized under the PSA) or the applicable special servicer, as applicable, has made a reasonable effort to contact the Aspen at Norman Student Housing Directing Holder.

Pursuant to the terms of the Aspen at Norman Student Housing Intercreditor Agreement, the holder of the Aspen at Norman Student Housing Companion Loan (or, at any time the Aspen at Norman Student Housing Companion Loan is included in a securitization, the holders of the specified interest in the class of securities issued in such securitization designated as the “controlling class” or their duly appointed representative or any other party assigned the right to exercise the rights of the holder of the Aspen at Norman Student Housing Companion Loan, as and to the extent provided in the servicing agreement governing the securitization of the Aspen at Norman Student Housing Companion Loan) as a non-controlling noteholder (the “Aspen at Norman Student Housing Non-Controlling Noteholder”) will have the right (i) to receive copies of the same notices, information and reports, in each case, with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Aspen at Norman Student Housing Whole Loan, that the applicable master servicer or the applicable special servicer is required to provide to the Aspen at Norman Student Housing Directing Holder under the PSA within the same time frame that the applicable master servicer or the applicable special servicer is required to provide such notices, information and reports to the Aspen at Norman Student Housing Directing Holder (but without regard to whether or not the Aspen at Norman Student Housing Directing Holder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) to be consulted by the applicable master servicer and the applicable special servicer on a strictly non-binding basis with respect to any such Major Decisions or the implementation by the applicable master servicer or the applicable special servicer of any recommended actions outlined in an Asset Status Report. The consultation right of the Aspen at Norman Student Housing Non-Controlling Noteholder will expire ten (10) business days after the delivery by the applicable master servicer or the applicable special servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the applicable special servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the Aspen at Norman Student Housing Non-Controlling Noteholder’s consultation rights described above, the applicable master servicer or the applicable special servicer is permitted to implement any Major Decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Aspen at Norman Student Housing Noteholders.

In addition to the consultation rights of the Aspen at Norman Student Housing Non-Controlling Noteholder described above, the Aspen at Norman Student Housing Non-Controlling Noteholder will have the right to annual conference calls with the applicable master servicer or applicable special servicer upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Aspen at Norman Student Housing Whole Loan are to be discussed.

No objection, direction or advice contemplated by the Aspen at Norman Student Housing Intercreditor Agreement may require or cause the applicable master servicer or the applicable special servicer, as applicable, under the PSA to violate any provisions of the Aspen at Norman Student Housing Mortgage Loan documents, applicable law, the PSA, the Aspen at Norman Student Housing Intercreditor Agreement, the REMIC provisions or such master servicer’s or special servicer’s obligation to act in accordance with the servicing standard under the PSA, or expose such master servicer or special servicer to liability, or materially expand the scope of such master servicer’s or special servicer’s responsibilities under the PSA.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Aspen at Norman Student Housing Intercreditor Agreement, it is acknowledged that the PSA will provide that, if the Aspen at Norman Student Housing Mortgage Loan becomes a “defaulted mortgage loan” and thereafter the applicable special servicer determines pursuant to the PSA and the Aspen at Norman Student Housing Intercreditor Agreement to pursue a sale of the Aspen at Norman Student Housing Mortgage Loan, such special servicer will be required to sell the Aspen at Norman Student Housing Mortgage Loan together with the Aspen at Norman Student Housing Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements.

Notwithstanding the foregoing, the applicable special servicer will not be permitted to sell the Aspen at Norman Student Housing Whole Loan if it becomes a “defaulted mortgage loan” without the written consent of the Aspen at Norman Student Housing Non-Controlling Noteholder unless the applicable special servicer has delivered to such Aspen at Norman Student Housing Non-Controlling Noteholder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Aspen at Norman Student Housing Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the applicable special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Aspen at Norman Student Housing Whole Loan, and any documents in the servicing file requested by the Aspen at Norman Student Housing Non-Controlling Noteholder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Aspen at Norman Student Housing Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the applicable master servicer or the applicable special servicer in connection with the proposed sale; provided that the Aspen at Norman Student Housing Non-Controlling Noteholder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Each Aspen at Norman Student Housing Noteholder or its representative will be permitted to submit an offer at any sale of the Aspen at Norman Student Housing Whole Loan unless such person is the related borrower or an agent or affiliate of the related borrower. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

Pursuant to the terms of the Aspen at Norman Student Housing Intercreditor Agreement, and subject to the terms of the PSA, the Aspen at Norman Student Housing Directing Holder (which, unless a Control Termination Event has occurred and is continuing or the Aspen at Norman Student Housing Mortgage Loan is an Excluded Loan, will be the Directing Certificateholder), will have the right, with or without cause, to replace the special servicer then acting with respect to the Aspen at Norman Student Housing Whole Loan and appoint a replacement special servicer without the consent of the holder of the Aspen at Norman Student Housing Companion Loan. See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of a Special Servicer” in this prospectus. The Aspen at Norman Student Housing Intercreditor Agreement requires the replacement special servicer to be a “qualified servicer” thereunder.

The Non-Serviced Whole Loans

The 9 West 57th Street Whole Loan

General

One (1) Mortgage Loan, secured by the Mortgaged Property identified on Annex A-1 to this prospectus as “9 West 57th Street” (such Mortgage Loan, the “9 West 57th Street Mortgage Loan”), representing approximately 5.2% of the Initial Pool Balance, is part of a Whole Loan comprised of seven (7) mortgage notes, each of which is secured by the same Mortgage on the same underlying Mortgaged Property.

The 9 West 57th Street Mortgage Loan is evidenced by one (1) promissory note identified as promissory note A-3-A, with an original principal balance of $50,000,000. The related Companion Loans evidenced by promissory notes A-1, A-2, A-3-B, A-4 and A-5 (the “9 West 57th Street Pari Passu Companion Loans”) are pari passu with the 9 West 57th Street Mortgage Loan. The 9 West 57th Street Pari Passu Companion Loans had an aggregate original principal balance of $963,724,000 that are not included in the issuing entity. The 9 West 57th Street Whole Loan (as defined below) includes one (1) Subordinate Companion Loan, which is subordinate to the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans. The Subordinate Companion Loan (the “9 West 57th Street Subordinate Companion Loan” and together with the 9 West 57th Street Pari Passu Companion Loans, the “9 West 57th Street Companion Loans”) is evidenced by one (1) promissory note identified as promissory note B-1, which had an original principal balance of $186,276,000 that is not included in the issuing entity. Only the 9 West 57th Street Mortgage Loan is included in the issuing entity. The 9 West 57th Street Pari Passu Companion Loan evidenced by promissory note A-1 and the 9 West 57th Street Subordinate Companion Loan are included in the JPMCC 2016-NINE securitization. The other 9 West 57th Street Companion Loans have either been included in other commercial mortgage securitizations or are held by JPMorgan Chase Bank, National Association and are expected to be included in one or more future commercial mortgage securitizations. The 9 West 57th Street Mortgage Loan, the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan are collectively referred to in this prospectus as the “9 West 57th Street Whole Loan”. The rights of the holders of the promissory notes evidencing the 9 West 57th Street Whole Loan (the “9 West 57th Street Noteholders”) are subject to an Intercreditor Agreement (the “9 West 57th Street Intercreditor Agreement”). The following summaries describe certain provisions of the 9 West 57th Street Intercreditor Agreement.

Servicing

The 9 West 57th Street Whole Loan is being serviced and administered pursuant to the terms of the JPMCC 2016-NINE TSA, among J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “JPMCC 2016-NINE Depositor”), Wells Fargo Bank, National Association as servicer, special servicer and certificate administrator (in such capacities, the “JPMCC 2016-NINE Servicer”, the “JPMCC 2016-NINE Special Servicer” and the “JPMCC 2016-NINE Certificate Administrator”, respectively) and Wilmington Trust, National Association as trustee (in such capacity, the “JPMCC 2016-NINE Trustee”) in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 9 West 57th Street Whole Loan”, but subject to the terms of the 9 West 57th Street Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 9 West 57th Street Whole Loan”.

Application of Payments

The 9 West 57th Street Intercreditor Agreement sets forth the respective rights of the 9 West 57th Street Noteholders with respect to distributions of funds received in respect of the 9 West 57th Street Whole Loan, and provides, in general, that:

Prior to the occurrence and continuance of an event of default with respect to the 9 West 57th Street Whole Loan, any collections received in respect of the 9 West 57th Street Whole Loan or Mortgaged Property will be applied to the 9 West 57th Street Mortgage Loan, the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan in accordance with the related Mortgage Loan documents and the JPMCC 2016-NINE TSA. Accordingly, subject to the right of the JPMCC 2016-NINE Servicer, the JPMCC 2016-NINE Special Servicer and the other parties under the JPMCC 2016-NINE TSA to be reimbursed for any unanticipated trust fund expenses in accordance with the JPMCC 2016-NINE TSA, the monthly interest payment on the 9 West 57th Street Whole Loan will be applied: (i) first, to the payment of interest due and payable on each of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, pro rata and pari passu; and (ii) then, to the payment of interest due and payable on the 9 West 57th Street Subordinate Companion Loan; and any prepayment or repayment of the principal of the 9 West 57th Street Whole Loan will be applied: (a) first, to the reduction of the outstanding principal balance of each of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, pro rata and pari passu, until the outstanding principal balance of each such note is reduced to zero; and (b) then, to the reduction of the outstanding principal balance of the 9 West 57th Street Subordinate Companion Loan, until the outstanding principal balance of such note is reduced to zero.

Following the occurrence and during the continuance of an event of default with respect to the 9 West 57th Street Whole Loan, payments and proceeds with respect to the 9 West 57th Street Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to provide reimbursement to the JPMCC 2016-NINE Servicer and the JPMCC 2016-NINE Trustee (and, if applicable, a master servicer of any other securitization trust involving a 9 West 57th Street promissory note) for any nonrecoverable property protection advances and administrative advances (or in the case of a master servicer of any other securitization trust, if applicable, its pro rata share of any unreimbursed nonrecoverable property protection advances and administrative advances previously reimbursed to the JPMCC 2016-NINE Servicer or the JPMCC 2016-NINE Trustee from general collections on the related other securitization trust) relating to the 9 West 57th Street Whole Loan or the related Mortgaged Property and any interest thereon;

●	second, to provide reimbursement for any nonrecoverable monthly debt service advances (together with interest) thereon on the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, on a pari passu and pro rata basis, then to provide reimbursement for any nonrecoverable monthly debt service advances (together with interest) thereon on the 9 West 57th Street Subordinate Companion Loan;

●	third, to provide reimbursement for any unreimbursed property protection advances and administrative advances plus any interest thereon and any trust fund expenses (in each case provided that such reimbursements or payments relate to servicing and administration of the 9 West 57th Street Whole Loan and Mortgaged

Property including, without limitation, any unpaid special servicing fees, liquidation fees or workout fees relating to the 9 West 57th Street Whole Loan);

●	fourth, to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) thereon that was not included in the amount reimbursed pursuant to clause second above;

●	fifth, to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on such loans;

●	sixth, to pay principal to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	seventh, to the holder of the 9 West 57th Street Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest (other than default interest) thereon that was not included in the amount reimbursed pursuant to clause second above;

●	eighth, to the holder of the 9 West 57th Street Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the 9 West 57th Street Subordinate Companion Loan;

●	ninth, to pay principal to the holder of the 9 West 57th Street Subordinate Companion Loan until its principal balance has been reduced to zero;

●	tenth, to pay the JPMCC 2016-NINE Servicer or the JPMCC 2016-NINE Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

●	eleventh, to fund any other reserves to the extent then required to be held in escrow;

●	twelfth, to pay to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans any liquidated damages amount and yield maintenance or other prepayment premium then due and payable to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, on a pro rata and pari passu basis, and then to pay to the holder of the 9 West 57th Street Subordinate Companion Loan any liquidated damages amount and yield maintenance or other prepayment premium then due and payable to the holder of the 9 West 57th Street Subordinate Companion Loan;

●	thirteenth, to pay the JPMCC 2016-NINE Servicer or the JPMCC 2016-NINE Special Servicer default interest and late payment charges then due and payable under the 9 West 57th Street Whole Loan documents, all of which will be applied in accordance with the JPMCC 2016-NINE TSA;

●	fourteenth, to pay any additional servicing compensation that the JPMCC 2016-NINE Servicer or the JPMCC 2016-NINE Special Servicer is entitled to receive under the JPMCC 2016-NINE TSA; and

●	fifteenth, if any excess amount is available to be distributed in respect of the 9 West 57th Street Whole Loan, and not otherwise applied in accordance with the foregoing clauses first - fourteenth, such amount will be paid to the holders of the 9 West 57th Street Mortgage Loan, the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan pro rata based on the initial principal balances of their notes.

If a P&I Advance is made with respect to the 9 West 57th Street Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 9 West 57th Street Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the 9 West 57th Street Companion Loans.

The issuing entity is required to pay or reimburse, as applicable, its pro rata share of any unanticipated trust fund expenses, property protection advances (with interest thereon) and any other fees, costs or expenses incurred in connection with the servicing and administration of the 9 West 57th Street Whole Loan or related Mortgaged Property in accordance with the JPMCC 2016-NINE TSA and the 9 West 57th Street Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the 9 West 57th Street Subordinate Companion Loan have been applied to pay such amounts (it being understood that the pro rata share payable by issuing entity under this paragraph would be determined allocating such unanticipated trust expenses, as the case may be, first to the 9 West 57th Street Subordinate Companion Loan and then, on a pro rata and pari passu basis, to the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, in that order).

To the extent collections received on the 9 West 57th Street Whole Loan or the related Mortgaged Property are not sufficient to pay or reimburse, as applicable, in full any of the unanticipated trust fund expenses, property protection advances (with interest thereon) and other fees, costs and expenses incurred in connection with the servicing and administration of the 9 West 57th Street Whole Loan or related Mortgaged Property as described in the preceding paragraph, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid or unreimbursed items (which will be determined based on the original principal balance of the 9 West 57th Street Mortgage Loan, the 9 West 57th Street Companion Loans and the 9 West 57th Street Subordinate Companion Loan) from general collections on the other mortgage loans in this securitization. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the 9 West 57th Street Intercreditor Agreement will be the securitization trust created pursuant to the JPMCC 2016-NINE TSA. At any time that the 9 West 57th Street Pari Passu Companion Loan evidenced by promissory note A-1 and the 9 West 57th Street Subordinate Companion Loan are included in such securitization trust, the 9 West 57th Street Intercreditor Agreement provides that there will be no controlling noteholder for the 9 West 57th Street Whole Loan.

Pursuant to the terms of the 9 West 57th Street Intercreditor Agreement, the issuing entity, as a non-controlling note holder, will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the 9 West 57th Street Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 9 West 57th Street Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the JPMCC 2016-NINE Servicer or the JPMCC 2016-NINE Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above the JPMCC 2016-NINE Servicer or the JPMCC 2016-NINE Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 9 West 57th Street Mortgage Loan, the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan. Neither the JPMCC 2016-NINE Servicer nor the JPMCC 2016-NINE Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the 9 West 57th Street Mortgage Loan (or its representative).

Sale of Defaulted 9 West 57th Street Whole Loan

Pursuant to the terms of the 9 West 57th Street Intercreditor Agreement, the issuing entity, as holder of the 9 West 57th Street Mortgage Loan, has acknowledged and agreed that if the 9 West 57th Street Whole Loan become a defaulted loan pursuant to the terms of the JPMCC 2016-NINE TSA, and if the JPMCC 2016-NINE Special Servicer determines to sell the 9 West 57th Street Pari Passu Companion Loan evidenced by promissory note A-1 and the 9 West 57th Street Subordinate Companion Loan in accordance with the JPMCC 2016-NINE TSA, then the JPMCC 2016-NINE Special Servicer will be required to sell the 9 West 57th Street Mortgage Loan together with the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan as one whole loan.

Notwithstanding the foregoing, the JPMCC 2016-NINE Special Servicer will not be permitted to sell the 9 West 57th Street Whole Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the 9 West 57th Street Mortgage Loan or the party designated under the PSA to exercise such consent right (provided that such consent is not required if the issuing entity or the holder of more than 50% of the Controlling Class is the borrower or an affiliate of the borrower) unless the JPMCC 2016-NINE Special Servicer has delivered to the issuing entity or such designated party: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 9 West 57th Street Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMCC 2016-NINE Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 9 West 57th Street Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity or such designated party that are material to the price of the 9 West 57th Street Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMCC 2016-NINE Servicer or the JPMCC 2016-NINE Special Servicer in connection with the proposed sale; provided that the issuing entity or such designated party may waive any of the delivery or timing requirements described in this sentence.

Special Servicer Appointment Rights

The JPMCC 2016-NINE TSA will govern the party or parties that may, with or without cause, terminate the JPMCC 2016-NINE Special Servicer then acting with respect to the 9 West 57th Street Whole Loan and appoint a replacement special servicer and the conditions to any such replacement of the JPMCC 2016-NINE Special Servicer. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 9 West 57th Street Whole Loan”.

The Gurnee Mills Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Gurnee Mills (the “Gurnee Mills Mortgage Loan”), representing approximately 2.6% of the Initial Pool Balance, is part of a split loan structure comprised of six (6) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Gurnee Mills Mortgage Loan is evidenced by a promissory note designated as note A-2B with an original principal balance of $25,000,000. The related Companion Loans are evidenced by five (5) promissory notes: (i) one mortgage note designated as note A-1A, which had an aggregate original principal balance of $75,000,000 (the “Gurnee Mills Controlling Companion Loan”); and (ii) four mortgage notes designated as note A-1B, Note A-2A, Note A-3 and Note A-4 having an aggregate original principal balance of $175,000,000 (the “Gurnee Mills Companion Loans”). The Gurnee Mills Companion Loans are generally pari passu in right of payment with the Gurnee Mills Mortgage Loan.

The Gurnee Mills Companion Loans together with the Gurnee Mills Mortgage Loan are collectively referred to as the “Gurnee Mills Whole Loan”. Only the Gurnee Mills Mortgage Loan is an asset of the issuing entity. The Gurnee Mills Controlling Companion Loan is included in the securitization trust governed by the CSAIL 2016-C7 PSA (the “CSAIL 2016-C7 Securitization”). The other Gurnee Mills Companion Loans have been or are expected to be deposited into other securitization trusts. There can be no assurance, however, that any such future or expected securitizations will occur.

The holders of the Gurnee Mills Whole Loan (the “Gurnee Mills Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Gurnee Mills Noteholder (the “Gurnee Mills Intercreditor Agreement”).

Servicing

The Gurnee Mills Whole Loan will be serviced and administered pursuant to the CSAIL 2016-C7 PSA, among Credit Suisse Commercial Mortgage Securities Corp., as depositor the “CSAIL 2016-C7 Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “CSAIL 2016-C7 Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “CSAIL 2016-C7 Special Servicer”), Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “CSAIL 2016-C7 Operating Advisor”) and as asset representations reviewer (in such capacity, the “CSAIL 2016-C7 Asset Representations Reviewer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “CSAIL 2016-C7 Certificate Administrator”), and Wilmington Trust, National

Association, as trustee (the “CSAIL 2016-C7 Trustee”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Gurnee Mills Mortgage Loan” in this prospectus, but subject to the terms of the Gurnee Mills Intercreditor Agreement. The Gurnee Mills Intercreditor Agreement sets forth the rights of the issuing entity as the holder of the Gurnee Mills Mortgage Loan and the rights of the holders of the Gurnee Mills Companion Loans, and provides that fees, costs, expenses, losses and shortfalls relating to the Gurnee Mills Whole Loan will be allocated on a pro rata basis to the holders thereof. In servicing the Gurnee Mills Whole Loan, the servicing standard set forth in the CSAIL 2016-C7 PSA requires the CSAIL 2016-C7 Master Servicer and the CSAIL 2016-C7 Special Servicer to take into account the interests of both the Certificateholders and the Gurnee Mills Companion Loan holders as a collective whole in connection with the servicing of the Gurnee Mills Whole Loan.

Amounts payable to the issuing entity as holder of the Gurnee Mills Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Advancing

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Gurnee Mills Mortgage Loan (but not on the Gurnee Mills Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Gurnee Mills Mortgage Loan. Principal and interest advances in respect of the Gurnee Mills Companion Loans and property protection advances in respect of the Gurnee Mills Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Gurnee Mills Mortgage Loan” in this prospectus.

Application of Payments

The Gurnee Mills Intercreditor Agreement sets forth the respective rights of the holder of the Gurnee Mills Mortgage Loan and the holders of the Gurnee Mills Companion Loans with respect to distributions of funds received in respect of the Gurnee Mills Whole Loan, and provides, in general, that:

●	the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans are of equal priority with each other and none will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Gurnee Mills Whole Loan or the related Mortgaged Property (exclusive of proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the related Mortgage Loan documents and amounts required to be deposited in reserve or escrow pursuant to the related Mortgage Loan documents) will be applied to the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CSAIL 2016-C7 Master Servicer, the CSAIL 2016-C7 Special Servicer, the CSAIL 2016-C7 Asset Representations Reviewer, the CSAIL 2016-C7 Operating Advisor, the CSAIL 2016-C7 Certificate Administrator or the CSAIL 2016-C7 Trustee) in accordance with the terms of the Gurnee Mills Intercreditor Agreement and the CSAIL 2016-C7 PSA; and

●	costs, fees, expenses, losses and shortfalls relating to the Gurnee Mills Whole Loan will be allocated on a pro rata and pari passu basis to the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Gurnee Mills Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Gurnee Mills Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Gurnee Mills Companion Loans. Similarly, principal and interest advances on the Gurnee Mills Companion Loans are not reimbursable out of payments or other collections on the Gurnee Mills Mortgage Loan or the Mortgage Loans.

To the extent amounts on deposit in the collection account under the CSAIL 2016-C7 PSA with respect to the Gurnee Mills Whole Loan are insufficient to reimburse the CSAIL 2016-C7 Master Servicer, CSAIL 2016-C7 Trustee or CSAIL 2016-C7 Special Servicer, as applicable, for any property protection advance and/or interest thereon and the CSAIL 2016-C7 Master Servicer, CSAIL 2016-C7 Trustee or CSAIL 2016-C7 Special Servicer, as applicable, obtains funds from general collections of the CSAIL 2016-C7 securitization trust as a reimbursement for a property protection advance or interest thereon, the issuing entity (as holder of the Gurnee Mills Mortgage Loan) will be required to, promptly following notice from the CSAIL 2016-C7 Master Servicer, pay to the CSAIL 2016-C7 securitization trust for its pro rata share of such property protection advance and/or interest thereon. In addition, the issuing entity (as holder of the Gurnee Mills Mortgage Loan) is required to promptly reimburse the CSAIL 2016-C7 Master Servicer or the CSAIL 2016-C7 Trustee for the Gurnee Mills Mortgage Loan holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Gurnee Mills Whole Loan as to which the CSAIL 2016-C7 securitization trust or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the CSAIL 2016-C7 PSA (to the extent amounts collected with respect to the Gurnee Mills Whole Loan are insufficient for reimbursement of such amounts).

Consultation and Control

Pursuant to the Gurnee Mills Intercreditor Agreement, the controlling noteholder (the “Gurnee Mills Controlling Noteholder”) with respect to the Gurnee Mills Whole Loan will, upon and after the closing of the CSAIL 2016-C7 Securitization, be the CSAIL 2016-C7 Trustee on behalf of the CSAIL 2016-C7 issuing entity as holder of the Gurnee Mills Controlling Companion Loan; provided, that, unless a control termination event exists under the CSAIL 2016-C7 PSA or the Gurnee Mills Controlling Companion Loan is an “excluded loan” under the CSAIL 2016-C7 PSA, the directing certificateholder under the CSAIL 2016-C7 PSA (the “CSAIL 2016-C7 Directing Certificateholder”) will be entitled to exercise the rights of the Gurnee Mills Controlling Noteholder with respect to the Gurnee Mills Whole Loan. In its capacity as representative of the Gurnee Mills Controlling Noteholder under the Gurnee Mills Intercreditor Agreement, the CSAIL 2016-C7 Directing Certificateholder will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Certificateholder set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus) with respect to any “major decisions” (as defined under the CSAIL 2016-C7 PSA) to be taken with respect to the Gurnee Mills Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Gurnee Mills Whole Loan will require the approval of the CSAIL 2016-C7 Directing Certificateholder (which approval rights are substantially similar to, but not necessarily identical to, those rights described in this prospectus under “Pooling and

Servicing Agreement—The Directing Certificateholder” and “—Asset Status Report” in this prospectus). In addition, the Gurnee Mills Intercreditor Agreement provides that the CSAIL 2016-C7 Directing Certificateholder may direct the special servicer to take or refrain from taking such other actions with respect to the Gurnee Mills Whole Loan as the Directing Certificateholder deems advisable. Pursuant to the terms of the CSAIL 2016-C7 PSA, the CSAIL 2016-C7 Directing Certificateholder will only have these rights with respect to the Gurnee Mills Whole Loan for so long as it has similar rights with respect to the other mortgage loans included in the CSAIL 2016-C7 issuing entity (other than any “excluded loan” under the CSAIL 2016-C7 PSA) that are serviced under the CSAIL 2016-C7 PSA.

In addition, pursuant to the terms of the Gurnee Mills Intercreditor Agreement, the issuing entity (or its representative), as holder of the Gurnee Mills Mortgage Loan (the “Gurnee Mills Non-Controlling Noteholder”), which will be represented by the Directing Certificateholder unless a Consultation Termination Event exists under the PSA or the Gurnee Mills Mortgage Loan is an Excluded Loan, will (i) have a right to receive copies of all notices, information and reports that the CSAIL 2016-C7 Master Servicer or the CSAIL 2016-C7 Special Servicer, as applicable, is required to provide to the CSAIL 2016-C7 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the CSAIL 2016-C7 Directing Certificateholder under the CSAIL 2016-C7 PSA without regard to the occurrence of a control termination event or consultation termination event under the CSAIL 2016-C7 PSA) with respect to certain “major decisions” under the CSAIL 2016-C7 PSA to be taken with respect to the Gurnee Mills Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Gurnee Mills Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Gurnee Mills Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to the Gurnee Mills Whole Loan. The consultation right of the Gurnee Mills Non-Controlling Noteholder will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the CSAIL 2016-C7 Directing Certificateholder; provided that if the CSAIL 2016-C7 Master Servicer (or the CSAIL 2016-C7 Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the Gurnee Mills Non-Controlling Noteholder’s consultation rights described above, the CSAIL 2016-C7 Master Servicer or the CSAIL 2016-C7 Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Gurnee Mills Whole Loan and it has made a reasonable effort to contact the Gurnee Mills Non-Controlling Noteholder. Neither the CSAIL 2016-C7 Master Servicer nor the CSAIL 2016-C7 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Gurnee Mills Non-Controlling Noteholder.

Neither the CSAIL 2016-C7 Master Servicer nor the CSAIL 2016-C7 Special Servicer may take or refrain from taking any action pursuant to instructions from the Gurnee Mills Non-Controlling Noteholder, the CSAIL 2016-C7 Directing Certificateholder or any other party to the CSAIL 2016-C7 PSA that would, among other things, cause the CSAIL 2016-C7 Master Servicer or the CSAIL 2016-C7 Special Servicer, as applicable, to violate applicable law, the terms of the Gurnee Mills Whole Loan, the Gurnee Mills Intercreditor Agreement, the CSAIL 2016-C7 PSA, including the servicing standard under the CSAIL 2016-C7 PSA, or the REMIC provisions of the Code.

In addition to the consultation rights of the issuing entity, as Gurnee Mills Non-Controlling Noteholder as described above, the issuing entity will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the CSAIL 2016-C7 Master Servicer or the CSAIL 2016-C7 Special Servicer, as applicable) with the CSAIL 2016-C7 Master Servicer or CSAIL 2016-C7 Special Servicer, upon reasonable notice and at times reasonably acceptable to the CSAIL 2016-C7 Master Servicer or CSAIL 2016-C7 Special Servicer, as applicable, in which servicing issues related to the Gurnee Mills Whole Loan are discussed.

Application of Penalty Charges

Pursuant to the Gurnee Mills Intercreditor Agreement, items in the nature of penalty charges paid on the Gurnee Mills Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans by the amount necessary to pay the CSAIL 2016-C7 Master Servicer, the CSAIL 2016-C7 Trustee or the CSAIL 2016-C7 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the CSAIL 2016-C7 PSA, second, be used to reduce the respective amounts payable on each of the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans by the amount necessary to pay the applicable master servicer, the trustee, the CSAIL 2016-C7 Master Servicer and the CSAIL 2016-C7 Trustee for any interest accrued on any P&I Advance (or analogous principal and interest advance made pursuant to the CSAIL 2016-C7 PSA) made with respect to such loan by such party (if and as specified in the PSA or the CSAIL 2016-C7 PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Gurnee Mills Whole Loan (as specified in the CSAIL 2016-C7 PSA) and, finally, with respect to any remaining amount of penalty charges allocable to the Gurnee Mills Mortgage Loan, be paid to the CSAIL 2016-C7 Master Servicer and/or the CSAIL 2016-C7 Special Servicer as additional servicing compensation as provided in the CSAIL 2016-C7 PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Gurnee Mills Intercreditor Agreement and the CSAIL 2016-C7 PSA, if the Gurnee Mills Mortgage Loan becomes a defaulted mortgage loan and thereafter the CSAIL 2016-C7 Special Servicer determines pursuant to the CSAIL 2016-C7 PSA and the Gurnee Mills Intercreditor Agreement to pursue a sale of the Gurnee Mills Mortgage Loan, the CSAIL 2016-C7 Special Servicer will be required to sell the Gurnee Mills Mortgage Loan together with the Gurnee Mills Companion Loans as a single whole loan at a fair price as determined by the CSAIL 2016-C7 Special Servicer, subject to the satisfaction of certain notice and information delivery requirements (as described below) and, in case of offers to purchase the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans received from interested persons, the CSAIL 2016-C7 Trustee’s (or any third party hired by the CSAIL 2016-C7 Trustee in accordance with the CSAIL 2016-C7 PSA) obligation to review whether such offer constitutes a fair price (provided that no offer from such interested person constitutes a fair price unless it is the highest offer received and at least two other offers are received from independent third parties).

The CSAIL 2016-C7 Special Servicer will not be permitted to sell the Gurnee Mills Whole Loan if it becomes a defaulted mortgage loan without the written consent of the issuing entity unless the CSAIL 2016-C7 Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Gurnee Mills Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the CSAIL 2016-C7 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Gurnee Mills Whole Loan, and any documents in the servicing file reasonably requested by the Gurnee Mills Non-Directing Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CSAIL 2016-C7 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CSAIL 2016-C7 Master Servicer or the CSAIL 2016-C7 Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as Gurnee Mills Non-Controlling Noteholder, may waive any of the delivery or timing requirements set forth in this sentence. Each holder of the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans, the Directing Certificateholder and the CSAIL 2016-C7 Directing Certificateholder will be permitted to submit an offer at any sale of the Gurnee Mills Whole Loan unless such holder is a “borrower party” (as defined in the CSAIL 2016-C7 PSA).

Special Servicer Appointment Rights

Pursuant to the Gurnee Mills Intercreditor Agreement and the CSAIL 2016-C7 PSA, the CSAIL 2016-C7 Directing Certificateholder (unless a control termination event exists under the CSAIL 2016-C7 PSA or the Gurnee Mills Controlling Companion Loan is an “excluded loan” under the CSAIL 2016-C7 PSA) will have the right, at any time, with or without cause, to replace the CSAIL 2016-C7 Special Servicer then acting with respect to the Gurnee Mills Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative), as holder of the Gurnee Mills Mortgage Loan. Accordingly, the CSAIL 2016-C7 Directing Certificateholder (unless a control termination event exists under the CSAIL 2016-C7 PSA or that the Gurnee Mills Whole Loan is an “excluded loan” under the CSAIL 2016-C7 PSA), and the applicable CSAIL 2016-C7 certificateholders with the requisite percentage of voting rights (if a control termination event exists under the CSAIL 2016-C7 PSA) will have the right, with or without cause, to replace the CSAIL 2016-C7 Special Servicer then acting with respect to the Gurnee Mills Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity as holder of the Gurnee Mills Mortgage Loan. The issuing entity (or its representative), as holder of the Gurnee Mills Mortgage Loan, will be permitted to direct the CSAIL 2016-C7 Trustee to terminate the CSAIL 2016-C7 Special Servicer (solely with respect to the Gurnee Mills Whole Loan) upon a servicer termination event under the CSAIL 2016-C7 PSA with respect to the CSAIL 2016-C7 Special Servicer that affects the holder of the Gurnee Mills Mortgage Loan.

The 101 Hudson Street Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 101 Hudson Street (the “101 Hudson Street Mortgage Loan”), representing approximately 1.7% of the Initial Pool Balance, is part of a split loan structure comprised of six (6) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 101 Hudson Street Mortgage Loan is evidenced by a promissory note designated as Note A-1-2 with an original principal balance of $16,500,000. The related Companion Loans are evidenced by five (5) promissory notes: (i) one mortgage note designated as Note A-1-1, which had an original principal balance of $53,500,000 (the “101 Hudson Street Controlling Companion Loan”); and (ii) four mortgage notes designated as Note A-2, Note

A-3, Note A-4 and Note A-5 which has original principal balances of $67,500,000, $37,250,000, $19,000,000 and $56,250,000 (the “101 Hudson Street Companion Loans”). The 101 Hudson Street Companion Loans are generally pari passu in right of payment with the 101 Hudson Street Mortgage Loan.

The 101 Hudson Street Companion Loans together with the 101 Hudson Street Mortgage Loan are collectively referred to as the “101 Hudson Street Whole Loan”. Only the 101 Hudson Street Mortgage Loan is an asset of the issuing entity. The 101 Hudson Street Controlling Companion Loan was contributed by Wells Fargo Bank, National Association to the MSC 2016-BNK2 securitization (the “MSC 2016-BNK2 Securitization”). The other 101 Hudson Street Companion Loans have been or are expected to be deposited into other securitization trusts. There can be no assurance, however, that any such future or expected securitizations will occur.

The holders of the 101 Hudson Street Whole Loan (the “101 Hudson Street Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 101 Hudson Street Noteholder (the “101 Hudson Street Intercreditor Agreement”).

Servicing

The 101 Hudson Street Whole Loan is serviced and administered pursuant to the MSC 2016-BNK2 PSA, among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “MSC 2016-BNK2 Master Servicer”), C-III Asset Management LLC, as special servicer (the “MSC 2016-BNK2 Special Servicer”), Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “MSC 2016-BNK2 Operating Advisor”) and as asset representations reviewer (in such capacity, the “MSC 2016-BNK2 Asset Representations Reviewer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “MSC 2016-BNK2 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “MSC 2016-BNK2 Trustee”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 101 Hudson Street Mortgage Loan” in this prospectus, but subject to the terms of the 101 Hudson Street Intercreditor Agreement. The 101 Hudson Street Intercreditor Agreement sets forth the rights of the issuing entity as the holder of the 101 Hudson Street Mortgage Loan and the rights of the holders of the 101 Hudson Street Companion Loans, and provides that fees, costs, expenses, losses and shortfalls relating to the 101 Hudson Street Whole Loan will be allocated on a pro rata basis to the holders thereof. In servicing the 101 Hudson Street Whole Loan, the servicing standard set forth in the MSC 2016-BNK2 PSA will require the MSC 2016-BNK2 Master Servicer and the MSC 2016-BNK2 Special Servicer to take into account the interests of both the Certificateholders and the 101 Hudson Street Companion Loan holders as a collective whole in connection with the servicing of the 101 Hudson Street Whole Loan.

Amounts payable to the issuing entity as holder of the 101 Hudson Street Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Advancing

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 101 Hudson Street Mortgage Loan (but not on the 101 Hudson Street Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 101 Hudson Street Mortgage

Loan. Principal and interest advances in respect of the 101 Hudson Street Companion Loans and property protection advances in respect of the 101 Hudson Street Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 101 Hudson Street Mortgage Loan” in this prospectus.

Application of Payments

The 101 Hudson Street Intercreditor Agreement sets forth the respective rights of the holder of the 101 Hudson Street Mortgage Loan and the holders of the 101 Hudson Street Companion Loans with respect to distributions of funds received in respect of the 101 Hudson Street Whole Loan, and provides, in general, that:

●	the 101 Hudson Street Mortgage Loan and the 101 Hudson Street Companion Loans are of equal priority with each other and none will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the 101 Hudson Street Whole Loan or the related Mortgaged Property (exclusive of proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the related Mortgage Loan documents and amounts required to be deposited in reserve or escrow pursuant to the related Mortgage Loan documents) will be applied to the 101 Hudson Street Mortgage Loan and the 101 Hudson Street Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the MSC 2016-BNK2 Master Servicer, the MSC 2016-BNK2 Special Servicer, the MSC 2016-BNK2 Asset Representations Reviewer, the MSC 2016-BNK2 Operating Advisor, the MSC 2016-BNK2 Certificate Administrator or the MSC 2016-BNK2 Trustee) in accordance with the terms of the 101 Hudson Street Intercreditor Agreement and the MSC 2016-BNK2 PSA; and

●	costs, fees, expenses, losses and shortfalls relating to the 101 Hudson Street Whole Loan will be allocated on a pro rata and pari passu basis to the 101 Hudson Street Mortgage Loan and the 101 Hudson Street Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 101 Hudson Street Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 101 Hudson Street Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 101 Hudson Street Companion Loans. Similarly, principal and interest advances on the 101 Hudson Street Companion Loans are not reimbursable out of payments or other collections on the 101 Hudson Street Mortgage Loan or the Mortgage Loans.

To the extent amounts on deposit in the collection account under the MSC 2016-BNK2 PSA with respect to the 101 Hudson Street Whole Loan are insufficient to reimburse the MSC 2016-BNK2 Master Servicer, MSC 2016-BNK2 Trustee or MSC 2016-BNK2 Special Servicer, as applicable, for any property protection advance and/or interest thereon and the MSC 2016-BNK2 Master Servicer, MSC 2016-BNK2 Trustee or MSC 2016-BNK2 Special Servicer, as applicable, obtains funds from general collections of the MSC 2016-BNK2 securitization trust as a reimbursement for a property protection advance or interest thereon, the issuing entity (as holder of the 101 Hudson Street Mortgage Loan) will be required to, promptly following notice from the MSC 2016-BNK2 Master Servicer, pay to the MSC 2016-BNK2 securitization trust for its pro rata share of such property protection advance and/or interest thereon. In addition, the issuing entity (as holder of the 101 Hudson Street Mortgage Loan) is required to promptly reimburse the MSC 2016-BNK2 Master Servicer or the MSC 2016-BNK2 Trustee for the 101 Hudson Street Mortgage Loan holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the 101 Hudson Street Whole Loan as to which the MSC 2016-BNK2 securitization trust or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the MSC 2016-BNK2 PSA (to the extent amounts collected with respect to the 101 Hudson Street Whole Loan are insufficient for reimbursement of such amounts).

Consultation and Control

Pursuant to the 101 Hudson Street Intercreditor Agreement, the controlling noteholder (the “101 Hudson Street Controlling Noteholder”) with respect to the 101 Hudson Street Whole Loan will, upon and after the closing of the MSC 2016-BNK2 Securitization, be the MSC 2016-BNK2 Trustee on behalf of the MSC 2016-BNK2 issuing entity as holder of the 101 Hudson Street Controlling Companion Loan; provided, that, unless a control termination event exists under the MSC 2016-BNK2 PSA or the 101 Hudson Street Controlling Companion Loan is an “excluded loan” under the MSC 2016-BNK2 PSA, the directing certificateholder under the MSC 2016-BNK2 PSA (the “MSC 2016-BNK2 Directing Certificateholder”) will be entitled to exercise the rights of the 101 Hudson Street Controlling Noteholder with respect to the 101 Hudson Street Whole Loan. In its capacity as representative of the 101 Hudson Street Controlling Noteholder under the 101 Hudson Street Intercreditor Agreement, the MSC 2016-BNK2 Directing Certificateholder will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Certificateholder set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus) with respect to any “major decisions” (as defined under the MSC 2016-BNK2 PSA) to be taken with respect to the 101 Hudson Street Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the 101 Hudson Street Whole Loan will require the approval of the MSC 2016-BNK2 Directing Certificateholder (which approval rights are substantially similar to, but not necessarily identical to, those rights described in this prospectus under “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Asset Status Report” in this prospectus). In addition, the 101 Hudson Street Intercreditor Agreement provides that the MSC 2016-BNK2 Directing Certificateholder may direct the special servicer to take or refrain from taking such other actions with respect to the 101 Hudson Street Whole Loan as the Directing Certificateholder deems advisable. Pursuant to the terms of the MSC 2016-BNK2 PSA, the MSC 2016-BNK2 Directing Certificateholder will only have these rights with respect to the 101 Hudson Street Whole Loan for so long as it has similar rights with respect to the other mortgage loans included in the MSC 2016-BNK2 issuing entity (other than any “excluded loan” under the MSC 2016-BNK2 PSA) that are serviced under the MSC 2016-BNK2 PSA.

In addition, pursuant to the terms of the 101 Hudson Street Intercreditor Agreement, the issuing entity (or its representative), as holder of the 101 Hudson Street Mortgage Loan (the “101 Hudson Street Non-Controlling Noteholder”), which will be represented by the Directing Certificateholder unless a Consultation Termination Event exists under the PSA or the 101 Hudson Street Mortgage Loan is an Excluded Loan, will (i) have a right to receive copies of all notices, information and reports that the MSC 2016-BNK2 Master Servicer or the MSC 2016-BNK2 Special Servicer, as applicable, is required to provide to the MSC 2016-BNK2 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the MSC 2016-BNK2 Directing

Certificateholder under the MSC 2016-BNK2 PSA without regard to the occurrence of a control termination event or consultation termination event under the MSC 2016-BNK2 PSA) with respect to certain “major decisions” under the MSC 2016-BNK2 PSA to be taken with respect to the 101 Hudson Street Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 101 Hudson Street Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the 101 Hudson Street Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to the 101 Hudson Street Whole Loan. The consultation right of the 101 Hudson Street Non-Controlling Noteholder will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the MSC 2016-BNK2 Directing Certificateholder; provided that if the MSC 2016-BNK2 Master Servicer (or the MSC 2016-BNK2 Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the 101 Hudson Street Non-Controlling Noteholder’s consultation rights described above, the MSC 2016-BNK2 Master Servicer or the MSC 2016-BNK2 Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 101 Hudson Street Whole Loan and it has made a reasonable effort to contact the 101 Hudson Street Non-Controlling Noteholder. Neither the MSC 2016-BNK2 Master Servicer nor the MSC 2016-BNK2 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the 101 Hudson Street Non-Controlling Noteholder.

Neither the MSC 2016-BNK2 Master Servicer nor the MSC 2016-BNK2 Special Servicer may take or refrain from taking any action pursuant to instructions from the 101 Hudson Street Non-Controlling Noteholder, the MSC 2016-BNK2 Directing Certificateholder or any other party to the MSC 2016-BNK2 PSA that would, among other things, cause the MSC 2016-BNK2 Master Servicer or the MSC 2016-BNK2 Special Servicer, as applicable, to violate applicable law, the terms of the 101 Hudson Street Whole Loan, the 101 Hudson Street Intercreditor Agreement, the MSC 2016-BNK2 PSA, including the servicing standard under the MSC 2016-BNK2 PSA, or the REMIC provisions of the Code.

In addition to the consultation rights of the issuing entity, as 101 Hudson Street Non-Controlling Noteholder as described above, the issuing entity will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the MSC 2016-BNK2 Master Servicer or the MSC 2016-BNK2 Special Servicer, as applicable) with the MSC 2016-BNK2 Master Servicer or MSC 2016-BNK2 Special Servicer, upon reasonable notice and at times reasonably acceptable to the MSC 2016-BNK2 Master Servicer or MSC 2016-BNK2 Special Servicer, as applicable, in which servicing issues related to the 101 Hudson Street Whole Loan are discussed.

Application of Penalty Charges

Pursuant to the 101 Hudson Street Intercreditor Agreement, items in the nature of penalty charges paid on the 101 Hudson Street Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the 101 Hudson Street Mortgage Loan and the 101 Hudson Street Companion Loans by the amount necessary to pay the MSC 2016-BNK2 Master Servicer, the MSC 2016-BNK2 Trustee or the MSC 2016-BNK2 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the MSC 2016-BNK2 PSA, second, be used to reduce the respective amounts payable on each of the 101 Hudson

Street Mortgage Loan and the 101 Hudson Street Companion Loans by the amount necessary to pay the applicable master servicer, the trustee, the MSC 2016-BNK2 Master Servicer and the MSC 2016-BNK2 Trustee for any interest accrued on any P&I Advance (or analogous principal and interest advance made pursuant to the MSC 2016-BNK2 PSA) made with respect to such loan by such party (if and as specified in the PSA or the MSC 2016-BNK2 PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the 101 Hudson Street Mortgage Loan and the 101 Hudson Street Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the 101 Hudson Street Whole Loan (as specified in the MSC 2016-BNK2 PSA) and, finally, with respect to any remaining amount of penalty charges allocable to the 101 Hudson Street Mortgage Loan, be paid to the MSC 2016-BNK2 Master Servicer and/or the MSC 2016-BNK2 Special Servicer as additional servicing compensation as provided in the MSC 2016-BNK2 PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 101 Hudson Street Intercreditor Agreement and the MSC 2016-BNK2 PSA, if the 101 Hudson Street Mortgage Loan becomes a defaulted mortgage loan and thereafter the MSC 2016-BNK2 Special Servicer determines pursuant to the MSC 2016-BNK2 PSA and the 101 Hudson Street Intercreditor Agreement to pursue a sale of the 101 Hudson Street Mortgage Loan, the MSC 2016-BNK2 Special Servicer will be required to sell the 101 Hudson Street Mortgage Loan together with the 101 Hudson Street Companion Loans as a single whole loan at a fair price as determined by the MSC 2016-BNK2 Special Servicer, subject to the satisfaction of certain notice and information delivery requirements (as described below) and, in case of offers to purchase the 101 Hudson Street Mortgage Loan and the 101 Hudson Street Companion Loans received from interested persons, the MSC 2016-BNK2 Trustee’s (or any third party hired by the MSC 2016-BNK2 Trustee in accordance with the MSC 2016-BNK2 PSA) obligation to review whether such offer constitutes a fair price (provided that no offer from such interested person constitutes a fair price unless it is the highest offer received and at least two other offers are received from independent third parties).

The MSC 2016-BNK2 Special Servicer will not be permitted to sell the 101 Hudson Street Whole Loan if it becomes a defaulted mortgage loan without the written consent of the issuing entity unless the MSC 2016-BNK2 Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 101 Hudson Street Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the MSC 2016-BNK2 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 101 Hudson Street Whole Loan, and any documents in the servicing file reasonably requested by the 101 Hudson Street Non-Directing Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the MSC 2016-BNK2 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the MSC 2016-BNK2 Master Servicer or the MSC 2016-BNK2 Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as 101 Hudson Street Non-Controlling Noteholder, may waive any of the delivery or timing requirements set forth in this sentence. Each holder of the 101 Hudson Street Mortgage Loan and the 101 Hudson Street Companion Loans, the Directing Certificateholder and the MSC 2016-BNK2 Directing Certificateholder will be permitted to submit an offer at any sale of the 101 Hudson Street Whole Loan unless such holder is a “borrower party” (as defined in the MSC 2016-BNK2 PSA).

Special Servicer Appointment Rights

Pursuant to the 101 Hudson Street Intercreditor Agreement and the MSC 2016-BNK2 PSA, the MSC 2016-BNK2 Directing Certificateholder (unless a control termination event exists under the MSC 2016-BNK2 PSA or the 101 Hudson Street Controlling Companion Loan is an “excluded loan” under the MSC 2016-BNK2 PSA) will have the right, at any time, with or without cause, to replace the MSC 2016-BNK2 Special Servicer then acting with respect to the 101 Hudson Street Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative), as holder of the 101 Hudson Street Mortgage Loan. Accordingly, the MSC 2016-BNK2 Directing Certificateholder (unless a control termination event exists under the MSC 2016-BNK2 PSA or that the 101 Hudson Street Whole Loan is an “excluded loan” under the MSC 2016-BNK2 PSA), and the applicable MSC 2016-BNK2 certificateholders with the requisite percentage of voting rights (if a control termination event exists under the MSC 2016-BNK2 PSA) will have the right, with or without cause, to replace the MSC 2016-BNK2 Special Servicer then acting with respect to the 101 Hudson Street Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity as holder of the 101 Hudson Street Mortgage Loan. The issuing entity (or its representative), as holder of the 101 Hudson Street Mortgage Loan, will be permitted to direct the MSC 2016-BNK2 Trustee to terminate the MSC 2016-BNK2 Special Servicer (solely with respect to the 101 Hudson Street Whole Loan) upon a servicer termination event under the MSC 2016-BNK2 PSA with respect to the MSC 2016-BNK2 Special Servicer that affects the holder of the 101 Hudson Street Mortgage Loan.

The Servicing Shift Whole Loans

The Redwood MHC Portfolio Whole Loan

General

The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Redwood MHC Portfolio (such Mortgage Loan, the “Redwood MHC Portfolio Mortgage Loan”, and such Mortgaged Properties, the “Redwood MHC Portfolio Mortgaged Properties”), representing approximately 4.0% of the Initial Pool Balance, is part of a split loan structure comprised of three (3) mortgage notes, each of which is secured by the same Mortgage on the same underlying Mortgaged Property.

The Redwood MHC Portfolio Whole Loan (as defined below) is evidenced by (i) one (1) promissory note, Note A-2, with an original principal balance of $38,400,000, which will be included in the issuing entity and will evidence the Redwood MHC Portfolio Mortgage Loan, and (ii) two (2) promissory notes, Note A-1 (the “Redwood MHC Portfolio Controlling Companion Loan”) and Note A-3 (the “Redwood MHC Portfolio Non-Controlling Companion Loan” and, together with the Redwood MHC Portfolio Controlling Companion Loan, the “Redwood MHC Portfolio Companion Loans”), with respective original principal balances of $20,600,000 and $37,000,000, which are not included in the issuing entity. The Redwood MHC Portfolio Mortgage Loan and the Redwood MHC Portfolio Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “Redwood MHC Portfolio Whole Loan”. It is anticipated that the Redwood MHC Portfolio Companion Loans will be included in one or more future securitizations, however, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the Redwood MHC Portfolio Mortgage Loan and the rights of the holder(s) of the

Redwood MHC Portfolio Companion Loans are subject to an intercreditor agreement (the “Redwood MHC Portfolio Intercreditor Agreement”).

Servicing

Pursuant to the terms of the Redwood MHC Portfolio Intercreditor Agreement, the Redwood MHC Portfolio Whole Loan will be initially serviced and administered pursuant to the terms of the PSA and the Redwood MHC Portfolio Intercreditor Agreement by the applicable master servicer and the applicable special servicer, as the case may be, until the date upon which the Redwood MHC Portfolio Controlling Companion Loan is securitized (the “Redwood MHC Portfolio Control Note Securitization Date”), after which the Redwood MHC Portfolio Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement (the “Redwood MHC Portfolio PSA”) entered into in connection with such other securitization and the Redwood MHC Portfolio Intercreditor Agreement. The Redwood MHC Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Redwood MHC Portfolio Whole Loan will generally be allocated on a pro rata basis to the holders thereof.

Advances

Until the Redwood MHC Portfolio Control Note Securitization Date, the applicable master servicer, the applicable special servicer (solely as to Servicing Advances) or the trustee, as applicable, under the PSA will be responsible for making (or, with respect to the applicable special servicer, may choose to make): (i) any required P&I Advances on the Redwood MHC Portfolio Mortgage Loan pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Redwood MHC Portfolio Mortgage Loan, and (ii) any required Servicing Advances with respect to the Redwood MHC Portfolio Whole Loan unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Redwood MHC Portfolio Whole Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Servicing Advances in respect of a related Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus. No party to the PSA will have any obligation to make advances of principal and interest on a Redwood MHC Portfolio Companion Loan.

On and after the Redwood MHC Portfolio Control Note Securitization Date, (i) the applicable master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Redwood MHC Portfolio Mortgage Loan (but not any advances of principal and/or interest on the Redwood MHC Portfolio Companion Loans) pursuant to the terms of the PSA, unless the applicable master servicer or the trustee, as applicable, or the applicable special servicer under the PSA determines that such an advance would not be recoverable from collections on the Redwood MHC Portfolio Mortgage Loan, (ii) the applicable master servicer or trustee under any securitization into which the Redwood MHC Portfolio Non-Controlling Companion Loan is deposited is expected to be responsible for making principal and interest advances with respect to the Redwood MHC Portfolio Non-Controlling Companion Loan unless a similar determination is made that such an advance would not be recoverable from collections on the Redwood MHC Portfolio Non-Controlling Companion Loan and (iii) the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the Redwood MHC Portfolio Controlling Companion Loan as required under the terms of the Redwood MHC Portfolio PSA (but not on the Redwood MHC

Portfolio Mortgage Loan or, unless it is securitized under the Redwood MHC Portfolio PSA, the Redwood MHC Portfolio Non-Controlling Companion Loan) and (B) any required property protection advances with respect to the Redwood MHC Portfolio Whole Loan, unless in the case of clause (A) or (B) above, a similar determination of nonrecoverability is made under the Redwood MHC Portfolio PSA.

Application of Payments

The Redwood MHC Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Redwood MHC Portfolio Mortgage Loan and the holders of the Redwood MHC Portfolio Companion Loans with respect to distributions of funds received in respect of the Redwood MHC Portfolio Whole Loan, and provides, in general, that:

●	the Redwood MHC Portfolio Mortgage Loan and the Redwood MHC Portfolio Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Redwood MHC Portfolio Whole Loan (exclusive of amounts for required reserves or escrows required by the related loan documents and proceeds, awards or settlements to be applied to the restoration or repair of a related Mortgaged Property or released to the related borrower in accordance with the terms of the related loan documents) will be applied to the Redwood MHC Portfolio Mortgage Loan and the Redwood MHC Portfolio Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, the applicable special servicer, the applicable trustee and the other applicable parties to the PSA or the Redwood MHC Portfolio PSA, as applicable, in accordance with the terms of the Redwood MHC Portfolio Intercreditor Agreement and the PSA or the Redwood MHC Portfolio PSA, as applicable); and

●	fees, costs and expenses relating to the Redwood MHC Portfolio Whole Loan will generally be allocated, on a pro rata and pari passu basis, to the Redwood MHC Portfolio Mortgage Loan and the Redwood MHC Portfolio Companion Loans.

Reimbursement of Advances and Indemnities

If a P&I Advance is made with respect to the Redwood MHC Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Redwood MHC Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Redwood MHC Portfolio Companion Loans.

Prior to the Redwood MHC Portfolio Control Note Securitization Date, certain fees, costs and expenses (such as a pro rata share of a Servicing Advance and/or interest thereon) allocable to a Redwood MHC Portfolio Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Redwood MHC Portfolio Companion Loan or from general collections with respect to any securitization of such Redwood MHC Portfolio Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Pursuant to the Redwood MHC Portfolio Intercreditor Agreement, after the Redwood MHC Portfolio Control Note Securitization Date, with respect to any property protection advance on the Redwood MHC Portfolio Whole Loan, the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable, under the Redwood MHC Portfolio PSA will be entitled to reimbursement: first, from collections on, and proceeds of, the Redwood MHC Portfolio Mortgage Loan and the Redwood MHC Portfolio Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance); and then, if such collections and proceeds are insufficient and such advance is a “nonrecoverable advance”, subject to the next sentence, from general collections on mortgage loans in the securitization trust created under the Redwood MHC Portfolio PSA. However, pursuant to the Redwood MHC Portfolio Intercreditor Agreement, the issuing entity will be responsible for reimbursing out of its general collections the securitization trust created under the Redwood MHC Portfolio PSA and/or various parties to the Redwood MHC Portfolio PSA for the issuing entity’s pro rata share of: (i) any property protection advances made with respect to the Redwood MHC Portfolio Whole Loan or interest thereon paid out of general collections on the mortgage loans in the securitization trust holding the Redwood MHC Portfolio Controlling Companion Loan; and (ii) various other fees, costs and expenses incurred in connection with the servicing and administration of the Redwood MHC Portfolio Whole Loan.

Further, pursuant to the Redwood MHC Portfolio Intercreditor Agreement, the PSA is required to provide that, during the period after the Redwood MHC Portfolio Control Note Securitization Date, the related Non-Serviced Master Servicer, related Non-Serviced Special Servicer and various other parties to the Redwood MHC Portfolio PSA (and any director, officer, employee or agent of any of them), as well as the securitization trust created under the Redwood MHC Portfolio PSA, will be entitled to indemnification by the issuing entity as holder of the Redwood MHC Portfolio Mortgage Loan for the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of (or, in the case of the operating advisor under the Redwood MHC Portfolio PSA, the provision of services for) the Redwood MHC Portfolio Whole Loan.

Application of Penalty Charges

The Redwood MHC Portfolio Intercreditor Agreement provides that the PSA and the Redwood MHC Portfolio PSA may each provide for the application of default charges, penalty charges, late fees and/or default interest paid in respect of the Redwood MHC Portfolio Whole Loan to be used to pay (i) the master servicer, the trustee or the special servicer thereunder for any outstanding property protection advances and interest accrued thereon, (ii) the parties to any securitization of the Redwood MHC Portfolio Mortgage Loan or any Redwood MHC Portfolio Companion Loan for interest accrued on any P&I advance, (iii) certain other expenses incurred with respect to the Redwood MHC Portfolio Whole Loan and (iv) the master servicer and/or the special servicer as additional servicing compensation (except that, for so long as the Redwood MHC Portfolio Controlling Companion Loan is not included in a securitization, any default charges, penalty charges, late fees and/or default interest allocated to such Companion Loan that are not applied pursuant to clauses (i) – (iii) above will be instead remitted to the holder of such Companion Loan).

Consultation and Control

The controlling noteholder under the Redwood MHC Portfolio Intercreditor Agreement will be the holder of the Redwood MHC Portfolio Controlling Companion Loan (which prior to the Redwood MHC Portfolio Control Note Securitization Date, will initially be Ladder Capital Finance LLC or an affiliate thereof, and, from and after the Redwood MHC Portfolio Control

Note Securitization Date, is expected to be the representative of the controlling class certificateholders under the Redwood MHC Portfolio PSA or such other party specified in the Redwood MHC Portfolio PSA) (in any event, the “Redwood MHC Portfolio Directing Holder”); provided that none of the related borrower, the related property manager or any affiliate of the foregoing may act as the Redwood MHC Portfolio Directing Holder. In its capacity as the controlling noteholder under the Redwood MHC Portfolio Intercreditor Agreement, the Redwood MHC Portfolio Directing Holder will be entitled to exercise (or, under the Redwood MHC Portfolio PSA, is expected to be entitled to exercise rights with respect to the Redwood MHC Portfolio Whole Loan that are similar to) the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the Redwood MHC Portfolio Whole Loan.

In addition, pursuant to the terms of the Redwood MHC Portfolio Intercreditor Agreement, the issuing entity as holder of the Redwood MHC Portfolio Mortgage Loan (or its representative) will have after the Redwood MHC Portfolio Control Note Securitization Date: (i) the right to receive copies of the same notices, information and reports that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer is required to provide to the Redwood MHC Portfolio Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the “directing certificateholder” (or the equivalent) under the Redwood MHC Portfolio PSA without regard to the occurrence of the equivalent of any Consultation Termination Event) with respect to any major decisions to be taken with respect to the Redwood MHC Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Redwood MHC Portfolio Whole Loan; and (ii) the right to be consulted on a strictly non-binding basis with respect to any such major decisions to be taken with respect to the Redwood MHC Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Redwood MHC Portfolio Whole Loan. The consultation right of the holder of the Redwood MHC Portfolio Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation; provided that if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. The holder of the Redwood MHC Portfolio Non-Controlling Companion Loan (or its representative) will be entitled to the same information and consultation rights set forth above. Notwithstanding the consultation rights of the issuing entity as holder of the Redwood MHC Portfolio Mortgage Loan (or its representative) described above, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Redwood MHC Portfolio Mortgage Loan and the Redwood MHC Portfolio Companion Loans. Prior to the Redwood MHC Portfolio Control Note Securitization Date, the applicable master servicer and applicable special servicer for this transaction will be entitled to take such action after making such a determination as set forth in the preceding sentence. Neither the related Non-Serviced Master Servicer nor the related Non-Serviced Special Servicer, as applicable, following the Redwood MHC Portfolio Control Note Securitization Date, and neither the applicable master servicer nor the applicable special servicer, as applicable, prior to the Redwood MHC Portfolio Control Note Securitization Date, will be obligated at any time to follow or take any alternative actions recommended by the issuing entity as holder of the Redwood MHC Portfolio Mortgage Loan (or its representative, including the Directing

Certificateholder) or by the holder of the Redwood MHC Portfolio Non-Controlling Companion Loan (or its representatives).

After the Redwood MHC Portfolio Control Note Securitization Date, in addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Redwood MHC Portfolio Intercreditor Agreement, the issuing entity (or its representative) will have the right to annual conference calls with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Redwood MHC Portfolio Whole Loan are discussed.

No objection, direction or advice contemplated by the Redwood MHC Portfolio Intercreditor Agreement may require or cause the applicable master servicer or the applicable special servicer, as applicable, under the PSA (prior to the Redwood MHC Portfolio Control Note Securitization Date) or the Redwood MHC Portfolio PSA (after the Redwood MHC Portfolio Control Note Securitization Date), as applicable, to violate any provisions of the Redwood MHC Portfolio Mortgage Loan documents, applicable law, the PSA or the Redwood MHC Portfolio PSA, as applicable, the Redwood MHC Portfolio Intercreditor Agreement, the REMIC provisions or such master servicer’s or special servicer’s obligation to act in accordance with the servicing standard under the PSA or the Redwood MHC Portfolio PSA, as applicable, or expose such master servicer or special servicer to liability, or materially expand the scope of such master servicer’s or special servicer’s responsibilities under the PSA or the Redwood MHC Portfolio PSA, as applicable.

Sale of Defaulted Redwood MHC Portfolio Whole Loan

Pursuant to the terms of the Redwood MHC Portfolio Intercreditor Agreement, if the Redwood MHC Portfolio Mortgage Loan becomes at least 60 days delinquent, it is acknowledged that each of the PSA and the Redwood MHC Portfolio PSA will provide that, if the applicable special servicer (or, after the Redwood MHC Portfolio Control Note Securitization Date, the related Non-Serviced Special Servicer) determines pursuant to the PSA (or the Redwood MHC Portfolio PSA, as the case may be) and the Redwood MHC Portfolio Intercreditor Agreement to pursue a sale of the Redwood MHC Portfolio Mortgage Loan (or the Redwood MHC Portfolio Controlling Companion Loan, as the case may be), the applicable special servicer (or related Non-Serviced Special Servicer, as applicable) will be required to sell the Redwood MHC Portfolio Mortgage Loan together with the Redwood MHC Portfolio Companion Loans as a single whole loan.

Notwithstanding the foregoing, on and after the Redwood MHC Portfolio Control Note Securitization Date, the related Non-Serviced Special Servicer will not be permitted to sell the Redwood MHC Portfolio Mortgage Loan together with the Redwood MHC Portfolio Companion Loans if the loan becomes a defaulted whole loan without the written consent of the holders of the Redwood MHC Portfolio Mortgage Loan and the Redwood MHC Portfolio Non-Controlling Companion Loan unless the related Non-Serviced Special Servicer has delivered to each of the issuing entity, as holder of the Redwood MHC Portfolio Mortgage Loan, and the holder of the Redwood MHC Portfolio Non-Controlling Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Redwood MHC Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity or the holder of the Redwood MHC Portfolio Non-Controlling Companion

Loan, as applicable; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the “directing certificateholder” (or the equivalent) under the Redwood MHC Portfolio PSA) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale; provided, however, that any such holder may waive any delivery or timing requirements set forth above as to itself. Subject to the terms of the Redwood MHC Portfolio Intercreditor Agreement, the issuing entity, as holder of the Redwood MHC Portfolio Mortgage Loan (or its representative), and the holder of any of the Redwood MHC Portfolio Companion Loans (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the related borrower or an agent or affiliate thereof).

Prior to the Redwood MHC Portfolio Control Note Securitization Date, in the event of the sale by the applicable special servicer of the Redwood MHC Portfolio Whole Loan, such special servicer will be required to provide the same information to, and consult with, the holder of the Redwood MHC Portfolio Non-Controlling Companion Loan as described in the prior paragraph.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Replacement of Special Servicer

Prior to the Redwood MHC Portfolio Control Note Securitization Date, the holder of the Redwood MHC Portfolio Controlling Companion Loan will have the right, with or without cause, to replace the special servicer then acting with respect to the Redwood MHC Portfolio Whole Loan and appoint a replacement special servicer, solely with respect to the Redwood MHC Portfolio Whole Loan. On and after the Redwood MHC Portfolio Control Note Securitization Date, pursuant to the terms of the Redwood MHC Portfolio Intercreditor Agreement, the Redwood MHC Portfolio Directing Holder will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Redwood MHC Portfolio Whole Loan and appoint a replacement special servicer without the consent of the holders of the Redwood MHC Portfolio Mortgage Loan or the Redwood MHC Portfolio Non-Controlling Companion Loan. The rights of the Redwood MHC Portfolio Directing Holder on and after the Redwood MHC Portfolio Control Note Securitization Date are subject to the terms of the Redwood MHC Portfolio PSA, which are not known at this time, but the Redwood MHC Portfolio Intercreditor Agreement requires the replacement special servicer to be a “qualified servicer” under the Redwood MHC Portfolio Intercreditor Agreement.

The Rio West Business Park Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Rio West Business Park, representing approximately 2.1% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Rio West Business Park Whole Loan (as defined below) is evidenced by: (i) one mortgage note designated as Note A-1, which had an original principal balance of $21,500,000 (the “Rio West Business Park Companion Loan”); and (ii) one mortgage note designated as Note A-2, which had an original principal balance of $20,000,00 (the “Rio

West Business Park Mortgage Loan”). The Rio West Business Park Companion Loan is generally pari passu in right of payment with the Rio West Business Park Mortgage Loan.

The Rio West Business Park Companion Loan together with the Rio West Business Park Mortgage Loan are collectively referred to as the “Rio West Business Park Whole Loan” Only the Rio West Business Park Mortgage Loan is an asset of the Trust. It is anticipated that the Rio West Business Park Companion Loan will be included in one or more future securitizations, however, we cannot assure you that this will ultimately occur.

The holders of the Rio West Business Park Whole Loan (the “Rio West Business Park Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Rio West Business Park Noteholder (the “Rio West Business Park Intercreditor Agreement”).

Servicing

Pursuant to the terms of the Rio West Business Park Intercreditor Agreement, the Rio West Business Park Whole Loan will be initially serviced and administered pursuant to the terms of the PSA by the master servicer and the special servicer, as the case may be, in accordance with the Servicing Standard until the date upon which the Rio West Business Park Companion Loan is securitized (the “Rio West Business Park Control Note Securitization Date”), after which the Rio West Business Park Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement (the “Rio West Business Park PSA”) entered into in connection with such other securitization and the Rio West Business Park Intercreditor Agreement. The Rio West Business Park Intercreditor Agreement provides that fees, costs, expenses, losses and shortfalls relating to the Rio West Business Park Whole Loan will be allocated on a pro rata basis to the holders thereof.

Amounts payable to the issuing entity as holder of the Rio West Business Park Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Advancing

Until the Rio West Business Park Control Note Securitization Date, the master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Rio West Business Park Mortgage Loan (but not any advances of principal and/or interest on the Rio West Business Park Companion Loans) pursuant to the terms of the PSA, and the master servicer, the special servicer (with respect to emergency servicing advances) or the trustee, as applicable, under the PSA will be responsible for making (or, in the case of the applicable special servicer with respect to emergency servicing advances, may, in its sole discretion, make) any required Servicing Advances with respect to the Rio West Business Park Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Rio West Business Park Mortgage Loan (in the case of a P&I Advance) or the Rio West Business Park Whole Loan (in the case of a Servicing Advance).

On and after the Rio West Business Park Control Note Securitization Date, (i) the master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Rio West Business Park Mortgage Loan (but not any advances of principal and/or interest on the Rio West Business Park Companion Loan) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such P&I Advance would not be recoverable from collections on the Rio West Business Park Mortgage Loan and (ii) the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the Rio West Business Park Companion Loan as required under the terms of the Rio West Business Park PSA (but not on the Rio West Business Park Mortgage Loan) and (B) any required property protection advances with respect to the Rio West Business Park Whole Loan, unless in the case of clause (A) or (B) above, a similar determination of nonrecoverability is made under the Rio West Business Park PSA.

With respect to the Rio West Business Park Mortgage Loan, each of the master servicer, the special servicer and the trustee will be permitted to make its own determination that it has made a nonrecoverable principal and interest advance on the Rio West Business Park Mortgage Loan or that any proposed principal and interest advance, if made, would constitute a nonrecoverable principal and interest advance with respect to the Rio West Business Park Mortgage Loan independently of any determination made by the servicer of any Rio West Business Park Companion Loan. If the master servicer or the special servicer determines that a proposed principal and interest advance with respect to the Rio West Business Park Mortgage Loan, if made, or any outstanding principal and interest advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the master servicer will be required to provide the servicers of the Rio West Business Park Companion Loan written notice of such determination, promptly and in any event within the time required by the Rio West Business Park Intercreditor Agreement. After the Rio West Business Park Control Note Securitization Date, if the master servicer receives written notice from the Non-Serviced Master Servicer or Non-Serviced Special Servicer that it has determined, with respect to the Rio West Business Park Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the certificateholders, the master servicer or the trustee. “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Rio West Business Park Mortgage Loan” in this prospectus.

Application of Payments

The Rio West Business Park Intercreditor Agreement sets forth the respective rights of the holder of the Rio West Business Park Mortgage Loan and the holder of the Rio West Business Park Companion Loan with respect to distributions of funds received in respect of the Rio West Business Park Whole Loan, and provides, in general, that:

●	the Rio West Business Park Mortgage Loan and the Rio West Business Park Companion Loan are of equal priority with each other and none will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Rio West Business Park Whole Loan or the related Mortgaged Property (exclusive of proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the related Mortgage Loan documents and amounts required to be deposited in reserve or escrow pursuant to the related Mortgage Loan documents) will be applied to the Rio West Business Park Mortgage Loan and the Rio West Business Park Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the (i) prior to the Rio West Business Park Control Note Securitization Date, the master servicer, special servicer or trustee and

(ii) on and after the Rio West Business Park Control Note Securitization Date, the related Non-Serviced Master Servicer, Non-Serviced Trustee or Non-Serviced Special Servicer) in accordance with the terms of the Rio West Business Park Intercreditor Agreement, the PSA and the Rio West Business Park PSA; and

●	costs, fees, expenses, losses and shortfalls relating to the Rio West Business Park Whole Loan will be allocated on a pro rata and pari passu basis to the Rio West Business Park Mortgage Loan and the Rio West Business Park Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Rio West Business Park Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Rio West Business Park Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Rio West Business Park Companion Loan. Similarly, P&I advances on the Rio West Business Park Companion Loan are not reimbursable out of payments or other collections on the Rio West Business Park Mortgage Loan or the Mortgage Loans.

On and after the Rio West Business Park Control Note Securitization Date, to the extent amounts on deposit in the collection account under the Rio West Business Park PSA with respect to the Rio West Business Park Whole Loan are insufficient to reimburse the Non-Serviced Master Servicer for any property protection advance and/or interest thereon and the Non-Serviced Master Servicer or the Non-Serviced Trustee, as applicable, obtains funds from general collections of the securitization trust into which the Rio West Business Park Companion Loan is contributed as a reimbursement for a property protection advance or interest thereon, the Trust (as holder of the Rio West Business Park Mortgage Loan) will be required to, promptly following notice from the Non-Serviced Master Servicer, pay to the such securitization trust for its pro rata share of such property protection advance and/or interest thereon. In addition, the Trust (as holder of the Rio West Business Park Mortgage Loan) is required to promptly reimburse the Non-Serviced Master Servicer or the Non-Serviced Trustee for the Rio West Business Park Mortgage Loan holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Rio West Business Park Whole Loan as to which the related securitization trust or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Rio West Business Park PSA (to the extent amounts collected with respect to the Rio West Business Park Whole Loan are insufficient for reimbursement of such amounts).

Consultation and Control

The controlling noteholder under the Rio West Business Park Intercreditor Agreement with respect to the Rio West Business Park Whole Loan will be the holder of the Rio West Business Park Companion Loan (which prior to the Rio West Business Park Control Note Securitization Date, will be Wells Fargo Bank, National Association, and, from and after the Rio West Business Park Control Note Securitization Date, will be the trust into which the Rio West Business Park Companion Loan is deposited (the “Rio West Business Park Controlling Noteholder”); provided that it is expected to be the representative of the controlling class certificateholders under the Rio West Business Park PSA or such other party specified in the Rio West Business Park PSA (such party, the “Rio West Business Park Directing Certificateholder”) who will exercise the rights of the Rio West Business Park Controlling Noteholder (unless a control termination event or similar event under the Rio West Business Park PSA exists); provided that if at any time 50% or more of the Rio West Business Park Controlling Noteholder (or class of securities issued under the Rio West Business Park PSA designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the controlling class noteholder) is held by the borrower or an affiliate of the borrower of the Rio West Business Park Whole Loan, the Rio West Business Park Controlling Noteholder will not be entitled to exercise any rights granted to the Rio West Business Park Controlling Noteholder under the Rio West Business Park Intercreditor Agreement. In its capacity as the controlling noteholder under the Rio West Business Park Intercreditor Agreement, the Rio West Business Park Controlling Noteholder will be entitled to exercise (or, under the Rio West Business Park PSA, is expected to be entitled to exercise rights similar to) the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the Rio West Business Park Whole Loan.

In addition, pursuant to the terms of the Rio West Business Park Intercreditor Agreement, the issuing entity as holder of the Rio West Business Park Mortgage Loan (or prior to the occurrence of a Consultation Termination Event and except if the Rio West Business Park Mortgage Loan is an Excluded Loan, the Directing Certificateholder) will (i) have, after the Rio West Business Park Control Note Securitization Date, the right to receive copies of the same notices, information and reports that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer is required to provide to the Rio West Business Park Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Rio West Business Park Directing Certificateholder under the Rio West Business Park PSA without regard to the occurrence of any control termination event or consultation termination event or similar event thereunder) with respect to any major decisions to be taken with respect to the Rio West Business Park Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Rio West Business Park Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any such major decisions to be taken with respect to the Rio West Business Park Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Rio West Business Park Whole Loan. The consultation right of the issuing entity as holder of the Rio West Business Park Mortgage Loan (or the Directing Certificateholder) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation; provided that if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. The holder of each Rio West Business Park Non-Controlling Companion Loan (or its representative) will be entitled to the same information and consultation rights set forth above. Notwithstanding the consultation rights of issuing entity as the holder of the Rio West Business Park Mortgage Loan (or the Directing Certificateholder) described above, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Rio West Business Park Mortgage Loan and the Rio West Business Park Companion Loan. Prior to the Rio West Business Park Control Note Securitization Date, the master servicer and special servicer will be entitled to take such action after making such a determination as set forth in the preceding sentence. Neither the related Non-Serviced Master Servicer nor the related Non-Serviced Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the issuing entity as holder of the Rio West Business Park Mortgage Loan (or its representative, including the Directing Certificateholder) and neither the applicable master servicer nor the applicable special servicer for this transaction will be obligated at any time to follow or take any alternative actions recommended by the Trust (or its representatives) as holder of the Rio West Business Park Mortgage Loan.

After the Rio West Business Park Control Note Securitization Date, in addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Rio West Business Park Intercreditor Agreement, the issuing entity (or its representative) will have the right to attend (in-person or telephonically, in the discretion of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable) annual meetings with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Rio West Business Park Whole Loan are discussed.

No objection, direction or advice of the Rio West Business Park Controlling Noteholder or the Rio West Business Park Directing Certificateholder contemplated above may require or cause the master servicer or the special servicer or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to, among other things, violate any provisions of the Rio West Business Park Mortgage Loan documents, applicable law, the PSA (prior to the Rio West Business Park Control Note Securitization Date), the Rio West Business Park PSA (after the Rio West Business Park Control Note Securitization Date), the Rio West Business Park Intercreditor Agreement, the REMIC provisions or the master servicer’s or special servicer’s or Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s obligation to act in accordance with the servicing standard under the PSA or the Rio West Business Park PSA, as applicable, or expose the applicable master servicer or the applicable special servicer or Non-Serviced Master Servicer or Non-Serviced Special Servicer to liability, or materially expand the scope of the applicable master servicer’s or the applicable special servicer’s or the Non-Serviced Master Servicer’s or the Non-Serviced Special Servicer’s responsibilities under the PSA or the Rio West Business Park PSA, as applicable.

Application of Penalty Charges

Pursuant to the Rio West Business Park Intercreditor Agreement, items in the nature of penalty charges paid on the Rio West Business Park Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Rio West Business Park Mortgage Loan and the Rio West Business Park Companion Loans by the amount necessary to pay (i) prior to the Rio West Business Park Control Note Securitization Date, the master servicer, special servicer or trustee and (ii) on and after the Rio West Business Park Control Note Securitization Date, the related Non-Serviced Master Servicer, Non-Serviced Trustee or Non-Serviced Special Servicer, for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the PSA (prior to the Rio West Business Park Control Note Securitization Date) and the Rio West Business Park PSA (on and after the Rio West Business Park Control Note Securitization Date), second, be used to reduce the respective amounts payable on each of the Rio West Business Park Mortgage Loan and the Rio West Business Park Companion Loan by the amount necessary to pay the master servicer, the trustee, the Non-Serviced Master Servicer, Non-Serviced Trustee for any interest accrued on any P&I Advance (or analogous principal and interest advance made pursuant to the Rio West Business Park PSA) made with respect to such loan by such party (if and as specified in the PSA, the Rio West Business Park PSA), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Rio West Business Park Mortgage Loan and Rio West Business Park Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Rio West Business Park Whole Loan (as specified in the PSA or Rio West Business Park PSA, as applicable) and, finally, with respect to any remaining amount of penalty charges allocable to the Rio West Business Park Whole Loan, be paid, prior to the Rio West Business Park

Control Note Securitization Date, to the master servicer and/or special servicer, and, on and after the Rio West Business Park Control Note Securitization Date, to the Non-Serviced Master Servicer and/or Non-Serviced Special Servicer, as additional servicing compensation as provided in the PSA or Rio West Business Park PSA, as applicable.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Rio West Business Park Intercreditor Agreement, if the Rio West Business Park Mortgage Loan becomes a Defaulted Loan (or, after the Rio West Business Park Control Note Securitization Date, a defaulted loan under the Rio West Business Park PSA) and if the applicable special servicer (or, after the Rio West Business Park Control Note Securitization Date, the related Non-Serviced Special Servicer) determines pursuant to the PSA (or the Rio West Business Park PSA, as the case may be) and the Rio West Business Park Intercreditor Agreement to pursue a sale of the Rio West Business Park Mortgage Loan (or the Rio West Business Park Companion Loan, as the case may be), the special servicer or related Non-Serviced Special Servicer, as applicable, will be required to sell the Rio West Business Park Mortgage Loan together with the Rio West Business Park Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the trustee’s (or any third party hired by the trustee in accordance with the PSA) or the related Non-Serviced Trustee’s (or any third party hired by such Non-Serviced Trustee in accordance with the Rio West Business Park PSA), as applicable, obligation to review whether any offer from an interested person (as defined in the PSA or, after the Rio West Business Park Control Note Securitization Date, the Rio West Business Park PSA) received for the Rio West Business Park Mortgage Loan and the Rio West Business Park Companion Loans constitutes a fair price.

Notwithstanding the foregoing, on and after the Rio West Business Park Control Note Securitization Date, the related Non-Serviced Special Servicer will not be permitted to sell the Rio West Business Park Mortgage Loan together with the Rio West Business Park Companion Loans if the loan becomes a defaulted whole loan without the written consent of the holders of the Rio West Business Park Mortgage Loan (provided that such consent is not required if the holder of the Rio West Business Park Mortgage Loan is the related borrower or an affiliate of the borrower) unless the related Non-Serviced Special Servicer has delivered to the issuing entity, as holder of the Rio West Business Park Mortgage Loans: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Rio West Business Park Whole Loan, and any documents in the servicing file requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the “directing certificateholder” (or the equivalent) under the Rio West Business Park PSA) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale; provided, however, that any such holder may waive any delivery or timing requirements set forth above as to itself. Subject to the terms of the Rio West Business Park Intercreditor Agreement, the issuing entity as holder of the Rio West Business Park Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is a borrower party under the Rio West Business Park Intercreditor Agreement).

Prior to the Rio West Business Park Control Note Securitization Date, in the event of the sale by the applicable special servicer of the Rio West Business Park Whole Loan, such special servicer will be required to provide the same information to, and consult with, the holders of the Rio West Business Park Companion Loan as described above.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Prior to the Rio West Business Park Control Note Securitization Date, the Rio West Business Park Controlling Noteholder will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer, solely with respect to the Rio West Business Park Whole Loan. On and after the Rio West Business Park Control Note Securitization Date, pursuant to the terms of the Rio West Business Park Intercreditor Agreement, the Rio West Business Park Controlling Noteholder (or the Rio West Business Park Directing Certificateholder) will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Rio West Business Park Whole Loan and appoint a replacement special servicer without the consent of the holders of the Rio West Business Park Mortgage Loan. The right of the Rio West Business Park Directing Certificateholder will be subject to the terms of the Rio West Business Park PSA, which are not known at this time, but are expected to provide that the Rio West Business Park Directing Holder may only exercise such rights under the Rio West Business Park PSA so long as no control termination event has occurred and is continuing and the Rio West Business Park Companion Loan is not an “excluded loan” under the Rio West Business Park PSA. The Rio West Business Park Intercreditor Agreement requires that any replacement special servicer be subject to the issuing entity’s receipt of rating agency confirmations from the rating agencies hired by the issuing entity to rate the certificates.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”), a limited liability limited partnership organized under the laws of the State of Delaware. Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”) and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a Delaware series of Ladder Holdings. Ladder Capital Corp. (NYSE: LADR) holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus as the “Ladder Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154. As of September 30, 2016, based on unaudited financial statements, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $6,215,816,000, total liabilities of approximately $4,715,118,000 and total capital of approximately $1,500,698,000.

Wells Fargo Bank, Deutsche Bank AG, Cayman Islands Branch and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities, borrowing base facilities or other financing arrangements. Ladder Holdings, TRS LLLP and REIT LLLP guarantee certain obligations of the LCF Financing Affiliates under certain of those financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the Closing Date, may be) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire or obtain the release of, as applicable, the warehoused LCF Mortgage Loans from the repurchase agreement counterparties/lenders free and clear of any liens. As of November 29, 2016, Wells Fargo Bank was the repurchase agreement counterparty with respect to five (5) of the LCF Mortgage Loans with an aggregate Cut-off Date Balance of $169,162,720, representing approximately 17.7% of the Initial Pool Balance, and Deutsche Bank AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to one (1) of the LCF Mortgage Loans with a Cut-off Date Balance of $14,937,164, representing approximately 1.6% of the Initial Pool Balance; provided that such numbers and amounts may change prior to the Closing Date.

In addition, Wells Fargo Bank is the interim custodian (or, in the case of the 9 West 57th Street Mortgage Loan and the Aspen at Norman Student Housing Mortgage Loan, the custodian under the JPMCC 2016-NINE TSA and the WFCM 2016-LC24 pooling and servicing agreement, respectively) with respect to the loan files for all of the LCF Mortgage Loans with an aggregate Cut-off Date Balance of $415,757,395, representing approximately 43.5% of the Initial Pool Balance.

LCF and/or its affiliates may acquire certificates from time to time, including upon initial issuance or in the secondary market.

Ladder Capital Group’s Securitization Program

During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2015, LCF contributed approximately $2.59 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets. During the first nine calendar months of 2016, LCF contributed approximately $682 million of commercial, multifamily and manufactured housing community mortgage loans to 3 commercial mortgage securitizations.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013, 2014 and 2015 and during the first nine calendar months of 2016.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443
2014	158	$3,290,652,162
2015	180	$2,702,198,989
2016(1)	99	$905,919,750

(1)	Reflects only the first nine calendar months of 2016.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the applicable depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to effect or cause a repurchase or substitution, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank acts or has acted as interim servicer with respect to 28 of the LCF Mortgage Loans, having an aggregate Cut-off Date Balance of $366,257,395, representing approximately 38.4% of the Initial Pool Balance. Wells Fargo Bank is also (i) the master servicer, special servicer and certificate administrator under the JPMCC 2016-NINE TSA, which governs the servicing and administration of the 9 West 57th Street Whole Loan; and (ii) the master servicer under the WFCM 2016-LC24 pooling and servicing agreement pursuant to which the Aspen at Norman Student Housing Whole Loan is being serviced until the Closing Date.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans (other than the 9 West 57th Street Mortgage Loan) was originated by LCF or one of its affiliates. The 9 West 57th Street Mortgage Loan is part of a Whole Loan that was originated by JPMorgan Chase Bank, National Association. In connection with its acquisition of the 9 West 57th Street Mortgage Loan, LCF confirmed that such Mortgage Loan was originated in connection with the same underwriting guidelines and procedures as are applicable to comparable mortgage loans originated by LCF and its affiliates for securitization. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized.

There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, the Ladder Capital Group does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted to maintain the insurance or to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above. In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Ladder Capital Group’s underwriting guidelines described above in respect of the LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of LCF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus regarding the LCF Mortgage Loans. These procedures included:

●	comparing the information in the LCF Data Tape against various source documents provided by LCF;

●	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed securitization representations and warranties presented to them by LCF and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report or a draft thereof for each LCF Mortgage Loan with a Cut-off Date Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex A-3 to this prospectus based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus is accurate in all material respects. Ladder Capital Group also determined that none of the LCF Mortgage Loans were originated with any material exceptions to Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any mortgage loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, LCF most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 9, 2016. LCF’s Central Index Key number is 0001541468. With respect to the period from and including October 1, 2013 to and including September 30, 2016, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

It is expected that on the Closing Date affiliates of LCF will acquire approximately $72,254,335 notional amount of Class X-A certificates and approximately $5,000,000 principal amount of Class D certificates. As of the Closing Date, neither LCF nor any of its affiliates will otherwise retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LCF or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (whether acquired on the Closing Date or in the secondary market) at any time.

The information set forth under “—Ladder Capital Finance LLC” has been provided by LCF.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2015, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $6.11 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,504 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $27.4 billion, which were included in 76 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Gurnee Mills, representing approximately 2.6% of the Initial Pool Balance, was co-originated by Wells Fargo Bank, Column Financial, Inc. and Regions Bank. Additionally, the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 101 Hudson Street, representing approximately 1.7% of the Initial Pool Balance, was co-originated by Wells Fargo Bank, Barclays Bank PLC and Bank of America, N.A.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the

Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2013 to September 30, 2016 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	1.55	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	1.55	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	3.92
CIK #: 0001406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	3.92

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(11)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.53	0	0.00	0.00	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.53	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			555	8,111,681,827.61		1	23,000,000.00		0	0.00		0	0.00		1	23,000,000.00		1	13,687,005.00		1	87,085,982.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”.

(11)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer is continuing to pursue its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2016 through September 30, 2016 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 14, 2016, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 14, 2016, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank intends to purchase all of the Class R Certificates upon the closing of the securitization. Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any certificates, whether acquired on or after the Closing Date, at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Wells Fargo Bank is the purchaser under a repurchase agreement with Rialto Mortgage Finance, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $139,275,453. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian with respect to the loan files for all of the Rialto Mortgage Loans.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated or co-originated by Rialto Mortgage. This is the thirty-fifth (35th) commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto Mortgage securitized approximately $712 million, $1.49 billion and $2.41 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014 and 2015, respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage and one officer of Lennar Corporation. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

●	Engineering Report. Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Rialto originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Rialto as the payee. Rialto has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mortgage Loan identified on Annex A-1 to this prospectus as Marriott Hilton Head Resort & Spa, representing approximately 4.5% of the Initial Pool Balance, was co-originated with Citigroup Global Markets Realty Corp. The Marriott Hilton Head Resort & Spa Whole Loan was co-originated in accordance with the underwriting guidelines described above.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above. In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview. Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto Mortgage is the mortgage loan seller with respect to nineteen (19) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database. To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans. A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above. The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Rialto Mortgage and relating to information in this prospectus regarding the Rialto Mortgage Loans. These procedures included:

●	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

●	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Rialto Mortgage Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus.

Legal Review. Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus is accurate in all material respects. Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Exceptions” above. Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Rialto Mortgage will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the

Exchange Act. Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on February 3, 2016. Rialto Mortgage’s Central Index Key number is 0001592182. With respect to the period from and including October 1, 2013 to and including September 30, 2016, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither Rialto Mortgage nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto Mortgage or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any certificates at any time.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—

Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank pursuant to which Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $29,150,860, representing approximately 3.1% of the Initial Pool Balance, and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 49th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on September 30, 2016, National Cooperative Bank, N.A. and its affiliates sold approximately $5.3 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $3.4 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National

Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Twelve (12) of the thirteen (13) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Independent MAI appraisers performed the appraisals. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the residential cooperative mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than residential cooperative mortgage loans will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than residential cooperative mortgage loans) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than residential cooperative mortgage loans) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each residential cooperative mortgage loan based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 to this prospectus will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a residential cooperative mortgage loan will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a residential cooperative mortgage loan) or projected rental income (in the case of a mortgage loan other than a residential cooperative mortgage loan) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than residential cooperative mortgage loans, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower; and (v) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth “under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare the such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 12, 2016. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including October 1, 2013 to and including September 30, 2016, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, one of the master servicers, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2016-LC25 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2016, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $140 billion, of which approximately 176 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $114 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 268,000 employees as of June 30, 2016, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicers, the special servicers, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2016, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2016, Wells Fargo Bank was acting as custodian of more than 200,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For two CMBS transactions in its portfolio, the Corporate Trust Services group of Wells Fargo Bank disclosed material noncompliance on its 2015 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients. For one CMBS transaction, the material noncompliance was an administrative error that caused an overpayment to a certain class and a correlating underpayment to a certain class. The affected distribution was revised the same month to correct the error. For the other CMBS transaction, distributions for one month were paid one day late as a result of human error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage-backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, The Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the same court by RMBS investors in these and other transactions and these cases have been consolidated before the same judge. A similar case was filed in New York State Court by a different investor. On January 19, 2016, an order was entered in connection with the Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Complaint; the District Court also allowed all plaintiffs to file amended complaints if they so chose, and three amended complaints have been filed. On March 28, 2016, the BlackRock Plaintiffs filed a new complaint in state court in San Francisco with regard to the trusts that had been dismissed in the District Court’s January 19 Order; that action was dismissed on September 28, 2016 and the court held that any claims relating to the trusts at issue must be filed in New York state court. Motions to Dismiss all of the actions are pending.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank intends to purchase all of the Class R Certificates upon the closing of the securitization. Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any certificates, whether acquired on or after the Closing Date, at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A.

Mortgage Loans. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia Bank acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia Bank integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia Bank managers.

Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is also (1) the servicer, the special servicer, the certificate administrator and the custodian under the JPMCC 2016-NINE TSA, which governs the servicing and administration of the 9 West 57th Street Whole Loan, (2) the master servicer, the certificate administrator and the custodian under the CSAIL 2016-C7 PSA, which governs the servicing and administration of Gurnee Mills Whole Loan, and (3) the master servicer, the certificate administrator and the custodian under the MSC 2016-BNK2 PSA, which governs the servicing and administration of 101 Hudson Street Whole Loan.

Wells Fargo Bank is the purchaser under repurchase agreements with each of Rialto Mortgage, LCF and National Cooperative Bank, N.A., respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each of Rialto Mortgage, LCF and National Cooperative Bank, N.A., respectively, or in any such case by its respective affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above in this paragraph), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Rialto Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing agreements between LCF, a sponsor, an originator and a mortgage loan seller, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts from time to time as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements, including the repurchase facilities provided by Wells Fargo Bank and Deutsche Bank AG, Cayman Islands Branch), including, prior to their inclusion in the trust fund, some or all of the LCF Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any LCF Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank expects to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 9/30/2016
By Approximate Number:	33,391	33,605	32,716	31,569
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.5	$475.4	$503.3	$504.4

Within this portfolio, as of September 30, 2016, are approximately 22,345 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $394.3 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2016, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo Bank services in Europe through its London Branch. Wells Fargo Bank has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of September 30, 2016, its European third party servicing portfolio, which is included in the above table, is approximately $1.4 billion.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
YTD September 30, 2016	$383,266,887,450	$904,827,872	0.24%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average

The long-term issuer ratings of Wells Fargo Bank are “AA-” by S&P, “Aa2” by Moody’s Investors Service Inc. (“Moody’s”) and “AA” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in mortgage loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as a master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank intends to purchase all of the Class R Certificates upon the closing of the securitization. Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any certificates, whether acquired on or after the Closing Date, at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the master servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to thirteen (13) of the Mortgage Loans, representing 6.7% of Initial Pool Balance. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of October 31, 2016, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $3.8 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of September 30, 2016, National Cooperative Bank, N.A. had total assets of $2,201.8 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-weighted Assets ratio of 13.4%. For the nine months ended September 30, 2016, National Cooperative Bank, N.A. reported net income of $14.6 million (unaudited). As of December 31, 2015, National Cooperative Bank, N.A. had total assets of $2,176.2 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-weighted Assets ratio of 12.8%. For the year ended December 31, 2015, National Cooperative Bank, N.A. reported net income of $13.3 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2013(1)	2014(1)	2015(1)	2016(2)
By Approximate Number:	4,040	3,945	3,858	3,519
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.7 billion	$5.8 billion	$5.5 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of October 31, 2016.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of October 31, 2016, are approximately 1,384 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.8 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of October 31, 2016, were located in 44 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$1,717,374,349	$7,688,745	0.45%
Calendar Year 2014	$1,650,576,224	$7,200,000	0.44%
Calendar Year 2015	$1,534,626,850	$4,889,654	0.31%
Calendar Year 2016(1)	$1,626,211,284	$2,717,182	0.17%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

(1)	As of October 31, 2016.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the

Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-

Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

CWCapital Asset Management LLC

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), is expected to be appointed as the special servicer for the Mortgage Loans to be deposited into the Issuing Entity and any Serviced Companion Loan, and in such capacity, CWCAM will be responsible for the servicing and administration of such Mortgage Loans and such Serviced Companion Loans that are Specially Serviced Loans and REO Properties, as well as the reviewing of Major Decisions in respect of such Mortgage Loans (other than any Non-Serviced Mortgage Loan) and such Serviced Companion Loans, in each case pursuant to the PSA. CWCAM is owned by an affiliate of Fortress Investment Group LLC (“Fortress”). CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814.

CWCAM and its affiliates are involved in the special servicing, management and investment management of commercial real estate assets, including:

●	special servicing of commercial and multifamily real estate loans;

●	commercial real estate property management and insurance brokerage services;

●	commercial mortgage brokerage services; and

●	investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CRE, CDO and CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. (“CMAE”) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and manage assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2013, CWCAM acted as special servicer with respect to 160 domestic and one Canadian CMBS pools containing approximately 9,200 loans secured by properties throughout the United States and Canada with a then-current unpaid principal balance in excess of $125 billion. As of December 31, 2014, CWCAM acted as special servicer with respect to 147 domestic CMBS pools containing approximately 7,800 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $110 billion. As of December 31, 2015, CWCAM acted as special servicer with respect to 134 domestic CMBS pools containing approximately 7,000 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $99 billion. As of September 30, 2016, CWCAM acted as special servicer with respect to 132 domestic CMBS pools containing approximately over 5,700 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $83 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Bethesda, Maryland) and provides special servicing activities for investments in various markets throughout the United States. As of September 30, 2016, CWCAM had 82 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2016, within the CMBS pools described in the preceding paragraph, 322 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time, CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 17, 2015, U.S. Bank National Association, the trustee under five pooling and servicing agreements for (i) Wachovia Bank Commercial Mortgage Trust 2007-C30, (ii) COBALT CMBS Commercial Trust 2007-C2, (iii) Wachovia Bank Commercial Mortgage Trust 2007-C31, (iv) ML-CFC Commercial Mortgage Trust 2007-5 and (v) ML-CFC Commercial Mortgage Trust 2007-6 commenced a proceeding with the Second Judicial District Court of Ramsey County, Minnesota (the “Court”) for a declaratory judgment as to the proper allocation of certain proceeds in the alleged amount of $560 million (“Disputed Proceeds”) received by CWCAM in connection with the sale of the Peter Cooper Village and Stuyvesant Town property in New York, New York (the “Property”) securing loans held by those trusts.  CWCAM was the special servicer of the Property. The petition requests the Court to instruct the trustee, the trust beneficiaries, and any other interested parties as to the amount of the Disputed Proceeds, if any, that constitute penalty interest and/or the amount of the Disputed Proceeds, if any, that constitute gain-on-sale proceeds, with respect to each trust. On February 24, 2016, CWCAM made a limited appearance with the Court to file a motion to dismiss this proceeding based on lack of jurisdiction, mootness, standing and forum non conveniens. The action has been removed to federal court in Minnesota (“Federal Court”). On October 21, 2016, the Federal Court held a hearing on the motion to transfer the action to New York, a motion to remand to the state court in New York and a motion to hear CWCAM’s request for reconsideration of the motion to dismiss.  There can be no assurances as to the outcome of the motions or the proceeding or the possible impact on CWCAM. However, CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith, and that the Disputed Proceeds were properly allocated to CWCAM as penalty interest, and it intends to vigorously contest any claim that such Disputed Proceeds were improperly allocated as penalty interest.

On March 31, 2016, RAIT Preferred Funding II LTD. (“RAIT Preferred Funding”) commenced a complaint (“RAIT Complaint”) with the Supreme Court of the State of New York, County of New York (the “RAIT Court”), claiming it owns $18,500,000 of a mortgage loan secured by the development of the One Congress Street Property in Boston, Massachusetts (the “Loan”) and seeking (a) a declaratory judgment stating that RAIT Preferred Funding is the directing lender under a co-lender agreement dated March 28, 2007 and a pooling and servicing agreement dated March 1, 2007 (collectively, the “Operative Agreements”) and was the directing lender at the time of the improper modification of the Loan (the “Modification”), (b) a declaratory judgment stating that RAIT Preferred Funding has the right to terminate the special servicer, (c) monetary damages for the value of the bonds and fees paid to CWCAM as the special servicer of the Loan and (d) other things.  On May 17, 2016, CWCAM filed a motion to dismiss the Complaint

(“Motion to Dismiss”) stating that the RAIT Complaint did not state a claim and the essential facts of the RAIT Complaint are negated by affidavits and evidentiary materials submitted with the RAIT Complaint.  On June 14, 2016, RAIT Preferred Funding filed a Memorandum of Law in Opposition to the Motion to Dismiss (“Opposition”) stating that the claims in the RAIT Complaint were properly stated.  On June 30, 2016, CWCAM filed a reply (“Reply”) in support of the Motion to Dismiss and in response to the Opposition, stating that each of CWCAM’s arguments is supported by the express language of the agreements between the parties, the documentary evidence and New York case law.  On September 30, 2016, RAIT and CWCAM entered into a confidential Settlement Agreement (the “2016 Settlement”), which provides for a stay of the RAIT litigation (the “Litigation Stay”) through August 25, 2017.  Pursuant to the terms of the 2016 Settlement, upon satisfaction of a term of the 2016 Settlement by August 25, 2017 (or such later date agreed to by the parties), the RAIT Litigation will be dismissed, with prejudice.  If the term is not satisfied, RAIT will contact the Court to re-set oral argument on the Motion to Dismiss and other deadlines.  The parties may jointly seek to extend the Litigation Stay, subject to Court approval.  CWCAM believes that it has performed its obligations under the Operative Agreements in good faith, and disputes RAIT Preferred Funding’s allegations and, should the matter not be resolved via this 2016 Settlement, it intends to vigorously contest such allegations.

On January 24, 2016, PSW NYC LLC commenced a complaint (the “PSW Complaint”) with the Supreme Court of the State of New York, County of New York (the “PSW Court”) against Bank of America, N.A. as trustee under the pooling and servicing agreements for Wachovia Bank Commercial Mortgage Trust 2007-C30 and COBALT CMBS Commercial Trust 2007-C2, U.S. Bank National Association as Trustee under the pooling and servicing agreements for Wachovia Bank Commercial Mortgage Trust 2007-C31, ML-CFC Commercial Mortgage Trust 2007-5 and ML-CFC Commercial Mortgage Trust 2007-6 (collectively, the “Trusts”), PCV-M Holdings LLC and CWCapital Asset Management LLC, individually and as special servicer for the Trusts (collectively, the “Defendants”) seeking either (a) damages in an amount to be determined by the PSW Court but alleged by the plaintiffs to be approximately $500,000,000 – such amount being the amount PSW NYC LLC alleges would have been recovered on certain mezzanine loans (the “Mezzanine Loans”) related to the Peter Cooper Village and Stuyvesant Town property (the “PCVST Property”) in New York City which PSW NYC LLC sold to an entity related to the Defendants pursuant to a settlement agreement related to certain prior litigation (the “2010 Settlement Agreement”) or (b) the rescission of the 2010 Settlement Agreement which would result in, among other things, the rescission of the sale of the Mezzanine Loans and a claim for certain proceeds from the sale of the PCVST Property. PSW NYC LLC alleges that the Defendants procured the 2010 Settlement Agreement by fraud and further that the terms of the 2010 Settlement Agreement were breached by the Defendants.  On February 26, 2016, CWCAM on behalf of itself and the other Defendants filled a motion to dismiss the PSW Complaint (the “CWCAM Motion to Dismiss”).  On April 11, 2016, PSW NYC LLC opposed the CWCAM Motion to Dismiss and cross-moved for a partial summary judgment on liability regarding allegations of breach of the 2010 Settlement Agreement (“PSW Cross-Motion”).  On May 5, 2016, Defendants subsequently filed its reply and opposition to the PSW Cross-Motion.  On August 23, 2016, oral arguments were provided to the PSW Court regarding the PSW Complaint, the CWCAM Motion to Dismiss and the PSW Cross-Motion and the PSW Court took such arguments under advisement.  On October 31, 2016, the PSW Court issued its order granting the CWCAM Motion to Dismiss, denying the PSW Cross-Motion and dismissing the PSW Complaint with prejudice.  PSW NYC LLC may have certain rights to appeal this order.  CWCAM intends to vigorously contest any such appeal.

CWCAM may enter into one or more arrangements with the directing certificateholder, any Controlling Class certificateholder, any person with the right to appoint or remove and replace CWCAM as the special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the PSA and limitations on the right of such person to replace CWCAM as the special servicer.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

From time to time, CWCAM and/or its affiliates may purchase or sell securities, including CMBS certificates. As of the Closing Date, neither CWCAM nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, CWCAM or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under this sub-heading “—The Special Servicer” regarding CWCAM has been provided by CWCAM.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to thirteen (13) of the Mortgage Loans, representing 6.7% of the Initial Pool Balance, will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of September 30, 2016, National Cooperative Bank, N.A. had total assets of $2,201.8 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-weighted Assets ratio of 13.4%. For the nine months ended September 30, 2016, National Cooperative Bank, N.A. reported net income of $14.6 million (unaudited). As of December 31, 2015, National Cooperative Bank, N.A. had total assets of $2,176.2 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-weighted Assets ratio of 12.8%. For the year ended December 31, 2015, National Cooperative Bank, N.A. reported net income of $13.3 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2013(1)	2014(1)	2015(1)	2016(2)
By Approximate Number:	4,040	3,945	3,858	3,519
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.7 billion	$5.8 billion	$5.5 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of October 31, 2016.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of October 31, 2016, are approximately 1,384 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.8 billion related to commercial mortgage-backed securities (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of October 31, 2016, were located in 44 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of October 31, 2016, National Cooperative Bank, N.A. was named the special servicer in approximately 36 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $1.4 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2010 to October 31, 2016.

Portfolio Size – CMBS Special Servicing	2013(1)	2014(1)	2015(1)	2016(2)
Total	$41,180,052	$37,525,431	$49,310,253	$29,463,640

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

(2)	As of October 31, 2016.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

Affiliated Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), acts as the CSAIL 2016-C7 Special Servicer and in this capacity will initially be responsible for the servicing and administration of the Gurnee Mills Whole Loan and any associated REO Property pursuant to the CSAIL 2016-C7 PSA, and in certain circumstances, would review, evaluate and provide or withhold consent as to certain major decisions and special servicer decisions and other transactions relating to the Gurnee Mills Whole Loan. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of September 30, 2016, RCM was the sponsor of, and certain of its affiliates were investors in, nine private equity funds (collectively, the “Funds”) with an aggregate of approximately $3.8 billion of equity under management and RCM also advised one separately managed account with $400 million of committed capital. Four of such funds are focused on distressed and value-add real estate related investments and commercial mortgage-backed securities, three of such funds are focused on investments in commercial mortgage-backed securities and the other two funds and the separately managed account are focused on mezzanine debt and credit investments. To date, RCM has acquired and/or is managing over $7.3 billion of non- and sub-performing real estate assets, representing approximately 10,800 loans. Included in this number are approximately $3 billion in structured transactions with the FDIC. RCM was also a sub-advisor and investor in an approximately $4.6 billion Public-Private Investment Fund with the U.S. Department of the Treasury, which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $4.5 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 65 different securitizations totaling approximately $71.3 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 400 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes seven satellite offices located in Nevada, Arizona, California, Colorado, Florida and North Carolina. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,800 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of September 30, 2016, Rialto and its affiliates were actively special servicing approximately 1,000 portfolio loans with a principal balance of approximately $300 million and were responsible for approximately 900 portfolio REO assets with a principal balance of approximately $1.0 billion.

Rialto is also currently performing special servicing for 70 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 5,037 assets with an original principal balance at securitization of approximately $73 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 9/30/2016
Number of CMBS Pools Named Special Servicer	16	27	45	59	70
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$63.6 billion	$73 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	17	37
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$141.9 million	$325 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the CSAIL 2016-C7 Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Gurnee Mills Whole Loan. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Gurnee Mills Whole Loan or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the CSAIL 2016-C7 PSA.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the Gurnee Mills Whole Loan, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the CSAIL 2016-C7 PSA for assets of the same type included in the CSAIL 2016-C7 Securitization, including the Gurnee Mills Whole Loan. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the CSAIL 2016-C7 PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the performance of the Gurnee Mills Whole Loan or the performance of the certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Gurnee Mills Whole Loan pursuant to the CSAIL 2016-C7 PSA.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator. Rialto and Rialto Mortgage Finance, LLC are also affiliates of the entity that is the initial directing certificateholder under the CSAIL 2016-C7 PSA.

As of the Closing Date, neither Rialto nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under this sub-heading “—Affiliated Servicer” regarding Rialto has been provided by Rialto.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loan (other than each Servicing Shift Whole Loan). The operating advisor will have certain review and consultation duties with respect to activities of the special servicers. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and upon notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal offices of Pentalpha Surveillance are located at Amherst, New York and Greenwich, Connecticut. Pentalpha Surveillance is privately held (founded in 2005) and is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance maintains proprietary compliance checking software and a team of industry operations veterans dedicated to independently investigating and resolving loan origination and servicing flaws. This includes, but is not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of September 30, 2016, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 95 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $102 billion since October 2010. As of September 30, 2016, Pentalpha Surveillance has acted as asset representations reviewer in fourteen commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $13 billion.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the Securities and Exchange Commission in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, either master servicer, either special servicer, the directing certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “Pooling and Servicing Agreement—The Asset Representations Reviewer” and “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”)

(but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2016-LC25 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB

certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$43,663,000
A-2	$75,129,000
A-3	$235,000,000
A-4	$253,530,000
A-SB	$61,153,000
A-S	$71,623,000
X-A	$668,475,000
X-B	$157,570,000
B	$42,973,000
C	$42,974,000
Non-Offered Certificates
X-D	$52,523,000
D	$52,523,000
E	$10,982,000
F	$16,712,000
G	$18,144,000
H	$30,559,554
V	NAP
R	NAP

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $668,475,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $157,570,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $52,523,000.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”)

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date”

will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicers will be entitled to retain any interest or other income earned on such funds and the master servicers will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in a Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the Gain on Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution

Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)       prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 1.7950%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 2.9830%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 3.3740%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 3.6400%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 3.4860%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period less 0.4690%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period less 1.3000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class H certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates will at all times be a fixed rate per annum equal to 1.3000%

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Principal Shortfall for that Distribution Date,

(b)       the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the

Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)        the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)      any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)        the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates as described above, and (3) to the Class X-B certificates, any remaining Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class E, Class F, Class G, Class H, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	September 2021
Class A-2	February 2022
Class A-3	October 2026
Class A-4	November 2026
Class A-SB	January 2026
Class A-S	November 2026
Class X-A	NAP
Class X-B	NAP
Class B	November 2026
Class C	November 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2059. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)        the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the applicable special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (such amount, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class H certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the 9 West 57th Street Whole Loan, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans, pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance

Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)         a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)         a CREFC® advance recovery report;

(5)         a CREFC® total loan report;

(6)         a CREFC® operating statement analysis report;

(7)         a CREFC® comparative financial status report;

(8)         a CREFC® net operating income adjustment worksheet;

(9)         a CREFC® real estate owned status report;

(10)       a CREFC® servicer watch list;

(11)       a CREFC® loan level reserve and letter of credit report;

(12)       a CREFC® property file;

(13)       a CREFC® financial file;

(14)       a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)       a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

●	a CREFC® loan periodic update file.

In addition, each master servicer (with respect to a Mortgage Loan that is not a Non-Serviced Mortgage Loan) or special servicer (with respect to REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the applicable special servicer (with respect to REO Properties) or the applicable master servicer (with respect to a Mortgage Loan that is not a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers, (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by either master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the applicable special servicer obtains knowledge that it is a Borrower Party, such special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related mortgage borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related

Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s Website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will not be deemed to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit, Moody’s Analytics and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by a special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format; and

○	any appraisals delivered in connection with any Asset Status Report;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of any master servicer or special servicer;

○	any notice of resignation or termination of any master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”; and

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer, the operating advisor or the asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date;

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class V and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2016-LC25

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)        the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)      an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)      the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)      the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)     originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)      any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)       an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)      the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)     the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)     the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement;

(xviii)  the original or a copy of all related environmental insurance policies; and

(xix)    a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the Controlling Companion Loan on or about the related Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)        the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)      all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)      any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)     any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)     any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)      any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)       other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)      any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)     any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    all related environmental reports; and

(xiv)    all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property) or a residential cooperative property, copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)        a copy of any closure letter (environmental); and

(w)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related

Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)       cure such Material Defect in all material respects, at its own expense,

(B)       repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)       substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the operating advisor, Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations

Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the applicable master servicer or the applicable special servicer, as applicable, (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan or a Servicing Shift Mortgage Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related Non-Serviced Securitization Trust, such mortgage loan seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan, the “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation (or, in the case of Ladder Capital Finance LLC, enforcement of the payment guarantee obligations of Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP pursuant to the Mortgage Loan Purchase Agreement to which Ladder Capital Finance LLC is a party), including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)       be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that with respect to the obligations of Ladder Capital Finance LLC, pursuant to the related MLPA, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee payment in connection with the performance of such obligations; provided, further, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, in the case of Ladder Capital Finance LLC, any of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or, in the case of Ladder Capital Finance LLC, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and/or Series TRS of

Ladder Capital Finance Holdings LLLP) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Ladder Capital Finance LLC) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced

Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to each of the Servicing Shift Whole Loans only while the PSA governs the servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, on and after the related Servicing Shift Securitization Date, each of the Servicing Shift Whole Loans will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)       any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)       the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)       the obligation, if any, of the applicable master servicer to make advances;

(D)       the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)       any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)       any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer, in its sole discretion, may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such

Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

Each master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan for which it acts as master servicer. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the applicable master servicer and the trustee. Each master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by either master servicer or either special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and such master servicer, such special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, such master servicer, such special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

Each master servicer will also be required to establish and maintain a segregated custodial account (each, a “Companion Distribution Account”) with respect to any Serviced Companion Loan for which it acts as master servicer, which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan for which it acts as master servicer in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the applicable Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, each master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by such master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the

Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and, to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the applicable special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Each master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the applicable Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan for which it acts as master servicer, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)        to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by such master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)       to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)       to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)       to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)       to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)      to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)     to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)      to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)       to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and its Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)      to recoup any amounts deposited in its Collection Account in error;

(xii)     to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)     to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)     to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)      to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)     to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA;

(xx)     in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xix) above; and

(xxi)    to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xx) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If either master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Fees

Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Liquidation Fee /Special Servicers(2)	With respect to (i) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the applicable special servicer obtains a full, partial or discounted payoff, any Liquidation Proceeds or Insurance and Condemnation Proceeds, or Loss of Value Payments and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments or, if applicable, the purchase price paid by the mortgage loan seller and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time

Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly

Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, each Servicing Shift Mortgage Loan and each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Accounts.	Monthly

Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Asset Representations Reviewer Asset Review Fee	(a) For each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the fee of: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000, or (b) for each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.	In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.	Time to time

P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.	Time to time

Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) for which it acts as master servicer, and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.08000%. The Servicing Fee payable to each master servicer with respect to any related

Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modification, waiver, extension or amendment of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement if such modification, waiver, extension or amendment is a Master Servicer Decision; provided that if such modification, waiver, extension or amendment is a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by the applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, (A) each Master Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially Serviced Loan to the extent accrued prior to the related Servicing Transfer Event and (B) if the related Special Servicer has partially waived any Penalty Charge (part of which accrued prior to the related Servicing Transfer Event), any collections in respect of such Penalty Charge shall be shared pro rata by such Master Servicer and the related Special Servicer based on the respective portions of such Penalty Charge to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Pari Passu Companion Loan. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.00125% per annum with respect to the 9 West 57th Street Mortgage Loan, (ii) 0.0025% per annum with respect to the Gurnee Mills Mortgage Loan and (iii) 0.0025% per annum with respect to the 101 Hudson Street Mortgage Loan. With respect to the Servicing Shift Mortgage Loans, the applicable master servicer (prior to the related Servicing Shift Securitization Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the related Servicing Shift Securitization Date) will be entitled to a primary servicing fee accruing at a rate equal to 0.0025% per annum with respect to the Redwood MHC Portfolio Mortgage Loan and at a rate equal to 0.0025% per annum with respect to the Rio West Business Park Mortgage Loan. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to a per annum rate of 0.25000% for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Pari Passu Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)      the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)     the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)     with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)       if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan for which it acts as special servicer in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)      100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable Special Servicer is processing the underlying transaction,

(iii)     100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)     100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans, and

(v)       50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion

Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision.

Notwithstanding anything to the contrary, (A) each Special Servicer shall be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a Servicing Transfer Event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the related Master Servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a Servicing Transfer Event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge shall be shared pro rata by such Master Servicer and the related Special Servicer based on the respective portions of such Penalty Charge to which each would otherwise have been entitled.

For the avoidance of doubt, with respect to any fee split (other than a fee split with respect to penalty charges) between the applicable master servicer and the applicable special servicer pursuant to the terms of the PSA, the applicable master servicer and the applicable special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however, that (x) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee will not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the applicable master servicer decides not to charge any fee, the applicable special servicer will still be entitled to charge the portion of the related fee the applicable special servicer would have been entitled to if the applicable master servicer had charged a fee and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will still be entitled to charge the portion of the related fee the applicable master servicer would have been entitled to if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any of such fee charged by the applicable master servicer.

Each special servicer will also be entitled to 100% of any late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. Each special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value reserve fund in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-

Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two (2) business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the applicable special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00630% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, any Servicing Shift Mortgage Loan and any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00188% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00029% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to (a) each Delinquent Loan (in such case, a “Subject Loan”) identified on Annex A-1 as not being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee a fee of (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000, or (b) each Delinquent Loan identified on Annex A-1 as secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee of $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the applicable special servicer (in the case of a Specially Serviced Loan) or the applicable master servicer (in the case of a non-Specially Serviced Loan) will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu

Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)      the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)      the excess of

1.        the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.        the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by such special servicer from such master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by such special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after such special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicers will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan, Companion Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Consultation Termination Event, the applicable special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances (although, in the case of the 9 West 57th Street Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the 9 West 57th Street Subordinate Companion Loans).

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by such master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the applicable master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the applicable special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the applicable special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the applicable master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The applicable special servicer or the applicable master servicer, as the case may be, the operating advisor and the certificate administrator will be entitled to conclusively rely on the applicable master servicer’s or the applicable special servicer’s, as the case may be, calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H certificates, second, to Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X Certificates)). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, second, to the Class G Certificates, and third, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the applicable master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable special servicer or the applicable master servicer, as the case may be, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), such special servicer will use commercially reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer shall use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable

Intercreditor Agreement) and the applicable special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) receipt of information requested by such special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging a master servicer’s or special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable special servicer with (with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001

(“Additional Exclusions”) (provided that such master servicer and such special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with respect to such determination made by the special servicer) will be required to notify the applicable master servicer and such master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—General”, the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable master servicer or special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the applicable master servicer nor such special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans, and the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, provided that except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Subject to the rights of any Companion Holder under a related Intercreditor Agreement, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions without the special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the master servicer) within 10 business days (or 30 days with respect to clause (xiii) under “—Major Decisions” below) of the Directing Certificateholder’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis (which recommendation and analysis the special servicer will send to the Directing Certificateholder within 10 business days of receipt from the master servicer of the master servicer’s written recommendation and analysis and all information reasonably requested by the special servicer) with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the master servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Notwithstanding the foregoing, the master servicer will not be required to seek the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in the definition of “Master Servicer Decision”) or Rating Agency Confirmation (other than with respect to certain defeasance transactions to the extent required by the PSA) or the consent or approval of the special servicer (provided that the master servicer delivers notice thereof to the applicable special servicer after completion (and such special servicer will promptly, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan or any Mortgage Loan secured by a residential cooperative property, deliver notice thereof to the Directing Certificateholder, except to the extent that such special servicer or the Directing Certificateholder, as the case may be, notifies such master servicer that such party does not desire to receive copies of such items)) in connection with taking any Master Servicer Decision. With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”): (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements; (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to any such grant of easement or right of way or subordination that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents, including approval of new leases and amendments to current leases, involving leasing activities that do not involve a ground lease, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for any such approvals that affect an area greater than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property, except that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation of a material parcel or a material income producing parcel of a Mortgaged Property or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due; (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan or any Mortgage Loan secured by a residential cooperative property, the Directing Certificateholder’s consent (or deemed consent) will be required if the Mortgage Loan (including any related Companion Loans) has an outstanding principal balance of greater than or equal to $15,000,000; (vii) approve annual operating budgets for Mortgage Loans; (viii) consent to (A) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgage Loan secured by a residential cooperative property or (B) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgage Loan (other than a Mortgage Loan secured by a residential cooperative property), except that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with certain earnout or performance reserve releases specifically scheduled in the PSA; (ix) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date; (2) the related borrower has delivered documentation, on or before the maturity date of the Mortgage Loan, reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which the related balloon payment will become due; (3) such extension or forbearance requires the borrower to continue to make assumed monthly payments when due; and (4) such extension or forbearance requires the refinancing or sale to occur by the expiration of the refinancing or sale specified in the related documentation; (x) any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement or co-lender or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or a Whole Loan, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for any such modification, amendment, consent or waiver; (xi) any determination of Acceptable Insurance Default except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xii) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan; (xiii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan, to the consent (or deemed consent) of the Directing Certificateholder; (xiv) any transfer of interest in the related borrower that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents; (xv) agreeing to any modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted, except that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for any such modification of defeasance collateral; (xvi) with respect to a Mortgage Loan secured by a residential cooperative property, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and (xvii) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement. In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the master servicer) within 10 business days (or 30 days with respect to clause (xi) of the definition of “Master Servicer Decision”) of the Directing Certificateholder’s receipt from the master servicer of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, subject to the rights of any Companion Holder under a related Intercreditor Agreement, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus (y) with respect to a Serviced Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with such special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If either special servicer agrees to any modification, waiver or amendment of any term of any Specially Serviced Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If either master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer (and, unless a Consultation

Termination Event has occurred and is continuing, such special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that is not a Specially Serviced Loan) or the special servicer (with respect to any Specially Serviced Loan) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder if and to the extent required, and pursuant to the process described under the heading “—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, except to the extent that such action constitutes a Master Servicer Decision, a Rating Agency Confirmation is received by the master servicer or applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the master servicer (with respect to any such Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder if and to the extent required, and pursuant to the process described under the heading “—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, except to the extent that such action constitutes a Master Servicer Decision, the master servicer or the applicable special servicer, as applicable, has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the related PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2017 unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2017 and the calendar year ending on December 31, 2017. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing:

(1)       the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer, on or before the date on which the subject balloon payment was due, documentation reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such a refinancing or sale, a special servicing transfer event will occur immediately);

(2)       the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)       the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered, on or prior to the date on which the balloon payment will become due, documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control

Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)       there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)       the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)       the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)       the applicable master servicer or the applicable special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)       the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. Neither master servicer will have any responsibility for the performance by a special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the related master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan for which it acts as special servicer that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event);

●	the applicable master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer may act upon the direction of the Directing Certificateholder, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the

Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)).

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the applicable special servicer is required to deposit (or remit to the applicable master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) and such special servicer attempts to sell such Defaulted Loan and any related Serviced Pari Passu Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the applicable special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and will receive a Liquidation Fee to the same extent as if the Mortgage Loan was a Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or special servicer, as applicable, with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicers will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the applicable special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to such special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer, with respect to all Specially Serviced Loans (other than any Excluded Loan or, after the applicable Servicing Shift Securitization Date, Servicing Shift Mortgage Loan), and will have the right to replace such special servicer with or without cause and have certain other rights under the PSA, each as described below, (2) the applicable special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan or, after the applicable Servicing Shift Securitization Date, Servicing Shift Mortgage Loan), as to all Major Decisions and (3) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by clauses (iii), (iv), (v), (vi), (viii), (x), (xi), (xiii) and (xv) of the definition of Master Servicer Decision. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be (i) with respect to each of the Servicing Shift Mortgage Loans, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than each of the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (for purposes of this clause ii)

(1)       absent that selection, or

(2)       until a Directing Certificateholder is so selected, or

(3)       upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing

Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

“Loan-Specific Directing Certificateholder” means, with respect to each of the Servicing Shift Mortgage Loans, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the applicable Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to the related Servicing Shift Mortgage Loan will be the holder of the related Controlling Companion Loan, which, in the case of the Redwood MHC Portfolio Whole Loan, is currently LCF or an affiliate, and in the case of the Rio West Business Park Whole Loan, is currently Wells Fargo Bank. On and after the applicable Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan and, thereafter, such Servicing Shift Whole Loan will be a Non-Serviced Whole Loan.

The initial Directing Certificateholder is expected to be World Class Capital Group, LLC.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G or Class H certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to either master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the related Companion Holder under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the applicable master servicer (with respect to any non-Specially Serviced Loan (other than any Excluded Loan)) and the applicable special servicer (with respect to any Specially Serviced Loan (other than any Excluded Loan)) will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (xiii) below) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written objection has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action).

“Major Decision” means with respect to any Mortgage Loan or Serviced Whole Loan, each of the following:

(i)        any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)       any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan;

(iii)      any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan (other than an extension described under clause (ix) of the definition of “Master Servicer Decision”);

(iv)      following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(v)       any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(vi)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vii)     any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(viii)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any transfer of interest in the related borrower described under clause (xiv) of the definition of “Master Servicer Decision” or as may be effected without the consent of the lender under the related loan agreement or (B) solely with respect to a Mortgaged Property securing a residential cooperative mortgage loan, subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus, (I) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property to permit subordinate debt secured by the related mortgaged property and (II) the incurrence of additional indebtedness by a residential cooperative borrower;

(ix)     other than with respect to any non-Specially Serviced Loan, any property management company changes with respect (a) to a Mortgage Loan secured by a hospitality property, (b) an affiliated property manager or (c) a Mortgage Loan secured by a non-hospitality property (other than a residential cooperative property) with a principal balance greater than $15,000,000, including, without limitation, the related approval of the termination of a manager and appointment of a new property manager;

(x)      any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(xi)       other than with respect to any Mortgaged Property securing a residential cooperative mortgage loan and other than with respect to any non-Specially Serviced Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion; provided, however, that releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves with respect to a Specially Serviced Loan secured by certain Mortgaged Properties specified on a schedule to the PSA shall constitute Major Decisions,

(xii)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xiii)    other than in relation to any non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(xiv)    other than with respect to any non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan;

(xv)     other than with respect to any non-Specially Serviced Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xvi)    any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, other than with respect to a residential cooperative mortgage loan as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus) have been satisfied;

(xvii)   other than with respect to any non-Specially Serviced Loan, approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xviii)   other than with respect to any non-Specially Serviced Loan, agreeing to any modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted;

(xix)    determining whether to cure any default by a borrower under a Ground Lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease; and

(xx)    other than with respect to residential cooperative mortgage loans and other than with respect to any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis).

Subject to the terms and conditions of this section and subject to the rights of any Companion Holder under a related Intercreditor Agreement, (a) the special servicer will be required to process all requests for any matter that constitutes a Major Decision with respect to any Specially Serviced Loan and (b) the master servicer will be required to process all requests for any matter that constitutes a Major Decision with respect to any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan). Within a reasonable period of time after receiving a request for any matter that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non Serviced Mortgage Loan) that is a non-Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer together with the master servicer’s written recommendation and analysis and all information reasonably requested by the special servicer, whereupon the special servicer will within ten (10) business days forward such request to the Directing Certificateholder together with the special servicer’s written recommendation and analysis. The Directing Certificateholder will have no more than 10 business days to provide notice to the special servicer, and the special servicer will then be required to promptly forward such notice to the master servicer, of any objection the Directing Certificateholder has to such special servicer’s written recommendation and analysis.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the applicable special servicer. In the event such special servicer receives no response from the Directing Certificateholder within 10 business days (or 30 days with respect to clause (xiii) of the definition of Major Decision) following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the applicable special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an

Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F certificates and the Class F certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicers, special servicers and operating advisor. During such time, the applicable special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace such special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class F certificates, the successor Class F certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class F certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class F certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class F certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class F certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of such master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also

“Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA), any Servicing Shift Whole Loan or any related REO Properties. In addition, the operating advisors or equivalent parties under each of the CSAIL 2016-C7 PSA and the MSC 2016-BNK2 PSA have certain obligations and consultation rights with respect to the Gurnee Mills Whole Loan and the 101 Hudson Street Whole Loan, respectively, which are substantially similar to those of the operating advisor under the PSA for this transaction. The JPMCC 2016-NINE TSA, which governs the servicing and administration of the 9 West 57th Street Whole Loan, does not provide for an operating advisor or equivalent party.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a)       promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)       promptly reviewing each Final Asset Status Report; and

(c)       reviewing any Cumulative Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Cumulative Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA.

The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)       the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)       the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)       the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan) was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the applicable master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)       the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Cumulative Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)       after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)       if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)       if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than a Servicing Shift Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans (other than any Servicing Shift Mortgage Loans) were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account such special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by such special servicer (other than any communications between the Directing Certificateholder and such special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to such special servicer if, during the prior calendar year, no Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)       that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)      that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)     that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)     that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)      that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and a special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing

Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan, any Servicing Shift Whole Loan and any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)       the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the

Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and the portion of any REO Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the applicable special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to such special servicer, such special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the applicable special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 174 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006, the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and October 1, 2016, was 98.5%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 11.3%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 90.5% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 9.6%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Accounts.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the applicable master servicer (with respect to clause (vi) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to Specially Serviced Loans) will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)      a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)     a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)     copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)      a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)     copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

In addition, with respect to any Delinquent Loan that is a Non-Serviced Mortgage Loan, to the extent any documents required by the asset representations reviewer to complete a Test are missing or have not been received from the related mortgage loan seller, the asset representations reviewer will request such document(s) from the related Non-Serviced Master Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Master Servicer) or the related Non-Serviced Special Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Special Servicer).

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or, in the case of Ladder Capital Finance LLC, against Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP in respect of their respective payment guaranties), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, Kroll Bond Rating Agency, Inc., Moody’s, Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, Kroll Bond Rating Agency, Inc., Moody’s, Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)      any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)      any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)      the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of

Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer; provided that if the resigning special servicer fails to appoint an Excluded Special Servicer within 30 days of such special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a CMBS transaction rated by Moody’s on a transaction-level basis (as to which CMBS transaction there are outstanding CMBS rated by Moody’s), (viii) is not a special servicer that has been cited by Moody’s or DBRS as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (ix) either (A) has a then-current ranking by Morningstar equal to or higher than “MOR CS3” as a special servicer or (B)(i) is acting as special servicer in a CMBS that was rated by a NRSRO within the twelve (12) month period prior to the date of determination and (ii) Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of certificates citing servicing concerns with the special servicer as the sole or material factor in such rating action.

In addition, after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the applicable special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans (other than the 9 West 57th Street Whole Loan), the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to a Servicing Shift Mortgage Loan. Rather, with respect to a Servicing Shift Whole Loan: (i) prior to the related Servicing Shift Securitization Date, the holder of the related Controlling Companion Loan will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a)      (i) any failure by such master servicer to make a required deposit to the applicable Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)      any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to such master servicer or special servicer, as the case may be, by any other party to the PSA, or to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)      any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)       any of Moody’s, Fitch or DBRS (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or

Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s, Fitch or DBRS, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)      either (A) the applicable master servicer or the applicable special servicer, as the case may be, has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, and such ranking is not reinstated within 60 days of actual knowledge of such failure by the applicable master servicer or the applicable special servicer, as the case may be (if such master servicer or special servicer, as the case may be, has or had a Morningstar ranking on or after the Closing Date) or (B) if the applicable master servicer or the applicable special servicer, as the case may be, has not been ranked by Morningstar on or after the Closing Date, Morningstar has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or (ii) within the prior 12 months, placed one or more classes of certificates on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), has publicly cited servicing concerns with the master servicer or the special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within 60 days of such rating action).

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of a special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the applicable special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the applicable special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Master Servicer or Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Master Servicer or Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to appoint a sub-servicer with respect to such Non-Serviced Master Servicer or terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of a master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion

Loan Securities, and if such master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of a master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, such master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause (i) any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the applicable master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Accounts if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either the master servicer, either special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The applicable master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the applicable special servicer (in the case of Specially Serviced Loans) will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the applicable master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the applicable special servicer (in the case of Specially Serviced Loans) will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the applicable master servicer or the applicable special servicer, as applicable, determines that a Material Defect exists, such master servicer or such special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by a master servicer or a special servicer, as applicable, with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer or the applicable special servicer, as applicable, and such party will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the applicable master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the applicable special servicer (in the case of Specially Serviced Loans) (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Each master servicer, each special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of each master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of the 9 West 57th Street Mortgage Loan

The 9 West 57th Street Whole Loan, which includes the 9 West 57th Street Mortgage Loan, is being (and any related REO Property will be) serviced and administered under JPMCC 2016-NINE TSA. Accordingly, the JPMCC 2016-NINE Servicer (or, if it fails to do so, the JPMCC 2016-NINE Trustee) will generally make property protection advances, unless it is determined in accordance with the JPMCC 2016-NINE TSA that such property protection advance would not be recoverable from related collections. However, no such party will make a P&I Advance with respect to the 9 West 57th Street Mortgage Loan. The JPMCC 2016-NINE Servicer will generally also remit collections on the 9 West 57th Street Mortgage Loan to or on behalf of the trust for this securitization. However, under the PSA, the master servicer for this securitization will generally be obligated to compile reports that include information on the 9 West 57th Street Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the 9 West 57th Street Mortgage Loan under the terms of the related co-lender agreement and make P&I Advances with respect to the 9 West 57th Street Mortgage Loan, subject to any non-recoverability determination. The JPMCC 2016-NINE TSA and the PSA both address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation; servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. Nonetheless, the servicing arrangements under the JPMCC 2016-NINE TSA are expected to differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the JPMCC 2016-NINE TSA and the PSA differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the 9 West 57th Street Mortgage Loan for your consideration:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise or consent to the actions of the JPMCC 2016-NINE Servicer, the JPMCC 2016-NINE Special Servicer, the JPMCC 2016-NINE Trustee or the JPMCC 2016-NINE Certificate Administrator under the JPMCC 2016-NINE TSA or (b) make Servicing Advances with respect to the 9 West 57th Street Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the 9 West 57th Street Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the JPMCC 2016-NINE Servicer or the JPMCC 2016-NINE Special Servicer.

●	The JPMCC 2016-NINE Servicer will earn a servicing fee with respect to the 9 West 57th Street Mortgage Loan at 0.00125% per annum.

●	Pursuant to the JPMCC 2016-NINE TSA, the liquidation fee, the special servicing fee and the workout fee with respect to the 9 West 57th Street Mortgage Loan will be generally similar to the corresponding fee payable under the PSA, except that the liquidation fee and the workout fee payable under the JPMCC 2016-NINE TSA each has a fixed fee rate of 0.50% and neither is subject to any floor or cap.

●	The JPMCC 2016-NINE TSA and the PSA may vary as regards to the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and such items will not be passed through to the trust for this securitization transaction.

●	Property protection advances with respect to the 9 West 57th Street Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the JPMCC 2016-NINE Servicer determines that a property protection advance it made with respect to the 9 West 57th Street Whole Loan or the related Mortgaged Property is nonrecoverable, such property protection advance will be reimbursed in full from any collections on the 9 West 57th Street Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the 9 West 57th Street Whole Loan. In the event that collections received on the 9 West 57th Street Whole Loan or the related mortgaged property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the trust for this securitization will be required to pay its pro rata share of such fees and expenses as described above.

●	The JPMCC 2016-NINE Servicer is generally responsible for servicing and administration of the 9 West 57th Street Mortgage Loan prior to the occurrence of, and after the correction of, any special servicing loan event with respect to the 9 West 57th Street Mortgage Loan, and the JPMCC 2016-NINE Special Servicer is generally responsible for the 9 West 57th Street Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Property becomes an REO Property. The special servicing loan events under the JPMCC 2016-NINE TSA vary, in some respects, from servicing transfer events under the PSA.

●	The JPMCC 2016-NINE TSA does not provide for a controlling class, a controlling class representative or a directing certificateholder, and no consent of the Certificateholders is required for the implementation of asset status reports or taking any action analogous to the Major Decisions set forth in the PSA; however, the JPMCC 2016-NINE Servicer or the JPMCC 2016-NINE Special Servicer will be required to obtain a rating agency confirmation prior to taking certain material actions set forth in the JPMCC 2016-NINE TSA. Such material actions requiring rating confirmation under the JPMCC 2016-NINE TSA vary substantially from, and are far more limited than, Major Decisions under the PSA. The JPMCC 2016-NINE TSA does not provide for the equivalent of Collateral Deficiency Amounts.

●	The JPMCC 2016-NINE Trustee will be the mortgagee of record with respect to the 9 West 57th Street Whole Loan.

●	The custodian under the JPMCC 2016-NINE TSA will generally be responsible for holding the loan documents with respect to the 9 West 57th Street Whole Loan (other than the original promissory note for the 9 West 57th Street Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the 9 West 57th Street Whole Loan, related loan documents will be released to the JPMCC 2016-NINE Servicer or the JPMCC 2016-NINE Special Servicer.

●	In addition, with respect to the 9 West 57th Street Mortgage Loan, at the written direction of holders of principal balance certificates under the JPMCC 2016-NINE TSA evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates), a request can be made to vote to terminate the JPMCC 2016-NINE Special Servicer and appoint a successor JPMCC 2016-NINE Special Servicer. The termination and replacement of the JPMCC 2016-NINE Special Servicer will occur if 75% of a quorum of holders of certificates issued under the JPMCC 2016-NINE TSA (such quorum evidencing at least 66-2/3% of the 9 West 57th Street voting rights) vote within 180 days to approve that termination and replacement.

●	The JPMCC 2016-NINE TSA does not provide for an asset representations reviewer or for a dispute resolution process for breaches of loan representations and warranties that involves certificateholders.

●	The JPMCC 2016-NINE Servicer (if the 9 West 57th Street Whole Loan is not subject to special servicing) or the JPMCC 2016-NINE Special Servicer (if the 9 West 57th Street Whole Loan is subject to special servicing) may agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC created under the JPMCC 2016-NINE TSA to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any such REMIC. However, neither the JPMCC 2016-NINE Servicer nor the JPMCC 2016-NINE Special Servicer may extend the maturity date of the 9 West 57th Street Whole Loan beyond September 2033.

●	The JPMCC 2016-NINE Servicer and the JPMCC 2016-NINE Special Servicer are each permitted to resign from its respective obligations and duties imposed on it pursuant to the JPMCC 2016-NINE TSA upon a determination that such duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Each of the JPMCC 2016-NINE Servicer and the JPMCC 2016-NINE Special Servicer also may resign and assign its rights and duties to a successor that satisfies the criteria in the JPMCC 2016-NINE TSA with rating agency confirmation.

●	Each of the JPMCC 2016-NINE Servicer and the JPMCC 2016-NINE Special Servicer will be liable in accordance with the JPMCC 2016-NINE TSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the JPMCC 2016-NINE Servicer and the JPMCC 2016-NINE Special Servicer will not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the JPMCC 2016-NINE TSA or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the JPMCC 2016-NINE TSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the JPMCC 2016-NINE TSA.

The JPMCC 2016-NINE TSA provides that each of the JPMCC 2016-NINE Servicer and the JPMCC 2016-NINE Special Servicer (and, in each case, certain related persons) will be entitled to indemnification for all losses, liabilities and expenses (including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to the JPMCC 2016-NINE TSA, the 9 West 57th Street Whole Loan, the 9 West 57th Street Intercreditor Agreement, the related Mortgaged Property or certificates issued under the JPMCC 2016-NINE TSA (other than any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the JPMCC 2016-NINE TSA). The 9 West 57th Street Intercreditor Agreement requires that the PSA provide that any related master servicer, special servicer, certificate administrator, trustee or depositor under the JPMCC 2016-NINE TSA and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction and held harmless against such trust fund’s pro rata share of any loss, liability, claim, cost or expense incurred in connection with the servicing and administration of the 9 West 57th Street Whole Loan or the related Mortgaged Property.

Servicing of the Redwood MHC Portfolio Mortgage Loan and the Rio West Business Park Mortgage Loan

The servicing of the Redwood MHC Portfolio Whole Loan and the Rio West Business Park Whole Loan, each a Servicing Shift Whole Loan, is expected to be governed by the PSA only temporarily, until (in each case) the applicable Servicing Shift Securitization Date. From and after the applicable Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under and pursuant to the terms of the related Servicing Shift PSA. Although the related Intercreditor Agreements impose some requirements regarding the terms of the related Servicing Shift PSAs (and it is expected that such Servicing Shift PSAs will contain servicing provisions that will be similar to, but not identical with, the provisions of the PSA), the securitizations to which the related Controlling Companion Loans are to be contributed have not been determined, and accordingly, the servicing terms of such Servicing Shift PSAs are unknown. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers” and “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Redwood MHC Portfolio Whole Loan” and “—The Rio West Business Park Whole Loan”.

Servicing of the Gurnee Mills Mortgage Loan

The Gurnee Mills Mortgage Loan, together with the Gurnee Mills Companion Loans and any related REO Property are serviced under the CSAIL 2016-C7 PSA.

The servicing arrangements under the CSAIL 2016-C7 PSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences between the terms of the CSAIL 2016-C7 PSA and the terms of the PSA:

●	Pursuant to the CSAIL 2016-C7 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the Gurnee Mills Mortgage Loan are generally similar, but not necessarily identical, to the corresponding fees payable under the PSA.

●	The CSAIL 2016-C7 Master Servicer will earn a primary servicing fee with respect to the Gurnee Mills Mortgage Loan that is calculated at 0.00250% per annum (which includes any applicable sub-servicing fee rate).

●	The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the Gurnee Mills Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that any such advance would not be recoverable from collections on the Gurnee Mills Mortgage Loan. The Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination will be conclusive and binding on the Master Servicer and the Trustee.

●	The CSAIL 2016-C7 Master Servicer or CSAIL 2016-C7 Trustee, as applicable, is required to make advances of principal and interest with respect to the Gurnee Mills Controlling Companion Loan (but not with respect to the Gurnee Mills Mortgage Loan or the other Gurnee Mills Companion Loans), unless the CSAIL 2016-C7 Master Servicer or CSAIL 2016-C7 Trustee, as applicable, or the CSAIL 2016-C7 Special Servicer, has determined that such advance and interest thereon would not be recoverable from collections on the Gurnee Mills Controlling Companion Loan.

●	The CSAIL 2016-C7 Master Servicer or CSAIL 2016-C7 Trustee, as applicable, is each obligated to make (and the CSAIL 2016-C7 Special Servicer may make) property protection advances with respect to the Gurnee Mills Whole Loan, unless a determination is made by the CSAIL 2016-C7 Master Servicer, CSAIL 2016-C7 Trustee, as applicable, or CSAIL 2016-C7 Special Servicer that any such advance and interest thereon would not be recoverable from collections on the Gurnee Mills Whole Loan. If it is determined that a property protection advance made with respect to the Gurnee Mills Whole Loan or the related Mortgaged Property is nonrecoverable, the party that made such nonrecoverable advance is entitled to be reimbursed for such advance and interest thereon, first, from funds on deposit in the related collection account or companion distribution account maintained under the CSAIL 2016-C7 PSA that represent amounts received on or in respect of the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans, and second, if such funds on deposit in such collection account or companion distribution account are insufficient, from general collections on deposit in the Collection Account and the collection account of each other securitization related to a Gurnee Mills Companion Loan, or if any such Gurnee Mills Companion Loan is not then included in a securitization, from the holder of each such Gurnee Mills Companion Loan, as applicable, on a pro rata and pari passu basis.

●	Amounts payable with respect to the Gurnee Mills Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the CSAIL 2016-C7 PSA, may be allocated between the CSAIL 2016-C7 Master Servicer and the CSAIL 2016-C7 Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer in the case of Mortgage Loans serviced under the PSA.

●	The CSAIL 2016-C7 Special Servicer is required to take actions with respect to the Gurnee Mills Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to the Gurnee Mills Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

●	The requirement of the CSAIL 2016-C7 Master Servicer to make compensating interest payments in respect of the Gurnee Mills Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The CSAIL 2016-C7 Master Servicer and CSAIL 2016-C7 Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA, as well as the rights related thereto.

●	Penalty charges with respect to the Gurnee Mills Whole Loan are allocated in accordance with the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Gurnee Mills Whole Loan” in this prospectus.

●	The servicing transfer events of the CSAIL 2016-C7 PSA that would cause the Gurnee Mills Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

●	The specific types of actions constituting major decisions under the CSAIL 2016-C7 PSA are similar, but necessarily identical, to those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder is permitted to consent will correspondingly differ.

●	The liability of the parties to the CSAIL 2016-C7 PSA is limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the Gurnee Mills Mortgage Loan are required, within one (1) business day following receipt of properly identified funds by the CSAIL 2016-C7 Master Servicer to be deposited and maintained in a separate account in the name of the CSAIL 2016-C7 Master Servicer for the benefit of the holders of the Gurnee Mills Whole Loan until transferred (after payment of certain amounts under the

CSAIL 2016-C7 PSA) on a monthly basis prior to the related P&I Advance Date to the Collection Account by the CSAIL 2016-C7 Master Servicer for distribution in accordance with the PSA; provided, that to the extent that any such payment is received after 2:00 p.m. (Eastern Time) on any given business day, the CSAIL 2016-C7 Master Servicer is required to use commercially reasonable efforts to deposit such payments into the applicable account within one (1) business day of receipt of such payments but, in any event, the CSAIL 2016-C7 Master Servicer is required to deposit such payments into the applicable account within two (2) business days of receipt of such payments.

●	The CSAIL 2016-C7 PSA may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The CSAIL 2016-C7 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Gurnee Mills Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The CSAIL 2016-C7 Depositor, the CSAIL 2016-C7 Master Servicer, the CSAIL 2016-C7 Special Servicer, the CSAIL 2016-C7 Certificate Administrator, the CSAIL 2016-C7 Trustee, the CSAIL 2016-C7 Operating Advisor, the CSAIL 2016-C7 Asset Representations Reviewer and various related persons and entities are entitled to be indemnified by the issuing entity (as and to the same extent the CSAIL 2016-C7 mortgage trust is required to indemnify such parties pursuant to the terms of the CSAIL 2016-C7 PSA) for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the Gurnee Mills Intercreditor Agreement, as applicable. To the extent funds on collections from the Gurnee Mills Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the Collection Account.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Gurnee Mills Whole Loan” in this prospectus.

Servicing of the 101 Hudson Street Mortgage Loan

The 101 Hudson Street Mortgage Loan, together with the 101 Hudson Street Companion Loans and any related REO Property are serviced under the MSC 2016-BNK2 PSA.

The servicing arrangements under the MSC 2016-BNK2 PSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences between the terms of the MSC 2016-BNK2 PSA and the terms of the PSA:

●	Pursuant to the MSC 2016-BNK2 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the 101 Hudson Street Mortgage Loan are similar, but not necessarily identical, to the corresponding fees payable under the PSA.

●	The MSC 2016-BNK2 Master Servicer will earn a primary servicing fee with respect to the 101 Hudson Street Mortgage Loan that is calculated at 0.00250% per annum (which includes any applicable sub-servicing fee rate).

●	The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the 101 Hudson Street Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that any such advance would not be recoverable from collections on the 101 Hudson Street Mortgage Loan, as applicable. The Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination will be conclusive and binding on the Master Servicer and the Trustee.

●	The MSC 2016-BNK2 Master Servicer or MSC 2016-BNK2 Trustee, as applicable, is required to make advances of principal and interest with respect to the 101 Hudson Street Controlling Companion Loan (but not with respect to the 101 Hudson Street Mortgage Loan or the other 101 Hudson Street Companion Loans), unless the MSC 2016-BNK2 Master Servicer or MSC 2016-BNK2 Trustee, as applicable, or the MSC 2016-BNK2 Special Servicer, has determined that such advance and interest thereon would not be recoverable from collections on the 101 Hudson Street Companion Loans.

●	The MSC 2016-BNK2 Master Servicer or MSC 2016-BNK2 Trustee, as applicable, is each obligated to make (and the MSC 2016-BNK2 Special Servicer may make) property protection advances with respect to the 101 Hudson Street Whole Loan, unless a determination is made by the MSC 2016-BNK2 Master Servicer or MSC 2016-BNK2 Trustee, as applicable, or the MSC 2016-BNK2 Special Servicer, that any such advance and interest thereon would not be recoverable from collections on the 101 Hudson Street Whole Loan. If it is determined that a property protection advance made with respect to the 101 Hudson Street Whole Loan or the related Mortgaged Property is nonrecoverable, the party that made such nonrecoverable advance is entitled to be reimbursed for such advance and interest thereon, first, from funds on deposit in the related collection account or companion distribution account maintained under the MSC 2016-BNK2 PSA that represent amounts received on or in respect of the 101 Hudson Street Mortgage Loan and the 101 Hudson Street Companion Loans, and second, if such funds on deposit in such collection account or companion distribution account are insufficient, from general collections on deposit in the Collection Account and the collection account of each other securitization related to a 101 Hudson Street Companion Loan, or if any 101 Hudson Street Companion Loan is not then included in a securitization, from the holder of each such 101 Hudson Street Companion Loan, as applicable, on a pro rata and pari passu basis.

●	Amounts payable with respect to the 101 Hudson Street Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the MSC 2016-BNK2 PSA, may be allocated between the MSC 2016-BNK2 Master Servicer and the MSC 2016-BNK2 Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer in the case of Mortgage Loans serviced under the PSA.

●	The MSC 2016-BNK2 Special Servicer is required to take actions with respect to the 101 Hudson Street Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to the 101 Hudson Street Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

●	The requirement of the MSC 2016-BNK2 Master Servicer to make compensating interest payments in respect of the 101 Hudson Street Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The MSC 2016-BNK2 Master Servicer and MSC 2016-BNK2 Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA, as well as the rights related thereto.

●	Penalty charges with respect to the 101 Hudson Street Whole Loan are allocated in accordance with the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 101 Hudson Street Whole Loan” in this prospectus.

●	The servicing transfer events of the MSC 2016-BNK2 PSA that would cause the 101 Hudson Street Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

●	The specific types of actions constituting major decisions under the MSC 2016-BNK2 PSA are similar, but necessarily identical, to those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder is permitted to consent will correspondingly differ.

●	The liability of the parties to the MSC 2016-BNK2 PSA is limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the 101 Hudson Street Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the MSC 2016-BNK2 Master Servicer to be deposited and maintained in a separate account in the name of the MSC 2016-BNK2 Master Servicer for the benefit of the holders of the 101 Hudson Street Whole Loan until transferred (after payment of certain amounts under the MSC 2016-BNK2 PSA) on a monthly basis prior to the related P&I Advance Date to the Collection Account by the MSC 2016-BNK2 Master Servicer for distribution in accordance with the PSA.

●	The MSC 2016-BNK2 PSA may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The MSC 2016-BNK2 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 101 Hudson Street Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The MSC 2016-BNK2 Depositor, the MSC 2016-BNK2 Master Servicer, the MSC 2016-BNK2 Special Servicer, the MSC 2016-BNK2 Certificate Administrator, the MSC 2016-BNK2 Trustee, the MSC 2016-BNK2 Operating Advisor, the MSC 2016-BNK2 Asset Representations Reviewer and various related persons and entities are entitled to be indemnified by the issuing entity (as and to the same extent the MSC 2016-BNK2 mortgage trust is required to indemnify such parties pursuant to the terms of the MSC 2016-BNK2 PSA) for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the 101 Hudson Street Intercreditor Agreement, as applicable. To the extent funds on collections from the 101 Hudson Street Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the Collection Account.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loan—The 101 Hudson Street Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or replacement special servicer has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (iii) DBRS has not cited servicing concerns with respect to such replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency or (iv) the replacement master servicer or replacement special servicer either (a) has a master servicer or special servicer, as applicable, rating of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, is currently acting as the master servicer or special servicer, as applicable, on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any NRSRO and Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of certificates of such CMBS transaction publicly citing servicing concerns of the applicable replacement servicer as the sole or material factor in such rating action, if Morningstar is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc., (“DBRS”) and Morningstar Credit Ratings, LLC (“Morningstar”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (c) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class (prior to a Control Termination Event, if any such Class is outstanding), (3) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the master servicers or special servicers wish to elect to exercise such rights, then the master servicer or special servicer servicing the greater principal balance of Mortgage Loans will be entitled to exercise such right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)      to correct any defect or ambiguity in the PSA;

(b)      to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)      to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)      to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)       to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)      to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)      to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)        to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; or

(j)       to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and “A” by DBRS (or in the case of the trustee, a long-term unsecured debt rating of “A(low)” by DBRS if each master servicer maintains a rating of at least “A” by DBRS (provided that nothing in this parenthetical will impose on either master servicer any obligation to maintain such rating)); provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch (or such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency and Morningstar) and (c) each master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s and “A+” by Fitch; provided that nothing in this proviso will impose on either master servicer any obligation to maintain such rating; provided, further, that if any such institution is not rated by DBRS, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if

(1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-

possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31,

1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, originator and mortgage loan seller and the holder of the Rio West Business Park Companion Loan, is also a master servicer, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is also (1) the servicer, the special servicer, the certificate administrator and the custodian under the JPMCC 2016-NINE TSA, which governs the servicing and administration of the 9 West 57th Street Whole Loan, (2) the master servicer, the certificate administrator and the custodian under the CSAIL 2016-C7 PSA, which governs the servicing and administration of Gurnee Mills Whole Loan, and (3) the master servicer, the certificate administrator and the custodian under the MSC 2016-BNK2 PSA, which governs the servicing and administration of 101 Hudson Street Whole Loan.

In addition, Wells Fargo Bank is the purchaser under separate repurchase agreements with each of LCF, Rialto Mortgage and National Cooperative Bank, N.A., respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each of LCF, Rialto Mortgage and National Cooperative Bank, N.A., respectively, or in any such case by its respective affiliates.

Wells Fargo Bank, Deutsche Bank AG, Cayman Islands Branch and certain other third party lenders provide warehouse financing to the LCF Financing Affiliates through various repurchase facilities, borrowing base facilities or other financing arrangements. Ladder Holdings, TRS LLLP and REIT LLLP guarantee certain obligations of the LCF Financing Affiliates under certain of those financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the Closing Date, may be) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire or obtain the release of, as applicable, the warehoused LCF Mortgage Loans from the repurchase agreement counterparties/lenders free and clear of any liens.

In the case of the repurchase facility provided by Wells Fargo Bank to an LCF Financing Affiliate, Wells Fargo Bank has agreed to purchase Mortgage Loans from LCF on a revolving basis. The aggregate Cut-off Date Balance of the LCF Mortgage Loans that are, as of November 29, 2016, subject to that repurchase facility is equal to approximately $169,162,720. Proceeds received by LCF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the LCF Mortgage Loans subject to that repurchase facility that are to be sold by LCF to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided by Deutsche Bank AG, Cayman Islands Branch to an LCF Financing Affiliate, Deutsche Bank AG, Cayman Islands Branch has agreed to purchase Mortgage Loans from LCF on a revolving basis. The aggregate Cut-off Date Balance of the LCF Mortgage Loans that are, as of November 29, 2016, subject to that repurchase facility is equal to approximately $14,937,164. Proceeds received by LCF in connection with this securitization transaction will be used, in part, to repurchase from Deutsche Bank AG, Cayman Islands Branch each of the LCF Mortgage Loans subject to that repurchase facility that are to be sold by LCF to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided by Wells Fargo Bank to Rialto Mortgage, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage on a revolving basis. The aggregate Cut-off Date Balance of the Rialto Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $139,275,453. Proceeds received by Rialto Mortgage in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Rialto Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided by Wells Fargo Bank to National Cooperative Bank, N.A., for which National Cooperative Bank, N.A.’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodian arrangement.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by LCF, Rialto Mortgage, and National Cooperative Bank, N.A., respectively, to the depositor.

In addition, Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian (or, in the case of the 9 West 57th Street Mortgage Loan and the Aspen at Norman Student Housing Mortgage Loan, the custodian under the JPMCC 2016-NINE TSA and the WFCM 2016-LC24 pooling and servicing agreement, respectively) with respect to the loan files for all of the LCF Mortgage Loans and all of the Rialto Mortgage Loans with an aggregate Cut-off Date Balance of $615,372,012, representing approximately 64.4% of the Initial Pool Balance.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Ladder Capital Finance LLC is affiliated with the borrowers under the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as BJ’s Rotterdam, Dollar General St. Charles, Dollar General Decatur-Sunnyside, Dollar General Philo, Dollar General San Antonio and Dollar General Borger, collectively representing approximately 1.4% of the Initial Pool Balance. Ladder Capital Finance LLC or an affiliate thereof originated each of those Mortgage Loans, and Ladder Capital Finance LLC is the mortgage loan seller with respect to those Mortgage Loans. Those Mortgage Loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related Mortgage Loan documents permit transfers of interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP; (ii) the related Mortgage Loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related Mortgage Loan documents do not require that a borrower-related property manager be terminated in connection with a Mortgage Loan default; and (v) the lender will accept insurance coverage (including in some cases, self-insurance) provided by the tenant under its lease, which does not include insurance coverage against acts of terrorism. In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Aspen at Norman Student Housing, representing approximately 2.3% of the Initial Pool Balance, and as to which Ladder Capital Finance LLC is the related mortgage loan seller and originator, an affiliate of Safanad Ltd., one of the borrower sponsors, owns, or previously owned, a less than 2.0% indirect interest in Ladder Capital Finance LLC.

Pursuant to certain interim servicing agreements between LCF, a sponsor, an originator and a mortgage loan seller, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements, including the repurchase facilities provided by Wells Fargo Bank and Deutsche Bank AG, Cayman Islands Branch described above), including, prior to their inclusion in the trust fund, some or all of the LCF Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

National Cooperative Bank, N.A., a sponsor, one of the mortgage loan sellers, one of the master servicers and one of the special servicers, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $29,150,860, representing approximately 3.1% of the Initial Pool Balance and such hedging arrangements will terminate with respect to such Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction.

With respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, hold one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or

(3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Rialto Mortgage, a sponsor, a mortgage loan seller and an originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the CSAIL 2016-C7 PSA, which governs the servicing of the Gurnee Mills Whole Loan. Rialto Mortgage and Rialto Capital Advisors, LLC, are also affiliates of the entity that was appointed the initial directing certificateholder under the CSAIL 2016-C7 PSA.

LCF or an affiliate thereof holds (subject to any applicable financing arrangements) the Redwood MHC Portfolio Companion Loans and the Walmart Shadow Anchored Portfolio Companion Loan with aggregate principal balances as of the Cut-off Date of approximately $57,600,000 and $39,536,250. respectively. Each of these Companion Loans may, but is not required to be, included in a future securitization or otherwise sold at any time.

Wilmington Trust, National Association, the trustee, is also the trustee under the CSAIL 2016-C7 PSA and the MSC 2016-BNK2 PSA, which governs the servicing of the Gurnee Mills Whole Loan and the 101 Hudson Street Whole Loan, respectively.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated

Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$668,475,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	$157,570,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage

Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$668,475,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	$157,570,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in January 2017; and

●	the Offered Certificates are settled with investors on December 8, 2016.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2017	86%	86%	86%	86%	86%
December 2018	70%	70%	70%	70%	70%
December 2019	48%	48%	48%	48%	48%
December 2020	20%	20%	20%	20%	20%
December 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.78	2.77	2.76	2.76	2.76

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	21%	21%	20%	19%	3%
December 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.88	4.87	4.86	4.83	4.63

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	99%	98%	97%	90%
December 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.68	9.64	9.59	9.54	9.33

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.89	9.86	9.82	9.62

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	80%	80%	80%	80%	80%
December 2023	54%	54%	54%	54%	54%
December 2024	28%	28%	28%	28%	28%
December 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.20	7.20	7.20	7.20	7.20

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.69

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.69

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.69

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2016 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97-00	2.922%	2.925%	2.926%	2.927%	2.927%
98-00	2.534%	2.536%	2.537%	2.537%	2.537%
99-00	2.152%	2.153%	2.154%	2.154%	2.154%
100-00	1.776%	1.776%	1.776%	1.776%	1.776%
101-00	1.404%	1.403%	1.403%	1.403%	1.403%
102-00	1.038%	1.036%	1.035%	1.035%	1.035%
103-00	0.677%	0.674%	0.673%	0.672%	0.672%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97-00	3.656%	3.657%	3.659%	3.663%	3.689%
98-00	3.427%	3.427%	3.429%	3.431%	3.448%
99-00	3.200%	3.200%	3.201%	3.202%	3.210%
100-00	2.976%	2.976%	2.976%	2.975%	2.974%
101-00	2.754%	2.754%	2.753%	2.752%	2.742%
102-00	2.535%	2.534%	2.533%	2.530%	2.512%
103-00	2.318%	2.317%	2.315%	2.312%	2.284%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97-00	3.757%	3.758%	3.759%	3.761%	3.768%
98-00	3.630%	3.631%	3.632%	3.633%	3.638%
99-00	3.505%	3.506%	3.506%	3.507%	3.509%
100-00	3.382%	3.382%	3.382%	3.381%	3.381%
101-00	3.260%	3.259%	3.259%	3.258%	3.255%
102-00	3.139%	3.138%	3.137%	3.136%	3.131%
103-00	3.020%	3.018%	3.017%	3.015%	3.008%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97-00	4.023%	4.024%	4.024%	4.026%	4.032%
98-00	3.898%	3.898%	3.898%	3.899%	3.903%
99-00	3.773%	3.773%	3.774%	3.774%	3.776%
100-00	3.650%	3.650%	3.650%	3.650%	3.650%
101-00	3.529%	3.529%	3.529%	3.528%	3.526%
102-00	3.409%	3.409%	3.408%	3.407%	3.403%
103-00	3.290%	3.290%	3.289%	3.288%	3.281%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97-00	3.978%	3.978%	3.978%	3.978%	3.978%
98-00	3.813%	3.813%	3.813%	3.813%	3.813%
99-00	3.651%	3.651%	3.651%	3.651%	3.651%
100-00	3.490%	3.490%	3.490%	3.490%	3.490%
101-00	3.331%	3.331%	3.331%	3.331%	3.331%
102-00	3.174%	3.174%	3.174%	3.174%	3.174%
103-00	3.019%	3.019%	3.019%	3.019%	3.019%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97-00	4.376%	4.376%	4.377%	4.377%	4.385%
98-00	4.248%	4.249%	4.249%	4.249%	4.254%
99-00	4.122%	4.122%	4.123%	4.123%	4.126%
100-00	3.997%	3.998%	3.998%	3.998%	3.998%
101-00	3.874%	3.874%	3.875%	3.875%	3.872%
102-00	3.752%	3.753%	3.753%	3.753%	3.748%
103-00	3.632%	3.632%	3.632%	3.633%	3.625%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97-00	4.860%	4.861%	4.861%	4.861%	4.869%
98-00	4.729%	4.730%	4.730%	4.731%	4.735%
99-00	4.600%	4.600%	4.601%	4.601%	4.604%
100-00	4.472%	4.473%	4.473%	4.474%	4.473%
101-00	4.346%	4.347%	4.347%	4.347%	4.344%
102-00	4.222%	4.222%	4.222%	4.223%	4.217%
103-00	4.098%	4.099%	4.099%	4.099%	4.091%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
92-00	5.540%	5.540%	5.541%	5.541%	5.563%
93-00	5.401%	5.401%	5.401%	5.402%	5.420%
94-00	5.263%	5.263%	5.264%	5.264%	5.280%
95-00	5.127%	5.127%	5.128%	5.128%	5.141%
96-00	4.993%	4.993%	4.993%	4.994%	5.004%
97-00	4.860%	4.861%	4.861%	4.861%	4.869%
98-00	4.729%	4.730%	4.730%	4.731%	4.735%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
6-20	6.471%	6.422%	6.363%	6.274%	5.828%
6-24	5.975%	5.926%	5.866%	5.776%	5.326%
6-28	5.494%	5.444%	5.383%	5.292%	4.839%
7-00	5.026%	4.976%	4.914%	4.822%	4.365%
7-04	4.572%	4.521%	4.459%	4.366%	3.905%
7-08	4.130%	4.078%	4.015%	3.921%	3.457%
7-12	3.699%	3.648%	3.584%	3.489%	3.022%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1-04	14.597%	14.597%	14.597%	14.597%	14.267%
1-08	11.799%	11.799%	11.799%	11.799%	11.436%
1-12	9.410%	9.410%	9.410%	9.410%	9.018%
1-16	7.334%	7.334%	7.334%	7.334%	6.916%
1-20	5.506%	5.506%	5.506%	5.506%	5.063%
1-24	3.875%	3.875%	3.875%	3.875%	3.411%
1-28	2.408%	2.408%	2.408%	2.408%	1.923%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D,

Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and, the Class V certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security)

or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, eighteen (18) of the Mortgaged Properties securing eighteen (18) Mortgage Loans representing 13.7% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class C Certificates will be issued with original issue discount for federal income tax purposes.

In addition, it is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated

redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Wells Fargo Securities, LLC	$43,663,000	$75,129,000	$235,000,000	$253,530,000
Academy Securities, Inc.	0	0	0	0
Deutsche Bank Securities Inc.	0	0	0	0
Total	$43,663,000	$75,129,000	$235,000,000	$253,530,000

Underwriter	Class A-SB	Class A-S	Class X-A	Class X-B
Wells Fargo Securities, LLC	$61,153,000	$71,623,000	$668,475,000	$157,570,000
Academy Securities, Inc.	0	0	0	0
Deutsche Bank Securities Inc.	0	0	0	0
Total	$61,153,000	$71,623,000	$668,475,000	$157,570,000

Underwriter	Class B	Class C
Wells Fargo Securities, LLC	$42,973,000	$42,974,000
Academy Securities, Inc.	0	0
Deutsche Bank Securities Inc.	0	0
Total	$42,973,000	$42,974,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 107.6% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2016, before deducting expenses payable by the depositor (estimated at $5,913,689, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, mortgage loan seller and the holder of the Rio West Business Park Companion Loan, is also one of the master servicers, the certificate administrator, the custodian and the certificate registrar under this securitization.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, the lead manager and sole bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2)       the payment by Rialto Mortgage or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Rialto Mortgage or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Rialto Mortgage or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Rialto Mortgage in connection with the sale of those Mortgage Loans to the depositor by Rialto Mortgage;

(3)       the payment by LCF or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with LCF or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by LCF or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to LCF in connection with the sale of those Mortgage Loans to the depositor by LCF; and

(4)       the payment by LCF or an affiliate thereof to Deutsche Bank AG, Cayman Islands Branch, an affiliate of Deutsche Bank Securities Inc., in Deutsche Bank AG, Cayman Islands Branch’s capacity as the purchaser under a repurchase agreement with LCF or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by LCF or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to LCF in connection with the sale of those Mortgage Loans to the depositor by LCF.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206677) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,091 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, either master servicer, either special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of

ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the four (4) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from three (3) of the Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in December 2059. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on final feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other three NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
101 Hudson Street Companion Loans	262
101 Hudson Street Controlling Companion Loan	261
101 Hudson Street Controlling Noteholder	264
101 Hudson Street Intercreditor Agreement	262
101 Hudson Street Mortgage Loan	261
101 Hudson Street Non-Controlling Noteholder	264
101 Hudson Street Noteholders	262
101 Hudson Street Whole Loan	262
17g-5 Information Provider	381
1986 Act	560
1996 Act	535
2
2010 Settlement Agreement	337
2015 Budget Act	568
2016 Settlement	337
3
30/360 Basis	420
4
401(c) Regulations	579
9
9 West 57th Street Companion Loans	251
9 West 57th Street Intercreditor Agreement	251
9 West 57th Street Mortgage Loan	251
9 West 57th Street Noteholders	251
9 West 57th Street Pari Passu Companion Loans	251
9 West 57th Street Subordinate Companion Loan	251
9 West 57th Street Whole Loan	251
A
AB Modified Loan	433
Accelerated Mezzanine Loan Lender	374
Acceptable Insurance Default	437
Acting General Counsel’s Letter	157
Actual/360 Basis	212
Actual/360 Loans	407
ADA	538
Additional Exclusions	437
Administrative Cost Rate	356
ADR	161
Advances	402
Affirmative Asset Review Vote	477
Annual Debt Service	161
Anticipated Repayment Date	212
Appraisal Institute	296
Appraisal Reduction Amount	429
Appraisal Reduction Event	428
Appraised Value	161
Appraised-Out Class	434
ARD Loan	212
Aspen at Norman Student Housing Companion Loan	246
Aspen at Norman Student Housing Directing Holder	248
Aspen at Norman Student Housing Intercreditor Agreement	246
Aspen at Norman Student Housing Mortgage Loan	246
Aspen at Norman Student Housing Non-Controlling Noteholder	249
Aspen at Norman Student Housing Noteholders	246
Aspen at Norman Student Housing Whole Loan	246
Assessment of Compliance	514
Asset Representations Reviewer Asset Review Fee	427
Asset Representations Reviewer Fee	427
Asset Representations Reviewer Fee Rate	427
Asset Representations Reviewer Termination Event	482
Asset Representations Reviewer Upfront Fee	427
Asset Review	479
Asset Review Notice	478
Asset Review Quorum	478
Asset Review Report	480
Asset Review Report Summary	480
Asset Review Standard	479
Asset Review Trigger	476
Asset Review Vote Election	477
Asset Status Report	448

Assumed Final Distribution Date	365
Assumed Scheduled Payment	358
Attestation Report	514
Available Funds	349
B
Balloon Balance	161
Balloon or ARD LTV Ratio	165
Balloon or ARD Payment	166
Bankruptcy Code	528
Base Interest Fraction	364
Beds	172
Borrower Party	373
Borrower Party Affiliate	373
Breach Notice	392
Brookfield Parties	197
C
C(WUMP)O	19
Cash Flow Analysis	162
CDPHE	192
CERCLA	535
Certificate Administrator/Trustee Fee	425
Certificate Administrator/Trustee Fee Rate	426
Certificate Balance	348
Certificate Owners	383
Certificateholder	375
Certificateholder Quorum	486
Certificateholder Repurchase Request	497
Certifying Certificateholder	385
Citibank	200
Class A Certificates	347
Class A-SB Planned Principal Balance	358
Class X Certificates	347
Clearstream	382
Clearstream Participants	384
Closing Date	160
CMAE	334
CMBS	61
Code	557
Collateral Deficiency Amount	433
Collection Account	406
Collection Period	350
Communication Request	386
Companion Distribution Account	406
Companion Holder	233
Companion Holders	233
Companion Loan Rating Agency	233
Companion Loans	159
Compensating Interest Payment	366
Complaint	324
Constant Prepayment Rate	548
Consultation Termination Event	464
Control Eligible Certificates	458
Control Termination Event	463
Controlling Class	458
Controlling Class Certificateholder	458
Controlling Companion Loan	233
Corrected Loan	448
Court	336
CPP	548
CPR	548
CPY	548
CRE Loans	301
CREFC®	370
CREFC® Intellectual Property Royalty License Fee	427
CREFC® Intellectual Property Royalty License Fee Rate	428
CREFC® Reports	370
Cross-Over Date	354
CSAIL 2016-C7 Asset Representations Reviewer	256
CSAIL 2016-C7 Certificate Administrator	256
CSAIL 2016-C7 Depositor	256
CSAIL 2016-C7 Directing Certificateholder	258
CSAIL 2016-C7 Master Servicer	256
CSAIL 2016-C7 Operating Advisor	256
CSAIL 2016-C7 PSA	233
CSAIL 2016-C7 Securitization	256
CSAIL 2016-C7 Special Servicer	256
CSAIL 2016-C7 Trustee	257
CSC	200
CTDEEP	193
Cumulative Appraisal Reduction Amount	433, 434
Cure/Contest Period	480
Custodian	324
Cut-off Date	158
Cut-off Date Balance	163
Cut-off Date Loan-to-Value Ratio	164
Cut-off Date LTV Ratio	164
CWCAM	334
CWCAM Motion to Dismiss	337
D
D or @%(#)	167

D or GRTR of @% or YM(#)	167
D or YM(#)	167
D(#)	167
DBRS	512
Debt Service Coverage Ratio	164
Defaulted Loan	454
Defeasance Deposit	216
Defeasance Loans	216
Defeasance Lock-Out Period	216
Defeasance Option	216
Defendants	337
Definitive Certificate	382
Delinquent Loan	477
Depositaries	382
Determination Date	348
Diligence File	389
Directing Certificateholder	457
Disclosable Special Servicer Fees	425
Discount Rate	364
Dispute Resolution Consultation	499
Dispute Resolution Cut-off Date	499
Disputed Proceeds	336
Distribution Accounts	407
Distribution Date	348
Distribution Date Statement	370
District Court	324
Dodd-Frank Act	138
DOL	576
Draft CRR Amendment Regulation	138
DSCR	164
DTC	382
DTC Participants	383
DTC Rules	384
Due Date	211, 351
E
EDGAR	575
Effective Gross Income	162
Eligible Asset Representations Reviewer	481
Eligible Operating Advisor	471
Enforcing Party	497
Enforcing Servicer	497
ESA	190
EU Risk Retention and Due Diligence Requirements	137
Euroclear	382
Euroclear Operator	385
Euroclear Participants	384
Excess Interest	348
Excess Interest Distribution Account	407
Excess Modification Fee Amount	421
Excess Modification Fees	419
Excess Prepayment Interest Shortfall	367
Exchange Act	280
Excluded Controlling Class Holder	373
Excluded Controlling Class Loan	374
Excluded Information	374
Excluded Loan	374
Excluded Plan	578
Excluded Special Servicer	486
Excluded Special Servicer Loan	486
Exemption	577
Exemption Rating Agency	577
F
FATCA	570
FDIA	155
FDIC	156
Federal Court	336
FIEL	21
Final Asset Status Report	468
Final Dispute Resolution Election Notice	499
Financial Promotion Order	18
FINRA	574
FIRREA	157
Fitch	328, 512
Fortress	334
FPO Persons	18
FSMA	18
Funds	342
G
Gain-on-Sale Entitlement Amount	351
Gain-on-Sale Remittance Amount	351
Gain-on-Sale Reserve Account	407
Garn Act	537
GGP	201
GLA	165
Government Securities	214
Grantor Trust	348, 558
GRTR of @% or YM(#)	167
Gurnee Mills Companion Loans	256
Gurnee Mills Controlling Companion Loan	256
Gurnee Mills Controlling Noteholder	258
Gurnee Mills Intercreditor Agreement	256
Gurnee Mills Mortgage Loan	256

Gurnee Mills Non-Controlling Noteholder	259
Gurnee Mills Noteholders	256
Gurnee Mills Whole Loan	256
H
High Net Worth Companies, Unincorporated Associations, Etc.	18
I
ICIP	210
Indirect Participants	383
Initial Pool Balance	158
Initial Rate	212
Initial Requesting Certificateholder	497
In-Place Cash Management	165
Insurance and Condemnation Proceeds	406
Intercreditor Agreement	233
Interest Accrual Amount	356
Interest Accrual Period	357
Interest Distribution Amount	356
Interest Reserve Account	407
Interest Shortfall	357
Interested Person	456
Investor Certification	374
J
JPMCC 2016-NINE Certificate Administrator	251
JPMCC 2016-NINE Depositor	251
JPMCC 2016-NINE Servicer	251
JPMCC 2016-NINE Special Servicer	251
JPMCC 2016-NINE Trustee	251
JPMCC 2016-NINE TSA	233
L
L(#)	167
Ladder Capital Group	281
Ladder Capital Review Team	290
Ladder Holdings	281
LCF	281
LCF Data Tape	291
LCF Financing Affiliates	281
LCF Mortgage Loans	281
Lennar	342
LIBOR	112
Liquidation Fee	422
Liquidation Fee Rate	422
Liquidation Proceeds	406
Litigation Stay	337
Loan	336
Loan Per Unit	165
Loan-Specific Directing Certificateholder	458
Lock-out Period	214
Loss of Value Payment	393
Lower-Tier Regular Interests	557
Lower-Tier REMIC	348, 557
LTV Ratio	163
LTV Ratio at Maturity or Anticipated Repayment Date	165
LTV Ratio at Maturity or ARD	165
LUST	191
M
MAI	395
Major Decision	459
Marriott Hilton Head Resort & Spa Companion Loans	241
Marriott Hilton Head Resort & Spa Directing Holder	243
Marriott Hilton Head Resort & Spa Intercreditor Agreement	241
Marriott Hilton Head Resort & Spa Mortgage Loan	241
Marriott Hilton Head Resort & Spa Non-Controlling Noteholder	244
Marriott Hilton Head Resort & Spa Noteholders	241
Marriott Hilton Head Resort & Spa Whole Loan	241
MAS	20
Master Servicer Decision	439
Material Defect	392
Maturity Date Balloon or ARD Payment	166
Mezzanine Loans	337
MLPA	387
Modification	336
Modification Fees	419
Moody’s	328, 512
Morningstar	328, 512
Mortgage	160
Mortgage File	387
Mortgage Loans	158
Mortgage Note	160
Mortgage Pool	158
Mortgage Rate	356
Mortgaged Property	160
Motion to Dismiss	337

MSC 2016-BNK2 Asset Representations Reviewer	262
MSC 2016-BNK2 Certificate Administrator	262
MSC 2016-BNK2 Directing Certificateholder	264
MSC 2016-BNK2 Master Servicer	262
MSC 2016-BNK2 Operating Advisor	262
MSC 2016-BNK2 PSA	233
MSC 2016-BNK2 Securitization	262
MSC 2016-BNK2 Special Servicer	262
MSC 2016-BNK2 Trustee	262
N
National Cooperative Bank, N.A. Data Tape	319
National Cooperative Bank, N.A. Deal Team	318
National Cooperative Bank, N.A. Mortgage Loans	313
Net Mortgage Rate	356
Net Operating Income	166
NFA	574
NI 33-105	21
NOI Date	166
Nonrecoverable Advance	403
Non-Serviced Certificate Administrator	233
Non-Serviced Companion Loan	233
Non-Serviced Directing Certificateholder	234
Non-Serviced Master Servicer	234
Non-Serviced Mortgage Loan	234
Non-Serviced PSA	234
Non-Serviced Special Servicer	234
Non-Serviced Subordinate Companion Loan	234
Non-Serviced Trustee	234
Non-Serviced Whole Loan	234
Non-U.S. Person	570
Notional Amount	348
NRA	166
NRSRO	373
NRSRO Certification	375
NYSDEC	192
O
O(#)	167
OCC	293
Occupancy As Of Date	166
Occupancy Rate	166
Offered Certificates	347
OID Regulations	561
OLA	157
Operating Advisor Consulting Fee	426
Operating Advisor Expenses	426
Operating Advisor Fee	426
Operating Advisor Fee Rate	426
Operating Advisor Standard	469
Operating Advisor Termination Event	472
Operative Agreements	336
Opposition	337
Other Master Servicer	234
Other PSA	235
P
P&I	332
P&I Advance	401
P&I Advance Date	401
Pads	172
Par Purchase Price	454
Pari Passu Companion Loans	159
Pari Passu Mortgage Loan	235
Participants	382
Parties in Interest	576
Pass-Through Rate	354
Patriot Act	539
PCE	192
PCIS Persons	18
PCVST Property	337
Pentalpha Surveillance	345
Percentage Interest	349
Periodic Payments	349
Permitted Investments	349, 408
Permitted Special Servicer/Affiliate Fees	425
PIPs	195
PL	297
Plans	576
PML	287, 297
PRC	19
Preliminary Dispute Resolution Election Notice	499
Prepayment Assumption	562
Prepayment Interest Excess	366
Prepayment Interest Shortfall	366
Prepayment Premium	364
Prepayment Provisions	167
Prime Rate	406
Principal Balance Certificates	347
Principal Distribution Amount	357
Principal Shortfall	358

Privileged Information	471
Privileged Information Exception	472
Privileged Person	372
Professional Investors	19
Prohibited Prepayment	367
Promotion of Collective Investment Schemes Exemptions Order	18
Property	336
Proposed Course of Action	498
Proposed Course of Action Notice	498
Prospectus	19
Prospectus Directive	17
PSA	346
PSA Party Repurchase Request	497
PSW Complaint	337
PSW Court	337
PSW Cross-Motion	337
PTCE	579
Purchase Price	394
Q
Qualification Criteria	292, 301, 311
Qualified Investor	17
Qualified Replacement Special Servicer	487
Qualified Substitute Mortgage Loan	394
Quik Park	196
R
RAC No-Response Scenario	511
RAIT Complaint	336
RAIT Court	336
RAIT Preferred Funding	336
Rated Final Distribution Date	365
Rating Agencies	512
Rating Agency Confirmation	512
RCM	342
REA	69
Realized Loss	369
REC	190
Record Date	349
Redwood MHC Portfolio Companion Loans	267
Redwood MHC Portfolio Control Note Securitization Date	268
Redwood MHC Portfolio Controlling Companion Loan	267
Redwood MHC Portfolio Directing Holder	271
Redwood MHC Portfolio Intercreditor Agreement	268
Redwood MHC Portfolio Mortgage Loan	267
Redwood MHC Portfolio Mortgaged Properties	267
Redwood MHC Portfolio Non-Controlling Companion Loan	267
Redwood MHC Portfolio PSA	268
Redwood MHC Portfolio Whole Loan	267
Registration Statement	575
Regular Certificates	347
Regular Interestholder	561
Regular Interests	558
Regulation AB	515
Reimbursement Rate	406
REIT LLLP	281
Related Proceeds	404
Release Date	216
Relevant Member State	16
Relevant Persons	18
Relief Act	538
Remaining Term to Maturity or ARD	168
REMIC	557
REMIC Regulations	557
REO Account	408
REO Loan	360
REO Property	448
Reply	337
Repurchase Request	497
Requesting Certificateholder	499
Requesting Holders	434
Requesting Investor	386
Requesting Party	511
Requirements	539
Residual Certificates	347
Resolution Failure	497
Resolved	498
Restricted Group	577
Restricted Party	472
Review Materials	478
Revised Rate	212
RevPAR	168
Rialto	341
Rialto Mortgage	304
Rialto Mortgage Data Tape	310
Rialto Mortgage Loans	305
Rialto Mortgage Review Team	310
Rio West Business Park Companion Loan	273
Rio West Business Park Control Note Securitization Date	274
Rio West Business Park Controlling Noteholder	276

Rio West Business Park Directing Certificateholder	276
Rio West Business Park Intercreditor Agreement	274
Rio West Business Park Mortgage Loan	274
Rio West Business Park Noteholders	274
Rio West Business Park PSA	274
Rio West Business Park Whole Loan	274
RMBS	324
Rooms	172
Rouse	197
Rule 15Ga-1 Reporting Period	301
Rule 17g-5	375
S
S&P	328
Scheduled Principal Distribution Amount	357
SEC	280
Securities Act	514
Securitization Accounts	346, 408
Securitization Framework	138
Securitization Regulation	138
SEL	287, 297
Senior Certificates	347
Serviced Companion Loan	235
Serviced Mortgage Loan	235
Serviced Pari Passu Companion Loan	235
Serviced Pari Passu Companion Loan Securities	490
Serviced Pari Passu Mortgage Loan	235
Serviced Whole Loan	235
Servicer Termination Event	488
Servicing Advances	402
Servicing Fee	417
Servicing Fee Rate	417
Servicing Shift Mortgage Loan	235
Servicing Shift PSA	235
Servicing Shift Securitization Date	235
Servicing Shift Whole Loan	235
Servicing Standard	400
SF	168
SFA	20
SFO	19
Similar Law	576
SIPC	574
SMMEA	580
Special Committee	197
Special Servicing Fee	420
Special Servicing Fee Rate	420
Specially Serviced Loans	445
Sq. Ft.	168
Square Feet	168
Startup Day	558
Stated Principal Balance	359
Structured Product	19
Structuring Assumptions	548
Subject Loan	427
Subordinate Certificates	347
Subordinate Companion Loan	159, 235
Subordinate LOC	79, 174
Sub-Servicing Agreement	400
T
T-12	168
tax matters persons	568
Term to Maturity	168
Terms and Conditions	385
Tests	479
Title V	537
TMPs	568
Total Operating Expenses	162
TRIPRA	97
TRS LLLP	281
Trust	321
Trust REMICs	348, 557
Trusts	337
TTM	168
U
U.S. Person	570
U/W DSCR	164
U/W Expenses	168
U/W NCF	168
U/W NCF Debt Yield	171
U/W NCF DSCR	164
U/W NOI	171
U/W NOI Debt Yield	172
U/W NOI DSCR	171
U/W Revenues	172
UCC	329, 523
Uncovered Amount	410
Underwriter Entities	123
Underwriting Agreement	572
Underwritten Debt Service Coverage Ratio	164
Underwritten Expenses	168
Underwritten NCF	168
Underwritten NCF Debt Yield	171
Underwritten Net Cash Flow	168

Underwritten Net Cash Flow Debt Service Coverage Ratio	164
Underwritten Net Operating Income	171
Underwritten Net Operating Income Debt Service Coverage Ratio	171
Underwritten NOI	171
Underwritten NOI Debt Yield	172
Underwritten Revenues	172
Units	172
Unscheduled Principal Distribution Amount	358
Unsolicited Information	479
UPB	332
Upper-Tier REMIC	348, 557
USTs	193
V
Value Co-op Basis	232
Volcker Rule	139
Voting Rights	381
W
WAC Rate	355
Wachovia Bank	293
Walmart	178
Walmart Shadow Anchored Portfolio Companion Loan	236
Walmart Shadow Anchored Portfolio Directing Holder	238
Walmart Shadow Anchored Portfolio Intercreditor Agreement	236
Walmart Shadow Anchored Portfolio Mortgage Loan	236
Walmart Shadow Anchored Portfolio Non-Controlling Noteholder	239
Walmart Shadow Anchored Portfolio Noteholders	236
Walmart Shadow Anchored Portfolio Whole Loan	236
Weighted Average Mortgage Rate	172
Weighted Averages	172
Wells Fargo Bank	293
Wells Fargo Bank Data Tape	300
Wells Fargo Bank Deal Team	299
Whole Loan	159
Withheld Amounts	407
Workout Fee	421
Workout Fee Rate	421
Workout-Delayed Reimbursement Amount	405
WTNA	322
Y
Yield Maintenance Charge	365
YM(#)	167

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

A-1-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)	Original Balance ($)(3)
1	9 West 57th Street	LCF		9 West 57th Street	New York	NY	10019	Office	CBD	1972		1,680,218	Sq. Ft.	603	50,000,000
2	Walmart Shadow Anchored Portfolio	LCF		Various	Various	Various	Various	Retail	Shadow Anchored	Various	Various	881,524	Sq. Ft.	101	49,500,000
2.01	Alice Shopping Center	LCF		2000 Drive Northwest Atkinson Boulevard	Alice	TX	78332	Retail	Shadow Anchored	2005		39,100	Sq. Ft.		2,648,006
2.02	Shawnee Shopping Center	LCF		4903 North Union Avenue	Shawnee	OK	74804	Retail	Shadow Anchored	2004		35,640	Sq. Ft.		2,327,221
2.03	Durant Shopping Center	LCF		519 University Place	Durant	OK	74701	Retail	Shadow Anchored	2003	2012	32,200	Sq. Ft.		2,131,525
2.04	Radcliff Shopping Center	LCF		2001-2039 Walmart Way	Radcliff	KY	40160	Retail	Shadow Anchored	2005		36,900	Sq. Ft.		2,123,186
2.05	Mustang Shopping Center	LCF		200 North Mustang Mall Terrace	Mustang	OK	73064	Retail	Shadow Anchored	2004		35,849	Sq. Ft.		2,027,562
2.06	Pineville Shopping Center	LCF		3628 Monroe Highway	Pineville	LA	71360	Retail	Shadow Anchored	2002		32,300	Sq. Ft.		2,023,114
2.07	Yukon Shopping Center	LCF		1200 Garth Brooks Boulevard	Yukon	OK	73099	Retail	Shadow Anchored	2004		31,500	Sq. Ft.		2,013,107
2.08	Fort Dodge Shopping Center	LCF		3003-3043 1st Avenue South	Fort Dodge	IA	50501	Retail	Shadow Anchored	2004		33,700	Sq. Ft.		1,940,833
2.09	Belton Shopping Center	LCF		201-223 Sparta Road	Belton	TX	76513	Retail	Shadow Anchored	2005		28,052	Sq. Ft.		1,884,126
2.10	Petal Shopping Center	LCF		35 Byrd Drive	Petal	MS	39465	Retail	Shadow Anchored	2003		30,180	Sq. Ft.		1,769,599
2.11	Douglas Shopping Center	LCF		90 West 5th Street	Douglas	AZ	85607	Retail	Shadow Anchored	2004		32,140	Sq. Ft.		1,769,599
2.12	Boaz Shopping Center	LCF		2196-2210 Highway 431	Boaz	AL	35957	Retail	Shadow Anchored	2004		27,900	Sq. Ft.		1,710,668
2.13	Zachary Shopping Center	LCF		5647 Main Street	Zachary	LA	70791	Retail	Shadow Anchored	2002		29,600	Sq. Ft.		1,703,997
2.14	Plainview Shopping Center	LCF		1601 Kermit Street	Plainview	TX	79072	Retail	Shadow Anchored	2005		31,720	Sq. Ft.		1,598,366
2.15	Minden Shopping Center	LCF		123-161 Minden Shopping Drive	Minden	LA	71055	Retail	Shadow Anchored	2003		27,300	Sq. Ft.		1,554,446
2.16	West Burlington Shopping Center	LCF		411 West Agency Road	West Burlington	IA	52655	Retail	Shadow Anchored	2004		26,100	Sq. Ft.		1,402,114
2.17	Pulaski Shopping Center	LCF		1653 West College Street	Pulaski	TN	38478	Retail	Shadow Anchored	2004		28,100	Sq. Ft.		1,350,967
2.18	Marshalltown Shopping Center	LCF		50 La Frentz Lane	Marshalltown	IA	50158	Retail	Shadow Anchored	2004		22,900	Sq. Ft.		1,346,519
2.19	Bad Axe Shopping Center	LCF		897 North Van Dyke Road	Bad Axe	MI	48413	Retail	Shadow Anchored	2005		28,353	Sq. Ft.		1,324,281
2.20	Ottumwa Shopping Center	LCF		1863-1899 Venture Drive	Ottumwa	IA	52501	Retail	Shadow Anchored	2004		22,190	Sq. Ft.		1,282,584
2.21	Tyler Shopping Center	LCF		6731-6771 South Broadway Avenue	Tyler	TX	75703	Retail	Shadow Anchored	2004		35,840	Sq. Ft.		1,271,048
2.22	Oskaloosa Shopping Center	LCF		209 Cornerstone Drive	Oskaloosa	IA	52577	Retail	Shadow Anchored	2004		20,700	Sq. Ft.		1,250,339
2.23	Shelbyville Shopping Center	LCF		114 Lee Boulevard	Shelbyville	IN	46176	Retail	Shadow Anchored	2005		14,150	Sq. Ft.		1,215,870
2.24	Alexandria Shopping Center	LCF		2071 North Mall Drive	Alexandria	LA	71301	Retail	Shadow Anchored	2003		20,400	Sq. Ft.		1,161,942
2.25	La Junta Shopping Center	LCF		7 Conley Road	La Junta	CO	81050	Retail	Shadow Anchored	2004		20,500	Sq. Ft.		1,159,163
2.26	St. John’s Shopping Center	LCF		2179 South US Highway 27	Saint Johns	MI	48879	Retail	Shadow Anchored	2006		29,930	Sq. Ft.		1,134,145
2.27	Newton Shopping Center	LCF		301-335 Iowa Speedway Drive	Newton	IA	50208	Retail	Shadow Anchored	2004		20,300	Sq. Ft.		1,116,354
2.28	Tell City Shopping Center	LCF		617-647 U.S. Highway 66 East	Tell City	IN	47586	Retail	Shadow Anchored	2005		27,000	Sq. Ft.		1,085,221
2.29	Newcastle Shopping Center	LCF		707-757 Northwest 34th Street	Newcastle	OK	73065	Retail	Shadow Anchored	2004		11,600	Sq. Ft.		876,738
2.30	Wauseon Shopping Center	LCF		470-482 East Airport Highway	Wauseon	OH	43567	Retail	Shadow Anchored	2005		13,100	Sq. Ft.		781,670
2.31	Pampa Shopping Center	LCF		301-317 West 30th Avenue	Pampa	TX	79065	Retail	Shadow Anchored	2005		16,160	Sq. Ft.		763,880
2.32	Keokuk Shopping Center	LCF		3360 Main Street	Keokuk	IA	52632	Retail	Shadow Anchored	2004		10,160	Sq. Ft.		668,812
2.33	Liberty Shopping Center	LCF		2003-2017 State Highway 146 Bypass	Liberty	TX	77575	Retail	Shadow Anchored	2006		14,960	Sq. Ft.		572,076
2.34	Perry Shopping Center	LCF		1858 South Jefferson Street	Perry	FL	32348	Retail	Shadow Anchored	2004		15,000	Sq. Ft.		510,921
3	Marriott Hilton Head Resort & Spa	RMF		One Hotel Circle	Hilton Head Island	SC	29928	Hospitality	Full Service	1976	2015	513	Rooms	190,409	43,000,000
4	Redwood MHC Portfolio	LCF		Various	Various	Various	Various	Manufactured Housing Community	Various	Various	Various	4,007	Pads	23,958	38,400,000
4.01	Camp Inn	LCF		10400 Highway 27	Frostproof	FL	33843	Manufactured Housing Community	Recreational Vehicle Community	1972		797	Pads		6,115,200
4.02	Town & Country Estates	LCF		4444 East Benson Highway	Tucson	AZ	85706	Manufactured Housing Community	Manufactured Housing Community	1971		320	Pads		3,578,400
4.03	St. Clements Crossing	LCF		21475 Prather Drive	Lexington Park	MD	20653	Manufactured Housing Community	Manufactured Housing Community	1968	2002	186	Pads		3,178,800
4.04	Algoma	LCF		4456 13 Mile Road Northeast	Rockford	MI	49341	Manufactured Housing Community	Manufactured Housing Community	1980		322	Pads		3,075,200
4.05	Suburban Estates	LCF		46440 Kay Drive	Lexington Park	MD	20653	Manufactured Housing Community	Manufactured Housing Community	1970		132	Pads		3,024,400
4.06	Colonial Acres	LCF		5374 East Deadwood Drive	Portage	MI	49002	Manufactured Housing Community	Manufactured Housing Community	1965		612	Pads		2,867,800
4.07	Twenty Nine Pines	LCF		6540 Highway 36 Boulevard North	Oakdale	MN	55128	Manufactured Housing Community	Manufactured Housing Community	1975		144	Pads		2,654,800
4.08	Evergreen Springs	LCF		229 Killingworth Turnpike	Clinton	CT	06413	Manufactured Housing Community	Manufactured Housing Community	1935		102	Pads		2,462,000
4.09	Avalon	LCF		16860 US Highway 19 North	Clearwater	FL	33764	Manufactured Housing Community	Recreational Vehicle Community	1984		256	Pads		2,322,000
4.10	Lexington	LCF		20529 Poplar Ridge Road	Lexington Park	MD	20653	Manufactured Housing Community	Manufactured Housing Community	1980		76	Pads		1,343,600
4.11	Colonial Manor	LCF		5500 West KL Avenue	Kalamazoo	MI	49009	Manufactured Housing Community	Manufactured Housing Community	1965		195	Pads		1,261,000
4.12	Green Acres	LCF		1810 Boston Post Road	Westbrook	CT	06498	Manufactured Housing Community	Manufactured Housing Community	1955		64	Pads		1,226,400
4.13	Cedar Grove	LCF		133 West Main Street & 47 North High Street	Clinton	CT	06413	Manufactured Housing Community	Manufactured Housing Community	1950		60	Pads		982,000
4.14	Hunters Chase	LCF		1866 North Eastown Road	Lima	OH	45807	Manufactured Housing Community	Manufactured Housing Community	1994		134	Pads		969,600
4.15	Highland Bluff	LCF		155 North Ivy Street	Branford	CT	06405	Manufactured Housing Community	Manufactured Housing Community	1950		49	Pads		917,200
4.16	Winter Paradise	LCF		16108 US Highway 19	Hudson	FL	34667	Manufactured Housing Community	Recreational Vehicle Community	1972		290	Pads		915,000
4.17	Weststar	LCF		1866 West Sego Lily Lane	Tucson	AZ	85705	Manufactured Housing Community	Manufactured Housing Community	1984		90	Pads		793,000
4.18	El Frontier	LCF		4233 North Flowing Wells Road	Tucson	AZ	85705	Manufactured Housing Community	Manufactured Housing Community	1964		178	Pads		713,600
5	Centrepark East	RMF		1400, 1450 and 1475 Centrepark Boulevard; 1720 and 1801 Centrepark Drive East	West Palm Beach	FL	33401	Office	Suburban	1988		304,107	Sq. Ft.	118	36,000,000
6	Moreno Valley Plaza	LCF		23583 Sunnymead Boulevard	Moreno Valley	CA	92553	Retail	Anchored	1987		341,011	Sq. Ft.	92	31,500,000
7	The Shops at Somerset Square	WFB		110-170 Glastonbury Boulevard	Glastonbury	CT	06033	Retail	Unanchored	1987		113,987	Sq. Ft.	265	30,250,000
8	Causeway Plaza I, II & III	WFB		3230, 3300 and 3330 West Esplanade Avenue; 3510 North Causeway Boulevard	Metairie	LA	70002	Office	Suburban	1980	2012	335,566	Sq. Ft.	89	30,000,000
9	Fairfield Inn & Suites Brooklyn	LCF		181 Third Avenue	Brooklyn	NY	11217	Hospitality	Limited Service	2011		133	Rooms	213,754	28,500,000
10	Gurnee Mills	WFB		6170 West Grand Avenue	Gurnee	IL	60031	Retail	Super Regional Mall	1991	2014	1,683,915	Sq. Ft.	163	25,000,000
11	Aspen at Norman Student Housing	LCF		1300 Steamboat Way	Norman	OK	73071	Multifamily	Student Housing	2015		684	Beds	56,433	22,000,000
12	North Bay Center	WFB		6311-6585 Commerce Boulevard	Rohnert Park	CA	94928	Retail	Anchored	1980	2012	92,763	Sq. Ft.	237	22,000,000
13	Rio West Business Park	WFB		1621, 1721, 1821, 1921, 2021 West Rio Salado Parkway	Tempe	AZ	85281	Office	Suburban	2005		296,663	Sq. Ft.	140	20,000,000
14	19066 Magnolia Street	WFB		19066 & 19126 Magnolia Street; 9142 Garfield Avenue	Huntington Beach	CA	92646	Mixed Use	Office/Retail	1979	2008	51,449	Sq. Ft.	389	20,000,000
15	King’s Quarters at Jack Britt	LCF		3831 Queen Ann Loop	Fayetteville	NC	28036	Multifamily	Garden	2012		252	Units	76,984	19,400,000
16	101 Hudson Street	WFB		101 Hudson Street	Jersey City	NJ	07302	Office	CBD	1992	2015	1,341,649	Sq. Ft.	186	16,500,000
17	Jacksonville Medical Plaza	RMF		3901 University Boulevard South	Jacksonville	FL	32216	Office	Medical	1974	1995	132,299	Sq. Ft.	123	16,250,000
18	2821 & 2851 S Parker Road	LCF		2821 & 2851 South Parker Road	Aurora	CO	80014	Office	Suburban	1980		291,568	Sq. Ft.	55	16,250,000
19	381-383 Broadway	LCF		381-383 Broadway	New York	NY	10013	Mixed Use	Office/Retail	1850	2016	25,700	Sq. Ft.	581	15,000,000
20	Raytheon Building	WFB		4101 East Plano Parkway	Plano	TX	75074	Industrial	Flex	2001	2007	110,680	Sq. Ft.	134	14,900,000
21	1200 Wilshire Boulevard	WFB		1200 Wilshire Boulevard	Los Angeles	CA	90017	Office	CBD	1971	2012	98,710	Sq. Ft.	147	14,500,000
22	Skillman MHC Portfolio	RMF		Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community	Various		1,066	Pads	13,587	14,500,000
22.01	Flat Rock	RMF		11150 North Telegraph Road	Carleton	MI	10022	Manufactured Housing Community	Manufactured Housing Community	1950		332	Pads		3,880,000
22.02	Voyager Village	RMF		50 Voyager Boulevard	Dayton	OH	45417	Manufactured Housing Community	Manufactured Housing Community	1969		224	Pads		3,400,000
22.03	Woodlake	RMF		26250 Cummings Road	Millbury	OH	43447	Manufactured Housing Community	Manufactured Housing Community	1960		143	Pads		2,600,000
22.04	Spring Valley	RMF		1830 State Route 725	Spring Valley	OH	45370	Manufactured Housing Community	Manufactured Housing Community	1970		164	Pads		2,550,000
22.05	Indian Village	RMF		3850 Delong Road	Lima	OH	45806	Manufactured Housing Community	Manufactured Housing Community	1969		203	Pads		2,070,000
23	Poplar Square Shopping Center	WFB		2300-2370 Poplar Drive	Medford	OR	97504	Retail	Anchored	1984	1990	116,595	Sq. Ft.	124	14,400,000
24	Mount Vernon Self Storage	RMF		1621 Huguenot Road	Midlothian	VA	23113	Self Storage	Self Storage	2000		111,600	Sq. Ft.	128	14,310,000
25	Colonial Rivermead	LCF		2 Rivermead Boulevard	East Hartford	CT	06118	Manufactured Housing Community	Manufactured Housing Community	1960		462	Pads	30,043	13,880,000
26	Holiday Inn Milwaukee River	LCF		4700 North Port Washington Road	Milwaukee	WI	53212	Hospitality	Full Service	1974	2015	160	Rooms	85,658	13,750,000
27	The Crossings of Decatur	WFB		1241 Point Mallard Parkway Southeast	Decatur	AL	35601	Retail	Anchored	2007		137,509	Sq. Ft.	98	13,500,000
28	Courtyard LBJ Dallas	LCF		2930 Forest Lane	Dallas	TX	75234	Hospitality	Select Service	1987	2015	146	Rooms	85,468	12,500,000
29	Whispering Woods Plaza	RMF		20645-20757 Gibraltar Road	Brownstown Township	MI	48183	Retail	Anchored	2001	2009	108,175	Sq. Ft.	107	11,625,000
30	The Centre at La Quinta I, II & III	LCF		79305, 79395 & 79405 Highway 111	La Quinta	CA	92253	Retail	Anchored	2004		79,795	Sq. Ft.	140	11,175,000
31	Lapeer Pointe Plaza	LCF		863-877 South Main Street	Lapeer	MI	48446	Retail	Anchored	1973	2015	123,466	Sq. Ft.	90	11,062,500
32	950 Herndon Parkway	LCF		950 Herndon Parkway	Herndon	VA	20170	Office	Suburban	1987		91,942	Sq. Ft.	120	11,000,000
33	Arlington Owners, Inc.	NCB		139-15 83rd Avenue, a/k/a 139-15 82nd Drive	Briarwood	NY	11435	Multifamily	Cooperative	1958	2001	281	Units	37,306	10,500,000
34	Hampshire Highlands	LCF		610 Hampshire Boulevard	Avon Lake	OH	44012	Multifamily	Garden	2015		81	Units	128,395	10,400,000
35	Grand Plaza - TX	WFB		3300 and 3512 East Interstate Highway 40	Amarillo	TX	79103	Retail	Anchored	1985		158,656	Sq. Ft.	62	9,795,000
36	Carrington Ridge	LCF		7111-7117 Hazelton-Etna Road Southwest	Patalaska	OH	43062	Multifamily	Garden	2016		80	Units	121,250	9,700,000
37	Mid Valley Plaza	WFB		1543, 1561-1669, 1683-1755, 1775 Mount Hood Avenue	Woodburn	OR	97071	Retail	Anchored	1978		106,643	Sq. Ft.	88	9,400,000
38	Gentry Apartments, Inc.	NCB		310 Lenox Road; 330 Lenox Road	Brooklyn	NY	11226	Multifamily	Cooperative	1963	2001	247	Units	37,652	9,300,000
39	Mankato Place & Brett’s Building	LCF		11 & 12 Civic Center Plaza	Mankato	MN	56001	Mixed Use	Office/Retail	1890	2003	146,208	Sq. Ft.	62	9,075,000
40	BJ’s Rotterdam	LCF		70 West Campbell Road	Rotterdam	NY	12306	Retail	Single Tenant	1996		115,660	Sq. Ft.	78	9,035,000
41	Hampton Inn Hartsville	RMF		203 East Carolina Avenue	Hartsville	SC	29550	Hospitality	Limited Service	2015		90	Rooms	94,333	8,500,000
42	Holiday Inn Webster	RMF		302 West Bay Area Boulevard	Webster	TX	77598	Hospitality	Limited Service	2009	2016	109	Rooms	76,513	8,350,000
43	Springhill Suites Waco	WFB		200 Colonnade Parkway	Woodway	TX	76712	Hospitality	Limited Service	2010		82	Rooms	95,488	7,840,000
44	14201-14291 East 4th Ave	LCF		14201-14291 East 4th Avenue	Aurora	CO	80014	Office	Suburban	1976	2014	123,950	Sq. Ft.	62	7,650,000
45	Morton-Barrow Owners Corp.	NCB		438-462 Hudson Street a/k/a 83-89 Barrow Street a/k/a 63-69 Morton Street	New York	NY	10014	Multifamily	Cooperative	1925	2001	163	Units	45,943	7,500,000
46	Westpark Office Park	LCF		107 and 111 Westpark Boulevard, 111 Stonemark Lane and 3800 Fernandina Road	Columbia	SC	29210	Office	Suburban	1997	2002	94,234	Sq. Ft.	79	7,450,000
47	Northland Mall	RMF		900 West Northland Avenue	Appleton	WI	54914	Retail	Anchored	1982		191,832	Sq. Ft.	39	7,400,000
48	Marketplace at 18th	WFB		1834,1846,1870,1872 South 300 West	Salt Lake City	UT	84115	Retail	Shadow Anchored	2006		38,815	Sq. Ft.	187	7,275,000
49	High Meadow Cooperative No. 1, Inc.	NCB		98 Charter Circle	Ossining	NY	10562	Multifamily	Cooperative	1962	2001	183	Units	38,172	7,000,000
50	50 Plaza Tenants Corp.	NCB		50 Plaza Street	Brooklyn	NY	11238	Multifamily	Cooperative	1926	2001	49	Units	132,440	6,500,000
51	Short Pump Village	WFB		11402-11446 West Broad Street	Glen Allen	VA	23060	Retail	Shadow Anchored	1997		37,650	Sq. Ft.	170	6,400,000
52	Fairfield Inn & Suites Aiken	LCF		185 Colony Parkway	Aiken	SC	29803	Hospitality	Limited Service	2003	2016	84	Rooms	68,115	5,750,000
53	Crown Garden Apartments	RMF		7001 Hillcroft Street	Houston	TX	77081	Multifamily	Garden	1962		168	Units	31,250	5,250,000
54	Best Western Market Center Dallas	RMF		2023 Market Center Boulevard	Dallas	TX	75207	Hospitality	Limited Service	1967	2013	98	Rooms	53,485	5,250,000
55	Holiday Inn Express - Richmond Hill	RMF		4601 US Highway 17	Richmond Hill	GA	31324	Hospitality	Limited Service	2005	2012	65	Rooms	80,577	5,250,000
56	Sunrise Lake Village Phase II	WFB		9515 West Broadway/FM 518 Lot E-2	Pearland	TX	77584	Retail	Unanchored	2007		28,742	Sq. Ft.	177	5,100,000
57	Highlander Hall Owners, Inc.	NCB		164-20 Highland Avenue	Jamaica	NY	11432	Multifamily	Cooperative	1957	2004	167	Units	30,491	5,100,000
58	Harway Terrace, Inc.	NCB		2475 & 2483 West 16th Street	Brooklyn	NY	11214	Multifamily	Cooperative	1963	2012	360	Units	13,847	5,000,000
59	Spanish Crossroads	WFB		3415 and 3429 Bell Street	Amarillo	TX	79109	Retail	Anchored	1977		74,231	Sq. Ft.	66	4,875,000
60	Walgreens Crawfordsville	LCF		110 West Market Street	Crawfordsville	IN	47933	Retail	Single Tenant	2004		14,259	Sq. Ft.	331	4,726,500
61	Parham Road Self Storage	RMF		2701 East Parham Road	Richmond	VA	23228	Self Storage	Self Storage	1999		46,095	Sq. Ft.	100	4,600,000
62	The Pointe	RMF		5521 West Lincoln Highway	Schererville	IN	46307	Office	Medical	2003		51,841	Sq. Ft.	89	4,600,000
63	Walgreens - Macomb, MI	WFB		21790 21 Mile Road	Macomb Township	MI	48044	Retail	Single Tenant	2007		14,820	Sq. Ft.	288	4,275,000
64	Cohen MHC Portfolio	RMF		Various	Various	NY	Various	Manufactured Housing Community	Manufactured Housing Community	Various		297	Pads	13,619	4,050,000
64.01	Northstar MHC / Bel Air MHC	RMF		2782 South Broadway; 14 Main Street	Ashland	NY	14894	Manufactured Housing Community	Manufactured Housing Community	1960		205	Pads		3,290,000
64.02	Edgeview Estates MHC	RMF		6409 County Road 29	Hornell	NY	14843	Manufactured Housing Community	Manufactured Housing Community	1968		92	Pads		760,000
65	Walgreens Lakeville	LCF		17630 Kenwood Trail	Lakeville	MN	55044	Retail	Single Tenant	2005		14,820	Sq. Ft.	262	3,892,000
66	Baldridge Commons	RMF		330-350 North Dysart Road	Goodyear	AZ	85338	Retail	Unanchored	2007		22,737	Sq. Ft.	150	3,400,000
67	Michele Towers Inc.	NCB		75-40 Austin Street	Forest Hills	NY	11375	Multifamily	Cooperative	1939	2006	96	Units	32,241	3,100,000
68	Prince Tower Tenants Corp.	NCB		565-567 Broadway	New York	NY	10012	Multifamily	Cooperative	1905	1995	10	Units	300,000	3,000,000
69	Paulding Exchange	RMF		4484 Jimmy Lee Smith Parkway	Hiram	GA	30141	Retail	Anchored	2001		53,380	Sq. Ft.	56	3,000,000
70	Duke Self Storage	RMF		10361 Kings Acres Road	Ashland	VA	23005	Self Storage	Self Storage	1986		44,688	Sq. Ft.	54	2,395,000
71	Northshore Plaza	RMF		2045 Thunderhead Road	Knoxville	TN	37922	Retail	Unanchored	2013		10,178	Sq. Ft.	206	2,100,000
72	310 East 49th Owners Corp.	NCB		310 East 49th Street	New York	NY	10017	Multifamily	Cooperative	1959	2001	96	Units	20,800	2,000,000
73	109 Tenants Corp.	NCB		109-14 Ascan Avenue	Forest Hills	NY	11375	Multifamily	Cooperative	1931	1996	85	Units	22,289	1,900,000
74	34-36 North Tenants Corp.	NCB		34-36 North Moore Street	New York	NY	10013	Multifamily	Cooperative	1881	2014	12	Units	124,885	1,500,000
75	Chelsea Lofts Corp.	NCB		139-141-143-145-147-149 West 19th Street	New York	NY	10011	Multifamily	Cooperative	1882	2004	20	Units	70,000	1,400,000
76	Dollar General St. Charles	LCF		1354 Whitewater Avenue	St. Charles	MN	55972	Retail	Single Tenant	2016		9,026	Sq. Ft.	108	975,000
77	Dollar General Decatur-Sunnyside	LCF		780 North Sunnyside Road	Decatur	IL	62526	Retail	Single Tenant	2016		9,002	Sq. Ft.	107	960,000
78	Dollar General Philo	LCF		401 North Lincoln Street	Philo	IL	61864	Retail	Single Tenant	2016		9,026	Sq. Ft.	104	937,500
79	Dollar General San Antonio	LCF		4103 S Loop 1604 W	San Antonio	TX	78264	Retail	Single Tenant	2015		9,026	Sq. Ft.	100	900,000
80	Dollar General Borger	LCF		3000 Fairlanes Boulevard	Borger	TX	79007	Retail	Single Tenant	2016		9,100	Sq. Ft.	87	795,000

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance ($)(3)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Operating Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate
1	9 West 57th Street	50,000,000	5.2%	50,000,000	N	8/30/2016	10/1/2016	9/1/2026		9/1/2026		2.85950%	0.00000%	0.00630%	0.00375%	0.00050%	0.00029%	2.84866%
2	Walmart Shadow Anchored Portfolio	49,500,000	5.2%	47,547,667	N	9/1/2016	10/6/2016	9/6/2018	10/6/2018	9/6/2021		5.58980%	0.00188%	0.00630%	0.05250%	0.00050%	0.00029%	5.52833%
2.01	Alice Shopping Center	2,648,006	0.3%
2.02	Shawnee Shopping Center	2,327,221	0.2%
2.03	Durant Shopping Center	2,131,525	0.2%
2.04	Radcliff Shopping Center	2,123,186	0.2%
2.05	Mustang Shopping Center	2,027,562	0.2%
2.06	Pineville Shopping Center	2,023,114	0.2%
2.07	Yukon Shopping Center	2,013,107	0.2%
2.08	Fort Dodge Shopping Center	1,940,833	0.2%
2.09	Belton Shopping Center	1,884,126	0.2%
2.10	Petal Shopping Center	1,769,599	0.2%
2.11	Douglas Shopping Center	1,769,599	0.2%
2.12	Boaz Shopping Center	1,710,668	0.2%
2.13	Zachary Shopping Center	1,703,997	0.2%
2.14	Plainview Shopping Center	1,598,366	0.2%
2.15	Minden Shopping Center	1,554,446	0.2%
2.16	West Burlington Shopping Center	1,402,114	0.1%
2.17	Pulaski Shopping Center	1,350,967	0.1%
2.18	Marshalltown Shopping Center	1,346,519	0.1%
2.19	Bad Axe Shopping Center	1,324,281	0.1%
2.20	Ottumwa Shopping Center	1,282,584	0.1%
2.21	Tyler Shopping Center	1,271,048	0.1%
2.22	Oskaloosa Shopping Center	1,250,339	0.1%
2.23	Shelbyville Shopping Center	1,215,870	0.1%
2.24	Alexandria Shopping Center	1,161,942	0.1%
2.25	La Junta Shopping Center	1,159,163	0.1%
2.26	St. John’s Shopping Center	1,134,145	0.1%
2.27	Newton Shopping Center	1,116,354	0.1%
2.28	Tell City Shopping Center	1,085,221	0.1%
2.29	Newcastle Shopping Center	876,738	0.1%
2.30	Wauseon Shopping Center	781,670	0.1%
2.31	Pampa Shopping Center	763,880	0.1%
2.32	Keokuk Shopping Center	668,812	0.1%
2.33	Liberty Shopping Center	572,076	0.1%
2.34	Perry Shopping Center	510,921	0.1%
3	Marriott Hilton Head Resort & Spa	42,859,454	4.5%	32,052,895	N	10/3/2016	11/6/2016		11/6/2016	10/6/2026		4.92000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.90603%
4	Redwood MHC Portfolio	38,400,000	4.0%	32,893,871	N	9/6/2016	10/6/2016	3/6/2019	4/6/2019	9/6/2026		4.11400%	0.00000%	0.00630%	0.00500%	0.00050%	0.00029%	4.10191%
4.01	Camp Inn	6,115,200	0.6%
4.02	Town & Country Estates	3,578,400	0.4%
4.03	St. Clements Crossing	3,178,800	0.3%
4.04	Algoma	3,075,200	0.3%
4.05	Suburban Estates	3,024,400	0.3%
4.06	Colonial Acres	2,867,800	0.3%
4.07	Twenty Nine Pines	2,654,800	0.3%
4.08	Evergreen Springs	2,462,000	0.3%
4.09	Avalon	2,322,000	0.2%
4.10	Lexington	1,343,600	0.1%
4.11	Colonial Manor	1,261,000	0.1%
4.12	Green Acres	1,226,400	0.1%
4.13	Cedar Grove	982,000	0.1%
4.14	Hunters Chase	969,600	0.1%
4.15	Highland Bluff	917,200	0.1%
4.16	Winter Paradise	915,000	0.1%
4.17	Weststar	793,000	0.1%
4.18	El Frontier	713,600	0.1%
5	Centrepark East	36,000,000	3.8%	33,036,141	N	11/1/2016	12/6/2016	11/6/2021	12/6/2021	11/6/2026		4.68000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.66603%
6	Moreno Valley Plaza	31,500,000	3.3%	27,708,647	N	11/3/2016	12/6/2016	11/6/2019	12/6/2019	11/6/2026		4.71300%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.69903%
7	The Shops at Somerset Square	30,250,000	3.2%	27,466,223	N	10/18/2016	12/1/2016	11/1/2021	12/1/2021	11/1/2026		4.03000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.01603%
8	Causeway Plaza I, II & III	30,000,000	3.1%	27,339,870	N	10/31/2016	12/11/2016	11/11/2021	12/11/2021	11/11/2026		4.25000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.23603%
9	Fairfield Inn & Suites Brooklyn	28,429,236	3.0%	23,087,089	N	9/26/2016	11/6/2016		11/6/2016	10/6/2026		4.56000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.54603%
10	Gurnee Mills	24,930,491	2.6%	19,850,141	N	9/27/2016	11/1/2016		11/1/2016	10/1/2026		3.99000%	0.00000%	0.00630%	0.00500%	0.00050%	0.00029%	3.97791%
11	Aspen at Norman Student Housing	22,000,000	2.3%	20,244,329	N	1/4/2016	2/6/2016	1/6/2021	2/6/2021	1/6/2026		4.85800%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.84403%
12	North Bay Center	22,000,000	2.3%	18,702,887	N	11/1/2016	12/11/2016	11/11/2018	12/11/2018	11/11/2026		4.33000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.31603%
13	Rio West Business Park	20,000,000	2.1%	18,333,151	N	11/3/2016	12/11/2016	11/11/2021	12/11/2021	11/11/2026		4.61000%	0.00000%	0.00630%	0.02250%	0.00050%	0.00029%	4.58041%
14	19066 Magnolia Street	20,000,000	2.1%	17,425,787	N	11/1/2016	12/11/2016	11/11/2019	12/11/2019	11/11/2026		4.30000%	0.00188%	0.00630%	0.03250%	0.00050%	0.00029%	4.25853%
15	King’s Quarters at Jack Britt	19,400,000	2.0%	16,871,550	N	9/20/2016	11/6/2016	10/6/2019	11/6/2019	10/6/2026		4.22000%	0.00188%	0.00630%	0.03500%	0.00050%	0.00029%	4.17603%
16	101 Hudson Street	16,500,000	1.7%	16,500,000	N	9/30/2016	11/11/2016	10/11/2026		10/11/2026		3.11700%	0.00000%	0.00630%	0.00500%	0.00050%	0.00029%	3.10491%
17	Jacksonville Medical Plaza	16,250,000	1.7%	13,819,674	N	10/28/2016	12/6/2016	11/6/2017	12/6/2017	11/6/2026		5.26000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.24603%
18	2821 & 2851 S Parker Road	16,162,720	1.7%	12,993,194	N	7/22/2016	9/6/2016		9/6/2016	8/6/2026		4.18500%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.17103%
19	381-383 Broadway	14,937,164	1.6%	13,792,610	N	7/20/2016	9/6/2016		9/6/2016	2/6/2022		5.40000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.38603%
20	Raytheon Building	14,874,566	1.6%	11,093,449	N	11/1/2016	12/11/2016		12/11/2016	11/11/2026		4.89000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.87603%
21	1200 Wilshire Boulevard	14,500,000	1.5%	14,500,000	N	10/25/2016	12/11/2016	11/11/2026		11/11/2026		4.02000%	0.00188%	0.00630%	0.03500%	0.00050%	0.00029%	3.97603%
22	Skillman MHC Portfolio	14,483,275	1.5%	12,003,831	N	11/1/2016	12/6/2016		12/6/2016	11/6/2026		5.22000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.20603%
22.01	Flat Rock	3,875,525	0.4%
22.02	Voyager Village	3,396,078	0.4%
22.03	Woodlake	2,597,001	0.3%
22.04	Spring Valley	2,547,059	0.3%
22.05	Indian Village	2,067,612	0.2%
23	Poplar Square Shopping Center	14,400,000	1.5%	12,218,473	N	10/26/2016	12/11/2016	11/11/2018	12/11/2018	11/11/2026		4.26000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.24603%
24	Mount Vernon Self Storage	14,310,000	1.5%	12,526,568	N	11/1/2016	12/6/2016	11/6/2019	12/6/2019	11/6/2026		4.50000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.48603%
25	Colonial Rivermead	13,880,000	1.5%	12,663,401	N	7/22/2016	9/6/2016	8/6/2021	9/6/2021	8/6/2026		4.31600%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.30203%
26	Holiday Inn Milwaukee River	13,705,249	1.4%	10,259,236	N	9/16/2016	11/6/2016		11/6/2016	10/6/2026		4.94600%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.93203%
27	The Crossings of Decatur	13,500,000	1.4%	11,820,248	N	10/26/2016	12/11/2016	11/11/2019	12/11/2019	11/11/2026		4.51000%	0.00188%	0.00630%	0.03250%	0.00050%	0.00029%	4.46853%
28	Courtyard LBJ Dallas	12,478,348	1.3%	9,156,360	N	11/2/2016	12/6/2016		12/6/2016	11/6/2026		5.54000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.52603%
29	Whispering Woods Plaza	11,625,000	1.2%	10,065,930	N	11/1/2016	12/6/2016	11/6/2018	12/6/2018	11/6/2026		5.03000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.01603%
30	The Centre at La Quinta I, II & III	11,146,859	1.2%	9,030,880	N	10/4/2016	11/6/2016		11/6/2016	10/6/2026		4.49000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.47603%
31	Lapeer Pointe Plaza	11,062,500	1.2%	9,571,551	N	7/29/2015	9/3/2015	8/3/2018	9/3/2018	8/3/2026		4.99700%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.98303%
32	950 Herndon Parkway	11,000,000	1.2%	9,225,101	N	11/1/2016	12/6/2016	11/6/2017	12/6/2017	11/6/2026		4.77600%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.76203%
33	Arlington Owners, Inc.	10,482,860	1.1%	8,121,079	N	11/1/2016	12/1/2016		12/1/2016	11/1/2026		3.29000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.20103%
34	Hampshire Highlands	10,400,000	1.1%	9,129,601	N	10/14/2016	12/6/2016	11/6/2019	12/6/2019	11/6/2026		4.62300%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.60903%
35	Grand Plaza - TX	9,795,000	1.0%	8,697,308	N	9/29/2016	11/11/2016	10/11/2020	11/11/2020	10/11/2026		4.07000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.05603%
36	Carrington Ridge	9,700,000	1.0%	8,461,541	N	8/31/2016	10/6/2016	9/6/2019	10/6/2019	9/6/2026		4.35000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.33603%
37	Mid Valley Plaza	9,400,000	1.0%	8,086,042	N	4/5/2016	5/11/2016	4/11/2018	5/11/2018	4/11/2026		4.77000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.75603%
38	Gentry Apartments, Inc.	9,300,000	1.0%	9,300,000	N	11/1/2016	12/1/2016	11/1/2026		11/1/2026		3.56000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.47103%
39	Mankato Place & Brett’s Building	9,052,654	0.9%	7,361,693	N	9/30/2016	11/6/2016		11/6/2016	10/6/2026		4.60100%	0.00188%	0.00630%	0.04500%	0.00050%	0.00029%	4.54703%
40	BJ’s Rotterdam	9,035,000	0.9%	9,035,000	Y	11/1/2016	12/6/2016	11/6/2026		11/6/2026	11/6/2027	5.14000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.12603%
41	Hampton Inn Hartsville	8,489,993	0.9%	7,011,951	N	10/28/2016	12/6/2016		12/6/2016	11/6/2026		5.11000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.09603%
42	Holiday Inn Webster	8,339,967	0.9%	6,863,678	N	10/21/2016	12/6/2016		12/6/2016	11/6/2026		5.00000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.98603%
43	Springhill Suites Waco	7,830,045	0.8%	6,380,732	N	10/24/2016	12/11/2016		12/11/2016	11/11/2026		4.70000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.68603%
44	14201-14291 East 4th Ave	7,639,574	0.8%	6,143,327	N	10/26/2016	12/6/2016		12/6/2016	11/6/2026		4.31000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.29603%
45	Morton-Barrow Owners Corp.	7,488,684	0.8%	5,900,485	N	10/31/2016	12/1/2016		12/1/2016	11/1/2026		3.74000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.65103%
46	Westpark Office Park	7,442,188	0.8%	6,942,871	N	10/12/2016	12/6/2016		12/6/2016	11/6/2021		5.72700%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.71303%
47	Northland Mall	7,400,000	0.8%	6,353,446	N	10/28/2016	12/6/2016	11/6/2018	12/6/2018	11/6/2026		4.70000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.68603%
48	Marketplace at 18th	7,265,245	0.8%	5,860,530	N	10/27/2016	12/11/2016		12/11/2016	11/11/2026		4.40000%	0.00188%	0.00630%	0.03500%	0.00050%	0.00029%	4.35603%
49	High Meadow Cooperative No. 1, Inc.	6,985,456	0.7%	4,946,575	N	10/26/2016	12/1/2016		12/1/2016	11/1/2026		3.54000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.45103%
50	50 Plaza Tenants Corp.	6,489,536	0.7%	5,042,867	N	10/27/2016	12/1/2016		12/1/2016	11/1/2026		3.37000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.28103%
51	Short Pump Village	6,400,000	0.7%	5,311,909	N	10/6/2016	11/11/2016	10/11/2017	11/11/2017	10/11/2026		4.43000%	0.00188%	0.00630%	0.06250%	0.00050%	0.00029%	4.35853%
52	Fairfield Inn & Suites Aiken	5,721,646	0.6%	4,296,030	N	9/1/2016	10/6/2016		10/6/2016	9/6/2026		4.98500%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.97103%
53	Crown Garden Apartments	5,250,000	0.5%	4,374,495	N	10/21/2016	12/6/2016	11/6/2017	12/6/2017	11/6/2026		4.56000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.54603%
54	Best Western Market Center Dallas	5,241,495	0.5%	3,958,635	N	10/31/2016	12/6/2016		12/6/2016	11/6/2026		5.24000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.22603%
55	Holiday Inn Express - Richmond Hill	5,237,536	0.5%	4,284,597	N	9/30/2016	11/6/2016		11/6/2016	10/6/2026		4.78000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.76603%
56	Sunrise Lake Village Phase II	5,100,000	0.5%	4,334,531	N	9/2/2016	10/11/2016	9/11/2018	10/11/2018	9/11/2026		4.32000%	0.00188%	0.00630%	0.03500%	0.00050%	0.00029%	4.27603%
57	Highlander Hall Owners, Inc.	5,092,071	0.5%	3,986,930	N	10/26/2016	12/1/2016		12/1/2016	11/1/2026		3.57000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.48103%
58	Harway Terrace, Inc.	4,985,042	0.5%	3,914,825	N	9/28/2016	11/1/2016		11/1/2016	10/1/2026		3.61000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.52103%
59	Spanish Crossroads	4,875,000	0.5%	4,323,332	N	9/29/2016	11/11/2016	10/11/2020	11/11/2020	10/11/2026		4.01000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	3.99603%
60	Walgreens Crawfordsville	4,714,715	0.5%	3,826,064	N	9/19/2016	11/6/2016		11/6/2016	10/6/2026		4.53900%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.52503%
61	Parham Road Self Storage	4,600,000	0.5%	4,018,301	N	10/20/2016	12/6/2016	11/6/2019	12/6/2019	11/6/2026		4.41000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.39603%
62	The Pointe	4,594,149	0.5%	3,742,536	N	10/26/2016	12/6/2016		12/6/2016	11/6/2026		4.69000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.67603%
63	Walgreens - Macomb, MI	4,264,428	0.4%	3,465,427	N	9/28/2016	11/11/2016		11/11/2016	10/11/2026		4.58000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.56603%
64	Cohen MHC Portfolio	4,044,951	0.4%	3,307,218	N	10/13/2016	12/6/2016		12/6/2016	11/6/2026		4.80000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.78603%
64.01	Northstar MHC / Bel Air MHC	3,285,899	0.3%
64.02	Edgeview Estates MHC	759,053	0.1%
65	Walgreens Lakeville	3,882,044	0.4%	3,136,793	N	9/28/2016	11/6/2016		11/6/2016	10/6/2026		4.41200%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.39803%
66	Baldridge Commons	3,400,000	0.4%	2,999,294	N	11/1/2016	12/6/2016	11/6/2019	12/6/2019	11/6/2026		4.84000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.82603%
67	Michele Towers Inc.	3,095,113	0.3%	2,416,106	N	10/26/2016	12/1/2016		12/1/2016	11/1/2026		3.49000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.40103%
68	Prince Tower Tenants Corp.	3,000,000	0.3%	3,000,000	N	10/31/2016	12/1/2016	11/1/2026		11/1/2026		3.71000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.62103%
69	Paulding Exchange	2,996,435	0.3%	2,470,808	N	11/3/2016	12/6/2016		12/6/2016	11/6/2026		5.06000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.04603%
70	Duke Self Storage	2,395,000	0.3%	2,102,777	N	10/14/2016	12/6/2016	11/6/2019	12/6/2019	11/6/2026		4.63000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.61603%
71	Northshore Plaza	2,097,363	0.2%	1,712,566	N	10/19/2016	12/6/2016		12/6/2016	11/6/2026		4.76000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.74603%
72	310 East 49th Owners Corp.	1,996,836	0.2%	1,557,595	N	10/31/2016	12/1/2016		12/1/2016	11/1/2026		3.47000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.38103%
73	109 Tenants Corp.	1,894,553	0.2%	1,126,125	N	10/27/2016	12/1/2016		12/1/2016	11/1/2026		3.55000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.46103%
74	34-36 North Tenants Corp.	1,498,616	0.2%	1,308,851	N	11/1/2016	12/1/2016		12/1/2016	11/1/2026		3.65000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.56103%
75	Chelsea Lofts Corp.	1,400,000	0.1%	1,400,000	N	10/25/2016	12/1/2016	11/1/2026		11/1/2026		3.49000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.40103%
76	Dollar General St. Charles	975,000	0.1%	975,000	Y	4/26/2016	6/6/2016	5/6/2026		5/6/2026	5/6/2031	5.35000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.33603%
77	Dollar General Decatur-Sunnyside	960,000	0.1%	960,000	Y	11/1/2016	12/6/2016	11/6/2026		11/6/2026	11/6/2031	5.29000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.27603%
78	Dollar General Philo	937,500	0.1%	937,500	Y	4/26/2016	6/6/2016	5/6/2026		5/6/2026	5/6/2031	5.35000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.33603%
79	Dollar General San Antonio	900,000	0.1%	900,000	Y	5/6/2016	6/6/2016	5/6/2026		5/6/2026	5/6/2031	5.27000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.25603%
80	Dollar General Borger	795,000	0.1%	795,000	Y	5/6/2016	6/6/2016	5/6/2026		5/6/2026	5/6/2031	5.27000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.25603%

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)
1	9 West 57th Street	Actual/360	120,800.64	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(27),D(86),O(7)	0	0
2	Walmart Shadow Anchored Portfolio	Actual/360	283,850.80	Interest-only, Amortizing Balloon	Actual/360	60	57	24	21	360	360	3	L(27),D(28),O(5)	0	0
2.01	Alice Shopping Center
2.02	Shawnee Shopping Center
2.03	Durant Shopping Center
2.04	Radcliff Shopping Center
2.05	Mustang Shopping Center
2.06	Pineville Shopping Center
2.07	Yukon Shopping Center
2.08	Fort Dodge Shopping Center
2.09	Belton Shopping Center
2.10	Petal Shopping Center
2.11	Douglas Shopping Center
2.12	Boaz Shopping Center
2.13	Zachary Shopping Center
2.14	Plainview Shopping Center
2.15	Minden Shopping Center
2.16	West Burlington Shopping Center
2.17	Pulaski Shopping Center
2.18	Marshalltown Shopping Center
2.19	Bad Axe Shopping Center
2.20	Ottumwa Shopping Center
2.21	Tyler Shopping Center
2.22	Oskaloosa Shopping Center
2.23	Shelbyville Shopping Center
2.24	Alexandria Shopping Center
2.25	La Junta Shopping Center
2.26	St. John’s Shopping Center
2.27	Newton Shopping Center
2.28	Tell City Shopping Center
2.29	Newcastle Shopping Center
2.30	Wauseon Shopping Center
2.31	Pampa Shopping Center
2.32	Keokuk Shopping Center
2.33	Liberty Shopping Center
2.34	Perry Shopping Center
3	Marriott Hilton Head Resort & Spa	Actual/360	249,373.56	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0
4	Redwood MHC Portfolio	Actual/360	185,860.17	Interest-only, Amortizing Balloon	Actual/360	120	117	30	27	360	360	3	L(27),D(89),O(4)	0	0
4.01	Camp Inn
4.02	Town & Country Estates
4.03	St. Clements Crossing
4.04	Algoma
4.05	Suburban Estates
4.06	Colonial Acres
4.07	Twenty Nine Pines
4.08	Evergreen Springs
4.09	Avalon
4.10	Lexington
4.11	Colonial Manor
4.12	Green Acres
4.13	Cedar Grove
4.14	Hunters Chase
4.15	Highland Bluff
4.16	Winter Paradise
4.17	Weststar
4.18	El Frontier
5	Centrepark East	Actual/360	186,277.10	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0
6	Moreno Valley Plaza	Actual/360	163,617.13	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(92),O(3)	0	0
7	The Shops at Somerset Square	Actual/360	144,941.80	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	5	0
8	Causeway Plaza I, II & III	Actual/360	147,581.97	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	10
9	Fairfield Inn & Suites Brooklyn	Actual/360	145,423.13	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(89),O(5)	0	0
10	Gurnee Mills	Actual/360	119,209.74	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(87),O(7)	0	0
11	Aspen at Norman Student Housing	Actual/360	116,198.90	Interest-only, Amortizing Balloon	Actual/360	120	109	60	49	360	360	11	L(35),D(81),O(4)	0	0
12	North Bay Center	Actual/360	109,259.61	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5
13	Rio West Business Park	Actual/360	102,648.43	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	5
14	19066 Magnolia Street	Actual/360	98,974.29	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0
15	King’s Quarters at Jack Britt	Actual/360	95,095.93	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(89),O(5)	0	0
16	101 Hudson Street	Actual/360	43,454.01	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),GRTR 1% or YM(87),O(7)	0	0
17	Jacksonville Medical Plaza	Actual/360	89,833.78	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	0	0
18	2821 & 2851 S Parker Road	Actual/360	79,323.09	Amortizing Balloon		120	116	0	0	360	356	4	L(28),D(88),O(4)	0	0
19	381-383 Broadway	Actual/360	84,229.62	Amortizing Balloon		66	62	0	0	360	356	4	L(23),GRTR 1% or YM(40),O(3)	0	0
20	Raytheon Building	Actual/360	86,151.67	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	5
21	1200 Wilshire Boulevard	Actual/360	49,249.65	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)	0	0
22	Skillman MHC Portfolio	Actual/360	79,800.32	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
22.01	Flat Rock
22.02	Voyager Village
22.03	Woodlake
22.04	Spring Valley
22.05	Indian Village
23	Poplar Square Shopping Center	Actual/360	70,923.67	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5
24	Mount Vernon Self Storage	Actual/360	72,506.67	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0
25	Colonial Rivermead	Actual/360	68,818.62	Interest-only, Amortizing Balloon	Actual/360	120	116	60	56	360	360	4	L(28),D(88),O(4)	0	0
26	Holiday Inn Milwaukee River	Actual/360	79,949.13	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(89),O(5)	0	0
27	The Crossings of Decatur	Actual/360	68,482.75	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0
28	Courtyard LBJ Dallas	Actual/360	79,360.24	Amortizing Balloon		120	119	0	0	282	281	1	L(25),D(90),O(5)	0	0
29	Whispering Woods Plaza	Actual/360	62,618.83	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0
30	The Centre at La Quinta I, II & III	Actual/360	56,555.70	Amortizing Balloon		120	118	0	0	360	358	2	L(26),GRTR 1% or YM(89),O(5)	0	5
31	Lapeer Pointe Plaza	Actual/360	59,365.61	Interest-only, Amortizing Balloon	Actual/360	132	116	36	20	360	360	16	L(40),D(88),O(4)	2 days, 10 times throughout the loan term but not more than twice in any 12 month period	0
32	950 Herndon Parkway	Actual/360	57,553.72	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(90),O(5)	0	0
33	Arlington Owners, Inc.	Actual/360	45,927.49	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
34	Hampshire Highlands	Actual/360	53,458.06	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(92),O(3)	0	0
35	Grand Plaza - TX	Actual/360	47,158.98	Interest-only, Amortizing Balloon	Actual/360	120	118	48	46	360	360	2	L(26),D(90),O(4)	0	5
36	Carrington Ridge	Actual/360	48,287.74	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(27),D(90),O(3)	0	0
37	Mid Valley Plaza	Actual/360	49,148.23	Interest-only, Amortizing Balloon	Actual/360	120	112	24	16	360	360	8	L(32),D(84),O(4)	0	5
38	Gentry Apartments, Inc.	Actual/360	27,973.19	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
39	Mankato Place & Brett’s Building	Actual/360	46,527.90	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0
40	BJ’s Rotterdam	Actual/360	39,237.42	Interest-only, ARD	Actual/360	120	119	120	119	0	0	1	YM(25),YM or D(88),O(7)	0	0
41	Hampton Inn Hartsville	Actual/360	46,202.97	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
42	Holiday Inn Webster	Actual/360	44,824.61	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
43	Springhill Suites Waco	Actual/360	40,661.20	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	5
44	14201-14291 East 4th Ave	Actual/360	37,902.60	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
45	Morton-Barrow Owners Corp.	Actual/360	34,691.13	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),O(7)	10	10
46	Westpark Office Park	Actual/360	43,367.39	Amortizing Balloon		60	59	0	0	360	359	1	L(25),D(32),O(3)	0	0
47	Northland Mall	Actual/360	38,379.20	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0
48	Marketplace at 18th	Actual/360	36,430.36	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
49	High Meadow Cooperative No. 1, Inc.	Actual/360	35,194.00	Amortizing Balloon		120	119	0	0	300	299	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
50	50 Plaza Tenants Corp.	Actual/360	28,718.27	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
51	Short Pump Village	Actual/360	32,162.21	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	360	360	2	L(26),D(90),O(4)	0	0
52	Fairfield Inn & Suites Aiken	Actual/360	33,563.70	Amortizing Balloon		120	117	0	0	300	297	3	L(27),D(90),O(3)	0	0
53	Crown Garden Apartments	Actual/360	26,788.47	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	0	0
54	Best Western Market Center Dallas	Actual/360	31,429.54	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0
55	Holiday Inn Express - Richmond Hill	Actual/360	27,481.50	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0
56	Sunrise Lake Village Phase II	Actual/360	25,298.37	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21	360	360	3	L(27),D(89),O(4)	0	0
57	Highlander Hall Owners, Inc.	Actual/360	23,101.02	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
58	Harway Terrace, Inc.	Actual/360	22,760.37	Amortizing Balloon		120	118	0	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10
59	Spanish Crossroads	Actual/360	23,302.11	Interest-only, Amortizing Balloon	Actual/360	120	118	48	46	360	360	2	L(26),D(90),O(4)	0	5
60	Walgreens Crawfordsville	Actual/360	24,058.13	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0
61	Parham Road Self Storage	Actual/360	23,062.18	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0
62	The Pointe	Actual/360	23,829.70	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
63	Walgreens - Macomb, MI	Actual/360	21,864.48	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0
64	Cohen MHC Portfolio	Actual/360	21,248.95	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
64.01	Northstar MHC / Bel Air MHC
64.02	Edgeview Estates MHC
65	Walgreens Lakeville	Actual/360	19,517.21	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0
66	Baldridge Commons	Actual/360	17,920.92	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0
67	Michele Towers Inc.	Actual/360	13,903.09	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
68	Prince Tower Tenants Corp.	Actual/360	9,403.82	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
69	Paulding Exchange	Actual/360	16,214.84	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(90),O(5)	0	0
70	Duke Self Storage	Actual/360	12,320.81	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0
71	Northshore Plaza	Actual/360	10,967.26	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
72	310 East 49th Owners Corp.	Actual/360	8,947.43	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
73	109 Tenants Corp.	Actual/360	11,068.11	Amortizing Balloon		120	119	0	0	240	239	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
74	34-36 North Tenants Corp.	Actual/360	5,946.57	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
75	Chelsea Lofts Corp.	Actual/360	4,128.22	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
76	Dollar General St. Charles	Actual/360	4,407.25	Interest-only, ARD	Actual/360	120	113	120	113	0	0	7	YM(31),YM or D(82),O(7)	0	0
77	Dollar General Decatur-Sunnyside	Actual/360	4,290.78	Interest-only, ARD	Actual/360	120	119	120	119	0	0	1	YM(25),YM or D(88),O(7)	0	0
78	Dollar General Philo	Actual/360	4,237.74	Interest-only, ARD	Actual/360	120	113	120	113	0	0	7	YM(31),YM or D(82),O(7)	0	0
79	Dollar General San Antonio	Actual/360	4,007.40	Interest-only, ARD	Actual/360	120	113	120	113	0	0	7	YM(31),YM or D(82),O(7)	0	0
80	Dollar General Borger	Actual/360	3,539.87	Interest-only, ARD	Actual/360	120	113	120	113	0	0	7	YM(31),YM or D(82),O(7)	0	0

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraised Value ($)(4)	Appraisal Date(4)	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)(5)	U/W NCF DSCR (x)(3)(5)	Cut-off Date LTV Ratio (3)(4)(5)	LTV Ratio at Maturity or ARD(3)(4)(5)	Cut-off Date U/W NOI Debt Yield(3)(5)	Cut-off Date U/W NCF Debt Yield(3)(5)	U/W Revenues ($)	U/W Expenses ($)
1	9 West 57th Street	3,400,000,000	7/28/2016									3.67	3.64	29.8%	29.8%	10.6%	10.6%	166,714,099	58,877,243
2	Walmart Shadow Anchored Portfolio	118,715,000	Various									1.54	1.36	75.0%	72.0%	10.6%	9.3%	12,603,392	3,145,985
2.01	Alice Shopping Center	6,100,000	7/27/2016															591,459	129,227
2.02	Shawnee Shopping Center	5,360,000	7/19/2016															557,004	85,427
2.03	Durant Shopping Center	4,910,000	7/19/2016															534,963	120,171
2.04	Radcliff Shopping Center	4,890,000	7/20/2016															473,093	108,066
2.05	Mustang Shopping Center	4,670,000	7/20/2016															462,547	85,260
2.06	Pineville Shopping Center	4,660,000	7/25/2016															511,816	145,415
2.07	Yukon Shopping Center	4,560,000	7/20/2016															494,479	85,025
2.08	Fort Dodge Shopping Center	4,470,000	7/19/2016															505,238	132,117
2.09	Belton Shopping Center	4,340,000	7/20/2016															490,494	92,364
2.10	Petal Shopping Center	4,100,000	7/12/2016															396,940	90,226
2.11	Douglas Shopping Center	4,100,000	7/22/2016															437,406	128,250
2.12	Boaz Shopping Center	3,940,000	7/20/2016															361,718	59,819
2.13	Zachary Shopping Center	3,925,000	7/25/2016															478,305	120,606
2.14	Plainview Shopping Center	4,510,000	7/17/2016															358,107	74,566
2.15	Minden Shopping Center	3,580,000	7/25/2016															363,460	63,376
2.16	West Burlington Shopping Center	3,230,000	7/18/2016															361,812	90,677
2.17	Pulaski Shopping Center	3,600,000	7/25/2016															402,509	99,284
2.18	Marshalltown Shopping Center	3,140,000	7/18/2016															349,076	119,140
2.19	Bad Axe Shopping Center	3,050,000	7/21/2016															350,114	88,465
2.20	Ottumwa Shopping Center	3,380,000	7/18/2016															405,775	124,660
2.21	Tyler Shopping Center	3,580,000	7/16/2016															490,395	183,893
2.22	Oskaloosa Shopping Center	2,880,000	7/18/2016															323,945	90,747
2.23	Shelbyville Shopping Center	2,800,000	7/19/2016															296,161	67,584
2.24	Alexandria Shopping Center	2,690,000	7/25/2016															297,759	93,633
2.25	La Junta Shopping Center	2,670,000	7/21/2016															273,206	66,497
2.26	St. John’s Shopping Center	3,400,000	7/21/2016															299,268	103,209
2.27	Newton Shopping Center	2,610,000	7/18/2016															255,259	62,885
2.28	Tell City Shopping Center	2,740,000	7/20/2016															290,689	91,355
2.29	Newcastle Shopping Center	2,020,000	7/20/2016															218,755	38,778
2.30	Wauseon Shopping Center	1,800,000	7/30/2016															210,291	52,845
2.31	Pampa Shopping Center	1,760,000	7/17/2016															230,021	84,854
2.32	Keokuk Shopping Center	1,540,000	7/18/2016															199,451	65,339
2.33	Liberty Shopping Center	1,960,000	7/22/2016															164,200	57,068
2.34	Perry Shopping Center	1,750,000	7/22/2016															167,677	45,158
3	Marriott Hilton Head Resort & Spa	163,500,000	8/30/2016									1.71	1.47	59.7%	44.7%	12.0%	10.3%	33,338,474	21,646,100
4	Redwood MHC Portfolio	133,710,000	Various									1.41	1.38	71.8%	61.5%	8.2%	8.0%	14,797,750	6,919,649
4.01	Camp Inn	20,800,000	8/4/2016															2,127,516	942,319
4.02	Town & Country Estates	13,130,000	8/3/2016															1,346,530	470,104
4.03	St. Clements Crossing	11,600,000	8/4/2016															1,246,021	623,026
4.04	Algoma	10,000,000	8/5/2016															1,137,131	520,834
4.05	Suburban Estates	10,240,000	8/4/2016															925,037	379,405
4.06	Colonial Acres	11,070,000	8/5/2016															1,359,004	693,437
4.07	Twenty Nine Pines	8,310,000	8/1/2016															819,465	341,807
4.08	Evergreen Springs	8,070,000	8/3/2016															710,334	247,894
4.09	Avalon	7,740,000	8/3/2016															893,823	409,023
4.10	Lexington	4,760,000	8/4/2016															484,600	220,870
4.11	Colonial Manor	5,240,000	8/5/2016															637,363	326,876
4.12	Green Acres	4,070,000	8/3/2016															412,271	179,047
4.13	Cedar Grove	3,070,000	8/3/2016															425,225	243,347
4.14	Hunters Chase	3,270,000	8/1/2016															392,255	191,116
4.15	Highland Bluff	3,200,000	8/3/2016															332,207	156,700
4.16	Winter Paradise	3,090,000	8/4/2016															626,021	424,378
4.17	Weststar	3,290,000	8/3/2016															360,948	144,614
4.18	El Frontier	2,760,000	8/3/2016															561,999	404,853
5	Centrepark East	49,500,000	9/15/2016									1.56	1.37	72.7%	66.7%	9.7%	8.5%	6,580,453	3,087,045
6	Moreno Valley Plaza	42,000,000	9/6/2016									1.42	1.31	75.0%	66.0%	8.9%	8.1%	4,102,741	1,305,435
7	The Shops at Somerset Square	42,000,000	9/2/2016									1.46	1.39	72.0%	65.4%	8.4%	8.0%	4,214,213	1,671,516
8	Causeway Plaza I, II & III	41,150,000	9/23/2016									1.85	1.52	72.9%	66.4%	10.9%	9.0%	6,456,590	3,179,030
9	Fairfield Inn & Suites Brooklyn	46,900,000	7/14/2016									2.32	2.08	60.6%	49.2%	14.3%	12.8%	8,480,548	4,428,516
10	Gurnee Mills	417,000,000	8/23/2016									1.70	1.60	65.8%	52.4%	9.7%	9.2%	40,778,955	14,098,029
11	Aspen at Norman Student Housing	51,500,000	11/6/2015									1.33	1.30	75.0%	69.0%	8.4%	8.2%	4,935,428	1,686,001
12	North Bay Center	30,600,000	9/11/2016									1.46	1.39	71.9%	61.1%	8.7%	8.3%	2,399,394	480,884
13	Rio West Business Park	64,000,000	9/21/2016									1.56	1.53	64.8%	59.4%	9.6%	9.4%	5,811,803	1,833,352
14	19066 Magnolia Street	31,000,000	1/1/2018									1.33	1.33	64.5%	56.2%	7.9%	7.9%	1,917,591	335,220
15	King’s Quarters at Jack Britt	26,100,000	8/10/2016									1.55	1.50	74.3%	64.6%	9.1%	8.8%	2,785,266	1,013,508
16	101 Hudson Street	482,500,000	9/6/2016									4.07	3.68	51.8%	51.8%	12.9%	11.6%	50,810,573	18,681,652
17	Jacksonville Medical Plaza	24,500,000	9/20/2016									1.47	1.32	66.3%	56.4%	9.7%	8.8%	2,686,331	1,105,460
18	2821 & 2851 S Parker Road	24,800,000	6/28/2016									1.85	1.64	65.2%	52.4%	10.9%	9.6%	3,929,655	2,164,606
19	381-383 Broadway	31,700,000	6/16/2016									1.36	1.30	47.1%	43.5%	9.2%	8.8%	1,677,908	302,736
20	Raytheon Building	20,000,000	7/7/2016									1.27	1.20	74.4%	55.5%	8.8%	8.3%	1,340,612	26,812
21	1200 Wilshire Boulevard	24,600,000	9/16/2016									2.26	2.04	58.9%	58.9%	9.2%	8.3%	2,496,433	1,158,488
22	Skillman MHC Portfolio	21,810,000	Various									1.51	1.47	66.4%	55.0%	10.0%	9.7%	2,810,732	1,365,400
22.01	Flat Rock	6,370,000	8/3/2016															774,569	389,406
22.02	Voyager Village	4,980,000	8/10/2016															623,482	281,092
22.03	Woodlake	3,700,000	8/3/2016															476,940	220,939
22.04	Spring Valley	3,700,000	8/10/2016															477,397	225,188
22.05	Indian Village	3,060,000	8/10/2016															458,344	248,775
23	Poplar Square Shopping Center	19,250,000	9/8/2016									1.54	1.39	74.8%	63.5%	9.1%	8.2%	1,667,128	352,378
24	Mount Vernon Self Storage	19,080,000	10/4/2016									1.49	1.48	75.0%	65.7%	9.1%	9.0%	1,672,363	374,010
25	Colonial Rivermead	20,020,000	7/6/2016									1.61	1.58	69.3%	63.3%	9.6%	9.4%	2,769,378	1,443,634
26	Holiday Inn Milwaukee River	22,300,000	9/1/2017									2.02	1.74	61.5%	46.0%	14.2%	12.2%	6,667,959	4,728,311
27	The Crossings of Decatur	18,000,000	7/26/2016									1.78	1.65	75.0%	65.7%	10.8%	10.0%	1,858,036	395,107
28	Courtyard LBJ Dallas	20,400,000	9/7/2016									1.68	1.51	61.2%	44.9%	12.8%	11.5%	3,941,740	2,344,530
29	Whispering Woods Plaza	15,500,000	9/20/2016									1.41	1.30	75.0%	64.9%	9.1%	8.4%	1,427,785	368,216
30	The Centre at La Quinta I, II & III	14,900,000	8/22/2016									1.63	1.49	74.8%	60.6%	9.9%	9.1%	1,535,234	428,084
31	Lapeer Pointe Plaza	14,750,000	5/28/2016									1.48	1.37	75.0%	64.9%	9.6%	8.8%	1,365,353	307,491
32	950 Herndon Parkway	15,600,000	9/2/2016									1.80	1.60	70.5%	59.1%	11.3%	10.0%	2,094,745	852,123
33	Arlington Owners, Inc.	61,900,000	10/5/2016	71,600,000	14.6%	7.5%	0	21	0	(7,346)	1,000,000	7.30	7.15	16.9%	13.1%	38.4%	37.6%	6,833,869	2,810,904
34	Hampshire Highlands	13,400,000	8/5/2016									1.38	1.35	77.6%	68.1%	8.5%	8.3%	1,463,880	578,590
35	Grand Plaza - TX	14,200,000	8/14/2016									1.70	1.45	69.0%	61.2%	9.8%	8.4%	1,382,384	423,105
36	Carrington Ridge	12,770,000	7/18/2016									1.40	1.36	76.0%	66.3%	8.4%	8.1%	1,259,029	448,366
37	Mid Valley Plaza	14,000,000	3/3/2016									1.54	1.37	67.1%	57.8%	9.7%	8.6%	1,233,256	325,095
38	Gentry Apartments, Inc.	84,150,000	8/31/2016	41,200,000	22.6%	21.9%	0	48	6	226,573	700,000	7.82	7.67	11.1%	11.1%	28.2%	27.7%	4,901,825	2,277,013
39	Mankato Place & Brett’s Building	12,100,000	8/4/2016									1.77	1.54	74.8%	60.8%	10.9%	9.5%	1,931,286	943,215
40	BJ’s Rotterdam	13,900,000	2/3/2015									1.84	1.69	65.0%	65.0%	9.6%	8.8%	893,000	26,790
41	Hampton Inn Hartsville	12,400,000	9/8/2016									1.84	1.65	68.5%	56.5%	12.0%	10.8%	2,652,313	1,633,499
42	Holiday Inn Webster	13,000,000	9/7/2016									1.98	1.74	64.2%	52.8%	12.8%	11.2%	3,312,461	2,244,826
43	Springhill Suites Waco	11,200,000	9/13/2016									1.93	1.70	69.9%	57.0%	12.0%	10.6%	2,783,108	1,842,915
44	14201-14291 East 4th Ave	10,600,000	10/1/2016									1.76	1.55	72.1%	58.0%	10.5%	9.2%	1,601,054	799,475
45	Morton-Barrow Owners Corp.	138,300,000	6/15/2016	98,100,000	7.6%	29.4%	42	6	0	989,492	1,000,000	11.26	11.20	5.4%	4.3%	62.6%	62.2%	6,571,518	1,885,200
46	Westpark Office Park	9,750,000	7/7/2016									1.52	1.35	76.3%	71.2%	10.6%	9.5%	1,421,368	631,327
47	Northland Mall	10,400,000	9/9/2016									1.84	1.51	71.2%	61.1%	11.4%	9.4%	1,487,746	641,060
48	Marketplace at 18th	11,070,000	8/26/2016									1.60	1.50	65.6%	52.9%	9.6%	9.0%	959,330	260,254
49	High Meadow Cooperative No. 1, Inc.	26,940,000	9/22/2016	25,000,000	27.9%	0.0%	0	0	0		500,000	3.97	3.85	25.9%	18.4%	24.0%	23.3%	3,663,666	1,988,812
50	50 Plaza Tenants Corp.	62,750,000	10/7/2016	41,900,000	15.5%	30.6%	15	0	0	52,962	500,000	5.53	5.48	10.3%	8.0%	29.4%	29.1%	2,846,059	940,386
51	Short Pump Village	8,600,000	8/5/2016									1.79	1.64	74.4%	61.8%	10.8%	9.9%	921,155	231,095
52	Fairfield Inn & Suites Aiken	8,250,000	7/26/2016									2.03	1.83	69.4%	52.1%	14.3%	12.8%	2,049,559	1,232,420
53	Crown Garden Apartments	8,190,000	9/1/2017									2.15	2.02	64.1%	53.4%	13.1%	12.3%	1,522,978	832,794
54	Best Western Market Center Dallas	7,700,000	8/24/2016									2.00	1.78	68.1%	51.4%	14.4%	12.8%	2,028,105	1,274,904
55	Holiday Inn Express - Richmond Hill	7,900,000	8/2/2016									2.23	2.03	66.3%	54.2%	14.1%	12.8%	1,686,336	949,766
56	Sunrise Lake Village Phase II	6,800,000	8/5/2016									1.50	1.40	75.0%	63.7%	9.0%	8.3%	648,624	192,016
57	Highlander Hall Owners, Inc.	20,800,000	9/29/2016	26,700,000	19.1%	7.8%	11	0	2	62,490	500,000	5.44	5.29	24.5%	19.2%	29.6%	28.8%	2,937,264	1,427,932
58	Harway Terrace, Inc.	96,500,000	4/6/2016	73,600,000	6.8%	1.4%	0	0	5		500,000	13.98	13.60	5.2%	4.1%	76.6%	74.5%	8,108,014	4,289,500
59	Spanish Crossroads	7,150,000	8/14/2016									1.87	1.61	68.2%	60.5%	10.7%	9.2%	732,540	210,724
60	Walgreens Crawfordsville	6,400,000	9/7/2016									1.23	1.22	73.7%	59.8%	7.5%	7.5%	365,825	10,975
61	Parham Road Self Storage	6,500,000	8/23/2016									1.74	1.71	70.8%	61.8%	10.5%	10.3%	635,036	154,290
62	The Pointe	7,020,000	9/2/2016									1.87	1.63	65.4%	53.3%	11.6%	10.1%	849,741	314,590
63	Walgreens - Macomb, MI	6,230,000	8/8/2016									1.31	1.30	68.4%	55.6%	8.1%	8.0%	347,260	3,473
64	Cohen MHC Portfolio	6,230,000	5/26/2016									1.99	1.93	64.9%	53.1%	12.5%	12.2%	1,003,697	496,348
64.01	Northstar MHC / Bel Air MHC	5,060,000	5/26/2016															742,413	327,332
64.02	Edgeview Estates MHC	1,170,000	5/26/2016															261,284	169,016
65	Walgreens Lakeville	5,300,000	9/5/2016									1.23	1.22	73.2%	59.2%	7.4%	7.4%	296,648	8,899
66	Baldridge Commons	4,910,000	10/4/2016									1.55	1.43	69.2%	61.1%	9.8%	9.1%	493,757	159,385
67	Michele Towers Inc.	30,300,000	9/9/2016	21,200,000	14.6%	15.6%	12	3	0	NAV	750,000	6.84	6.68	10.2%	8.0%	36.9%	36.0%	2,025,377	884,743
68	Prince Tower Tenants Corp.	62,300,000	7/27/2016	36,100,000	8.3%	0.0%	0	0	0			16.12	16.02	4.8%	4.8%	60.6%	60.2%	2,610,946	792,068
69	Paulding Exchange	4,500,000	5/6/2016									2.10	1.82	66.6%	54.9%	13.6%	11.8%	589,633	181,687
70	Duke Self Storage	3,530,000	7/19/2016									1.69	1.64	67.8%	59.6%	10.4%	10.1%	356,530	106,867
71	Northshore Plaza	3,190,000	8/19/2016									1.68	1.58	65.7%	53.7%	10.6%	9.9%	288,868	67,281
72	310 East 49th Owners Corp.	43,300,000	9/27/2016	31,300,000	6.4%	3.1%	3	0	0	4,696	500,000	14.70	14.56	4.6%	3.6%	79.1%	78.3%	3,040,529	1,461,982
73	109 Tenants Corp.	26,840,000	9/27/2016	16,100,000	11.8%	8.2%	0	0	7		500,000	6.59	6.37	7.1%	4.2%	46.2%	44.6%	2,133,635	1,257,757
74	34-36 North Tenants Corp.	37,900,000	9/13/2016	22,800,000	6.6%	0.0%	0	0	0			20.04	19.96	4.0%	3.5%	95.4%	95.0%	1,738,120	307,783
75	Chelsea Lofts Corp.	64,000,000	9/16/2016	41,100,000	3.4%	0.0%	0	0	0		250,000	41.74	41.44	2.2%	2.2%	147.7%	146.6%	2,968,367	900,533
76	Dollar General St. Charles	1,300,000	3/18/2016									1.55	1.52	75.0%	75.0%	8.4%	8.3%	84,350	2,531
77	Dollar General Decatur-Sunnyside	1,280,000	4/25/2016									1.57	1.54	75.0%	75.0%	8.4%	8.3%	83,204	2,496
78	Dollar General Philo	1,250,000	3/17/2016									1.55	1.53	75.0%	75.0%	8.4%	8.3%	81,442	2,443
79	Dollar General San Antonio	1,200,000	3/21/2016									1.56	1.53	75.0%	75.0%	8.3%	8.2%	77,285	2,319
80	Dollar General Borger	1,060,000	3/25/2016									1.58	1.55	75.0%	75.0%	8.4%	8.3%	69,098	2,073

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(2)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)
1	9 West 57th Street	107,836,855	738,788	0	107,098,067	63.5%	6/1/2016			TTM 6/30/2016	161,485,907	64,471,574	97,014,333	0	97,014,333			Actual 2015	148,729,532
2	Walmart Shadow Anchored Portfolio	9,457,407	176,305	969,678	8,311,424	93.1%	10/31/2016			TTM 6/30/2016	12,318,018	3,267,630	9,050,388	0	9,050,388			Actual 2015	12,275,717
2.01	Alice Shopping Center	462,232	7,820	43,010	411,402	91.8%	10/31/2016			TTM 6/30/2016	622,311	136,590	485,721	0	485,721			Actual 2015	635,009
2.02	Shawnee Shopping Center	471,577	7,128	39,204	425,245	100.0%	10/31/2016			TTM 6/30/2016	541,363	90,614	450,749	0	450,749			Actual 2015	538,155
2.03	Durant Shopping Center	414,792	6,440	35,420	372,932	100.0%	10/31/2016			TTM 6/30/2016	523,579	125,104	398,475	0	398,475			Actual 2015	472,476
2.04	Radcliff Shopping Center	365,027	7,380	40,590	317,057	84.8%	10/31/2016			TTM 6/30/2016	495,365	114,368	380,997	0	380,997			Actual 2015	490,377
2.05	Mustang Shopping Center	377,287	7,170	39,434	330,684	100.0%	10/31/2016			TTM 6/30/2016	415,081	88,384	326,697	0	326,697			Actual 2015	437,764
2.06	Pineville Shopping Center	366,401	6,460	35,530	324,411	100.0%	10/31/2016			TTM 6/30/2016	431,147	147,880	283,267	0	283,267			Actual 2015	470,875
2.07	Yukon Shopping Center	409,454	6,300	34,650	368,504	100.0%	10/31/2016			TTM 6/30/2016	483,302	89,400	393,902	0	393,902			Actual 2015	475,494
2.08	Fort Dodge Shopping Center	373,121	6,740	37,070	329,311	95.3%	10/31/2016			TTM 6/30/2016	503,438	137,237	366,201	0	366,201			Actual 2015	504,436
2.09	Belton Shopping Center	398,130	5,610	30,857	361,662	100.0%	10/31/2016			TTM 6/30/2016	464,985	96,817	368,168	0	368,168			Actual 2015	423,543
2.10	Petal Shopping Center	306,714	6,036	33,198	267,480	84.8%	10/31/2016			TTM 6/30/2016	386,390	93,840	292,550	0	292,550			Actual 2015	387,317
2.11	Douglas Shopping Center	309,156	6,428	35,354	267,374	93.8%	10/31/2016			TTM 6/30/2016	429,306	133,177	296,129	0	296,129			Actual 2015	415,484
2.12	Boaz Shopping Center	301,899	5,580	30,691	265,628	88.5%	10/31/2016			TTM 6/30/2016	404,190	65,252	338,938	0	338,938			Actual 2015	403,492
2.13	Zachary Shopping Center	357,699	5,920	32,560	319,219	100.0%	10/31/2016			TTM 6/30/2016	477,028	125,661	351,367	0	351,367			Actual 2015	470,414
2.14	Plainview Shopping Center	283,541	6,344	34,892	242,305	72.3%	10/31/2016			TTM 6/30/2016	397,315	81,345	315,970	0	315,970			Actual 2015	406,786
2.15	Minden Shopping Center	300,084	5,460	30,030	264,594	95.6%	10/31/2016			TTM 6/30/2016	347,795	66,305	281,490	0	281,490			Actual 2015	350,982
2.16	West Burlington Shopping Center	271,135	5,220	28,710	237,205	100.0%	10/31/2016			TTM 6/30/2016	338,912	93,242	245,670	0	245,670			Actual 2015	333,620
2.17	Pulaski Shopping Center	303,225	5,620	30,910	266,695	100.0%	10/31/2016			TTM 6/30/2016	398,368	103,319	295,049	0	295,049			Actual 2015	393,870
2.18	Marshalltown Shopping Center	229,937	4,580	25,190	200,167	87.8%	10/31/2016			TTM 6/30/2016	342,308	120,586	221,722	0	221,722			Actual 2015	331,469
2.19	Bad Axe Shopping Center	261,649	5,671	31,188	224,790	100.0%	10/31/2016			TTM 6/30/2016	342,860	91,254	251,606	0	251,606			Actual 2015	316,789
2.20	Ottumwa Shopping Center	281,115	4,438	24,409	252,268	91.9%	10/31/2016			TTM 6/30/2016	368,102	127,308	240,794	0	240,794			Actual 2015	334,403
2.21	Tyler Shopping Center	306,502	7,168	39,424	259,910	85.9%	10/31/2016			TTM 6/30/2016	453,834	187,015	266,819	0	266,819			Actual 2015	479,734
2.22	Oskaloosa Shopping Center	233,198	4,140	22,770	206,288	100.0%	10/31/2016			TTM 6/30/2016	312,342	93,543	218,799	0	218,799			Actual 2015	327,009
2.23	Shelbyville Shopping Center	228,577	2,830	15,565	210,182	100.0%	10/31/2016			TTM 6/30/2016	289,778	70,604	219,174	0	219,174			Actual 2015	288,242
2.24	Alexandria Shopping Center	204,126	4,080	22,440	177,606	92.2%	10/31/2016			TTM 6/30/2016	301,282	97,274	204,008	0	204,008			Actual 2015	299,394
2.25	La Junta Shopping Center	206,709	4,100	22,550	180,059	100.0%	10/31/2016			TTM 6/30/2016	272,228	69,259	202,969	0	202,969			Actual 2015	271,963
2.26	St. John’s Shopping Center	196,059	5,986	32,923	157,150	74.0%	10/31/2016			TTM 6/30/2016	298,075	106,389	191,686	0	191,686			Actual 2015	323,835
2.27	Newton Shopping Center	192,374	4,060	22,330	165,984	88.2%	10/31/2016			TTM 6/30/2016	256,899	65,687	191,212	0	191,212			Actual 2015	254,985
2.28	Tell City Shopping Center	199,334	5,400	29,700	164,234	82.2%	10/31/2016			TTM 6/30/2016	278,225	93,761	184,464	0	184,464			Actual 2015	277,925
2.29	Newcastle Shopping Center	179,977	2,320	12,760	164,897	100.0%	10/31/2016			TTM 6/30/2016	206,894	40,397	166,497	0	166,497			Actual 2015	212,624
2.30	Wauseon Shopping Center	157,446	2,620	14,410	140,416	100.0%	10/31/2016			TTM 6/30/2016	190,064	54,391	135,673	0	135,673			Actual 2015	182,062
2.31	Pampa Shopping Center	145,167	3,232	17,776	124,159	100.0%	10/31/2016			TTM 6/30/2016	227,201	87,438	139,763	0	139,763			Actual 2015	224,872
2.32	Keokuk Shopping Center	134,112	2,032	11,176	120,904	100.0%	10/31/2016			TTM 6/30/2016	198,263	67,678	130,585	0	130,585			Actual 2015	193,270
2.33	Liberty Shopping Center	107,132	2,992	16,456	87,684	67.9%	10/31/2016			TTM 6/30/2016	195,179	60,699	134,480	0	134,480			Actual 2015	212,840
2.34	Perry Shopping Center	122,519	3,000	16,500	103,019	100.0%	10/31/2016			TTM 6/30/2016	124,609	45,812	78,797	0	78,797			Actual 2015	134,207
3	Marriott Hilton Head Resort & Spa	11,692,374	1,666,924	0	10,025,450	59.2%	8/31/2016	189	112	TTM 8/31/2016	33,429,812	21,637,224	11,792,589	1,671,491	10,121,098	189	112	Actual 2015	31,403,350
4	Redwood MHC Portfolio	7,878,101	200,350	0	7,677,751	70.9%	7/18/2016			TTM 6/30/2016	14,797,750	6,937,347	7,860,403	0	7,860,403			Actual 2015	14,732,697
4.01	Camp Inn	1,185,197	39,850	0	1,145,347	77.3%	7/18/2016			TTM 6/30/2016	2,127,516	945,009	1,182,507	0	1,182,507			Actual 2015	2,073,530
4.02	Town & Country Estates	876,426	16,000	0	860,426	79.4%	7/18/2016			TTM 6/30/2016	1,346,530	466,818	879,712	0	879,712			Actual 2015	1,357,719
4.03	St. Clements Crossing	622,995	9,300	0	613,695	95.7%	7/18/2016			TTM 6/30/2016	1,246,021	621,007	625,014	0	625,014			Actual 2015	1,239,443
4.04	Algoma	616,297	16,100	0	600,197	74.2%	7/18/2016			TTM 6/30/2016	1,137,131	524,263	612,868	0	612,868			Actual 2015	1,113,471
4.05	Suburban Estates	545,632	6,600	0	539,032	97.7%	7/18/2016			TTM 6/30/2016	925,037	380,367	544,670	0	544,670			Actual 2015	910,316
4.06	Colonial Acres	665,567	30,600	0	634,967	45.3%	7/18/2016			TTM 6/30/2016	1,359,004	699,298	659,706	0	659,706			Actual 2015	1,399,296
4.07	Twenty Nine Pines	477,658	7,200	0	470,458	90.3%	7/18/2016			TTM 6/30/2016	819,465	336,431	483,034	0	483,034			Actual 2015	803,598
4.08	Evergreen Springs	462,440	5,100	0	457,340	96.1%	7/18/2016			TTM 6/30/2016	710,334	232,723	477,611	0	477,611			Actual 2015	695,926
4.09	Avalon	484,800	12,800	0	472,000	64.5%	7/18/2016			TTM 6/30/2016	893,823	419,102	474,721	0	474,721			Actual 2015	937,244
4.10	Lexington	263,730	3,800	0	259,930	89.5%	7/18/2016			TTM 6/30/2016	484,600	222,322	262,278	0	262,278			Actual 2015	480,561
4.11	Colonial Manor	310,487	9,750	0	300,737	69.2%	7/18/2016			TTM 6/30/2016	637,363	329,802	307,561	0	307,561			Actual 2015	645,233
4.12	Green Acres	233,224	3,200	0	230,024	96.9%	7/18/2016			TTM 6/30/2016	412,271	181,649	230,622	0	230,622			Actual 2015	405,103
4.13	Cedar Grove	181,878	3,000	0	178,878	98.3%	7/18/2016			TTM 6/30/2016	425,225	237,139	188,086	0	188,086			Actual 2015	419,791
4.14	Hunters Chase	201,139	6,700	0	194,439	69.4%	7/18/2016			TTM 6/30/2016	392,255	194,423	197,832	0	197,832			Actual 2015	384,885
4.15	Highland Bluff	175,507	2,450	0	173,057	89.8%	7/18/2016			TTM 6/30/2016	332,207	159,543	172,664	0	172,664			Actual 2015	326,662
4.16	Winter Paradise	201,643	14,500	0	187,143	48.6%	7/18/2016			TTM 6/30/2016	626,021	432,092	193,929	0	193,929			Actual 2015	618,538
4.17	Weststar	216,334	4,500	0	211,834	76.7%	7/18/2016			TTM 6/30/2016	360,948	146,396	214,552	0	214,552			Actual 2015	351,951
4.18	El Frontier	157,146	8,900	0	148,246	46.6%	7/18/2016			TTM 6/30/2016	561,999	408,964	153,035	0	153,035			Actual 2015	569,430
5	Centrepark East	3,493,408	60,821	373,542	3,059,045	81.5%	9/7/2016			TTM 8/31/2016	6,167,624	2,908,598	3,259,026	0	3,259,026			Actual 2015	5,750,938
6	Moreno Valley Plaza	2,797,307	57,972	175,376	2,563,959	84.4%	10/20/2016			TTM 7/31/2016	3,754,342	1,279,460	2,474,881	0	2,474,881			Actual 2015	3,726,540
7	The Shops at Somerset Square	2,542,697	30,222	87,386	2,425,088	89.3%	10/6/2016			TTM 8/31/2016	4,450,472	1,886,510	2,563,962	0	2,563,962			Actual 2015	4,322,750
8	Causeway Plaza I, II & III	3,277,560	70,469	506,725	2,700,366	94.4%	10/1/2016			TTM 6/30/2016	6,576,531	3,089,510	3,487,021	0	3,487,021			Actual 2015	6,512,438
9	Fairfield Inn & Suites Brooklyn	4,052,032	424,027	0	3,628,004	86.0%	7/31/2016	192	165	TTM 7/31/2016	8,503,782	4,328,410	4,175,372	0	4,175,372	192	165	Actual 2015	8,325,526
10	Gurnee Mills	26,680,926	420,979	1,160,681	25,099,266	91.1%	9/22/2016			TTM 7/31/2016	41,767,037	13,716,322	28,050,715	0	28,050,715			Actual 2015	41,761,447
11	Aspen at Norman Student Housing	3,249,427	80,712	0	3,168,715	99.1%	10/26/2016			TTM 7/31/2016	5,069,044	1,319,918	3,749,126	0	3,749,126			NAV	NAV
12	North Bay Center	1,918,510	23,191	67,231	1,828,089	100.0%	10/4/2016			TTM 8/31/2016	2,246,596	350,128	1,896,468	0	1,896,468			Actual 2015	2,179,946
13	Rio West Business Park	3,978,451	59,333	-1,613	3,920,731	100.0%	9/19/2016			TTM 9/30/2016	5,010,675	1,032,765	3,977,910	0	3,977,910			Actual 2015	5,549,359
14	19066 Magnolia Street	1,582,371	10,290	-6,568	1,578,649	93.4%	9/27/2016			TTM 7/31/2016	1,754,595	161,587	1,593,008	0	1,593,008			Actual 2015	1,792,758
15	King’s Quarters at Jack Britt	1,771,758	63,000	0	1,708,758	96.4%	9/14/2016			TTM 6/30/2016	2,696,143	1,037,741	1,658,402	0	1,658,402			Actual 2015	2,374,907
16	101 Hudson Street	32,128,921	281,746	2,771,771	29,075,403	98.3%	9/21/2016			TTM 7/31/2016	39,960,773	16,855,969	23,104,804	0	23,104,804			Actual 2015	38,571,011
17	Jacksonville Medical Plaza	1,580,871	26,460	132,300	1,422,112	89.5%	9/1/2016			TTM 8/31/2016	2,248,524	830,679	1,417,845	3,577	1,414,268			Actual 2015	1,979,617
18	2821 & 2851 S Parker Road	1,765,049	58,314	147,176	1,559,559	85.1%	6/30/2016			TTM 5/31/2016	3,654,647	2,218,958	1,435,689	0	1,435,689			Actual 2015	3,542,694
19	381-383 Broadway	1,375,172	4,626	57,736	1,312,810	100.0%	7/15/2016			TTM 5/31/2016	365,763	229,673	136,090	0	136,090			Actual 2015	489,481
20	Raytheon Building	1,313,799	22,136	55,340	1,236,323	100.0%	12/1/2016			TTM 7/31/2016	1,476,703	29,250	1,447,453	0	1,447,453			Actual 2015	1,462,499
21	1200 Wilshire Boulevard	1,337,945	24,090	110,804	1,203,050	91.5%	9/30/2016			TTM 7/31/2016	2,242,592	1,169,449	1,073,143	0	1,073,143			Actual 2015	2,114,874
22	Skillman MHC Portfolio	1,445,333	35,238	0	1,410,095	64.5%	10/1/2016			TTM 9/30/2016	2,820,310	1,365,346	1,454,964	0	1,454,964			Actual 2015	2,696,864
22.01	Flat Rock	385,164	11,703	0	373,461	49.4%	10/1/2016			TTM 9/30/2016	774,569	392,471	382,098	0	382,098			Actual 2015	752,336
22.02	Voyager Village	342,390	6,306	0	336,084	70.1%	10/1/2016			TTM 9/30/2016	623,482	277,442	346,040	0	346,040			Actual 2015	586,372
22.03	Woodlake	256,001	4,150	0	251,851	76.9%	10/1/2016			TTM 9/30/2016	476,940	220,779	256,161	0	256,161			Actual 2015	463,643
22.04	Spring Valley	252,209	3,944	0	248,265	75.6%	10/1/2016			TTM 9/30/2016	477,397	226,297	251,100	0	251,100			Actual 2015	458,555
22.05	Indian Village	209,569	9,135	0	200,434	65.5%	10/1/2016			TTM 9/30/2016	467,922	248,356	219,566	0	219,566			Actual 2015	435,959
23	Poplar Square Shopping Center	1,314,751	31,481	96,261	1,187,009	100.0%	6/1/2016			TTM 8/31/2016	1,706,324	352,785	1,353,539	0	1,353,539			Actual 2015	1,637,606
24	Mount Vernon Self Storage	1,298,353	11,160	0	1,287,193	87.9%	10/5/2016			TTM 9/30/2016	1,672,363	376,681	1,295,682	0	1,295,682			Actual 2015	1,570,118
25	Colonial Rivermead	1,325,744	24,300	0	1,301,444	87.9%	7/18/2016			TTM 4/30/2016	2,747,216	1,456,849	1,290,367	0	1,290,367			Actual 2015	2,877,976
26	Holiday Inn Milwaukee River	1,939,648	266,718	0	1,672,930	84.2%	7/31/2016	108	91	TTM 7/31/2016	6,687,649	4,638,192	2,049,457	0	2,049,457	108	91	Actual 2015	5,189,927
27	The Crossings of Decatur	1,462,929	26,801	82,285	1,353,843	89.7%	7/19/2016			TTM 7/31/2016	1,854,726	355,063	1,499,662	0	1,499,662			Actual 2015	1,895,363
28	Courtyard LBJ Dallas	1,597,210	157,670	0	1,439,540	68.3%	9/30/2016	101	69	TTM 9/30/2016	3,952,540	2,021,059	1,931,480	0	1,931,480	101	69	Actual 2015	3,170,052
29	Whispering Woods Plaza	1,059,569	28,126	54,088	977,356	88.9%	10/25/2016			TTM 9/30/2016	1,368,984	360,978	1,008,006	0	1,008,006			Actual 2015	1,352,086
30	The Centre at La Quinta I, II & III	1,107,150	13,565	79,795	1,013,790	89.0%	10/1/2016			TTM 6/30/2016	1,411,898	376,242	1,035,656	0	1,035,656			NAV	NAV
31	Lapeer Pointe Plaza	1,057,862	21,730	59,016	977,116	97.1%	7/6/2016			Actual 2015	463,196	279,314	183,882	0	183,882			Actual 2014	572,711
32	950 Herndon Parkway	1,242,623	18,388	119,525	1,104,710	91.2%	10/26/2016			TTM 6/30/2016	1,950,252	852,338	1,097,914	0	1,097,914			Actual 2015	1,962,997
33	Arlington Owners, Inc.	4,022,965	84,900	0	3,938,065	97.1%	10/5/2016
34	Hampshire Highlands	885,289	20,250	0	865,039	97.5%	10/8/2016			Annualized 3 8/31/2016	1,376,953	576,361	800,592	0	800,592			NAV	NAV
35	Grand Plaza - TX	959,278	31,731	106,872	820,676	99.4%	8/2/2016			TTM 8/31/2016	1,537,733	428,908	1,108,824	0	1,108,824			Actual 2015	1,476,561
36	Carrington Ridge	810,662	20,250	0	790,412	100.0%	8/1/2016			Annualized 3 7/31/2016	1,157,905	588,799	569,106	0	569,106			NAV	NAV
37	Mid Valley Plaza	908,162	49,634	51,987	806,540	98.4%	3/29/2016			TTM 9/30/2016	1,075,126	299,275	775,850	0	775,850			Actual 2015	993,282
38	Gentry Apartments, Inc.	2,624,812	49,800	0	2,575,012	95.0%	8/31/2016
39	Mankato Place & Brett’s Building	988,071	21,931	107,718	858,422	89.1%	9/1/2016			TTM 6/30/2016	2,044,700	958,097	1,086,602	0	1,086,602			Actual 2015	2,286,920
40	BJ’s Rotterdam	866,210	17,349	52,402	796,459	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
41	Hampton Inn Hartsville	1,018,814	106,093	0	912,721	75.3%	9/30/2016	105	79	TTM 9/30/2016	2,659,580	1,634,787	1,024,793	106,383	918,410	105	79	T-5 12/31/2015	1,054,076
42	Holiday Inn Webster	1,067,634	132,498	0	935,136	65.8%	8/31/2016	112	74	TTM 8/31/2016	3,312,461	2,203,947	1,108,513	132,498	976,015	112	74	Actual 2015	3,435,241
43	Springhill Suites Waco	940,192	111,324	0	828,868	84.0%	9/30/2016	110	88	TTM 9/30/2016	2,923,330	1,898,130	1,025,200	0	1,025,200	110	92	Actual 2015	2,808,333
44	14201-14291 East 4th Ave	801,579	30,988	64,451	706,141	88.7%	10/19/2016			TTM 8/31/2016	1,261,808	769,570	492,238	0	492,238			Actual 2015	1,185,738
45	Morton-Barrow Owners Corp.	4,686,318	25,450	0	4,660,868	96.0%	6/15/2016
46	Westpark Office Park	790,041	18,847	67,488	703,706	92.8%	9/27/2016			TTM 6/30/2016	1,396,119	629,972	766,147	0	766,147			Actual 2015	1,441,376
47	Northland Mall	846,686	55,631	95,916	695,138	88.4%	10/17/2016			TTM 9/30/2016	1,546,231	663,755	882,476	0	882,476			Actual 2015	1,430,630
48	Marketplace at 18th	699,076	7,763	35,617	655,696	95.7%	8/1/2016			TTM 7/31/2016	882,046	250,661	631,385	0	631,385			Actual 2015	890,984
49	High Meadow Cooperative No. 1, Inc.	1,674,854	50,000	0	1,624,854	95.0%	9/22/2016
50	50 Plaza Tenants Corp.	1,905,673	17,150	0	1,888,523	93.6%	10/7/2016
51	Short Pump Village	690,060	11,295	44,312	634,453	82.0%	9/28/2016			TTM 7/31/2016	755,927	255,638	500,289	0	500,289			Actual 2015	818,504
52	Fairfield Inn & Suites Aiken	817,139	81,982	0	735,157	54.4%	6/30/2016	111	66	TTM 6/30/2016	1,857,014	1,133,064	723,951	0	723,951	111	60	Actual 2015	2,007,994
53	Crown Garden Apartments	690,183	42,000	0	648,183	97.0%	8/26/2016			TTM 9/30/2016	1,544,931	765,398	779,533	0	779,533			Actual 2015	1,413,068
54	Best Western Market Center Dallas	753,201	81,124	0	672,077	63.4%	8/31/2016	89	57	TTM 8/31/2016	2,028,133	1,240,284	787,849	0	787,849	89	57	Actual 2015	1,791,580
55	Holiday Inn Express - Richmond Hill	736,571	67,453	0	669,117	75.8%	7/31/2016	99	70	TTM 7/31/2016	1,801,159	1,021,912	779,247	0	779,247	99	75	Actual 2015	1,770,457
56	Sunrise Lake Village Phase II	456,608	4,311	28,070	424,227	100.0%	4/1/2016			TTM 6/30/2016	458,320	194,931	263,388	0	263,388			Actual 2015	526,705
57	Highlander Hall Owners, Inc.	1,509,332	41,750	0	1,467,582	95.2%	9/29/2016
58	Harway Terrace, Inc.	3,818,514	105,000	0	3,713,514	95.0%	4/6/2016
59	Spanish Crossroads	521,816	14,836	57,753	449,227	97.3%	8/2/2016			TTM 8/31/2016	762,293	199,560	562,733	0	562,733			Actual 2015	727,588
60	Walgreens Crawfordsville	354,850	2,139	0	352,711	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
61	Parham Road Self Storage	480,746	6,914	0	473,832	91.1%	9/15/2016			TTM 8/31/2016	617,481	120,654	496,827	0	496,827			Actual 2015	609,430
62	The Pointe	535,150	10,368	59,752	465,030	85.0%	9/30/2016			TTM 8/31/2016	861,530	366,538	494,992	0	494,992			Actual 2015	695,838
63	Walgreens - Macomb, MI	343,787	1,482	0	342,305	100.0%	12/1/2016			Annualized 8 8/31/2016	358,001	1,500	356,501	0	356,501			Actual 2015	358,000
64	Cohen MHC Portfolio	507,349	15,050	0	492,299	79.8%	9/7/2016			TTM 8/31/2016	933,652	460,509	473,143	0	473,143			Actual 2015	901,283
64.01	Northstar MHC / Bel Air MHC	415,082	10,450	0	404,632	82.9%	9/7/2016			TTM 8/31/2016	689,327	310,103	379,224	0	379,224			Actual 2015	657,239
64.02	Edgeview Estates MHC	92,268	4,600	0	87,668	72.8%	9/7/2016			TTM 8/31/2016	244,325	150,406	93,919	0	93,919			Actual 2015	244,044
65	Walgreens Lakeville	287,749	2,223	0	285,526	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
66	Baldridge Commons	334,372	3,411	22,510	308,452	99.6%	9/30/2016			TTM 8/31/2016	495,335	148,688	346,647	0	346,647			Actual 2015	404,995
67	Michele Towers Inc.	1,140,634	26,000	0	1,114,634	96.0%	9/9/2016
68	Prince Tower Tenants Corp.	1,818,878	11,500	0	1,807,378	96.2%	7/27/2016
69	Paulding Exchange	407,945	22,420	32,028	353,498	94.4%	9/30/2016			TTM 8/31/2016	575,627	185,605	390,022	0	390,022			Actual 2015	536,557
70	Duke Self Storage	249,663	6,703	0	242,960	80.6%	10/1/2016			TTM 8/31/2016	356,530	91,110	265,420	0	265,420			Actual 2015	340,719
71	Northshore Plaza	221,587	1,527	11,894	208,166	100.0%	9/13/2016			TTM 8/31/2016	229,341	57,189	172,152	0	172,152			Actual 2015	186,580
72	310 East 49th Owners Corp.	1,578,547	15,000	0	1,563,547	96.0%	9/27/2016
73	109 Tenants Corp.	875,878	30,000	0	845,878	95.9%	9/27/2016
74	34-36 North Tenants Corp.	1,430,337	6,000	0	1,424,337	95.0%	9/13/2016
75	Chelsea Lofts Corp.	2,067,834	15,000	0	2,052,834	95.2%	9/16/2016
76	Dollar General St. Charles	81,820	1,354	0	80,466	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
77	Dollar General Decatur-Sunnyside	80,707	1,350	0	79,357	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
78	Dollar General Philo	78,999	1,354	0	77,645	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
79	Dollar General San Antonio	74,967	1,354	0	73,613	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
80	Dollar General Borger	67,025	1,365	0	65,660	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(6)(7)(8)
1	9 West 57th Street	63,564,960	85,164,572	0	85,164,572			Actual 2014	127,093,163	59,405,953	67,687,210	0	67,687,210			N	Kohlberg, Kravis, Roberts & Co.
2	Walmart Shadow Anchored Portfolio	3,230,236	9,045,481	0	9,045,481			Actual 2014	12,218,562	3,183,015	9,035,547	0	9,035,547			N	Various
2.01	Alice Shopping Center	131,400	503,609	0	503,609			Actual 2014	643,181	119,171	524,010	0	524,010			N	Dollar Tree
2.02	Shawnee Shopping Center	89,381	448,774	0	448,774			Actual 2014	533,325	90,544	442,781	0	442,781			N	Dollar Tree
2.03	Durant Shopping Center	95,046	377,430	0	377,430			Actual 2014	427,327	88,111	339,216	0	339,216			N	Dollar Tree
2.04	Radcliff Shopping Center	117,887	372,490	0	372,490			Actual 2014	495,384	120,607	374,777	0	374,777			N	Dollar Tree
2.05	Mustang Shopping Center	79,467	358,297	0	358,297			Actual 2014	434,674	80,672	354,002	0	354,002			N	Dollar Tree
2.06	Pineville Shopping Center	141,313	329,562	0	329,562			Actual 2014	483,545	129,329	354,216	0	354,216			N	Pelican St Credit Union
2.07	Yukon Shopping Center	87,056	388,438	0	388,438			Actual 2014	449,312	94,632	354,680	0	354,680			N	Dollar Tree
2.08	Fort Dodge Shopping Center	145,600	358,836	0	358,836			Actual 2014	491,358	150,759	340,599	0	340,599			N	Dollar Tree
2.09	Belton Shopping Center	90,333	333,210	0	333,210			Actual 2014	437,823	87,459	350,364	0	350,364			N	Dollar Tree
2.10	Petal Shopping Center	103,993	283,324	0	283,324			Actual 2014	384,725	91,458	293,267	0	293,267			N	Hibbett Sports
2.11	Douglas Shopping Center	114,130	301,354	0	301,354			Actual 2014	431,933	107,954	323,979	0	323,979			N	Dollar Tree
2.12	Boaz Shopping Center	61,529	341,963	0	341,963			Actual 2014	340,811	64,595	276,216	0	276,216			N	Dollar Tree
2.13	Zachary Shopping Center	123,280	347,134	0	347,134			Actual 2014	446,403	116,869	329,534	0	329,534			N	Dollar Tree
2.14	Plainview Shopping Center	82,158	324,628	0	324,628			Actual 2014	449,638	62,839	386,799	0	386,799			N	Shoe Show
2.15	Minden Shopping Center	62,590	288,392	0	288,392			Actual 2014	386,723	56,424	330,299	0	330,299			N	Dollar Tree
2.16	West Burlington Shopping Center	92,480	241,140	0	241,140			Actual 2014	361,532	104,129	257,403	0	257,403			N	Dollar Tree
2.17	Pulaski Shopping Center	107,627	286,243	0	286,243			Actual 2014	385,590	99,306	286,284	0	286,284			N	Dollar Tree
2.18	Marshalltown Shopping Center	122,776	208,693	0	208,693			Actual 2014	329,771	134,250	195,521	0	195,521			N	Maurices
2.19	Bad Axe Shopping Center	94,784	222,005	0	222,005			Actual 2014	285,432	110,906	174,526	0	174,526			N	Dollar Tree
2.20	Ottumwa Shopping Center	136,978	197,425	0	197,425			Actual 2014	306,712	156,398	150,314	0	150,314			N	Cato’s
2.21	Tyler Shopping Center	187,900	291,834	0	291,834			Actual 2014	468,060	187,733	280,327	0	280,327			N	Dollar Tree
2.22	Oskaloosa Shopping Center	93,659	233,350	0	233,350			Actual 2014	286,272	97,901	188,371	0	188,371			N	Dollar Tree
2.23	Shelbyville Shopping Center	69,725	218,517	0	218,517			Actual 2014	280,904	70,628	210,276	0	210,276			N	Maurice’s
2.24	Alexandria Shopping Center	97,896	201,498	0	201,498			Actual 2014	346,440	89,388	257,052	0	257,052			N	Dollar Tree
2.25	La Junta Shopping Center	67,396	204,567	0	204,567			Actual 2014	254,681	59,287	195,394	0	195,394			N	Dollar Tree
2.26	St. John’s Shopping Center	114,714	209,121	0	209,121			Actual 2014	367,446	110,706	256,740	0	256,740			N	Dollar Tree
2.27	Newton Shopping Center	64,567	190,418	0	190,418			Actual 2014	274,523	66,775	207,748	0	207,748			N	Dollar Tree
2.28	Tell City Shopping Center	93,723	184,202	0	184,202			Actual 2014	275,743	84,048	191,695	0	191,695			N	Dollar Tree
2.29	Newcastle Shopping Center	42,356	170,268	0	170,268			Actual 2014	212,697	45,357	167,340	0	167,340			N	Ribs N’ More
2.30	Wauseon Shopping Center	54,636	127,426	0	127,426			Actual 2014	167,173	56,756	110,417	0	110,417			N	Cato’s
2.31	Pampa Shopping Center	82,021	142,851	0	142,851			Actual 2014	232,344	84,287	148,057	0	148,057			N	Dollar Tree
2.32	Keokuk Shopping Center	70,652	122,618	0	122,618			Actual 2014	183,369	54,904	128,465	0	128,465			N	Cato’s
2.33	Liberty Shopping Center	62,429	150,411	0	150,411			Actual 2014	240,998	57,003	183,995	0	183,995			N	Cato’s
2.34	Perry Shopping Center	48,754	85,453	0	85,453			Actual 2014	122,713	51,830	70,883	0	70,883			N	Asian Buffet
3	Marriott Hilton Head Resort & Spa	21,015,622	10,387,728	1,570,168	8,817,561	181	104	Actual 2014	29,483,856	19,804,710	9,679,146	1,474,193	8,204,953	172	100	N
4	Redwood MHC Portfolio	6,891,031	7,841,666	0	7,841,666			Actual 2014	14,326,966	6,729,350	7,597,616	0	7,597,616			N
4.01	Camp Inn	950,180	1,123,350	0	1,123,350			Actual 2014	1,985,990	947,616	1,038,374	0	1,038,374			N
4.02	Town & Country Estates	441,877	915,842	0	915,842			Actual 2014	1,369,629	468,756	900,873	0	900,873			N
4.03	St. Clements Crossing	637,710	601,733	0	601,733			Actual 2014	1,188,509	615,388	573,121	0	573,121			N
4.04	Algoma	511,658	601,813	0	601,813			Actual 2014	1,084,173	499,353	584,820	0	584,820			N
4.05	Suburban Estates	401,724	508,592	0	508,592			Actual 2014	860,595	387,380	473,215	0	473,215			N
4.06	Colonial Acres	681,748	717,548	0	717,548			Actual 2014	1,459,280	775,781	683,499	0	683,499			N
4.07	Twenty Nine Pines	354,270	449,328	0	449,328			Actual 2014	787,042	343,267	443,775	0	443,775			N
4.08	Evergreen Springs	232,272	463,654	0	463,654			Actual 2014	681,745	221,929	459,816	0	459,816			N
4.09	Avalon	410,434	526,810	0	526,810			Actual 2014	779,753	370,461	409,292	0	409,292			N
4.10	Lexington	230,588	249,973	0	249,973			Actual 2014	437,782	215,696	222,086	0	222,086			N
4.11	Colonial Manor	324,281	320,952	0	320,952			Actual 2014	650,694	270,018	380,676	0	380,676			N
4.12	Green Acres	186,349	218,754	0	218,754			Actual 2014	420,658	177,689	242,969	0	242,969			N
4.13	Cedar Grove	236,595	183,196	0	183,196			Actual 2014	400,707	224,137	176,570	0	176,570			N
4.14	Hunters Chase	196,927	187,958	0	187,958			Actual 2014	383,737	181,878	201,859	0	201,859			N
4.15	Highland Bluff	154,136	172,526	0	172,526			Actual 2014	311,494	155,165	156,329	0	156,329			N
4.16	Winter Paradise	422,398	196,140	0	196,140			Actual 2014	597,295	400,008	197,287	0	197,287			N
4.17	Weststar	130,069	221,882	0	221,882			Actual 2014	364,111	116,072	248,039	0	248,039			N
4.18	El Frontier	387,817	181,613	0	181,613			Actual 2014	563,772	358,755	205,017	0	205,017			N
5	Centrepark East	2,869,941	2,880,997	0	2,880,997			Actual 2014	5,511,390	2,768,400	2,742,990	0	2,742,990			N	Conroy, Simberg, & Ganon, P.A.
6	Moreno Valley Plaza	1,276,040	2,450,500	0	2,450,500			Actual 2014	3,758,121	1,207,736	2,550,385	0	2,550,385			N	Superior Super Warehouse
7	The Shops at Somerset Square	1,869,191	2,453,559	0	2,453,559			Actual 2014	4,572,958	1,885,984	2,686,974	0	2,686,974			N	Talbots
8	Causeway Plaza I, II & III	3,181,717	3,330,721	0	3,330,721			Actual 2014	6,288,305	3,211,729	3,076,576	0	3,076,576			N	Jacobs Engineering Group Inc.
9	Fairfield Inn & Suites Brooklyn	4,328,054	3,997,472	0	3,997,472	188	163	Actual 2014	7,592,780	3,790,403	3,802,377	0	3,802,377	179	149	N
10	Gurnee Mills	13,959,485	27,801,962	0	27,801,962			Actual 2014	41,464,805	13,989,033	27,475,772	0	27,475,772			N	Sears Grand
11	Aspen at Norman Student Housing	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
12	North Bay Center	338,878	1,841,067	0	1,841,067			Actual 2014	2,189,182	362,786	1,826,395	0	1,826,395			N	24 Hour Fitness
13	Rio West Business Park	1,019,492	4,529,866	0	4,529,866			Actual 2014	4,460,405	895,375	3,565,030	0	3,565,030			N	American Airlines
14	19066 Magnolia Street	168,389	1,624,369	0	1,624,369			Actual 2014	1,590,067	155,810	1,434,257	0	1,434,257			N	Talbert Medical Group
15	King’s Quarters at Jack Britt	1,011,720	1,363,187	0	1,363,187			Actual 2014	1,602,131	870,509	731,622	0	731,622			N
16	101 Hudson Street	17,274,342	21,296,669	0	21,296,669			Actual 2014	38,228,378	17,641,097	20,587,281	0	20,587,281			N	Bank of America
17	Jacksonville Medical Plaza	760,299	1,219,318	0	1,219,318			Actual 2014	1,855,684	682,638	1,173,047	0	1,173,047			N	Genesis Rehabilitation Hospital d/b/a Brooks Health System
18	2821 & 2851 S Parker Road	2,207,844	1,334,850	0	1,334,850			Actual 2014	3,283,044	2,180,742	1,102,302	0	1,102,302			N	Rubin & Raine of Colorado, Inc., a New Jersey Corporation
19	381-383 Broadway	213,714	275,767	0	275,767			Actual 2014	693,332	199,398	493,934	0	493,934			N	D’RO II
20	Raytheon Building	29,250	1,433,249	0	1,433,249			NAV	NAV	NAV	NAV	NAV	NAV			N	Raytheon Company
21	1200 Wilshire Boulevard	1,118,836	996,038	0	996,038			Actual 2014	2,016,402	980,480	1,035,922	0	1,035,922			N	Amanecer Community Counseling Services
22	Skillman MHC Portfolio	1,293,582	1,403,282	0	1,403,282			Actual 2014	2,633,459	1,203,916	1,429,543	0	1,429,543			N
22.01	Flat Rock	343,763	408,573	0	408,573			Actual 2014	737,336	333,367	403,970	0	403,970			N
22.02	Voyager Village	264,551	321,821	0	321,821			Actual 2014	574,799	246,567	328,232	0	328,232			N
22.03	Woodlake	226,023	237,620	0	237,620			Actual 2014	478,447	218,978	259,470	0	259,470			N
22.04	Spring Valley	219,579	238,976	0	238,976			Actual 2014	446,518	209,016	237,501	0	237,501			N
22.05	Indian Village	239,666	196,292	0	196,292			Actual 2014	396,359	195,988	200,371	0	200,371			N
23	Poplar Square Shopping Center	325,975	1,311,630	0	1,311,630			Actual 2014	1,655,131	341,806	1,313,325	0	1,313,325			N	Ross Stores
24	Mount Vernon Self Storage	369,131	1,200,987	0	1,200,987			Actual 2014	1,493,815	332,649	1,161,166	0	1,161,166			N
25	Colonial Rivermead	1,622,852	1,255,124	0	1,255,124			Actual 2014	3,015,888	1,820,875	1,195,013	0	1,195,013			N
26	Holiday Inn Milwaukee River	4,097,812	1,092,115	0	1,092,115	105	70	TTM 1/31/2014	5,986,371	5,488,549	497,822	0	497,822	99	72	N
27	The Crossings of Decatur	348,992	1,546,371	0	1,546,371			Actual 2014	1,922,835	394,500	1,528,335	0	1,528,335			N	Ross Stores
28	Courtyard LBJ Dallas	2,174,640	995,412	0	995,412	96	55	Actual 2014	1,925,453	1,817,486	107,967	0	107,967	85	34	N
29	Whispering Woods Plaza	369,977	982,109	0	982,109			Actual 2014	1,277,888	346,877	931,011	0	931,011			N	Kroger
30	The Centre at La Quinta I, II & III	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Marshalls
31	Lapeer Pointe Plaza	247,506	325,205	0	325,205			NAV	NAV	NAV	NAV	NAV	NAV			Y	MC Sporting Goods
32	950 Herndon Parkway	877,371	1,085,626	0	1,085,626			Actual 2014	1,960,179	830,556	1,129,623	0	1,129,623			N	Fiserv Solutions, Inc.
33	Arlington Owners, Inc.
34	Hampshire Highlands	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
35	Grand Plaza - TX	412,229	1,064,332	0	1,064,332			Actual 2014	1,292,185	410,076	882,109	0	882,109			N	Big Lots
36	Carrington Ridge	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
37	Mid Valley Plaza	303,151	690,131	0	690,131			Actual 2014	915,735	235,117	680,619	0	680,619			N	Dollar Tree
38	Gentry Apartments, Inc.
39	Mankato Place & Brett’s Building	1,057,617	1,229,303	0	1,229,303			Actual 2014	2,181,448	1,001,830	1,179,618	0	1,179,618			N	Charley’s Event Center
40	BJ’s Rotterdam	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	BJ’s Wholesale Club, Inc.
41	Hampton Inn Hartsville	658,736	395,339	42,163	353,176	110	75	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
42	Holiday Inn Webster	2,243,508	1,191,733	137,410	1,054,323	113	77	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
43	Springhill Suites Waco	1,894,354	913,979	0	913,979	108	89	Actual 2014	2,574,214	1,735,575	838,639	0	838,639	106	80	N
44	14201-14291 East 4th Ave	732,116	453,623	0	453,623			Actual 2014	805,134	620,642	184,491	0	184,491			N	Rocky Mountain Offender Management Systems, LLC
45	Morton-Barrow Owners Corp.
46	Westpark Office Park	652,128	789,249	0	789,249			Actual 2014	1,324,927	642,382	682,544	0	682,544			N	USSS/FBI
47	Northland Mall	572,454	858,176	0	858,176			Actual 2014	1,470,174	622,553	847,621	0	847,621			N	Kohl’s Department Store
48	Marketplace at 18th	254,668	636,315	0	636,315			Actual 2014	828,047	244,557	583,490	0	583,490			N	5.11 Tactical
49	High Meadow Cooperative No. 1, Inc.
50	50 Plaza Tenants Corp.
51	Short Pump Village	244,937	573,567	0	573,567			Actual 2014	836,055	245,812	590,243	0	590,243			N	Clothes Mentor
52	Fairfield Inn & Suites Aiken	1,174,616	833,379	0	833,379	111	65	Actual 2014	2,413,801	1,363,873	1,049,929	0	1,049,929	108	78	N
53	Crown Garden Apartments	751,247	661,822	0	661,822			Annualized 6 12/31/2014	999,403	592,482	406,920	0	406,920			N
54	Best Western Market Center Dallas	1,153,477	638,103	0	638,103	83	50	Actual 2014	1,366,106	998,712	367,394	0	367,394	78	38	N
55	Holiday Inn Express - Richmond Hill	1,076,400	694,057	0	694,057	101	74	Actual 2014	1,527,139	946,226	580,914	0	580,914	91	63	N
56	Sunrise Lake Village Phase II	152,005	374,701	0	374,701			NAV	NAV	NAV	NAV	NAV	NAV			N	Blue Lion Salon
57	Highlander Hall Owners, Inc.
58	Harway Terrace, Inc.
59	Spanish Crossroads	201,878	525,710	0	525,710			Actual 2014	575,499	195,327	380,172	0	380,172			N	Big Lots, Inc.
60	Walgreens Crawfordsville	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Walgreens
61	Parham Road Self Storage	115,146	494,284	0	494,284			Actual 2014	556,632	107,367	449,266	0	449,266			N
62	The Pointe	365,571	330,266	0	330,266			Actual 2014	716,915	357,413	359,503	0	359,503			N	Buckeye Terminals, LLC
63	Walgreens - Macomb, MI	0	358,000	0	358,000			Actual 2014	358,000	0	358,000	0	358,000			N	Walgreens
64	Cohen MHC Portfolio	492,384	408,899	0	408,899			Actual 2014	875,710	494,800	380,910	0	380,910			N
64.01	Northstar MHC / Bel Air MHC	331,195	326,044	0	326,044			Actual 2014	634,415	340,261	294,154	0	294,154			N
64.02	Edgeview Estates MHC	161,189	82,855	0	82,855			Actual 2014	241,295	154,539	86,756	0	86,756			N
65	Walgreens Lakeville	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Walgreens
66	Baldridge Commons	124,425	280,570	0	280,570			NAV	NAV	NAV	NAV	NAV	NAV			N	Skechers USA
67	Michele Towers Inc.
68	Prince Tower Tenants Corp.
69	Paulding Exchange	178,362	358,195	0	358,195			Actual 2014	568,414	161,620	406,794	0	406,794			N	OfficeMax, Inc.
70	Duke Self Storage	90,516	250,203	0	250,203			Actual 2014	289,957	76,000	213,957	0	213,957			N
71	Northshore Plaza	60,846	125,734	0	125,734			NAV	NAV	NAV	NAV	NAV	NAV			N	Don Taco LLC d/b/a Soccer Taco
72	310 East 49th Owners Corp.
73	109 Tenants Corp.
74	34-36 North Tenants Corp.
75	Chelsea Lofts Corp.
76	Dollar General St. Charles	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General
77	Dollar General Decatur-Sunnyside	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General
78	Dollar General Philo	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General
79	Dollar General San Antonio	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General
80	Dollar General Borger	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Largest Tenant Sq. Ft.(8)	Largest Tenant % of NRA(8)	Largest Tenant Exp. Date(8)	2nd Largest Tenant Name(6)(7)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(6)(7)(8)	3rd Largest Tenant Sq. Ft.(8)	3rd Largest Tenant % of NRA(8)	3rd Largest Tenant Exp. Date(8)	4th Largest Tenant Name(6)(7)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA
1	9 West 57th Street	196,124	11.7%	12/31/2020	Chanel Inc.	185,120	11.0%	5/31/2031	Apollo Management Holdings, L.P.	111,194	6.6%	4/30/2020	Och Ziff Management LP	95,200	5.7%
2	Walmart Shadow Anchored Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
2.01	Alice Shopping Center	10,080	25.8%	4/30/2020	Shoe Show	5,000	12.8%	8/31/2016	Radiology Associates LLP	4,000	10.2%	12/31/2020	Cato’s	3,900	10.0%
2.02	Shawnee Shopping Center	16,940	47.5%	7/31/2019	Cato’s	3,900	10.9%	1/31/2019	America’s Mattress	3,200	9.0%	2/28/2018	Payless Shoesource	3,000	8.4%
2.03	Durant Shopping Center	8,400	26.1%	4/30/2018	Shoe Show	4,700	14.6%	4/30/2018	US Cellular	4,000	12.4%	4/30/2020	Cato’s	3,900	12.1%
2.04	Radcliff Shopping Center	12,000	32.5%	1/31/2021	Hibbett Sports	5,000	13.6%	1/31/2019	Cato’s	3,900	10.6%	1/31/2021	Miguel’s Mexican Restaurant	3,200	8.7%
2.05	Mustang Shopping Center	13,096	36.5%	8/31/2018	Anytime Fitness	5,400	15.1%	10/31/2020	Cato’s	3,900	10.9%	1/31/2019	Gamestop	3,853	10.7%
2.06	Pineville Shopping Center	8,200	25.4%	7/31/2021	Dollar Tree	8,000	24.8%	5/31/2017	Hallmark	5,000	15.5%	2/28/2018	AT&T	3,200	9.9%
2.07	Yukon Shopping Center	10,000	31.7%	3/31/2021	Cato’s	3,900	12.4%	1/31/2020	Fitness Together	3,200	10.2%	12/31/2016	Gamestop	2,400	7.6%
2.08	Fort Dodge Shopping Center	12,000	35.6%	5/30/2024	Rent-a-center	4,200	12.5%	8/31/2019	Cato’s	3,900	11.6%	1/31/2019	Payless Shoesource	2,800	8.3%
2.09	Belton Shopping Center	10,080	35.9%	6/30/2020	Cato’s	3,900	13.9%	1/31/2021	Wingstop	2,400	8.6%	12/26/2020	China Café	2,400	8.6%
2.10	Petal Shopping Center	5,000	16.6%	12/31/2018	Shoe Show	5,000	16.6%	3/31/2018	Cato’s	3,900	12.9%	1/31/2018	Carter’s Jewelry	1,800	6.0%
2.11	Douglas Shopping Center	11,040	34.3%	9/30/2021	Shoe Show	8,000	24.9%	4/30/2018	Cato’s	3,900	12.1%	1/31/2017	Sally Beauty	1,600	5.0%
2.12	Boaz Shopping Center	10,000	35.8%	1/31/2019	Hibbett Sports	5,000	17.9%	1/31/2020	Papa Murphy’s Take N’ Bake Pizza	1,950	7.0%	12/31/2019	Sally Beauty	1,950	7.0%
2.13	Zachary Shopping Center	6,000	20.3%	1/31/2020	Shoe Show	5,000	16.9%	10/30/2017	El Agave Mexican Restaurant	5,000	16.9%	5/31/2017	Cato’s	4,000	13.5%
2.14	Plainview Shopping Center	5,600	17.7%	6/30/2018	Cato’s	4,500	14.2%	1/31/2020	Anytime Fitness	4,200	13.2%	2/28/2017	Familia Dental	2,220	7.0%
2.15	Minden Shopping Center	10,000	36.6%	2/28/2019	Hibbett Sports	5,000	18.3%	1/31/2020	Cato’s	3,900	14.3%	1/31/2019	Pizza Hut	2,400	8.8%
2.16	West Burlington Shopping Center	11,000	42.1%	8/31/2024	Anytime Fitness	3,900	14.9%	8/31/2017	Payless Shoesource	2,800	10.7%	11/30/2019	Running Wild	2,400	9.2%
2.17	Pulaski Shopping Center	9,600	34.2%	1/31/2019	La Fuente Mexican Restaurant	4,800	17.1%	3/31/2019	Hibbett Sports	4,000	14.2%	3/31/2018	Cato’s	3,900	13.9%
2.18	Marshalltown Shopping Center	5,300	23.1%	1/31/2021	Payless Shoesource	2,800	12.2%	11/30/2019	Gamestop	2,400	10.5%	3/31/2017	U.S. Army	1,600	7.0%
2.19	Bad Axe Shopping Center	8,000	28.2%	1/31/2019	Acton Dialysis	6,453	22.8%	11/30/2023	Continental Home Centers	6,000	21.2%	7/31/2020	Shoe Show	4,700	16.6%
2.20	Ottumwa Shopping Center	4,330	19.5%	1/31/2021	Kay Jeweler	2,800	12.6%	12/31/2026	Gamestop	2,000	9.0%	1/31/2018	Aka Wireless III	2,000	9.0%
2.21	Tyler Shopping Center	16,940	47.3%	1/31/2020	Rue 21	4,835	13.5%	1/31/2023	Papa John’s	1,800	5.0%	1/31/2021	Gamestop	1,600	4.5%
2.22	Oskaloosa Shopping Center	10,000	48.3%	8/31/2019	Anytime Fitness	3,900	18.8%	1/31/2021	State Bank of Bussey	2,400	11.6%	12/31/2017	Aka Wireless III	1,600	7.7%
2.23	Shelbyville Shopping Center	4,500	31.8%	9/30/2019	Gamestop	2,250	15.9%	10/31/2017	Sally Beauty	1,600	11.3%	7/31/2017	Army Career Center	1,600	11.3%
2.24	Alexandria Shopping Center	10,000	49.0%	4/30/2023	Los Portales Mexican Restaurant	3,200	15.7%	3/31/2017	Sprint	2,400	11.8%	8/1/2019	Advance America	1,600	7.8%
2.25	La Junta Shopping Center	8,000	39.0%	4/30/2018	Rent-A-Center	4,500	22.0%	4/30/2020	Gamestop	2,400	11.7%	7/31/2018	Sally Beauty	1,600	7.8%
2.26	St. John’s Shopping Center	8,250	27.6%	7/31/2018	Snap Fitness	6,000	20.0%	6/30/2026	Gamestop	2,400	8.0%	3/31/2017	Jet’s Pizza	1,600	5.3%
2.27	Newton Shopping Center	10,000	49.3%	8/31/2017	Cato’s	3,900	19.2%	1/31/2019	Gamestop	1,600	7.9%	3/31/2017	Great Clips	1,200	5.9%
2.28	Tell City Shopping Center	8,000	29.6%	9/30/2018	Maurices	5,500	20.4%	7/31/2019	Shoe Show	3,500	13.0%	9/30/2020	Gamestop	1,600	5.9%
2.29	Newcastle Shopping Center	3,200	27.6%	9/30/2018	Anytime Fitness	3,000	25.9%	6/30/2020	Little Caesar’s	1,200	10.3%	4/30/2020	Check ‘N Go	1,200	10.3%
2.30	Wauseon Shopping Center	3,900	29.8%	1/31/2021	Gamestop	2,000	15.3%	9/30/2019	Wauseon Eye Care	1,600	12.2%	11/30/2022	Sally Beauty	1,600	12.2%
2.31	Pampa Shopping Center	8,000	49.5%	2/28/2019	Cato’s	4,160	25.7%	1/31/2021	Sally Beauty	1,600	9.9%	9/30/2020	GNC	1,500	9.3%
2.32	Keokuk Shopping Center	4,160	40.9%	1/31/2018	Gamestop	2,000	19.7%	3/31/2018	Radio Shack	1,600	15.7%	1/31/2018	Conn Communications	1,200	11.8%
2.33	Liberty Shopping Center	4,160	27.8%	1/31/2017	Sky Nails Spa	2,800	18.7%	3/31/2021	Gamestop	1,600	10.7%	8/31/2018	Pandora	1,600	10.7%
2.34	Perry Shopping Center	3,900	26.0%	10/31/2019	Payless Shoesource	2,800	18.7%	12/31/2016	Liquor Store	2,800	18.7%	10/31/2019	Proper Bowties and Bows	1,800	12.0%
3	Marriott Hilton Head Resort & Spa
4	Redwood MHC Portfolio
4.01	Camp Inn
4.02	Town & Country Estates
4.03	St. Clements Crossing
4.04	Algoma
4.05	Suburban Estates
4.06	Colonial Acres
4.07	Twenty Nine Pines
4.08	Evergreen Springs
4.09	Avalon
4.10	Lexington
4.11	Colonial Manor
4.12	Green Acres
4.13	Cedar Grove
4.14	Hunters Chase
4.15	Highland Bluff
4.16	Winter Paradise
4.17	Weststar
4.18	El Frontier
5	Centrepark East	16,886	5.6%	1/31/2022	Platform Specialty Products Corporation	13,698	4.5%	3/31/2023	Earthlink Carrier, LLC	13,543	4.5%	11/30/2022	Sonneborn Rutter Cooney & Smith, P.A.	11,738	3.9%
6	Moreno Valley Plaza	49,860	14.6%	5/31/2021	Fallas Paredes	24,161	7.1%	1/31/2022	Office Depot	22,768	6.7%	11/30/2019	Big Lots	19,000	5.6%
7	The Shops at Somerset Square	8,405	7.4%	1/31/2018	AnnTaylor	6,800	6.0%	8/31/2017	Max Fish Restaurant	6,749	5.9%	11/30/2017	Victoria’s Secret	6,241	5.5%
8	Causeway Plaza I, II & III	49,413	14.7%	11/30/2022	AT&T	45,339	13.5%	3/31/2019	Hub International Gulf South	36,484	10.9%	4/30/2023	Project Consulting Services	22,320	6.7%
9	Fairfield Inn & Suites Brooklyn
10	Gurnee Mills	201,439	12.0%	4/30/2019	Bass Pro Shops Outdoor	137,201	8.1%	8/31/2018	Macy’s	130,000	7.7%	1/31/2039	Kohl’s	111,675	6.6%
11	Aspen at Norman Student Housing
12	North Bay Center	42,480	45.8%	12/31/2027	Grocery Outlet	29,716	32.0%	4/30/2027	Panera	4,200	4.5%	2/28/2029	Leslie’s Poolmart	3,200	3.4%
13	Rio West Business Park	255,851	86.2%	4/30/2019	HotChalk Inc.	40,812	13.8%	8/31/2023
14	19066 Magnolia Street	38,764	75.3%	12/31/2032	Wells Fargo Home Mortgage	5,640	11.0%	10/31/2017	Joy Kataoloa and Ken Hardy	2,200	4.3%	10/31/2021	Albertos Mexican	1,460	2.8%
15	King’s Quarters at Jack Britt
16	101 Hudson Street	388,207	28.9%	3/31/2027	National Union Fire Insurance	271,533	20.2%	4/30/2018	Tullett Prebon Holdings Corp.	100,909	7.5%	11/30/2023	Jeffries LLC	62,763	4.7%
17	Jacksonville Medical Plaza	43,032	32.5%	8/31/2021	United States of America - VA	21,923	16.6%	9/8/2021	Memorial Healthcare Group	19,611	14.8%	1/31/2018	Total Renal Care (DaVita)	9,020	6.8%
18	2821 & 2851 S Parker Road	11,581	4.0%	12/31/2017	Cybertech Inc.	11,581	4.0%	7/31/2018	Denver Gold, LLC	11,581	4.0%	9/30/2020	Amazing Care Inc.	8,903	3.1%
19	381-383 Broadway	8,500	33.1%	5/31/2026	Sky Ting Yoga	3,500	13.6%	3/31/2021	DMA United	3,500	13.6%	9/30/2023	Jack Erwin	3,500	13.6%
20	Raytheon Building	110,680	100.0%	9/30/2021
21	1200 Wilshire Boulevard	27,489	27.8%	4/30/2023	Management Applied Programming, Inc. (MAP)	16,560	16.8%	1/31/2026	Wells Fargo Bank	5,741	5.8%	8/31/2017	Law Office of Alma Rosa Nieto	3,309	3.4%
22	Skillman MHC Portfolio
22.01	Flat Rock
22.02	Voyager Village
22.03	Woodlake
22.04	Spring Valley
22.05	Indian Village
23	Poplar Square Shopping Center	29,612	25.4%	1/31/2018	Jo-Ann Stores	19,980	17.1%	1/31/2021	Craft Warehouse	12,015	10.3%	3/31/2021	Phagan’s	7,960	6.8%
24	Mount Vernon Self Storage
25	Colonial Rivermead
26	Holiday Inn Milwaukee River
27	The Crossings of Decatur	29,919	21.8%	1/31/2018	PetSmart	20,087	14.6%	1/31/2018	Old Navy	15,000	10.9%	10/31/2017	Kirkland’s	7,600	5.5%
28	Courtyard LBJ Dallas
29	Whispering Woods Plaza	76,383	70.6%	11/30/2028	ST Turf Brownstown LLC	4,200	3.9%	5/31/2020	Wishbone	1,600	1.5%	6/30/2025	Subway	1,600	1.5%
30	The Centre at La Quinta I, II & III	30,000	37.6%	5/31/2019	Petsmart	19,107	23.9%	5/31/2020	Canton Bistro	3,840	4.8%	MTM	Payless Shoe Store	2,868	3.6%
31	Lapeer Pointe Plaza	31,650	25.6%	2/28/2027	Marshalls	22,000	17.8%	2/28/2026	Michaels	21,694	17.6%	2/28/2026	Pet Supplies Plus	9,773	7.9%
32	950 Herndon Parkway	9,164	10.0%	9/30/2017	Snyder, Clark, Lesch & Chung, LLP	6,196	6.7%	6/30/2018	AFG Group, Inc.	5,907	6.4%	8/31/2024	National Association of Landscape Professionals	5,567	6.1%
33	Arlington Owners, Inc.
34	Hampshire Highlands
35	Grand Plaza - TX	35,720	22.5%	1/31/2020	United Supermarkets	34,864	22.0%	1/31/2021	Bealls	29,708	18.7%	1/31/2019	Arnold Rents, Inc.	10,844	6.8%
36	Carrington Ridge
37	Mid Valley Plaza	21,142	19.8%	7/31/2019	Big 5	19,320	18.1%	1/31/2023	Everybody Fitness	10,960	10.3%	12/31/2020	Columbia Bank	10,331	9.7%
38	Gentry Apartments, Inc.
39	Mankato Place & Brett’s Building	9,664	6.6%	12/31/2018	The Underground Grill & Bar	9,664	6.6%	1/31/2021	Minnesota Workforce (DEED)	8,484	5.8%	6/30/2023	Minnesota Dept. of Health	7,529	5.1%
40	BJ’s Rotterdam	115,660	100.0%	2/28/2027
41	Hampton Inn Hartsville
42	Holiday Inn Webster
43	Springhill Suites Waco
44	14201-14291 East 4th Ave	10,399	8.4%	11/30/2021	McDivitt Law Firm	4,346	3.5%	12/31/2031	Resumes: On-Line, Inc	4,253	3.4%	7/31/2017	AccuData Market Research, Inc	3,356	2.7%
45	Morton-Barrow Owners Corp.
46	Westpark Office Park	22,767	24.2%	3/31/2024	The Benefit Compnay	21,928	23.3%	5/31/2022	Brock & Scott PLLC	8,633	9.2%	2/28/2018	Progressive Insurance	6,403	6.8%
47	Northland Mall	108,508	56.6%	1/31/2021	Pet Supplies Plus	11,148	5.8%	8/31/2017	Rogan’s Shoes	7,837	4.1%	11/30/2021	The Exclusive Company	5,732	3.0%
48	Marketplace at 18th	7,175	18.5%	9/1/2026	Modern Studios	5,833	15.0%	3/31/2021	Dickey’s BBQ	3,657	9.4%	9/30/2021	Mo Bettah	3,187	8.2%
49	High Meadow Cooperative No. 1, Inc.
50	50 Plaza Tenants Corp.
51	Short Pump Village	4,007	10.6%	11/30/2021	Noodle & Dumpling	3,487	9.3%	4/30/2026	Peter Chang’s	3,000	8.0%	12/31/2021	Halo Hair	1,968	5.2%
52	Fairfield Inn & Suites Aiken
53	Crown Garden Apartments
54	Best Western Market Center Dallas
55	Holiday Inn Express - Richmond Hill
56	Sunrise Lake Village Phase II	8,100	28.2%	7/31/2025	Kid ‘N Play Indoor Play	7,000	24.4%	6/30/2021	Plato’s Closet	3,300	11.5%	5/16/2021	First Am Title Insurance	3,163	11.0%
57	Highlander Hall Owners, Inc.
58	Harway Terrace, Inc.
59	Spanish Crossroads	26,000	35.0%	1/31/2020	Tuesday Morning	11,919	16.1%	1/31/2019	Plato’s Closet	8,271	11.1%	12/31/2019	Dollar General	8,000	10.8%
60	Walgreens Crawfordsville	14,259	100.0%	12/31/2079
61	Parham Road Self Storage
62	The Pointe	10,580	20.4%	9/30/2025	Timothy F. Kelly and Associates	5,300	10.2%	12/31/2020	Progressive Casualty Insurance Company	5,234	10.1%	5/31/2021	Aberdeen Ventures (Schererville Immediate Care)	5,150	9.9%
63	Walgreens - Macomb, MI	14,820	100.0%	3/31/2083
64	Cohen MHC Portfolio
64.01	Northstar MHC / Bel Air MHC
64.02	Edgeview Estates MHC
65	Walgreens Lakeville	14,820	100.0%	7/31/2080
66	Baldridge Commons	7,102	31.2%	11/30/2021	Samurai Asian Bistro	2,380	10.5%	1/31/2018	Cash Time Loans	1,836	8.1%	6/30/2018	Mariscos Camaron	1,600	7.0%
67	Michele Towers Inc.
68	Prince Tower Tenants Corp.
69	Paulding Exchange	23,500	44.0%	1/31/2022	Charles Lamb	6,250	11.7%	1/31/2026	Super Show Fireworks	4,830	9.0%	4/30/2021	Tao Lin	4,500	8.4%
70	Duke Self Storage
71	Northshore Plaza	3,718	36.5%	4/30/2023	Clarence L. Nabers and Tresa M. Nabers	2,491	24.5%	8/31/2024	Slamdot, Inc.	1,993	19.6%	2/29/2020	Eclipse Management, LLC d/b/a The Casual Pint	1,976	19.4%
72	310 East 49th Owners Corp.
73	109 Tenants Corp.
74	34-36 North Tenants Corp.
75	Chelsea Lofts Corp.
76	Dollar General St. Charles	9,026	100.0%	3/31/2031
77	Dollar General Decatur-Sunnyside	9,002	100.0%	4/30/2031
78	Dollar General Philo	9,026	100.0%	3/31/2031
79	Dollar General San Antonio	9,026	100.0%	3/31/2031
80	Dollar General Borger	9,100	100.0%	3/31/2031

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Exp. Date	5th Largest Tenant Name(6)(7)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)(9)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty
1	9 West 57th Street	12/31/2029	Tiger Global Management LLC	43,490	2.6%	7/31/2024	8/8/2016	8/5/2016				N	Y	Refinance	287,500	9,417,640	3,139,213	Cash
2	Walmart Shadow Anchored Portfolio	Various	Various	Various	Various	Various	Various	Various				N	Y	Refinance	218,304	682,795	136,559	Cash
2.01	Alice Shopping Center	1/31/2020	Sluggers Sports Bar	3,600	9.2%	1/31/2021	8/5/2016	8/8/2016				N	Y
2.02	Shawnee Shopping Center	8/31/2019	General Wireless	2,400	6.7%	8/31/2017	8/5/2016	8/8/2016				N	Y
2.03	Durant Shopping Center	1/31/2018	Radio Shack	2,400	7.5%	5/31/2023	8/5/2016	8/8/2016				N	Y
2.04	Radcliff Shopping Center	1/31/2020	Gamestop	2,000	5.4%	3/31/2018	8/8/2016	8/8/2016				N	Y
2.05	Mustang Shopping Center	7/31/2018	Valir Health	3,200	8.9%	12/31/2016	8/5/2016	8/8/2016				N	Y
2.06	Pineville Shopping Center	3/31/2021	Los Portales	3,200	9.9%	7/31/2017	8/8/2016	8/8/2016				N	Y
2.07	Yukon Shopping Center	1/31/2020	Credit Union Service Center	2,100	6.7%	10/31/2018	8/5/2016	8/8/2016				N	Y
2.08	Fort Dodge Shopping Center	12/31/2017	Gamestop	2,400	7.1%	7/31/2019	7/28/2016	8/8/2016				N	Y
2.09	Belton Shopping Center	1/31/2019	Gamestop	1,800	6.4%	7/31/2017	8/9/2016	8/8/2016				N	Y
2.10	Petal Shopping Center	11/30/2017	M & B’s Nail Salon	1,600	5.3%	12/31/2016	8/8/2016	8/8/2016				N	Y
2.11	Douglas Shopping Center	9/30/2021	Subway	1,600	5.0%	2/28/2018	8/8/2016	8/8/2016				N	Y
2.12	Boaz Shopping Center	12/31/2019	Juju Grill	1,800	6.5%	12/31/2016	8/8/2016	8/8/2016				N	Y
2.13	Zachary Shopping Center	1/31/2018	J & W Sleep Shop	4,000	13.5%	10/31/2017	8/8/2016	8/8/2016				N	Y
2.14	Plainview Shopping Center	10/31/2017	Sally Beauty	1,600	5.0%	6/30/2020	8/8/2016	8/8/2016				N	Y
2.15	Minden Shopping Center	4/30/2026	State Farm Insurance	1,600	5.9%	5/31/2017	8/5/2016	8/8/2016				N	Y
2.16	West Burlington Shopping Center	4/30/2021	Sally Beauty	1,600	6.1%	9/30/2019	8/8/2016	8/8/2016				N	Y
2.17	Pulaski Shopping Center	1/31/2019	Randstad	1,800	6.4%	1/31/2017	8/8/2016	8/8/2016				N	Y
2.18	Marshalltown Shopping Center	12/11/2018	Check Into Cash	1,600	7.0%	1/31/2019	8/8/2016	8/9/2016				N	Y
2.19	Bad Axe Shopping Center	3/31/2019	McKenzie Jewelers	1,600	5.6%	11/30/2020	8/5/2016	8/8/2016				N	Y
2.20	Ottumwa Shopping Center	1/31/2020	Armed Forces Career Ctr	1,600	7.2%	8/31/2017	7/28/2016	8/8/2016				N	Y
2.21	Tyler Shopping Center	6/30/2019	Check ‘N Go	1,600	4.5%	5/31/2018	8/8/2016	8/8/2016				N	Y
2.22	Oskaloosa Shopping Center	1/31/2018	Great Clips	1,600	7.7%	4/30/2023	7/28/2016	8/8/2016				N	Y
2.23	Shelbyville Shopping Center	5/31/2018	Shelbyville Family Dental, PC	1,600	11.3%	1/31/2019	8/8/2016	8/8/2016				N	Y
2.24	Alexandria Shopping Center	4/30/2018	Sports Plus Urban Wear	1,600	7.8%	7/31/2017	8/8/2016	8/8/2016				N	Y
2.25	La Junta Shopping Center	8/31/2018	Gobins	1,600	7.8%	10/31/2019	8/5/2016	8/8/2016				N	Y
2.26	St. John’s Shopping Center	2/28/2018	Advance America	1,500	5.0%	6/30/2017	8/5/2016	8/8/2016				N	Y
2.27	Newton Shopping Center	12/31/2018	Check ‘N Go	1,200	5.9%	2/28/2017	8/8/2016	8/10/2016				N	Y
2.28	Tell City Shopping Center	3/31/2018	La Nails	1,200	4.4%	6/30/2019	8/8/2016	8/8/2016				N	Y
2.29	Newcastle Shopping Center	1/31/2019	The Butcher’s Block	1,200	10.3%	1/31/2019	8/5/2016	8/8/2016				N	Y
2.30	Wauseon Shopping Center	1/31/2020	Biggby Coffee	1,600	12.2%	4/30/2023	8/8/2016	8/8/2016				N	Y
2.31	Pampa Shopping Center	9/30/2021	Niva Nails	900	5.6%	1/31/2019	8/8/2016	8/8/2016				N	Y
2.32	Keokuk Shopping Center	8/31/2020	T.J. Nails	1,200	11.8%	9/30/2017	8/8/2016	8/8/2016				N	Y
2.33	Liberty Shopping Center	3/31/2017					8/9/2016	8/8/2016				N	Y
2.34	Perry Shopping Center	5/31/2017	Domino’s Pizza	1,300	8.7%	11/30/2021	8/8/2016	8/8/2016				N	Y
3	Marriott Hilton Head Resort & Spa						9/13/2016	9/13/2016				N	Y	Refinance	0	1,037,750	98,833	Cash
4	Redwood MHC Portfolio						Various	Various				N	Y	Refinance	1,000,000	303,973	101,324	Cash
4.01	Camp Inn						8/11/2016	8/16/2016				N	Y
4.02	Town & Country Estates						8/15/2016	8/15/2016				N	Y
4.03	St. Clements Crossing						8/18/2016	8/18/2016				N	Y
4.04	Algoma						8/15/2016	8/16/2016				N	Y
4.05	Suburban Estates						8/18/2016	8/19/2016				N	Y
4.06	Colonial Acres						8/16/2016	8/16/2016				N	Y
4.07	Twenty Nine Pines						8/12/2016	8/15/2016				N	Y
4.08	Evergreen Springs						8/12/2016	8/17/2016				N	Y
4.09	Avalon						8/11/2016	8/12/2016				N	Y
4.10	Lexington						8/17/2016	8/18/2016				N	Y
4.11	Colonial Manor						8/16/2016	8/16/2016				N	Y
4.12	Green Acres						8/17/2016	8/17/2016				N	Y
4.13	Cedar Grove						8/15/2016	8/12/2016				N	Y
4.14	Hunters Chase						8/16/2016	8/15/2016				N	Y
4.15	Highland Bluff						8/17/2016	8/18/2016				N	Y
4.16	Winter Paradise						8/11/2016	8/15/2016				N	Y
4.17	Weststar						8/15/2016	8/12/2016				N	Y
4.18	El Frontier						8/15/2016	8/16/2016				N	Y
5	Centrepark East	4/30/2021	Leo A. Daly Company	11,582	3.8%	5/5/2022	9/20/2016	9/20/2016				N	Y	Acquisition	2,375	0	68,243	Cash
6	Moreno Valley Plaza	6/30/2019	Harbor Freight Tools USA Inc.	15,280	4.5%	4/15/2022	9/20/2016	9/21/2016		9/21/2016	10.0%	N	Y	Refinance	173,937	172,028	34,406	Cash
7	The Shops at Somerset Square	1/31/2020	Cafe Max	5,502	4.8%	11/30/2019	8/22/2016	9/13/2016				N	Y	Acquisition	0	71,596	71,596	Cash
8	Causeway Plaza I, II & III	3/31/2022	Cannon Cochran Management Services Inc.	22,147	6.6%	8/31/2025	9/22/2016	9/23/2016				N	Y	Refinance	0	439,678	39,971	Cash
9	Fairfield Inn & Suites Brooklyn						9/22/2016	9/1/2016				N	Y	Refinance	16,025	29,182	4,864	Cash
10	Gurnee Mills	9/2/2024	Floor and Décor	105,248	6.3%	9/30/2026	8/26/2016	8/26/2016				N	Y	Refinance	0	0	Springing
11	Aspen at Norman Student Housing						10/29/2015	10/29/2015				N	Y	Acquisition	0	59,180	29,590	Cash
12	North Bay Center	12/31/2018	Pacific Dental Services	2,336	2.5%	9/28/2025	9/2/2016	9/9/2016		9/8/2016	18.0%	N	Y	Refinance	0	0	11,895	Cash
13	Rio West Business Park						9/27/2016	9/27/2016				N	Y	Refinance	0	182,180	91,090	Cash
14	19066 Magnolia Street	1/18/2019					9/27/2016	3/25/2016		9/27/2016	15.0%	N	Y	Refinance	55,200	16,008	8,004	Cash
15	King’s Quarters at Jack Britt						8/18/2016	8/18/2016				N	Y	Acquisition	0	78,755	26,252	Cash
16	101 Hudson Street	6/30/2023	First Data Corporation	54,669	4.1%	5/31/2026	8/26/2016	8/30/2016				N	Y	Refinance	104,000	0	Springing
17	Jacksonville Medical Plaza	7/4/2026	First Coast Heart & Vascular Center	7,745	5.9%	9/30/2020	10/5/2016	10/5/2016				N	Y	Refinance	1,875	0	19,650	Cash
18	2821 & 2851 S Parker Road	MTM	iQuantified Management Services	6,856	2.4%	4/30/2019	6/28/2016	7/5/2016				N	Y	Refinance	252,100	126,706	25,341	Cash
19	381-383 Broadway	10/31/2018	Lovelive T.V. US	3,500	13.6%	9/30/2019	6/28/2016	6/24/2016				N	Y	Refinance	40,625	41,404	13,801	Cash
20	Raytheon Building						8/17/2016	8/17/2016				N	Y	Refinance	0	0	Springing
21	1200 Wilshire Boulevard	7/31/2019	Felix Canout	3,079	3.1%	8/31/2018	9/21/2016	9/21/2016		10/9/2016	18.0%	N	Y	Refinance	0	41,412	20,706	Cash
22	Skillman MHC Portfolio						11/2/2016	10/28/2016				N	Y	Refinance	20,625	108,515	17,225	Cash
22.01	Flat Rock						11/2/2016	10/28/2016				N	Y
22.02	Voyager Village						11/2/2016	10/28/2016				N	Y
22.03	Woodlake						11/2/2016	10/28/2016				N	Y
22.04	Spring Valley						11/2/2016	10/28/2016				N	Y
22.05	Indian Village						11/2/2016	10/28/2016				N	Y
23	Poplar Square Shopping Center	8/30/2017	Guadalajara	7,150	6.1%	MTM	10/17/2016	9/15/2016		9/7/2016	5.0%	N	Y	Refinance	23,180	12,987	12,987	Cash
24	Mount Vernon Self Storage						10/13/2016	10/14/2016				N	Y	Acquisition	13,873	0	8,091	Cash
25	Colonial Rivermead						7/14/2016	7/14/2016				N	Y	Acquisition	0	99,402	33,134	Cash
26	Holiday Inn Milwaukee River						8/31/2016	8/22/2016				N	Y	Refinance	0	76,830	15,366	Cash
27	The Crossings of Decatur	1/31/2020	Fulin’s Asian Cuisine	6,400	4.7%	9/30/2018	7/29/2016	7/29/2016				N	Y	Acquisition	33,856	0	8,975	Cash
28	Courtyard LBJ Dallas						10/11/2016	10/10/2016				N	Y	Refinance	0	43,046	14,349	Cash
29	Whispering Woods Plaza	3/31/2017	Chinese Peking	1,525	1.4%	10/30/2021	9/22/2016	9/22/2016				N	Y	Refinance	28,969	63,672	15,160	Cash
30	The Centre at La Quinta I, II & III	4/30/2018	Maxcy’s Grill	2,700	3.4%	6/30/2026	8/30/2016	8/26/2016		8/30/2016	12.0%	N	Y	Acquisition/Refinance	11,000	179,069	17,907	Cash
31	Lapeer Pointe Plaza	2/28/2017	Dollar Tree	9,450	7.7%	1/31/2019	7/31/2015	6/10/2015				N	Y	Refinance	0	19,333	6,444	Cash
32	950 Herndon Parkway	4/30/2017	IMT Holdings, Corp	5,527	6.0%	7/31/2023	9/14/2016	9/14/2016				N	Y	Refinance	124,563	17,124	17,124	Cash
33	Arlington Owners, Inc.						10/14/2016	10/14/2016				N	Y	Refinance	0	0	Springing
34	Hampshire Highlands						9/26/2016	9/26/2016				N	Y	Refinance	0	101,313	25,328	Cash
35	Grand Plaza - TX	4/30/2019	Dollar Tree	8,450	5.3%	11/30/2017	8/26/2016	9/1/2016				N	Y	Refinance	0	65,850	6,585; Springing	Cash
36	Carrington Ridge						7/26/2016	7/25/2016				N	Y	Refinance	7,006	3,566	891	Cash
37	Mid Valley Plaza	2/28/2020	Gen X Clothing	10,197	9.6%	3/31/2018	3/30/2016	3/3/2016		3/1/2016	12.0%	N	Y	Refinance	0	74,652	12,442	Cash
38	Gentry Apartments, Inc.						9/19/2016	9/16/2016				N	Y	Refinance	0	0	Springing
39	Mankato Place & Brett’s Building	9/30/2019	FPX LLC	7,501	5.1%	2/28/2020	8/2/2016	8/5/2016				N	Y	Refinance	106,250	50,750	25,375	Cash
40	BJ’s Rotterdam						2/5/2015	2/4/2015				N	Y	Acquisition	0	0	Springing
41	Hampton Inn Hartsville						9/21/2016	9/21/2016				N	Y	Refinance	0	113,174	10,289	Cash
42	Holiday Inn Webster						9/14/2016	9/14/2016				N	Y	Acquisition	0	166,513	14,417	Cash
43	Springhill Suites Waco						9/23/2016	9/22/2016				N	Y	Refinance	0	162,637	17,249	Cash
44	14201-14291 East 4th Ave	5/31/2019	Discovery Research Group of Utah, Inc	3,297	2.7%	12/31/2017	9/2/2016	9/6/2016				N	Y	Refinance	50,625	60,289	10,048	Cash
45	Morton-Barrow Owners Corp.						6/28/2016	8/29/2016	10/24/2016			N	Y	Refinance	0	0	Springing
46	Westpark Office Park	3/31/2020	Walgreens	4,172	4.4%	6/30/2018	7/21/2016	7/21/2016				N	Y	Acquisition	0	0	14,370	Cash
47	Northland Mall	MTM	China Buffet	5,034	2.6%	6/30/2026	9/21/2016	9/21/2016				N	Y	Refinance	82,975	126,195	10,926	Cash
48	Marketplace at 18th	5/31/2018	Check$mart	1,926	5.0%	1/31/2017	9/2/2016	9/2/2016	10/13/2016	9/2/2016	9.0%	N	Y	Refinance	0	9,737	9,737	Cash
49	High Meadow Cooperative No. 1, Inc.						10/5/2016	10/4/2016				N	Y	Refinance	0	0	Springing
50	50 Plaza Tenants Corp.						10/25/2016	10/25/2016				N	Y	Refinance	0	78,842	26,281	Cash
51	Short Pump Village	6/30/2017	East Massage	1,936	5.1%	3/31/2021	8/18/2016	8/18/2016				N	Y	Refinance	0	35,418	5,903	Cash
52	Fairfield Inn & Suites Aiken						8/3/2016	8/3/2016				N	Y	Refinance	0	67,484	6,135	Cash
53	Crown Garden Apartments						9/9/2016	9/6/2016				N	Y	Acquisition	4,563	126,204	10,927	Cash
54	Best Western Market Center Dallas						9/15/2016	9/15/2016				N	Y	Refinance	12,875	103,138	8,930	Cash
55	Holiday Inn Express - Richmond Hill						8/12/2016	8/12/2016				N	Y	Refinance	0	0	2,489	Cash
56	Sunrise Lake Village Phase II	5/31/2021	Meador Staffing	1,800	6.3%	4/30/2021	6/29/2016	6/29/2016				N	Y	Acquisition	0	61,504	7,688	Cash
57	Highlander Hall Owners, Inc.						10/14/2016	10/13/2016				N	Y	Refinance	0	45,377	22,689	Cash
58	Harway Terrace, Inc.						4/15/2016	4/13/2016				N	Y	Refinance	0	443,923	97,927	Cash
59	Spanish Crossroads	6/30/2020	Pescaraz, LLC	6,489	8.7%	6/30/2025	8/26/2016	9/15/2016				N	Y	Refinance	452,375	67,310	6,731; Springing	Cash
60	Walgreens Crawfordsville						9/7/2016	9/8/2016				N	N	Acquisition	0	0	Springing
61	Parham Road Self Storage						8/30/2016	8/29/2016				N	Y	Acquisition	33,741	0	2,806	Cash
62	The Pointe	7/31/2018	Life Strategies, LLC	4,554	8.8%	7/31/2020	9/13/2016	9/14/2016				N	Y	Acquisition	6,625	9,662	9,202	Cash
63	Walgreens - Macomb, MI						8/10/2016	8/24/2016				N	N	Acquisition	0	0	Springing
64	Cohen MHC Portfolio						9/14/2016	9/14/2016				N	Y	Refinance	0	65,306	12,439	Cash
64.01	Northstar MHC / Bel Air MHC						9/14/2016	9/14/2016				N	Y
64.02	Edgeview Estates MHC						9/14/2016	9/14/2016				N	Y
65	Walgreens Lakeville						9/8/2016	9/9/2016				N	N	Acquisition	0	0	Springing
66	Baldridge Commons	8/31/2018	Rebel Ink Tattoo	1,600	7.0%	10/31/2017	10/5/2016	10/5/2016				N	Y	Refinance	0	5,852	5,574	Cash
67	Michele Towers Inc.						9/21/2016	9/22/2016				N	Y	Refinance	0	0	Springing
68	Prince Tower Tenants Corp.						8/12/2016	8/12/2016				N	Y	Refinance	0	0	Springing
69	Paulding Exchange	11/30/2026	The Bicycle Shoppe	3,200	6.0%	10/31/2018	9/23/2016	9/23/2016				N	Y	Acquisition	6,250	4,854	4,854	Cash
70	Duke Self Storage						7/28/2016	7/26/2016				N	Y	Acquisition	31,169	2,625	1,250	Cash
71	Northshore Plaza	4/30/2022					8/25/2016	8/25/2016				N	Y	Acquisition	0	18,645	1,776	Cash
72	310 East 49th Owners Corp.						10/13/2016	10/13/2016				N	Y	Refinance	0	0	Springing
73	109 Tenants Corp.						10/7/2016	10/6/2016				N	Y	Refinance	0	0	Springing
74	34-36 North Tenants Corp.						9/28/2016	9/28/2016				N	Y	Refinance	0	12,250	12,250	Cash
75	Chelsea Lofts Corp.						9/30/2016	9/29/2016				N	Y	Refinance	0	0	Springing
76	Dollar General St. Charles						3/28/2016	3/28/2016				N	Y	Acquisition	0	0	2,729	Cash
77	Dollar General Decatur-Sunnyside						5/11/2016	5/11/2016				N	Y	Acquisition	0	4,000	333	Cash
78	Dollar General Philo						3/28/2016	3/28/2016				N	Y	Acquisition	0	16,924	1,692	Cash
79	Dollar General San Antonio						4/11/2016	4/13/2016				N	Y	Acquisition	0	4,000	333	Cash
80	Dollar General Borger						4/11/2016	4/11/2016				N	Y	Acquisition	0	4,000	333	Cash

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(10)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)
1	9 West 57th Street	264,333	88,111	Cash		0	61,615	2,500,000	Cash		25,000,000
2	Walmart Shadow Anchored Portfolio	150,051	12,504	Cash		0	14,692	Beginning with the first Replacement Reserve (Monthly) amount in the fourth year after the Closing Date, the Replacement Reserve Cap will be $528,915	Cash		850,000
2.01	Alice Shopping Center
2.02	Shawnee Shopping Center
2.03	Durant Shopping Center
2.04	Radcliff Shopping Center
2.05	Mustang Shopping Center
2.06	Pineville Shopping Center
2.07	Yukon Shopping Center
2.08	Fort Dodge Shopping Center
2.09	Belton Shopping Center
2.10	Petal Shopping Center
2.11	Douglas Shopping Center
2.12	Boaz Shopping Center
2.13	Zachary Shopping Center
2.14	Plainview Shopping Center
2.15	Minden Shopping Center
2.16	West Burlington Shopping Center
2.17	Pulaski Shopping Center
2.18	Marshalltown Shopping Center
2.19	Bad Axe Shopping Center
2.20	Ottumwa Shopping Center
2.21	Tyler Shopping Center
2.22	Oskaloosa Shopping Center
2.23	Shelbyville Shopping Center
2.24	Alexandria Shopping Center
2.25	La Junta Shopping Center
2.26	St. John’s Shopping Center
2.27	Newton Shopping Center
2.28	Tell City Shopping Center
2.29	Newcastle Shopping Center
2.30	Wauseon Shopping Center
2.31	Pampa Shopping Center
2.32	Keokuk Shopping Center
2.33	Liberty Shopping Center
2.34	Perry Shopping Center
3	Marriott Hilton Head Resort & Spa	203,170	32,249	Cash		0	138,910	0	Cash		0
4	Redwood MHC Portfolio	0	Springing			0	16,757	804,340	Cash		0
4.01	Camp Inn
4.02	Town & Country Estates
4.03	St. Clements Crossing
4.04	Algoma
4.05	Suburban Estates
4.06	Colonial Acres
4.07	Twenty Nine Pines
4.08	Evergreen Springs
4.09	Avalon
4.10	Lexington
4.11	Colonial Manor
4.12	Green Acres
4.13	Cedar Grove
4.14	Hunters Chase
4.15	Highland Bluff
4.16	Winter Paradise
4.17	Weststar
4.18	El Frontier
5	Centrepark East	48,880	23,276	Cash		0	5,068	0	Cash		1,500,000
6	Moreno Valley Plaza	40,147	6,691	Cash		0	4,831	0	Cash		500,000
7	The Shops at Somerset Square	0	Springing			0	2,519; Springing	60,444	Cash		0
8	Causeway Plaza I, II & III	0	Springing			0	5,872	0	Cash		0
9	Fairfield Inn & Suites Brooklyn	61,318	4,717	Cash		0	See Footnote (10)	0	Cash		0
10	Gurnee Mills	0	Springing			0	Springing	0			0
11	Aspen at Norman Student Housing	38,283	7,657	Cash		0	5,700	0	Cash		0
12	North Bay Center	0	Springing			0	1,933; Springing	46,382	Cash		0
13	Rio West Business Park	0	Springing			200,000	4,944; Springing	200,000	Cash		1,600,000
14	19066 Magnolia Street	0	Springing			0	857; Springing	30,852	Cash		200,000
15	King’s Quarters at Jack Britt	10,953	3,651	Cash		0	5,250	0	Cash		0
16	101 Hudson Street	0	Springing			0	Springing	0			0
17	Jacksonville Medical Plaza	58,789	9,332	Cash		0	2,205	0	Cash		501,000
18	2821 & 2851 S Parker Road	29,212	2,434	Cash		116,627	4,859	116,627	Cash		437,354
19	381-383 Broadway	5,717	1,906	Cash		1,615,111	386	0	Cash		898,485
20	Raytheon Building	0	Springing			0	1,845	0	Cash		0
21	1200 Wilshire Boulevard	29,890	2,989	Cash		0	2,008; Springing	72,270	Cash		0
22	Skillman MHC Portfolio	40,177	4,252	Cash		0	2,936	0	Cash		0
22.01	Flat Rock
22.02	Voyager Village
22.03	Woodlake
22.04	Spring Valley
22.05	Indian Village
23	Poplar Square Shopping Center	0	Springing			0	2,580; Springing	61,920	Cash		0
24	Mount Vernon Self Storage	12,591	999	Cash		0	930	0	Cash		0
25	Colonial Rivermead	0	Springing			200,000	2,025	97,200	Cash		0
26	Holiday Inn Milwaukee River	30,015	3,752	Cash		0	21,118	0	Cash		0
27	The Crossings of Decatur	5,702	2,851	Cash		0	2,233; Springing	100,000	Cash		200,000
28	Courtyard LBJ Dallas	14,659	4,886	Cash		0	greater of (i) 1/12 of 4% of gross room revenues, and (ii) any amount required to be reserved under the franchise agreement for FF&E work	0	Cash		0
29	Whispering Woods Plaza	0	Springing			25,000	2,344	0	Cash		25,000
30	The Centre at La Quinta I, II & III	27,758	2,776	Cash		0	1,130	0	Cash		100,000
31	Lapeer Pointe Plaza	4,875	1,625	Cash		0	1,811	43,464	Cash		5,312,570
32	950 Herndon Parkway	5,306	1,769	Cash		0	1,529	0	Cash		1,230,000
33	Arlington Owners, Inc.	0	Springing			0	0	0			0
34	Hampshire Highlands	11,721	1,066	Cash		0	1,688	0	Cash		0
35	Grand Plaza - TX	18,768	2,346	Cash		0	2,644	0	Cash		0
36	Carrington Ridge	9,261	926	Cash		0	1,688	0	Cash		0
37	Mid Valley Plaza	0	Springing			0	4,136; Springing	99,268	Cash		0
38	Gentry Apartments, Inc.	0	Springing			0	0	0			0
39	Mankato Place & Brett’s Building	39,294	3,275	Cash		0	1,828	0	Cash		200,000
40	BJ’s Rotterdam	0	Springing			0	0	0			0
41	Hampton Inn Hartsville	5,646	1,076	Cash		0	8,841	500,000	Cash		0
42	Holiday Inn Webster	18,730	8,919	Cash		0	11,042	0	Cash		0
43	Springhill Suites Waco	0	Springing			0	9,296	0	Cash		0
44	14201-14291 East 4th Ave	13,469	1,036	Cash		315,000	2,582	0	Cash		185,000
45	Morton-Barrow Owners Corp.	0	Springing			0	0	0			0
46	Westpark Office Park	3,449	1,150	Cash		50,000	1,571	0	Cash		150,000
47	Northland Mall	18,887	1,799	Cash		0	4,636	0	Cash		0
48	Marketplace at 18th	7,392	672	Cash		0	647	23,289	Cash		100,000
49	High Meadow Cooperative No. 1, Inc.	0	Springing			0	0	0			0
50	50 Plaza Tenants Corp.	0	Springing			0	0	0			0
51	Short Pump Village	10,116	843	Cash		0	941	100,000	Cash		100,000
52	Fairfield Inn & Suites Aiken	8,052	2,013	Cash		0	greater of (i) 1/12 of 4% of gross room revenues, and (ii) any amount required to be reserved under the franchise agreement for FF&E work	0	Cash		0
53	Crown Garden Apartments	29,807	4,055	Cash		0	3,500	0	Cash		0
54	Best Western Market Center Dallas	38,892	3,704	Cash		0	6,760	0	Cash		0
55	Holiday Inn Express - Richmond Hill	13,656	1,858	Cash		0	5,621	0	Cash		0
56	Sunrise Lake Village Phase II	3,450	690	Cash		0	360	21,557	Cash		0
57	Highlander Hall Owners, Inc.	0	Springing			0	0	0			0
58	Harway Terrace, Inc.	0	Springing			0	0	0			0
59	Spanish Crossroads	13,272	1,659	Cash		0	1,237	0	Cash		0
60	Walgreens Crawfordsville	0	Springing			0	Springing	0			0
61	Parham Road Self Storage	3,816	303	Cash		0	576	0	Cash		0
62	The Pointe	5,995	952	Cash		0	864	0	Cash		0
63	Walgreens - Macomb, MI	0	Springing			0	Springing	0			0
64	Cohen MHC Portfolio	5,012	955	Cash		0	1,254	0	Cash		0
64.01	Northstar MHC / Bel Air MHC
64.02	Edgeview Estates MHC
65	Walgreens Lakeville	0	Springing			0	Springing	0			0
66	Baldridge Commons	0	Springing			0	284	0	Cash		0
67	Michele Towers Inc.	0	Springing			0	0	0			0
68	Prince Tower Tenants Corp.	0	Springing			0	0	0			0
69	Paulding Exchange	834	834	Cash		0	1,868	0	Cash		0
70	Duke Self Storage	630	300	Cash		0	559	0	Cash		0
71	Northshore Plaza	1,046	332	Cash		0	127	0	Cash		0
72	310 East 49th Owners Corp.	0	Springing			0	0	0			0
73	109 Tenants Corp.	0	Springing			0	0	0			0
74	34-36 North Tenants Corp.	0	Springing			0	0	0			0
75	Chelsea Lofts Corp.	0	Springing			0	0	0			0
76	Dollar General St. Charles	0	Springing			0	0	0			0
77	Dollar General Decatur-Sunnyside	0	Springing			0	0	0			0
78	Dollar General Philo	0	Springing			0	0	0			0
79	Dollar General San Antonio	0	Springing			0	0	0			0
80	Dollar General Borger	0	Springing			0	0	0			0

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(7)	Other Escrow I (Initial) ($)(4)	Other Escrow I (Monthly) ($)(11)	Other Escrow I Cap ($)
1	9 West 57th Street	Springing	25,000,000	Cash		0	0			Outstanding TI/LC Reserve	13,061,790	0	0
2	Walmart Shadow Anchored Portfolio	80,806	Beginning with the first TI/LC Reserve (Monthly) amount in the fourth year after the Closing Date, the TI/LC Reserve Cap will be $2,909,034	Cash		0	0			Tell City Engineering Reserve	129,000	0	0
2.01	Alice Shopping Center
2.02	Shawnee Shopping Center
2.03	Durant Shopping Center
2.04	Radcliff Shopping Center
2.05	Mustang Shopping Center
2.06	Pineville Shopping Center
2.07	Yukon Shopping Center
2.08	Fort Dodge Shopping Center
2.09	Belton Shopping Center
2.10	Petal Shopping Center
2.11	Douglas Shopping Center
2.12	Boaz Shopping Center
2.13	Zachary Shopping Center
2.14	Plainview Shopping Center
2.15	Minden Shopping Center
2.16	West Burlington Shopping Center
2.17	Pulaski Shopping Center
2.18	Marshalltown Shopping Center
2.19	Bad Axe Shopping Center
2.20	Ottumwa Shopping Center
2.21	Tyler Shopping Center
2.22	Oskaloosa Shopping Center
2.23	Shelbyville Shopping Center
2.24	Alexandria Shopping Center
2.25	La Junta Shopping Center
2.26	St. John’s Shopping Center
2.27	Newton Shopping Center
2.28	Tell City Shopping Center
2.29	Newcastle Shopping Center
2.30	Wauseon Shopping Center
2.31	Pampa Shopping Center
2.32	Keokuk Shopping Center
2.33	Liberty Shopping Center
2.34	Perry Shopping Center
3	Marriott Hilton Head Resort & Spa	0	0			0	0			Seasonality Reserve	3,630,000	Springing	3,630,000
4	Redwood MHC Portfolio	0	0			0	0			Michigan Cap Ex Reserve	900,000	0	0
4.01	Camp Inn
4.02	Town & Country Estates
4.03	St. Clements Crossing
4.04	Algoma
4.05	Suburban Estates
4.06	Colonial Acres
4.07	Twenty Nine Pines
4.08	Evergreen Springs
4.09	Avalon
4.10	Lexington
4.11	Colonial Manor
4.12	Green Acres
4.13	Cedar Grove
4.14	Hunters Chase
4.15	Highland Bluff
4.16	Winter Paradise
4.17	Weststar
4.18	El Frontier
5	Centrepark East	25,342	0	Cash		0	0			Outstanding TI/LC Funds	284,042	0	0
6	Moreno Valley Plaza	14,615	0	Cash		0	0			Free Rent	92,681	0	0
7	The Shops at Somerset Square	12,349	444,549	Cash		0	0			Tenant Specific TILC Reserve	50,000	0	0
8	Causeway Plaza I, II & III	41,946	1,500,000	Cash		0	0			Tenant Specific TILC Reserve	508,725	0	0
9	Fairfield Inn & Suites Brooklyn	0	0			0	0			PIP Reserve	1,200,000	Springing	0
10	Gurnee Mills	Springing	0			0	0				0	0	0
11	Aspen at Norman Student Housing	0	0			0	0				0	0	0
12	North Bay Center	5,566	133,579	Cash		0	0				0	0	0
13	Rio West Business Park	Springing	3,300,000	Cash		0	0			American Airlines Lease Renewal Reserve	2,200,000	0	0
14	19066 Magnolia Street	1,703	200,000	Cash		0	0			Healthcare Partners, LLC TILC Reserve	2,425,840	0	0
15	King’s Quarters at Jack Britt	0	0			0	0				0	0	0
16	101 Hudson Street	Springing	0			0	0			Rent Concession Reserve	2,779,153	0	0
17	Jacksonville Medical Plaza	11,025	0	Cash		0	0			Tenant Improvement Funds	15,500	0	0
18	2821 & 2851 S Parker Road	12,149	437,354	Cash		0	0				0	0	0
19	381-383 Broadway	5,684	0	Cash		0	0			Free Rent Reserve	481,875	0	0
20	Raytheon Building	4,612	0	Cash		0	0			Springing Renewal LOC Reserve	0	Springing	0
21	1200 Wilshire Boulevard	12,045; Springing	433,620	Cash		0	0			MAP TILC/Rent Concession Reserve	459,279	0	0
22	Skillman MHC Portfolio	0	0			0	0			Ground Rent Fund	250	250	0
22.01	Flat Rock
22.02	Voyager Village
22.03	Woodlake
22.04	Spring Valley
22.05	Indian Village
23	Poplar Square Shopping Center	6,510	190,056	Cash		0	0			Major Tenant Springing Reserve	0	Springing	0
24	Mount Vernon Self Storage	0	0			0	0				0	0	0
25	Colonial Rivermead	0	0			0	0			Environmental Insurance Premium Reserve	28,184	0	0
26	Holiday Inn Milwaukee River	0	0			0	0			PIP Reserve	625,000	0	0
27	The Crossings of Decatur	11,167; Springing	500,000	Cash		0	0			Ross Rollover Reserve	350,000	0	0
28	Courtyard LBJ Dallas	0	0			0	0			Seasonality Reserve	50,000	See Footnote (11)	70,000
29	Whispering Woods Plaza	4,507	300,000	Cash		0	0				0	0	0
30	The Centre at La Quinta I, II & III	6,650	260,000	Cash		0	0			Outstanding TI/LC & Free Rent Reserve	17,674	0	0
31	Lapeer Pointe Plaza	4,794	115,039	Cash		0	0				0	0	0
32	950 Herndon Parkway	9,937	0	Cash		0	0			Free Rent Reserve	115,855	0	0
33	Arlington Owners, Inc.	0	0			0	0			Collateral Security Agreement for Capital Improvements	1,000,000	0	0
34	Hampshire Highlands	0	0			0	0				0	0	0
35	Grand Plaza - TX	8,906; Springing	300,000	Cash		0	0				0	0	0
36	Carrington Ridge	0	0			0	0				0	0	0
37	Mid Valley Plaza	4,856	174,800	Cash		0	0				0	0	0
38	Gentry Apartments, Inc.	0	0			0	0			Collateral Security Agreement for Maintenance Arrears	275,000	0	0
39	Mankato Place & Brett’s Building	8,976	450,000	Cash		0	0			GSA Reduced Rent	64,583	0	0
40	BJ’s Rotterdam	0	0			0	0				0	0	0
41	Hampton Inn Hartsville	0	0			0	0				0	0	0
42	Holiday Inn Webster	0	0			0	0			PIP Reserve Funds	279,500	0	0
43	Springhill Suites Waco	0	0			0	0				0	0	0
44	14201-14291 East 4th Ave	5,731; Springing	185,000	Cash		0	0			Outstanding TI Allowance	165,514	0	0
45	Morton-Barrow Owners Corp.	0	0			0	0				0	0	0
46	Westpark Office Park	5,110	0	Cash		0	0				0	0	0
47	Northland Mall	7,993	0	Cash		0	0				0	0	0
48	Marketplace at 18th	2,973	250,000	Cash		0	0			5.11 Tactical TILC Reserve	83,297	0	0
49	High Meadow Cooperative No. 1, Inc.	0	0			0	0			Collateral Security Agreement for Capital Improvements	750,000	0	0
50	50 Plaza Tenants Corp.	0	0			0	0			Collateral Security Agreement for Capital Improvements	1,400,000	0	0
51	Short Pump Village	3,767	150,000	Cash		0	0			Napa TI Reserve	50,000	0	0
52	Fairfield Inn & Suites Aiken	0	0			0	0			Seasonality Reserve	51,506	Springing	51,506
53	Crown Garden Apartments	0	0			0	0			Required Renovations Fund	590,000	0	0
54	Best Western Market Center Dallas	0	0			0	0			PIP Reserve Funds	115,429	0	0
55	Holiday Inn Express - Richmond Hill	0	0			0	0				0	0	0
56	Sunrise Lake Village Phase II	2,395	143,710	Cash		0	0				0	0	0
57	Highlander Hall Owners, Inc.	0	0			0	0				0	0	0
58	Harway Terrace, Inc.	0	0			0	0			Collateral Security Agreement for Capital Improvements	3,000,000	0	0
59	Spanish Crossroads	4,805; Springing	200,000	Cash		0	0				0	0	0
60	Walgreens Crawfordsville	0	0			0	0				0	0	0
61	Parham Road Self Storage	0	0			0	0				0	0	0
62	The Pointe	4,167	250,000	Cash		0	0			Free Rent Reserve Funds	9,824	0	0
63	Walgreens - Macomb, MI	Springing	0			0	0				0	0	0
64	Cohen MHC Portfolio	0	0			0	0				0	0	0
64.01	Northstar MHC / Bel Air MHC
64.02	Edgeview Estates MHC
65	Walgreens Lakeville	0	0			0	0				0	0	0
66	Baldridge Commons	1,876	65,000	Cash		0	0				0	0	0
67	Michele Towers Inc.	0	0			0	0				0	0	0
68	Prince Tower Tenants Corp.	0	0			0	0				0	0	0
69	Paulding Exchange	2,669	0	Cash		0	0			Free Rent Reserve ($18,540); Office Max Required Repairs Reserve ($10,625)	29,165	0	0
70	Duke Self Storage	0	0			0	0				0	0	0
71	Northshore Plaza	848	0	Cash		0	0				0	0	0
72	310 East 49th Owners Corp.	0	0			0	0				0	0	0
73	109 Tenants Corp.	0	0			0	0				0	0	0
74	34-36 North Tenants Corp.	0	0			0	0				0	0	0
75	Chelsea Lofts Corp.	0	0			0	0				0	0	0
76	Dollar General St. Charles	0	0			0	0				0	0	0
77	Dollar General Decatur-Sunnyside	0	0			0	0				0	0	0
78	Dollar General Philo	0	0			0	0				0	0	0
79	Dollar General San Antonio	0	0			0	0				0	0	0
80	Dollar General Borger	0	0			0	0				0	0	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(7)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC
1	9 West 57th Street	Cash		Free Rent Reserve	16,462,228	0	0	Cash
2	Walmart Shadow Anchored Portfolio	Cash		Ground Lease Reserve	8,216	Springing	8,216	Cash
2.01	Alice Shopping Center
2.02	Shawnee Shopping Center
2.03	Durant Shopping Center
2.04	Radcliff Shopping Center
2.05	Mustang Shopping Center
2.06	Pineville Shopping Center
2.07	Yukon Shopping Center
2.08	Fort Dodge Shopping Center
2.09	Belton Shopping Center
2.10	Petal Shopping Center
2.11	Douglas Shopping Center
2.12	Boaz Shopping Center
2.13	Zachary Shopping Center
2.14	Plainview Shopping Center
2.15	Minden Shopping Center
2.16	West Burlington Shopping Center
2.17	Pulaski Shopping Center
2.18	Marshalltown Shopping Center
2.19	Bad Axe Shopping Center
2.20	Ottumwa Shopping Center
2.21	Tyler Shopping Center
2.22	Oskaloosa Shopping Center
2.23	Shelbyville Shopping Center
2.24	Alexandria Shopping Center
2.25	La Junta Shopping Center
2.26	St. John’s Shopping Center
2.27	Newton Shopping Center
2.28	Tell City Shopping Center
2.29	Newcastle Shopping Center
2.30	Wauseon Shopping Center
2.31	Pampa Shopping Center
2.32	Keokuk Shopping Center
2.33	Liberty Shopping Center
2.34	Perry Shopping Center
3	Marriott Hilton Head Resort & Spa	Cash			0	0	0
4	Redwood MHC Portfolio	Cash		Manufactured Homes Reserve	1,000,000	0	0	Cash
4.01	Camp Inn
4.02	Town & Country Estates
4.03	St. Clements Crossing
4.04	Algoma
4.05	Suburban Estates
4.06	Colonial Acres
4.07	Twenty Nine Pines
4.08	Evergreen Springs
4.09	Avalon
4.10	Lexington
4.11	Colonial Manor
4.12	Green Acres
4.13	Cedar Grove
4.14	Hunters Chase
4.15	Highland Bluff
4.16	Winter Paradise
4.17	Weststar
4.18	El Frontier
5	Centrepark East	Cash		CTC Capital Expenditure Funds ($122,000); Rent Abatement Funds ($19,327)	141,327	0	0	Cash
6	Moreno Valley Plaza	Cash			0	0	0
7	The Shops at Somerset Square	Cash			0	0	0
8	Causeway Plaza I, II & III	Cash			0	0	0
9	Fairfield Inn & Suites Brooklyn	Cash		Seasonality Reserve	100,000	Springing	100,000	Cash
10	Gurnee Mills				0	0	0
11	Aspen at Norman Student Housing				0	0	0
12	North Bay Center				0	0	0
13	Rio West Business Park	Cash		HotChalk TILC Reserve	58,310	0	0	Cash
14	19066 Magnolia Street	Cash			0	0	0
15	King’s Quarters at Jack Britt				0	0	0
16	101 Hudson Street	Cash		Tenant Specific TILC Reserve	16,270,684	0	0	Cash
17	Jacksonville Medical Plaza	Cash			0	0	0
18	2821 & 2851 S Parker Road				0	0	0
19	381-383 Broadway	Cash			0	0	0
20	Raytheon Building				0	0	0
21	1200 Wilshire Boulevard	Cash		Rent Concession Reserve	88,920	0	0	Cash
22	Skillman MHC Portfolio	Cash			0	0	0
22.01	Flat Rock
22.02	Voyager Village
22.03	Woodlake
22.04	Spring Valley
22.05	Indian Village
23	Poplar Square Shopping Center				0	0	0
24	Mount Vernon Self Storage				0	0	0
25	Colonial Rivermead	Cash			0	0	0
26	Holiday Inn Milwaukee River	Cash		Seasonality Reserve	29,000	Monthly deposits in an amount equal to the lesser of: (x) twenty-five percent (25%) of the Seasonality Reserve Cap and (y) the amount by which availalable cash flow exceeds the monthly payment amount until the Seasonality Reserve Cap is reached.	58,000	Cash
27	The Crossings of Decatur	Cash			0	0	0
28	Courtyard LBJ Dallas	Cash		PIP Reserve	0	Springing	0
29	Whispering Woods Plaza				0	0	0
30	The Centre at La Quinta I, II & III	Cash			0	0	0
31	Lapeer Pointe Plaza				0	0	0
32	950 Herndon Parkway	Cash			0	0	0
33	Arlington Owners, Inc.	Cash		0	0	0	0
34	Hampshire Highlands				0	0	0
35	Grand Plaza - TX				0	0	0
36	Carrington Ridge				0	0	0
37	Mid Valley Plaza				0	0	0
38	Gentry Apartments, Inc.	Cash		0	0	0	0
39	Mankato Place & Brett’s Building	Cash		Public Defender Future Obligation	35,000	0	0	Cash
40	BJ’s Rotterdam				0	0	0
41	Hampton Inn Hartsville				0	0	0
42	Holiday Inn Webster	Cash			0	0	0
43	Springhill Suites Waco				0	0	0
44	14201-14291 East 4th Ave	Cash		Free Rent Account	72,149	0	0	Cash
45	Morton-Barrow Owners Corp.			0	0	0	0
46	Westpark Office Park				0	0	0
47	Northland Mall				0	0	0
48	Marketplace at 18th	Cash			0	0	0
49	High Meadow Cooperative No. 1, Inc.	Cash		0	0	0	0
50	50 Plaza Tenants Corp.	Cash		0	0	0	0
51	Short Pump Village	Cash			0	0	0
52	Fairfield Inn & Suites Aiken	Cash		PIP Reserve Funds	0	Springing	0
53	Crown Garden Apartments	Cash			0	0	0
54	Best Western Market Center Dallas	Cash			0	0	0
55	Holiday Inn Express - Richmond Hill				0	0	0
56	Sunrise Lake Village Phase II				0	0	0
57	Highlander Hall Owners, Inc.			0	0	0	0
58	Harway Terrace, Inc.	Cash		0	0	0	0
59	Spanish Crossroads				0	0	0
60	Walgreens Crawfordsville				0	0	0
61	Parham Road Self Storage				0	0	0
62	The Pointe	Cash			0	0	0
63	Walgreens - Macomb, MI				0	0	0
64	Cohen MHC Portfolio				0	0	0
64.01	Northstar MHC / Bel Air MHC
64.02	Edgeview Estates MHC
65	Walgreens Lakeville				0	0	0
66	Baldridge Commons				0	0	0
67	Michele Towers Inc.			0	0	0	0
68	Prince Tower Tenants Corp.			0	0	0	0
69	Paulding Exchange	Cash		Additional TI/LC Reserve	0	4,000	200,000	Cash
70	Duke Self Storage				0	0	0
71	Northshore Plaza				0	0	0
72	310 East 49th Owners Corp.			0	0	0	0
73	109 Tenants Corp.			0	0	0	0
74	34-36 North Tenants Corp.			0	0	0	0
75	Chelsea Lofts Corp.			0	0	0	0
76	Dollar General St. Charles				0	0	0
77	Dollar General Decatur-Sunnyside				0	0	0
78	Dollar General Philo				0	0	0
79	Dollar General San Antonio				0	0	0
80	Dollar General Borger				0	0	0

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II - LoC Counterparty	Holdback(5)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases(12)	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)
1	9 West 57th Street			Fee and Leasehold	5/22/2098	$12,000,000	increases by the greater of (i) the amount of the annual base rent during the preceding ten year period and (ii) six percent of the Appraised Value of the demised premises	Hard/Springing Cash Management	1,200,000,000	2,899,215	186,276,000
2	Walmart Shadow Anchored Portfolio			Various	Various	Various	Various	Hard/Upfront Cash Management
2.01	Alice Shopping Center			Fee
2.02	Shawnee Shopping Center			Fee
2.03	Durant Shopping Center			Fee
2.04	Radcliff Shopping Center			Fee
2.05	Mustang Shopping Center			Fee
2.06	Pineville Shopping Center			Fee
2.07	Yukon Shopping Center			Fee
2.08	Fort Dodge Shopping Center			Fee
2.09	Belton Shopping Center			Fee
2.10	Petal Shopping Center			Fee
2.11	Douglas Shopping Center			Fee
2.12	Boaz Shopping Center			Fee
2.13	Zachary Shopping Center			Fee
2.14	Plainview Shopping Center			Fee
2.15	Minden Shopping Center			Fee
2.16	West Burlington Shopping Center			Fee
2.17	Pulaski Shopping Center			Leasehold	10/31/2023	$35,000	5% every five years
2.18	Marshalltown Shopping Center			Fee
2.19	Bad Axe Shopping Center			Fee
2.20	Ottumwa Shopping Center			Fee
2.21	Tyler Shopping Center			Leasehold	4/26/2024	$60,000	$5,000 every five years
2.22	Oskaloosa Shopping Center			Fee
2.23	Shelbyville Shopping Center			Fee
2.24	Alexandria Shopping Center			Fee
2.25	La Junta Shopping Center			Fee
2.26	St. John’s Shopping Center			Fee
2.27	Newton Shopping Center			Fee
2.28	Tell City Shopping Center			Fee
2.29	Newcastle Shopping Center			Fee
2.30	Wauseon Shopping Center			Fee
2.31	Pampa Shopping Center			Fee
2.32	Keokuk Shopping Center			Fee
2.33	Liberty Shopping Center			Fee
2.34	Perry Shopping Center			Fee
3	Marriott Hilton Head Resort & Spa			Fee				Hard/Springing Cash Management
4	Redwood MHC Portfolio			Fee				Springing
4.01	Camp Inn			Fee
4.02	Town & Country Estates			Fee
4.03	St. Clements Crossing			Fee
4.04	Algoma			Fee
4.05	Suburban Estates			Fee
4.06	Colonial Acres			Fee
4.07	Twenty Nine Pines			Fee
4.08	Evergreen Springs			Fee
4.09	Avalon			Fee
4.10	Lexington			Fee
4.11	Colonial Manor			Fee
4.12	Green Acres			Fee
4.13	Cedar Grove			Fee
4.14	Hunters Chase			Fee
4.15	Highland Bluff			Fee
4.16	Winter Paradise			Fee
4.17	Weststar			Fee
4.18	El Frontier			Fee
5	Centrepark East			Fee				Soft/Springing Cash Management
6	Moreno Valley Plaza			Fee				Hard/Upfront Cash Management
7	The Shops at Somerset Square			Fee				Hard/Springing Cash Management
8	Causeway Plaza I, II & III			Fee				Soft/Springing Cash Management
9	Fairfield Inn & Suites Brooklyn			Fee				Hard/Upfront Cash Management
10	Gurnee Mills			Fee				Hard/Springing Cash Management
11	Aspen at Norman Student Housing			Fee				Soft/Upfront Cash Management
12	North Bay Center			Fee				Springing
13	Rio West Business Park			Fee				Hard/Springing Cash Management
14	19066 Magnolia Street			Fee				Springing
15	King’s Quarters at Jack Britt			Fee				Soft/Springing Cash Management
16	101 Hudson Street			Fee				Hard/Springing Cash Management
17	Jacksonville Medical Plaza			Fee and Leasehold	7/1/2099	$1,377	The Annual Ground Rent amount is adjusted every five years with the next Rent adjustment occurring on January 1, 2021. In no event shall the Annual Ground Rent amount be increased by more than 3% per year.	Springing
18	2821 & 2851 S Parker Road			Fee				Springing
19	381-383 Broadway			Fee				Hard/Upfront Cash Management
20	Raytheon Building			Fee				Hard/Upfront Cash Management
21	1200 Wilshire Boulevard			Fee				Springing
22	Skillman MHC Portfolio			Various	Various	Various	Various	Springing
22.01	Flat Rock			Fee
22.02	Voyager Village			Fee and Leasehold	4/30/2051	$3,000
22.03	Woodlake			Fee
22.04	Spring Valley			Fee
22.05	Indian Village			Fee
23	Poplar Square Shopping Center			Fee				Springing
24	Mount Vernon Self Storage			Fee				Springing
25	Colonial Rivermead			Fee				Springing
26	Holiday Inn Milwaukee River			Fee				Hard/Springing Cash Management
27	The Crossings of Decatur			Fee				Hard/Upfront Cash Management
28	Courtyard LBJ Dallas			Fee				Hard/Springing Cash Management
29	Whispering Woods Plaza			Fee				Springing
30	The Centre at La Quinta I, II & III			Fee				Springing
31	Lapeer Pointe Plaza			Fee				Hard/Upfront Cash Management
32	950 Herndon Parkway			Fee				Hard/Springing Cash Management
33	Arlington Owners, Inc.			Fee				None	11,482,860	49,544	1,000,000
34	Hampshire Highlands			Fee				Springing
35	Grand Plaza - TX			Fee				Soft/Springing Cash Management
36	Carrington Ridge			Fee				Springing
37	Mid Valley Plaza		700,000	Fee				Springing
38	Gentry Apartments, Inc.			Fee				None	10,000,000	30,605	700,000
39	Mankato Place & Brett’s Building			Fee				Springing
40	BJ’s Rotterdam			Fee				Hard/Upfront Cash Management
41	Hampton Inn Hartsville			Fee				Springing
42	Holiday Inn Webster			Fee				Springing
43	Springhill Suites Waco			Fee				Springing
44	14201-14291 East 4th Ave			Fee				Springing
45	Morton-Barrow Owners Corp.			Fee				None	8,488,684	38,408	1,000,000
46	Westpark Office Park			Fee				Soft/Upfront Cash Management
47	Northland Mall			Fee				Hard/Springing Cash Management
48	Marketplace at 18th			Fee				Springing
49	High Meadow Cooperative No. 1, Inc.			Fee				None	7,485,456	37,102	500,000
50	50 Plaza Tenants Corp.			Fee				None	6,989,536	30,527	500,000
51	Short Pump Village			Fee				Springing
52	Fairfield Inn & Suites Aiken			Fee				Springing
53	Crown Garden Apartments			Fee				Springing
54	Best Western Market Center Dallas			Fee				Springing
55	Holiday Inn Express - Richmond Hill			Fee				Hard/Springing Cash Management
56	Sunrise Lake Village Phase II			Fee				Springing
57	Highlander Hall Owners, Inc.			Fee				None	5,592,071	25,009	500,000
58	Harway Terrace, Inc.			Fee				None	5,485,042	24,569	500,000
59	Spanish Crossroads			Fee				Soft/Springing Cash Management
60	Walgreens Crawfordsville			Fee				Hard/Upfront Cash Management
61	Parham Road Self Storage			Fee				Springing
62	The Pointe			Fee				Springing
63	Walgreens - Macomb, MI			Fee				Springing
64	Cohen MHC Portfolio			Fee				Springing
64.01	Northstar MHC / Bel Air MHC			Fee
64.02	Edgeview Estates MHC			Fee
65	Walgreens Lakeville			Fee				Hard/Upfront Cash Management
66	Baldridge Commons			Fee				Springing
67	Michele Towers Inc.			Fee				None	3,845,113	16,716	750,000
68	Prince Tower Tenants Corp.			Fee				None
69	Paulding Exchange			Fee				Springing
70	Duke Self Storage			Fee				Springing
71	Northshore Plaza			Fee				Springing
72	310 East 49th Owners Corp.			Fee				None	2,496,836	10,856	500,000
73	109 Tenants Corp.			Fee				None	2,394,553	12,876	500,000
74	34-36 North Tenants Corp.			Fee				None
75	Chelsea Lofts Corp.			Fee				None	1,650,000	5,132	250,000
76	Dollar General St. Charles			Fee				Hard/Upfront Cash Management
77	Dollar General Decatur-Sunnyside			Fee				Hard/Upfront Cash Management
78	Dollar General Philo			Fee				Hard/Upfront Cash Management
79	Dollar General San Antonio			Fee				Hard/Upfront Cash Management
80	Dollar General Borger			Fee				Hard/Upfront Cash Management

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor	Affiliated Sponsors	Mortgage Loan Number
1	9 West 57th Street	186,276,000	3.10	3.08	35.3%	9.0%	8.9%		Sheldon H. Solow		1
2	Walmart Shadow Anchored Portfolio							8,607,106	David W. Schostak		2
2.01	Alice Shopping Center							460,438			2.01
2.02	Shawnee Shopping Center							404,659			2.02
2.03	Durant Shopping Center							370,632			2.03
2.04	Radcliff Shopping Center							369,182			2.04
2.05	Mustang Shopping Center							352,554			2.05
2.06	Pineville Shopping Center							351,781			2.06
2.07	Yukon Shopping Center							350,041			2.07
2.08	Fort Dodge Shopping Center							337,474			2.08
2.09	Belton Shopping Center							327,614			2.09
2.10	Petal Shopping Center							307,700			2.10
2.11	Douglas Shopping Center							307,700			2.11
2.12	Boaz Shopping Center							297,453			2.12
2.13	Zachary Shopping Center							296,293			2.13
2.14	Plainview Shopping Center							277,925			2.14
2.15	Minden Shopping Center							270,288			2.15
2.16	West Burlington Shopping Center							243,801			2.16
2.17	Pulaski Shopping Center							234,907			2.17
2.18	Marshalltown Shopping Center							234,134			2.18
2.19	Bad Axe Shopping Center							230,267			2.19
2.20	Ottumwa Shopping Center							223,017			2.20
2.21	Tyler Shopping Center							221,011			2.21
2.22	Oskaloosa Shopping Center							217,410			2.22
2.23	Shelbyville Shopping Center							211,417			2.23
2.24	Alexandria Shopping Center							202,040			2.24
2.25	La Junta Shopping Center							201,556			2.25
2.26	St. John’s Shopping Center							197,206			2.26
2.27	Newton Shopping Center							194,113			2.27
2.28	Tell City Shopping Center							188,699			2.28
2.29	Newcastle Shopping Center							152,448			2.29
2.30	Wauseon Shopping Center							135,918			2.30
2.31	Pampa Shopping Center							132,824			2.31
2.32	Keokuk Shopping Center							116,294			2.32
2.33	Liberty Shopping Center							99,473			2.33
2.34	Perry Shopping Center							88,839			2.34
3	Marriott Hilton Head Resort & Spa								Columbia Sussex Corporation and CSC Holdings, LLC		3
4	Redwood MHC Portfolio								Ross H. Partrich	Y - Group 1	4
4.01	Camp Inn										4.01
4.02	Town & Country Estates										4.02
4.03	St. Clements Crossing										4.03
4.04	Algoma										4.04
4.05	Suburban Estates										4.05
4.06	Colonial Acres										4.06
4.07	Twenty Nine Pines										4.07
4.08	Evergreen Springs										4.08
4.09	Avalon										4.09
4.10	Lexington										4.10
4.11	Colonial Manor										4.11
4.12	Green Acres										4.12
4.13	Cedar Grove										4.13
4.14	Hunters Chase										4.14
4.15	Highland Bluff										4.15
4.16	Winter Paradise										4.16
4.17	Weststar										4.17
4.18	El Frontier										4.18
5	Centrepark East								Joseph S. Sambuco		5
6	Moreno Valley Plaza								Kamyar Mateen; Shervin Mateen		6
7	The Shops at Somerset Square								Rouse Properties, LP		7
8	Causeway Plaza I, II & III								Jeffrey J. Feil		8
9	Fairfield Inn & Suites Brooklyn								Marc Jay Freud		9
10	Gurnee Mills								Simon Property Group, L.P.		10
11	Aspen at Norman Student Housing								Aspen Heights and Safanad Ltd.		11
12	North Bay Center								Stephen B. Jaeger; The Stephen B. Jaeger Living Trust	Y - Group 2	12
13	Rio West Business Park								Fritz H. Wolff		13
14	19066 Magnolia Street								Shaoul J. Levy		14
15	King’s Quarters at Jack Britt								Stephen W. Holden; Matthew A. Mills		15
16	101 Hudson Street								Mack-Cali Realty, L.P.		16
17	Jacksonville Medical Plaza								Michael A. Besche; Christopher M. Lopez		17
18	2821 & 2851 S Parker Road								Andrew J. Segal		18
19	381-383 Broadway								Gary M. Tse		19
20	Raytheon Building								Sherwin Jarol		20
21	1200 Wilshire Boulevard								Morad Shophet; David J. Shophet		21
22	Skillman MHC Portfolio								Dean S. Skillman; Thomas D. Smith		22
22.01	Flat Rock										22.01
22.02	Voyager Village										22.02
22.03	Woodlake										22.03
22.04	Spring Valley										22.04
22.05	Indian Village										22.05
23	Poplar Square Shopping Center								Stephen B. Jaeger; The Stephen B. Jaeger Living Trust	Y - Group 2	23
24	Mount Vernon Self Storage								Robert Moser; Robert Morgan	Y - Group 3	24
25	Colonial Rivermead								Ross H. Partrich	Y - Group 1	25
26	Holiday Inn Milwaukee River								Nazir Meghani; Mahedi Meghani; Rahim Lakhoo; Azim Lakhoo		26
27	The Crossings of Decatur								James J. Morrison, Jr.		27
28	Courtyard LBJ Dallas								Sundip Kumar; Denny Patel		28
29	Whispering Woods Plaza								William Watch; Warren Terrace; Warren Terrace Living Trust, Dated November 1, 1955, as Amended; William Watch Living Trust, Dated December 7, 1995		29
30	The Centre at La Quinta I, II & III								Raith Real Estate Fund I LP; Raith Real Estate Fund I-A LP		30
31	Lapeer Pointe Plaza								Michael Laurencelle; Morris Chabbott; Eli Gindi		31
32	950 Herndon Parkway								GR Holding LLLP		32
33	Arlington Owners, Inc.	0	6.77	6.62	18.6%	35.0%	34.3%				33
34	Hampshire Highlands								David M. Conwill, Steven B. Kimmelman	Y - Group 4	34
35	Grand Plaza - TX								William L. Hutchinson	Y - Group 5	35
36	Carrington Ridge								David M. Conwill; Steven B. Kimmelman	Y - Group 4	36
37	Mid Valley Plaza								Stephen B. Jaeger; The Stephen B. Jaeger Living Trust	Y - Group 2	37
38	Gentry Apartments, Inc.	0	7.15	7.01	11.9%	26.2%	25.8%				38
39	Mankato Place & Brett’s Building								Gordon S. Awsumb		39
40	BJ’s Rotterdam								Ladder Capital CRE Equity LLC	Y - Group 6	40
41	Hampton Inn Hartsville								Oscar N. Harris		41
42	Holiday Inn Webster								William Kornbluth; Cheryl Tyler		42
43	Springhill Suites Waco								Abbas K. Shikary; Fatema Shikary; James Gerish; Kris Gerish		43
44	14201-14291 East 4th Ave								Zachary Segal		44
45	Morton-Barrow Owners Corp.	0	10.17	10.11	6.1%	55.2%	54.9%				45
46	Westpark Office Park								Paul R. Sparks; Kyle G. Putnam; Reginald D. Bell		46
47	Northland Mall								Ivor Braka		47
48	Marketplace at 18th								Whitney D. Hamlin; Elizabeth A. Hamlin		48
49	High Meadow Cooperative No. 1, Inc.	0	3.76	3.65	27.8%	22.4%	21.7%				49
50	50 Plaza Tenants Corp.	0	5.20	5.16	11.1%	27.3%	27.0%				50
51	Short Pump Village								Roger A. Glover, III		51
52	Fairfield Inn & Suites Aiken								Neel Shah; Ramesh Shah		52
53	Crown Garden Apartments								Ajay K. Gupta		53
54	Best Western Market Center Dallas								Ramesh Patel; Bharatkumar Patel		54
55	Holiday Inn Express - Richmond Hill								Kiran B. Swami; Hemlata Patel		55
56	Sunrise Lake Village Phase II								Amer Boukai; Amer Boukai and Magdalena Boukai as Co-Trustees of the Boukai Family Trust		56
57	Highlander Hall Owners, Inc.	0	5.03	4.89	26.9%	27.0%	26.2%				57
58	Harway Terrace, Inc.	0	12.95	12.60	5.7%	69.6%	67.7%				58
59	Spanish Crossroads								William L. Hutchinson	Y - Group 5	59
60	Walgreens Crawfordsville								Susan L. Siegel	Y - Group 7	60
61	Parham Road Self Storage								Robert Moser; Robert Morgan	Y - Group 3	61
62	The Pointe								Ilya Spivak; Vladimir Budker		62
63	Walgreens - Macomb, MI								Susanne Jarchow-Misch		63
64	Cohen MHC Portfolio								Jeffrey N. Cohen; Dennis S. Cohen		64
64.01	Northstar MHC / Bel Air MHC										64.01
64.02	Edgeview Estates MHC										64.02
65	Walgreens Lakeville								Susan L. Siegel	Y - Group 7	65
66	Baldridge Commons								A & C Tank Sales Company, Inc.		66
67	Michele Towers Inc.	0	5.69	5.56	12.7%	29.7%	29.0%				67
68	Prince Tower Tenants Corp.										68
69	Paulding Exchange								Ki Sang Lee		69
70	Duke Self Storage								Robert Moser; Robert Morgan	Y - Group 3	70
71	Northshore Plaza								Bradley P. Dressler		71
72	310 East 49th Owners Corp.	0	12.12	12.00	5.8%	63.2%	62.6%				72
73	109 Tenants Corp.	0	5.67	5.47	8.9%	36.6%	35.3%				73
74	34-36 North Tenants Corp.										74
75	Chelsea Lofts Corp.	0	33.58	33.33	2.6%	125.3%	124.4%				75
76	Dollar General St. Charles								Ladder Capital CRE Equity LLC	Y - Group 6	76
77	Dollar General Decatur-Sunnyside								Ladder Capital CRE Equity LLC	Y - Group 6	77
78	Dollar General Philo								Ladder Capital CRE Equity LLC	Y - Group 6	78
79	Dollar General San Antonio								Ladder Capital CRE Equity LLC	Y - Group 6	79
80	Dollar General Borger								Ladder Capital CRE Equity LLC	Y - Group 6	80

A-1-13

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Prospectus for additional information on the 15 largest mortgage loans.

(1)	“LCF” denotes Ladder Capital Finance LLC, “NCB” denotes National Cooperative Bank, N.A., “RMF” denotes Rialto Mortgage Finance, LLC and “WFB” denotes Wells Fargo Bank, National Association.

(2)	For mortgage loan #7 (The Shops at Somerset Square), the Number of Units includes 19,168 square feet of office space.

For mortgage loan #10 (Gurnee Mills), Number of Units and Occupancy Rate includes the third and fourth largest tenants (130,000 and 111,675 square feet, respectively), representing 14.4% of net rentable square feet, which lease the collateral pad sites and own their improvements.

For mortgage loan #14 (19066 Magnolia Street), the Number of Units includes 38,764 square feet of medical office space, 7,045 square feet of retail space and 5,640 square feet of office space.

For mortgage loan #19 (381-383 Broadway), the Number of Units includes 14,000 square feet of office space and 11,700 square feet of retail space.

For mortgage loan #39 (Mankato Place & Brett’s Building), the Number of Units includes 96,744 square feet of office space, 47,973 square feet of retail space and 1,491 square feet of storage space.

(3)	For mortgage loan #1 (9 West 57th Street), the mortgage loan represents Note A-3-A of six pari passu promissory notes and one subordinate note, which have a combined Cut-off Date principal balance of $1,200,000,000. Note A-1, Note A-2, Note A-3-B, Note A-4, Note A-5 and Note B-1 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Note A-1, Note A-2, Note A-3-A, Note A-3-B, Note A-4 and Note A-5 in the aggregate and exclude Note B-1 (Note A-1, Note A-2, Note A-3-A, Note A-3-B, Note A-4, Note A-5 and Note B-1, collectively, the “9 West 57th Street Whole Loan”). Note A-3-A is a non-controlling interest in the 9 West 57th Street Whole Loan.

For mortgage loan #2 (Walmart Shadow Anchored Portfolio), the mortgage loan represents Note A-1 of two pari passu promissory notes, which have a combined Cut-off Date principal balance of $89,036,250. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the “Walmart Shadow Anchored Portfolio Whole Loan”). Note A-1 is the controlling interest in the Walmart Shadow Anchored Portfolio Whole Loan.

For mortgage loan #3 (Marriott Hilton Head Resort & Spa), the mortgage loan represents Note A-1 of six pari passu notes, which have a combined Cut-off Date principal balance of $97,679,686. Notes A-2A, A-2B, A-3A, A-3B and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2A, A-2B, A-3A, A-3B and A-4 in the aggregate (the “Marriott Hilton Head Resort & Spa Whole Loan”). Note A-1 represents a controlling interest in the Marriott Hilton Head Resort & Spa Whole Loan.

For mortgage loan #4 (Redwood MHC Portfolio), the mortgage loan represents Note A-2 of three pari passu promissory notes, which have a combined Cut-off Date principal balance of $96,000,000. Note A-1 and Note A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (the “Redwood MHC Portfolio Whole Loan”). Note A-2 is a non-controlling interest in the Redwood MHC Portfolio Whole Loan.

For mortgage loan #10 (Gurnee Mills), the mortgage loan represents Note A-2B of six pari passu notes, which have a combined Cut-off Date principal balance of $274,235,396. Notes A-1A, A-1B, A-

A-1-14

2A, A-3 and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1A, A-1B, A-2A, A-2B, A-3 and A-4 in the aggregate (the “Gurnee Mills Whole Loan”). Note A-2B represents a non-controlling interest in the Gurnee Mills Whole Loan.

For mortgage loan #11 (Aspen at Norman Student Housing), the mortgage loan represents Note A-1 of two pari passu promissory notes, which have a combined Cut-off Date principal balance of $38,600,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the “Aspen at Norman Student Housing Whole Loan”). Note A-1 is the controlling interest in the Aspen at Norman Student Housing Whole Loan.

For mortgage loan #13 (Rio West Business Park), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date principal balance of $41,500,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the “Rio West Business Park Whole Loan”). Note A-2 represents the non-controlling interest in the Rio West Business Park Whole Loan.

For mortgage loan #16 (101 Hudson Street), the mortgage loan represents Note A-1-2 of six pari passu notes, which have a combined Cut-off Date principal balance of $250,000,000. Notes A-1-1, A-2, A-3, A-4 and A-5 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1-1, A-1-2, A-2, A-3, A-4 and A-5 in the aggregate (the “101 Hudson Street Whole Loan”). Note A-1-2 represents a non-controlling interest in the 101 Hudson Street Whole Loan.

(4)	For mortgage loan #14 (19066 Magnolia Street), the Appraised Value assumes capital improvements for the largest tenant’s space (38,764 square feet), representing 75.3% of net rentable square feet, have been completed. A $2,425,840 reserve was collected at origination representing the borrower’s outstanding obligations. Capital improvements are anticipated to be completed by January 2018. The appraised value assuming the capital improvements have not been completed is $28,300,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity assuming the $28,300,000 appraised value are 70.7% and 61.6%, respectively.

For mortgage loan #26 (Holiday Inn Milwaukee River), the Appraised Value is based on the assumption that a property improvement plan (“PIP”) is completed by September 1, 2017 and in accordance with the brand requirements. A $625,000 reserve (107% of the estimated PIP costs) was taken at origination. The appraised value assuming the PIP has not been completed is $21,000,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity, assuming the $21,000,000 appraised value, are 65.3% and 48.9%, respectively.

For mortgage loan #53 (Crown Garden Apartments), the Appraised Value assumes that renovations expected to be completed within 12 months have been completed. At origination, the lender escrowed $590,000 related to the renovations expected to be completed. The appraised value assuming the renovation has not been completed is $7,340,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity assuming an appraised value of $7,340,000 are 71.5% and 59.6%, respectively.

(5)	For mortgage loan #37 (Mid Valley Plaza), all LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures are calculated assuming the full loan amount of $9,400,000. The holdback can be disbursed in whole or in part provided that the following conditions are satisfied: (i) the DMV tenant is in occupancy, open for business and has executed a tenant estoppel acceptable to the lender; (ii) the DMV tenant is either paying full unabated rent or has entered a rent concession period; and (iii) no event of default has occurred or is continuing. If the Holdback has not been released by April 5, 2018, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium. Assuming the full holdback balance is applied to the full loan amount of $9,400,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 62.1%, 52.8%, 1.66x, 1.48x, 10.4% and 9.3%, respectively.

A-1-15

(6)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #5 (Centrepark East), the third largest tenant (13,543 square feet), representing 4.5% of net rentable square feet, may terminate 2,652 square feet effective November 30, 2020, upon written notice on or before March 1, 2020. Termination fee shall equal the unamortized transaction costs (prorated for the sales office area only), including tenant improvements, brokerage commissions and legal fees.

For mortgage loan #6 (Moreno Valley Plaza), the second largest tenant (24,161 square feet), representing 7.1% of net rentable square feet, has the right to terminate its lease with 90 days’ written notice if the tenant’s gross sales after December 2018 for a trailing 12-month period do not exceed $3,700,000. The third largest tenant (22,768 square feet), representing 6.7% of net rentable square feet, has the right to terminate its lease on or after December 1, 2017 with at least 60 days’ written notice if the tenant’s gross sales do not equal or exceed $2,900,000 during any trailing twelve -month period. The fifth largest tenant (15,280 square feet), representing 4.5% of net rentable square feet, has the right to terminate its lease with written notice between March 31, 2017 and June 30, 2017 if gross sales do not exceed $3,750,000 between March 31, 2016 and March 31, 2017.

For mortgage loan #8 (Causeway Plaza I, II & III), the second largest tenant (45,339 square feet), representing 13.5% of net rentable square feet, may terminate its lease on 18,347 square feet at any time after March 31, 2017 upon providing 9 months’ written notice and payment of a termination fee equal to unamortized tenant improvements and leasing commissions. The fourth largest tenant (22,320 square feet), representing 6.7% of net rentable square feet, may terminate its lease on March 31, 2020 upon providing 6 months’ written notice and payment of a termination fee equal to unamortized tenant improvements and leasing commissions. The fifth largest tenant (22,147 square feet), representing 6.6% of net rentable square feet, may terminate its lease any time after August 30, 2020 upon providing six months’ written notice and payment of a termination fee equal to unamortized tenant improvements and leasing commissions.

For mortgage loan #16 (101 Hudson Street), the fifth largest tenant (54,669 square feet), representing 4.1% of net rentable square feet, may terminate 48,400 square feet of its space as of December 31, 2023 upon providing written notice by June 30, 2022 and payment of a termination fee equal to $2,107,496.

For mortgage loan #17 (Jacksonville Medical Plaza), the second largest tenant (21,923 square feet), representing 16.6% of net rentable square feet, may terminate the lease at any time after September 8, 2020, with at least 90 days’ prior notice. The fifth largest tenant (7,745 square feet), representing 5.9% of net rentable square feet, may terminate its lease on 5,141 square feet after March 31, 2018 and an additional 2,604 square feet at any time after the expiration of the twelfth month following the commencement date of the renewal with at least six months’ prior written notice and payment of a termination fee equal to 3 months base rent plus all unamortized tenant improvements, leasing commissions and attorneys’ fees.

For mortgage loan #19 (381-383 Broadway), the second largest tenant (3,500 square feet), representing 13.6% of net rentable square feet, has the right to terminate its lease on or after February 1, 2018 by providing 90 days’ written notice. The fourth largest tenant (3,500 square feet), representing 13.6% of net rentable square feet, has the right to terminate its lease anytime after October 1, 2017 with three months’ written notice and forfeiture of its $60,000 security deposit.

For mortgage loan #21 (1200 Wilshire Boulevard), the largest tenant (27,489 square feet), representing 27.8% of net rentable square feet may reduce its space in one suite up to 6,665 square feet upon providing 90 days’ written notice and payment of unamortized tenant improvements or up to 1,023 square feet in another suite upon providing 120 days’ written notice if the largest tenant receives a $1,000,000 or greater reduction of funding. The largest tenant cannot reduce all of its space by more than 20.0% of its space. The second largest tenant (16,560 square feet), representing 16.8% of net rentable square feet, may terminate its lease at any time after July 31,

A-1-16

2024 upon providing between 11 and nine months written notice and payment of a termination fee equal to the unamortized portion of the excess build out costs.

For mortgage loan #29 (Whispering Woods Plaza), the third largest tenant (1,600 square feet), representing 1.5% of net rentable square feet, may terminate its lease after February 29, 2020 with at least 15 days’ prior written notice and payment of $6,000.

For mortgage loan #31 (Lapeer Pointe Plaza), the second largest tenant (22,000 square feet), representing 17.8% of net rentable square feet, has a right to terminate its lease after March 17, 2021 and prior to March 17, 2022 if the annual gross receipts are less than $5,250,000 for any period of 12 consecutive months during the period between March 1, 2016 and March 1, 2021, upon providing six months’ notice and the payment of $250,000.

For mortgage loan #32 (950 Herndon Parkway), the fifth largest tenant (5,527 square feet), representing 6.0% of net rentable square feet, has a right to terminate its lease after November 1, 2021 with 9 months’ written notice.

For mortgage loan #37 (Mid Valley Plaza), the third largest tenant (10,960 square feet), representing 10.3% of net rentable square feet, may terminate its lease any time on or after December 31, 2018 upon providing 180 days’ written notice.

For mortgage loan #39 (Mankato Place & Brett’s Building), the third largest tenant (8,484 square feet), representing 5.8% of net rentable square feet, and the fourth largest tenant (7,529 square feet), representing 5.1% of net rentable square feet, both have the right to terminate their respective leases with 30 days’ written notice in the event that either: (i) the Minnesota State Legislature or the federal government does not appropriate funds necessary for the continuation of the leases; or (ii) for any reason except in order to lease other non-state owned land or premises for the same use.

For mortgage loan #46 (Westpark Office Park), the largest tenant (22,767 square feet), representing 24.2% of net rentable square feet, has the right to terminate its lease, in whole or in part, at any time after April 1, 2019 with 365 days’ written notice. The fourth largest tenant (6,403 square feet), representing 6.8% of net rentable square feet, has the one-time right to terminate its lease effective March 31, 2018, upon providing six months’ written notice and payment of a termination fee equal to the unamortized design, permitting and construction costs incurred by the landlord in completing the tenant improvements.

For mortgage loan #48 (Marketplace at 18th), the largest tenant (7,175 square feet), representing 18.5% of net rentable square feet, may terminate its lease if annual sales are less than $125 per square foot for the trailing twelve month period ending August 31, 2020 upon providing 12 months’ written notice within 60 days following August 31, 2020 and payment of a termination fee equal to unamortized tenant improvements and leasing commissions.

For mortgage loan #56 (Sunrise Lake Village Phase II), the fourth largest tenant (3,163 square feet), representing 11.0% of net rentable square feet may terminate its lease at any time from August 2018 through January 2019 upon providing 180 days’ written notice and payment of termination fees equal to unamortized tenant improvements and leasing commissions.

For mortgage loan #60 (Walgreens Crawfordsville), the sole tenant (14,259 square feet), representing 100.0% of net rentable square feet, may terminate its lease effective as of March 31, 2030, and every five years thereafter, each time with at least six months’ prior notice.

For mortgage loan #62 (The Pointe), the largest tenant (10,580 square feet), representing 20.4% of net rentable square feet, may terminate the lease after July 31, 2020 with at least 180 days’ prior written notice if the tenant has acquired or been acquired by another company that owns an office building with comparable office space to the premises that the tenant will occupy instead. The termination fee shall be equal to seven months of rent beginning August 2020 and all unamortized tenant improvements, leasing commissions, attorneys’ fees and free rent. The third largest tenant

A-1-17

(5,234 square feet), representing 10.1% of net rentable square feet, may terminate its lease after March 31, 2019 with at least six months’ prior written notice and payment of a termination fee equal to unamortized tenant improvements, leasing commissions and rent credits.

For mortgage loan #63 (Walgreens - Macomb, MI), the sole tenant (14,820 square feet), representing 100.0% of net rentable square feet, may terminate its lease effective as of March 31, 2033, or effective as of the last day of any month thereafter, upon providing 12 months’ written notice.

For mortgage loan #65 (Walgreens Lakeville), the sole tenant (14,820 square feet), representing 100.0% of net rentable square feet, may terminate its lease effective as of July 31, 2030, and every five years thereafter, upon providing 12 months’ written notice.

For mortgage loan #69 (Paulding Exchange), the borrower is currently in breach of a use restriction contained in the lease for the largest tenant (23,500 square feet), representing 44.0% of net rentable square feet. The largest tenant has agreed to waive such breach subject to: (i) receipt of payment of $10,000 from the borrower and (ii) the completion of certain repairs to the largest tenant’s premises within 30 days. The lender has escrowed 125% of the estimated cost of the repairs, to be released only upon completion of the repairs.

For mortgage loan #71 (Northshore Plaza), the largest tenant (3,718 square feet), representing 36.5% of net rentable square feet, may terminate its lease if annual gross sales for any consecutive 12-month period after March 31, 2021 are less than $800,000 with at least 120 days’ prior written notice and payment of a termination fee equal to the unamortized portion of free rent, tenant allowance and brokerage commissions.

(7)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #6 (Moreno Valley Plaza), the second largest tenant (24,161 square feet), representing 7.1% of net rentable square feet, has a 50% rent abatement until June 30, 2017. At origination, $92,681 was reserved to cover this and other free rent periods.

For mortgage loan #10 (Gurnee Mills), the fifth largest tenant (105,248 square feet), representing 6.3% of net rentable square feet, has executed a lease and is paying rent, but is not in occupancy of its space. They are anticipated to open for business in January 2017.

For mortgage loan #16 (101 Hudson Street), the largest tenant (388,207 square feet), representing 28.9% of net rentable square feet, has abated rent through June 2017. The second largest tenant (271,533 square feet), representing 20.2% of net rentable square feet, is not in occupancy of 139,536 square feet and is expected to fully vacate its space at the end of the lease term. The third largest tenant (100,909 square feet), representing 7.5% of net rentable square feet, is not in occupancy of 37,387 square feet of its space. The fifth largest tenant (54,669 square feet), representing 4.1% of net rentable square feet has eight months of abated rent through January 2026. A reserve was collected at closing for all outstanding rent abatements.

For mortgage loan #19 (381-383 Broadway), the fourth largest tenant (3,500 square feet), representing 13.6% of net rentable square feet, has the right to abate its rent $5,000 per month until the building elevator has been completed and approved for use. The fifth largest tenant (3,500 square feet), representing 13.6% of net rentable square feet, has the right to abate its rent $4,500 per month until the building elevator has been completed and approved for use. The elevator is anticipated to be in operation by March 2017.

For mortgage loan #21 (1200 Wilshire Boulevard), the second largest tenant (16,560 square feet), representing 16.8% of net rentable square feet, has executed a lease but is not in occupancy or paying rent. The abated rent is for November and December 2016, January through April 2017 and January 2018. The second largest tenant is anticipated to be in occupancy by January 2017. A

A-1-18

$459,279 reserve was collected at closing representing the outstanding free rent, tenant improvements and leasing commissions.

For mortgage loan #29 (Whispering Woods Plaza), the third largest tenant (1,600 square feet), representing 1.5% of net rentable square feet, has free rent through June 30, 2017.

For mortgage loan #31 (Lapeer Pointe Plaza), the largest tenant (31,650 square feet), representing 25.6% of net rentable square feet, has free rent until April 1, 2017. At origination, $964,322 was reserved to cover this and free rent periods for other tenants.

For mortgage loan #32 (950 Herndon Parkway), the third largest tenant (5,907 square feet), representing 6.4% of net rentable square feet, has seven months of free rent from the lease commencement, and the fifth largest tenant (5,527 square feet), representing 6.0% of net rentable square feet has four months of free rent from lease commencement, which is expected to be on January 1, 2017. At origination, $115,855 was reserved to cover this and free rent periods for other tenants.

For mortgage loan #37 (Mid Valley Plaza), the fourth largest tenant (10,331 square feet), representing 9.7% of net rentable square feet, is not utilizing approximately 4,000 square feet of its space.

For mortgage loan #44 (14201-14291 East 4th Ave), the second largest tenant (4,346 square feet), representing 3.5% of net rentable square feet, has executed lease, but is not in occupancy or paying rent and is anticipated to be in occupancy by January 2017. A $165,514 reserve and a $72,149 reserve was collected at origination to represent the outstanding free rent and tenant improvements and leasing commissions, respectively, for this and other tenants at the mortgaged property.

For mortgage loan #56 (Sunrise Lake Village Phase II), the second largest tenant (7,000 square feet), representing 24.4% of net rentable square feet, has free rent every July through 2020.

For mortgage loan #69 (Paulding Exchange), the second largest tenant (6,250 square feet), representing 11.7% of net rentable square feet, has free rent through the earlier of: (i) January 13, 2017 and (ii) the day prior to the tenant opening for business. At origination, $18,540 was reserved to cover this and free rent periods for other tenants.

(8)	For mortgage loan #1 (9 West 57th Street), the third largest tenant (111,194 square feet), representing 6.6% of net rentable square feet, has multiple leases that expire as follows: 95,300 square feet expiring April 30, 2020 and 15,894 square feet expiring April 15, 2020.

For mortgage loan #8 (Causeway Plaza I, II & III), the largest tenant (49,413 square feet), representing 14.7% of net rentable square feet, has multiple leases that expire as follows: 12,422 square feet expiring November 30, 2017 and 36,991 square feet expire November 30, 2022. The third largest tenant (36,484 square feet), representing 10.9% of net rentable square feet, has multiple leases that expire as follows: 65 square feet are month-to-month and 36,419 square feet expire April 30, 2023.

For mortgage loan #13 (Rio West Business Park), the largest tenant (255,851 square feet), representing 86.2% of net rentable square feet, has multiple leases that expire as follows: 56,389 square feet expiring September 30, 2022; 147,673 square feet expiring April 30, 2019; and 51,789 square feet expiring August 31, 2021.

For mortgage loan #21 (1200 Wilshire Boulevard), the largest tenant (27,489 square feet), representing 27.8% of net rentable square feet, has multiple leases that expire as follows: 985 square feet expiring February 28, 2017; 16,573 square feet expiring April 30, 2023; and 9,931 square feet expiring May 31, 2023.

(9)	For mortgage loan #12 (North Bay Center), the Monthly Tax Escrow begins in April 2017.

A-1-19

(10)	For mortgage loan #3 (Marriott Hilton Head Resort & Spa), beginning in 2017, the Monthly Replacement Reserve will equal the greater of: (i) 1/12 of 5% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs and (ii) the aggregate amount required under the management agreement and the franchise agreement.

For mortgage loan #9 (Fairfield Inn & Suites Brooklyn), the Monthly Replacement Reserve is equal to the greater of: (i) (x) from November 2016 through April 2018, 1/12 of 2% of the greater of: (A) the gross revenues generated during the 12 months preceding the end of the prior calendar quarter for which financial statements have been provided; and (B) the gross revenue projected in the then-effective approved annual budget for the 12-month period to which such approved annual budget relates; and (y) from May 2018 through the remainder of the mortgage loan term, 1/12 of 4% of the greater of clause (A) and clause (B) above; and (ii) the amount required to be reserved under the franchise agreement and management agreement for furniture, fixture and equipment work.

For mortgage loan #26 (Holiday Inn Milwaukee River), the Monthly Replacement Reserve is equal to the greater of: (i) 4% of the gross revenue for the prior month and (ii) the amount required to be reserved under the franchise agreement and management agreement for furniture, fixture and equipment work.

For mortgage loan #41 (Hampton Inn Hartsville), the Monthly Replacement Reserve deposit equals to the greater of: (a) an amount equal to 1/12 of 4% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

For mortgage loan #43 (Springhill Suites Waco), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of: (i) the existing Monthly Replacement Reserve and (ii) 1/12 of 4% of underwritten revenue for the prior fiscal year.

For mortgage loan #52 (Fairfield Inn & Suites Aiken), the Monthly Replacement Reserve is equal to the greater of: (i) 1/12 of 4% of the greater of: (A) the gross revenues generated during the 12 months preceding the end of the prior calendar quarter for which financial statements have been provided; and (B) the gross revenue projected in the then-effective approved annual budget for the 12 month period to which such approved annual budget relates; and (ii) the amount required to be reserved under the franchise agreement and management agreement for furniture, fixture and equipment work.

(11)	For mortgage loan #28 (Courtyard LBJ Dallas), the Other Escrow I (Monthly) reserve will be collected in an amount equal to the lesser of: (i) 25% of the seasonality reserve cap and (ii) (x) in the absence of a cash sweep event, the amount by which available cash flow exceeds the monthly payment amount or (y) during a cash sweep event, all excess cash flow.

(12)	For mortgage loan #2 (Walmart Shadow Anchored Portfolio), the current annual ground rent at the Pulaski Shopping Center mortgaged property is $35,000, increasing 5% every five years with the next increase on November 1, 2018 and the current annual ground rent at the Tyler Shopping Center mortgaged property is $60,000, increasing 5% every five years during the ground lease term with the next increase on April 26, 2019.

A-1-20

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

A-2-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Ladder Capital Finance LLC	29	$415,757,395	43.5%	4.552%	107	353	1.75	x	10.2%	9.5%	65.4%	57.5%
Wells Fargo Bank, National Association	19	275,884,775	28.9	4.241	118	356	1.62		9.7	8.9	68.5	59.8
Rialto Mortgage Finance, LLC	19	199,614,617	20.9	4.877	119	345	1.51		11.0	9.8	67.5	56.6
National Cooperative Bank, N.A.	13	63,708,767	6.7	3.521	119	350	9.18		45.8	45.0	12.5	10.0
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16	x	12.6%	11.8%	63.2%	54.8%

A-2-1

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgage Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Retail	62	$305,107,579	31.9%	4.653%	108	360	1.43	x	9.6%	8.8%	72.2%	63.5%
Anchored	12	149,700,794	15.7	4.569	118	360	1.42		9.6	8.7	73.0	63.0
Shadow Anchored	36	63,165,245	6.6	5.335	70	360	1.40		10.5	9.3	73.9	68.8
Unanchored	4	40,847,363	4.3	4.171	119	360	1.40		8.7	8.2	71.8	64.2
Single Tenant	9	26,463,687	2.8	4.865	118	358	1.45		8.5	8.1	70.0	63.4
Super Regional Mall	1	24,930,491	2.6	3.990	118	358	1.60		9.7	9.2	65.8	52.4
Office	12	230,088,630	24.1	4.101	116	359	2.14		10.5	9.6	59.2	53.9
Suburban	7	128,244,481	13.4	4.553	115	359	1.49		10.4	9.1	70.6	62.8
CBD	3	81,000,000	8.5	3.120	118	0	3.36		10.8	10.4	39.5	39.5
Medical	2	20,844,149	2.2	5.134	119	360	1.39		10.1	9.1	66.1	55.7
Hospitality	10	138,332,969	14.5	4.918	118	322	1.71		13.1	11.5	62.6	48.6
Limited Service	7	69,289,919	7.3	4.799	118	349	1.90		13.6	12.1	64.8	52.2
Full Service	2	56,564,703	5.9	4.926	118	298	1.54		12.5	10.8	60.1	45.0
Select Service	1	12,478,348	1.3	5.540	119	281	1.51		12.8	11.5	61.2	44.9
Multifamily	18	130,458,767	13.7	4.042	117	356	5.22		26.9	26.4	44.2	38.6
Cooperative	13	63,708,767	6.7	3.521	119	350	9.18		45.8	45.0	12.5	10.0
Garden	4	44,750,000	4.7	4.382	118	360	1.50		9.3	8.9	74.2	64.5
Student Housing	1	22,000,000	2.3	4.858	109	360	1.30		8.4	8.2	75.0	69.0
Manufactured Housing Community	26	70,808,226	7.4	4.419	117	360	1.47		9.1	8.9	69.8	60.0
Manufactured Housing Community	23	61,456,026	6.4	4.465	117	360	1.48		9.2	9.0	69.5	59.8
Recreational Vehicle Community	3	9,352,200	1.0	4.114	117	360	1.38		8.2	8.0	71.8	61.5
Mixed Use	3	43,989,818	4.6	4.735	99	358	1.36		9.0	8.5	60.7	52.8
Office/Retail	3	43,989,818	4.6	4.735	99	358	1.36		9.0	8.5	60.7	52.8
Self Storage	3	21,305,000	2.2	4.495	119	360	1.55		9.5	9.4	73.3	64.2
Self Storage	3	21,305,000	2.2	4.495	119	360	1.55		9.5	9.4	73.3	64.2
Industrial	1	14,874,566	1.6	4.890	119	299	1.20		8.8	8.3	74.4	55.5
Flex	1	14,874,566	1.6	4.890	119	299	1.20		8.8	8.3	74.4	55.5
Total/Weighted Average:	135	$954,965,554	100.0%	4.461%	114	352	2.16	x	12.6%	11.8%	63.2%	54.8%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
State	Number of Mortgage Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
New York	19	$170,155,119	17.8%	3.782%	113	353	5.11	x	24.3%	23.6%	32.7%	29.2%
California	5	99,146,859	10.4	4.418	119	360	1.46		8.8	8.2	69.8	61.3
Southern	4	77,146,859	8.1	4.443	119	360	1.48		8.8	8.2	69.2	61.3
Northern	1	22,000,000	2.3	4.330	119	360	1.39		8.7	8.3	71.9	61.1
Texas	17	84,216,923	8.8	4.880	112	333	1.52		11.1	10.0	69.1	57.0
South Carolina	4	64,513,280	6.8	5.044	111	313	1.51		12.0	10.5	63.6	50.0
Florida	6	62,113,121	6.5	4.754	118	360	1.36		9.5	8.5	70.9	63.3
Connecticut	6	49,717,600	5.2	4.119	118	360	1.44		8.7	8.4	71.2	64.4
Michigan	9	40,489,879	4.2	4.863	114	360	1.35		9.1	8.6	72.9	62.8
Virginia	5	38,705,000	4.1	4.564	119	360	1.58		10.3	9.7	72.7	62.3
Louisiana	5	36,443,499	3.8	4.487	108	360	1.49		10.8	9.1	73.3	67.4
Ohio	8	32,459,021	3.4	4.745	117	360	1.39		9.0	8.7	73.2	63.2
Oklahoma	6	31,376,153	3.3	5.077	93	360	1.32		9.1	8.5	75.0	69.9
Arizona	6	30,254,599	3.2	4.610	115	360	1.48		9.4	9.1	67.1	60.7
Illinois	3	26,827,991	2.8	4.084	118	358	1.60		9.6	9.1	66.5	54.0
Colorado	3	24,961,456	2.6	4.288	114	357	1.60		10.8	9.5	67.8	55.0
Oregon	2	23,800,000	2.5	4.461	116	360	1.38		9.3	8.4	71.8	61.2
Wisconsin	2	21,105,249	2.2	4.860	118	320	1.66		13.2	11.2	64.9	51.3
North Carolina	1	19,400,000	2.0	4.220	118	360	1.50		9.1	8.8	74.3	64.6
Minnesota	4	16,564,498	1.7	4.523	118	358	1.44		9.5	8.7	74.0	61.4
New Jersey	1	16,500,000	1.7	3.117	118	0	3.68		12.9	11.6	51.8	51.8
Alabama	2	15,210,668	1.6	4.631	112	360	1.62		10.8	9.9	75.0	66.4
Indiana	4	11,609,954	1.2	4.807	106	359	1.41		9.7	8.9	70.7	59.6
Iowa	7	9,007,556	0.9	5.590	57	360	1.36		10.6	9.3	75.0	72.0
Georgia	2	8,233,971	0.9	4.882	118	358	1.95		13.9	12.4	66.4	54.5
Maryland	3	7,546,800	0.8	4.114	117	360	1.38		8.2	8.0	71.8	61.5
Utah	1	7,265,245	0.8	4.400	119	359	1.50		9.6	9.0	65.6	52.9
Tennessee	2	3,448,329	0.4	5.085	95	359	1.49		10.6	9.7	69.3	60.9
Kentucky	1	2,123,186	0.2	5.590	57	360	1.36		10.6	9.3	75.0	72.0
Mississippi	1	1,769,599	0.2	5.590	57	360	1.36		10.6	9.3	75.0	72.0
Total/Weighted Average:	135	$954,965,554	100.0%	4.461%	114	352	2.16	x	12.6%	11.8%	63.2%	54.8%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-3

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Range of Cut-off Date Balances

				Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
795,000 - 1,000,000	5	$4,567,500	0.5%	5.308%	114	0	1.53	x	8.4%	8.3%	75.0%	75.0%
1,000,001 - 2,000,000	4	6,790,005	0.7	3.536	119	350	19.01		87.7	86.7	4.7	3.5
2,000,001 - 3,000,000	4	10,488,798	1.1	4.516	119	359	5.79		25.7	24.9	49.0	41.4
3,000,001 - 4,000,000	3	10,377,157	1.1	4.277	119	359	2.92		17.0	16.5	53.1	44.6
4,000,001 - 5,000,000	7	32,078,285	3.4	4.356	118	359	3.43		20.5	19.6	58.8	49.2
5,000,001 - 6,000,000	6	31,642,748	3.3	4.588	118	338	2.37		15.7	14.6	61.5	49.1
6,000,001 - 7,000,000	3	19,874,992	2.1	3.771	119	338	3.67		21.5	20.9	36.4	29.0
7,000,001 - 8,000,000	6	45,065,735	4.7	4.596	109	359	3.13		19.4	18.3	60.1	50.8
8,000,001 - 9,000,000	2	16,829,960	1.8	5.055	119	359	1.69		12.4	11.0	66.4	54.7
9,000,001 - 10,000,000	6	56,282,654	5.9	4.408	117	360	2.50		12.7	11.8	60.6	53.8
10,000,001 - 15,000,000	16	206,785,820	21.7	4.689	114	345	1.79		11.5	10.8	66.0	56.0
15,000,001 - 20,000,000	6	108,312,720	11.3	4.290	118	359	1.80		9.9	9.3	64.8	57.1
20,000,001 - 30,000,000	5	127,359,727	13.3	4.387	117	359	1.60		10.6	9.6	69.0	59.4
30,000,001 - 50,000,000	7	278,509,454	29.2	4.407	107	348	1.79		9.9	9.1	63.5	56.7
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16	x	12.6%	11.8%	63.2%	54.8%

A-2-4

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1.20	1	$14,874,566	1.6%	4.890%	119	299	1.20	x	8.8%	8.3%	74.4%	55.5%
1.21 - 1.30	6	61,423,352	6.4	4.950	101	359	1.29		8.6	8.3	67.5	59.8
1.31 - 1.40	15	311,404,688	32.6	4.678	107	360	1.36		9.2	8.4	72.6	64.7
1.41 - 1.50	8	122,659,832	12.8	4.656	118	338	1.48		10.4	9.5	67.3	55.2
1.51 - 1.75	27	242,973,051	25.4	4.568	118	351	1.60		10.9	9.8	68.4	58.3
1.76 - 2.00	4	18,004,527	1.9	5.030	118	322	1.84		13.8	12.5	67.5	52.6
2.01 - 3.00	4	53,416,772	5.6	4.435	118	358	2.06		12.8	11.5	61.0	52.7
3.01 - 41.44	15	130,208,767	13.6	3.216	118	350	6.36		28.1	27.6	24.1	22.9
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16	x	12.6%	11.8%	63.2%	54.8%

A-2-5

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.4 - 8.0	3	$28,596,759	3.0%	4.355%	119	359	1.30x	7.8%	7.8%	67.2%	57.2%
8.1 - 9.0	15	193,056,494	20.2	4.451	117	355	1.35	8.5	8.1	73.5	64.0
9.1 - 10.0	19	275,820,533	28.9	4.608	115	359	1.48	9.5	8.9	68.3	60.1
10.1 - 11.0	13	203,664,497	21.3	4.331	101	359	2.03	10.7	9.7	62.3	56.6
11.1 - 12.0	6	82,173,641	8.6	4.867	118	327	1.54	11.8	10.2	64.4	51.0
12.1 - 13.0	4	41,363,266	4.3	4.392	119	320	2.46	12.8	11.5	58.4	50.0
13.1 - 14.0	2	8,246,435	0.9	4.742	119	360	1.95	13.3	12.1	65.0	53.9
14.1 - 15.0	5	58,335,162	6.1	4.773	118	333	1.94	14.3	12.7	62.9	49.4
15.1 - 147.7	13	63,708,767	6.7	3.521	119	350	9.18	45.8	45.0	12.5	10.0
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16x	12.6%	11.8%	63.2%	54.8%

A-2-6

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.4 - 8.0	6	$101,511,187	10.6%	4.176%	118	360	1.36x	8.1%	7.9%	70.4%	61.2%
8.1 - 9.0	26	338,121,975	35.4	4.628	115	357	1.42	9.3	8.5	71.2	63.0
9.1 - 10.0	17	222,910,121	23.3	4.761	103	359	1.51	10.4	9.5	70.7	61.8
10.1 - 11.0	7	120,768,641	12.6	4.032	118	322	2.41	11.3	10.5	49.4	41.4
11.1 - 12.0	4	40,314,750	4.2	4.401	119	318	2.47	12.9	11.5	58.4	50.1
12.1 - 13.0	7	67,630,113	7.1	4.758	118	336	1.95	14.1	12.6	63.1	49.9
13.1 - 146.6	13	63,708,767	6.7	3.521	119	350	9.18	45.8	45.0	12.5	10.0
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16x	12.6%	11.8%	63.2%	54.8%

A-2-7

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
2.2 - 20.0	11	$51,631,239	5.4%	3.514%	119	358	10.29x	50.3%	49.5%	9.5%	7.9%
20.1 - 25.0	1	5,092,071	0.5	3.570	119	359	5.29	29.6	28.8	24.5	19.2
25.1 - 30.0	2	56,985,456	6.0	2.943	117	299	3.67	12.2	12.2	29.3	28.4
30.1 - 50.0	1	14,937,164	1.6	5.400	62	356	1.30	9.2	8.8	47.1	43.5
50.1 - 55.0	1	16,500,000	1.7	3.117	118	0	3.68	12.9	11.6	51.8	51.8
55.1 - 60.0	2	57,359,454	6.0	4.692	118	298	1.61	11.3	9.8	59.5	48.3
60.1 - 65.0	9	121,282,751	12.7	4.751	119	343	1.71	11.7	10.8	63.0	53.0
65.1 - 70.0	20	169,309,819	17.7	4.603	118	355	1.57	10.6	9.7	67.1	55.8
70.1 - 75.0	30	434,325,411	45.5	4.613	111	358	1.41	9.5	8.7	73.6	64.8
75.1 - 77.6	3	27,542,188	2.9	4.825	102	360	1.35	9.0	8.6	76.7	68.3
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16x	12.6%	11.8%	63.2%	54.8%

A-2-8

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
2.2 - 20.0	13	$63,708,767	6.7%	3.521%	119	350	9.18x	45.8%	45.0%	12.5%	10.0%
20.1 - 30.0	1	50,000,000	5.2	2.860	117	0	3.64	10.6	10.6	29.8	29.8
30.1 - 45.0	3	70,274,967	7.4	5.132	106	307	1.44	11.5	10.2	57.3	44.5
45.1 - 50.0	2	42,134,485	4.4	4.686	118	338	1.97	14.3	12.6	60.9	48.2
50.1 - 55.0	14	122,865,271	12.9	4.386	118	352	1.94	11.5	10.6	64.0	52.9
55.1 - 60.0	14	145,240,365	15.2	4.643	118	353	1.48	9.5	8.9	67.4	57.6
60.1 - 65.0	17	201,572,012	21.1	4.413	118	360	1.46	9.3	8.7	72.3	62.5
65.1 - 70.0	9	197,660,000	20.7	4.496	118	360	1.40	9.3	8.5	74.0	66.5
70.1 - 75.0	7	61,509,688	6.4	5.585	61	360	1.37	10.4	9.2	75.2	72.1
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16x	12.6%	11.8%	63.2%	54.8%

A-2-9

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
2.859 - 3.000	1	$50,000,000	5.2%	2.860%	117	0	3.64x	10.6%	10.6%	29.8%	29.8%
3.001 - 3.250	1	16,500,000	1.7	3.117	118	0	3.68	12.9	11.6	51.8	51.8
3.251 - 3.500	5	23,464,345	2.5	3.366	119	359	9.30	45.7	45.0	12.3	9.6
3.501 - 3.750	8	40,244,422	4.2	3.612	119	342	9.12	45.8	45.0	12.7	10.2
3.751 - 4.000	1	24,930,491	2.6	3.990	118	358	1.60	9.7	9.2	65.8	52.4
4.001 - 4.250	8	163,382,720	17.1	4.129	118	360	1.52	9.4	8.5	70.3	62.3
4.251 - 4.500	13	140,323,721	14.7	4.360	118	360	1.45	9.1	8.7	71.6	61.2
4.501 - 4.750	14	185,330,227	19.4	4.632	119	359	1.56	10.6	9.6	70.2	61.0
4.751 - 5.000	13	153,743,231	16.1	4.891	116	329	1.50	11.2	10.0	67.1	54.4
5.001 - 5.250	6	51,871,198	5.4	5.138	119	352	1.55	10.7	9.9	68.6	58.8
5.251 - 5.500	7	35,754,664	3.7	5.325	95	358	1.34	9.3	8.7	59.4	53.4
5.501 - 5.727	3	69,420,536	7.3	5.596	68	346	1.39	11.0	9.7	72.7	67.0
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16x	12.6%	11.8%	63.2%	54.8%

A-2-10

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Mortgage Loans by Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	2	$56,942,188	6.0%	5.608%	57	360	1.36x	10.6%	9.3%	75.2%	71.9%
61 - 84	1	14,937,164	1.6	5.400	62	356	1.30	9.2	8.8	47.1	43.5
85 - 125	76	872,023,702	91.3	4.364	118	351	2.24	12.8	12.0	62.5	53.7
126 - 132	1	11,062,500	1.2	4.997	116	360	1.37	9.6	8.8	75.0	64.9
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16x	12.6%	11.8%	63.2%	54.8%

A-2-11

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
57 - 60	2	$56,942,188	6.0%	5.608%	57	360	1.36x	10.6%	9.3%	75.2%	71.9%
61 - 84	1	14,937,164	1.6	5.400	62	356	1.30	9.2	8.8	47.1	43.5
85 - 119	77	883,086,202	92.5	4.372	118	351	2.23	12.8	12.0	62.7	53.9
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16x	12.6%	11.8%	63.2%	54.8%

A-2-12

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	12	$108,302,500	11.3%	3.439%	118	0	4.36x	15.3%	14.8%	39.2%	39.2%
240	1	1,894,553	0.2	3.550	119	239	6.37	46.2	44.6	7.1	4.2
241 - 300	7	101,866,214	10.7	4.921	118	296	1.67	13.0	11.6	60.9	45.4
301 - 360	59	741,403,672	77.6	4.552	112	359	1.86	11.9	11.1	67.3	58.6
361 - 480	1	1,498,616	0.2	3.650	119	479	19.96	95.4	95.0	4.0	3.5
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16x	12.6%	11.8%	63.2%	54.8%

A-2-13

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	12	$108,302,500	11.3%	3.439%	118	0	4.36x	15.3%	14.8%	39.2%	39.2%
239 - 240	1	1,894,553	0.2	3.550	119	239	6.37	46.2	44.6	7.1	4.2
241 - 300	7	101,866,214	10.7	4.921	118	296	1.67	13.0	11.6	60.9	45.4
301 - 360	59	741,403,672	77.6	4.552	112	359	1.86	11.9	11.1	67.3	58.6
361 - 479	1	1,498,616	0.2	3.650	119	479	19.96	95.4	95.0	4.0	3.5
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16x	12.6%	11.8%	63.2%	54.8%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-14

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest-only, Amortizing Balloon	31	$503,792,500	52.8%	4.591%	112	360	1.42x	9.5%	8.7%	72.2%	64.2%
Amortizing Balloon	37	342,870,554	35.9	4.594	115	340	2.55	16.4	15.3	57.5	45.9
Interest-only, Balloon	6	94,700,000	9.9	3.187	118	0	4.75	16.1	15.7	35.1	35.1
Interest-only, ARD	6	13,602,500	1.4	5.196	117	0	1.64	9.2	8.6	68.4	68.4
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16x	12.6%	11.8%	63.2%	54.8%

A-2-15

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	54	$725,199,907	75.9%	4.425%	113	349	2.38x	13.6%	12.7%	60.4%	51.8%
Acquisition	25	218,618,789	22.9	4.581	115	360	1.48	9.5	8.9	72.0	64.3
Acquisition/Refinance	1	11,146,859	1.2	4.490	118	358	1.49	9.9	9.1	74.8	60.6
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16x	12.6%	11.8%	63.2%	54.8%

A-2-16

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Springing	34	$341,380,797	35.7%	4.534%	118	357	1.51x	9.8%	9.1%	69.7%	59.2%
Hard/Springing Cash Management	11	234,361,077	24.5	4.131	118	333	2.13	11.0	10.2	56.6	48.3
Hard/Upfront Cash Management	15	186,002,725	19.5	5.019	97	354	1.48	10.3	9.4	70.0	62.2
Soft/Springing Cash Management	5	100,070,000	10.5	4.370	119	360	1.46	10.0	8.7	72.5	65.4
None	13	63,708,767	6.7	3.521	119	350	9.18	45.8	45.0	12.5	10.0
Soft/Upfront Cash Management	2	29,442,188	3.1	5.078	96	360	1.31	9.0	8.5	75.3	69.6
Total/Weighted Average:	80	$954,965,554	100.0%	4.461%	114	352	2.16x	12.6%	11.8%	63.2%	54.8%

A-2-17

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Tax Escrow	55	$710,806,086	74.4%	64	$831,120,809	87.0%	18	$138,514,745	14.5%
Insurance Escrow	43	$587,302,998	61.5%	43	$587,302,998	61.5%	37	$367,662,556	38.5%
Replacement Reserve	7	$91,686,645	9.6%	56	$823,362,610	86.2%	13	$198,341,678	20.8%
TI/LC Reserve(1)	19	$350,483,902	59.0%	32	$456,166,415	76.8%	10	$166,004,493	27.9%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans  secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-18

Wells Fargo Commercial Mortgage Trust 2016-LC25

Annex A-2: Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

Prepayment Restriction	December 2016	December 2017	December 2018	December 2019	December 2020	December 2021	December 2022	December 2023	December 2024	December 2025	December 2026
Locked Out	91.9%	92.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Defeasance	0.00	0.00	84.64	84.65	84.63	83.62	84.96	84.91	84.86	81.13	0.00
Yield Maintenance	8.10	8.04	15.36	15.35	15.37	14.76	15.04	15.09	15.14	14.74	0.00
Open	0.00	0.00	0.00	0.00	0.00	1.62	0.00	0.00	0.00	4.13	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$954.97	$948.96	$941.79	$932.11	$920.06	$852.32	$823.67	$808.16	$792.01	$775.02	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.37%	98.62%	97.61%	96.35%	89.25%	86.25%	84.63%	82.94%	81.16%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-19

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-2

9 WEST 57th STREET

A-3-3

9 WEST 57th STREET

A-3-4

9 WEST 57th STREET

9 West 57th Street
9 West 57th Street
New York, NY 10019
MANHATTAN
CENTRAL PARK
Upper West Side
Upper East Side
West Side
Midtown
East Side
Theatre District
The Lake
Strawberry Fields
Bethesda Fountain
Sheep Meadow
The Mall
East Green
The Frick Collection
Temple Emanu-El
The Dairy
Central Park Zoo
Heckscher Playground
Wollman Rink
Hallet Nature Sanctuary
The Pond
Central Park South
Loews IMAX Theatre
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. Lincoln Center Campus
John Jay College of Criminal Justice
St. Luke's Roosevelt Hospital Ctr.
Time Warner Center
Museum of Arts & Design
Alvin Ailey American Dance Theater
Carnegie Hall
CitiSpire Center
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
Barneys New York
Bergdorf Goodman, Louis Vuitton
Trump Tower
Fuller Building
The Peninsula New York
Museum of Modern Art
Lever House
399 Park
The Paley Center for Media
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
Citigroup Center
AXA Center
75 Rockefeller Plaza
345 Park
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha
Time-Life Building
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
Exxon Building
GE Building
Rockefeller Plaza
Tower 49
McGraw-Hill
Gershwin Theatre
Paramount Plaza
One Worldwide Plaza
Morgan Stanley Building
News Corp. Building
JPMorgan Chase Tower
245 Park Avenue
Marquis Theatre
Imperial Theatre
Lyceum Theatre
Shubert Theatre
Viacom Intl.
TIMES SQUARE
MetLife Building
450 Lexington Avenue
Grand Central Terminal (Metro North)
Chrysler Building
Minskoff Theatre
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
Bryant Park
New York Public Library
Lefcourt Manhattan Bldg.
New York Times Building
Republic Bank Tower
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
W. 73rd St.
W. 72nd St.
W. 71st St.
W. 70th St.
W. 69th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
E. 73rd St.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 40th St.
E. 39th St.
72ND ST/ BROADWAY
72ND ST
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
68TH ST/ HUNTER COLLEGE
Hunter College
63RD ST/ LEXINGTON
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
57TH ST
57TH ST/ 7TH AVE
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
50TH ST
49TH ST
ROCKEFELLER CTR.
TIMES SQ.
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
BRYANT PARK
42ND ST/ TIMES SQ.
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
Astoria
QUEENS
Long Island City
Union City
Chelsea
MANHATTAN
Greenwich Village
Williamsburg
Hoboken
NEW JERSEY
Tribeca
Chinatown
SoHo
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

A-3-5

No. 1 – 9 West 57th Street

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$50,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$50,000,000			Location:	New York, NY
% of Initial Pool Balance:	5.2%			Size:	1,680,218 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$603.33
Borrower Names:	Solow Building Company II, L.L.C.; Solovieff Realty Co. II, L.L.C.			Year Built/Renovated:	1972/NAP
Sponsor:	Sheldon H. Solow			Title Vesting:	Fee / Leasehold
Mortgage Rate:	2.8595%			Property Manager:	Self-managed
Note Date:	August 30, 2016			4th Most Recent Occupancy (As of)(4):	56.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	50.9% (12/31/2013)
Maturity Date:	September 1, 2026			2nd Most Recent Occupancy (As of)(4):	63.5% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of) (4):	67.3% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	63.5% (6/1/2016)
Seasoning:	3 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(5):	$60,972,979 (12/31/2013)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(5):	$67,687,210 (12/31/2014)
Call Protection:	L(27),D(86),O(7)			2nd Most Recent NOI (As of)(5):	$85,164,572 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(5):	$97,014,333 (TTM 6/30/2016)
Additional Debt(1):	Yes
Additional Debt Type(1)(2):	Pari Passu, Subordinate Debt and Future Mezzanine

				U/W Revenues:	$166,714,099
				U/W Expenses:	$58,877,243
Escrows and Reserves(3):				U/W NOI(6):	$107,836,855
				U/W NCF(6):	$107,098,067
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	3.67x
Taxes	$9,417,640	$3,139,213	NAP	U/W NCF DSCR(1):	3.64x
Insurance	$264,333	$88,111	NAP	U/W NOI Debt Yield(1):	10.6%
Replacement Reserve	$0	$61,615	$2,500,000	U/W NCF Debt Yield(1):	10.6%
TI/LC Reserve	$25,000,000	Springing	$25,000,000	As-Is Appraised Value:	$3,400,000,000
Outstanding TI/LC Reserve	$13,061,790	$0	NAP	As-Is Appraisal Valuation Date:	July 28, 2016
Free Rent Reserve	$16,462,228	$0	NAP	Cut-off Date LTV Ratio(1):	29.8%
Deferred Maintenance	$287,500	$0	NAP	LTV Ratio at Maturity or ARD(1):	29.8%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 9 West 57th Street Senior Notes only. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NCF Debt Yield based on the 9 West 57th Street Whole Loan, including the 9 West 57th Street Subordinate Companion Note, are 35.3%, 3.08x and 8.9%, respectively.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “9 West 57th Street Mortgage Loan”) is part of a whole loan (the “9 West 57th Street Whole Loan”) evidenced by six senior pari passu notes (the “9 West 57th Street Senior Notes”) and one subordinate note (the “9 West 57th Street Subordinate Companion Note”), secured by the fee and leasehold interests in a 50-story office building located on West 57th Street in Manhattan, New York (the “9 West 57th Street Property”). The 9 West 57th Street Whole Loan was originated on August 30, 2016 by JPMorgan Chase Bank, National Association and the Note A-3-A in the original principal amount of $50,000,000 was subsequently purchased by Ladder Capital Finance LLC. The 9 West 57th Street Whole Loan had an original principal balance of $1,200,000,000, has an outstanding principal balance as of the Cut-off Date of $1,200,000,000 and accrues interest at an interest rate of 2.8595% per annum. The 9 West 57th Street Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments through the term of the 9 West 57th Street Whole Loan. The 9 West 57th Street Whole Loan matures on September 1, 2026.

Note A-3-A, which will be contributed to the WFCM 2016-LC25 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents a non-controlling interest in the 9 West 57th Street Whole Loan. The controlling Note A-1 and the 9 West 57th Street Subordinate Companion Loan (Note B-1) were contributed to the JPMCC 2016-NINE Trust. Note A-2 was contributed to the JPMCC 2016-JP3 securitization trust; Note A-3-B was contributed to the CSAIL 2016-C7 securitization trust; Note A-4 was contributed to the JPMDB 2016-C4 securitization trust and the remaining Note A-5 is currently held by JPMorgan Chase Bank, National Association (“JPMCB”) and is expected to be contributed to future securitization trusts. Notes A-1, A-2, A-3-B, A-4, A-5 and B-1 collectively constitute the “9 West 57th Street Companion Notes”. The

A-3-6

9 WEST 57th STREET

related mortgage loan seller provides no assurances that Note A-5 will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loan Loans—9 West 57th Street Whole Loan” in the Prospectus.

Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1	$670,724,000	JPMCC 2016-NINE	Yes
Note A-2	$100,000,000	JPMCC 2016-JP3	No
Note A-3-A	$50,000,000	WFCM 2016-LC25	No
Note A-3-B	$50,000,000	CSAIL 2016-C7	No
Note A-4	$80,000,000	JPMDB 2016-C4	No
Note A-5	$63,000,000	JPMCB	No
Note B-1	$186,276,000	JPMCC 2016-NINE	No
Total	$1,200,000,000

Following the lockout period, on any date before March 1, 2026 the borrower has the right to defease the 9 West 57th Street Whole Loan in whole, but not in part. In addition, the 9 West 57th Street Whole Loan is prepayable without penalty on or after March 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the origination date.

Sources and Uses

Sources			Uses
Original whole loan amount	$1,200,000,000	100.0%	Loan payoff(1)	$630,769,032	52.6%
			Reserves	64,493,490	5.4
			Closing costs	19,764,970	1.6
			Return of equity	484,972,507	40.4
Total Sources	$1,200,000,000	100.0%	Total Uses	$1,200,000,000	100.0%

(1)	The 9 West 57th Street Property was previously securitized in COMM 2012-9W57.

The Property. The 9 West 57th Street Property is a 50-story, 1,680,218 square foot, Class A office building located on West 57th Street in Manhattan, New York, between 5th and 6th Avenues. The 9 West 57th Street Property is located near the 5th Avenue retail corridor and across the street from the Plaza Hotel within the Plaza District Submarket. 9 West 57th Street consists of 50 stories with 47 office levels and three subterranean levels that contain a mix of retail, storage and service areas as well as a 285-space parking garage representing a parking ratio of 0.2 parking spaces per 1,000 square feet of rentable area. The full-service restaurant, Brasserie 8 ½, is located on the first subterranean level. According to the appraisal, the 9 West 57th Street Property is an iconic trophy office building and benefits from its Plaza District location, quality tenancy and unobstructed views of Central Park from the 27th floor and above. As of June 1, 2016, the 9 West 57th Street Property was leased to 26 tenants, including a number of institutional quality tenants. The 9 West 57th Street Property serves as headquarters’ locations for Kohlberg, Kravis, Roberts & Co. (“KKR”), Chanel Inc. (“Chanel”), Apollo Management Holdings, L.P. (“Apollo”), Och Ziff Management LP, Tiger Global Management LLC and Ruane, Cunniff & Goldfarb Inc. The 9 West 57th Street Property commands some of the highest per square foot office rents in Manhattan with certain higher floor in-place rents exceeding $200.00 per square foot on a gross basis. As of June 1, 2016, the 9 West 57th Street Property was 63.5% occupied, which is below the Plaza District Submarket occupancy of 89.9%. The sponsor is currently marketing the approximately 600,000 square feet of vacant space at the 9 West 57th Street Property.

A-3-7

9 WEST 57th STREET

The following table presents certain information relating to the tenancy at the 9 West 57th Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Kohlberg, Kravis, Roberts & Co.	A/NR/A	196,124	11.7%	$121.48	$23,825,357	16.1%	12/31/2020(3)
Chanel Inc.	NR/NR/NR	185,120	11.0%	$119.07	$22,042,082	14.9%	5/31/2031(4)
Apollo Management Holdings, L.P.	A-/NR/A	111,194	6.6%	$167.27	$18,599,624	12.6%	4/30/2020(5)
Och Ziff Management LP	NR/NR/NR	95,200	5.7%	$180.18	$17,153,400	11.6%	12/31/2029
Providence Equity LLC	NR/NR/NR	51,145	3.0%	$204.62	$10,465,275	7.1%	Various(6)
Total Major Tenants		638,783	38.0%	$144.16	$92,085,738	62.2%

Non-Major Tenants		428,125	25.5%	$130.59	$55,909,450	37.8%

Occupied Collateral Total		1,066,908	63.5%	$138.71	$147,995,188	100.0%

Vacant Space		613,310	36.5%

Collateral Total		1,680,218	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 9, 2017, totaling $216,500.
(3)	Kohlberg, Kravis, Roberts & Co. has acquired an approximately 343,000 square foot condominium at Hudson Yards, an office development in West Midtown, Manhattan. There can be no assurances that KKR will not vacate the property upon lease expiration in December 2020. Excluding KKR from the in-place underwritten base rent, UW NCF DSCR would be equal to 2.30x.
(4)	Chanel Inc’s storage lease for 7,800 square feet expires March 31, 2031.
(5)	Both of Apollo Management Holdings, L.P.’s 13,600 square foot office lease and the 2,294 square foot storage lease expire on April 15, 2020.
(6)	The 51,145 square foot space also includes space leased to Benefit Street Partners, an affiliate of Providence Equity LLC. Providence Equity LLC’s lease for 32,800 square feet expires on March 15, 2019. Benefit Street Partners’ lease for 18,345 square feet expires on September 30, 2025. Benefit Street Partners has the right to terminate its lease as of September 1, 2022 with at least 12 months’ notice and the payment of a termination fee approximately equal to the sum of (i) an amount equal to four months of base rent and (ii) any unamortized brokerage commissions paid by the landlord on account of the lease.

The following table presents certain information relating to the lease rollover schedule at the 9 West 57th Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)(4)	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	2	64,600	3.8%	64,600	3.8%	$13,089,000	8.8%	$202.62
2020	3	308,618	18.4%	373,218	22.2%	$42,632,981	28.8%	$138.14
2021	2	31,500	1.9%	404,718	24.1%	$5,109,900	3.5%	$162.22
2022	2	30,020	1.8%	434,738	25.9%	$5,204,730	3.5%	$173.38
2023	2	64,730	3.9%	499,468	29.7%	$6,827,514	4.6%	$105.48
2024	3	65,140	3.9%	564,608	33.6%	$10,046,735	6.8%	$154.23
2025	5	77,395	4.6%	642,003	38.2%	$14,301,223	9.7%	$184.78
2026	0	0	0.0%	642,003	38.2%	$0	0.0%	$0.00
Thereafter	8	424,905	25.3%	1,066,908	63.5%	$50,783,105	34.3%	$119.52
Vacant	0	613,310	36.5%	1,680,218	100.0%	$0	0.0%	$0.00
Total/Weighted Average	27	1,680,218	100.0%			$147,995,188	100.0%	$138.71

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

A-3-8

9 WEST 57th STREET

The following table presents historical occupancy percentages at the 9 West 57th Street Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)(2)	6/1/2016(3)
56.9%	50.9%	63.5%	67.3%	63.5%

(1)	Information obtained from the borrower.
(2)	The increase in occupancy from 2013 to 2014 is primarily due to leases signed with SHL Investment Group (USA), Inc. and Benefit Street Partners LLC. The increase from 2014 to 2015 occupancy is primarily driven by leases signed with Tiger Global Management LLC, Qatar Investment Authority Advisory USA Inc. and Veritas Capital Fund Management, LLC.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 9 West 57th Street Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	TTM 6/30/2016(1)	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$96,419,788	$104,395,474	$128,865,929	$141,867,688	$147,995,188(3)	88.8%	$88.08
Grossed Up Vacant Space	0	0	0	0	82,518,645	49.5	49.11
Total Reimbursables	18,367,753	20,686,585	18,213,824	17,863,714	16,775,136	10.1	9.98
Other Income	1,960,765	2,011,104	1,649,779	1,754,505	1,943,774	1.2	1.16
Less Vacancy & Credit Loss	0	0	0	0	(82,518,645)(4)	(49.5)	(49.11)
Effective Gross Income	$116,748,306	$127,093,163	$148,729,532	$161,485,907	166,714,099	100.0%	$99.22

Total Operating Expenses	$55,775,327	$59,405,953	$63,564,960	$64,471,574	$58,877,243	35.3%	$35.04

Net Operating Income	$60,972,979	$67,687,210	$85,164,572	$97,014,333	$107,836,855	64.7%	$64.18
TI/LC	0	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	0	738,788	0.4	0.44
Net Cash Flow	$60,972,979	$67,687,210	$85,164,572	$97,014,333	$107,098,067	64.2%	$63.74

NOI DSCR(5)	2.07x	2.30x	2.90x	3.30x	3.67x
NCF DSCR(5)	2.07x	2.30x	2.90x	3.30x	3.64x
NOI DY(5)	6.0%	6.7%	8.4%	9.6%	10.6%
NCF DY(5)	6.0%	6.7%	8.4%	9.6%	10.6%

(1)	The increase in Net Operating Income from 2013 to 2014 is primarily due to an increase in occupancy from 50.9% to 63.5%. The increase in Net Operating Income from 2014 to 2015 is primarily due to an increase in occupancy from 63.5% to 67.3% and an increase in in-place weighted average base rent per square foot from approximately $97.86 to approximately $113.98 per square foot. The increase in Net Operating Income from 2015 to TTM 6/30/2016 is primarily due to an increase in in-place weighted average base rent from approximately $113.98 to approximately $127.16 per square foot.
(2)	The increase from TTM 6/30/2016 Net Operating Income to U/W Net Operating Income is primarily due to the inclusion of tenants who have signed leases, but have not begun paying rent, including Zimmer Partners LP (20,100 square feet) and Seven Bridges Advisors LLC (7,560 square feet).
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 9, 2017, totaling $216,500.
(4)	The underwritten economic vacancy is 33.1%. The 9 West 57th Street Property was 63.5% leased as of June 1, 2016.
(5)	Debt service coverage ratios and debt yields are based on the 9 West 57th Street Senior Notes.

Appraisal. As of the appraisal valuation date of July 28, 2016 the 9 West 57th Street Property had an “as-is” appraised value of $3,400,000,000. The appraiser of the 9 West 57th Street Property concluded an “as-stabilized” value of $3,750,000,000 as of February 1, 2020.

Environmental Matters. According to a Phase I environmental site assessment dated August 5, 2016 there was no evidence of any recognized environmental conditions at the 9 West 57th Street Property.

Market Overview and Competition. The 9 West 57th Street Property is located in the Plaza District in Midtown Manhattan and in close proximity to the Plaza Hotel, 5th Avenue, the Museum of Modern Art, Rockefeller Center, Carnegie Hall, Radio City Music Hall, Columbus Circle and Grand Central Terminal. Midtown Manhattan is home to numerous national and multinational corporations, such as The Blackstone Group, Bloomberg L.P., Estée Lauder, JPMorgan Chase and NBC. The surrounding area has a number of luxury hotels, including The Four Seasons, The Peninsula, The Plaza and The St. Regis. The property is located along “Billionaire’s Row” which includes several luxury supertall residential condominium developments such as One57, 432 Park, 220 Central Park South and 111 West 57th Street. Certain residential condominium units along “Billionaire’s Row” have sold for up to $9,000 per square foot.

As of the second quarter of 2016, the Plaza District office submarket reported an overall vacancy rate of 10.1% and overall average asking rents of $128.36 per square foot on a gross basis. The appraisal identified four comparable Class A trophy office buildings including the Seagram Building (375 Park Avenue), 667 Madison Avenue, the GM Building (767 5th Avenue) and Lever House (390 Park Avenue) with current asking rents ranging from $125 per square foot to $220 per square foot, on a gross basis, which is in-line with the 9 West 57th Street Property.

A-3-9

9 WEST 57th STREET

The following table presents certain information relating to comparable leases to the 9 West 57th Street Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
767 Fifth Avenue New York, NY	1968/NAV	50	1,925,000	95.6%	0.2 miles	Seven Valley LLC	June 2016 / 15 Yrs	2,933	$220.00	Gross
650 Madison Avenue New York, NY	1956/1987	27	603,666	85.9%	0.3 miles	Ocean Road Advisors	April 2016 / 10 Yrs	6,647	$160.00	Gross
375 Park Avenue New York, NY	1958/NAP	38	830,928	98.3%	0.5 miles	Strategic Asset Services LLC	June 2016 / 10 Yrs	17,519	$165.00	Gross
350 Park Avenue New York, NY	1960/2002	30	567,000	100.0%	0.5 miles	Citco Corporate Services	May 2016 / 10.7 Yrs	8,092	$160.00	Gross
1095 Avenue of the Americas New York, NY	1972/2008	41	1,484,325	97.3%	1.0 miles	U.S. Bank	June 2016 / 12 Yrs	68,636	$95.00	Gross

(1)	Information obtained from the appraisal and a third party market research report.

The Borrower. The borrowing entities for the 9 West 57th Street Whole Loan are Solow Building Company II, L.L.C. and Solovieff Realty Co. II, L.L.C and each is a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 9 West 57th Street Whole Loan.

The Sponsor. The loan sponsor is Sheldon H. Solow who has been an owner and developer of commercial and residential properties in New York since 1950 and has owned the 9 West 57th Street Property since developing it in 1972. Sheldon H. Solow has a real estate portfolio consisting of approximately 18 commercial and residential properties in New York City, including 265 East 66th Street, One East River Place and 419 East 60th Street. The sponsor had a prior default in connection with collateralization of a letter of credit. For additional information on the sponsor, see “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $9,417,640 for real estate taxes, $264,333 for insurance premiums, $25,000,000 for ongoing tenant improvements and leasing commissions, $16,462,228 for outstanding free rent, $13,061,790 for outstanding tenant improvements and leasing commissions and $287,500 for deferred maintenance. The loan documents require monthly reserve deposits of one-twelfth of the estimated annual real estate taxes (which currently equates to $3,139,213 per month), one-twelfth of the estimated annual insurance premiums (which currently equates to $88,111 per month) and $61,615 for replacement reserves. The loan documents do not require monthly escrows for replacement reserves as long as the balance of the escrow account equals $2,500,000 (“Replacement Reserve Cap”).

The loan documents do not require monthly escrows for tenant improvements and leasing commission reserves as long as the balance of the escrow account remains $25,000,000 (“TI/LC Reserve Cap”). If the balance of the tenant improvement and leasing commissions reserve account is less than the TI/LC Reserve Cap, the borrowers are required to deposit into the reserve $420,055 per month unless (i) the debt service coverage ratio is equal to or greater than 2.50x, (ii) the balance of the reserve account is equal to or greater than $15,000,000 and (iii) the 9 West 57th Street Property is occupied by tenants under leases demising no less than 65.0% of the rentable square footage.

Lockbox and Cash Management. The 9 West 57th Street Whole Loan documents require a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. All funds in the lockbox account will be swept daily into the borrowers’ operating account at the clearing bank, unless a Trigger Period (as defined below) has occurred and is continuing, in which event such funds will be swept on a daily basis into the a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of the borrowers, (iii) the bankruptcy or insolvency of the property manager or (iv) the debt service coverage ratio (as calculated in the loan documents) falling below 2.50x based on a trailing three-month basis.

The borrowers will have the right two times in the aggregate in any 12-month period to cure a Trigger Period as follows: (i) if a Trigger Period exists solely by reason of an event of default, the curing and acceptance of such cure by the lender of the applicable event of default (in its sole and absolute discretion), (ii) if a Trigger Period exists solely by reason of a bankruptcy or insolvency of a property manager, the replacement of such manager with a qualified manager pursuant to a management agreement acceptable to the lender within 60 days, (iii) if a Trigger Period exists solely by reason of a the debt service coverage ratio falling below 2.50x for a trailing three-month period, the achievement of the debt service coverage ratio for two consecutive quarters of at least 2.50x on a trailing three-month basis as determined by the lender. In no event will the borrowers have the right to cure a Trigger Period occurring by reason of a borrower bankruptcy.

Property Management. The 9 West 57th Street Property is managed by an affiliate of the borrower.

A-3-10

9 WEST 57th STREET

Assumption. The borrower has the one-time right to transfer the 9 West 57th Street Property provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the proposed transferee will be controlled by a person who (a) has demonstrated expertise in owning or operating at least three similar Class A office properties in Manhattan consisting of at least 4,500,000 rentable square feet (exclusive of the 9 West 57th Street Property), (b) as of a date no more than six months prior to the date of such transfer and assumption, and at all times while the guaranty of recourse obligations and/or environmental indemnity, as each are referred to in clause (iii) below, is outstanding, has (x) total assets of at least $2.0 billion (exclusive of the 9 West 57th Property) in the aggregate, (y) has shareholder/partner equity of at least $1.3 billion (exclusive of the 9 West 57th Street Property) in the aggregate and (z) liquidity in excess of $25.0 million in the aggregate, and (c) whose identity, experience, financial condition and creditworthiness is otherwise acceptable to Lender in all respect; (iv) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (v) the lender has received confirmation from DBRS, Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2016-LC25 certificates and similar confirmations from each rating agency rating any securities backed by any of the 9 West 57th Street Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The 9 West 57th Street Subordinate Companion Note had an original balance of $186,276,000, has a cut-off date balance of $186,276,000 and is coterminous with the 9 West 57th Street Senior Notes. The 9 West 57th Street Subordinate Companion Note requires interest-only payments through maturity. The controlling Note A-1 and the 9 West 57th Street Subordinate Companion Note were contributed to the JPMCC 2016-NINE securitization trust, pursuant to which the 9 West 57th Street Whole Loan is serviced and administered.

The sole members of the borrowers are permitted to obtain a mezzanine loan secured by the ownership interests in the related borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified lender provision in the loan documents, (ii) the combined loan-to-value ratio on the origination date of the mezzanine loan does not exceed 35.3%, (iii) the combined debt service coverage ratio (as calculated in the loan documents and based on the 12 months immediately preceding the origination date of the mezzanine loan) is not less than 3.08x, and (iv) the mezzanine lender enters into an intercreditor agreement in form and substance reasonably satisfactory to the mortgage lender and the rating agencies.

Ground Lease. The borrowers have pledged both the fee interest in the 9 West 57th Street Property and the leasehold estate. The borrowers are permitted to terminate the ground lease upon certain terms and conditions in the loan documents which include, without limitation, delivery of a new title policy or an endorsement to the existing title policy, confirmation that all space leases will remain in full force and effect and satisfaction of any REMIC requirements.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 9 West 57th Street Property (provided that the borrowers are not required to pay terrorism insurance premiums in excess of two times the premiums for all risk and business interruption coverage (exclusive of terrorism coverage) if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-11

WALMART SHADOW ANCHORED PORTFOLIO

ORGANIC SPA
DOLLAR TREE
CATO

ANYTIME FITNESS
Check n Go

plus CATO plus

ADVANCE AMERICA
CASH ADVANCE
DOLLAR TREE

DOLLAR TREE

maurices
NAILS
Wireless
SALLY
CASH
MARINES

A-3-12

WALMART SHADOW ANCHORED PORTFOLIO

UTAH
Boulder
Aurora
DENVER
NEBRASKA
St. Joseph
Grand Jct.
Colorado Springs
Salina
Topeka
KANSAS CITY
COLORADO
KANSAS
Pueblo
La Junta
Dodge City
Wichita
Tulsa
Flagstaff
Santa Fe
Pampa
OKLAHOMA CITY
ALBUQUERQUE
Amarillo
Shawnee
ARIZONA
NEW MEXICO
OKLAHOMA
PHOENIX
Mesa
Plainview
Wichita Falls
Durant
Lubbock
TUCSON
Las Cruces
FT. WORTH
DALLAS
Douglas
EL PASO
Abilene
Arlington
CIUDAD JUÁREZ
Midland
TEXAS
Waco
Tyler
Belton
AUSTIN
Liberty
CHIHUAHUA
SAN ANTONIO
HOUSTON
Corpus Christi
MEXICO
Laredo
Alice
Gulf of California
Gulf of Mexico
McAllen
MONTERREY
Brownsville

Oshkosh
Lake Huron
ONTARIO
WI
Midland
Saginaw
Bad Axe
MILWAUKEE
MICHIGAN
GRAND RAPIDS
Saint Johns
Flint
LONDON
Lake Michigan
Lansing
Troy
DETROIT
Battle Creek
Kalamazoo
Ann Arbor
WINDSOR
Erie
CHICAGO
Elkhart
Lake Erie
Gary
South Bend
Wauseon
TOLEDO
CLEVELAND
Elyria
FORT WAYNE
AKRON
INDIANA
Findlay
Lima
Mansfield
Canton
Lafayette
OHIO
Champaign
Anderson
Wheeling
IL
INDIANAPOLIS
COLUMBUS
Terre Haute
Shelbyville
DAYTON
Lancaster
Hamilton
Bloomington
CINCINNATI
Athens
WEST VIRGINIA
Portsmouth
Huntington
Charleston
LOUISVILLE
Frankfort
Tell City
Evansville
Radcliff
LEXINGTON
Owensboro
KENTUCKY
Beckley

## Walmart Shadow Anchored Portfolio

| | | | | | |
|---|---|---|---|---|---|
| 1 | Alice Shopping Center | Alice, TX | 18 | Marshalltown Shopping Center | Marshalltown, IA |
| 2 | Shawnee Shopping Center | Shawnee, OK | 19 | Bad Axe Shopping Center | Bad Axe, MI |
| 3 | Durant Shopping Center | Durant, OK | 20 | Ottumwa Shopping Center | Ottumwa, IA |
| 4 | Radcliff Shopping Center | Radcliff, KY | 21 | Tyler Shopping Center | Tyler, TX |
| 5 | Mustang Shopping Center | Mustang, OK | 22 | Oskaloosa Shopping Center | Oskaloosa, IA |
| 6 | Pineville Shopping Center | Pineville, LA | 23 | Shelbyville Shopping Center | Shelbyville, IN |
| 7 | Yukon Shopping Center | Yukon, OK | 24 | Alexandria Shopping Center | Alexandria, LA |
| 8 | Fort Dodge Shopping Center | Fort Dodge, IA | 25 | La Junta Shopping Center | La Junta, CO |
| 9 | Belton Shopping Center | Belton, TX | 26 | St. John's Shopping Center | Saint Johns, MI |
| 10 | Petal Shopping Center | Petal, MS | 27 | Newton Shopping Center | Newton, IA |
| 11 | Douglas Shopping Center | Douglas, AZ | 28 | Tell City Shopping Center | Tell City, IN |
| 12 | Boaz Shopping Center | Boaz, AL | 29 | Newcastle Shopping Center | Newcastle, OK |
| 13 | Zachary Shopping Center | Zachary, LA | 30 | Wauseon Shopping Center | Wauseon, OH |
| 14 | Plainview Shopping Center | Plainview, TX | 31 | Pampa Shopping Center | Pampa, TX |
| 15 | Minden Shopping Center | Minden, LA | 32 | Keokuk Shopping Center | Keokuk, IA |
| 16 | West Burlington Shopping Center | West Burlington, IA | 33 | Liberty Shopping Center | Liberty, TX |
| 17 | Pulaski Shopping Center | Pulaski, TN | 34 | Perry Shopping Center | Perry, FL |

MINNEAPOLIS
Eau Claire
Marshfield
Red Wing
Marshall
MINNESOTA
Brookings
Faribault
Winona
Mankato
Rochester
SD
La Crosse
Albert Lea
Austin
WISCONSIN
Sioux Falls
Mason City
Spencer
Algona
Sioux City
Storm Lake
Fort Dodge
Cedar Falls
Waterloo
Dubuque
IOWA
Cedar Rapids
Carroll
Ames
Marshalltown
Clinton
West Des Moines
Ankeny
Newton
Iowa City
Davenport
OMAHA
DES MOINES
Council Bluffs
Oskaloosa
Muscatine
Rock Island
Bellevue
Ottumwa
Lincoln
Burlington
NEBR.
Keokuk
ILLINOIS
Maryville
Kirksville
MISSOURI
Quincy

Topeka
KANSAS CITY
Jefferson City
ST. LOUIS
Frankfort
Charleston
KS
Louisville
Wichita
MO
KY
Raleigh
Tulsa
NASHVILLE
Knoxville
CHARLOTTE
OKLAHOMA CITY
Little Rock
MEMPHIS
Pulaski
OK
AR
Boaz
ATLANTA
Columbia
Birmingham
Charleston
DALLAS
Minden
Macon
Arlington
Shreveport
Jackson
Savannah
Montgomery
Pineville
Atlantic Ocean
Alexandria
Zachary
Petal
TX
Baton Rouge
Tallahassee
JACKSONVILLE
Lafayette
Mobile
Perry
HOUSTON
NEW ORLEANS
Orlando
TAMPA
Gulf of Mexico
MIAMI

A-3-13

No. 2 – Walmart Shadow Anchored Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance			Single Asset/Portfolio:	Portfolio
				Property Type:	Retail
Original Principal Balance(1):	$49,500,000			Specific Property Type:	Shadow Anchored
Cut-off Date Principal Balance(1):	$49,500,000			Location:	Various – See Table
% of Initial Pool Balance:	5.2%			Size:	881,524 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$101.00
Borrowers(2):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	David W. Schostak			Title Vesting(5):	Various
Mortgage Rate:	5.5898%			Property Manager:	Self-managed
Note Date:	September 1, 2016			4th Most Recent Occupancy (As of):	93.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	92.1% (12/31/2013)
Maturity Date:	September 6, 2021			2nd Most Recent Occupancy(As of):	92.2% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of):	93.4% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of):	93.1% (10/31/2016)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$8,667,457 (12/31/2013)
Call Protection:	L(27),D(28),O(5)			3rd Most Recent NOI (As of):	$9,035,547 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$9,045,481 (12/31/2015)
Additional Debt(1)(3):	Yes			Most Recent NOI (As of):	$9,050,388 (TTM 6/30/2016)
Additional Debt Type(1)(3):	Pari Passu; Mezzanine
				U/W Revenues:	$12,603,392
				U/W Expenses:	$3,145,985
Escrows and Reserves(4):				U/W NOI:	$9,457,407
				U/W NCF:	$8,311,424
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.54x
Taxes	$682,795	$136,559	NAP	U/W NCF DSCR(1):	1.36x
Insurance	$150,051	$12,504	NAP	U/W NOI Debt Yield(1):	10.6%
Replacement Reserves	$0	$14,692	$528,915(4)	U/W NCF Debt Yield(1):	9.3%
TI/LC Reserve	$850,000	$80,806	$2,909,034(4)	As-Is Appraised Value:	$118,715,000
Deferred Maintenance	$218,304	$0	NAP	As-Is Appraisal Valuation Date(6):	Various
Tell City Engineering Reserve	$129,000	$0	NAP	Cut-off Date LTV Ratio(1):	75.0%
Ground Rent Reserve	$8,216	Springing	$8,216	LTV Ratio at Maturity or ARD(1):	72.0%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Walmart Shadow Anchored Portfolio Whole Loan (as defined below).
(2)	See “Borrowers” section.
(3)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $8,613,750. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Walmart Shadow Anchored Portfolio Whole Loan. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Walmart Shadow Anchored Portfolio Whole Loan and the Walmart Shadow Anchored Portfolio Mezzanine Loan (as defined below) in the aggregate were $110.77, 1.17x, 8.5%, 82.3% and 79.2%, respectively.
(4)	See “Escrows” section.
(5)	The Walmart Shadow Anchored Portfolio Whole Loan is secured by the leasehold interests in two of the Walmart Shadow Anchored Portfolio Properties (as defined below) and by the fee interests in the remaining 32 Walmart Shadow Anchored Portfolio Properties. See “Ground Lease” section.
(6)	See “Appraisals” section.

The Mortgage Loan. The mortgage loan (the “Walmart Shadow Anchored Portfolio Mortgage Loan”) is part of a whole loan (the “Walmart Shadow Anchored Portfolio Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) and secured by a first mortgage encumbering the fee (or, as to two properties, the leasehold) interests in 34 retail properties, each shadow anchored by Walmart, across 14 states (the “Walmart Shadow Anchored Portfolio Properties”). The Walmart Shadow Anchored Portfolio Whole Loan was originated on September 1, 2016 by Ladder Capital Finance LLC. The Walmart Shadow Anchored Portfolio Whole Loan had an original principal balance of $89,036,250, has an outstanding principal balance as of the Cut-off Date of $89,036,250 and accrues interest at an interest rate of 5.5898% per annum. The Walmart Shadow Anchored Portfolio Whole Loan had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Walmart Shadow Anchored Portfolio Whole Loan matures on September 6, 2021.

Note A-1, which will be contributed to the WFCM 2016-LC25 Trust, had an original principal balance of $49,500,000, has an outstanding principal balance as of the Cut-off Date of $49,500,000 and represents the controlling interest in the Walmart Shadow Anchored Portfolio Whole Loan. The non-controlling Note A-2, with an original principal balance of $39,536,250, is expected to be contributed to one or more future trusts. The mortgage loan evidenced by Note A-2 is referred to herein as the “Walmart Shadow Anchored Companion Loan”. The lender provides no assurances that Note A-2 will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” in the Prospectus.

A-3-14

WALMART SHADOW ANCHORED PORTFOLIO

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1	$49,500,000	WFCM 2016-LC25	Yes
Note A-2	$39,536,250	Ladder Capital Finance	No
Total	$89,036,250

Following the lockout period, the borrower has the right to defease the Walmart Shadow Anchored Portfolio Whole Loan in whole but not in part, on any due date before May 6, 2021. In addition, the Walmart Shadow Anchored Portfolio Whole Loan is prepayable without penalty commencing on May 6, 2021.

Sources and Uses

Sources			Uses
Original Whole Loan amount	$89,036,250	91.2%	Loan payoff(1)	$89,698,349	91.9%
Mezzanine Loan	8,613,750	8.8	Reserves	2,038,365	2.1
			Closing costs	1,464,686	1.5
			Return of equity	4,448,600	4.6
Total Sources	$97,650,000	100.0%	Total Uses	$97,650,000	100.0%

(1)	Seven of the Walmart Shadow Anchored Portfolio Properties were previously securitized in the CSMC 2007-C1 transaction. The remainder of the properties were securitized in the CSMC 2006-C3 and CSMC 2006-C4 transactions but were not directly paid off by the Walmart Shadow Anchored Portfolio Whole loan.

The Properties. The Walmart Shadow Anchored Portfolio Properties consist of 34 retail properties, each shadow anchored by Walmart, comprised of approximately 881,524 rentable square feet that were built between 2002 and 2006 and are located in 14 states. The related borrowers hold leasehold interests in two of the Walmart Shadow Anchored Portfolio Properties (see “Ground Lease” section) and fee interests in the remaining 32 Walmart Shadow Anchored Portfolio Properties. No property accounts for more than 5.3% of allocated Cut-off Date Principal Balance. Since 2006, the Walmart Shadow Anchored Portfolio Properties have never been less than 91.0% occupied. The Walmart Shadow Anchored Portfolio Properties range in size from 10,160 square feet to 39,100 square feet and were 93.1% occupied as of October 31, 2016.

A-3-15

WALMART SHADOW ANCHORED PORTFOLIO

The following table presents certain information relating to the Walmart Shadow Anchored Portfolio Properties:

Property Information(1)(2)

Property Name	City, State	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Alice Shopping Center	Alice, TX	$4,763,000	5.3%	91.8%	2005/NAP	39,100	$6,100,000	78.1%
Shawnee Shopping Center	Shawnee, OK	$4,186,000	4.7%	100.0%	2004/NAP	35,640	$5,360,000	78.1%
Durant Shopping Center	Durant, OK	$3,834,000	4.3%	100.0%	2003/2012	32,200	$4,910,000	78.1%
Radcliff Shopping Center	Radcliff, KY	$3,819,000	4.3%	84.8%	2005/NAP	36,900	$4,890,000	78.1%
Mustang Shopping Center	Mustang, OK	$3,647,000	4.1%	100.0%	2004/NAP	35,849	$4,670,000	78.1%
Pineville Shopping Center	Pineville, LA	$3,639,000	4.1%	100.0%	2002/NAP	32,300	$4,660,000	78.1%
Yukon Shopping Center	Yukon, OK	$3,621,000	4.1%	100.0%	2004/NAP	31,500	$4,560,000	79.4%
Fort Dodge Shopping Center	Fort Dodge, IA	$3,491,000	3.9%	95.3%	2004/NAP	33,700	$4,470,000	78.1%
Belton Shopping Center	Belton, TX	$3,389,000	3.8%	100.0%	2005/NAP	28,052	$4,340,000	78.1%
Petal Shopping Center	Petal, MS	$3,183,000	3.6%	84.8%	2003/NAP	30,180	$4,100,000	77.6%
Douglas Shopping Center	Douglas, AZ	$3,183,000	3.6%	93.8%	2004/NAP	32,140	$4,100,000	77.6%
Boaz Shopping Center	Boaz, AL	$3,077,000	3.5%	88.5%	2004/NAP	27,900	$3,940,000	78.1%
Zachary Shopping Center	Zachary, LA	$3,065,000	3.4%	100.0%	2002/NAP	29,600	$3,925,000	78.1%
Plainview Shopping Center	Plainview, TX	$2,875,000	3.2%	72.3%	2005/NAP	31,720	$4,510,000	63.7%
Minden Shopping Center	Minden, LA	$2,796,000	3.1%	95.6%	2003/NAP	27,300	$3,580,000	78.1%
West Burlington Shopping Center	West Burlington, IA	$2,522,000	2.8%	100.0%	2004/NAP	26,100	$3,230,000	78.1%
Pulaski Shopping Center	Pulaski, TN	$2,430,000	2.7%	100.0%	2004/NAP	28,100	$3,600,000	67.5%
Marshalltown Shopping Center	Marshalltown, IA	$2,422,000	2.7%	87.8%	2004/NAP	22,900	$3,140,000	77.1%
Bad Axe Shopping Center	Bad Axe, MI	$2,382,000	2.7%	100.0%	2005/NAP	28,353	$3,050,000	78.1%
Ottumwa Shopping Center	Ottumwa, IA	$2,307,000	2.6%	91.9%	2004/NAP	22,190	$3,380,000	68.3%
Tyler Shopping Center	Tyler, TX	$2,286,250	2.6%	85.9%	2004/NAP	35,840	$3,580,000	63.9%
Oskaloosa Shopping Center	Oskaloosa, IA	$2,249,000	2.5%	100.0%	2004/NAP	20,700	$2,880,000	78.1%
Shelbyville Shopping Center	Shelbyville, IN	$2,187,000	2.5%	100.0%	2005/NAP	14,150	$2,800,000	78.1%
Alexandria Shopping Center	Alexandria, LA	$2,090,000	2.3%	92.2%	2003/NAP	20,400	$2,690,000	77.7%
La Junta Shopping Center	La Junta, CO	$2,085,000	2.3%	100.0%	2004/NAP	20,500	$2,670,000	78.1%
St. John’s Shopping Center	Saint Johns, MI	$2,040,000	2.3%	74.0%	2006/NAP	29,930	$3,400,000	60.0%
Newton Shopping Center	Newton, IA	$2,008,000	2.3%	88.2%	2004/NAP	20,300	$2,610,000	76.9%
Tell City Shopping Center	Tell City, IN	$1,952,000	2.2%	82.2%	2005/NAP	27,000	$2,740,000	71.2%
Newcastle Shopping Center	Newcastle, OK	$1,577,000	1.8%	100.0%	2004/NAP	11,600	$2,020,000	78.1%
Wauseon Shopping Center	Wauseon, OH	$1,406,000	1.6%	100.0%	2005/NAP	13,100	$1,800,000	78.1%
Pampa Shopping Center	Pampa, TX	$1,374,000	1.5%	100.0%	2005/NAP	16,160	$1,760,000	78.1%
Keokuk Shopping Center	Keokuk, IA	$1,203,000	1.4%	100.0%	2004/NAP	10,160	$1,540,000	78.1%
Liberty Shopping Center	Liberty, TX	$1,029,000	1.2%	67.9%	2006/NAP	14,960	$1,960,000	52.5%
Perry Shopping Center	Perry, FL	$919,000	1.0%	100.0%	2004/NAP	15,000	$1,750,000	52.5%
Total/Weighted Average		$89,036,250	100.0%	93.1%		881,524	$118,715,000	75.0%

(1)	Based on the Walmart Shadow Anchored Portfolio Whole Loan.
(2)	The 34 Walmart Shadow Anchored Portfolio Properties are cross collateralized with no partial release provisions in the loan documents.

A-3-16

WALMART SHADOW ANCHORED PORTFOLIO

The following table presents certain information relating to the tenancies at the Walmart Shadow Anchored Portfolio Properties (based on the portfolio in its entirety):

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Dollar Tree	NR/Ba2/BB+	245,426	27.8%	$8.22	$2,017,160	20.8%	Various(2)
Cato’s	NR/NR/NR	79,910	9.1%	$11.34	$906,555	9.3%	Various(2)
Gamestop	NR/Ba1/BB+	45,503	5.2%	$16.90	$769,216	7.9%	Various(2)
Shoe Show	NR/NR/NR	41,500	4.7%	$10.48	$434,775	4.5%	Various(2)
Sally Beauty	NR/NR/NR	26,950	3.1%	$13.99	$377,128	3.9%	Various(2)
Total Major Tenants		439,289	49.8%	$10.25	$4,504,834	46.4%

Non-Major Tenants		380,990	43.2%	$13.66	$5,203,573	53.6%

Occupied Collateral Total		820,279	93.1%	$11.84	$9,708,407	100.0%

Vacant Space		61,245	6.9%

Collateral Total		881,524	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	See Annex A-1 to the Prospectus for detailed information on lease expiration of individual properties.

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2013	2014	2015	Current Occupancy Cost(2)
Dollar Tree	$102	$105	$109	7.5%
Cato’s	$163	$167	$166	6.8%
Shoe Show	$115	$118	$97	10.1%
Sally Beauty	$228	$236	$245	3.9%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Chart includes only tenants who have reported full sales for each respective year.

(2)	Current Occupancy Costs are based on the Annual U/W Base Rent, percentage rent and reimbursements and the most recent available historical sales.

A-3-17

WALMART SHADOW ANCHORED PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Walmart Shadow Anchored Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	7	12,500	1.4%	12,500	1.4%	$155,500	1.6%	$12.44
2016	3	7,600	0.9%	20,100	2.3%	$85,600	0.9%	$11.26
2017	52	119,310	13.5%	139,410	15.8%	$1,602,251	16.5%	$13.43
2018	60	171,759	19.5%	311,169	35.3%	$2,106,097	21.7%	$12.26
2019	55	188,860	21.4%	500,029	56.7%	$2,093,540	21.6%	$11.09
2020	45	142,392	16.2%	642,421	72.9%	$1,727,315	17.8%	$12.13
2021	33	111,170	12.6%	753,591	85.5%	$1,254,114	12.9%	$11.28
2022	2	3,200	0.4%	756,791	85.9%	$38,400	0.4%	$12.00
2023	6	26,888	3.1%	783,679	88.9%	$314,380	3.2%	$11.69
2024	3	24,200	2.7%	807,879	91.6%	$214,950	2.2%	$8.88
2025	0	0	0.0%	807,879	91.6%	$0	0.0%	$0.00
2026	3	11,200	1.3%	819,079	92.9%	$105,196	1.1%	$9.39
Thereafter	1	1,200	0.1%	820,279	93.1%	$11,064	0.1%	$9.22
Vacant	0	61,245	6.9%	881,524	100.0%	$0	0.0%	$0.00
Total/Weighted Average	270	881,524	100.0%			$9,708,407	100.0%	$11.84

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Walmart Shadow Anchored Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	10/31/2016(3)
93.9%	92.1%	92.2%	93.4%	93.1%

(1)	Information obtained from a third party source.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

A-3-18

WALMART SHADOW ANCHORED PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Walmart Shadow Anchored Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,657,624	$9,058,380	$9,288,461	$9,423,033	$9,708,407	77.0%	$11.01
Grossed Up Vacant Space	0	0	0	0	$903,439	7.2	1.02
Total Reimbursables	2,539,364	2,655,932	2,787,371	2,842,337	2,842,337	22.6	3.22
Other Income	691,995	504,250	199,885	52,648	52,648	0.4	0.06
Less Vacancy & Credit Loss	0	0	0	0	(903,439)(1)	(7.2)	(1.02)
Effective Gross Income	$11,888,983	$12,218,562	$12,275,717	$12,318,018	$12,603,392	100.0%	$14.30

Total Operating Expenses	$3,221,526	$3,183,015	$3,230,236	$3,267,630	$3,145,985	25.0%	$3.57

Net Operating Income	$8,667,457	$9,035,547	$9,045,481	$9,050,388	$9,457,407	75.0%	$10.73
TI/LC	0	0	0	0	969,678	7.7	1.10
Capital Expenditures	0	0	0	0	176,305	1.4	0.20
Net Cash Flow	$8,667,457	$9,035,547	$9,045,481	$9,050,388	$8,311,424	65.9%	$9.43

NOI DSCR(2)	1.41x	1.47x	1.48x	1.48x	1.54x
NCF DSCR(2)	1.41x	1.47x	1.48x	1.48x	1.36x
NOI DY(2)	9.7%	10.1%	10.2%	10.2%	10.6%
NCF DY(2)	9.7%	10.1%	10.2%	10.2%	9.3%

(1)	Underwritten economic vacancy is 6.9%. The Walmart Shadow Anchored Properties were 93.1% physically occupied as of October 31, 2016.

(2)	The debt service coverage ratios and debt yields are based on the Walmart Shadow Anchored Portfolio Whole Loan.

Appraisals. As of the appraisal valuation dates ranging from July 12, 2016 to July 30, 2016, the Walmart Shadow Anchored Portfolio Properties had an aggregate “as-is” appraised value of $118,715,000.

The Borrowers. The borrowers are: SFP Pool One Shopping Centers L.P.; SFP Pool Two Shopping Centers L.P.; SFP Pool Three Shopping Centers L.P.; SFP Pool Four Shopping Centers L.P.; and SFP Pool Five Shopping Centers L.P. Each of the borrowers is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Walmart Shadow Anchored Portfolio Whole Loan. David W. Schostak is the guarantor of certain nonrecourse carveouts under the Walmart Shadow Anchored Portfolio Whole Loan.

The Sponsor. The sponsor is David W. Schostak, who is the co-CEO of Schostak Brothers & Company with his brother Robert Schostak. The Schostaks are a fourth generation real estate family that has been involved in Michigan development, acquisitions, and leasing of retail, office, industrial, residential, and mixed use projects for over 100 years. Mr. Schostak’s current activities include joint ventures, build-to-suit projects, mixed-use developments and a variety of necessity-based retail and open air centers in 24 states. The Schostak family’s portfolio now includes over 100 restaurants including Applebee’s, Del Tacos, MOD Pizzas and Olga’s Kitchens.

The sponsor was involved in three defaults, one loan modification and one discounted payoff for loans as to which he was a sponsor. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $682,795 for real estate taxes, $150,051 for insurance, $850,000 for upfront tenant improvements and leasing commissions, $218,304 for deferred maintenance, $129,000 for an engineering reserve, and $8,216 for future ground rent payments. The loan documents also require monthly deposits in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums, which currently equate to $136,559 and $12,504, respectively, $14,692 for replacement reserves (capped at $528,915), and $80,806 for tenant improvements and leasing commissions (capped at $2,909,034).

Lockbox and Cash Management. The Walmart Shadow Anchored Portfolio Whole Loan documents require a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager will be deposited into the lockbox account within two business days of receipt. Prior to a Sweep Event Period (as defined below), all excess cash flow will be disbursed to the related borrower. Upon a Sweep Event Period, excess cash flow will be held by the lender.

A “Sweep Event Period” will commence upon the earlier of (i) an event of default occurs under the loan documents or the property management agreement, (ii) the aggregate amortizing debt service coverage ratio for the Walmart Shadow Anchored Portfolio Properties falls below 1.05x at any time and/or (iii) any tenant occupying (physical or economic) more than 10.0% of the entire Walmart Shadow Anchored Portfolio Properties files or bankruptcy, becomes insolvent, or goes dark in the majority of its locations.

Property Management. The Walmart Shadow Anchored Portfolio Properties are managed by an affiliate of the sponsor.

Assumption. The borrower has the right to transfer the Walmart Shadow Anchored Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s,

A-3-19

WALMART SHADOW ANCHORED PORTFOLIO

and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates and similar confirmations from each rating agency rating any securities backed by the Walmart Shadow Anchored Portfolio Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Ladder Capital Finance LLC (the “Walmart Shadow Anchored Portfolio Mezzanine Lender”) funded an $8,613,750 mezzanine loan (the “Walmart Shadow Anchored Portfolio Mezzanine Loan”) to SFP LP Holdco L.P., a Delaware limited partnership owning the limited partnership interests of each borrower under the Walmart Shadow Anchored Portfolio Whole Loan, and SFP GP Holdco LLC, a Delaware limited liability company owning the general partnership interests of each borrower under the Walmart Shadow Anchored Portfolio Whole Loan (collectively, the “Walmart Shadow Anchored Portfolio Mezzanine Borrower”). The Walmart Shadow Anchored Portfolio Mezzanine Loan is secured by a pledge of the Walmart Shadow Anchored Portfolio Mezzanine Loan Borrowers’ interest in the borrowers under the Walmart Shadow Anchored Portfolio Whole Loan. The Walmart Shadow Anchored Portfolio Mezzanine Loan accrues interest at an interest rate of 11.000% per annum and requires payments of principal and interest based on a 30-year amortization schedule. The Walmart Shadow Anchored Mezzanine Loan matures on September 6, 2021. The rights of The Walmart Shadow Anchored Portfolio Mezzanine Lender are further described under “Description of the Mortgage Pool–Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

Ground Lease. Two of the Walmart Shadow Anchored Portfolio Properties are subject to ground leases: (i) the Tyler Shopping Center property is subject to a ground lease with Jack and Peggy Waldie as ground lessor that expires on April 26, 2024 with 15 five-year ground lease extension options, each with $5,000 rent increases; and (ii) the Pulaski Shopping Center property is subject to a ground lease with Wakefield Realty, LLC as ground lessor that expires on October 31, 2023 with 15 five-year ground lease extension options, each with 5% rent increases. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Walmart Shadow Anchored Portfolio Properties. The loan documents also require business interruption insurance that provides coverage for no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Walmart Shadow Anchored Portfolio Properties during the loan term. At the time of closing, the Walmart Shadow Anchored Portfolio Properties had windstorm insurance coverage.

A-3-20

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-21

MARRIOTT HILTON HEAD RESORT & SPA

A-3-22

MARRIOTT HILTON HEAD RESORT & SPA

Port Royal Sound
Little Harry Island
Colleton River Dr
Big Harry Island
Moss Creek Golf Club
Savannah, GA 26 miles
Bluffton
278
Tanger Outlet Hilton Head
Pinckney Island
Goat Island
PINCKNEY ISLAND NATL. WILDLIFE REFUGE
Hilton Head National Golf Club
Bluffton Pkwy
Fording Island Rd
HILTON HEAD PLANTATION
Dolphin Head Golf Course
Country Club of Hilton Head
North Island
Oyster Reef GC
Palmetto Hall Plantation Club
PALMETTO HALL PLANTATION
Hilton Head Airport
Bluewater Resort and Marina
Squire Pope Rd
Johnson's Urban Farm
Bear Creek Golf Club
Whooping Crane Way
Hilton Head Regional Hospital
Beach City Rd
Dillon Rd
Skull Creek
Southeastern Summer Theatre Institute
Main St Village
Hilton Head Library
Port Royal Planter's Row GC
PORT ROYAL PLANTATION
Windmill Harbour
William Hilton Pkwy
Pineland Mall Shopping Center
The Westin Hilton Head Island Resort & Spa
BEAUFORT COUNTY
Coastal Discovery Museum
Festival Centre at Indigo Park
Port Royal Shopping Center
Port Royal Barony Golf Course
Indigo Run
The Golf Club at Indigo Run
Marriott Hilton Head Resort & Spa
One Hotel Circle
Hilton Head Island, SC 29928
Marshland Rd
Spanish Wells
Cross Island Parkway
HILTON HEAD ISLAND
Spanish Wells Golf Club
The Plaza at Shelter Cove Shopping Ctr.
Shelter Cove Towne Centre
PALMETTO DUNES PLANTATION
Barataria Island
Disney's Hilton Head Island Resort
Broad Creek
Mid Island
Queens Folly Rd
WEXFORD PLANTATION
Long Cove Club
Wexford Golf Club
Palmetto Dunes
Palmetto Bay Rd
Leamington Light House
Atlantic Ocean
Omni Hilton Head Oceanfront Resort
George Fazio GC
Robert Jones Trent Oceanfront Golf Course
Calibogue Sound
Sea Pines Country Club-Golf Club
SHIPYARD PLANTATION
Shipyard Golf Club
Sonesta Resort Hilton Head Island
Sea Pines Resort
Pope Ave
Greenwood Dr
Sea Pines Forest Preserve
Circle Center
Forest Beach
Daufuskie Island
South Island
Cordillo Pkwy
S. Forest Beach Dr
Harbour Town
Ocean Course at Sea Pines
Harbour Town Golf Links
Sea Pines
N. Sea Pines Dr
Baynard Plantation Ruins
South Beach
S. Sea Pines Dr
Asheville
Hickory
Cary
RALEIGH
Concord
NORTH CAROLINA
Gastonia
CHARLOTTE
FAYETTEVILLE
Greenville
Spartanburg
Rock Hill
Clemson
SOUTH CAROLINA
Anderson
Laurinburg
Greenwood
Florence
Athens
COLUMBIA
Sumter
North Myrtle Beach
Lexington
Myrtle Beach
North Augusta
Conway
Orangeburg
AUGUSTA
Milledgeville
GEORGIA
North Charleston
Charleston
Dublin
Statesboro
Vidalia
Beaufort
Bluffton
Hilton Head Island
Atlantic Ocean
Hinesville
SAVANNAH

A-3-23

No. 3 – Marriott Hilton Head Resort & Spa

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance(1):	$43,000,000			Specific Property Type:	Full Service
Cut-off Date Balance(1):	$42,859,454			Location:	Hilton Head Island, SC
% of Initial Pool Balance:	4.5%			Size:	513 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$190,409
Borrower Name:	Columbia Properties Hilton Head, LLC			Year Built/Renovated:	1976/2015
Sponsors:	Columbia Sussex Corporation; CSC Holdings, LLC			Title Vesting:	Fee
Mortgage Rate:	4.920%			Property Manager:	Self-managed
Note Date:	October 3, 2016			4th Most Recent Occupancy (As of):	58.8% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	58.7% (12/31/2013)
Maturity Date:	October 6, 2026			2nd Most Recent Occupancy (As of):	58.0% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	57.6% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	59.2% (8/31/2016)
Seasoning:	2 months
Amortization Term (Original):	300 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$10,285,001 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$9,679,146 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(3):	$10,387,728 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of) (3):	$11,792,589 (TTM 8/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$33,338,474
				U/W Expenses:	$21,646,100
				U/W NOI:	$11,692,374
				U/W NCF:	$10,025,450
				U/W NOI DSCR(1):	1.71x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.47x
				U/W NOI Debt Yield(1):	12.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	10.3%
Taxes	$1,037,750	$98,833	NAP	As-Is Appraised Value:	$163,500,000
Insurance	$203,170	$32,249	NAP	As-Is Appraisal Valuation Date:	August 30, 2016
FF&E Reserve	$0	$138,910	NAP	Cut-off Date LTV Ratio(1):	59.7%
Seasonality Reserve	$3,630,000	Springing	$3,630,000	LTV Ratio at Maturity or ARD(1):	44.7%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yield are based on the Marriott Hilton Head Resort & Spa Whole Loan.

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Marriott Hilton Head Resort & Spa Mortgage Loan”) is part of a loan combination (the “Marriott Hilton Head Resort & Spa Whole Loan”) that is evidenced by six pari passu promissory notes (A-1, A-2A, A-2B, A-3A, A-3B and A-4) that are secured by a first mortgage encumbering a full service hotel property located in Hilton Head Island, South Carolina (the “Marriott Hilton Head Resort & Spa Property”). The Marriott Hilton Head Resort & Spa Whole Loan was co-originated on October 3, 2016 by Rialto Mortgage Finance, LLC and Citigroup Global Markets Realty Corp. The Marriott Hilton Head Resort & Spa Whole Loan had an original principal balance of $98,000,000, has an outstanding principal balance as of the Cut-off Date of $97,679,686 and accrues interest at an interest rate of 4.920% per annum. The Marriott Hilton Head Resort & Spa Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Marriott Hilton Head Resort & Spa Whole Loan matures on October 6, 2026.

The Marriott Hilton Head Resort & Spa Mortgage Loan evidenced by Note A-1, which represents a controlling interest in the Marriott Hilton Head Resort & Spa Whole Loan and will be contributed to the WFCM 2015-LC25 Trust. The Marriott Hilton Head Resort & Spa Mortgage Loan had an original principal balance of $43,000,000 and has an outstanding principal balance as of the Cut-off Date of $42,859,454. The non-controlling Notes A-2A, A-2B, A-3A, A-3B and A-4 (the “Marriott Hilton Head Resort & Spa Companion Loans”) had an aggregate original principal balance of $55,000,000. Notes A-2B and A-4 are expected to be contributed to the CGCMT 2016-C3 Trust. Notes A-2A, A-3A and A-3B are expected to be contributed to one or more future securitizations; however, the lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool – The Whole Loans – The Serviced Whole Loans – The Marriott Hilton Head Resort & Spa Whole Loan” in the Prospectus.

A-3-24

MARRIOTT HILTON HEAD RESORT & SPA

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Interest
Note A-1	$43,000,000	WFCM 2016-LC25	Yes
Notes A-2B, A-4	$30,000,000	CGCMT 2016-C3	No
Notes A-2A, A-3A, A-3B	$25,000,000	Citigroup Global Markets Realty Corp.	No
Total	$98,000,000

Following the lockout period, the borrower has the right to defease the Marriott Hilton Head Resort & Spa Whole Loan in whole, but not in part, on any date before July 6, 2026. In addition, the Marriott Hilton Head Resort & Spa Whole Loan is prepayable without penalty on or after July 6, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 6, 2019.

Sources and Uses

Sources			Uses
Original whole loan amount	$98,000,000	87.6%	Loan payoff(1)	$106,553,280	95.3%
Sponsor’s new cash contribution	13,827,003	12.4	Reserves	4,870,920	4.4
			Closing costs	402,803	0.4
Total Sources	$111,827,003	100.0%	Total Uses	$111,827,003	100.0%

(1)	The Marriott Hilton Head Resort & Spa Property was previously securitized in the JPMCC 2007-CB18 transaction.

The Property. The Marriott Hilton Head Resort & Spa Property is a 513-room full service hotel located in Hilton Head Island, South Carolina. The Marriott Hilton Head Resort & Spa Property is situated on 13.8 acres and is comprised of two buildings: a 10-story main tower that opened in 1976 and a 5-story south tower that opened in 1985. The Marriott Hilton Head Resort & Spa Property was initially branded as a Hyatt Hotel but was converted to a Marriott in 2001. According to the sponsors, during 2011 to mid-2016 approximately $9.2 million (approximately $18,008 per room) of capital was invested by the borrower. Upgrades and renovations included new LCD televisions in all guestrooms and the construction of nine new pool cabanas in 2012; upgrades to HVAC in 2013, and the most recent renovation was completed in 2014/2015, when all of the guestrooms were completely renovated along with public areas and meeting/banquet rooms. According to the sponsor, additional improvements are anticipated to be completed in the near-term, including corridor carpeting, which will be replaced in late 2016, while during 2017, the parking lot will be repaved and meeting rooms will be renovated. The Marriott Hilton Head Resort & Spa Property includes 568 parking spaces resulting in a parking ratio of 1.1 spaces per room. The parking operation allows for self-parking but also includes a valet service.

The Marriott Hilton Head Resort & Spa contains, 321 double queen guestrooms, 167 king guestrooms, 19 one-bedroom suites and six suites. Guestrooms offer either one king-sized bed or two queen beds with a pillow top mattress, sofa, oversized chair, desk, 32-inch flat screen television, in-room safe, coffee maker/tea service, two speaker phones with voicemail, high speed internet service (for a fee), and a mini refrigerator. The Marriott Hilton Head Resort & Spa Property features guestrooms on floors 3-10 within the main tower, and on all five floors of the south tower.

Resort amenities include three restaurants and two lounges, concierge services, full-service spa, fitness center, business center, indoor and outdoor heated pools, whirlpool, children’s pool, game room, retail shop, guest laundry room, and an outdoor patio deck. Additional services include beach rental services, including bicycles, beach umbrellas, and chairs, as well as other beach equipment. Food and beverage facilities include The Café (145 seats), which is located on the ground floor; Conroy’s Restaurant and Lounge (158 seats), which is located on the north side of the lobby level; Ocean Blu (170 seats), an outdoor restaurant by the pool; and Liquid (25 seats), an outdoor lounge by the pool. On the ground floor of the south tower, the Marriott Hilton Head Resort & Spa Property offers four meeting rooms, as well as two meeting rooms and two ballrooms on the lobby level. There is a total of 25,095 square feet of meeting space including the Leamington Grand Ballroom (17,600 square feet), which is divisible into 10 separate rooms, Sable Palm (3,960 square feet), Captain Jack Stoney (945 square feet), Bayley’s Barony (945 square feet), Lords Proprietors (459 square feet), Carolina Room (425 square feet), Palmetto Room (425 square feet) and the Dunes Room (336 square feet). The franchise agreement with Marriott International, Inc. expires in March 2026.

A-3-25

MARRIOTT HILTON HEAD RESORT & SPA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marriott Hilton Head Resort & Spa Property:

Cash Flow Analysis

	2013	2014(1)	2015(1)	TTM 8/31/2016(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	58.7%	58.0%	57.6%	59.2%	59.2%
ADR	$169.02	$172.36	$180.73	$188.89	$188.89
RevPAR	$99.20	$99.99	$104.16	$111.87	$111.87

Rooms Revenue	$18,575,061	$18,721,896	$19,503,068	$21,003,639	$20,946,252	62.8%	$40,831
F&B Revenue	8,180,212	7,741,618	8,522,547	9,100,127	9,075,263	27.2	17,691
Other Revenue	2,208,721	3,020,342	3,377,735	3,326,046	3,316,958	9.9	6,466
Total Revenue	$29,563,995	$29,483,856	$31,403,350	$33,429,812	$33,338,474	100.0%	$64,987

Total Department Expenses	9,027,214	9,196,559	10,201,320	10,448,834	10,420,285	31.3	20,312
Gross Operating Profit	$20,536,781	$20,287,297	$21,202,030	$22,980,978	$22,918,189	68.7%	$44,675

Total Undistributed Expenses	8,395,460	8,771,707	8,932,902	9,342,129	9,404,974	28.2	18,333
Profit Before Fixed Charges	$12,141,321	$11,515,590	$12,269,128	$13,638,849	$13,513,214	40.5%	$26,342

Total Fixed Charges	1,856,320	1,836,444	1,881,400	1,846,261	1,820,840	5.5	3,549

Net Operating Income	$10,285,001	$9,679,146	$10,387,728	$11,792,589	$11,692,374	35.1%	$22,792
FF&E	1,478,200	1,474,193	1,570,168	1,671,491	1,666,924	5.0	3,249
Net Cash Flow	$8,806,802	$8,204,953	$8,817,561	$10,121,098	$10,025,450	30.1%	$19,543

NOI DSCR	1.51x	1.42x	1.52x	1.73x	1.71x
NCF DSCR	1.29x	1.20x	1.29x	1.48x	1.47x
NOI DY	10.5%	9.9%	10.6%	12.1%	12.0%
NCF DY	9.0%	8.4%	9.0%	10.4%	10.3%

(1)	The sponsors completed approximately $7.9 million in renovations to 513 rooms in 2014 and 2015.

Appraisal. As of the appraisal valuation date of August 30, 2016, the Marriott Hilton Head Resort & Spa Property had an “as-is” appraised value of $163,500,000.

Environmental Matters. According to a Phase I environmental assessment dated September 13, 2016, there was no evidence of any recognized environmental conditions at the Marriott Hilton Head Resort & Spa Property.

Market Overview and Competition. The Marriott Hilton Head Resort & Spa Property is located in Hilton Head Island, South Carolina, within the Hilton Head Island-Bluffton-Beaufort, South Carolina metropolitan statistical area. According to a government agency, the unemployment rate for the Hilton Head Island metropolitan statistical area was 5.1% as of June 2016. In comparison, the state of South Carolina unemployment rate was 5.6%, and the national unemployment rate was 4.9% for the same period. The Hilton Head Island metropolitan statistical area is the area consisting of the two southernmost counties in the Lowcountry region of South Carolina, and includes the counties of Beaufort and Jasper. Hilton Head Island is located approximately 31.0 miles northeast of Savannah, Georgia, and 98.0 miles southwest of Charleston, South Carolina. The city of Beaufort is located in close proximity to the United States Naval Hospital Beaufort, the Marine Corps Air Station Beaufort and the Marine Corps Recruit Depot Parris Island. Other major demand generators for the Hilton Head Island metropolitan statistical area include Gulfstream Aerospace Corporation and the University of South Carolina Beaufort. Gulfstream headquarters are located near the grounds of the Savannah/Hilton Head International Airport and specializes in producing a variety of private aircrafts, serving a clientele base that includes corporate, government, private, and military customers. The Marriott Hilton Head Resort & Spa Property is served by the Hilton Head Airport and the Savannah/Hilton Head International Airport. Located approximately four miles from the Marriott Hilton Head Resort & Spa Property, the Hilton Head Airport is a public airport and is mostly used for general aviation but is also served by US Airways Express, which flies to Charlotte and Washington Reagan, the latter of which is a seasonal route.

Primary regional access to Hilton Head Island is provided by U.S. Highway 278, which connects with Interstate 95 to the west and has its eastern terminus on Hilton Head Island. U.S. Highway 278 forms a circle on Hilton Head Island, providing access throughout the island. Interstate 95 is another major highway, which extends north to Fayetteville, North Carolina and south to Jacksonville, Florida.

The Marriott Hilton Head Resort & Spa Property is located in the resort of Palmetto Dunes, which is comprised of numerous residential neighborhoods, four golf courses and a championship tennis facility. The area immediately surrounding the Marriott Hilton Head Resort & Spa Property is generally defined by the Harbor River to the north and west and the Atlantic Ocean to the south and east. The neighborhood is characterized by restaurants, retail shopping centers, and residential areas, as well as hotels and resorts along the oceanfront. Notable businesses and entities in the area include Robert Trent Jones Golf Course, Shelter Cove Marina, and Shelter Cove Towne Centre.

A-3-26

MARRIOTT HILTON HEAD RESORT & SPA

The following table presents certain information relating to the Marriott Hilton Head Resort & Spa Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Marriott Hilton Head Resort & Spa Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2016 TTM	65.3%	$213.42	$139.28	58.8%	$190.79	$112.22	90.1%	89.4%	80.6%
8/31/2015 TTM	61.5%	$203.82	$125.38	56.1%	$179.24	$100.57	91.2%	87.9%	80.2%
8/31/2014 TTM	57.9%	$194.83	$112.78	59.4%	$177.45	$105.47	102.7%	91.1%	93.5%

(1)	Information obtained from a third party hospitality research report dated September 19, 2016. The competitive set includes: Sonesta Resort Hilton Head Island, Westin Hilton Head Island Resort & Spa and Omni Hilton Head Oceanfront Resort.

The Borrower. The borrower is Columbia Properties Hilton Head, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Hilton Head Resort & Spa Whole Loan. Columbia Sussex Corporation and CSC Holdings, LLC are the guarantors of certain nonrecourse carveouts under the Marriott Hilton Head Resort & Spa Whole Loan on a joint and several basis.

The Sponsors. The sponsors are Columbia Sussex Corporation, (“Columbia Sussex”) and CSC Holdings, LLC, a Kentucky corporation and an Ohio limited liability company, respectively. Founded in 1972, Columbia Sussex has owned and operated hospitality properties for more than 40 years. As of December 2015, Columbia Sussex owned and managed a total of 38 hospitality assets with over 12,600 rooms, including 28 hotels with over 9,200 rooms operated under Marriott-affiliated brands. Columbia Sussex currently operates properties under the JW Marriott, Courtyard by Marriott, Renaissance, Hilton, DoubleTree by Hilton, Curio and Westin flags. Columbia Sussex has prior defaults, foreclosures and deeds in lieu of foreclosure. See “Description of the Mortgage Pool-Litigation Considerations” and “Description of the Mortgage Pool-Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The loan documents provided for upfront escrows in the amount of $1,037,750 for real estate taxes, $203,170 for insurance, and $3,630,000 for a seasonality reserve. The loan documents also provide for monthly escrows in the amount of $98,833 for real estate taxes, $32,249 for insurance premiums and $138,910 for 2016 FF&E reserves. After 2016, the monthly FF&E reserves will be an amount equal to the greater of (a) one twelfth of 5.0% of gross income and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement. The loan documents also provides for a property improvement plan escrow to occur after the occurrence of a PIP Reserve Trigger Event Date (as defined below). The monthly deposit will include all available excess cash flow available after filling the seasonality reserve up to the seasonality cap and are designated for payment of the cost of any property improvement plan requirements under a replacement franchise agreement.

Additionally, if the seasonality reserve drops below $3,630,000 the loan documents require on each payment date occurring in April, May, June, July and August of each year during the term of the Marriott Hilton Head Resort & Spa Loan Combination, (i) if a Cash Management Trigger (as defined below) has occurred and is continuing, an amount equal to the greater of (a) $726,000; and (b) all amounts remaining after payments from the cash management account; or (ii) if no Cash Management Trigger has occurred and is continuing, then $726,000 and the borrower shall be required to deposit the amount necessary to cause the balance in the seasonal working capital reserve account to equal $3,630,000.

A-3-27

MARRIOTT HILTON HEAD RESORT & SPA

Lockbox and Cash Management. The Marriott Hilton Head Resort & Spa Whole Loan requires a lender-controlled lockbox account, which is already in place, and requires the borrower to direct all tenants to pay their rents and all credit card companies under merchant agreements to pay receipts directly into such lockbox account. All checks and cash (to the extent such cash amounts exceed $50,000) received from hotel patrons by the borrower or the property manager are required to be deposited into the lockbox account within two business days of receipt. Prior to a Cash Management Trigger Event (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During the occurrence and continuance of a Cash Management Trigger Event, funds in the lockbox are transferred daily into a lender controlled cash management account. All excess cash flow will be applied as follows: (i) to the seasonal working capital reserve account until the account balance is equal to the seasonal working capital reserve account cap of $3,630,000; (ii) to the property improvement plan account following the occurrence and continuance of a property improvement plan (“PIP) reserve period; (iii) to the excess cash flow subaccount during a Cash Sweep Event (as defined below) if no property improvement plan reserve period is in effect, and/or (iv) if no Cash Sweep Event period or property improvement plan reserve is continuing, funds are swept to the borrower’s account.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of borrower, guarantor or property manager; (iii) a Cash Management DSCR Trigger Event (as defined below); or (iv) the PIP Reserve Cash Management Trigger Event Date (as defined below). A Cash Management Event will expire, with respect to clause (i) when such event of default has been cured or waived; and with respect to an involuntary proceeding under clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the borrower or guarantor and within 120 days for the property manager. Clause (ii) may also be cured when the borrower has replaced the property manager with a qualified property manager reasonably acceptable to the lender. Clause (iii) may be cured, once the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters. Clause (iv) may be cured if the Cash Management Trigger Event is caused solely by the occurrence of the PIP Reserve Cash Management Trigger Event Date, once (a) the franchise agreement has been renewed or replaced with a Replacement Franchise Agreement (as defined below); and (b) any PIP work required under the Replacement Franchise Agreement has been completed in accordance with the Replacement Franchise Agreement and management agreement and free of all liens, claims and encumbrances by the required completion date.

A “Cash Management DSCR Trigger Event” occurs upon any date the amortizing net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.20x.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of borrower, guarantor or property manager; (iii) a Cash Sweep DSCR Trigger Event (as defined below) or (iv) the PIP Reserve Trigger Event Date (as defined below). A Cash Sweep Event will expire, with respect to clause (i) when such event of default has been cured or waived; and with respect to an involuntary proceeding under clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the borrower or guarantor and within 120 days for the property manager. Clause (ii) may also be cured when the borrower has replaced the property manager with a qualified property manager reasonably acceptable to the lender. Clause (iii) may be cured, once the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters. Clause (iv) may be cured if the Cash Management Trigger Event is caused solely by the occurrence by the definition below, once (a) the franchise agreement has been renewed or replaced with a Replacement Franchise Agreement and (b) any PIP work required under the Replacement Franchise Agreement has been completed in accordance with the Replacement Franchise Agreement and management agreement and free of all liens, claims and encumbrances by the required completion date. A cure of any Cash Sweep Event may occur no more than two times during the term of the Marriott Hilton Head Resort & Spa Whole Loan.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x.

A “PIP Reserve Cash Management Trigger Event Date” shall mean February 6, 2024.

A “PIP Reserve Trigger Event Date” shall mean April 6, 2024.

A “Replacement Franchise Agreement” collectively means (i)(a) a franchise, trademark and license agreement with a Qualified Franchisor (as defined below) substantially in the same form and substance as the franchise agreement currently in effect, (b) a renewal franchise agreement with the current franchisor in its then current form, or (c) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement shall be in form and substance reasonably acceptable to the lender (provided, that, with respect to this clause (c), the lender, at its option, may also require that borrower obtains a rating agency confirmation from DBRS, Fitch, Moody’s and Morningstar that such Replacement Franchise Agreement will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates and similar confirmations from each rating agency rating any securities backed by the Marriott Hilton Head Resort & Spa Companion Loans with respect to the ratings of such securities), which agreement, in the case of clause (a), clause (b) or clause (c) (as applicable) has a term expiring no earlier than five years after the term of the Marriott Hilton head Resort & Spa Loan Combination; and (ii) a “comfort letter” from the Qualified Franchisor in form reasonably acceptable to the lender.

A “Qualified Franchisor” means (i) Marriott International, Inc. or (ii) a reputable and experienced franchisor (which may be an affiliate of the borrower) which, in the reasonable judgment of the lender, possesses experience in flagging hotel properties similar in location, size, class, use, operation and value as the Marriott Hilton Head Resort & Spa Property; provided, that the borrower obtains (a) a rating agency confirmation from DBRS, Fitch, Moody’s and Morningstar that such Replacement Franchise Agreement will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates and similar confirmations from each rating agency rating any securities backed by the Marriott Hilton Head Resort & Spa Companion Loans with respect to the ratings of such securities; and (b) if such person is an affiliate of the borrower, a new bankruptcy non-consolidation opinion reasonably acceptable to the lender and acceptable to the rating agencies in their sole discretion.

A-3-28

MARRIOTT HILTON HEAD RESORT & SPA

Property Management. The Marriott Hilton Head Resort & Spa Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Marriott Hilton Head Resort & Spa Property, after the first anniversary of the loan closing date; provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates and similar confirmations from each rating agency rating any securities backed by the Marriott Hilton Head Resort & Spa Companion Loans with respect to the ratings of such securities.

Right of First Refusal. The franchisor, Marriott International, Inc., has a right of first refusal to purchase the entire Marriott Hilton Head Resort & Spa Property in the event of a proposed transfer of the Marriott Hilton Head Resort & Spa Property or a controlling direct or indirect interest in the related mortgagor to a competitor of the franchisor (as defined in the comfort letter). The right of first refusal will apply even if a transfer to a competitor of the franchisor results from a foreclosure, judicial or legal process, such as execution and levy, or by any other means, but is subordinate to the exercise of the rights of a bona fide lender who is not a competitor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Additional Secured Indebtedness. Not Permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism equal to the full replacement cost of the Marriott Hilton Head Resort & Spa Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Marriott Hilton Head Resort & Spa Property during the loan term. At the time of closing, the Marriott Hilton Head Resort & Spa Property had windstorm insurance coverage.

A-3-29

REDWOOD MHC PORTFOLIO

A-3-30

REDWOOD MHC PORTFOLIO

Lake Superior
ONTARIO
Duluth
MINN.
Copper Harbor
Marquette
Sault Ste. Marie
Lake Huron
MINNEAPOLIS
Oakdale
ST. PAUL
WISCONSIN
Eau Claire
Wausau
Marinette
Escanaba
Petoskey
Alpena
Traverse City
Green Bay
Appleton
Oshkosh
Rochester
Sheboygan
MICHIGAN
Saginaw
Madison
MILWAUKEE
Muskegon
Rockford
Flint
IOWA
Waterloo
Dubuque
Janesville
Lake Michigan
Grand Rapids
Lansing
Troy
DETROIT
Battle Creek
Kalamazoo
Ann Arbor
Cedar Rapids
Rockford
Elgin
CHICAGO
Portage
Toledo
Iowa City
Davenport
Aurora
Joliet
Gary
South Bend
Ottumwa
ILLINOIS
INDIANA
Auburn
Bowling Green
Fort Wayne
Burlington
Peoria
Lima
OHIO
MISSOURI
Bloomington
West Lafayette
Marion

Hudson
Northampton
MASSACHUSETTS
WORCESTER
Chicopee
Westfield
SPRINGFIELD
Bradley Intl. Airport
Manchester
NEW YORK
Torrington
HARTFORD
RI
Plainville
New Britain
CONNECTICUT
Waterbury
Meriden
Norwich
Danbury
Branford
New London
BRIDGEPORT
NEW HAVEN
Clinton
Westbrook
Block Island Sound
White Plains
Long Island Sound
Norwalk
Montauk
Stamford
New Rochelle
Huntington
Long Island
Riverhead
East Hampton
Atlantic Ocean

Bel Air
Frederick
Towson
Middletown
Pikesville
Joppatowne
BALTIMORE
Smyrna
Columbia
Chestertown
Germantown
Dover
Leesburg
Glen Burnie
Rockville
Severna Park
Bowie
Ridgely
WASHINGTON DC
Annapolis
DEL.
Centreville
Arlington
Alexandria
Easton
Clinton
Manassas
Chesapeake Beach
Federalsburg
Woodbridge
Dale City
Waldorf
Huntingtown
MARYLAND
Cambridge
Dahlgren
California
Salisbury
Fredericksburg
Leonardtown
Great Mills
Lexington Park
King George
Potomac River
Chesapeake Bay
VIRGINIA
Pocomoke City
Tappahannock

**Redwood MHC Portfolio**

| | | |
|---|---|---|
| 1 | Camp Inn | Frostproof, FL |
| 2 | Town & Country Estates | Tucson, AZ |
| 3 | St. Clements Crossing | Lexington Park, MD |
| 4 | Algoma | Rockford, MI |
| 5 | Suburban Estates | Lexington Park, MD |
| 6 | Colonial Acres | Portage, MI |
| 7 | Twenty Nine Pines | Oakdale, MN |
| 8 | Evergreen Springs | Clinton, CT |
| 9 | Avalon | Clearwater, FL |
| 10 | Lexington | Lexington Park, MD |
| 11 | Colonial Manor | Kalamazoo, MI |
| 12 | Green Acres | Westbrook, CT |
| 13 | Cedar Grove | Clinton, CT |
| 14 | Hunters Chase | Lima, OH |
| 15 | Highland Bluff | Brandford, CT |
| 16 | Winter Paradise | Hudson, FL |
| 17 | Weststar | Tucson, AZ |
| 18 | El Frontier | Tucson, AZ |

Marana
Casas Adobes
SANTA CATALINA MTS.
Flowing Wells
Catalina Foothills
Tanque Verde
TUCSON
Downtown
South Tucson
Drexel Heights

Ocala
Daytona Beach
Atlantic Ocean
Hernando
Deltona
Wildwood
Leesburg
Sanford
Apopka
Winter Park
Titusville
Spring Hill
Hudson
New Port Richey
Winter Garden
ORLANDO
Zephyrhills
Kissimmee
Palm Harbor
Davenport
Melbourne
Clearwater
Lakeland
Winter Haven
TAMPA
Palm Bay
Brandon
Lake Wales
ST. PETERSBURG
Ft. Meade
Frostproof
Vero Beach
Wauchula
Bradenton
Ellenton
Sebring
Ft. Pierce
Port St. Lucie
Sarasota
Placid Lakes
Okeechobee
Arcadia
Gulf of Mexico
Nokomis
Venice
Port Charlotte
Lake Okeechobee
Cape Coral
Ft. Myers
Belle Glade

A-3-31

No. 4 – Redwood MHC Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Manufactured Housing Community
Original Principal Balance(1):	$38,400,000			Specific Property Type(5):	Various
Cut-off Date Balance(1):	$38,400,000			Location(6):	Various – See Table
% of Initial Pool Balance:	4.0%			Size:	4,007 Pads
Loan Purpose:	Refinance			Cut-off Date Balance Per Pad(1):	$23,958
Borrower Names(2):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Ross H. Partrich			Title Vesting:	Fee
Mortgage Rate:	4.114%			Property Manager:	Self-managed
Note Date:	September 6, 2016			4th Most Recent Occupancy (As of)(7):	NAV (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	73.3% (12/31/2013)
Maturity Date:	September 6, 2026			2nd Most Recent Occupancy (As of):	74.6% (12/31/2014)
IO Period:	30 months			Most Recent Occupancy (As of):	73.6% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	70.9% (7/18/2016)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$7,767,948 (12/31/2013)
Call Protection:	L(27),D(89),O(4)			3rd Most Recent NOI (As of):	$7,597,616 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$7,841,666 (12/31/2015)
Additional Debt(1)(3):	Yes			Most Recent NOI (As of):	$7,860,403 (TTM 6/30/2016)
Additional Debt Type(1)(3):	Pari Passu; Future Mezzanine
				U/W Revenues:	$14,797,750
				U/W Expenses:	$6,919,649
Escrows and Reserves(4):				U/W NOI:	$7,878,101
				U/W NCF:	$7,677,751
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.41x
Taxes	$303,973	$101,324	NAP	U/W NCF DSCR(1):	1.38x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.2%
Replacement Reserves	$0	$16,757	$804,340	U/W NCF Debt Yield(1):	8.0%
Deferred Maintenance	$1,000,000	$0	NAP	As-Is Appraised Value(8):	$133,710,000
Environmental Reserve	$42,000	$0	NAP	As-Is Appraisal Valuation Dates(8):	Various
Michigan CapEx Reserve	$900,000	$0	NAP	Cut-off Date LTV Ratio(1):	71.8%
Manufactured Homes Reserve	$1,000,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	61.5%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per pad, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Redwood MHC Portfolio Whole Loan (as defined below).

(2)	See “The Borrowers” section.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	See “The Properties” section.

(6)	See “Property Information” table.

(7)	See “Historical Occupancy” table.

(8)	See “Appraisals” section.

The Mortgage Loan. The mortgage loan (the “Redwood MHC Portfolio Mortgage Loan”) is part of a whole loan (the “Redwood MHC Portfolio Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1, A-2, and A-3) and secured by a first mortgage encumbering the fee interests in 18 manufactured housing community and recreational vehicle community properties located across seven states (the “Redwood MHC Portfolio Properties”). The Redwood MHC Portfolio Whole Loan was originated on September 6, 2016 by Ladder Capital Finance LLC. The Redwood MHC Portfolio Whole Loan had an original principal balance of $96,000,000, has an outstanding principal balance as of the Cut-off Date of $96,000,000 and accrues interest at an interest rate of 4.114% per annum. The Redwood MHC Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 30 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Redwood MHC Portfolio Whole Loan matures on September 6, 2026.

Note A-2, which will be contributed to the WFCM 2016-LC25 Trust, had an original principal balance of $38,400,000, has an outstanding principal balance of $38,400,000 as of the Cut-off Date and represents a non-controlling interest in the Redwood MHC Portfolio Whole Loan. The controlling Note A-1 and non-controlling Note A-3, with an aggregate original principal balance of $57,600,000, are each expected to be contributed to one or more future trusts. The mortgage loans evidenced by Note A-1 and Note A-3, respectively, are referred to herein as the “Redwood MHC Portfolio Companion Loans”. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” in the Prospectus.

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REDWOOD MHC PORTFOLIO

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1	$20,600,000	Ladder Capital Finance	Yes
Note A-2	$38,400,000	WFCM 2016-LC25	No
Note A-3	$37,000,000	Ladder Capital Finance	No
Total	$96,000,000

Following the lockout period, the borrower has the right to defease the Redwood MHC Portfolio Whole Loan in whole or, in connection with the release of an individual property, in part (see “Partial Release” section), on any due date before June 6, 2026. In addition, the Redwood MHC Portfolio Whole Loan is prepayable without penalty commencing on June 6, 2026.

Sources and Uses

Sources			Uses
Original Whole Loan amount	$96,000,000	100.0%	Loan payoff(1)	$73,052,958	76.1%
			Reserves	3,245,973	3.4
			Closing costs	2,090,447	2.2
			Return of equity	17,610,622	18.3
Total Sources	$96,000,000	100.0%	Total Uses	$96,000,000	100.0%

(1)	The Redwood MHC Portfolio Properties were previously un-crossed and securitized in the LBUBS 2006-C6 and LBUBS 2006-C7 transactions.

The Properties. The Redwood MHC Portfolio Properties consist of 18 manufactured housing and recreational vehicle community properties containing 4,007 pads located in Connecticut (four properties), Michigan (three properties), Arizona (three properties), Maryland (three properties), Florida (three properties), Minnesota (one property) and Ohio (one property). The Redwood MHC Portfolio Properties were built between 1935 and 1994. The Redwood MHC Portfolio Properties range in size from 49 pad sites to 797 pad sites, with monthly rents ranging from $259 to $621. As of July 18, 2016, the Redwood MHC Portfolio Properties were 70.9% occupied.

Summaries of the three largest properties by allocated Cut-off Date Balance are set forth below:

Camp Inn – Frostproof, FL (15.9% of Cut-off Date Balance)

Camp Inn is an all age recreational vehicle/manufactured housing community consisting of 797 pads on 111.0 acres (7.2 pads per acre), built in 1972 and located in Frostproof, Florida, approximately 66.6 miles south of Orlando, Florida and 76.6 miles southeast of Tampa, Florida. As of July 18, 2016, the Camp Inn property was 77.3% occupied. The Camp Inn property features 1,594 parking spaces (2.0 spaces per pad), a clubhouse, pool, spa, billiards, shuffleboard, horseshoes, library, and laundry.

Town & Country Estates – Tucson, AZ (9.3% of Cut-off Date Balance)

Town & Country Estates is an all age manufactured housing community consisting of 320 pads on 39.0 acres (8.2 pads per acre), built in 1971 and located in Tucson, Arizona, approximately 3.9 miles northeast of the Tucson International Airport. As of July 18, 2016, the Town & Country Estates property was 79.4% occupied. The Town & Country Estates property features 690 parking spaces (2.2 spaces per pad), a leasing office/clubhouse, community kitchen, game room, laundry facility, two outdoor pools and spas, a playground, basketball court, shuffleboard courts and a recreational vehicle/boat storage area.

St. Clements Crossing – Lexington Park, MD (8.3% of Cut-off Date Balance)

St. Clements Crossing is an all age manufactured housing community consisting of 186 pads on 36.1 acres (5.2 pads per acre), built in 1968 and located in Lexington Park, Maryland, approximately 68.7 miles southeast of Washington, DC. As of July 18, 2016, the St. Clements Crossing property was 95.7% occupied. The St. Clements Crossing property features 401 parking spaces (2.2 spaces per pad), a clubhouse, pool, and playground.

A-3-33

REDWOOD MHC PORTFOLIO

The following table presents certain information relating to the Redwood MHC Portfolio Properties:

Property Information(1)

Property Name	City, State	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Pads	Appraised Value	Allocated LTV
Camp Inn	Frostproof, FL	$15,288,000	15.9%	77.3%	1972/NAP	797	$20,800,000	73.5%
Town & Country Estates	Tucson, AZ	$8,946,000	9.3%	79.4%	1971/NAP	320	$13,130,000	68.1%
St. Clements Crossing	Lexington Park, MD	$7,947,000	8.3%	95.7%	1968/2002	186	$11,600,000	68.5%
Algoma	Rockford, MI	$7,688,000	8.0%	74.2%	1980/NAP	322	$10,000,000	76.9%
Suburban Estates	Lexington Park, MD	$7,561,000	7.9%	97.7%	1970/NAP	132	$10,240,000	73.8%
Colonial Acres	Portage, MI	$7,169,500	7.5%	45.3%	1965/NAP	612	$11,070,000	64.8%
Twenty Nine Pines	Oakdale, MN	$6,637,000	6.9%	90.3%	1975/NAP	144	$8,310,000	79.9%
Evergreen Springs	Clinton, CT	$6,155,000	6.4%	96.1%	1935/NAP	102	$8,070,000	76.3%
Avalon	Clearwater, FL	$5,805,000	6.0%	64.5%	1984/NAP	256	$7,740,000	75.0%
Lexington	Lexington Park, MD	$3,359,000	3.5%	89.5%	1980/NAP	76	$4,760,000	70.6%
Colonial Manor	Kalamazoo, MI	$3,152,500	3.3%	69.2%	1965/NAP	195	$5,240,000	60.2%
Green Acres	Westbrook, CT	$3,066,000	3.2%	96.9%	1955/NAP	64	$4,070,000	75.3%
Cedar Grove	Clinton, CT	$2,455,000	2.6%	98.3%	1950/NAP	60	$3,070,000	80.0%
Hunters Chase	Lima, OH	$2,424,000	2.5%	69.4%	1994/NAP	134	$3,270,000	74.1%
Highland Bluff	Branford, CT	$2,293,000	2.4%	89.8%	1950/NAP	49	$3,200,000	71.7%
Winter Paradise	Hudson, FL	$2,287,500	2.4%	48.6%	1972/NAP	290	$3,090,000	74.0%
Weststar	Tucson, AZ	$1,982,500	2.1%	76.7%	1984/NAP	90	$3,290,000	60.3%
El Frontier	Tucson, AZ	$1,784,000	1.9%	46.6%	1964/NAP	178	$2,760,000	64.6%
Total/Weighted Average	$96,000,000		100.0%	70.9%		4,007	$133,710,000	71.8%

(1)	Based on the Redwood MHC Portfolio Whole Loan.

The following table presents historical occupancy percentages at the Redwood MHC Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	7/18/2016(3)
NAV	73.3%	74.6%	73.6%	70.9%

(1)	Complete occupancy information was not provided for 2012.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Redwood MHC Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per Pad
Base Rent	$12,575,785	$12,829,506	$13,290,442	$13,390,552	$13,390,552	90.5%	$3,342
Grossed Up Vacant Space	0	0	0	0	5,917,724	40.0	1,477
Other Income	1,375,218	1,497,460	1,442,255	1,407,198	1,407,198	9.5	351
Less Vacancy & Credit Loss	0	0	0	0	(5,917,724)(1)	(40.0)	(1,477)
Effective Gross Income	$13,951,003	$14,326,966	$14,732,697	$14,797,750	$14,797,750	100.0%	$3,693

Total Operating Expenses	$6,183,055	$6,729,350	$6,891,031	$6,937,347	$6,919,649	46.8%	$1,727

Net Operating Income	$7,767,948	$7,597,616	$7,841,666	$7,860,403	$7,878,101	53.2%	$1,966
Capital Expenditures	0	0	0	0	200,350	1.4	50
Net Cash Flow	$7,767,948	$7,597,616	$7,841,666	$7,860,403	$7,677,751	51.9%	$1,916

NOI DSCR(2)	1.39x	1.36x	1.41x	1.41x	1.41x
NCF DSCR(2)	1.39x	1.36x	1.41x	1.41x	1.38x
NOI DY(2)	8.1%	7.9%	8.2%	8.2%	8.2%
NCF DY(2)	8.1%	7.9%	8.2%	8.2%	8.0%

(1)	The underwritten economic vacancy is 30.6%. The Redwood MHC Portfolio Properties were 70.9% physically occupied as of July 18, 2016.
(2)	The debt service coverage ratios and debt yields are based on the Redwood MHC Portfolio Whole Loan.

A-3-34

REDWOOD MHC PORTFOLIO

Appraisals. As of the appraisal valuation dates between August 1, 2016 and August 5, 2016, the Redwood MHC Portfolio Properties had an aggregate “as-is” appraised value of $133,710,000.

Environmental Matters. According to Phase I environmental assessments dated between August 12, 2016 and August 19, 2016, recognized environmental conditions (“RECs”) were identified, including with respect to the Evergreen Springs property, there was a fuel oil spill in April 2016 that is still an open incident and as to which the Connecticut Department of Energy and Environmental Protection is requiring sampling to determine subsurface impact. Additionally, there is: (i) a $4,500 reserve for radon sampling on the Highland Bluff property and (ii) a $37,500 environmental radiation reserve, of which $25,000 is intended to achieve closure and removal from the open spill listing for the Evergreen Springs property and $12,500 to properly abandon two groundwater monitoring wells at the Twenty Nine Pines property.

Market Overview. The Redwood MHC Portfolio Properties are located across Connecticut (four properties), Michigan (three properties), Arizona (three properties), Maryland (three properties), Florida (three properties), Minnesota (one property) and Ohio (one property). Summaries (primarily based on the related appraisals) of the top three metropolitan statistical areas by allocated Cut-off Date Balance are set forth below:

St. Mary’s County, MD

The Lexington, St. Clements Crossing, and Suburban Estates properties (19.7% of the allocated Cut-off Date Balance combined) are located in St. Mary’s County in Lexington Park, Maryland, which is approximately 68.7 miles southeast of Washington D.C. According to the appraisal, the Lexington, St. Clements Crossing, and Suburban Estates properties are part of the St. Mary’s County metropolitan statistical area, which had an estimated 2015 population of 110,733. As of 2015, median household income in the St. Mary’s County metropolitan statistical area was $87,068 as opposed to $74,461 for Maryland. According to the appraisal, the top three employers in the area are Naval Air Station Patuxent River, MedStar St. Mary’s Hospital and DynCorp International, which employ 11,435, 1,240 and 898 people, respectively.

Lakeland-Winter Haven, FL

The Camp Inn property (15.9% of the allocated Cut-off Date Balance) is located in Frostproof, Florida, which is approximately 66.6 miles south of Orlando, Florida and 76.6 miles southeast of Tampa, Florida. According to the appraisal the Camp Inn property is part of the Lakeland-Winter Haven metropolitan statistical area, which had an estimated 2015 population of 645,001. As of 2015, median household income in the Lakeland-Winter Haven metropolitan statistical area was $43,229. According to the appraisal, the top three employers in the area are Publix Super Markets, Walmart, and Polk County School Board, which employ 10,249, 6,238 and 6,210 people, respectively.

Tucson, AZ

The El Frontier, Town & Country Estates, and Weststar properties (13.3% of the allocated Cut-off Date Balance combined) are located in Pima County in Tucson, Arizona. According to the appraisal, the El Frontier, Town & Country Estates and Weststar properties are part of the Tucson metropolitan statistical area, which had a 2015 population of 1,010,634. As of 2015, median household income in the Tucson metropolitan statistical area was $45,592. According to the appraisal, the top three employers in the area are Raytheon Missile Systems, The University of Arizona, and the State of Arizona, which employ 12,140, 10,363 and 8,708 people, respectively.

The Borrowers. The borrowers are: El Frontier Associates, LLC; Town & Country Associates, LLC; Weststar Associates, LLC; Cedar Grove Associates, LLC; Evergreen Associates, LLC; Green Acres Associates, LLC; Highland Associates, LLC; Avalon Associates, LLC; Camp Inn Associates, LLC; Winter Paradise Associates, LLC; Lexington MHC, LLC; St. Clement’s Crossing Associates, LLC; Suburban Associates, LLC; Algoma Associates, LLC; Colonial Acres Associates, LLC; Colonial Manor Associates, LLC; Twenty-Nine Pines Associates, LLC; and Hunter’s Chase MHC, LLC. Each of the borrowers is a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redwood MHC Portfolio Whole Loan. Ross H. Partrich is the guarantor of certain nonrecourse carve-outs under the Redwood MHC Portfolio Whole Loan.

The Sponsor. The sponsor is Ross H. Partrich, who is the key principal of RHP Properties (“RHP”). Mr. Partrich owns and manages a total of 224 manufactured housing communities with over 56,349 housing units and sites spanning 23 states, with a combined value of approximately $3.4 billion. RHP employs more than 900 professionals at their Farmington Hills, Michigan corporate headquarters, regional offices, and on-site management properties across the country. RHP is the second largest private owner of manufactured home communities in the country. The sponsor is also a sponsor under the mortgage loan identified in Annex A-1 to the Prospectus as Colonial Rivermead. The sponsor reported prior commercial mortgage loans that resulted in the delivery of deeds in lieu of foreclosure. For additional information on the sponsor, see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $303,973 for real estate taxes, $1,000,000 for deferred maintenance, $42,000 for an environmental reserve, $900,000 for capital expenditures on the Kalamazoo and Portage, Michigan properties and a $1,000,000 Manufactured Homes reserve for home setup fees. The loan documents also require monthly deposits in an amount equal to one-twelfth of the estimated annual real estate taxes, which currently equates to $101,324, and $16,757 for replacement reserves (capped at $804,340). The loan documents do not require monthly escrows for insurance, provided that (i) a blanket insurance policy acceptable to the lender is in place and (ii) the borrower provides the lender with evidence of payment five days prior to the due date.

Lockbox and Cash Management. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), the Redwood MHC Portfolio Whole Loan requires that the borrowers establish a lockbox account and that the borrowers or the property manager deposit all rents into such lockbox account. During a Sweep Event Period, all excess cash flow after payment of all sums due and payable under the loan documents and all operating expenses will be retained by the lender as additional collateral.

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REDWOOD MHC PORTFOLIO

A “Sweep Event Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default under the related loan documents; (ii) the amortizing debt service coverage ratio falling below 1.05x for two consecutive calendar quarters; or (iii) the borrowers defaulting under the management agreement. A Sweep Event Period will be cured: with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being greater than 1.15x for two consecutive calendar quarters; and with regard to clause (iii), upon the date the borrowers have entered into a replacement management agreement with a qualified manager or the date on which the applicable default has been cured to the lender’s satisfaction.

Property Management. The Redwood MHC Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrowers have the right to transfer the Redwood MHC Portfolio Properties provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength, and general business standing; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates and similar confirmations from each rating agency rating any securities backed by the Redwood MHC Portfolio Companion Loans with respect to the ratings of such securities.

Partial Release. Following the lockout period, the borrowers are permitted to obtain the release of any of the Redwood MHC Portfolio Properties from the lien of the related mortgage instrument in connection with a partial defeasance, subject to certain conditions including: (i) no Sweep Event Period has occurred and is continuing (provided, however, that if the related property to be released is the property causing the Sweep Event Period (and after the partial defeasance, the related cause of the Sweep Event Period shall no longer exist), then subject to satisfaction of all other requirements of a Sweep Event Period cure, such property may be released provided that if such property causes the debt service coverage ratio to be below 1.05x for two consecutive quarters, upon satisfaction of all other partial defeasance requirements, such property may be released if the release results in an amortizing debt service coverage ratio of 1.05x or greater); (ii) partial defeasance of that portion of the Redwood MHC Portfolio Whole Loan equal to 115% of the allocated loan amount (except for the Colonial Manor and Colonial Acres properties, for which the release price is 100% of the related allocated loan amount) for the released property; (iii) the loan-to-value ratio with respect to the remaining Redwood MHC Portfolio Properties will be no greater than the lesser of 73.5% and the loan-to-value ratio immediately prior to the release; (iv) the amortizing debt service coverage ratio with respect to the remaining Redwood MHC Portfolio Properties will be no less than the greater of the amortizing debt service coverage ratio at the time of origination (1.38x) and the amortizing debt service coverage ratio immediately prior to the release; and (v) the lender receives rating agency confirmation from each of the applicable rating agencies that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates or any other securities evidencing an interest in a Redwood MHC Portfolio Companion Loan.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The loan documents permit mezzanine financing from an institutional lender subject to: (i) no event of default under the related loan documents has occurred and is continuing; (ii) a maximum combined loan-to-value ratio equal to the lesser of 75.0% and the loan-to-value ratio upon origination of the Redwood MHC Portfolio Whole Loan; (iii) a minimum combined amortizing debt service coverage ratio equal to the greater of 1.25x and the amortizing debt service coverage ratio upon origination of the Redwood MHC Portfolio Whole Loan; (iv) the lender’s review and approval of (a) the terms and conditions of the mezzanine loan and the mezzanine loan documents and (b) the structure of the mezzanine borrower; (v) if required under the pooling and servicing agreement, the receipt of a rating agency confirmation from each of the applicable rating agencies that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates or any other securities evidencing an interest in a Redwood MHC Portfolio Companion Loan; and (vi) the execution of an intercreditor agreement acceptable to the lender.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Redwood MHC Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an 18-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance that covers the full replacement cost of the Redwood MHC Portfolio Properties. At origination of the Redwood MHC Portfolio Whole Loan, the Redwood MHC Portfolio Properties had insurance coverage for windstorm.

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A-3-38

CENTREPARK EAST

A-3-39

CENTREPARK EAST

A-3-40

CENTREPARK EAST

Centrepark East
1400, 1450 and 1475 Centrepark Boulevard;
1720 and 1801 Centrepark Drive East
West Palm Beach, FL 33401
Atlantic Ocean
Juno Beach
Palm Beach Gardens
North Palm Beach
Lake Worth
Palm Beach Shores
Singer Island
Riviera Beach
WEST PALM BEACH
Lake Mangonia
Palm Beach
PALM BEACH COUNTY
WATER CATCHMENT AREA
The Acreage
Century Village
Golden Lakes
Royal Palm Beach
Wellington
Palm Springs
Greenacres
Lake Worth
Palm Beach International Airport
Florida's Turnpike
TRI-RAIL
Miami 60 miles
Downtown at the Gardens
The Gardens Mall
Palm Beach State College
Palm Beach Gardens Medical Ctr.
Promenade Shopping Ctr.
Gardens Towne Square
Northlake Commons
West Palm Beach VA Medical Ctr.
Dyer Blvd Park
St. Marys Medical Ctr.
Good Samaritan Medical Center
Palm Beach Outlets
Alexander W. Dreyfoos School of the Arts
CityPlace
Waterfront & City Commons
Flagler Museum
Palm Beach Atlantic College
Palm Beach Co. Convention Ctr.
Kravis Ctr. for Performing Arts
Northwood University
The Shoppes at Southern Palms
South Florida Fairgrounds
Okeeheelee County Park
Riverbridge Centre
Whispering Pines State Park
The Mall at Wellington Green
West Palm Beach
Boynton Beach
Delray Beach
Boca Raton
Pompano Beach
FT. LAUDERDALE
Hollywood
North Miami Beach
MIAMI
Miami Beach
Coral Gables
Hialeah
Homestead
Florida City
THE EVERGLADES
EVERGLADES NATIONAL PARK
Lake Okeechobee
Gulf of Mexico
Atlantic Ocean

A-3-41

No. 5 - Centrepark East

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$36,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$36,000,000			Location:	West Palm Beach, FL
% of Initial Pool Balance:	3.8%			Size:	304,107 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$118.38
Borrower Name:	Colonnade Centrepark East LLC			Year Built/Renovated:	1988/NAP
Sponsor:	Joseph S. Sambuco			Title Vesting:	Fee
Mortgage Rate:	4.680%			Property Manager:	Self-managed
Note Date:	November 1, 2016			4th Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	72.9% (12/31/2013)
Maturity Date:	November 6, 2026			2nd Most Recent Occupancy (As of):	74.0% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	76.6% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	81.5% (9/7/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,057,566 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$2,742,990 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of):	$2,880,997 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of)(3):	$3,259,026 (TTM 8/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$6,580,453
				U/W Expenses:	$3,087,045
				U/W NOI:	$3,493,408
Escrows and Reserves(1):				U/W NCF:	$3,059,045
				U/W NOI DSCR:	1.56x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.37x
Taxes	$0	$68,243	NAP	U/W NOI Debt Yield:	9.7%
Insurance	$48,880	$23,276	NAP	U/W NCF Debt Yield:	8.5%
Replacement Reserves	$0	$5,068	NAP	As-Is Appraised Value:	$49,500,000
TI/LC Reserve	$1,500,000	$25,342	NAP	As-Is Appraisal Valuation Date:	September 15, 2016
Other Reserve	$425,369	$0	NAP	Cut-off Date LTV Ratio:	72.7%
Deferred Maintenance	$2,375	$0	NAP	LTV Ratio at Maturity or ARD:	66.7%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Centrepark East Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office property located in West Palm Beach, Florida (the “Centrepark East Property”). The Centrepark East Mortgage Loan was originated on November 1, 2016 by Rialto Mortgage Finance, LLC. The Centrepark East Mortgage Loan had an original principal balance of $36,000,000, has an outstanding principal balance as of the Cut-off Date of $36,000,000 and accrues interest at an interest rate of 4.680% per annum. The Centrepark East Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Centrepark East Mortgage Loan matures on November 6, 2026.

Following the lockout period, the borrower has the right to defease the Centrepark East Mortgage Loan in whole, but not in part, on any date on or before August 6, 2026. In addition, the Centrepark East Mortgage Loan is prepayable without penalty after August 6, 2026.

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Sources and Uses

Sources			Uses
Original loan amount	$36,000,000	70.1%	Purchase price(1)	$48,700,000	94.9%
Sponsor’s new cash contribution	15,338,812	29.9	Reserves	1,976,624	3.9
			Closing costs	662,188	1.3
Total Sources	$51,338,812	100.0%	Total Uses	$51,338,812	100.0%

(1)	The sponsor is purchasing nine office buildings in the larger office park for $71,500,000. The purchase price in the Sources and Uses table represents the allocated purchase price associated with the Centrepark East Property.

The Property. The Centrepark East Property contains five Class A and Class B office buildings with approximately 304,107 square feet and located in West Palm Beach, Florida. The Centrepark East Property consists of one 10-story, two 3-story, one 2-story, and one single-story office buildings situated on a 13.6-acre parcel. The Centrepark East Property is part of a larger suburban office park which consists of nine buildings totaling 479,145 square feet, located on a 41.0-acre parcel and that were developed between 1988 and 2004. According to the prior owner, the prior owner invested approximately $2.6 million in capital improvements over the past 10 years, in addition to approximately $1.1 million towards tenant improvements during the past three years. As of September 7, 2016, the Centrepark East Property was 81.5% occupied by 49 tenants.

The following table presents certain information relating to the buildings in the Centrepark East Property:

Address	Class	Year Built/Renovated	# of Stories	# of Tenants	Net Rentable Area (SF)	% of Total Net Rentable Area (SF)	Occupancy
1400 Centrepark	A	1988/NAP	10	19	95,211	31.3%	76.8%
1450 Centrepark	A	2001/NAP	3	9	74,422	24.5%	89.0%
1475 Centrepark	A	1999/NAP	3	13	74,695	24.6%	82.3%
1720 Centrepark	B	2004/NAP	1	2	17,876	5.9%	83.1%
1801 Centrepark	B	1998/NAP	2	6	41,903	13.8%	76.8%
Total/Weighted Average				49	304,107	100.0%	81.5%

1400 Centrepark

The 1400 Centrepark building is a 95,211 square feet, 10-story office building that was constructed in 1988. The improvements are situated on 3.6 acres, with 312 garage and 118 surface parking spaces providing a parking ratio of 4.5 spaces per 1,000 square feet. Overall, 1400 Centrepark represents 31.3% of Centrepark East Property’s net rentable area. According to the rent roll dated September 7, 2016, 1400 Centrepark is 76.8% occupied by 19 tenants.

1450 Centrepark

The 1450 Centrepark building is a 74,422 square feet, 3-story office building that was constructed in 2001. The improvements are situated on 2.5 acres, with 169 garage and 119 surface parking spaces providing a parking ratio of 3.9 spaces per 1,000 square feet. Overall, 1450 Centrepark represents 24.5% of Centrepark East Property’s net rentable area. According to the rent roll dated September 7, 2016, 1450 Centrepark is 89.0% occupied by nine tenants.

1475 Centrepark

The 1475 Centrepark building is a 74,695 square feet, 3-story office building that was constructed in 1999. The improvements are situated on 3.5 acres, with 150 garage and 137 surface parking spaces providing a parking ratio of 3.8 spaces per 1,000 square feet. Overall, 1475 Centrepark represents 24.6% of Centrepark East Property’s net rentable area. According to the rent roll dated September 7, 2016, 1475 Centrepark is 82.3% occupied by 13 tenants.

1720 Centrepark

The 1720 Centrepark building is a 17,876 square feet, 1-story office building that was constructed in 2004. The improvements are situated on 1.4 acres, with 147 surface parking spaces providing a parking ratio of 8.2 spaces per 1,000 square feet. Overall, 1720 Centrepark represents 5.9% of Centrepark East Property’s net rentable area. According to the rent roll dated September 7, 2016, 1720 Centrepark is 83.1% occupied by two tenants.

1801 Centrepark

The 1801 Centrepark building is a 41,903 square feet, 2-story office building that was constructed in 1998. The improvements are situated on 2.7 acres, with 66 surface parking spaces providing a parking ratio of 1.6 spaces per 1,000 square feet. Overall, 1801 Centrepark represents 13.8% of Centrepark East Property’s net rentable area. According to the rent roll dated September 7, 2016, 1801 Centrepark is 76.8% occupied by six tenants.

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The following table presents certain information relating to the tenancy at the Centrepark East Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Platform Specialty Products Corporation	NR/Caa1/BB-	13,698	4.5%	$18.30	$250,673	6.2%	3/31/2023
Conroy, Simberg, & Ganon, P.A.	NR/NR/NR	16,886	5.6%	$14.00	$236,404	5.9%	1/31/2022(3)
Earthlink Carrier, LLC	NR/B2/B	13,543	4.5%	$16.45	$222,782	5.5%	11/30/2022(4)
Leo A. Daly Company	NR/NR/NR	11,582	3.8%	$16.18	$187,397	4.7%	5/5/2022(5)
Sonneborn Rutter Conney & Smith	NR/NR/NR	11,738	3.9%	$15.56	$182,603	4.5%	4/30/2021(6)
Paychex North America, Inc.	NR/NR/NR	11,245	3.7%	$16.23	$182,506	4.5%	2/28/2018(7)
Kelly, Kronenberg, Gilmartin	NR/NR/NR	10,718	3.5%	$16.34	$175,132	4.4%	5/31/2020(8)
Weitz Company, LLC	NR/NR/NR	11,143	3.7%	$13.27	$147,868	3.7%	12/31/2019(9)
Total Major Tenants		100,553	33.1%	$15.77	$1,585,367	39.5%

Non-Major Tenants		147,395	48.5%	$16.48	$2,429,062	60.5%

Occupied Collateral Total		247,948	81.5%	$16.19	$4,014,428	100.0%

Vacant Space		56,159	18.5%

Collateral Total		304,107	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2017 totalling $70,886, unless otherwise noted.
(3)	Conroy, Simberg & Ganon, P.A. has one, 5-year renewal option remaining.
(4)	Earthlink Carrier, LLC has one, 5-year renewal option remaining. Additionally, EarthLink has a one-time option to terminate 2,652 square feet (sales office space) effective November 2020, upon written notice on or before March 1, 2020. Prior to the termination date, EarthLink Carrier, LLC is required to pay a termination fee consisting of the unamortized portion of leasing costs.
(5)	Leo A. Daly Company has one, 5-year renewal option remaining.
(6)	Sonneborn Rutter Conney & Smith occupies two suites within the Centrepark East Property and each lease has one, 5-year renewal option remaining.
(7)	Paychex North America, Inc. has three, 3-year renewal options remaining.
(8)	Kelly, Kronenberg, Gilmartin has one, 5-year renewal option remaining.
(9)	Weitz Company, LLC has one, 3-year renewal option remaining. Additionally, if the Weitz Company requests in writing on or before January 1, 2018 to lease additional space to expand its operations, and the borrower is not able to accommodate the tenant’s request, Weitz Company, LLC has the right to terminate its lease effective on August 1, 2018 by giving the borrower written notice and paying a termination fee consisting of the unamortized portion of leasing costs.

The following table presents certain information relating to the lease rollover schedule at the Centrepark East Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	1	1,816	0.6%	1,816	0.6%	$32,180	0.8%	$17.72
2017	10	30,462	10.0%	32,278	10.6%	$525,825	13.1%	$17.26
2018	15	49,504	16.3%	81,782	26.9%	$789,185	19.7%	$15.94
2019	10	47,066	15.5%	128,848	42.4%	$756,575	18.8%	$16.07
2020	6	25,718	8.5%	154,566	50.8%	$415,655	10.4%	$16.16
2021	5	27,203	8.9%	181,769	59.8%	$427,927	10.7%	$15.73
2022	5	52,481	17.3%	234,250	77.0%	$816,408	20.3%	$15.56
2023	1	13,698	4.5%	247,948	81.5%	$250,673	6.2%	$18.30
2024	0	0	0.0%	247,948	81.5%	$0	0.0%	$0.00
2025	0	0	0.0%	247,948	81.5%	$0	0.0%	$0.00
2026	0	0	0.0%	247,948	81.5%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	247,948	81.5%	$0	0.0%	$0.00
Vacant	0	56,159	18.5%	304,107	100.0%	$0	0.0%	$0.00
Total/Weighted Average	53	304,107	100.0%			$4,014,428	100.0%	$16.19

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

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The following table presents historical occupancy percentages at the Centrepark East Property:

Historical Occupancy

2012(1)	2013(2)	2014(2)	2015(2)	9/7/2016(3)
NAV	72.9%	74.0%	76.6%	81.5%

(1)	Historical occupancy prior to 2013 was not provided by the prior owner off the property.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Centrepark East Property:

Cash Flow Analysis

	2013	2014	2015(1)	TTM 8/31/2016(1)	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,070,144	$3,495,408	$3,522,517	$3,742,630	$3,943,542		59.9%	$12.97
Rent Steps	0	0	0	0	70,886		1.1	0.23
Grossed Up Vacant Space	0	0	0	0	930,898		14.1	3.06
Total Reimbursables	1,666,202	1,950,910	2,165,769	2,343,424	3,062,795		46.5	10.07
Other Income(2)	60,362	65,072	62,653	81,571	81,571		1.2	0.27
Less Vacancy & Credit Loss	0	0	0	0	(1,509,239)	(3)	(22.9)	(4.96)
Effective Gross Income	$4,796,708	$5,511,390	$5,750,938	$6,167,624	$6,580,453		100.0%	$21.64

Total Operating Expenses	$2,739,142	$2,768,400	$2,869,941	$2,908,598	$3,087,045		46.9	10.15

Net Operating Income	$2,057,566	$2,742,990	$2,880,997	$3,259,026	$3,493,408		53.1%	$11.49
TI/LC	0	0	0	0	373,542		5.7	1.23
Capital Expenditures	0	0	0	0	60,821		0.9	0.20
Net Cash Flow	$2,057,566	$2,742,990	$2,880,997	$3,259,026	$3,059,045		46.5%	$10.06

NOI DSCR	0.92x	1.23x	1.29x	1.46x	1.56x
NCF DSCR	0.92x	1.23x	1.29x	1.46x	1.37x
NOI DY	5.7%	7.6%	8.0%	9.1%	9.7%
NCF DY	5.7%	7.6%	8.0%	9.1%	8.5%

(1)	The increase in Base Rent and Net Operating Income was due to new leasing and increased occupancy at the Centrepark East Property.
(2)	Other income includes parking income, late fees and other miscellaneous income.
(3)	The underwritten economic vacancy is 18.8%. The Centrepark East Property was 81.5% physically occupied as of September 7, 2016.

Appraisal. As of the appraisal valuation date of September 15, 2016, the Centrepark East Property had an “as-is” appraised value of $49,500,000. The appraiser also concluded to an “as-stabilized” value of $52,000,000 with an “as-stabilized” valuation date of September 1, 2017.

Environmental Matters. According to the Phase I environmental assessment dated September 20, 2016, there was no evidence of any recognized environmental conditions at the Centrepark East Property.

Market Overview and Competition. The Centrepark East Property is located in West Palm Beach, Florida, within the Miami-Ft. Lauderdale-Pompano Beach metropolitan statistical area in Palm Beach County. According to a government agency, the unemployment rate for the metropolitan statistical area was 5.1% as of June 2016. In comparison, the state’s and national unemployment rate were each 4.9% for the same time period. South Florida is home to the largest concentration of international banks in the United States, and is home to numerous large domestic and international companies. Palm Beach County’s economy is largely driven by the healthcare industry, with five of the top 10 employers within the healthcare industry, including Tenet Healthcare Corp., Hospital Corporation of America, Veterans Health Administration, Bethesda Memorial Hospital, and Boca Raton Regional Hospital. Palm Beach County also benefits from professional, management services, and tourism industries. Palm Beach County is home to two of Florida’s 10 largest public companies, NextEra Energy and Office Depot, which together employ more than 60,000 workers worldwide.

The Centrepark East Property is located approximately two miles southwest of downtown West Palm Beach, immediately west of Interstate 95, and within one mile of the Palm Beach International Airport (“PBIA”). Within the immediate area, the majority of office uses are located in the Centrepark business park. The park also includes several hotels including Doubletree, Courtyard by Marriott, Embassy Suites, Hilton Garden Inn, and Hampton Inn, which are supported by PBIA located less than one mile southwest of the Centrepark East Property. According to a third party market research report, the Centrepark East Property is located within the Palm Beach office market, which contains approximately 54.9 million square feet of inventory. As of the second quarter 2016, the Palm Beach office market reported a vacancy rate of 12.5%, with an average rental rate of $27.58 per square foot on a gross basis. The Centrepark East Property is further located within the West Palm Beach office submarket, which contains approximately 8.0 million square feet of inventory. As of the second quarter 2016, the West Palm Beach office submarket reported a vacancy rate of 12.9% with an average rental rate of $23.08 per square foot on a gross basis. The overall vacancy rate for the Class A and Class B sectors of the West Palm Beach office submarket are 15.4% and 12.3%, respectively. The West Palm Beach office submarket reported average rental rates of $34.02 per square foot on a gross basis for (Class A) and $21.88 per square foot (Class B) as of the second quarter 2016.

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CENTREPARK EAST

The following table presents certain information relating to comparable office properties for the Centrepark East Property:

Competitive Set(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Centrepark East (Subject) West Palm Beach, FL	1988 - 2004/NAP	1-10	304,107	81.5%	--	NAV	NAV / 7 Yrs	NAV	$13.50 - $17.50	NNN
Reflections I & II West Palm Beach, FL	1983/NAP	6	129,253	78%	1.2 miles	Song & Associates	March 2016 / 6 Yrs	7,919	$25.00	MG
Sabadell Building West Palm Beach, FL	1980/NAP	12	113,862	60%	2.3 miles	Zen Offices	June 2016 / 11 Yrs	9,875	$16.50	NNN
Regions Financial Tower West Palm Beach, FL	1986/NAP	12	180,000	78%	2.3 miles	NAV	June 2016 / 3 Yrs	1,738	$14.00	NNN
One Clearlake Center West Palm Beach, FL	1986/NAP	14	236,443	75%	1.4 miles	NAV	December 2015 / 5 Yrs	1,333	$21.50	NNN
Commerce Pointe Silver West Palm Beach, FL	1987/NAP	4	55,755	70%	0.2 miles	NAV	September 2016 / 3 Yrs	4,522	$13.00	NNN
Palm Beach International Center West Palm Beach, FL	1983/NAP	5	102,000	60%	0.3 miles	NAV	October 2016 / 5 Yrs	4,110	$14.00	NNN
2101 Centrepark West Palm Beach, FL	2001/NAP	1	25,134	74%	0.1 miles	La Rosa Realty	May 2016 / 3 Yrs	1,587	$13.50	NNN
2301 Centrepark West Palm Beach, FL	2004/NAP	1	24,599	66%	0.1 miles	Woolems	October 2015 / 6 Yrs	6,412	$13.50	NNN
Plaza 1551 West Palm Beach, FL	1980/NAP	1	39,899	92%	2.3 miles	NAV	March 2016 / 3 Yrs	1,257	$12.00	NNN

(1)	Information obtained from the appraisal dated October 4, 2016.

The Borrower. The borrower is Colonnade Centrepark East LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Centrepark East Mortgage Loan. Joseph S. Sambuco, the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under Centrepark East Mortgage Loan.

The Sponsor. The sponsor, Joseph S. Sambuco, is the President and CEO of Colonnade Properties LLC (“Colonnade Properties”). Colonnade Properties is a privately held real estate investment company that focuses on acquiring, managing, developing, and redeveloping commercial real estate properties throughout the U.S. Since founding Colonnade, Mr. Sambuco and other principals at Colonnade have invested approximately $580.0 million of capital for institutional and high net worth investors to acquire or finance real estate assets. Mr. Sambuco has been involved in the development of over $1.0 billion of commercial real estate projects, the acquisition of over $5.0 billion of commercial properties, and the operation and management of more than 15.0 million square feet of commercial real estate.

Escrows. The loan documents provided for upfront reserves in the amount of $1,500,000 for future tenant improvements and leasing commissions, $284,042 for outstanding tenant improvements, $122,000 for CTC Mortgage Company LLC capital expenditures, $48,880 for insurance, $19,327 for outstanding rent abatement and $2,375 for deferred maintenance. The rent abatement reserve may be released provided there is no event of default or a Cash Sweep Event (as defined below) occurring and continuing, among other conditions as follows: with respect to (a) Sway Management, LLC on or after December 1, 2016, January 1, 2017 and February 1, 2017 in an amount equal to $2,931 on each such month; (b) Wells Fargo on or after April 1, 2017 and May 1, 2017 in an amount equal to $5,268 on each such month.

The loan documents require monthly deposits of $68,243 for real estate taxes; $23,276 for insurance premiums; $5,068 for replacement reserves; and $25,342 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The borrower established a lender controlled lockbox account, prior to loan closing, into which all revenues received by the borrower and/or the property manager are required to be deposited within one business day of receipt. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the borrower is required to direct all tenants at the Centrepark East Property to remit all rental payments directly into the lender-controlled lockbox account. The borrower delivered tenant direction letters for this purpose to the lender in connection with loan closing and such letters are held in escrow by the lender. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrower.

A “Cash Management Trigger Event” will commence upon (i) a non-monetary event of default, however, other than clauses (iv) and (v), a non-monetary event of default shall not be deemed a Cash Management Trigger Event if the borrower cures the non-monetary default within 30 days; (ii) a monetary event of default has occurred or is continuing; (iii) the borrower’s second late debt service payment within a 12-month period; (iv) upon the occurrence of a bankruptcy action of the borrower or guarantor; (v) upon the occurrence of a bankruptcy action of the manager; however, if the bankruptcy action of the manager is cured within 60 days it will not be deemed a Cash Management Trigger Event; or (vi) a Cash Management DSCR Trigger Event (as defined below). A Cash

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Management Trigger Event will end with respect to clause (i) when such non-monetary event of default has been cured; with respect to clause (ii) when such monetary event of default has been cured; with respect to clause (iii) when the debt service payments have been paid on time for 12-consecutive months; with respect to clause (iv) when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for a borrower or guarantor; with respect to clause (v) when such bankruptcy petition has been discharged, stayed, or dismissed within 120 days for the manager or the borrower replaces the manager; and with respect to clause (vi) once the amortizing debt service coverage ratio is greater than 1.10x for two consecutive quarters, among other conditions.

A “Cash Management DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.10x.

A “Cash Sweep Event” will commence upon (i) a non-monetary event of default, however, other than clauses (iii) and (iv), a non-monetary event of default shall not be deemed a Cash Sweep Event if the borrower cures the non-monetary default within 30 days; (ii) a monetary event of default has occurred or is continuing; (iii) upon the occurrence of a bankruptcy action of the borrower or guarantor; (iv) upon the occurrence of a bankruptcy action of the manager; however, if the bankruptcy action of the manger is cured within 60 days it shall not be deemed a Cash Sweep Event; (v) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i) when such non-monetary event of default has been cured; with respect to clause (ii) when such monetary event of default has been cured; with respect to clause (iii) when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for borrower and guarantor; with respect to clause (iv) when such bankruptcy petition has been discharged, stayed, or dismissed within 120 days for the manager or the borrower replaces the manager; and with respect to clause (v) once the amortizing debt service coverage ratio is greater than 1.10x for two consecutive quarters, among other conditions.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x.

Property Management. The Centrepark East Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Centrepark East Property provided that certain conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Centrepark East Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Centrepark East Property. At the time of closing, the Centrepark East Property had windstorm insurance coverage.

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A-3-49

MORENO VALLEY PLAZA

A-3-50

MORENO VALLEY PLAZA

SAN GABRIEL MOUNTAINS
SAN BERNARDINO MOUNTAINS
San Manuel Amphitheater
Cal. State University-San Bernardino
Barstow Fwy
Riverside Ave
E. 40th St
SAN MANUEL INDIAN RESERVATION
Muscoy
Ontario Fwy
Chaffey College
Foothill Fwy
Foothill Fwy
Foothill Fwy
SAN BERNARDINO
Rancho Cucamonga
Fontana
Rialto Municipal Airport
W. Baseline St
Rialto
Highland
Terra Vista Town Ctr.
Victoria Gardens
Foothill Blvd
SAN BERNARDINO
DOWNTOWN SAN BERNARDINO
San Bernardino International Airport
RANCHO CUCAMONGA
METROLINK
FONTANA
RIALTO
Carousel Mall
Citizens Business Bank Arena
Ontario Mills
Auto Club Speedway
SAN BERNARDINO COUNTY
San Bernardino Ave
San Bernardino Valley College
Inland Center
Kohl's Distribution Center
Mountain Grove Shopping Center
Orange St
Tri-City Center
University of Redlands
San Bernardino Fwy
LA/Ontario International Airport
Palm Court at Empire Center
Jurupa Ave
Bloomington
Colton
Loma Linda University
DOWNTOWN REDLANDS
EAST ONTARIO
Grand Terrace
Loma Linda
Redlands
Los Angeles 38 miles
Sunnyslope
AB Brown Sports Complex
Riverside Fwy
SAN TIMOTEO CANYON
Pomona Fwy
Glen Avon
Highgrove
METROLINK
Jurupa Rd
Ontario
Bellegrave Ave
Rubidoux
RIVERSIDE-HUNTER PARK
Jurupa Valley
DOWNTOWN RIVERSIDE
University of California-Riverside
Archibald Ave
Limonite Ave
JURUPA VALLEY/PEDLEY
RIVERSIDE-DOWNTOWN
Box Springs Mountain Reserve
Lakeshore Village
Santa Ana River Regional Park
Riverside Community College
Moreno Valley Plaza
23583 Sunnymead Boulevard
Moreno Valley, CA 92553
Eastvale
Riverside Municipal Airport
Canyon Crest Towne Ctr.
Canyon Springs Plaza
Towngate Shopping Center
The Plaza at Riverside
Arlington Ave
Moreno Valley Fwy
RIVERSIDE
Sycamore Canyon Park
Moreno Valley Mall
Sunnymead Plaza
Norco
La Sierra Ave
California Baptist Univ.
Mission Grove Plaza
Norco College
La Sierra University
Galleria at Tyler
Victoria Ave
Sunnymead Village
Moreno Valley
River Rd
RIVERSIDE COUNTY
MORENO VALLEY/MARCH FIELD
Hidden Valley Plaza
March Air Force Base
Anaheim 20 miles
Corona Hills Plaza
LA SIERRA
CA Citrus State Historic Park
Orangecrest Town Center
Moreno Valley College
Lake Perris State Recr. Area
N. MAIN CORONA
METROLINK
Amazon Fulfillment Center
Corona
El Sobrante
Woodcrest
METROLINK
Walgreens Dist. Ctr.
Markham St
Home Depot Dist. Ctr.
Ross Store Distribution Center
Perris Reservoir
Lake Mathews
Lake Mathews
Mead Valley
Cajalco Rd
Lowes Distribution Center
Escondido Fwy
Wood Rd
Old Elsinore Rd
Spectrum Shopping Ctr.
Hatford Springs Park
E. Nuevo Rd
Perris
PERRIS
Ellis Ave
SOUTH PERRIS
Goetz Rd
Perris Crossing
METROLINK
Sun City
Alberhill
Roy W. Kabian Mem. Park
San Diego 75 miles
15
215
330
210
210
66
210
10
10
10
215
60
60
15
60
215
60
91
91
74
215
15
215
Victorville
Hesperia
SAN BERNARDINO COUNTY
LOS ANGELES COUNTY
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SAN GABRIEL MTS.
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Moreno Valley
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SANTA ANA
Perris
Huntington Beach
Irvine
Newport Beach
Mission Viejo
Pacific Ocean
Temecula
San Clemente
Camp Pendleton Marine Corps Base
Oceanside

A-3-51

No. 6 – Moreno Valley Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$31,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$31,500,000			Location:	Moreno Valley, CA
% of Initial Pool Balance:	3.3%			Size:	341,011 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$92.37
Borrower Name:	Moreno Valley Plaza, LTD., L.P.			Year Built/Renovated:	1987/NAP
Sponsors:	Kamyar Mateen; Shervin Mateen			Title Vesting:	Fee
Mortgage Rate:	4.713%			Property Manager:	Self-managed
Note Date:	November 3, 2016			4th Most Recent Occupancy (As of)(2):	90.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	87.0% (12/31/2013)
Maturity Date:	November 6, 2026			2nd Most Recent Occupancy (As of)(2):	85.0% (12/31/2014)
IO Period:	36 months			Most Recent Occupancy (As of)(2):	85.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(2):	84.4% (10/20/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,664,011 (12/31/2013)
Call Protection:	L(25),D(92),O(3)			3rd Most Recent NOI (As of):	$2,550,385 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$2,450,500 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of)(3):	$2,474,881 (TTM 7/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$4,102,741
				U/W Expenses:	$1,305,435
Escrows and Reserves(1):				U/W NOI(2):	$2,797,307
				U/W NCF(2):	$2,563,959
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.42x
Taxes	$172,028	$34,406	NAP	U/W NCF DSCR:	1.31x
Insurance	$40,147	$6,691	NAP	U/W NOI Debt Yield:	8.9%
Replacement Reserves	$0	$4,831	NAP	U/W NCF Debt Yield:	8.1%
TI/LC Reserve	$500,000	$14,615	NAP	As-Is Appraised Value:	$42,000,000
Deferred Maintenance	$173,937	$0	NAP	As-Is Appraisal Valuation Date:	September 6, 2016
Free Rent	$92,681	$0	NAP	Cut-off Date LTV Ratio:	75.0%
Environmental Reserve	$4,689	$0	NAP	LTV Ratio at Maturity or ARD:	66.0%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Moreno Valley Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail center located in Moreno Valley, California (the “Moreno Valley Plaza Property”). The Moreno Valley Plaza Mortgage Loan was originated on November 3, 2016 by Ladder Capital Finance LLC. The Moreno Valley Plaza Mortgage Loan had an original principal balance of $31,500,000, has an outstanding principal balance as of the Cut-off Date of $31,500,000 and accrues interest at a rate of 4.713% per annum. The Moreno Valley Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and thereafter, requires payments of principal and interest based on a 30-year amortization schedule through the term of the Moreno Valley Plaza Mortgage Loan. The Moreno Valley Plaza Mortgage Loan matures on November 6, 2026.

Following the lockout period, the borrower has the right to defease the Moreno Valley Plaza Mortgage Loan in whole, but not in part, on any date before September 6, 2026. In addition, the Moreno Valley Plaza Mortgage Loan is prepayable without penalty on or after September 6, 2026.

Sources and Uses

Sources			Uses
Original loan amount	$31,500,000	85.2%	Loan payoff(1)	$35,589,058	96.3%
Sponsor’s new cash contribution	$5,469,399	14.8	Reserves	983,481	2.7
			Closing costs	396,860	1.1
Total Sources	$36,969,399	100.0%	Total Uses	$36,969,399	100.0%

(1)	The Moreno Valley Plaza Property was previously securitized in the JPMCC 2007-CB18 transaction.

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MORENO VALLEY PLAZA

The Property. The Moreno Valley Plaza Property is a grocery-anchored retail center totaling 341,011 square feet located in Moreno Valley, California and is located in the northwest portion of Riverside County. Originally built in 1987 and situated on a 32.4-acre site, the Moreno Valley Plaza Property is anchored by Superior Super Warehouse, an independent grocer with over 45 stores throughout Southern California. The other major tenants at the Moreno Valley Plaza Property include Fallas Paredes, Office Depot, Big Lots and Harbor Freight Tools USA Inc. The Moreno Valley Plaza Property features 1,715 surface parking spaces resulting in a parking ratio of 5.0 spaces per 1,000 square feet of rentable area. As of October 20, 2016, the Moreno Valley Plaza Property was 84.4% occupied by 61 tenants.

The following table presents certain information relating to the tenancy at the Moreno Valley Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenant – Collateral
Superior Super Warehouse	NR/NR/NR	49,860	14.6%	$8.89	$443,436	13.9%	$346	3.7%	5/31/2021(4)
Total Anchor Tenant – Collateral		49,860	14.6%	$8.89	$443,436	13.9%

Major Tenants – Collateral
Big Lots	NR/NR/BBB	19,000	5.6%	$9.66	$183,540	5.7%	$160	8.4%	6/30/2019(5)
Fallas Paredes	NR/B1/B-	24,161	7.1%	$7.28(6)	$175,892(6)	5.5%	$129	8.6%	1/31/2022(7)(8)
Harbor Freight Tools USA Inc.	NR/Ba3/BB-	15,280	4.5%	$9.96	$152,189	4.8%	NAV	NAV	4/15/2022(9)(10)
Office Depot	NR/B1/B-	22,768	6.7%	$6.25	$142,300	4.5%	NAV	NAV	11/30/2019(11)(12)
Total Major Tenants – Collateral		81,209	23.8%	$8.05	$653,921	20.5%

Non-Major Tenants – Collateral		156,574	45.9%	$13.40	$2,098,728	65.7%

Occupied Collateral Total		287,643	84.4%	$11.11	$3,196,085	100.0%

Vacant Space		53,368	15.6%

Collateral Total		341,011	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2017, totaling $141,077.

(3)	Sales PSF and Occupancy Costs represent the full year ending December 31, 2015. Sales PSF and Occupancy Costs are not available for tenants who have not reported a full year of sales data.

(4)	Superior Super Warehouse recently renewed its lease in June 2016 and has five five-year lease renewal options.

(5)	Big Lots has three five-year lease renewal options.

(6)	Fallas Paredes currently pays $3.25 per square foot. On June 30, 2017 the rent increases to $7.28 per square foot.

(7)	Fallas Paredes has the right to terminate its lease with 90 days’ notice if the tenant’s gross sales after December 2018 for a trailing 12-month period do not exceed $3,700,000. The termination option does not apply to the renewal option period. Gross sales were approximately $3.1 million in 2015.

(8)	Fallas Paredes has two five-year renewal options.
(9)	Harbor Freight Tools USA Inc. has the right to terminate its lease if gross sales do not exceed $3,750,000 during the 49th-60th calendar months of its lease with notice provided between March and June 2017. Harbor Freight Tools USA Inc. does not currently report sales.

(10)	Harbor Freight Tools USA Inc. has three five-year lease renewal options.

(11)	Office Depot has the right to terminate its lease on or after December 1, 2017 with at least 60 days’ written notice if the tenant’s gross sales do not equal or exceed $2,900,000 in the trailing 12-month period. Office Depot does not currently report sales.

(12)	Office Depot has two five-year lease renewal options.

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MORENO VALLEY PLAZA

The following table presents certain information relating to the lease rollover schedule at the Moreno Valley Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	11,830	3.5%	11,830	3.5%	$97,833	3.1%	$8.27
2016	0	0	0.0%	11,830	3.5%	$0	0.0%	$0.00
2017	10	11,294	3.3%	23,124	6.8%	$163,442	5.1%	$14.47
2018	13	30,258	8.9%	53,382	15.7%	$492,282	15.4%	$16.27
2019	19	84,741	24.8%	138,123	40.5%	$893,900	28.0%	$10.55
2020	4	8,800	2.6%	146,923	43.1%	$124,766	3.9%	$14.18
2021	6	71,336	20.9%	218,259	64.0%	$714,429	22.4%	$10.01
2022	5	62,864	18.4%	281,123	82.4%	$629,434	19.7%	$10.01
2023	0	0	0.0%	281,123	82.4%	$0	0.0%	$0.00
2024	0	0	0.0%	281,123	82.4%	$0	0.0%	$0.00
2025	0	0	0.0%	281,123	82.4%	$0	0.0%	$0.00
2026	0	0	0.0%	281,123	82.4%	$0	0.0%	$0.00
Thereafter	1	6,520	1.9%	287,643	84.4%	$80,000	2.5%	$12.27
Vacant	0	53,368	15.6%	341,011	100.0%	$0	0.0%	$0.00
Total/Weighted Average	61	341,011	100.0%			$3,196,085	100.0%	$11.11

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Moreno Valley Plaza Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	10/20/2016(3)
90.0%	87.0%	85.0%	85.0%	84.4%

(1)	Information obtained from a third party source.

(2)	Information obtained from the borrower

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Moreno Valley Plaza Property:

Cash Flow Analysis

	2013	2014	2015	TTM 7/31/2016(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,958,176	$2,866,167	$2,851,538	$2,869,777	$3,196,085(2)	77.9%	$9.37
Grossed Up Vacant Space	0	0	0	0	527,317	12.9	1.55
Total Reimbursables	938,513	885,327	873,202	881,737	903,828	22.0	2.65
Other Income	5,125	6,627	1,800	2,828	2,828	0.1	0.01
Less Vacancy & Credit Loss	0	0	0	0	(527,317)(3)	(12.9)	(1.55)
Effective Gross Income	$3,901,814	$3,758,121	$3,726,540	$3,754,342	$4,102,741	100.0%	$12.03

Total Operating Expenses	$1,237,803	$1,207,736	$1,276,040	$1,279,460	$1,305,435	31.8%	$3.83

Net Operating Income	$2,664,011	$2,550,385	$2,450,500	$2,474,881	$2,797,307	68.2%	$8.20
TI/LC	0	0	0	0	175,376	4.3	0.51
Capital Expenditures	0	0	0	0	57,972	1.4	0.17
Net Cash Flow	$2,664,011	$2,550,385	$2,450,500	$2,474,881	$2,563,959	62.5%	$7.52

NOI DSCR	1.36x	1.30x	1.25x	1.26x	1.42x
NCF DSCR	1.36x	1.30x	1.25x	1.26x	1.31x
NOI DY	8.5%	8.1%	7.8%	7.9%	8.9%
NCF DY	8.5%	8.1%	7.8%	7.9%	8.1%

(1)	Net Operating Income increased from TTM 7/31/2016 to U/W due to 25,253 square feet of new leasing since January 2016, which represents $320,370 in additional U/W Base Rent.

(2)	U/W Base Rent includes contractual rent steps through June 2017, totaling $141,077.

(3)	The underwritten economic vacancy is 11.4%. The Moreno Valley Plaza Property was 84.4% physically occupied as of October 20, 2016.

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MORENO VALLEY PLAZA

Appraisal. As of the appraisal valuation date of September 6, 2016, the Moreno Valley Plaza Property had an “as-is” appraised value of $42,000,000.

Environmental Matters. According to the Phase I environmental assessment dated September 21, 2016 a solvent dry cleaning facility has been operating at the Moreno Valley Plaza Property since 1987 and the facility reported a tetrachloroethylene release to the soil in 1997. A case closure letter was issued by the California Regional Water Quality Control Board, but a Phase II environmental assessment was recommended. In lieu of the subsurface investigation, the borrower obtained for the benefit of the lender an environmental insurance policy with a $1,000,000 limit per claim and in the aggregate, with a 10-year term and a 3-year tail.

Market Overview and Competition. The Moreno Valley Plaza Property is located in Moreno Valley, California approximately 9.7 miles southeast of downtown Riverside. The Moreno Valley Plaza Property is located in close proximity to California State Highway 60 (the “Moreno Valley Freeway”), which provides access to Interstate 215. The Moreno Valley Freeway provides access to Los Angeles County to the west and merges with Interstate 10 east of Moreno Valley. Interstate 215 is the primary north/south arterial servicing Moreno Valley. The largest employers in Moreno Valley include the March Air Reserve Base, the Moreno Valley Unified School District and the Riverside County Regional Medical Center.

The estimated 2016 population within a three- and five-mile radius of the Moreno Valley Plaza Property was 137,656 and 230,345, respectively, while the average household income within the same radii was $65,669 and $73,558, respectively. According to the appraisal, the Moreno Valley Plaza Property is located in the East End retail submarket within the Inland Empire retail market. As of the second quarter of 2016, the East End retail submarket contained a total inventory of 39.6 million square feet of retail space with a vacancy rate of 8.6%. The appraiser concluded to a blended market rent of $11.36 per square foot triple net, approximately 2.2% above the Moreno Valley Plaza Property’s weighted average occupied underwritten base rent of $11.11 per square foot.

The following table presents certain information relating to some comparable retail properties for the Moreno Valley Plaza Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Towngate Plaza Moreno Valley, CA	1991/NAP	49,865	97%	0.9 miles	Yogurtland	December 2012 /10 Yrs	1,451	$24.00	NNN
Towngate Center Moreno Valley, CA	1988/NAP	377,705	95%	1.0 miles	Massage Therapy	April 2016 / 5 Yrs	825	$20.52	NNN
Towngate Center Moreno Valley, CA	1988/NAP	377,705	95%	1.0 miles	Thai Restaurant	April 2016 / 10 Yrs	1,960	$16.80	NNN
Sunnymead Plaza Moreno Valley, CA	1970/NAP	87,312	97%	1.2 miles	T-Mobile	May 2015 / 3 Yrs	1,300	$16.80	NNN

(1)	Information obtained from the appraisal, third party market research reports and the underwritten rent roll.

The Borrower. The borrower is Moreno Valley Plaza, LTD., L.P., a California limited partnership and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moreno Valley Plaza Mortgage Loan. Kamyar Mateen and Shervin Mateen are the guarantors of certain nonrecourse carveouts under the Moreno Valley Plaza Mortgage Loan.

The Sponsors. The sponsors are Kamyar Mateen and Shervin Mateen who both have over 30-years of real estate experience and are principals of Cannon Commercial which is a privately operated real estate investment and management company based in Los Angeles, California. The sponsors own over 20 office and retail properties located primarily in California and Texas.

The sponsors were previously involved in two foreclosed loans and four discounted payoffs for loans. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The loan documents provide for upfront reserves of $172,028 for real estate taxes, $40,147 for insurance premiums, $500,000 for tenant improvements and leasing commissions, $173,937 for deferred maintenance, $92,681 for free rent and $4,689 for an environmental reserve. The loan documents also require ongoing monthly reserves in an amount equal to $34,406 for real estate taxes, $6,691 for insurance premiums, $4,831 for replacement reserves and $14,615 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Moreno Valley Plaza Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and requires the borrower to direct tenants to pay their rents directly into such lockbox account. The loan documents also require that any rent received by the borrower or property manager is deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Sweep Event (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Sweep Event all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Sweep Event” will commence upon the earliest of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.10x at any time; (iii) if (a) a tenant greater than 10.0% of the net rentable area or of total annual rent, or (b) Harbor Freight, or (c) Office Depot, vacates, subleases or goes dark in substantially all of its space, files for bankruptcy (other than the Office Depot lease expiring upon its terms); (iv) if a tenant greater than 10.0% of the net rentable area or of total annual rent is downgraded below BBB- by S&P or the equivalent rating by any other rating agency; or (v) 12 months prior to lease expiration for (a) a tenant greater than 10.0% of the net rentable area or of total annual rent or (b) Harbor Freight. A Cash Sweep Event will expire: with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), the amortizing debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters; with regard to

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MORENO VALLEY PLAZA

clause (iii), upon the tenant reopening and paying full rent for two consecutive quarters and providing an estoppel certificate or if the tenant is replaced by an acceptable replacement tenant; with regard to clause (iv), if the tenant’s parent company is restored to at least BBB- by S&P or the equivalent rating by any other rating agency for at least two consecutive calendar quarters; or with regard to clause (v) the tenant’s lease has been extended for at least five years past the Moreno Valley Plaza Mortgage Loan maturity date or if the tenant is replaced by an acceptable replacement tenant. With respect to a tenant trigger event caused solely by Harbor Freight, the trigger event can also be cured upon the date $152,800 of excess cash flow has been collected and deposited into the rollover reserve. With respect to a tenant trigger event caused solely by Office Depot, the trigger event can also be cured by the earlier to occur of (i) November 30, 2019, or (ii) a deposit into the Rollover Account (via excess cash flow or additional Borrower deposit) in the amount equal to the product of (x) the number of months (including any partial month) from the date the Office Depot trigger event occurs through and including November 30, 2019 and (y) $20,000.

Property Management. The Moreno Valley Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Moreno Valley Plaza Property, provided that certain conditions are satisfied, including, but not limited to: (i) no mortgage loan event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) if requested by the lender, confirmation from DBRS, Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates.

Partial Release. None

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Moreno Valley Plaza Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 10.0%.

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A-3-58

THE SHOPS AT SOMERSET SQUARE

ANN TAYLOR

francesca's
COLLECTIONS

b.good
REAL FOOD

A-3-59

THE SHOPS AT SOMERSET SQUARE

A-3-60

THE SHOPS AT SOMERSET SQUARE

The Shops at Somerset Square
110-170 Glastonbury Boulevard
Glastonbury, CT 06033
Bradley Intl. Airport 13 miles
Upper Albany
Albany Ave.
Clay Arsenal
AMTRAK
XFINITY Theatre
Weston St.
Riverside Park
Connecticut River
Homestead Ave.
St. Francis Hospital
HARTFORD
Asylum Hill
Market St.
Main St.
HARTFORD AMTRAK
XL Center
City Place I
Constitution Plaza
Connecticut Blvd.
Aetna
Downtown
Plaza Bldg.
City Hall
Connecticut State Capitol
Connecticut State Science Center
Frog Hollow
Bushnell Ctr. for the Performing Arts
Connecticut Convention Center
Park St.
Pope Park
Hartford Hospital
Hartford Baseball Grounds at Colt Meadows
Colt Park
Wawarme Ave.
Broad St.
Vernon St.
Connecticut Children's Medical Center
Zion St.
Trinity College
Webster Theater
New Britain Ave.
Maple Ave.
Wethersfield Ave.
Naval and Marine Reserve Center
South Meadows
Hartford-Brainard Airport
Brown St.
White St.
Hubbard St.
Franklin Ave.
HARTFORD COUNTY
Goodwin Park
Jordan Ln.
Berlin Tpke.
Nott St.
Main St.
Wethersfield
Tolland Tpke.
Burnside Ave.
Scotland Rd.
Roberts St.
Silver Lane Shopping Center
Veterans Memorial Park
Silver Ln.
Rentschler Field Stadium
United Technologies Research Ctr.
East Hartford
Pratt and Whitney Hangar Museum
Forbes St.
Nicholas Forum Park
Willow St.
Pratt Whitney
United Technologies
Main St.
Brewer St.
Hills St.
Dr. Richard E. Gorman Park
Maple St.
Main St.
Naubuc Ave.
Putnam Bridge Plaza Shopping Ctr.
Putnam Blvd.
Glastonbury Blvd.
Griswold Shopping Ctr.
The Shoppes at Fox Run
Hebron Ave.
Glastonbury
Oak St.
New London 41 miles
New London Tpke.
Hubbard St.
New Haven 30 miles
Rocky Hill
Granby
Windsor Locks
Broad Brook
East Windsor
Ellington
Simsbury
Windsor
Bloomfield
South Windsor
Vernon
Avon
East Hartford
Manchester
West Hartford
HARTFORD
Farmington
Glastonbury
Wethersfield
Newington
Plainville
New Britain
Rocky Hill

A-3-61

No. 7 - The Shops at Somerset Square

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$30,250,000			Specific Property Type:	Unanchored
Cut-off Date Balance:	$30,250,000			Location:	Glastonbury, CT
% of Initial Pool Balance:	3.2%			Size(3):	113,987 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$265.38
Borrower Name:	Shops at Somerset Square, LLC			Year Built/Renovated:	1987/NAP
Sponsor:	Rouse Properties, LP			Title Vesting:	Fee
Mortgage Rate:	4.030%			Property Manager:	Self-managed
Note Date:	October 18, 2016			4th Most Recent Occupancy (As of):	91.8% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	91.3% (12/31/2013)
Maturity Date:	November 1, 2026			2nd Most Recent Occupancy (As of):	93.6% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	87.7% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	89.3% (10/6/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(2):	NAV
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$2,686,974 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$2,453,559 (12/31/2015)
Additional Debt(3):	Yes			Most Recent NOI (As of):	$2,563,962 (TTM 8/31/2016)
Additional Debt Type(3):	Other
				U/W Revenues:	$4,214,213
				U/W Expenses:	$1,671,516
				U/W NOI:	$2,542,697
				U/W NCF:	$2,425,088
Escrows and Reserves(1):				U/W NOI DSCR:	1.46x
				U/W NCF DSCR:	1.39x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.4%
Taxes	$71,596	$71,596	NAP	U/W NCF Debt Yield:	8.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$42,000,000
Replacement Reserves	$0	$2,519	$60,444	As-Is Appraisal Valuation Date:	September 2, 2016
TI/LC Reserve	$0	$12,349	$444,549	Cut-off Date LTV Ratio:	72.0%
Tenant Specific TI/LC Reserve	$50,000	$0	NAP	LTV Ratio at Maturity or ARD:	65.4%

(1)	See “Escrows” section.

(2)	See “Cash Flow Analysis” section. 2013 historical operating statements were not provided by the seller.

(3)	See “Additional Indebtedness” section.

The Mortgage Loan. The mortgage loan (“The Shops at Somerset Square Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an unanchored retail property located in Glastonbury, Connecticut (“The Shops at Somerset Square Property”). The Shops at Somerset Square Mortgage Loan was originated on October 18, 2016 by Wells Fargo Bank, National Association. The Shops at Somerset Square Mortgage Loan had an original principal balance of $30,250,000, has an outstanding principal balance as of the Cut-off Date of $30,250,000 and accrues interest at an interest rate of 4.030% per annum. The Shops at Somerset Square Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule through the term of The Shops at Somerset Square Mortgage Loan. The Shops at Somerset Square Mortgage Loan matures on November 1, 2026.

Following the lockout period, the borrower has the right to defease The Shops at Somerset Square Mortgage Loan in whole, but not in part, on any date before August 1, 2026. In addition, The Shops at Somerset Square Mortgage Loan is prepayable without penalty on or after August 1, 2026.

Sources and Uses

Sources			Uses
Original loan amount	$30,250,000	70.6%	Purchase price(1)	$42,000,000	98.0%
Sponsor’s new cash contribution	12,625,826	29.4	Reserves	121,596	0.3
			Closing costs	754,230	1.8
Total Sources	$42,875,826	100.0%	Total Uses	$42,875,826	100.0%

(1)	The Shops at Somerset Square Property was previously securitized in the CSMC 2006-C5 transaction.

A-3-62

THE SHOPS AT SOMERSET SQUARE

The Property. The Shops at Somerset Square Property is an open-air lifestyle shopping center located in Glastonbury, Connecticut, approximately 5.8 miles southeast of the Hartford, Connecticut central business district. The Shops at Somerset Square Property contains 113,987 square feet, consisting of 94,819 square feet of retail space (83.2% of net rentable area) and 19,168 square feet of office space (16.8% of net rentable area). Constructed in 1987, The Shops at Somerset Square Property is situated on a 13.6-acre parcel and is comprised of fashion, beauty and dining tenants in an outdoor town square environment. Major tenants include national retailers such as Talbots, Victoria’s Secret, AnnTaylor, Chipotle Mexican Grill, Chico’s FAS and White House/Black Market, among others. According to a third party market research report, The Shops at Somerset Square Property has averaged 93.3% occupancy since 2006 and has never dropped below 87.7% occupancy. Tenant retention has been high at The Shops at Somerset Square Property, with 24 tenants comprising approximately 67.6% of the net rentable area having been in occupancy for over 10 years. Additionally, The Shops at Somerset Square Property has experienced recent leasing activity, with two new leases and 19 renewal lease executed since the beginning of 2015 for approximately 54,567 square feet (47.9% of net rentable area).

Comparable tenant sales (tenants reporting at least four periods of sales history) have been consistent, with weighted average sales levels of $442 per square foot in 2013 and 2014, $450 per square foot in 2015 and $439 per square foot based on the most recent trailing-twelve months (see “Historical Sales PSF and Occupancy Costs” section), with total sales in excess of $30.9 million and an overall occupancy cost of 10.3%. As of October 6, 2016, The Shops at Somerset Square Mortgaged Property was 89.3% occupied by 35 tenants.

The following table presents certain information relating to the tenancy at The Shops at Somerset Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenants
Victoria’s Secret	BB+/Ba1/BB+	6,241	5.5%	$40.00	$249,640	8.1%	$333	12.0%	1/31/2020
Talbots	NR/B2/B-	8,405	7.4%	$26.50	$222,732	7.2%	$264	15.5%	1/31/2018(4)
Max Fish Restaurant	NR/NR/NR	6,749	5.9%	$33.00	$222,717	7.2%	$807	6.2%	11/30/2017(5)
Cafe Max	NR/NR/NR	5,502	4.8%	$33.00	$181,566	5.9%	$688	7.3%	11/30/2019(6)
AnnTaylor	NR/Ba2/BB-	6,800	6.0%	$20.29	$138,000	4.5%	$131(7)	15.5%(7)	8/31/2017(8)
Chico’s FAS	NR/NR/NR	3,917	3.4%	$35.00	$137,095	4.5%	$319	15.8%	2/29/2020
Jos A Bank	NR/B2/B	5,014	4.4%	$26.50	$132,871	4.3%	$243	16.8%	1/31/2021(9)
White House/Black Market	NR/NR/NR	3,315	2.9%	$39.00	$129,285	4.2%	$445	12.0%	2/28/2022
Massage Envy	NR/NR/NR	3,499	3.1%	$35.00	$122,465	4.0%	$355	13.9%	12/31/2018
Total Major Tenants		49,442	43.4%	$31.07	$1,536,371	49.9%

Non-Major Tenants		52,404	46.0%	$29.47	$1,544,250	50.1%

Occupied Collateral Total		101,846	89.3%	$30.25	$3,080,621	100.0%

Vacant Space		12,141	10.7%

Collateral Total		113,987	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2017 totaling $24,433.

(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending June 30, 2016 or July 31, 2016.

(4)	Talbots has one, three-year lease extension option.

(5)	Max Fish Restaurant has two, five-year lease extension options.

(6)	Cafe Max has two, five-year lease extension options.

(7)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending January 31, 2016.

(8)	AnnTaylor has the right to terminate its lease any time after December 31, 2016 with two months’ notice.

(9)	Jos A Bank has one, five-year lease extension option.

A-3-63

THE SHOPS AT SOMERSET SQUARE

The following table presents certain information relating to the historical sales and occupancy costs at The Shops at Somerset Square Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2013	2014	2015	TTM 2016(2)	Current Occupancy Cost(3)
Victoria’s Secret	$342	$329	$334	$333	12.0%
Talbots	$242	$247	$272	$264	15.5%
Max Fish Restaurant	$715	$753	$779	$807	6.2%
Cafe Max	$665	$677	$698	$688	7.3%
AnnTaylor	$210	$200	$170	$131	15.5%
Chico’s FAS	$387	$364	$320	$319	15.8%
Jos A Bank	$311	$309	$247	$243	16.8%
White House/Black Market	$528	$481	$461	$445	12.0%
Massage Envy	$344	$361	$351	$355	13.9%

Total Comparable Sales(4)	$442	$442	$450	$439
Occupancy Costs(4)	10.2%	10.2%	10.0%	10.3%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the seller. Current Occupancy Cost is based on the most recent available historical sales.

(2)	TTM 2016 sales are based on the most recent available trailing-twelve month 2016 sales.

(3)	Current Occupancy Costs are based on the Annual U/W Base Rent, reimbursements and percentage rent (if applicable) and trailing-twelve months 2016 sales.

(4)	Comparable Sales and Occupancy Costs are for the 20 tenants that reported four historical periods of sales. The Harvey & Lewis Company (1.3% of net rentable area) did not report trailing-twelve month sales; their year-end 2015 sales were used.

The following table presents certain information relating to the lease rollover schedule at The Shops at Somerset Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	4	17,026	14.9%	17,026	14.9%	$448,544	14.6%	$26.34
2018	6	16,312	14.3%	33,338	29.2%	$469,400	15.2%	$28.78
2019	5	10,710	9.4%	44,048	38.6%	$353,530	11.5%	$33.01
2020	8	23,072	20.2%	67,120	58.9%	$825,202	26.8%	$35.77
2021	3	7,609	6.7%	74,729	65.6%	$223,636	7.3%	$29.39
2022	3	8,760	7.7%	83,489	73.2%	$280,307	9.1%	$32.00
2023	4	13,787	12.1%	97,276	85.3%	$342,581	11.1%	$24.85
2024	0	0	0.0%	97,276	85.3%	$0	0.0%	$0.00
2025	0	0	0.0%	97,276	85.3%	$0	0.0%	$0.00
2026	2	4,570	4.0%	101,846	89.3%	$137,421	4.5%	$30.07
Thereafter	0	0	0.0%	101,846	89.3%	$0	0.0%	$0.00
Vacant	0	12,141	10.7%	113,987	100.0%	$0	0.0%	$0.00
Total/Weighted Average	35	113,987	100.0%			$3,080,621	100.0%	$30.25

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at The Shops at Somerset Square Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	10/6/2016(2)
91.8%	91.3%	93.6%	87.7%	89.3%

(1)	Information obtained from a third-party market research report.

(2)	Information obtained from the underwritten rent roll.

A-3-64

THE SHOPS AT SOMERSET SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at The Shops at Somerset Square Property:

Cash Flow Analysis(1)

	2014	2015	TTM 8/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,396,483	$3,210,931	$3,247,367	$3,080,621(2)	73.1%	$27.03(2)
Grossed Up Vacant Space	0	0	0	371,151	8.8	3.26
Percentage Rent	23,431	19,475	0	67,029	1.6	0.59
Total Reimbursables	1,153,044	1,090,914	1,149,678	1,013,530	24.1	8.89
Other Income	0	1,430	53,427	53,032	1.3	0.47
Less Vacancy & Credit Loss	0	0	0	(371,151)(3)	(8.8)	(3.26)
Effective Gross Income	$4,572,958	$4,322,750	$4,450,472	$4,214,213	100.0%	$36.97

Total Operating Expenses	$1,885,984	$1,869,191	$1,886,510	$1,671,516	39.7%	$14.66

Net Operating Income	$2,686,974	$2,453,559	$2,563,962	$2,542,697	60.3%	$22.31
TI/LC	0	0	0	87,386	2.1	0.77
Capital Expenditures	0	0	0	30,222	0.7	0.27
Net Cash Flow	$2,686,974	$2,453,559	$2,563,962	$2,425,088	57.5%	$21.28

NOI DSCR	1.54x	1.41x	1.47x	1.46x
NCF DSCR	1.54x	1.41x	1.47x	1.39x
NOI DY	8.9%	8.1%	8.5%	8.4%
NCF DY	8.9%	8.1%	8.5%	8.0%

(1)	2013 historical operating statements were not provided by the seller.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2017 totaling $24,433.

(3)	The underwritten economic vacancy is 10.8%. The Shops at Somerset Square Property is 89.3% physically occupied as of October 6, 2016.

Appraisal. As of the appraisal valuation date of September 2, 2016, The Shops at Somerset Square Property had an “as-is” appraised value of $42,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated September 13, 2016, there was no evidence of any recognized environmental conditions at The Shops at Somerset Square Property.

Market Overview and Competition. The Shops at Somerset Square Property is located in Glastonbury, Connecticut, approximately 5.8 miles southeast of the Hartford central business district. Located directly off of Route 3 on the Glastonbury Boulevard, The Shops at Somerset Square Property is easily accessible from Interstate 91, the major north-south transportation corridor for the center of Connecticut. The main entrance to The Shops at Somerset Square Property is provided via a signalized intersection at Glastonbury Boulevard and the on/off-ramp to State Route 3, providing convenient access. The surrounding retail centers are anchored by regional draws as Home Depot, TJ Maxx, Petco and Michaels and grocers as Whole Foods, ShopRite and Super Stop & Shop, creating an additional retail area in The Shops at Somerset Square’s immediate proximity. The Shops at Somerset Square also abuts and shares common parking access with approximately 248,064 square foot of Class A office buildings, which exhibit a current occupancy rate of approximately 89.9%, a five-year average historical occupancy rate of 92.8% and provide a captive daytime shopping and dining base.

According to the appraisal, The Shops at Somerset Square has a primary trade area that encompasses a five-mile radius. The 2015 population within a three- and five-mile radius were reported at approximately 51,264 and 189,304, respectively, and average household income within the same radii were reported at approximately $82,487 and $74,681, respectively. According to the appraisal, as of year-end 2015, The Shops at Somerset Square Property’s primary five-mile trade area had average retail sales per household of $68,634, which is in-line with the Hartford Core-Based Statistical Area average and well above the United States average of $54,920.

The appraiser estimated market rent for The Shops at Somerset Square Property to be $32.53 per square foot on a triple net basis, compared to the Annual U/W Base Rent PSF of $30.25 per square foot at The Shops at Somerset Square Property. According to a third party market research report, The Shops at Somerset Square Property is located in the East Hartford retail submarket cluster, which as of the second quarter 2016 had a total inventory of 12.6 million square feet and exhibits an average vacancy of 5.8%. The Shops at Somerset Square Property is also located within the Glastonbury retail micro-market, which as of the second quarter 2016 had a total inventory of 1.5 million square feet and exhibits an average vacancy of 4.2%.

A-3-65

THE SHOPS AT SOMERSET SQUARE

The following table presents certain information relating to comparable properties to The Shops at Somerset Square Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Specific Property Type	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Blueback Square West Hartford, CT	2006/NAP	Lifestyle Center	8.7 miles	Available	September 2016 / NAV	3,100	$34.00	NNN
Blueback Square, West Hartford, CT	2006/NAP	Lifestyle Center	8.7 miles	GNC	January 2013 / 5 Yrs	1,548	$32.00	NNN
Griswold Shoppes, Glastonbury, CT	1962/NAP	Neighborhood Center	0.5 miles	Available	September 2016 / 10 Yrs.	2,000	$25.00	NNN
730 Hebron Avenue, Glastonbury, CT	1982/NAP	Strip Center	2.4 miles	Available	September 2016 / NAV	800	$25.00	NNN
Somerset Square Shopping Center Glastonbury, CT	1995/NAP	Community Center	0.3 miles	Empire Wine & Liquor	January 2016 / 10 Yrs.	6,500	$20.00	NNN
Wethersfield Shopping Center Wethersfield, CT	1960/2000	Community Center	8.9 miles	Smoker’s Paradise	September 2015 / 5 Yrs	600	$24.65	NNN
Storrs Center Storrs, CT	NAV/2013	Lifestyle Center	24.8 miles	Webster Bank	May 2013 / 10 Yrs	1,600	$35.00	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Shops at Somerset Square, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Shops at Somerset Square Mortgage Loan. Rouse Properties, LP is the guarantor of certain nonrecourse carveouts for The Shops at Somerset Square Mortgage Loan.

The Sponsor. The sponsor is Rouse Properties, LP (“Rouse”). Rouse is a publicly traded real estate investment trust headquartered in New York. As of October 19, 2016, Rouse has a portfolio of properties, which includes 36 malls and retail centers in 22 states encompassing approximately 23.8 million square feet of retail space. As of December 31, 2015, Rouse had total assets of approximately $2.5 billion and total equity of $534.5 million. Rouse was acquired by an affiliate of Brookfield Asset Management Inc. (“Brookfield”) on July 6, 2016. Brookfield owns or manages 150 premier office properties totaling more than 100 million square feet in key gateway cities in the United States, United Kingdom, Canada, Australia, Brazil and India. The indirect owner of the borrower and the sponsor (which is the carve-out guarantor) is a publically traded REIT into which certain properties (not including The Shops at Somerset) were spun off in connection with the April 2009 bankruptcy filing of General Growth Properties, Inc., which emerged from bankruptcy in November 2010. See also “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus. Rouse reported that it is currently named as a defendant in a class action lawsuit concerning the fairness of the sale of Rouse to an affiliate of Brookfield. See “Description of the Mortgage Pool-Litigation and Other Considerations” in the Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $71,596 for real estate taxes and $50,000 for outstanding TI/LC reserves for Cafe Max. The loan documents require monthly deposits of $71,596 for real estate taxes, $2,519 for replacement reserves (subject to cap of $60,444) and $12,349 for tenant improvements and leasing commissions reserve (subject to a cap of $444,549).

The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) The Shops at Somerset Square Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Shops at Somerset Mortgage Loan requires a lender-controlled hard lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within five business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event Period, all funds are required to be swept to a lender-controlled cash management account, and all excess funds shall be held by the lender in an excess cash flow reserve account so long as an event of default has occurred and is continuing.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; or (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar quarter, based on the prior trailing-twelve months, tested. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

However, upon the occurrence and continuance of a Cash Trap Event Period caused solely by the amortizing debt service coverage ratio being less than 1.20x at the end of any month (tested quarterly), based on the trailing 12-month period, the borrower may (but will not be obligated to) cure such Cash Trap Event Period by posting (x) cash or (y) an evergreen letter of credit in form and substance reasonably acceptable to the lender, in an amount equal to the amount by which The Shops at Somerset Mortgage Loan would have to be partially prepaid in order for the amortizing debt service coverage ratio to be at least 1.25x, and such deposit of cash or provision of a letter of credit will cure such Cash Trap Event Period caused by the existence and continuance of the amortizing debt service coverage ratio being less than 1.20x, provided that when the amortizing debt service coverage ratio continues to be tested as of the end of each calendar quarter and with respect to such calculations, the borrower will be given credit

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THE SHOPS AT SOMERSET SQUARE

against the outstanding balance of The Shops at Somerset Mortgage Loan for any such cash deposited or the face amount of any such letter of credit.

Property Management. The Shops at Somerset Square Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer The Shops at Somerset Square Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, the lender has received confirmation from DBRS, Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates.

Partial Release. Not permitted.

Additional Indebtedness. The loan documents permit the pledge of direct or indirect ownership interests in the borrower for corporate-level lines of credit or other company financing, subject to certain conditions, including (i) the pledgee is an institutional lender regularly engaged in the practice of making such loans; (ii) the debt facility for such pledge is secured by substantial collateral other than The Shops at Somerset Square Property; (iii) repayment of the debt facility is not tied specifically to The Shops at Somerset Square Property’s cash flow; and (iv) any transfer resulting from the pledge shall satisfy certain transfer requirements specified in the loan documents. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in the Prospectus.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Shops at Somerset Square Property (provided that the borrower is not required to pay terrorism premiums in excess of two times the premium for all risk and business interruption coverage on a stand-alone basis if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of The Shops at Somerset Square Property during the loan term. At the time of closing, The Shops at Somerset Square Property has windstorm insurance coverage.

A-3-67

CAUSEWAY PLAZA I, II & III

3300

N HULLEN ST
3330 ESPLANADE
3300 WEST ESPLANADE
3230 WEST ESPLANADE
3510 NORTH CAUSEWAY
VILLAGE DR
N CAUSEWAY BLVD
RIDGELAKE DR

3510

A-3-68

CAUSEWAY PLAZA I, II & III

Causeway Plaza I, II & III
3230, 3300 and 3330 West Esplanade Avenue;
3510 North Causeway Boulevard
Metairie, LA 70002
Lake Pontchartrain
Pontchartrain Causeway
Linear Park
Folse Dr
Esplanade Ave
Louis Armstrong New Orleans Intl. Airport 4 miles
Clearview Pkwy
East Jefferson General Hospital
Cleary Ave
Lakeway Center
The Place Plaza
Lakeside Shopping Center
Veterans Memorial Blvd
Clearview Mall
Lafreniere Park
Tulane Lakeside Hospital
W. Napoleon Ave
Transcontinental Dr
METAIRIE
JEFFERSON PARISH
W. Metairie Ave
Causeway Blvd
New Orleans Saints Headquarters
NO Zephyrs Baseball Stadium
Louisiana Tech. College - Jefferson
Airline Dr
Earhart Expwy
Citrus Blvd
Elmwood Shopping Center
Central Ave
Jefferson
Jefferson Hwy
Ochsner Medical Center
River Ridge
Elmwood
ELMWOOD INDUSTRIAL PARK
Hickory Ave
Jefferson Hwy
Riverside Rd
Colonial Club Dr
Harahan
Colonial Golf and Country Club
HUEY P. LONG BRIDGE
River Rd
Mississippi River
Bridge City
Bridge City Ave
River Rd
Waggaman
Westwego
Breakwater Park
New Canal Lighthouse
Lakeshore Dr
Live Oak St
Esplanade Ave
Bonnabel Blvd
Veterans Blvd
Lake Ave
West End
Canal Blvd
Lakeview
North Course at City Park
LaBorde Lookout
City Park
Metairie Rd
Ted Gormley Stadium
Delgado Community College
New Orleans Museum of Art
Metairie Country Club
New Orleans Country Club
University of New Orleans
Elysian Fields Ave
Robert E. Lee Blvd
Gentilly
Filmore Ave
Mirabeau Ave
ORLEANS PARISH
Dillard University
Fairgrounds Racetrack
Esplanade Ave
Broad Ave
Orleans Ave
Canal St
STREETCAR
Treme-Lafitte
Tulane-Gravier
Tulane Ave
LSU/VA Complex
Medical Center of Louisiana
French Market
FRENCH QUARTER
Carrollton Ave
Claiborne Ave
Willow St
NEW ORLEANS
Champion Square
Audubon Aquarium
Mercedes-Benz Superdome
Riverwalk Marketplace
CBD
Smoothie King Ctr.
New Orleans E. N. Morial Conv. Ctr.
Yulman Stadium
Nashville Ave
Broadmoor
Leake Ave
Tulane University
Claiborne Ave
Ochsner Baptist Medical Ctr.
Central City
Loyola University
Freret St
Napoleon Ave
St. Charles Ave
Lower Garden District
Audubon Park Golf Course
Audubon
Garden District
Audubon Zoo
Magazine St
Children's Hospital New Orleans
Tchoupitoulas St
West Riverside
Mississippi River
Gretna
Harvey
Lake Pontchartrain
Kenner
NEW ORLEANS
Metairie
River Ridge
Shrewsbury
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Marrero
Gretna
Terrytown
Harvey
Timberlane
Belle Chasse
Estelle
Woodmere
Lakeview
Bywater
Uptown
Algiers
Lake Cataouatche

A-3-69

No. 8 – Causeway Plaza I, II & III

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$30,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$30,000,000			Location:	Metairie, LA
% of Initial Pool Balance:	3.1%			Size:	335,566 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$89.40
Borrower Name:	West Esplanade Causeway Associates LLC			Year Built/Renovated:	1980/2012
Sponsor:	Jeffrey J. Feil			Title Vesting:	Fee
Mortgage Rate:	4.250%			Property Manager:	Self-managed
Note Date:	October 31, 2016			4th Most Recent Occupancy (As of):	88.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	90.0% (12/31/2013)
Maturity Date:	November 11, 2026			2nd Most Recent Occupancy (As of):	98.0% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	94.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	94.4% (10/1/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(2):	$2,387,362 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of)(2):	$3,076,576 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of):	$3,330,721 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$3,487,021 (TTM 6/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$6,456,590
				U/W Expenses:	$3,179,030
				U/W NOI:	$3,277,560
				U/W NCF:	$2,700,366
Escrows and Reserves(1):				U/W NOI DSCR:	1.85x
				U/W NCF DSCR:	1.52x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.9%
Taxes	$439,678	$39,971	NAP	U/W NCF Debt Yield:	9.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$41,150,000
Replacement Reserves	$0	$5,872	NAP	As-Is Appraisal Valuation Date:	September 23, 2016
TI/LC Reserve	$0	$41,946	$1,500,000	Cut-off Date LTV Ratio:	72.9%
Outstanding TI/LC Reserve	$508,725	$0	NAP	LTV Ratio at Maturity or ARD:	66.4%

(1)	See “Escrows” section.

(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Causeway Plaza I, II & III Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in an office complex located in Metairie, Louisiana (the “Causeway Plaza I, II & III Property”). The Causeway Plaza I, II & III Mortgage Loan was originated on October 31, 2016 by Wells Fargo Bank, National Association. The Causeway Plaza I, II & III Mortgage Loan had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and accrues interest at an interest rate of 4.250% per annum. The Causeway Plaza I, II & III Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Causeway Plaza I, II & III Mortgage Loan matures on November 11, 2026.

Following the lockout period, the borrower has the right to defease the Causeway Plaza I, II & III Mortgage Loan in whole, but not in part, on any date before August 11, 2026. In addition, the Causeway Plaza I, II & III Mortgage Loan is prepayable without penalty on or after August 11, 2026.

A-3-70

CAUSEWAY PLAZA I, II & III

Sources and Uses

Sources			Uses
Original whole loan amount	$30,000,000	100.0%	Loan payoff(1)	$26,666,945	88.9%
			Reserves	948,403	3.2
			Closing costs	168,913	0.6
			Return of equity	2,215,739	7.4
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	The Causeway Plaza I, II & III Property was previously securitized in the BACM 2007-1 transaction.

The Property. The Causeway Plaza I, II & III Property is a three-building, six-story, class B office building totaling approximately 335,566 square feet located in Metairie, Louisiana approximately seven miles northwest of the New Orleans central business district. The Causeway Plaza I, II & III Property includes an 8-story parking structure containing 1,193 parking spaces, which along with the 193 surface spaces, results in a parking ratio of 4.13 spaces per 1,000 feet of rentable area. The office buildings are similar in design and are each arranged around their own central atrium lobby. Built in phases from 1980 to 1985 and renovated in 2012, the Causeway Plaza I, II & III Property features a diverse tenant roster comprising 38 tenants with the three largest tenants, Jacobs Engineering Group Inc. (NYSE: JEC) (“Jacobs Engineering”), AT&T (rated A-/Baa1/BBB+ by Fitch, Moody’s and S&P, respectively) and Hub International Gulf South (“Hub International”), representing only 39.1% of the combined net rentable area and no other tenant representing more than 7.2% of underwritten annual base rent. Jacobs Engineering provides technical, professional, and construction services to various industrial, commercial, and governmental clients. Jacobs Engineering has been in occupancy since 1998 and has expanded and renewed its lease multiple times at the Causeway Plaza I, II & III Property. Both AT&T and Hub International have been in occupancy at the Causeway Plaza I, II & III Property for over 10 years and have renewed their leases at least once. Tenants comprising approximately 64.8% of net rentable area have been in occupancy for over 10 years. The Causeway Plaza I, II & III Property has averaged 93.4% occupancy since 2007, and has never dropped below 88.0%. As of October 1, 2016, the Causeway Plaza I, II & III Property was 94.4% occupied by 38 tenants subject to 49 leases.

The following table presents certain information relating to the tenancies at the Causeway Plaza I, II & III Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Jacobs Engineering Group Inc.	NR/NR/NR	49,413	14.7%	$20.25(3)	$1,000,545(3)	16.5%	Various(3)
AT&T	A-/Baa1/BBB+	45,339	13.5%	$18.75	$850,106	14.1%	3/31/2019(4)
Hub International Gulf South	NR/Caa2/B	36,484	10.9%	$18.50(5)	$674,952(5)	11.2%	Various(5)
Project Consulting Services	NR/NR/NR	22,320	6.7%	$19.50	$435,240	7.2%	3/31/2022(6)
Cannon Cochran Management Services Inc.	NR/NR/NR	22,147	6.6%	$18.50	$409,719	6.8%	8/31/2025(7)
Total Major Tenants		175,703	52.4%	$19.18	$3,370,562	55.7%

Non-Major Tenants		141,100	42.0%	$18.97	$2,677,037	44.3%

Occupied Collateral Total		316,803	94.4%	$19.09	$6,047,599	100.0%

Vacant Space		18,763	5.6%

Collateral Total		335,566	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2017 totaling $14,727.

(3)	Jacobs Engineering Group Inc. leases multiple suites under multiple leases: 12,422 square feet (3.7% of the net rentable area) with an Annual U/W Base Rent PSF of $19.50 expiring November 30, 2017 and 36,991 square feet (11.0% of the net rentable area) with an Annual U/W Base Rent PSF of $20.50 expiring November 30, 2022.

(4)	AT&T has the option to terminate 18,347 square feet (5.5% of net rentable area) of its space any time after March 31, 2017 with nine months’ required notice and payment of a termination fee equal to unamortized tenant improvements and leasing commissions and an additional payment of approximately $22,934.

(5)	Hub International Gulf South leases multiple suites under multiple leases with 65 square feet (0.2% of the net rentable area) leased as storage space with an Annual U/W Base Rent PSF of $18.46 leased on a month to month basis and 36,419 square feet (10.9% of the net rentable area) leased as office space with an Annual U/W Base Rent PSF of $18.50 expiring April 30, 2023.

(6)	Project Consulting Services has the option to terminate its lease effective March 31, 2020 with notice required by September 30, 2019 and payment of a termination fee equal to unamortized tenant improvements and leasing commissions and an additional payment of approximately $161,310.

(7)	Cannon Cochran Management Services Inc. has the option to terminate its lease any time after September 30, 2020 with 6 months’ required notice and payment of a termination equal to unamortized tenant improvements and leasing commissions and three months of current base rent at the time of notice.

A-3-71

CAUSEWAY PLAZA I, II & III

The following table presents certain information relating to the lease rollover schedule at the Causeway Plaza I, II & III Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	7	1,608	0.5%	1,608	0.5%	$30,180	0.5%	$18.77
2016	0	0	0.0%	1,608	0.5%	$0	0.0%	$0.00
2017	9	38,675	11.5%	40,283	12.0%	$740,170	12.2%	$19.14
2018	10	36,592	10.9%	76,875	22.9%	$714,580	11.8%	$19.53
2019	7	79,858	23.8%	156,733	46.7%	$1,517,967	25.1%	$19.01
2020	6	21,120	6.3%	177,853	53.0%	$404,568	6.7%	$19.16
2021	3	11,854	3.5%	189,707	56.5%	$213,197	3.5%	$17.99
2022	3	59,311	17.7%	249,018	74.2%	$1,193,556	19.7%	$20.12
2023	2	44,309	13.2%	293,327	87.4%	$823,662	13.6%	$18.59
2024	0	0	0.0%	293,327	87.4%	$0	0.0%	$0.00
2025	1	22,147	6.6%	315,474	94.0%	$409,719	6.8%	$18.50
2026	0	0	0.0%	315,474	94.0%	$0	0.0%	$0.00
Thereafter(4)	1	1,329	0.4%	316,803	94.4%	$0	0.0%	$0.00
Vacant	0	18,763	5.6%	335,566	100.0%	$0	0.0%	$0.00
Total/Weighted Average	49	335,566	100.0%			$6,047,599	100.0%	$19.09

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Includes one suite occupied as a management office (1,329 square foot) with no attributed lease or Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Causeway Plaza I, II & III Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	10/1/2016(2)
88.0%	90.0%	98.0%	94.0%	94.4%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Causeway Plaza I, II & III Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,333,459	$5,729,083	$5,883,192	$6,068,643	$5,932,466(2)	91.9%	$17.68
Grossed Up Vacant Space	0	0	0	0	481,011	7.4	1.43
Total Reimbursables	225,383	425,589	498,388	376,942	394,083	6.1	1.17
Other Income	123,952	133,633	130,858	130,946	130,041	2.0	0.39
Less Vacancy & Credit Loss	0	0	0	0	(481,011)(3)	(7.4)	(1.43)
Effective Gross Income	$5,682,794	$6,288,305	$6,512,438	$6,576,531	$6,456,590	100.0%	$19.24

Total Operating Expenses	$3,295,432	$3,211,729	$3,181,717	$3,089,510	$3,179,030	49.2%	$9.47

Net Operating Income	$2,387,362	$3,076,576	$3,330,721	$3,487,021	$3,277,560	50.8%	$9.77
TI/LC	0	0	0	0	506,725	7.8	1.51
Capital Expenditures	0	0	0	0	70,469	1.1	0.21
Net Cash Flow	$2,387,362	$3,076,576	$3,330,721	$3,487,021	$2,700,366	41.8%	$8.05

NOI DSCR	1.35x	1.74x	1.88x	1.97x	1.85x
NCF DSCR	1.35x	1.74x	1.88x	1.97x	1.52x
NOI DY	8.0%	10.3%	11.1%	11.6%	10.9%
NCF DY	8.0%	10.3%	11.1%	11.6%	9.0%

(1)	The increase in Net Operating Income from 2013 to 2014 was due to the increase in occupancy from 90.0% as of December 31, 2013 to 98.0% as of December 31, 2014.

(2)	U/W Base Rent includes contractual rent steps through September 2017 totaling $14,727.

(3)	The underwritten economic vacancy is 7.5%. The Causeway Plaza I, II & III Property was 94.4% physically occupied as of October 1, 2016.

Appraisal. As of the appraisal valuation date of September 23, 2016, the Causeway Plaza I, II & III Property had an “as-is” appraised value of $41,150,000.

Environmental Matters. According to a Phase I environmental site assessment dated September 23, 2016, there was no evidence of any recognized environmental conditions at the Causeway Plaza I, II & III Property.

A-3-72

CAUSEWAY PLAZA I, II & III

Market Overview and Competition. The Causeway Plaza I, II & III Property located along N. Causeway Boulevard approximately seven miles northwest of the New Orleans central business district. According to the appraisal, land uses within the Causeway Plaza I, II & III Property’s neighborhood consist mainly of retail and commercial developments. The immediate area contains limited vacant land sites and the vast majority of the surrounding developments benefit from the high traffic counts along Causeway Boulevard (62,287 vehicles per day), Veterans Boulevard (67,205 vehicles per day), Clearview Parkway (58,806 vehicles per day) and Interstate 10 (191,358 vehicles per day). The Causeway Plaza I, II & III Property benefits from its location at the intersection of W. Esplanade Avenue and N. Causeway Boulevard, the first major commercial hub whereby the Lake Pontchartrain Causeway reaches the south shore of Lake Pontchartrain. The Lake Pontchartrain Causeway, which spans approximately 24 miles, is the longest bridge over water in the world and is the only direct route connecting Covington and New Orleans, Louisiana.

According to a third party market report, Metairie office rental rates are typically higher than central business district office rates, but when central business district parking costs are factored in the analysis, the asking rent in Metairie compared to the central business district market is significantly less. Several factors, including ample parking proximity to large North Shore residential communities (along Lake Pontchartrain) and lack of new office product development contribute to the strong office market.

According to a third party market report, the Causeway Plaza I, II & III Property is located in the Airport/Kenner/Metairie submarket of the New Orleans office market. As of the third quarter of 2016, the Airport/Kenner/Metairie submarket contained 766 buildings comprising approximately 9.5 million square feet (19.8% of the New Orleans office market) and reported a vacancy rate of 5.3%, with an average rental rate of $17.91 per square foot on a gross basis. According to the appraisal, the 2016 population within a three- and five-mile radius were reported at approximately 110,052 and 240,459, respectively, and average household income within the same radii were reported at approximately $83,885 and $77,952, respectively. The population is expected to grow 0.4% and 0.7% within the same three- and five-mile radius from 2016 to 2021.

The following table presents certain information relating to comparable office leases for the Causeway Plaza I, II & III Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Executive Tower Metairie, LA	1972/NAP	14	184,609	93%	0.1 miles	C2C Resources	April 2016 / 3.0 Yrs	1,364	$17.00	BYS
Executive Tower Metairie, LA	1972/NAP	14	184,609	93%	0.1 miles	BOPCP	January 2016 / 4.0 Yrs	4,726	$16.00	BYS
Executive Tower Metairie, LA	1972/NAP	14	184,609	93%	0.1 miles	McDonough Marine Service	December 2015 / 5.0 Yrs	12,468	$17.00	BYS
Executive Tower Metairie, LA	1972/NAP	14	184,609	93%	0.1 miles	Streamline Title Company	June 2015 / 3.0 Yrs	1,154	$19.00	BYS
3445 N. Causeway Metairie, LA	1979/NAP	10	128,876	88%	0.1 miles	R.W. Krebs	December 2014 / 3.0 Yrs	3,474	$17.50	BYS
Metairie Tower Metairie, LA	1973/NAP	6	93,595	91%	3.7 miles	Confidential	December 2015 / 3.0 Yrs	515	$20.00	FSG
Heritage Plaza Metairie, LA	1983/NAP	20	353,003	90%	3.0 miles	Confidential	August 2016 / 5.0 Yrs	2,087	$19.00	FSG
Severn Place Metairie, LA	1983/NAP	5	85,674	100%	0.6 miles	Confidential	April 2015 / 5.0 Yrs	3,569	$18.50	FSG

(1)	Information obtained from the appraisal.

The Borrower. The borrower is West Esplanade Causeway Associates LLC, a New York limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Causeway Plaza I, II & III Mortgage Loan. Jeffrey J. Feil is the guarantor of certain nonrecourse carveouts under the Causeway Plaza I, II & III Mortgage Loan.

The Sponsor. The sponsor is Jeffrey J. Feil, CEO of The Feil Organization, a real estate investment, development and management firm based New York City. Founded over 60 years ago, The Feil Organization developed and manages over 26.0 million square feet of retail, commercial and industrial properties, over 5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the United States. Mr. Feil is involved in ongoing litigation with various family members and shareholders. See “Description of the Mortgage Pool – Litigation and Other Considerations” in the Prospectus.

Escrows. The loan documents provide for upfront reserves of $439,678 for real estate taxes and $508,725 for outstanding tenant improvements and leasing commissions (“TI/LCs”) related to three tenants: Jacobs Engineering Group Inc. ($311,838), Project Consulting Services ($141,596) and Jewish Family Services ($55,291). The loan documents also provide for ongoing monthly reserves of $39,971 for real estate taxes; $5,872 for replacement reserves; and $41,946 for TI/LCs (capped at $1.5 million). The loan documents do not require monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the Causeway Plaza I, II & III Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of the payment of insurance premiums.

Lockbox and Cash Management. The Causeway Plaza I, II & III Mortgage Loan documents require a lender-controlled lockbox account, which is already in place, and the borrower and property manager are required to deposit all rents directly into such lockbox account within one business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are required to be disbursed to the borrower. Upon the occurrence of a Cash Trap Event Period, the borrower or property manager are required to cause all rents to be deposited directly into such lockbox account, all funds in the lockbox account will be swept to a lender-controlled subaccount, and all excess funds shall be held by the lender in an excess cash flow reserve so long as no event of default has occurred or is continuing.

A-3-73

CAUSEWAY PLAZA I, II & III

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield being less than 7.5% or (iii) the earlier of (a) six months prior to the earliest stated expiration (including renewal terms) of Jacobs Engineering or (b) receipt of notice by the borrower that Jacobs Engineering Group Inc. intends to terminate its lease at the Causeway Plaza I, II & III Property. A Cash Trap Event Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the net cash flow debt yield being at least 7.75% for two consecutive calendar quarters; or, with respect to clause (iii), all or substantially all of the Jacobs Engineering Group Inc. space is released to an acceptable replacement tenant or tenants or Jacobs Engineering irrevocably exercises its renewal option with respect to all or substantially all of their space. A Cash Trap Event Period with respect to clause (iii) may also be cured if the borrower deposits with the lender an amount equal to $35.00 per square foot.

Property Management. The Causeway Plaza I, II & III Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Causeway Plaza I, II & III Property, provided that certain other conditions are satisfied, including, but not limited to (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Causeway Plaza I, II & III Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity and subject to a cap equal to two times the premium for the casualty coverage on a stand-alone basis.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of Causeway Plaza I, II and III Property during the loan term. At the time of closing, The Causeway Plaza I, II and III Property has windstorm insurance coverage.

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FAIRFIELD INN & SUITES BROOKLYN

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FAIRFIELD INN & SUITES BROOKLYN

Fairfield Inn & Suites Brooklyn
181 Third Avenue
Brooklyn, NY 11217
MANHATTAN
East River
Williamsburg
DUMBO
Brooklyn Navy Yard
Battery Park
Brooklyn-Battery Tunnel
Governors Island Natl. Monument
Governors Island
Upper New York Bay
Columbia St. Warehouse District
Brooklyn Heights
Downtown Brooklyn
Cobble Hill
Boerum Hill
Clinton Hill
Fort Greene Park
Pratt Institute
Long Island University-Brooklyn Campus
Brooklyn-Queens Expwy
Bklyn-Queens Expwy
Atlantic Center
Barclays Center
Prospect Heights
BROOKLYN
Carroll Gardens
Red Hook
Red Hook Park
Red Hook Recreational Area
IKEA
Gowanus
Gowanus Expwy
Park Slope
New York Methodist Hospital
Prospect Park West
PROSPECT PARK
Brooklyn Museum
Brooklyn Botanic Gardens
Prospect Park Zoo
Gowanus Bay
Prospect Expwy
South Slope
GREENWOOD CEMETERY
Sunset Park
Lutheran Medical Center
NEW YORK CITY
BRONX
QUEENS
NEW JERSEY
Atlantic Ocean
John F. Kennedy Intl. Airport
LaGuardia Airport

A-3-77

No. 9 – Fairfield Inn & Suites Brooklyn

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$28,500,000			Specific Property Type:	Limited Service
Cut-off Date Balance:	$28,429,236			Location:	Brooklyn, NY
% of Initial Pool Balance:	3.0%			Size:	133 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$213,754
Borrower Name:	Freud Third Avenue Properties, LLC			Year Built/Renovated:	2011/NAP
Sponsor:	Marc Jay Freud			Title Vesting:	Fee
Mortgage Rate:	4.560%			Property Manager:	Gulph Creek Partners LP
Note Date:	September 26, 2016			4th Most Recent Occupancy:	78.7% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	82.9% (12/31/2013)
Maturity Date:	October 6, 2026			2nd Most Recent Occupancy (As of):	83.2% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	86.5% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	86.0% (7/31/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$4,043,146 (12/31/2013)
Call Protection:	L(26),D(89),O(5)			3rd Most Recent NOI (As of):	$3,802,377 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$3,997,472 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$4,175,372 (TTM 7/31/2016)
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$8,480,548
				U/W Expenses:	$4,428,516
				U/W NOI:	$4,052,032
Escrows and Reserves(2):				U/W NCF:	$3,628,004
				U/W NOI DSCR:	2.32x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.08x
Taxes	$29,182	$4,864	NAP	U/W NOI Debt Yield:	14.3%
Insurance	$61,318	$4,717	NAP	U/W NCF Debt Yield:	12.8%
FF&E Reserve	$0	(2)	NAP	As-Is Appraised Value:	46,900,000
Deferred Maintenance	$16,025	$0	NAP	As-Is Appraised Valuation Date:	July 14, 2016
PIP Reserve	$1,200,000	Springing	NAP	Cut-off Date LTV Ratio:	60.6%
Seasonality Reserve	$100,000	Springing	$100,000	LTV Ratio at Maturity or ARD:	49.2%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Fairfield Inn & Suites Brooklyn Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a limited service hotel located in Brooklyn, New York (the “Fairfield Inn & Suites Brooklyn Property”). The Fairfield Inn & Suites Brooklyn Mortgage Loan was originated on September 26, 2016 by Ladder Capital Finance LLC. The Fairfield Inn & Suites Brooklyn Mortgage Loan had an original principal balance of $28,500,000, has an outstanding principal balance as of the Cut-off Date of $28,429,236 and accrues interest at an interest rate of 4.560% per annum. The Fairfield Inn & Suites Brooklyn Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule through the term of the Fairfield Inn & Suites Brooklyn Mortgage Loan. The Fairfield Inn & Suites Brooklyn Mortgage Loan matures on October 6, 2026.

Following the lockout period, the borrower has the right to defease the Fairfield Inn & Suites Brooklyn Mortgage Loan in whole or in part (with respect to the parking lot, see “Partial Release” section), on any date before June 6, 2026. In addition, the Fairfield Inn & Suites Brooklyn Mortgage Loan is prepayable without penalty on or after June 6, 2026.

Sources and Uses

Sources			Uses
Original loan amount	$28,500,000	100.0%	Loan payoff(1)	$23,603,554	82.8%
			Reserves	1,406,524	4.9
			Closing costs	379,044	1.3
			Return of equity	3,110,877	10.9
Total Sources	$28,500,000	100.0%	Total Uses	$28,500,000	100.0%

(1)	The Fairfield Inn & Suites Brooklyn Property was previously securitized in the UBSBB 2012-C4 transaction and the payoff includes defeasance costs.

The Property. The Fairfield Inn & Suites Brooklyn Property consists of a limited-service hotel totaling 133 guestrooms, located in Brooklyn, New York. Situated on a 0.5-acre parcel, the Fairfield Inn & Suites Brooklyn Property was originally constructed in 2011. The Fairfield Inn & Suites Brooklyn Property is located in the Gowanus neighborhood near Park Slope and Boerum Hill.

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FAIRFIELD INN & SUITES BROOKLYN

The Fairfield Inn & Suites Brooklyn Property contains 102 king guestrooms, 28 double/double guestrooms and three one-bedroom suites. The guestrooms feature wooden accents, free internet and walk-in showers. Amenities at the Fairfield Inn & Suites Brooklyn Property include a breakfast dining area, 450 square feet of meeting space, a fitness center, a business center, a rooftop terrace and 33 on-site parking spots resulting in a parking ratio of 0.2 spaces per room. According to the appraisal, the demand segmentation for the Fairfield Inn & Suites Brooklyn Property in 2015 was 55% leisure, 35.0% commercial and 10.0% group. The franchise agreement with Marriott expires in July 2031.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Fairfield Inn & Suites Brooklyn Property:

Cash Flow Analysis

	2013	2014	2015	TTM 7/31/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	82.9%	83.2%	86.5%	86.0%	86.0%
ADR	$185.50	$179.42	$187.84	$192.37	$192.37
RevPAR	$153.70	$149.32	$162.55	$165.36	$165.36

Room Revenue	$7,461,305	$7,248,961	$7,891,160	$8,049,576	$8,027,583	94.7%	$60,358
F&B Revenue	0	0	0	14,825	14,784	0.2	111
Other Revenue	358,997	343,819	434,366	439,381	438,181	5.2	3,295
Total Revenue	$7,820,302	$7,592,780	$8,325,526	$8,503,782	$8,480,548	100.0%	$63,764

Total Department Expenses	1,673,659	1,809,425	1,971,676	2,002,647	1,945,927	22.9	14,631
Gross Operating Profit	$6,146,643	$5,783,355	$6,353,850	$6,501,135	$6,534,621	77.1%	$49,132

Total Undistributed Expenses	2,020,804	1,899,608	2,252,931	2,225,823	2,379,366	28.1	17,890
Profit Before Fixed Charges	$4,125,839	$3,883,747	$4,100,919	$4,275,312	$4,155,255	49.0%	$31,243

Total Fixed Charges	82,693	81,370	103,447	99,940	103,223(1)	1.2	776

Net Operating Income	$4,043,146	$3,802,377	$3,997,472	$4,175,372	$4,052,032	47.8%	$30,466
FF&E	0	0	0	0	424,027	5.0	3,188
Net Cash Flow	$4,043,146	$3,802,377	$3,997,472	$4,175,372	$3,628,004	42.8%	$27,278

NOI DSCR	2.32x	2.18x	2.29x	2.39x	2.32x
NCF DSCR	2.32x	2.18x	2.29x	2.39x	2.08x
NOI DY	14.2%	13.4%	14.1%	14.7%	14.3%
NCF DY	14.2%	13.4%	14.1%	14.7%	12.8%

(1)	The Fairfield Inn & Suites Brooklyn Property is subject to a 25-year tax abatement which provides for 100.0% tax relief for the first 16 years of the hotel’s operations followed by an annual 10.0% assessment escalation of the improvements through the 25th year. The tax abatement began in the 2012/2013 tax year and full taxes will not be incurred until the 2037/2038 tax year. Full taxes are estimated to be $1,124,618 for the 2016/2017 tax year.

The Appraisal. As of the appraisal valuation date of July 14, 2016, the Fairfield Inn & Suites Brooklyn Property had an “as-is” appraised value of $46,900,000. Assuming completion of a property improvement plan (“PIP”) for which $1,200,000 was reserved at origination, the appraiser also concluded to an “as-complete” value of $50,200,000 as of August 1, 2018, which equates to an “as-complete” loan-to-value-ratio of 56.6% based off of the cut-off date balance. The appraiser also concluded to an “as-stabilized” value of $51,000,000 as of August 1, 2019, which equates to an “as-stabilized” loan-to-value-ratio of 55.7% based off of the cut-off date balance, and assumes a stabilized RevPAR of $190.11.

Environmental Matters. According to a Phase I environmental assessment dated September 1, 2016, there was evidence of a recognized environmental condition at the Fairfield Inn & Suites Brooklyn Property due to two open adjacent gas station leaking underground storage tank (“LUST”) sites and gasoline-related contamination. However, the environmental consultant concluded that no further investigation or action was required because: (i) the gasoline-related contamination (found in 2006) was determined to be attributable to an off-site source; (ii) with respect to one of the open LUST sites a responsible party has been identified and is addressing the contamination under the oversight of the New York State Department of Environmental Conservation (“NYSDEC”); (iii) the groundwater contamination associated with the second open LUST is not anticipated to impact the Fairfield Inn & Suites Brooklyn Property based on the direction of groundwater flow, a responsible party has been identified for the second LUST site and the NYSDEC is pursuing an enforcement action against that party to address the contamination; (iv) the NYSDEC does not consider the Fairfield Inn & Suites Brooklyn Property to be a source of contamination; and (v) the Fairfield Inn & Suites Brooklyn Property is serviced by public water and sewer.

Market Overview and Competition. The Fairfield Inn & Suites Brooklyn Property is located in Brooklyn, New York in the Gowanus neighborhood adjacent to Park Slope and Boerum Hill. The Fairfield Inn & Suites Brooklyn Property is located near Interstate-278 and in close proximity to the Atlantic Avenue/Barclays Center, Atlantic Terminal, Bergen Street and Union Street Stations. Trains that service those stations include the 2, 3, 4, 5, D, N, R, B and Q New York City Subway lines as well as the Long Island Rail Road. The Barclays Center is located less than one mile from the Fairfield Inn & Suites Brooklyn Property and is home to the Brooklyn Nets and the New York Islanders. LaGuardia Airport is located seven miles to the northeast and John F. Kennedy International Airport is approximately nine miles to the east of the Fairfield Inn & Suites Brooklyn Property. Other demand generators that are within five miles include Long Island University, Brooklyn Museum, Brooklyn Botanic Garden, Metrotech Center, Brooklyn Bridge Park and the Brooklyn Navy Yard. According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius of the

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FAIRFIELD INN & SUITES BROOKLYN

Fairfield Inn & Suites Brooklyn Property was 139,769, 1,129,183 and 2,695,889, respectively; the estimated 2016 average household income within the same radii was $143,528, $91,013 and $94,752, respectively.

The following table presents certain information relating to the Fairfield Inn & Suites Brooklyn Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Fairfield Inn & Suites Brooklyn			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2016 TTM	82.3%	$180.56	$148.58	85.9%	$191.50	$164.46	104.4%	106.1%	110.7%
7/31/2015 TTM	88.8%	$170.25	$151.15	84.6%	$181.35	$153.40	95.3%	106.5%	101.5%
7/31/2014 TTM	85.5%	$177.10	$151.43	81.3%	$173.29	$140.95	95.1%	97.8%	93.1%

(1)	Information obtained from a third party hospitality research report dated August 18, 2016. The competitive set includes: Holiday Inn Express New York Brooklyn, Red Lion Inn & Suites Brooklyn, Hotel Le Bleu, Nu Hotel, aloft Hotel New York Brooklyn and the Best Western Plus Prospect Park Hotel.

The Borrower. The borrower is Freud Third Avenue Properties, LLC, a New York limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fairfield Inn & Suites Brooklyn Mortgage Loan. Marc Jay Freud is the guarantor of certain nonrecourse carveouts under the Fairfield Inn & Suites Brooklyn Mortgage Loan.

The Sponsor. The sponsor is Marc Jay Freud who is the Managing Member of Troutbrook Company Holdings, LLC, a privately held New York based developer and owner of residential, industrial, retail and hospitality properties in New York, Pennsylvania, California and Florida. Mr. Freud also owns a Hampton Inn in Allentown, Pennsylvania. Mr. Freud was the original developer of the Fairfield Inn & Suites Brooklyn Property and has owned it ever since completing construction in 2011.

Escrows. The loan documents provide for upfront escrows in the amount of $29,182 for real estate taxes, $61,318 for insurance, $1,200,000 for a PIP reserve, $100,000 for a seasonality reserve and $16,025 for deferred maintenance. The loan documents also provide for ongoing reserves in the amount of $4,864 for real estate taxes, $4,717 for insurance and with respect to the FF&E reserve, the greater of (i) one-twelfth of 2.0% of gross room revenues for the first 18 monthly payments or 4.0% of gross room revenues for the remainder of the term of the Fairfield Inn & Suites Brooklyn Mortgage Loan and (ii) the amount required under the franchise agreement. Additionally, if the amount on deposit in the seasonality reserve is ever below $100,000 (the “Seasonality Reserve Cap”), then such reserve is to be replenished up to the Seasonality Reserve Cap through the collection of a monthly reserve amount equal to the lesser of (i) 25% of the Seasonality Reserve Cap and (ii) all available cash flow after prior waterfall distributions.

If at any time the Franchisor requires additional PIP work during the term of the loan, the borrower must deposit with the lender 125% of the estimated costs to complete such PIP work less the amount of FF&E funds that remain in the FF&E account that are not allocated for FF&E work and less the amount then on deposit in the PIP reserve, within 30 days of receipt of the notice from Franchisor.

Lockbox and Cash Management. The Fairfield Inn & Suites Brooklyn Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs all credit card companies to pay all rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Sweep Event, the amounts on deposit in the lender-controlled lockbox account are swept daily into a borrower controlled account after payment of all in debt service, reserves and expenses. Upon the occurrence of a Cash Sweep Event, all excess funds after the waterfall distributions shall be retained by the lender.

A “Cash Sweep Event” will commence upon any of the following: (i) the occurrence and continuance of an event of default under the Fairfield Inn & Suites Brooklyn Mortgage Loan or the management agreement; (ii) the debt service coverage ratio falling below 1.25x at any time; (iii) if in October of each calendar year, the seasonality reserve is less than the Seasonality Reserve Cap; (iv) the delivery of notice by the franchisor of an event of default or an event that with the passage of time and/or delivery of notice permits the franchisor to terminate the franchise agreement; and (v) the date which is twelve months prior to the expiration of the franchise agreement to the extent the borrower has not entered into a new replacement franchise agreement in accordance with the loan documents and has not, if required, deposited funds in the PIP reserve. A Cash Sweep Event will be cured, with regard to clause (i), upon the cure of such event of default or entering into a replacement management agreement with respect to a default under the management agreement; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters; with regard to clause (iii) once the funds in deposit in the seasonality reserve are equal to the Seasonality Reserve Cap; with regard to clause (iv), the date on which evidence is provided of the cure of such default; and with regard to clause (v), the borrower has entered into a replacement franchise agreement in accordance with the loan documents and deposited funds in the PIP reserve, if required.

Property Management. The Fairfield Inn & Suites Brooklyn Property is managed by Gulph Creek Partners LP.

Assumption. The borrower has the right to transfer the Fairfield Inn & Suites Brooklyn Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, the lender has received confirmation from DBRS, Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates.

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FAIRFIELD INN & SUITES BROOKLYN

Partial Release. Following the lockout period, the borrower is permitted to obtain the release of the parking lot from the lien of the Fairfield Inn & Suites Brooklyn Mortgage Loan in connection with a partial defeasance, subject to certain conditions including: (i) there being no event of default under the loan agreement or franchise agreement; (ii) partial defeasance of the Fairfield Inn & Suites Brooklyn Mortgage Loan in the amount of the greater of 120% of the allocated loan amount, $2,810,000, or 100% of net sales proceeds; (iii) the debt service coverage ratio will be no less than the greater of 2.00x or the debt service coverage ratio in effect immediately prior to the release; (iv) the loan-to-value ratio will be no greater than the lesser of 61.0% and the loan-to-value ratio in effect immediately prior to the release; and (v) the borrower enters into any reciprocal easement agreements the lender requires.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The loan documents permit mezzanine financing subject to: (i) there being no event of default; (ii) a maximum combined loan-to-value ratio of 65.0%; (iii) a minimum combined debt service coverage ratio equal to 2.05x; (iv) the execution of an intercreditor agreement in form and substance acceptable to the lender; and (v) rating agency confirmation from DBRS, Fitch, Moody’s and Morningstar that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Fairfield Inn & Suites Brooklyn Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 360 days extended period of indemnity.

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GURNEE MILLS

macy's

GURNEE MILLS

Hunt Club Road
Gurnee Mills Boulevard East
Tri State Tollway I-94

café
LOFT

Outdoor World
Bass Pro Shops

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GURNEE MILLS

A-3-84

GURNEE MILLS

Gurnee Mills
6170 West Grand Avenue
Gurnee, IL 60031
Milwaukee 40 miles
Chicago 34 miles
Brookfield
Waukesha
MILWAUKEE
New Berlin
Franklin
Fort Atkinson
Oak Creek
Whitewater
Caledonia
Racine
Janesville
Elkhorn
Delavan
Burlington
Sturtevant
Kenosha
Beloit
Darien
Twin Lakes
Bristol
Pleasant Prairie
WISCONSIN
ILLINOIS
Lake Michigan
Roscoe
Harvard
Antioch
Zion
Machesney Park
Loves Park
Spring Grove
Gurnee
Waukegan
Johnsburg
Woodstock
Libertyville
North Chicago
Rockford
Marengo
Crystal Lake
Mundelein
Buffalo Grove
Highland Park
Arlington
Palatine Hts.
Northbrook
Elgin
Evanston
Sycamore
DeKalb
Rochelle
St. Charles
Addison
Oak Park
CHICAGO
Geneva
Wheaton
Aurora
Van Patten Woods Forest Preserve
W. 9th St
WINTHROP HARBOR
Winthrop Harbor
Illinois Beach State Park
Rosecrans Rd
N. Green Bay Rd
Kenosha Rd
21st St
Beulah Park
Sterling Lake Forest Preserve
Zion
Shiloh Park
ZION
Galilee Ave
Sheridan Rd
29th St
Kilbourne Rd
N. Delany Rd
Thunderhawk Golf Course
33rd St
METRA UNION PACIFIC NORTH LINE
Wadsworth Rd
County Forest Preserve
Waukegan Sports Park
Waukegan National Airport
Beach Park
Illinois Beach Nature Preserve
York House Rd
Lindenhurst
Sand Lake Rd
Midlane Country Club
Waukegan Savanna Forest Preserve
Skokie Hwy
N. Lewis Ave
N. Sheridan Rd
Stearns School Rd
Millmore Lake
Fourth Lake
Grandwood Park
Grand Ave
W. Rollins Rd
Gurnee Town Center
Grand Hunt Shopping Center
KeyLime Cove Indoor Waterpark and Resort
Waukegan Plaza
Gurnee
Bittersweet Golf Club
Six Flags Great America
Rollins Savanna Forest Preserve
Third Lake
Druce Lake
Grand Ave.
Waukegan
Washington St
Washington St.
Lake County Courthouse
WAUKEGAN
College of Lake County
Tri-State Tollway
METRA NORTH CENTRAL LINE
Gages Lake
Gages Lake
Heather Ridge Golf Course
Park City
Belvidere St
Grayslake
Belvidere Rd
10th St
Merit Club
Almond Marsh Forest Preserve
GRAYSLAKE
Milwaukee Ave
N. River Rd
Green Bay Rd
METRA
Foss Park Golf Course
North Chicago
NORTH CHICAGO
Casey Rd
LAKE COUNTY
O'Plaine Rd
Argonne Dr
PRAIRIE CROSSING
METRA MILWAUKEE NORTH LINE
Riverhill Forest Preserve
Lake County Fairgrounds
Buckley Rd
Abbott
Naval Station Great Lakes
GREAT LAKES
Lake Michigan
Winchester Rd
Green Oaks
Midlothian Rd
LIBERTYVILLE
Pine Meadow Golf Course
Butler Lake
Lake Bluff
W. Park Ave
Saint Marys Lake
Mundelein
Libertyville
Rockland Rd
LAKE BLUFF
Condell Memorial Hospital
Old School Forest Preserve
MUNDELEIN
Countryside Golf Course
St. Marys Rd
Chicago Bears Headquarters
Lake Forest Hospital
Lake Forest
Countryside Lake
Vernon Hills
Diamond Lake
MacArthur Woods Preserve
LAKE FOREST
Lake Forest College
94
41
173
131
137
132
21
120
45
43
83
60
176

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No. 10 - Gurnee Mills

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$25,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$24,930,491			Location:	Gurnee, IL
% of Initial Pool Balance:	2.6%			Size(3):	1,683,915 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$162.86
Borrower Name:	Mall at Gurnee Mills, LLC			Year Built/Renovated:	1991/2014
Sponsor:	Simon Property Group, L.P.			Title Vesting:	Fee
Mortgage Rate:	3.990%			Property Manager:	Self-managed
Note Date:	September 27, 2016			4th Most Recent Occupancy (As of)(3):	94.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	95.2% (12/31/2013)
Maturity Date:	October 1, 2026			2nd Most Recent Occupancy (As of)(4):	95.8% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of)(4):	95.1% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	91.1% (9/22/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$25,964,013 (12/31/2013)
Call Protection:	L(26),D(87),O(7)			3rd Most Recent NOI (As of):	$27,475,772 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$27,801,962 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$28,050,715 (TTM 7/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$40,778,955
				U/W Expenses:	$14,098,029
				U/W NOI:	$26,680,926
				U/W NCF:	$25,099,266
				U/W NOI DSCR(1):	1.70x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.60x
				U/W NOI Debt Yield(1):	9.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$417,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 23, 2016
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	65.8%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	52.4%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Gurnee Mills Whole Loan (as defined below) as of the Cut-off Date.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section. As of September 22, 2016, the Gurnee Mills Mortgaged Property (as defined below) was 91.1% leased and 81.9% occupied. The leased percentage includes the Simon Master Lease (as defined below) (2.8% of net rentable area), Floor & Décor and three other tenants who have not yet taken occupancy, all totaling 9.2% of net rentable area combined. Current occupancy and leased percentages do not include any temporary tenants or non-collateral tenants. Including temporary tenants, occupancy in 2013, 2014, 2015 and as of September 22, 2016 was 98.2%, 98.9%, 97.6% and 94.8%, respectively.

The Mortgage Loan. The mortgage loan (the “Gurnee Mills Mortgage Loan”) is part of a whole loan (the “Gurnee Mills Whole Loan”) that is evidenced by six pari passu promissory notes (Notes A-1A, A-1B, A-2A, A-2B, A-3 and A-4) secured by a first mortgage encumbering a super-regional mall located in Gurnee, Illinois (the “Gurnee Mills Property”). The Gurnee Mills Whole Loan was co-originated on September 27, 2016 by Wells Fargo Bank, National Association, Column Financial, Inc. and Regions Bank. The Gurnee Mills Whole Loan had an original principal balance of $275,000,000, has an outstanding principal balance as of the Cut-off Date of $274,235,396 and accrues interest at an interest rate of 3.990% per annum. The Gurnee Mills Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule through the term of the Gurnee Mills Whole Loan. The Gurnee Mills Whole Loan matures on October 1, 2026.

Note A-2B, which will be contributed to the WFCM 2016-LC25 Trust, had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $24,930,491 and represents a non-controlling interest in the Gurnee Mills Whole Loan. The controlling Note A-1A, which had an original principal balance of $75,000,000, was contributed to the CSAIL 2016-C7 securitization trust. The non-controlling Note A-2A, which had an original principal balance of $80,000,000, was contributed to the WFCM 2016-C36 securitization trust. The remaining non-controlling notes, which had an aggregate original principal balance of $95,000,000, are expected to be contributed to future securitization trusts (referred to herein collectively as the “Gurnee Mills Companion Loans”). The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Gurnee Mills Whole Loan” in the Prospectus.

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GURNEE MILLS

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1A	$75,000,000	CSAIL 2016-C7	Yes
A-1B	$35,000,000	Column Financial, Inc.	No
A-2A	$80,000,000	WFCM 2016-C36	No
A-2B	$25,000,000	WFCM 2016-LC25	No
A-3	$30,000,000	Regions Bank	No
A-4	$30,000,000	Regions Bank	No
Total	$275,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease the Gurnee Mills Mortgage Loan in whole, but not in part, on any date before April 1, 2026. In addition, the Gurnee Mills Mortgage Loan is prepayable without penalty on or after April 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 1, 2019.

Sources and Uses

Sources			Uses
Original whole loan amount	$275,000,000	85.1%	Loan payoff(1)	$322,543,428	99.8%
Sponsor’s new cash contribution	48,328,282	14.9	Closing costs	784,854	0.2
Total Sources	$323,328,282	100.0%	Total Uses	$323,328,282	100.0%

(1)	The Gurnee Mills Property was previously securitized in the JPMCC 2007-CB20 and JPMCC 2007-C1 transactions.

The Property. The Gurnee Mills Property is a single-story, super-regional mall located at the intersection of Grand Avenue and Interstate-94 in Gurnee, Illinois, approximately 42.5 miles northwest of Chicago, Illinois. According to the appraisal, together with the adjacent Six Flag Great America (“Six Flags”) amusement park (located just across Interstate-94 approximately 2.8 miles southeast), the Gurnee Mills Property draws over 26 million visitors annually to the area. The Gurnee Mills Property contains 1,934,721 square feet of retail space, of which 1,683,915 square feet (the “Gurnee Mills Mortgaged Property”) serves as collateral for the Gurnee Mills Whole Loan. The Gurnee Mills Mortgaged Property is situated on a 233.5-acre parcel of land. Developed in 1991 by the Mills Corporation, the Gurnee Mills Property is anchored by Marcus Cinema (not part of the collateral), Burlington Coat Factory (not part of the collateral) and Value City Furniture (not part of the collateral), Bass Pro Shops Outdoor, Sears Grand, Floor & Décor, Kohl’s and Macy’s. Major tenants at the Gurnee Mills Mortgaged Property include Forever 21, Marshalls Homegoods, Rink Side, Last Call Neiman Marcus, Bed Bath & Beyond / Buy Buy Baby, Off Broadway Shoes, Rainforest Café and Saks Fifth Avenue Off 5th, among others. In 2013, the Macy’s anchor space was constructed at a reported cost to the tenant of $20.0 million and the borrower simultaneously invested $2.7 million in renovations to the Macy’s wing of the Gurnee Mills Mortgaged Property. Further, the borrower negotiated a buyout of a prior tenant and executed a lease with Floor & Décor in 2016 for 105,248 square feet (6.3% of net rentable area). Floor & Décor, which specializes in the hard surface flooring market, offering a broad in-stock selection of tile, wood, stone and flooring accessories straight from the manufacturers, began paying rent October 2016 and is expected to open in January 2017. Sports Authority previously occupied 46,892 square feet (2.8% of net rentable area) but declared bankruptcy and vacated the Gurnee Mills Mortgaged Property in 2016. Simon Property Group, Inc. (“SPG”) (rated A2/A by Moody’s and S&P) has executed a 10-year master lease for this space at a rent of $700,000 ($14.93 per square foot), which will burn off once they have a signed lease or leases and a tenant (or tenants) is in occupancy and paying full, unabated rent (the “Simon Master Lease”).

As of July 31, 2016, tenants occupying 10,000 square feet or less had trailing 12-month in-line sales of $347 per square foot, which is up 3.0% from 2014, with an average occupancy cost of 15.2%. 2015 total sales (for all tenants who reported) at the Gurnee Mills Property were $304.6 million. Further, according to servicer-reported information, the Gurnee Mills Mortgaged Property has exhibited increasing cash flow, with net operating income increasing 27.6% from approximately $22.0 million in 2007 to $28.1 million as of the trailing-twelve months July 2016 operating statement. As of September 22, 2016, the Gurnee Mills Mortgaged Property was 91.1% leased and 81.9% occupied by 159 tenants. The leased percentage includes the Simon Master Lease (2.8% of net rentable area), Floor & Décor and three other tenants who have not yet taken occupancy, all totaling 9.2% of net rentable area combined.

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GURNEE MILLS

The following table presents certain information relating to the tenancy at the Gurnee Mills Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant – Not Part of Collateral
Marcus Cinema	NR/NR/NR	88,707	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Burlington Coat Factory	NR/NR/BB-	82,320	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Value City Furniture	NR/NR/NR	79,779	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants
Bass Pro Shops Outdoor	NR/Ba3/BB-	137,201	8.1%	$10.15	$1,392,590	6.3%	$189	5.4%	8/31/2018
Sears Grand	CC/Caa1/CCC+	201,439	12.0%	$5.00	$1,007,195	4.6%	$71	8.6%	4/30/2019(4)
Floor & Décor(5)	NR/NR/NR	105,248	6.3%	$9.25	$974,000	4.4%	NAP	NAP	9/30/2026(6)
Kohl’s(7)	BBB/Baa2/BBB	111,675	6.6%	$5.95(7)	$664,466	3.0%	$176(8)	4.3%(8)	9/2/2024(9)
Macy’s(10)	BBB/Baa2/BBB	130,000	7.7%	$0(10)	$0(11)	0.0%	$134(8)	0.4%(8)	1/31/2039(12)
Total Anchor Tenants		685,563	40.7%	$7.27(13)	$4,038,251	18.3%

Major Tenants
Forever 21	NR/NR/NR	24,107	1.4%	$28.82	$694,764	3.1%	$183	16.8%	1/31/2024
Marshalls Homegoods	NR/A2/A+	60,000	3.6%	$9.75	$585,000	2.7%	$212	5.2%	1/31/2022
Rink Side	NR/NR/NR	55,970	3.3%	$8.58	$480,000	2.2%	NAP	NAP	12/31/2016(14)
Last Call Neiman Marcus	NR/NR/NR	30,462	1.8%	$15.00	$456,930	2.1%	$166	9.1%	1/31/2020
Bed Bath & Beyond / Buy Buy Baby	NR/Baa1/BBB+	60,317	3.6%	$7.50	$452,378	2.1%	$143	8.9%	1/31/2023
Off Broadway Shoes	NR/NR/NR	21,000	1.2%	$17.00	$357,000	1.6%	$110	20.8%	4/30/2021
Rainforest Cafe	NR/NR/NR	20,003	1.2%	$14.90	$298,000	1.4%	$174	11.6%	12/31/2018(15)
Saks Fifth Avenue Off 5	NR/B1/B+	28,108	1.7%	$9.10	$255,783	1.2%	$105	11.0%	6/30/2019
Total Major Tenants		299,967	17.8%	$11.93	$3,579,854	16.2%

Non-Major Tenants(16)		548,621	32.6%	$26.32	$14,438,249	65.5%

Occupied Collateral Total		1,534,151	91.1%(17)	$14.38	$22,056,354	100.0%

Vacant Space		149,764	8.9%

Collateral Total		1,683,915	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2017 totaling $315,690.
(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending July 31, 2016.
(4)	Sears Grand has six, five-year lease extension options.
(5)	Floor & Décor is still completing its buildout and is not yet in occupancy but began paying rent on October 1, 2016. They are scheduled to open for business in January 2017.
(6)	Floor & Décor has three, five-year lease extension options.
(7)	Kohl’s owns their own improvements; Annual U/W Base Rent is reflective of ground rent.
(8)	Sales PSF and Occupancy cost are for the trailing 12-month period ending December 31, 2015.
(9)	Kohl’s has four, five-year lease extension options.
(10)	Macy’s owns their own improvements.
(11)	Macy’s pays solely reimbursements currently. They are also required to pay percentage rent, which is calculated based on a percentage of sales above $26.0 million.
(12)	Macy’s has ten, five-year lease extension options.
(13)	The Total Anchor Tenants Annual U/W Base Rent PSF excludes Macy’s square footage. Including Macy’s, the Annual U/W Base Rent PSF is $5.89.
(14)	Rink Side recently exercised their automatic five-year lease renewal option, extending their lease to December 2021.
(15)	Rainforest Café has the right to terminate its lease at any time with twelve months prior written notice and payment of a termination fee equal to the greater of one year of then current rent or $500,000.
(16)	Non-Major Tenants includes $700,000 attributed to the Simon Master Lease and $4,563 attributed to Marcus Cinema’s common area maintenance reimbursements. Marcus Cinema’s square footage is excluded from the calculation.
(17)	As of September 22, 2016, the Gurnee Mills Mortgaged Property was 81.9% occupied and 91.1% leased. The leased percentage includes the Simon Master Lease (2.8% of net rentable area), Floor & Décor and three other tenants who have not yet taken occupancy, all totaling 9.2% of net rentable area combined.

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GURNEE MILLS

The following table presents certain information relating to the historical sales and occupancy costs at the Gurnee Mills Mortgaged Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2014	2015	TTM 7/31/2016	Current Occupancy Cost(2)
Bass Pro Shops Outdoor	$188	$187	$189	5.4%
Sears Grand	$86	$76	$71	8.6%
Kohl’s	$174	$176	NAV	4.3%
Macy’s	$141	$134	NAV	0.4%(3)
Forever 21	$195	$172	$183	16.8%
Marshalls Homegoods	$192	$211	$212	5.2%
Last Call Neiman Marcus	$195	$182	$166	9.1%
Bed Bath & Beyond / Buy Buy Baby	$159	$150	$143	8.9%
Off Broadway Shoes	$115	$114	$110	20.8%
Rainforest Cafe	$175	$186	$174	11.6%
Saks Fifth Avenue Off 5	NAV	$106	$105	11.0%

Total Comparable In-line Sales (< 10,000 square feet)	$337	$353	$347
Occupancy Costs	15.0%	14.5%	15.2%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Current Occupancy Cost is based on the most recent available Historical Sales.
(2)	Current Occupancy Costs are based on the Annual U/W Base Rent and reimbursements and historical sales.
(3)	Macy’s pays solely reimbursements currently. They are also required to pay percentage rent, which is calculated based on a percentage of sales above $26.0 million.

The following table presents certain information relating to the lease rollover schedule at the Gurnee Mills Mortgaged Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	11,475	0.7%	11,475	0.7%	$311,601	1.4%	$27.15
2016	3	79,477	4.7%	90,952	5.4%	$516,766	2.3%	$6.50
2017	26	69,784	4.1%	160,736	9.5%	$2,515,793	11.4%	$36.05
2018	23	199,595	11.9%	360,331	21.4%	$3,392,943	15.4%	$17.00
2019	16	278,979	16.6%	639,310	38.0%	$2,716,434	12.3%	$9.74
2020	14	77,358	4.6%	716,668	42.6%	$1,645,599	7.5%	$21.27
2021	15	73,185	4.3%	789,853	46.9%	$1,957,735	8.9%	$26.75
2022	4	72,578	4.3%	862,431	51.2%	$939,095	4.3%	$12.94
2023	15	107,168	6.4%	969,599	57.6%	$1,853,045	8.4%	$17.29
2024	23	223,371	13.3%	1,192,970	70.8%	$3,667,843	16.6%	$16.42
2025	8	20,126	1.2%	1,213,096	72.0%	$522,412	2.4%	$25.96
2026	6	181,193	10.8%	1,394,289	82.8%	$1,912,525	8.7%	$10.56
Thereafter	3	139,862	8.3%	1,534,151	91.1%	$104,563	0.5%	$0.75
Vacant	0	149,764	8.9%	1,683,915	100.0%	$0	0.0%	$0.00
Total/Weighted Average	159	1,683,915	100.0%			$22,056,354	100.0%	$14.38

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Gurnee Mills Mortgaged Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	9/22/2016(3)(4)
94.0%	95.2%	95.8%	95.1%	91.1%

(1)	Information obtained from the servicer.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.
(4)	As of September 22, 2016, the Gurnee Mills Mortgaged Property was 81.9% occupied and 91.1% leased. The leased percentage includes the Simon Master Lease, Floor & Décor and three other tenants who have not yet taken occupancy, all totaling 9.2% of net rentable area combined.

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GURNEE MILLS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Gurnee Mills Mortgaged Property:

Cash Flow Analysis

	2013	2014	2015	TTM 7/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$20,520,014	$22,641,489	$22,716,688	$22,207,409	$22,056,354(1)	54.1%	$13.10(1)
Grossed Up Vacant Space	0	0	0	0	6,159,895(2)	15.1	3.66
Percentage Rent	542,881	339,800	599,424	989,722	979,159	2.4	0.58
Total Reimbursables	12,522,737	13,642,927	13,955,041	14,065,465	13,088,291	32.1	7.77
Specialty Leasing Income(3)	4,339,492	3,638,788	3,421,783	3,392,678	3,523,393	8.6	2.09
Other Income	1,200,144	1,201,801	1,068,511	1,111,763	1,131,757	2.8	0.67
Less Vacancy & Credit Loss	0	0	0	0	(6,159,895)(4)	(15.1)	(3.66)
Effective Gross Income	$39,125,268	$41,464,805	$41,761,447	$41,767,037	$40,778,955	100.0%	$24.22

Total Operating Expenses	$13,161,255	$13,989,033	$13,959,485	$13,716,322	$14,098,029	34.6%	$8.37

Net Operating Income	$25,964,013	$27,475,772	$27,801,962	$28,050,715	$26,680,926	65.4%	$15.84
TI/LC	0	0	0	0	1,160,681	2.8	0.69
Capital Expenditures	0	0	0	0	420,979	1.0	0.25
Net Cash Flow	$25,964,013	$27,475,772	$27,801,962	$28,050,715	$25,099,266	61.5%	$14.91

NOI DSCR(5)	1.65x	1.75x	1.77x	1.78x	1.70x
NCF DSCR(5)	1.65x	1.75x	1.77x	1.78x	1.60x
NOI DY(5)	9.5%	10.0%	10.1%	10.2%	9.7%
NCF DY(5)	9.5%	10.0%	10.1%	10.2%	9.2%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2017 totaling $315,690.
(2)	Grossed up vacant space includes gross-up rent and recoveries.
(3)	Specialty leasing income includes income from temporary tenants, kiosks and signage at the Gurnee Mills Mortgaged Property.
(4)	The underwritten economic vacancy is 13.4%. The Gurnee Mills Mortgaged Property was 81.9% occupied and 91.1% leased as of September 22, 2016. The leased percentage includes the Simon Master Lease (2.8% of net rentable area), Floor & Décor and three other tenants who have not yet taken occupancy, all totaling 9.2% of net rentable area combined. Excluding the $700,000 in Simon Master Lease income results in a net cash flow debt service coverage ratio and debt yield of 1.53x and 8.7%, respectively.
(5)	The debt service coverage ratios and debt yields are based on the Gurnee Mills Whole Loan.

Appraisal. As of the appraisal valuation date of August 23, 2016, the Gurnee Mills Property had an “as-is” appraised value of $417,000,000. The appraiser also concluded to an “as-stabilized” value of $430,000,000 as of September 1, 2017, which equates to an “as-stabilized” loan-to-value-ratio of 63.8%.

Environmental Matters. According to a Phase I environmental site assessment dated August 26, 2016, there was no evidence of any recognized environmental conditions at the Gurnee Mills Property.

Market Overview and Competition. The Gurnee Mills Property is located in Gurnee, Illinois, located at the intersection of Grand Avenue and Interstate-94 in Gurnee, Illinois, approximately 42.5 miles northwest of Chicago, Illinois and 48.2 miles south of Milwaukee. Located in Lake County, the Gurnee Mills Property has excellent visibility and direct access off of Interstate-94, the major north/south thoroughfare connecting Chicago and Milwaukee. Additional demand drivers in the area include Six Flags and KeyLime Cove Indoor Waterpark and Resort (“KeyLime Cove”), which are located directly southeast of the Gurnee Mills Property on the opposite side of Interstate-94. Six Flags is one of the Midwest’s largest theme and amusement/outdoor water parks, with over 100 rides and attractions that generate approximately 3.0 million visitors per year. KeyLime Cove includes a 65,000 square foot waterpark, seven restaurants, two spas and 414 resort style guestrooms and suites. KeyLime Cove was recently named among the top 10 water parks in the United States by two major news publications. The average daily traffic along Interstate-94 is 86,600 and 39,600 along Grand Avenue, which runs eight miles east to Lake Michigan and is the main access point for the Gurnee Mills Property. The area also benefits from the Naval Station Great Lakes, located eight miles southeast of the Gurnee Mills Property. The campus is home to the United States Navy’s only recruit training base, which graduates nearly 40,000 recruits annually.

According to the appraisal, the Gurnee Mills Property is located in the Lake/McHenry County submarket and has a primary trade area that encompasses a ten-mile radius. The 2015 population within a five- and 10-mile radius were reported at approximately 122,401 and 454,466, respectively, and average household income within the same radii were reported at approximately $102,298 and $94,579, respectively. The population is expected to grow 0.8% and 0.9% within the same five- and ten-mile radius from 2015 to 2020.

The appraiser estimated market rent for Gurnee Mills Property to be $15.95 per square foot on a triple net basis, compared to the Annual U/W Base Rent PSF of $14.38 per square foot at the Gurnee Mills Mortgaged Property. The appraiser concluded to a vacancy rate of 5.0% and a third party market research report indicated a second quarter 2016 retail vacancy rate within a 3-mile radius of the Gurnee Mills Mortgaged Property of 1.7% and a competitive set vacancy of 5.4%.

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The following table presents certain information relating to comparable properties to the Gurnee Mills Property:

Competitive Set(1)

	Gurnee Mills (Subject)	Fashion Outlets of Chicago	Chicago Premium Outlets	Pleasant Prairie Premium Outlets	Huntley Outlet Center	Hawthorn Center	Woodfield Mall	Old Orchard
Location	Gurnee, IL	Rosemont, IL	Aurora, IL	Pleasant Prairie, WI	Huntley, IL	Vernon Hills, IL	Schaumburg, IL	Skokie, IL
Distance from Subject	--	29.0 miles	44.0 miles	8.7 miles	30.3 miles	10.0 miles	24.0 miles	25.0 miles
Property Type	Super-Regional Center/Outlet Mall	Super-Regional Center/Outlet Mall	Outlet Center	Outlet Center	Outlet Center	Super-Regional Center/Mall	Enclosed Regional Mall	Enclosed Regional Mall
Year Built/Renovated	1991/2014	2013/NAP	2004/2015	1988/2006	1994/2005	1973/2015	1999/2016	1956/1995
Anchors	Sears Grand, Bass Pro Shops, Macy’s, Kohl’s, Floor & Décor	Bloomingdale’s Outlet, Forever 21, Last Call Neiman Marcus, Nike, Saks Fifth Avenue Off 5th	Nike, Polo, Ann Taylor, Adidas, Timberland, Eddie Bauer, Gap, Saks Fifth Avenue – Off 5th, J.Crew, Coach, Old Navy, Under Armour	Nike, Gap, Hilfiger, Under Armour, Coach Adidas, Timberland, Jockey, Bass, Polo, J. Crew, Banana	Eddie Bauer, Reebok, Carters, Gap, Bose, Banana, Aeropostale	Sears, Macy’s, JCPenney, Carson Pirie Scott	Nordstrom, Lord & Taylor, JCPenney, Sears, Macy’s	Nordstrom, Lord & Taylor, Macy’s, Bloomingdale’s, Cinema, Barnes & Noble
Total GLA	1,683,915 SF	528,112 SF	690,000 SF	776,000 SF	279,387 SF	1,329,555 SF	2,208,000 SF	1,740,000 SF
Total Occupancy	91%(2)	98%	97%	98%	80%	93%	95%	94%

(1)	Information obtained from the appraisal.
(2)	As of September 22, 2016, the Gurnee Mills Mortgaged Property was 81.9% occupied and 91.1% leased. See “Cash Flow Analysis” section.

The Borrower. The borrower is Mall at Gurnee Mills, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gurnee Mills Whole Loan. Simon Property Group, L.P. is the guarantor of certain nonrecourse carveouts under the Gurnee Mills Whole Loan. The liability of the guarantor under the non-recourse carveout and environmental indemnification provisions in the loan documents is capped at $55.0 million plus reasonable collection costs. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Carveout Limitations” in the Prospectus.

The Sponsor. The sponsor is Simon Property Group, L.P. Simon Property Group, L.P. is an affiliate of SPG. SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A2/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 231 retail real estate properties in North America, Europe and Asia comprising 191 million square feet. SPG has sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. No upfront escrows were collected at origination.

Ongoing reserves for taxes are not required as long as (i) no Cash Trap Event Period (as defined below) exists; and (ii) the borrower (a) pays all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent and (b) upon request, provides the lender with satisfactory evidence of such payment of taxes. Ongoing reserves for insurance are only required during a Cash Trap Event Period if the borrower does not provide satisfactory evidence that the Gurnee Mills Mortgaged Property is insured under an acceptable blanket policy.

Ongoing replacement reserves are not required as long as no Cash Trap Event Period exists. Following the occurrence and during the continuance of a Cash Trap Event Period, the borrower is required to deposit $29,926 per month for replacement reserves.

Ongoing reserves for tenant improvements and leasing commissions (“TI/LC”) are not required as long as no Cash Trap Event Period exists. Following the occurrence and during the continuance of a Cash Trap Event Period, the borrower is required to deposit $94,204 per month for TI/LC reserves.

Lockbox and Cash Management. The Gurnee Mills Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” means the occurrence of (i) an event of default; (ii) any bankruptcy or insolvency action of the borrower; (iii) any bankruptcy or insolvency action of the property manager if the property manager is affiliated with the borrower (provided that the property manager is not replaced within 60 days with a qualified manager); or (iv) a DSCR Reserve Trigger Event (as defined below).

A “DSCR Reserve Trigger Event” means the debt service coverage ratio for the Gurnee Mills Whole Loan based on the trailing four calendar quarter period immediately preceding the date of determination is less than 1.20x for two consecutive calendar quarters.

A-3-91

GURNEE MILLS

A Cash Trap Event Period may be cured (a) if the Cash Trap Event Period is caused solely by the occurrence of a DSCR Reserve Trigger Event, the achievement of a debt service coverage ratio of 1.20x or greater for two consecutive calendar quarters based upon the trailing four calendar quarter period immediately preceding the date of determination; (b) if the Cash Trap Event Period is caused solely by clause (i) above, by the acceptance of the lender of a cure of such event of default, provided that the lender has not accelerated the loan, moved for a receiver or commenced foreclosure proceedings; or (c) if the Cash Trap Event Period is caused solely by clause (iii) above, if the borrower replaces the property manager or such bankruptcy or insolvency action is discharged or dismissed without any adverse consequences to the property or the loan. The cures in this paragraph are also subject to the following conditions: (i) no other Cash Trap Event Period has occurred and is continuing; (ii) the borrower pays all of the lender’s reasonable out-of-pocket expenses incurred in connection with curing such Cash Trap Event Period including reasonable attorney’s fees and expenses; and (iii) the borrower may not cure a Cash Trap Event Period (x) more than a total of five times in the aggregate during the term of the loan or (y) triggered by a bankruptcy or insolvency action of the borrower.

Property Management. The Gurnee Mills Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Gurnee Mills Mortgaged Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Gurnee Mills Mortgaged Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the transferee must not have been a party to any bankruptcy action within the previous seven years and there is no material litigation or regulatory action pending against the transferee unreasonable to lender; and (iv) the transferee is a qualified transferee meeting the requirements set forth in the loan documents or the lender receives rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates and similar confirmations from each rating agency rating any securities backed by any of the Gurnee Mills Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Additional Indebtedness. SPG and certain affiliates are permitted to pledge their indirect ownership of the borrower subject to certain conditions, including: (i) the credit facility must be secured by a substantial portion of SPG’s or such affiliate’s assets; (ii) no such corporate loan will be secured by a pledge from a party whose sole asset is its ownership interest in the borrower or Gurnee Mills Mortgage Property; and (iii) no event of default has occurred or is continuing. See “Description of the Mortgage Pool—Additional Indebtedness” in the Prospectus.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Gurnee Mills Mortgaged Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365-day extended period of indemnity. Should the policy contain an exclusion for acts of terrorism, the loan documents require the borrower to obtain to the extent available a stand-alone policy providing the same coverage as previously in place prior to the exclusion, with a premium cap of two times the then current annual insurance premiums for the policy insuring the Gurnee Mills Mortgaged Property only (excluding the wind, flood and earthquake components of the premiums) on a stand-alone basis, with a deductible no greater than $5,000,000.

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A-3-93

No. 11 – Aspen at Norman Student Housing

Loan Information	Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC	Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily
Original Principal Balance(1):	$22,000,000	Specific Property Type:	Student Housing
Cut-off Date Balance(1):	$22,000,000	Location:	Norman, OK
% of Initial Pool Balance:	2.3%	Size:	684 beds
Loan Purpose:	Acquisition	Cut-off Date Balance Per Bed(1):	56,433
Borrower Name:	Breckenridge Group Norman Oklahoma, LLC	Year Built/Renovated:	2015/NAP
Sponsor:	Aspen Heights; Safanad Ltd.	Title Vesting:	Fee
Mortgage Rate:	4.858%	Property Manager:	Self-managed
Note Date:	January 4, 2016	4th Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy(2):	NAV
Maturity Date:	January 6, 2026	2nd Most Recent Occupancy(2):	NAV
IO Period:	60 months	Most Recent Occupancy (As of):	100.0% (7/31/2016)
Loan Term (Original):	120 months	Current Occupancy (As of):	99.1% (10/26/2016)
Seasoning:	11 month
Amortization Term (Original):	360 months	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI (As of)(3):	NAV
Call Protection:	L(35),D(81),O(4)	3rd Most Recent NOI (As of)(3):	NAV
Lockbox Type:	Soft/Upfront Cash Management	2nd Most Recent NOI (As of)(3):	NAV
Additional Debt(1):	Yes	Most Recent NOI (As of):	$3,749,126 (TTM 7/31/2016)
Additional Debt Type(1):	Pari Passu
U/W Revenues:	$4,935,428
U/W Expenses:	$1,686,001
U/W NOI:	$3,249,427
U/W NCF:	$3,168,715
U/W NOI DSCR(1):	1.33x
U/W NCF DSCR(1):	1.30x
Escrows and Reserves:	U/W NOI Debt Yield(1):	8.4%
U/W NCF Debt Yield(1):	8.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$51,500,000
Taxes	$59,180	$29,590	NAP	As-Is Appraisal Valuation Date:	November 6, 2015
Insurance	$38,283	$7,657	NAP	Cut-off Date LTV Ratio(1):	75.0%
Replacement Reserves	$0	$5,700	NAP	LTV Ratio at Maturity or ARD(1):	69.0%

(1)	The Aspen at Norman Student Housing whole loan totaling $38,600,000 is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A1 had an original principal balance of $22,000,000, had an outstanding principal balance of $22,000,000 as of the Cut-off Date and will be contributed to the WFCM 2016-LC25 Trust. The non-controlling Note A-2 had an original principal balance of $16,600,000 and was contributed to the WFCM 2016-LC24 Trust. All statistical information related to balances per bed, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Aspen at Norman Student Housing whole loan. See “Description of the Mortgage Pool-The Serviced Whole Loans-Aspen at Norman Student Housing” in the Prospectus.

(2)	See “Historical Occupancy” section.

(3)	See “Cash Flow Analysis” section.

The Aspen at Norman Student Housing whole loan is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a 149 building, 684-bed cottage-style class A student housing property located in Norman, Oklahoma (the “Aspen at Norman Student Housing Property”). Only Note A-1 is being contributed to the WFCM 2016-LC25 Trust. The Aspen at Norman Student Housing Property was constructed in 2015 and is situated on 26.2 acres. Amenities at the Aspen at Norman Student Housing Property include a fitness center, tanning beds, study lounge, swimming pool, sand volleyball and a fire pit. Unit amenities include fully equipped kitchens including dishwashers and built-in microwave ovens, washer/dryer sets, and patios/balconies with exterior storage room. The Aspen at Norman Student Housing Property features 861 parking spaces, resulting in a parking ratio of 1.3 spaces per bed.

The Aspen at Norman Student Housing Property is located in the southeastern portion of the city of Norman and just east of the University of Oklahoma. The main campus and the offices of administration of the University of Oklahoma are located in Norman which is approximately 20 miles south of Oklahoma City. Over the past 11 years enrollment at the University of Oklahoma has been up slightly and was projected to be approximately 24,000 students in the fall of 2016. The university requires that only freshman live on campus in one of four residence halls. According to a third party market research report, the 2015 estimated population within a one-, three- and five-mile radius of the Aspen at Norman Student Housing Property is 11,351, 64,432 and 100,940, respectively; the 2015 estimated average household income within the same radii is $45,551, $58,314 and $64,364, respectively.

A-3-94

ASPEN AT NORMAN STUDENT HOUSING

Sources and Uses

Sources			Uses
Original Whole Loan amount	$38,600,000	74.0%	Purchase price	$51,500,000	98.7%
Sponsor’s new cash contribution	13,571,582	26.0	Reserves	97,463	0.2
			Closing costs	574,120	1.1
Total Sources	$52,171,582	100.0%	Total Uses	$52,171,582	100.0%

The following table presents certain information relating to the unit mix of the Aspen at Norman Student Housing Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	No. of Beds	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
Two Bedroom / 2.5 Bath – A	32	64	9.4%	1,284	$727
Two Bedroom / 2.5 Bath – B	16	32	4.7%	1,306	$684
Three Bedroom / 3.5 Bath – A	22	66	9.6%	1,647	$648
Three Bedroom / 3.5 Bath – B	20	60	8.8%	1,647	$625
Four Bedroom / 3.5 Bath – A	19	76	11.1%	1,746	$616
Four Bedroom / 4.5 Bath – B	15	60	8.8%	1,746	$617
Four Bedroom / 4.5 Bath – C	24	96	14.0%	1,726	$612
Five Bedroom / 5.5 Bath – A	26	130	19.0%	2,034	$594
Five Bedroom / 5.5 Bath - B	20	100	14.6%	2,117	$595
Total/Weighted Average	194	684	100.0%	1,686	$626

(1)	Information obtained from the borrower rent roll as of 10/26/2016.

The following table presents historical occupancy percentages at the Aspen at Norman Student Housing Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	7/31/2016(2)	10/26/2016(2)
NAV	NAV	NAV	100.0%	99.1%

(1)	The Aspen at Norman Student Housing Property was built in 2015 and as such historical occupancy is unavailable.

(2)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Aspen at Norman Student Housing Property:

Cash Flow Analysis

	TTM 7/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$4,794,648	$4,810,872	97.5%	$7,033
Grossed Up Vacant Space	0	0	0	0
Concessions	0	0	0	0
Other Income(1)	315,835	365,100	7.4	534
Less Vacancy & Credit Loss	(41,440)	(240,544)(2)	(4.9)	(352)
Effective Gross Income	$5,069,044	$4,935,428	100.0%	$7,216

Total Operating Expenses	$1,319,918	$1,686,001	34.2%	$2,465

Net Operating Income	$3,749,126	$3,249,427	65.8%	$4,751
Capital Expenditures	0	80,712	1.6	118
Net Cash Flow	$3,749,126	$3,168,715	64.2%	$4,633

NOI DSCR	1.53x	1.33x
NCF DSCR	1.53x	1.30x
NOI DY	9.7%	8.4%
NCF DY	9.7%	8.2%

(1)	Other Income consists of application fees, late fees, furniture income and miscellaneous income.

(2)	The underwritten economic vacancy is 5.0%. The Aspen at Norman Student Housing Property was 99.1% physically occupied as of October 26, 2016.

A-3-95

ASPEN AT NORMAN STUDENT HOUSING

Competitive Set(1)

	Location	Distance to Subject	Property Type	Number of Units	Number of Beds	Avg. Rent Per Bed	Total Occupancy
Aspen at Norman Student Housing (Subject)	Norman, OK	--	Garden	194	684	$626	99.1%
Reserve on Stinton	Norman, OK	0.5	Garden	204	612	$556	96.0%
Crimson Park	Norman, OK	1.3	Garden	268	792	$550	99.0%
The Cottages	Norman, OK	1.5	Garden	163	644	$586	97.0%
The Avenue	Norman, OK	1.5	Garden	240	600	$577	95.0%
Millennium	Norman, OK	0.5	Garden	196	696	$551	75.0%

(1)	Information obtained from the appraisal and the borrower rent roll.

A-3-96

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A-3-97

No. 12 – North Bay Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$22,000,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$22,000,000			Location:	Rohnert Park, CA
% of Initial Pool Balance:	2.3%			Size:	92,763 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$237.16
Borrower Name:	Argo Rohnert Park, LLC			Year Built/Renovated:	1980/2012
Sponsors:	Stephen B. Jaeger; The Stephen B. Jaeger Living Trust			Title Vesting:	Fee
Mortgage Rate:	4.330%			Property Manager:	Self-managed
Note Date:	November 1, 2016			4th Most Recent Occupancy (As of)(3):	84.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	97.0% (12/31/2013)
Maturity Date:	November 11, 2026			2nd Most Recent Occupancy (As of):	98.0% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (10/4/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(4):	$1,609,144 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of)(4):	$1,826,395 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$1,841,067 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$1,896,468 (TTM 8/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$2,399,394
				U/W Expenses:	$480,884
				U/W NOI:	$1,918,510
				U/W NCF:	$1,828,089
				U/W NOI DSCR:	1.46x
Escrows and Reserves:				U/W NCF DSCR:	1.39x
				U/W NOI Debt Yield:	8.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.3%
Taxes	$0	$11,895	NAP	As-Is Appraised Value:	$30,600,000
Insurance(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 11, 2016
Replacement Reserves	$0	$1,933	$46,382(2)	Cut-off Date LTV Ratio:	71.9%
TI/LC Reserve	$0	$5,566	$133,579	LTV Ratio at Maturity or ARD:	61.1%

(1)	The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the North Bay Center Property is insured via an acceptable blanket policy; (iii) the borrower provides the lender with timely proof of payment of insurance premiums; and (iv) the borrower provides evidence of renewal of insurance policies.

(2)	The replacement reserve is capped at $46,382 as long as (i) no event of default has occurred and is continuing and (ii) the lender determines that the North Bay Center Property is being adequately maintained.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The North Bay Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a 92,763 square foot anchored retail center (the “North Bay Center Property”) located in Rohnert Park, California, approximately 6.9 miles south of Santa Rosa and 48.8 miles north of San Francisco. The North Bay Center Property is situated on an 8.4-acre parcel of land and is anchored by 24 Hour Fitness (representing 45.8% of the net rentable area and 43.8% of the underwritten base rent) and Grocery Outlet (representing 32.0% of the net rentable area and 28.9% of the underwritten base rent). The North Bay Center Property consists of four single-story buildings and contains 354 parking spaces, resulting in a parking ratio of 3.8 spaces per 1,000 square feet of rentable area. Built in 1980, the sponsor purchased the North Bay Center Property in 2005 and has invested approximately $9.7 million on renovations, including the redevelopment of the center to accommodate 24 Hour Fitness and Grocery Outlet and the construction of two new pad buildings. As of October 4, 2016, the North Bay Center Property was 100.0% occupied by 13 tenants.

The North Bay Center Property is situated adjacent to Interstate 101 at the intersection of Rohnert Park Expressway and Commerce Boulevard, which has a traffic count of approximately 35,680 cars per day. The estimated 2016 population within a three- and five-mile radius of the North Bay Center Property was 57,616 and 88,348, respectively, while the estimated 2016 average household income within the same radii was $77,067 and $78,238, respectively. According to a third party market research report, the North Bay Center Property is located within the Petaluma/Cotati/Rohnert submarket of the North Bay/Santa Rosa retail market. As of the third quarter of 2016, the Petaluma/Cotati/Rohnert submarket reported total inventory of 586 properties totaling approximately 6.5 million square feet. During the same period, the Petaluma/Cotati/Rohnert submarket exhibited a 4.7% vacancy rate and average asking rate $19.21 per square foot on a triple net basis.

A-3-98

NORTH BAY CENTER

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	100.0%	Loan payoff(1)	$13,384,192	60.8%
			Closing costs	170,086	0.8
			Return of equity	8,445,722	38.4
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

(1)	The North Bay Center Property was previously securitized in the MLMT 2007-C1 transaction.

The following table presents certain information relating to the tenancy at the North Bay Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
24 Hour Fitness	NR/NR/B	42,480	45.8%	$21.57	$916,300	43.8%	NAV	NAV	12/31/2027(4)
Grocery Outlet	NR/B3/B-	29,716	32.0%	$20.32	$603,790	28.9%	$277	8.9%	4/30/2027(5)
Total Anchor Tenants		72,196	77.8%	$21.06	$1,520,090	72.6%

Major Tenants
Panera	NR/NR/NR	4,200	4.5%	$29.76	$125,000	6.0%	NAV	NAV	2/28/2029(6)
Chipotle Mexican Grill	NR/NR/NR	2,200	2.4%	$45.00	$99,000	4.7%	NAV	NAV	3/31/2023(7)
Leslie’s Poolmart	NR/B2/B	3,200	3.4%	$18.50	$59,200	2.8%	NAV	NAV	12/31/2018(8)
Pacific Dental Services	NR/NR/NR	2,336	2.5%	$22.80	$53,261	2.5%	NAV	NAV	9/28/2025(9)
Little Caesars Pizza	NR/NR/NR	1,818	2.0%	$28.80	$52,358	2.5%	NAV	NAV	7/31/2020(10)
Total Major Tenants		13,754	14.8%	$28.27	$388,819	18.6%

Non-Major Tenants		6,813	7.3%	$26.97	$183,774	8.8%

Occupied Collateral Total		92,763	100.0%	$22.56	$2,092,683	100.0%

Vacant Space		0	0.0%

Collateral Total		92,763	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2017 totaling $140,229.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015.

(4)	24 Hour Fitness has three, five-year lease extension options.

(5)	Grocery Outlet has two, five-year lease extension options.

(6)	Panera has four, five-year lease extension options.

(7)	Chipotle Mexican Grill has two, five-year lease extension options.

(8)	Leslie’s Poolmart has three, five-year lease extension options.

(9)	Pacific Dental Services has two, five-year lease extension options.

(10)	Little Caesars Pizza has one, five-year lease extension option.

A-3-99

NORTH BAY CENTER

The following table presents certain information relating to the historical sales and occupancy costs at the North Bay Center Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2013	2014	2015	Current Occupancy Cost
Grocery Outlet Inc.	$281	$295	$277	8.9%
Subway	$339	$274	$233	14.8%
Baskin Robbins	$412	$433	$521	7.9%
Nail Care	$50	$61	$72	34.7%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Current Occupancy Cost is based on the 2015 sales, Annual U/W Base Rent and reimbursements.

The following table presents certain information relating to the lease rollover schedule at the North Bay Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	1,080	1.2%	1,080	1.2%	$22,158	1.1%	$20.52
2018	2	4,598	5.0%	5,678	6.1%	$90,236	4.3%	$19.62
2019	1	1,451	1.6%	7,129	7.7%	$43,580	2.1%	$30.03
2020	3	3,592	3.9%	10,721	11.6%	$100,394	4.8%	$27.95
2021	0	0	0.0%	10,721	11.6%	$0	0.0%	$0.00
2022	0	0	0.0%	10,721	11.6%	$0	0.0%	$0.00
2023	2	3,310	3.6%	14,031	15.1%	$137,964	6.6%	$41.68
2024	0	0	0.0%	14,031	15.1%	$0	0.0%	$0.00
2025	1	2,336	2.5%	16,367	17.6%	$53,261	2.5%	$22.80
2026	0	0	0.0%	16,367	17.6%	$0	0.0%	$0.00
Thereafter	3	76,396	82.4%	92,763	100.0%	$1,645,090	78.6%	$21.53
Vacant	0	0	0.0%	92,763	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	92,763	100.0%			$2,092,683	100.0%	$22.56

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the North Bay Center Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)	12/31/2015(1)	10/4/2016(3)
84.0%	97.0%	98.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	The increase in occupancy between 2012 and 2013 was due to the sponsor signing four new leases totaling 11.9% of net rentable area.

(3)	Information obtained from the underwritten rent roll.

A-3-100

NORTH BAY CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the North Bay Center Property:

Cash Flow Analysis

	2013	2014	2015	TTM 8/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,683,306	$1,865,304	$1,877,795	$1,934,736	$2,092,683(1)	87.2%	$22.56
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Percentage Rent	0	0	0	0	0	0.0	0.00
Total Reimbursables	248,925	323,878	302,150	311,860	411,345	17.1	4.43
Other Income	0	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(104,634)(2)	(4.4)	(1.13)
Effective Gross Income	$1,932,231	$2,189,182	$2,179,946	$2,246,596	$2,399,394	100.0%	$25.87

Total Operating Expenses	$323,087	$362,786	$338,878	$350,128	$480,884	20.0%	$5.18

Net Operating Income	$1,609,144	$1,826,395(3)	$1,841,067	$1,896,468	$1,918,510	80.0%	$20.68
TI/LC	0	0	0	0	67,231	2.8	0.72
Capital Expenditures	0	0	0	0	23,191	1.0	0.25
Net Cash Flow	$1,609,144	$1,826,395	$1,841,067	$1,896,468	$1,828,089	76.2%	$19.71

NOI DSCR	1.23x	1.39x	1.40x	1.45x	1.46x
NCF DSCR	1.23x	1.39x	1.40x	1.45x	1.39x
NOI DY	7.3%	8.3%	8.4%	8.6%	8.7%
NCF DY	7.3%	8.3%	8.4%	8.6%	8.3%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2017 totaling $140,229.

(2)	The underwritten economic vacancy is 5.0%. The North Bay Center Property was 100.0% physically occupied as of October 4, 2016.

(3)	The increase in net operating income between 2013 and 2014 was due to Panera and Sprint commencing rent payments in 2014.

The following table presents certain information relating to comparable properties to the North Bay Center Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
River Park Shopping Center Napa,CA	1972/2015	Grocery Outlet, Rite Aid	108,655	95%	31.1 miles	Grocery Outlet	April 2016 / 10 Yrs	17,640	$19.27	NNN
Montgomery Village Shopping Center Santa Rosa, CA	1950/ NAP	Ross	280,478	96%	8.2 miles	Ross	February 2015 / 10 Yrs	40,449	$21.95	NNN
1975 Cleveland Ave. Santa Rosa, CA	2014/NAP	Dick’s Sporting Goods	52,478	100%	8.1 miles	Dick’s Sporting Goods	July 2014 / 10 Yrs	50,000	$18.48	NNN

(1)	Information obtained from the appraisal.

A-3-101

No. 13 – Rio West Business Park

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$20,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$20,000,000			Location:	Tempe, AZ
% of Initial Pool Balance:	2.1%			Size:	296,663 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$139.89
Borrower Name:	Tempe Rio West Business Park, LLC			Year Built/Renovated:	2005/NAP
Sponsor:	Fritz H. Wolff			Title Vesting:	Fee
Mortgage Rate:	4.610%			Property Manager:	Dynamic Asset Management LLC
Note Date:	November 3, 2016			4th Most Recent Occupancy (As of):	93.7% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	86.9% (12/31/2013)
Maturity Date:	November 11, 2026			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (9/19/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$4,623,281(12/31/2013)
Call Protection:	L(25),GRTR 1% or YM(91),O(4)			3rd Most Recent NOI (As of):	$3,565,030 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(6):	$4,529,866 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(6):	$3,977,910 (TTM 9/30/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$5,811,803
				U/W Expenses:	$1,833,352
				U/W NOI:	$3,978,451
Escrows and Reserves:				U/W NCF:	$3,920,731
				U/W NOI DSCR(1):	1.56x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.53x
Taxes	$182,180	$91,090	NAP	U/W NOI Debt Yield(1):	9.6%
Insurance(2)	$0	Springing	NAP	U/W NCF Debt Yield(1):	9.4%
Replacement Reserves	$200,000	$4,944	$200,000(3)	As-Is Appraised Value:	$64,000,000
TI/LC Reserve(4)	$1,600,000	Springing	$3,300,000	As-Is Appraisal Valuation Date:	September 21, 2016
American Airlines Lease Renewal Reserve(5)	$2,200,000	$0	NAP	Cut-off Date LTV Ratio(1):	64.8%
HotChalk TI/LC Reserve	$58,310	$0	NAP	LTV Ratio at Maturity or ARD(1):	59.4%

(1)	The Rio West Business Park Whole Loan (as defined below), which had an original principal balance of $41,500,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $20,000,000, has an outstanding principal balance of $20,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2016-LC25 Trust. The controlling Note A-1 had an original principal balance of $21,500,000 and will be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Rio West Business Park Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.
(2)	Ongoing reserves for insurance premiums are not required as long as (i) no event of default has occurred and is continuing; (ii) the Rio West Business Park Property (as defined below) is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.
(3)	The replacement reserve is capped at $200,000 as long as (i) no event of default has occurred and is continuing and (ii) the lender determines that the Rio West Business Park Property is being adequately maintained.
(4)	Upon the occurrence of the earlier of (i) American Airlines renewing its lease for 56,389 square feet of space under terms and conditions acceptable to lender; or (ii) October 1, 2017, ongoing monthly TI/LC reserves of $24,722 will be required.
(5)	Upon the receipt of an acceptable lease renewal of American Airlines (see “Major Tenants” below) 56,389 square foot (19.0% of net rentable area) space, this reserve shall be disbursed into the TI/LC reserve, with any remaining amount above $3.3 million to be disbursed to the borrower.
(6)	See “Cash Flow Analysis” section.

The Rio West Business Park mortgage loan is part of a whole loan (the “Rio West Business Park Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in five, one-story suburban office buildings located in Tempe, Arizona (the “Rio West Business Park Property”), approximately 2.8 miles east of the Phoenix Sky Harbor International Airport and 9.3 miles east of the Phoenix central business district. The Rio West Business Park Property was constructed in two phases, 147,673 square feet (“Phase I”) was built in 2005 and the remaining 148,990 square feet (“Phase II”) was completed in 2007. The Rio West Business Park Property has averaged 95.0% occupancy since 2008. The Rio West Business Park Property is situated on a 23.9-acre site and features 1,514 surface parking spaces, resulting in a parking ratio of 5.1 spaces per 1,000 square feet of rentable area. As of September 19, 2016, the Rio West Business Park Property was 100.0% occupied by American Airlines (86.2% of net rentable area) and HotChalk Inc. (13.8% of net rentable area). American Airlines has been in occupancy since construction in 2005. In December 2013, American Airlines merged with US Airways and subsequently relocated employees from the former US Airways Headquarters in downtown Tempe to the Rio West Business Park Property. Additionally, American Airlines has invested capital into their space, including the renovation of 48,066 square feet (which was recently completed in September 2016), an additional 56,389 square feet is expected to be completed by December 2016 and the addition of covered

A-3-102

RIO WEST BUSINESS PARK

parking for the entire Rio West Business Park Property for a cost of approximately $1.5 million. American Airlines renewed 147,673 square feet (49.8% of net rentable area) in May 2014, expanded into 51,789 square feet (17.5% of net rentable area) in September 2016 and renewed an additional 56,389 square feet (19.0% of net rentable area) in November 2016 through September 2022. The Rio West Business Park Property houses the American Airlines’ IT, accounting and customer service groups.

The Rio West Business Park Property is located at the intersection of Priest Drive and Rio Salado Parkway, approximately one-half mile from Loop 202 (Red Mountain Freeway), which provides primary access to the neighborhood. The Rio West Business Park Property is centrally located approximately three miles east of Sky Harbor International Airport, the nation’s 10th busiest airport, and Arizona State University. The 2016 estimated population within a one-, three- and five-mile radius of the Rio West Business Park Property was 6,929, 85,440 and 308,805, respectively, while the 2016 estimated average household income within the same radii was $43,922, $49,501 and $56,290, respectively. According to the appraisal, the Rio West Business Park Property is located in the Tempe submarket of the Phoenix market. According to a third-party market research report, as of third quarter 2016, the Tempe submarket contained a total inventory of 24 buildings totaling approximately 5.2 million square feet exhibiting a vacancy rate of approximately 6.2% and an average asking rental rate of $31.67 per square foot gross.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$21,500,000	Wells Fargo Bank, National Association	Yes
A-2	$20,000,000	WFCM 2016-LC25	No
Total	$41,500,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Sources and Uses

Sources			Uses
Original whole loan amount	$41,500,000	93.8%	Loan payoff(1)	$39,416,138	89.1%
Sponsor’s new cash contribution	2,747,432	6.2	Reserves	4,240,490	9.6
			Closing costs	590,804	1.3
Total Sources	$44,247,432	100.0%	Total Uses	$44,247,432	100.0%

(1)	The Rio West Business Park Whole Loan was used to pay off two separate loans on Phase I, which was previously securitized in the JPMCC 2006-CB17 transaction, and Phase II, which was previously held on a bank balance sheet.

The following table presents certain information relating to the tenancy at the Rio West Business Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
American Airlines(1)(2)	BB-/Ba3/BB-	255,851	86.2%	$15.60	$3,991,603	86.3%	Various(3)
HotChalk Inc.	NR/NR/NR	40,812	13.8%	$15.50	$632,586	13.7%	8/31/2023
Total Major Tenants		296,663	100.0%	$15.59	$4,624,189	100.0%

Occupied Collateral Total		296,663	100.0%	$15.59	$4,624,189	100.0%

Vacant Space		0	0.0%

Collateral Total		296,663	100.0%

(1)	The entity on the lease is American Airlines, Inc.
(2)	American Airlines subleases 2,100 square feet (0.7% of net rentable area) to Vemma for $41,076 annually ($19.56 per square foot, gross) on a lease expiring in December 2016.
(3)	American Airlines leases multiple suites under multiple leases with 147,673 square feet (49.8% of the net rentable area) expiring in April 2019; 51,789 square feet (17.5% of net rentable area) expiring in August 2021; and 56,389 square feet (19.0% of net rentable area) expiring in September 2022.

A-3-103

RIO WEST BUSINESS PARK

The following table presents certain information relating to the lease rollover schedule at the Rio West Business Park Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	2	147,673	49.8%	147,673	49.8%	$2,288,932	49.5%	$15.50
2020	0	0	0.0%	147,673	49.8%	$0	0.0%	$0.00
2021	1	51,789	17.5%	199,462	67.2%	$828,417	17.9%	$16.00
2022	1	56,389	19.0%	255,851	86.2%	$874,255	18.9%	$15.50
2023	1	40,812	13.8%	296,663	100.0%	$632,586	13.7%	$15.50
2024	0	0	0.0%	296,663	100.0%	$0	0.0%	$0.00
2025	0	0	0.0%	296,663	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	296,663	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	296,663	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	296,663	100.0%	$0	0.0%	$0.00
Total/Weighted Average	5	296,663	100.0%			$4,624,189	100.0%	$15.59

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Rio West Business Park Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)	9/19/2016(3)
93.7%	86.9%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	The increase in occupancy between 2013 and 2014 was due to the sponsor leasing 51,789 square feet to a former tenant, which vacated in 2016 and the space was leased to American Airlines.
(3)	Information obtained from the underwritten rent roll.

A-3-104

RIO WEST BUSINESS PARK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Rio West Business Park Property:

Cash Flow Analysis

	2013	2014	2015	TTM 9/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,692,370	$3,669,591	$4,455,325	$3,743,051	$4,624,189	79.6%	$15.59
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	627,064	790,815	1,094,034	1,267,624	1,650,032	28.4	5.56
Other Income	0	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(462,419)(1)	(8.0)	(1.56)
Effective Gross Income	$5,319,434	$4,460,405	$5,549,359	$5,010,675	$5,811,803	100.0%	$19.59

Total Operating Expenses	$696,153	$895,375	$1,019,492	$1,032,765	$1,833,352	31.5%	$6.18

Net Operating Income	$4,623,281	$3,565,030(2)	$4,529,866(3)	$3,977,910(4)	$3,978,451	68.5%	$13.41
TI/LC	0	0	0	0	348,388	6.0	1.17
Capital Expenditures	0	0	0	0	59,333	1.0	0.20
Upfront TI/LC Credit	0	0	0	0	(350,000)	(6.0)	(1.18)
Net Cash Flow	$4,623,281	$3,565,030	$4,529,866	$3,977,910	$3,920,731	67.5%	13.22

NOI DSCR(5)	1.81x	1.39x	1.77x	1.56x	1.56x
NCF DSCR(5)	1.81x	1.39x	1.77x	1.56x	1.53x
NOI DY(5)	11.1%	8.6%	10.9%	9.6%	9.6%
NCF DY(5)	11.1%	8.6%	10.9%	9.6%	9.4%

(1)	The underwritten economic vacancy is 10.0%. The Rio West Business Park Property was 100.0% physically occupied as of September 19, 2016.

(2)	The decrease in net operating income from 2013 to 2014 was due to rent reductions, three months of free rent totaling $516,856 for American Airlines’ renewal of 147,673 square feet, and free rent for a former tenant.

(3)	The increase in net operating income from 2014 to 2015 was due to free rent for American Airlines and a prior tenant burning off.

(4)	The decrease in net operating income from 2015 to TTM 9/30/2016 was due to five months of free rent totaling $255,075 for HotChalk Inc. and a rent reduction for a prior tenant.

(5)	The debt service coverage ratios and debt yields are based on the Rio West Business Park Whole Loan.

The following table presents certain information relating to comparable office leases for the Rio West Business Park Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Number of Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Liberty Center at Rio Salado, Bldg I Tempe, AZ	2015/NAP	1	155,000	100.0%	0.2 miles	Centene	September 2015 / 7.6 Yrs	77,867	$17.50	NNN
Liberty Center at Rio Salado, Bldg III Tempe, AZ	2016/NAP	2	135,663	50.0%	0.2 miles	Prosper Marketplace	October 2016 / 10.5 Yrs	69,774	$18.25	NNN
Liberty Center at Rio Salado, Bldg 2 Tempe, AZ	2015/NAP	2	156,027	75.0%	0.2 miles	DHL	September 2015 / 7.5 Yrs	117,593	$17.50	NNN
Liberty Center at Rio Salado, Bldg 6 Tempe, AZ	2015/NAP	2	96,000	100.0%	0.1 mile	DriveTime Automotive	November 2015 / 8.3 Yrs	96,000	$18.35	NNN
Centrica Mesa, AZ	1978/2015	1	117,000	100.0%	11.0 miles	Santander	January 2016 / 10.5 Yrs	117,000	$19.00	NNN
One Papago Hills Tempe, AZ	1999/NAP	2	91,000	100.0%	1.7 miles	Willis Towers Watson, PLC	July 2016 / 10.6 Yrs	91,000	$17.41	Modified Gross
The Circuit Tempe, AZ	1982/2015	1	185,000	51.0%	5.4 miles	Oscar Health	August 2016 / 10.0 Yrs.	93,481	$16.75	NNN

(1)	Information obtained from the appraisal.

A-3-105

No. 14 – 19066 Magnolia Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Mixed Use
Original Principal Balance:	$20,000,000			Specific Property Type:	Office/Retail
Cut-off Date Balance:	$20,000,000			Location:	Huntington Beach, CA
% of Initial Pool Balance:	2.1%			Size:	51,449 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$388.73
Borrower Names:	19066 Magnolia, LTD – A California Limited Partnership			Year Built/Renovated:	1979/2008
Sponsor:	Shaoul J. Levy			Title Vesting:	Fee
Mortgage Rate(2):	4.300%			Property Manager:	Self-managed
Note Date:	November 1, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	November 11, 2026			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	36 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	93.4% (9/27/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,431,099 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of)(5):	$1,434,257 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(5):	$1,624,369 (12/31/2015)
Additional Debt:	No			Most Recent NOI (As of)(5):	$1,593,008 (TTM 7/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$1,917,591
				U/W Expenses:	$335,220
				U/W NOI:	$1,582,371
Escrows and Reserves:				U/W NCF:	$1,578,649
				U/W NOI DSCR:	1.33x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.33x
Taxes	$16,008	$8,004	NAP	U/W NOI Debt Yield:	7.9%
Insurance	$0	Springing(1)	NAP	U/W NCF Debt Yield:	7.9%
Replacement Reserves	$0	$857	$30,852(2)	As-Is Appraised Value(6):	$28,300,000
TI/LC Reserve	$200,000	$1,703	$200,000(3)	As-Is Appraisal Valuation Date(6):	September 23, 2016
Deferred Maintenance	$55,200	$0	NAP	Cut-off Date LTV Ratio(6):	64.5%
Healthcare Partners TILC	$2,425,840(4)	$0	NAP	LTV Ratio at Maturity or ARD(6):	56.2%

(1)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) the 19066 Magnolia Street Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(2)	The replacement reserve is capped at $30,852 as long as (i) no event of default has occurred and is continuing and (ii) the lender determines that the 19066 Magnolia Street Property is being adequately maintained.

(3)	The TI/LC reserve is capped at $200,000, but the borrower will not be required to replenish for the first time until the balance in the reserve falls below $100,000.

(4)	Healthcare Partners TILC reserve is a borrower provided tenant improvement allowance for Talbert Medical Group (38,764 square feet; 81.7% of U/W Base Rent).

(5)	See “Cash Flow Analysis” section.

(6)	The appraiser concluded to an “as-stabilized” value of $31,000,000 as of January 1, 2018 which assumes the completion of a capital improvement project by Talbert Medical Group. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based on the “as-stabilized” appraised value. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “as-is” appraised value of $28,300,000 are 70.7% and 61.6%, respectively.

The 19066 Magnolia Street mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 51,449 square foot mixed use office and retail center located in Huntington Beach, California (the “19066 Magnolia Street Property”). Built in 1979, the 19066 Magnolia Street Property consists of three buildings located on a 5.4-acre site. The 19066 Magnolia Street Property includes 322 surface parking spaces, resulting in a parking ratio of 6.3 spaces per 1,000 square feet of net rentable area. As of September 27, 2016, the 19066 Magnolia Street Property was 93.4% occupied by 4 tenants, and has averaged 98.9% occupancy since 2011.

The 19066 Magnolia Street Property is located at the intersection of Magnolia Street and Garfield Avenue, adjacent to a Home Depot anchored community center and approximately 1.0 miles southeast of the Huntington Beach Hospital, one of three medical centers in Huntington Beach. The largest building is improved for medical office use and the tenant is budgeted to spend $7.3 million on a major renovation over the next 12 to 18 months, with the borrower contributing an additional $2.4 million. The remaining two buildings have office, retail and restaurant uses. According to the appraisal, the 2015 population within a one-, three- and five-mile radius of the 19066 Magnolia Street Property was 26,368, 190,475 and 480,539, respectively, while the average household income within the same radii was $112,569, $107,563 and $97,461, respectively. According to a third party research report, the 19066 Magnolia Street Property is located within the West County office submarket cluster. As of the third quarter of 2016, the West County office submarket cluster reported a total inventory of approximately 14.7 million square feet and a vacancy of 7.3%. For the same period, West County office submarket reported a positive net absorption of 124,794 square feet year to date.

A-3-106

19066 MAGNOLIA STREET

Sources and Uses

Sources			Uses
Original loan amount	$20,000,000	100.0%	Loan payoff	$5,913,683	29.6%
			Reserves	2,697,048	13.5
			Closing costs	630,540	3.2
			Return of equity	10,758,729	53.8
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

The following table presents certain information relating to the tenancy at the 19066 Magnolia Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Talbert Medical Group	NR/Ba3/BB	38,764	75.3%	$34.59(3)	$1,340,769(3)	81.7%	12/31/2032(4)
Wells Fargo Home Mortgage	AA/Aa2/AA-	5,640	11.0%	$30.00	$169,200	10.3%	10/31/2017(5)
Albertos Mexican	NR/NR/NR	1,460	2.8%	$53.21	$77,689	4.7%	1/18/2019
Joy Kataoloa and Ken Hardy	NR/NR/NR	2,200	4.3%	$24.33	$53,515	3.3%	10/31/2021(6)
Occupied Collateral Total		48,064	93.4%	$34.15	$1,641,174	100.0%

Vacant Space		3,385	6.6%

Collateral Total		51,449	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2017 totaling $3,312.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent is based on the average rent over the loan term for Talbert Medical Group. In-place Base Rent PSF is $32.40 per square foot.

(4)	Talbert Medical Group has two-five year lease renewal options.

(5)	Wells Fargo Home Mortgage has one-three year lease renewal option.

(6)	Joy Kataoloa and Ken Hardy has one-ten year lease renewal option.

The following table presents certain information relating to the lease rollover schedule at the 19066 Magnolia Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	5,640	11.0%	5,640	11.0%	$169,200	10.3%	$30.00
2018	0	0	0.0%	5,640	11.0%	$0	0.0%	$0.00
2019	1	1,460	2.8%	7,100	13.8%	$77,689	4.7%	$53.21
2020	0	0	0.0%	7,100	13.8%	$0	0.0%	$0.00
2021	1	2,200	4.3%	9,300	18.1%	$53,515	3.3%	$24.33
2022	0	0	0.0%	9,300	18.1%	$0	0.0%	$0.00
2023	0	0	0.0%	9,300	18.1%	$0	0.0%	$0.00
2024	0	0	0.0%	9,300	18.1%	$0	0.0%	$0.00
2025	0	0	0.0%	9,300	18.1%	$0	0.0%	$0.00
2026	0	0	0.0%	9,300	18.1%	$0	0.0%	$0.00
Thereafter	1	38,764	75.3%	48,064	93.4%	$1,340,769	81.7%	$34.59
Vacant	0	3,385	6.6%	51,449	100.0%	$0	0.0%	$0.00
Total/Weighted Average	4	51,449	100.0%			$1,641,174	100.0%	$34.15

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

A-3-107

19066 MAGNOLIA STREET

The following table presents historical occupancy percentages at the 19066 Magnolia Street Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	9/27/2016(2)(3)
100.0%	100.0%	100.0%	100.0%	93.4%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 19066 Magnolia Street Property:

Cash Flow Analysis

	2013	2014	2015(1)(2)	Annualized 5 7/31/2016(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,442,669	$1,493,213	$1,590,765	$1,610,306	$1,742,724	90.9%	$33.87
Grossed Up Vacant Space	0	0	0	0	0	0	0.00
Total Reimbursables	151,000	96,854	201,993	144,164	276,417	14.4	5.37
Other Income	12	0	0	125	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(101,550)(3)	(5.3)	(1.97)
Effective Gross Income	$1,593,680	$1,590,067	$1,792,758	$1,754,595	$1,917,591	100.0%	$37.27

Total Operating Expenses	$162,580	$155,810	$168,389	$161,587	$335,220	17.5%	$6.52

Net Operating Income	$1,431,099	$1,434,257	$1,624,369	$1,593,008	$1,582,371	82.5%	$30.76
TI/LC	0	0	0	0	(6,568)(4)	(0.3)	(0.13)
Capital Expenditures	0	0	0	0	10,290	0.5	0.20
Net Cash Flow	$1,431,099	$1,434,257	$1,624,369	$1,593,008	$1,578,649	82.3%	$30.68

NOI DSCR	1.20x	1.21x	1.37x	1.34x	1.33x
NCF DSCR	1.20x	1.21x	1.37x	1.34x	1.33x
NOI DY	7.2%	7.2%	8.1%	8.0%	7.9%
NCF DY	7.2%	7.2%	8.1%	8.0%	7.9%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2017 totaling $3,312. In addition, Annual U/W Base Rent PSF and Annual U/W Base Rent includes average rent over the loan term for Talbert Medical Group totaling $84,816.

(2)	The increase in base rent and reimbursements from 2014 to 2015 is due to the timing of revenue booking by the borrower.

(3)	The underwritten economic vacancy is 5.8%. As of September 27, 2016, the 19066 Magnolia Street Property was 93.4% physically occupied.

(4)	U/W TI/LC are negative due to the $20,000 credit given (1/10th of $200,000) for the upfront reserve.

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Sherman Terrace Building Reseda, CA	1992/NAV	5	71,000	93%	47.8 miles	Kaiser Permanente	March 2016/ 36 Months	36,136	$27.00	Gross

Fresenius Dialysis Glendale, CA	1952/2015	1	11,028	100%	35.3 miles	Fresenius Medical	March 2016/ 180 months	11,028	$45.60	NNN

21040 Califa Street Woodland Hills, CA	1979/NAV	1	20,000	55%	49.2 miles	DaVita	Jan 2016/ 120 Months	11,000	$27.00	NNN

2716 Ocean Park Blvd. Santa Monica, CA	1978/NAV	3	101,440	94%	36.1 miles	Rivermend Health	Oct 2015 / 120 Months	10,582	$39.00	Gross

2240 N. Harbor Blvd. Fullerton, CA	2004/NAV	2	23,400	100%	14.8 miles	Medical Tenant	March 2015/ 24 Months	14,000	$31.80	NNN

(1)	Information obtained from the appraisal.

A-3-108

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-109

No. 15 – King’s Quarters at Jack Britt

Loan Information	Property Information
Mortgage Loan Seller:	Ladder Capital Finance, LLC	Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily
Original Principal Balance:	$19,400,000	Specific Property Type:	Garden
Cut-off Date Balance:	$19,400,000	Location:	Fayetteville, NC
% of Initial Pool Balance:	2.0%	Size:	252 Units
Loan Purpose:	Acquisition	Cut-off Date Balance Per Unit:	$76,984
Borrowers(1):	Various	Year Built/Renovated:	2012/NAP
Sponsors:	Stephen W. Holden; Matthew A. Mills	Title Vesting:	Fee
Mortgage Rate:	4.220%	Property Manager:	Wellington Advisors, LLC
Note Date:	September 20, 2016	4th Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of)(2):	64.1% (12/31/2013)
Maturity Date:	October 6, 2026	2nd Most Recent Occupancy (As of)(2):	65.5% (12/31/2014)
IO Period:	36 months	Most Recent Occupancy (As of)(2):	83.2% (12/31/2015)
Loan Term (Original):	120 months	Current Occupancy (As of):	96.4% (9/14/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI (As of)(3):	$522,044 (12/31/2013)
Call Protection:	L(26),D(89),O(5)	3rd Most Recent NOI (As of)(3):	$731,622 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management	2nd Most Recent NOI (As of)(3):	$1,363,187 (12/31/2015)
Additional Debt:	None	Most Recent NOI (As of):	$1,658,402 (TTM 6/30/2016)
Additional Debt Type:	NAP
U/W Revenues:	$2,785,266
U/W Expenses:	$1,013,508
U/W NOI:	$1,771,758
U/W NCF:	$1,708,758
U/W NOI DSCR:	1.55x
U/W NCF DSCR:	1.50x
Escrows and Reserves:	U/W NOI Debt Yield:	9.1%
U/W NCF Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$26,100,000
Taxes	$78,755	$26,252	NAP	As-Is Appraisal Valuation Date:	August 10, 2016
Insurance	$10,953	$3,651	NAP	Cut-off Date LTV Ratio:	74.3%
Replacement Reserves	$0	$5,250	NAP	LTV Ratio at Maturity or ARD:	64.6%

(1)	Borrower names are: Kings Quarters CAM, LLC, Kings Quarters TC, LLC and Kings Quarters Southeast, LLC as tenants in common.

(2)	See “Historical Occupancy” Table.

(3)	See “Cash Flow Analysis” Table.

The King’s Quarters at Jack Britt mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 13 building, 252-unit garden-style multifamily property located in Fayetteville, North Carolina (the “King’s Quarters at Jack Britt Property”). The King’s Quarters at Jack Britt Property was constructed between 2012 and 2014 and is situated on 16.0 acres. Community amenities include a clubhouse, business center, fitness center, laundry, pool, and playground. Each unit features an electric range, oven and vent-hood, refrigerator with icemaker, garbage disposal, dishwasher, microwave, and private patio or balcony. The King’s Quarters at Jack Britt property was built in three phases with 96 units delivered in 2012, 96 delivered in 2013, and 60 units delivered in 2014. The King’s Quarters at Jack Britt Property features 432 surface parking spaces and 36 garage spaces, resulting in a parking ratio of 1.9 spaces per unit.

The King’s Quarters at Jack Britt Property is situated near Interstate Highway 95, which provides access to Fayetteville from the north and south. US-401 also provides access to Fayetteville. The King’s Quarters at Jack Britt Property is located approximately 9.9 miles southwest of downtown Fayetteville and approximately 15.6 miles south of Fort Bragg. Fort Bragg has more than 50,000 active duty personnel. The King’s Quarters at Jack Britt Property is located directly adjacent to the Stoney Point Elementary School and the Jack Britt High School, a North Carolina Honor School of Excellence. According to a third party market research report, the 2016 estimated population within a one-, three- and five-mile radius of the King’s Quarters at Jack Britt Property is 2,995, 33,432 and 86,882, respectively, and the 2016 estimated average household income within the same radii is $88,563, $71,436 and $60,914, respectively.

A-3-110

KING’S QUARTERS AT JACK BRITT

Sources and Uses

Sources			Uses
Original loan amount	$19,400,000	75.3%	Purchase price	$25,500,000	99.0%
Sponsor’s new cash contribution	6,362,591	24.7	Reserves	89,708	0.3
			Closing costs	172,883	0.7
Total Sources	$25,762,591	100.0%	Total Uses	$25,762,591	100.0%

The following table presents certain information relating to the unit mix of the King’s Quarters at Jack Britt Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Market Rent per Unit
Two Bedroom / Two Bath - A	78	31.0%	1,150	$900
Two Bedroom / Two Bath - B	48	19.0%	1,228	$975
Three Bedroom / Two Bath - A	48	19.0%	1,321	$1,050
Three Bedroom / Two Bath - B	78	31.0%	1,398	$1,125
Total/Weighted Average	252	100.0%	1,274	$1,013

(1)	Information obtained from the borrower rent roll as of September 14, 2016 and the appraisal.

The following table presents historical occupancy percentages at the King’s Quarters at Jack Britt Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)(2)	9/14/2016(2)
NAV	64.1%	65.5%	83.2%	96.4%
(1)	The King’s Quarters at Jack Britt Property was constructed in three phases with 96 units available as of year-end 2012, 192 units were completed as of year-end 2013 and 252 units completed by August 31, 2014. As a result, historical operating statements through 2014 do not reflect stabilized operation of the entire King’s Quarters at Jack Britt Property. The King’s Quarters at Jack Britt Property did not reach stabilization until fourth quarter 2015.

(2)	Information obtained from the borrower.

A-3-111

KING’S QUARTERS AT JACK BRITT

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the King’s Quarters at Jack Britt Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$990,817	$1,509,810	$2,246,755	$2,567,338	$2,930,940	105.2%	$11,631
Grossed Up Vacant Space	0	0	0	0	154,260	5.5	612
Other Income(1)	83,388	92,321	128,152	128,805	128,805	4.6	511
Less Vacancy & Credit Loss	0	0	0	0	(428,738)(2)	(15.4)	(1,701)
Effective Gross Income	$1,074,205	$1,602,131	$2,374,907	$2,696,143	$2,785,266	100.0%	$11,053

Total Operating Expenses	$552,162	$870,509	$1,011,720	$1,037,741	$1,013,508	36.4%	$4,022

Net Operating Income	$522,044(3)	$731,622(3)	$1,363,187(3)	$1,658,402(3)	$1,771,758	63.6%	$7,031
Capital Expenditures	0	0	0	0	63,000	2.3	250
Net Cash Flow	$522,044	$731,622	$1,363,187	$1,658,402	$1,708,758	61.3%	$6,781

NOI DSCR	0.46x	0.64x	1.19x	1.45x	1.55x
NCF DSCR	0.46x	0.64x	1.19x	1.45x	1.50x
NOI DY	2.7%	3.8%	7.0%	8.5%	9.1%
NCF DY	2.7%	3.8%	7.0%	8.5%	8.8%

(1)	Other Income consists of termination fees, late fees, pet fees, laundry fees, reimbursements and miscellaneous income.

(2)	The underwritten economic vacancy is 13.9%. The King’s Quarters at Jack Britt Property was 96.4% physically occupied as of September 14, 2016.

(3)	The King’s Quarters at Jack Britt Property was constructed in three phases with 96 units completed as of year-end 2012, 192 units were completed as of year-end 2013 and 252 units completed by August 31, 2014. As a result, historical operating statements through 2014 do not reflect stabilized operation of the entire King’s Quarters at Jack Britt Property. The King’s Quarters at Jack Britt Property did not reach stabilization until fourth quarter 2015.

Competitive Set(1)

	Location	Distance to Subject	Property Type	Number of Units	Average Rent Per Unit	Total Occupancy
King’s Quarters at Jack Britt (Subject)	Fayetteville, NC	--	Garden	252	$1013(2)	96.4%(2)
Birchfield at Millstone	Fayetteville, NC	2.0 miles	Garden	132	$1,020	97.0%
Stone Ridge	Fayetteville, NC	4.0 miles	Garden	216	$889	91.0%
The Grove at Park Place	Fayetteville, NC	6.0 miles	Garden	188	$939	92.0%
The Astoria	Hope Mills, NC	6.0 miles	Garden	272	$833	92.0%
Crescent Commons	Fayetteville, NC	6.0 miles	Garden	288	$715	93.0%

(1)	Information obtained from the appraisal.

(2)	Information based upon actual rents and occupied units according to the September 14, 2016 rent roll.

A-3-112

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	Wells Fargo Commercial Mortgage Trust 2016-LC25 Commercial Mortgage Pass-Through Certificates Series 2016-LC25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/17/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation Detail	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Operating Advisor/
Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer

Wells Fargo Commercial Mortgage	Wells Fargo Bank, National Association	CWCapital Asset Management LLC.	Pentalpha Surveillance LLC
Securities, Inc.	550 S. Tryon Street, 14th Floor	7501 Wisconsin Ave.	375 North French Road
	Charlotte, NC 28202	Suite 500 West	Suite 100
301 South College St		Bethesda, MD 20814	Amherst, NY 14228
Charlotte, NC 28288-0166

Contact:	Contact:
ream_investorrelations@wellsfargo.com	Phone Number: (866) 898-1615	Contact: Kathleen Olin	Contact: Don Simon
Phone Number: (704) 374-6161	REAM_InvestorRelations@wellsfargo.com	Phone Number: (202) 715-9500	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Wells Fargo Commercial Mortgage Trust 2016-LC25 Commercial Mortgage Pass-Through Certificates Series 2016-LC25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/17/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Wells Fargo Commercial Mortgage Trust 2016-LC25 Commercial Mortgage Pass-Through Certificates Series 2016-LC25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/17/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	Wells Fargo Commercial Mortgage Trust 2016-LC25 Commercial Mortgage Pass-Through Certificates Series 2016-LC25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/17/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

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Frederick, MD 21701-4747		Determination Date:	1/11/17

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
Controlling Class Information
		Loan Number	Appraisal	Cumulative	Most Recent
Controlling Class:			Reduction	ASER	App. Red.
Effective as of: mm/dd/yyyy			Effected	Amount	Date

Directing Certificateholder:
Effective as of: mm/dd/yyyy

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

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Frederick, MD 21701-4747		Determination Date:	1/11/17

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust National Association	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

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Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

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Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

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Frederick, MD 21701-4747		Determination Date:	1/11/17

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

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Frederick, MD 21701-4747		Determination Date:	1/11/17

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

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Frederick, MD 21701-4747		Determination Date:	1/11/17

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

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Frederick, MD 21701-4747		Determination Date:	1/11/17

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

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Frederick, MD 21701-4747		Determination Date:	1/11/17

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Wells Fargo Commercial Mortgage Trust 2016-LC25 Commercial Mortgage Pass-Through Certificates Series 2016-LC25	For Additional Information please contact
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Corporate Trust Services		Payment Date:	1/17/17
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Frederick, MD 21701-4747		Determination Date:	1/11/17

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

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Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

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Frederick, MD 21701-4747		Determination Date:	1/11/17

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

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8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

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Frederick, MD 21701-4747		Determination Date:	1/11/17

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

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Frederick, MD 21701-4747		Determination Date:	1/11/17

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

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Corporate Trust Services		Payment Date:	1/17/17
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Frederick, MD 21701-4747		Determination Date:	1/11/17

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

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8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

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Frederick, MD 21701-4747		Determination Date:	1/11/17

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

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Frederick, MD 21701-4747		Determination Date:	1/11/17

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

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Frederick, MD 21701-4747		Determination Date:	1/11/17

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of [December 1], 2016 (the “Pooling and Servicing Agreement”).
Transaction: Wells Fargo Commercial Mortgage Trust 2016-LC25,
Commercial Mortgage Pass-Through Certificates
Series 2016-LC25
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: [CWCapital Asset Management LLC][National Cooperative Bank, N.A.]
Directing Certificateholder: World Class Capital Group, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

1  This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.        Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.       Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.     Intentionally Omitted.

2.     Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.     Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a

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proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.     Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.     Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no

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modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.     Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.     Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to

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generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.     Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on the table relating to existing mezzanine indebtedness under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus.

10.  Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.  Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1)

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non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.  Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.  Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.  Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.  Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit

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of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16.  Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer.

17.  No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or

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named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.  Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA

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(as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.  No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.  No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.  REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the

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Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.  Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.  Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.  Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid or such fees as required by the applicable jurisdiction which are to be paid by Mortgagor in accordance with the Mortgage Loan Documents.

26.  Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

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27.  Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and requires the Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) Mortgagor’s commission of intentional material physical waste at the Mortgaged Property.

29.  Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such

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release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.  Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.  Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages

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related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt, in any event as set forth on the tables, as applicable, under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on an exhibit to the related MLPA or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.  Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal

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to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.  Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.  Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.  Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the

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related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)  The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

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(g)  The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)  A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)  The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)  Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)  Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.  Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

38.  Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39.  Intentionally Omitted.

40.  No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been

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originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.  Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.  Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43.  Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable

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governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

44.  Intentionally Omitted.

45.  Appraisal. The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.  Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.  Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48.  Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.  Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

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For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
2	9 West 57th Street (Loan No. 1)

The subject Mortgage Loan is part of a Whole Loan (the “9 West 57th Street Whole Loan”) that includes six (6) pari passu notes and one (1) subordinate note. The subject Mortgage Loan is evidenced by Note A-3-A, in the original principal amount of $50,000,000, which is being contributed to the issuing entity by LCF. Notes A-1, A-2, A-4 and B-1 were each the subject of a prior securitization, and Notes A-3-B and A-5 either have been or are expected to be included in one or more other securitization transactions. The entire 9 West 57th Street Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property.

In addition, the subject Mortgage Loan is part of a Non-Serviced Whole Loan and, accordingly, there will be no assignment of Mortgage or assignment of any related Assignment of Leases to the Trustee. The related Mortgages and any Assignment of Leases have been assigned to the trustee for the JPMCC 2016-NINE Mortgage Trust, which is the mortgagee of record.

2	Walmart Shadow Anchored Portfolio (Loan No. 2)	The subject Mortgage Loan is part of a Whole Loan (the “Walmart Shadow Anchored Portfolio Whole Loan”) that includes two (2) pari passu notes. The subject Mortgage Loan is evidenced by Note A-1, in the original principal amount of $49,500,000, which is being contributed to the issuing entity by LCF. Note A-2 is expected to be included in one or more future securitization transactions. The entire Walmart Shadow Anchored Portfolio Whole Loan is secured by the same Mortgage(s) encumbering the related portfolio of Mortgaged Properties.
2	Redwood MHC Portfolio (Loan No. 4)	The subject Mortgage Loan is part of a Whole Loan (the “Redwood MHC Portfolio Whole Loan”) that includes three (3) pari passu notes. The subject Mortgage Loan is evidenced by Note A-2, in the original principal amount of $38,400,000, which is being contributed to the issuing entity by Ladder Capital Finance LLC (“LCF”). Notes A-1 and A-3 are expected to be

D-2-1

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
included in one or more future securitization transactions. The entire Redwood MHC Portfolio Whole Loan is secured by the same Mortgage(s) encumbering the related portfolio of Mortgaged Properties. Such Whole Loan will initially be serviced under the WFCM 2016-LC25 pooling and servicing agreement; however, upon the securitization of the related controlling note, servicing of such Whole Loan will shift to the pooling and servicing agreement for such future securitization. Accordingly, there may be no assignment of Mortgage or assignment of any related Assignment of Leases to the Trustee, and such assignments will ultimately run to the trustee under the pooling and servicing agreement governing the securitization of the related controlling note.
2	Aspen at Norman Student Housing (Loan No. 11)	The subject Mortgage Loan is part of a Whole Loan (the “Aspen at Norman Student Housing Whole Loan”) that includes two (2) pari passu notes. The subject Mortgage Loan is evidenced by Note A-1, in the original principal amount of $22,000,000, which is being contributed to the issuing entity by LCF. Note A-2 was the subject of a prior securitization. The entire Aspen at Norman Student Housing Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property.
5	Fairfield Inn & Suites Brooklyn (Loan No. 9) Holiday Inn Milwaukee River (Loan No. 26) Courtyard LBJ Dallas (Loan No. 28) Fairfield Inn & Suites Aiken (Loan No. 52)	With respect to each of the subject Mortgage Loans, the related comfort letter provided at origination in connection with the related Mortgaged Property is not enforceable by the securitization trust. Such comfort letter contemplates that the assigning lender make a request to the related franchisor to issue a new comfort letter to the securitization trust on the franchisor’s then current form, which request must be made within a specified period following the origination of the Mortgage Loan and transfer thereof to the securitization trust; provided that the issuance of the new comfort letter will be subject to such conditions as may be set forth in the existing comfort letter.

D-2-2

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	9 West 57th Street (Loan No. 1) Walmart Shadow Anchored Portfolio (Loan No. 2) Redwood MHC Portfolio (Loan No. 4) Aspen at Norman Student Housing (Loan No. 11)	With respect to each of the subject Mortgage Loans, the related Mortgage(s) and any related assignment(s) of leases secure the entire related Whole Loan.
8	Redwood MHC Portfolio (Loan No. 4) Westpark Office Park (Loan No. 46)	With respect to each of the subject Mortgage Loans, the related Mortgaged Property consists (or, in the case of a portfolio of Mortgaged Properties, one or more Mortgaged Properties in the portfolio consist) of two or more noncontiguous parcels.
8

Redwood MHC Portfolio
(Loan No. 4)

Fairfield Inn & Suites Brooklyn
(Loan No. 9)

2821 & 2851 S Parker Road
(Loan No. 18)

Westpark Office Park
(Loan No. 46)

Fairfield Inn & Suites Aiken
(Loan No. 52)

Walgreens Crawfordsville
(Loan No. 60)

Walgreens Lakeville
(Loan No. 65)

With respect to each of the subject Mortgage Loans, the related Mortgaged Property (or, in the case of a portfolio of Mortgaged Properties, one or more Mortgaged Properties in the portfolio) or a specified portion thereof is subject to a purchase option, right of first offer or right of first refusal on the part of a tenant (including, if applicable, a master tenant), a homeowners’ association, a franchisor, a lender or another unaffiliated third party.

D-2-3

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
10	9 West 57th Street (Loan No. 1) Walmart Shadow Anchored Portfolio (Loan No. 2) Redwood MHC Portfolio (Loan No. 4) Aspen at Norman Student Housing (Loan No. 11)	With respect to each of the subject Mortgage Loans, the related Mortgage(s) and any related assignment(s) of leases secure the entire related Whole Loan.
12	Aspen at Norman Student Housing (Loan No. 11) Lapeer Pointe Plaza (Loan No. 31)	With respect to each of the subject Mortgage Loans, the related engineering report or property condition report is dated a date in October 2015, which is more than 12 months prior to the Cut-off Date, and the related Mortgaged Property was last inspected by or on behalf of the related Mortgage Loan Seller or originator more than 12 months prior to the Cut-off Date.
12	BJ’s Rotterdam (Loan No. 40)	With respect to each of the subject Mortgaged Loans, the related engineering report or property condition report is dated a date that is more than 6 months prior to the origination date of the subject Mortgage Loan and more than 12 months prior to the Cut-off Date, and the related Mortgaged Property was last inspected by or on behalf of the related Mortgage Loan Seller or originator more than 6 months prior to the origination date of the subject Mortgage Loan and more than 12 months prior to the Cut-off Date.
16	9 West 57th Street (Loan No. 1)	The subject Mortgage Loan is part of a Non-Serviced Whole Loan and, accordingly, any escrow deposits and payments are being held by or on behalf of the master servicer for the JPMCC 2016-NINE Mortgage Trust and will not be delivered to the Depositor or the Master Servicer.
18	All Mortgage Loans transferred by LCF	Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the

D-2-4

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

related borrower must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Insurer, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 18, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Subject to the other exceptions to Representation and Warranty No. 18, the related loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

18	9 West 57th Street (Loan No. 1)	The related loan documents provide that for multilayered policies, (A) if four or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a claims paying ability of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the securities and the applicable insurance carrier, with no carrier below “BBB and “Baa2” or better by Moody’s, to the extent Moody’s

D-2-5

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

rates the securities and the applicable carrier, or (B) if five or more insurance companies issue the insurance policies, then at least 60% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a claims paying ability of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the securities and the applicable insurance carrier, with no carrier below “BBB and “Baa2” or better by Moody’s, to the extent Moody’s rates the securities and the applicable carrier.

In addition, if proceeds are required to be applied to the restoration of the related Mortgaged Property, after restoration, any excess proceeds will be distributed to the related borrower.

18	Redwood MHC Portfolio (Loan No. 4) Colonial Rivermead (Loan No. 25)

With respect to each of the subject Mortgage Loans, the related loan documents provide that the related borrower has the right to have a layered insurance policies where, if there are five or more members, at least 60% (or 75% if there are four or fewer members) are required to have a rating of “A” or the equivalent or better by S&P or Moody’s or Fitch and the remainder is required to have a rating of “BBB” or equivalent or better by S&P or Moody’s or Fitch.

In addition, with respect to the Redwood MHC Portfolio Mortgaged Properties, the threshold with respect to application of insurance proceeds for repair or restoration is the lesser of (1) 10% of the allocated loan amount for the related individual Mortgaged Property and (2) $350,000.

18	BJ’s Rotterdam (Loan No. 40) Walgreens Crawfordsville (Loan No. 60) Walgreens Lakeville (Loan No. 65)	With respect to each of the subject Mortgage Loans, the related Mortgaged Property is leased to a single tenant. To the extent (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the related lease as of the date of origination of the subject Mortgage Loan or as otherwise approved by the lender in writing, the related

D-2-6

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

borrower will not be required to maintain coverage under Section 5.1.1 of the related loan agreement.

Notwithstanding anything to the contrary contained in Section 5.1.1(i) of the related loan agreement: (A) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies, or self-insurance, maintained by the related sole tenant as of the date of origination of the subject Mortgage Loan are modified to decrease the type or amount of coverage below that required under the related lease as of the date of origination of the subject Mortgage Loan, or if, at any time and from time to time during the term of the subject Mortgage Loan, the related sole tenant does not self-insure and the insurance policies maintained by the related sole tenant under its lease are obtained from and maintained with an insurance company that is rated below “A-:VIII” by A.M. Best Company (the “Minimum Insurer Ratings”), then in either such case the related borrower is required, upon obtaining knowledge thereof, to promptly procure from and maintain, at its sole cost and expense, with an insurance company that at least satisfies the Minimum Insurer Ratings (and promptly notify the lender in writing of such change in the related sole tenant’s coverage and of the coverage procured by the related borrower) either (x) “primary” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide the applicable insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings or (y) “excess and contingent” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide sufficient insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings, in each case, in “concurrent form” with the policies obtained pursuant

D-2-7

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

to the related lease, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage required under the related lease as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under the related lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related borrower is required to maintain the insurance policies required under the related lease, regardless of whether such insurance is maintained by the related sole tenant under the related lease.

The insurance requirements under the related lease covering the related Mortgaged Property may not satisfy the requirements of Representation and Warranty No. 18.

18	Dollar General St. Charles (Loan No. 76) Dollar General Decatur-Sunnyside (Loan No. 77) Dollar General Philo (Loan No. 78) Dollar General San Antonio (Loan No. 79) Dollar General Borger (Loan No. 80)

With respect to each subject Mortgage Loan, the related Mortgaged Property is leased to a single tenant. To the extent (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains the insurance required to be maintained by it under the related lease as of the date of origination of the subject Mortgage Loan or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage under Section 5.1.1 of the related loan agreement.

Notwithstanding anything to the contrary contained in Section 5.1.1(i) of the related loan agreement: (A) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant as of the date of origination of the subject Mortgage Loan are modified to decrease the type or amount of coverage below that required under the related lease as of the date of origination of the subject Mortgage Loan, or if, at any time and from time to time during the term of the

D-2-8

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
subject Mortgage Loan, the insurance policies maintained by the related sole tenant under its lease are obtained from and maintained with an insurance company that is rated below “A-:VIII” by A.M. Best Company (the “Minimum Insurer Ratings”), then in either such case the related borrower is required, upon obtaining knowledge thereof, to promptly procure from and maintain, at its sole cost and expense, with an insurance company that at least satisfies the Minimum Insurer Ratings (and promptly notify the lender in writing of such change in the related sole tenant’s coverage and of the coverage procured by the related borrower) either (x) “primary” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide the applicable insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings or (y) “excess and contingent” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide sufficient insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage required under the related lease as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under the related lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related borrower is required to maintain the insurance policies required under the related lease, regardless of whether such insurance is maintained by the related sole tenant

D-2-9

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
under the related lease. The insurance requirements under the related lease covering the related Mortgaged Property may not satisfy the requirements of Representation and Warranty No. 18.
25	All Mortgage Loans transferred by LCF	The related loan documents may not prevent fees from being payable to the trustee, but either the related borrower is responsible for all such costs or the trustee’s fees must be reasonable.
26

9 West 57th Street
(Loan No. 1)

Walmart Shadow Anchored Portfolio
(Loan No. 2)

Redwood MHC Portfolio
(Loan No. 4)

Moreno Valley Plaza
(Loan No. 6)

 2821 & 2851 S Parker Road
(Loan No. 18)

381-383 Broadway
(Loan No. 19)

 Colonial Rivermead
(Loan No. 25)

Holiday Inn Milwaukee River
(Loan No. 26)

 Courtyard LBJ Dallas
(Loan No. 28)

 Lapeer Pointe Plaza
(Loan No. 31)

950 Herndon Parkway
(Loan No. 32)

Hampshire

For each of the subject Mortgage Loans, the related Mortgaged Property constitutes (or, in the case of a portfolio of related Mortgaged Properties, one or more of the related Mortgaged Properties constitute) a legal non-conforming use or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.

D-2-10

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Highlands (Loan No. 34) Mankato Place & Brett’s Building (Loan No. 39) 14201-14291 East 4th Ave (Loan No. 44) Westpark Office Park (Loan No. 46)
26	9 West 57th Street (Loan No. 1)	The related Mortgaged Property currently is in violation of certain New York City Department of Buildings regulations related to the build-out of the 33rd floor space for tenant Zimmer Partners LP. In connection with the origination of the subject Mortgage Loan, the related borrower provided evidence that such violations are being addressed in the ordinary course through a general, mechanical and plumbing construction build-out at an estimated cost of $604,900, and has filed paperwork expected to be necessary to clear such violations. In addition, there is no permanent certificate of occupancy in place for the related Mortgaged Property.
26	Moreno Valley Plaza (Loan No. 6)	Several certificates of occupancy for the related Mortgaged Property are not on file with the municipality. While this is technically a violation, there is no technical mechanism for enforcement and the related borrower has represented that all certificates of occupancy have been obtained.
27	9 West 57th Street (Loan No. 1)	There is no permanent certificate of occupancy in place for the related Mortgaged Property.
27	Moreno Valley Plaza (Loan No. 6)	Several certificates of occupancy for the related Mortgaged Property are not on file with the municipality. While this is technically a violation, there is no technical mechanism for enforcement and the related borrower has represented that all certificates of occupancy have been obtained.
28	All Mortgage Loans	The related loan documents may limit recourse for the

D-2-11

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

	transferred by LCF	related borrower’s commission of intentional material physical waste only to the extent that there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste. Also, misapplication (as opposed to misappropriation or conversion) of insurance proceeds, condemnation proceeds and/or rents following an event of default may not give rise to recourse.
28	Mankato Place & Brett’s Building (Loan No. 39)	In lieu of the related non-recourse carveout guarantor executing an environmental indemnity, the related borrower was required to obtain, and is required to maintain, an environmental insurance policy issued by Steadfast Insurance Company, with a $1,000,000 limit per claim and in the aggregate, a deductible of $25,000, and a term of 13 years.
28

BJ’s Rotterdam
(Loan No. 40)

Dollar General St. Charles
(Loan No. 76)

Dollar General Decatur-Sunnyside
(Loan No. 77)

Dollar General Philo
(Loan No. 78)

Dollar General San Antonio
(Loan No. 79)

Dollar General Borger
(Loan No. 80)

For each of the subject Mortgage Loans, there is no entity or warm body guarantor separate from the related borrower liable for losses resulting from any breach of the environmental covenants contained in the related loan documents.
29	All Mortgage Loans transferred by LCF	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.
29	Redwood MHC	The release price is 115% of the allocated loan amount

D-2-12

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	Portfolio (Loan No. 4)	for all related Mortgaged Properties other than the Colonial Acres and Colonial Manor Mortgaged Properties, for which the release price is 100% of the related allocated loan amount. Additionally, in connection with a casualty or condemnation where the mortgage loan seller elects to apply the proceeds to the debt, and if that does not prepay the debt in its entirety, the related borrower may prepay the remaining amount of the debt, or obtain a release of the affected individual related Mortgaged Property, if the release price is paid. For the avoidance of doubt, all releases comply with the REMIC requirements.
30	All Mortgage Loans transferred by LCF with multiple borrowers	The related loan documents, in each case, do not require the financial statements of the co-borrowers to be combined. Also, borrower reporting obligations may be in the related loan agreement instead of the Mortgage.
30

BJ’s Rotterdam
(Loan No. 40)

Dollar General St. Charles
(Loan No. 76)

Dollar General Decatur-Sunnyside
(Loan No. 77)

Dollar General Philo
(Loan No. 78)

Dollar General San Antonio
(Loan No. 79)

Dollar General Borger
(Loan No. 80)

For each of the subject Mortgage Loans, the related loan documents provide that so long as the tenant of the related Mortgaged Property is a triple-net tenant, the related borrower’s delivery of a certified rent roll is sufficient to satisfy the financial delivery requirements.
31	All Mortgage Loans transferred by LCF

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related borrower must obtain and maintain terrorism

D-2-13

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 31, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium then currently payable for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related borrower is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31	Lapeer Pointe Plaza (Loan No. 31)	If the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the related borrower will be required to carry terrorism insurance throughout the term of the subject Mortgage Loan, but in such event the related borrower will not be required to spend on terrorism insurance coverage more than one and one-half (1.5) times the amount of the insurance premiums that are payable at such time in respect of the property and rental loss and/or business income insurance required under the related loan agreement (without giving effect to the cost of terrorism components of such property and rental loss and/or business income insurance), and if the cost of terrorism insurance exceeds such amount, the related borrower is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

D-2-14

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
31

BJ’s Rotterdam
(Loan No. 40)

Walgreens Crawfordsville
(Loan No. 60)

Walgreens Lakeville
(Loan No. 65)

Dollar General St. Charles
(Loan No. 76)

Dollar General Decatur-Sunnyside
(Loan No. 77)

Dollar General Philo
(Loan No. 78)

Dollar General San Antonio
(Loan No. 79)

Dollar General Borger
(Loan No. 80)

With respect to each subject Mortgage Loan, the related Mortgaged Property is not required to be covered by terrorism insurance. Any terrorism insurance coverage currently maintained may be terminated at any time.
32	All Mortgage Loans transferred by LCF

Any pledge of a direct or indirect equity interest in the related borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 32 or as contemplated by any other exception to Representation and Warranty No. 32 set forth herein.

In addition, with respect to clause (a)(v), mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related borrower may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests. Transfers contemplated by an exception to Representation and Warranty No. 29 are also permitted transfers.

D-2-15

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
32

BJ’s Rotterdam
(Loan No. 40)

Dollar General St. Charles
(Loan No. 76)

Dollar General Decatur-Sunnyside
(Loan No. 77)

Dollar General Philo
(Loan No. 78)

Dollar General San Antonio
(Loan No. 79)

Dollar General Borger
(Loan No. 80)

For each of the subject Mortgage Loans, the related loan documents permit transfers without the lender’s consent by the related borrower and by and to certain affiliates of Ladder Capital Finance Holdings LLLP.

In addition, with respect to each of the subject Mortgage Loans, corporate financing is permitted provided that such financing is secured by real estate collateral satisfying the requirements of the related loan documents in addition to the pledged interest in the related mortgage borrower. Transfers of the pledged equity interests by reason thereof are permitted.

32	2821 & 2851 S Parker Road (Loan No. 18)	There exists a pledge of interests in the related borrower to secure certain disbursement obligations to a former lender. Transfers of the pledged equity interests by reason thereof are permitted, subject to an intercreditor agreement with the mortgage lender.
42	Redwood MHC Portfolio (Loan No. 4) Colonial Rivermead (Loan No. 25)	The related borrower is also affiliated with the borrower of the other subject Mortgage Loan.
42	Hampshire Highlands (Loan No. 34) Carrington Ridge (Loan No. 36)	The related borrower is also affiliated with the borrower of the other subject Mortgage Loan.
42	BJ’s Rotterdam (Loan No. 40) Dollar General St. Charles (Loan No. 76) Dollar General	The related borrower is also affiliated with the borrower of each of the other subject Mortgage Loans.

D-2-16

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Decatur-Sunnyside (Loan No. 77) Dollar General Philo (Loan No. 78) Dollar General San Antonio (Loan No. 79) Dollar General Borger (Loan No. 80)
42	Walgreens Crawfordsville (Loan No. 60) Walgreens Lakeville (Loan No. 65)	The related borrower is also affiliated with the borrower of the other subject Mortgage Loan.
43	Redwood MHC Portfolio (Loan No. 4)	The related Phase I environmental assessments dated between August 12, 2016 and August 19, 2016, certain recognized environmental conditions, historical recognized environmental conditions and/or other notable issues were identified at eight (8) of the related Mortgaged Properties. For example, at one such related Mortgaged Property, a 30- to 40-gallon oil spill was still an open incident with the Connecticut Department of Energy and Environmental Protection, requiring sampling to determine subsurface impact (and as to which the related borrower has 180 days from origination of the Mortgage Loan to obtain regulatory closure (subject to force majeure, provided the related borrower is diligently proceeding to obtain closure)). At another related Mortgaged Property, a radon test revealed results above the Environmental Protection Agency action limit, and additional testing was recommended. An upfront radon reserve of $4,500 was established. Another related Mortgaged Property is located within a contaminated groundwater plume identified in 1983 that has not been fully remediated. The environmental assessment reported that there did not appear to be an immediate health risk to occupants and did not anticipate a vapor migration concern.

D-2-17

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
43	Fairfield Inn & Suites Brooklyn (Loan No. 9)	Evidence of a recognized environmental condition was found at the related Mortgaged Property due to two open adjacent gas station leaking underground storage tank (“LUST”) sites and gasoline-related contamination. However, the related environmental consultant concluded that no further investigation or action was required because: (i) the gasoline-related contamination (found in 2006) was determined to be attributable to an off-site source; (ii) with respect to one of the open LUST sites, a responsible party has been identified and is addressing the contamination under the oversight of the New York State Department of Environmental Conservation (“NYSDEC”); (iii) the groundwater contamination associated with the second open LUST is not anticipated to impact the related Mortgaged Property based on the direction of groundwater flow, a responsible party has been identified for the second LUST site and the NYSDEC is pursuing an enforcement action against that party to address the contamination; (iv) the NYSDEC does not consider the related Mortgaged Property to be a source of contamination; and (v) the related Mortgaged Property is serviced by public water and sewer.
43	Colonial Rivermead (Loan No. 25)	A propane and kerosene underground fuel heating system located on-site has had numerous leaks in the past. In 2004, the attorney general of Connecticut and the Department of Environmental Protection sued the then-current and previous owners and operators of the related Mortgaged Property after kerosene leaked from the fuel piping. In late 2007, the state and owners agreed to a settlement requiring the owners to investigate and remediate the contamination. A kerosene distribution system meeting regulatory requirements was installed; however, additional work is needed to complete the remediation and prevent future environmental concerns at the related Mortgaged Property. The related borrower deposited approximately $620,938 into an environmental remediation reserve at origination of the subject Mortgage Loan to achieve regulatory closure of all open spill and leaked underground storage tank locations, and to install secondary containments around the aboveground storage tanks at the related Mortgaged Property, among other things. In addition to

D-2-18

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
covenanting to achieve regulatory closure of various spill incidents, register certain underground storage tanks (“USTs”) and install secondary containment at the related Mortgaged Property, the related borrower obtained two environmental insurance policies at origination of the subject Mortgage Loan for additional protection. One environmental insurance policy, issued by Steadfast Insurance Company, is for new conditions and for unknown conditions that currently exist at the related Mortgaged Property. The policy has a term of 10 years plus a 3-year extended reporting period, and a limit of $2,000,000 per claim and in the aggregate on all but one abandoned UST, which has a $1,000,000 limit per claim and in the aggregate. The deductible amount of $50,000, with the potential exception of the abandoned UST which is subject to a $250,000 deductible, was guaranteed by the borrower sponsor. The second environmental insurance policy, also issued by Steadfast Insurance Company, is a UST policy covering the current USTs and associated kerosene distribution system at the related Mortgaged Property. The policy has a one-year term as required by the Connecticut Department of Energy & Environmental Protection (the “CTDEEP”) and must be renewed annually in coverage and deductible amounts required by the CTDEEP. The policy has a coverage limit of $2,000,000 (with a $1,000,000 limit for the abandoned UST) per claim and in the aggregate, an initial premium of $28,184 and a deductible of $50,000 with the potential exception of the abandoned UST, which is subject to a $250,000 deductible (which deductibles were guaranteed by the related borrower sponsor). At origination of the subject Mortgage Loan, the related borrower escrowed approximately $28,184 for the annual policy. The reserve will remain throughout the term of the subject Mortgage Loan and will be increased upon any increases in the policy premium over the related Mortgage Loan term.
43	Holiday Inn Milwaukee River (Loan No. 26)	A release condition from a leaking, pad-mounted electrical transformer located along the north side of the building is considered a recognized environmental condition. The transformer is not owned by the related borrower, but by a third-party utility company that is responsible for any damages, corrective actions and environmental cleanup liabilities. The related borrower

D-2-19

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

is obligated to use commercially reasonable efforts to cause the utility company to complete remediation of the environmental condition.
43	BJ’s Rotterdam (Loan No. 40)	The related Phase I environmental site assessment is dated a date that is more than 12 months prior to the origination date of the subject Mortgage Loan.
45	Aspen at Norman Student Housing (Loan No. 11)	The related appraisal is dated a date in November 2015, which is more than 12 months prior to the Cut-off Date.
45	Lapeer Pointe Plaza (Loan No. 31)	The related appraisal is dated a date in May 2015, which is more than 12 months prior to the Cut-off Date.
45	BJ’s Rotterdam (Loan No. 40)	The related appraisal is dated a date that is more than 6 months prior to the origination date of the subject Mortgage Loan and more than 12 months prior to the Cut-off Date.
45	Dollar General Decatur-Sunnyside (Loan No. 77)	The related appraisal is dated a date that is more than 6 months prior to the origination date of the subject Mortgage Loan.

D-2-20

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
2	Gurnee Mills (Loan No. 10)	The Mortgaged Property is security for five pari passu senior loans aggregating $275,000,000. The senior loan to borrower is secured on a pari passu basis by various notes: (i) Note A-1 in the amount of $110,000,000 payable to Column Financial, Inc.; (ii) Note A-2-A in the amount of $80,000,000 and Note A-2-B in the amount of $25,000,000 payable to Wells Fargo Bank, N.A.; and; (iii) Note A-3 in the amount of $30,000,000 and Note A-4 in the amount of $30,000,000 payable to Regions Bank. Wells Fargo is contributing Note A-2-B to the WFCM 2016-LC25 Trust. The loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFCM 2015-C36 Trust until such time as the Note A-1 is securitized, at which time it will be serviced pursuant to the Pooling and Servicing Agreement for the Note A-1 trust (expected to be CSAIL 2016-C7).
2	Rio West Business Park (Loan No. 13)	The Mortgaged Property is security for two pari passu senior loans aggregating $41,500,000. The senior loan to borrower is secured on a pari passu basis by various notes: Note A-1 in the amount of $21,500,000, and Note A-2 in the amount of $20,000,000. Wells Fargo is contributing Note A-2 to the WFCM 2016-LC25 Trust. The loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFCM 2016-LC25 Trust until such time as the Note A-1 is securitized, at which time it will be serviced pursuant to the Pooling and Servicing Agreement for the Note A-1 trust. Note A-1 is expected to be included in a future securitization; however, the lender makes no assurances that any non-securitized Note will not be further split or otherwise re-combined.
2	101 Hudson Street (Loan No. 16)	The Mortgaged Property is security for five pari passu senior loans aggregating $250,000,000. The senior loan to borrower is secured on a pari passu basis by various notes: (i) Note A-1-1 in the amount of $53,500,000, Note A-1-2 in the amount of $16,500,000 and Note A-2 in the amount of $67,500,000 payable to Wells Fargo Bank; (ii) Note A-3 in the amount of $37,250,000 and Note A-4 in the amount of $19,000,000

D-2-21

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
payable to Bank of America, N.A.; and (iii) Note A-5 in the amount of $56,250,000 payable to Barclays Bank PLC. Wells Fargo is contributing Note A-1-2 to the WFCM 2016-LC25 Trust. The loan will be serviced pursuant to the Pooling and Servicing Agreement for the MSC 2016-BNK2 Trust.
8	19066 Magnolia Street (Loan No. 14)	The Phase I environmental site assessment obtained at loan origination identified controlled recognized environmental condition (CREC) related to a prior on-site dry cleaning use that had resulted in soil, soil vapor and groundwater contamination. Following subsurface investigations from 2008 to 2010, remedial activities were performed under the auspices of the Orange County (CA) Health Care Agency that included soil-vapor extraction, post-remedial groundwater monitoring and human health risk assessment. In 2012, the OCHCA performed a human health assessment and determined no risk above residential standards, except for PCE, TCE and vinyl chloride in the area of specified monitoring well. A conditional “no further action” letter was issued on November 29, 2012 that provides for re-evaluation of human health risks if a commercial structure is constructed in the area of the affected monitoring well of if a change in land use for residential or sensitive receptors were to occur at the site.
8	Springhill Suites Waco (Loan No. 43)	Franchisor (Marriott International, Inc.) has Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property

D-2-22

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
8	Walgreens – Macomb, MI (Loan No. 63)	(i) Tenant Right of First Refusal. Tenant (Walgreen Co.) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received that borrower is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (ii) Fractional Land Condominium. The mortgaged property is comprised of the freestanding building that is part of a land condominium. The borrower has 56% of the voting rights in the related owners’ association. The condominium documents provide that each owner is responsible for maintenance of its respective building, and the principal shared costs relate to driveway maintenance. The loan documents provide that the loan is springing recourse to the borrower and guarantor if the condominium regime is terminated.
15	The Shops at Somerset Square (Loan No. 7)	On April 11, 2016, certain stockholders of Rouse Properties, Inc. (“Rouse”) (now Rouse Properties, LLC and 100% owner of the sponsor) filed a putative class action lawsuit in the Delaware Court of Chancery against the members of the Special Committee, Brookfield Asset Management, BPY and the Brookfield entities party to the merger agreement (Brookfield Asset Management, BPY and such other Brookfield entities, the “Brookfield Parties”), alleging that: (i) the Brookfield Parties, as purported controlling stockholders of Rouse, breached their fiduciary duties to Rouse stockholders by causing Rouse to agree to the merger transactions for inadequate consideration and pursuant to an unfair process; (ii) the Special Committee members breached their fiduciary duties to Rouse stockholders by agreeing to sell Rouse for inadequate consideration and pursuant to an unreasonable process; and (iii) the Brookfield Parties, in the alternative, aided and

D-2-23

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
abetted the Special Committee members’ alleged breaches. In particular, the plaintiffs allege, among other things, that the Brookfield Parties used their purported “control” of the Rouse to obtain a below-market price, that the Special Committee was “tainted by conflicts,” and that the Special Committee’s attempts to seek an alternative buyer were “perfunctory.” Among other relief, the plaintiffs are seeking injunctive relief preventing the parties from consummating the merger transactions, rescissionary damages in the event the merger transactions are consummated, and an award of attorneys’ fees and expenses. On May 6, 2016, other stockholders of Rouse filed a similar putative class action alleging (i) and (ii) above. Plaintiffs have indicated that they intend to file an amended complaint and to seek post-closing monetary damages for the alleged breaches of fiduciary duty and/or the alleged aiding and abetting of such breaches. The potential exposure to Rouse and/or Brookfield is difficult to estimate. Those defendants that were officers or directors of Rouse have notified the applicable Directors’ and Officers’ liability insurance carriers of such claims, although coverage has not been assured.
15	Causeway Plaza I, II, & III (Loan No. 8)	The loan guarantor (Jeffrey Feil) is named as defendant in a lawsuit initiated by various family members/shareholders alleging mismanagement of certain family businesses and trusts and seeking dissolution and liquidation of the related business assets. Mr. Feil assumed control of the businesses following the death of his parents. Specifically, the plaintiffs’ claims include that Mr. Feil, using his voting control, engaged in a scheme to restrict cash distributions and coerce the family members to sell their interests in the family businesses to Mr. Feil on below-market terms. Additional claims include Mr. Feil’s misappropriation of insurance proceeds following Hurricane Katrina. Certain information concerning the related proceedings is under seal because of existing confidentiality agreements. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any material adverse effects on Mr. Feil’s business

D-2-24

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
or on the operation of the Mortgaged Property as a result.
15	19066 Magnolia Street (Loan No. 14)	Guarantor (Shaoul Levy) is defendant in lawsuit filed by a family trust alleging that Mr. Levy borrowed money from trust-owned companies without authorization, and seeking damages and a constructive trust over a portion of Mr. Levy’s other assets. Mr. Levy has asserted in a cross-compliant that the right to borrow was negotiated in exchange for his relinquishing a 5% interest in certain of the companies, and he is seeking a return of the 5% ownership interest. Trial is set for December 2016.
18	The Shops at Somerset Square (Loan No. 7)	The loan documents permit a property insurance deductible up to $100,000.
18	Causeway Plaza I, II, & III (Loan No. 8)	(i) $50,000 Property Insurance Deductible Permitted. The loan documents permit a property insurance deductible up to $50,000. (ii) $100,000 Liability Insurance Deductible Permitted. The loan documents permit a liability insurance deductible up to $100,000.
18	Gurnee Mills (Loan No. 10)	(i) Permitted Property Insurance Deductible up to $500,000. The Mortgaged Property is security for 5 pari passu loans from Column Financial, Wells Fargo and Regions Bank aggregating $275,000,000. The loan documents permit a property insurance deductible up to $500,000. The in-place property insurance deductible is $250,000. (ii) Leased Fee Properties. Macy’s (#3 tenant) and Kohl’s (#4 tenant), representing 3.0% of the underwritten rent in the aggregate) and various outlot properties (23 total, representing approximately 0.9% of the underwritten rent in the aggregate) are leased fees, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee. (iii) Insurance Syndicate. The loan documents permit required insurance to be provided by a

D-2-25

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
syndicate, subject to certain conditions, including: (A) 60% (if five or more) or 75% (if four or fewer) of aggregate policy limits must be provided by carriers with minimum S & P financial strength rating of “A”, and (B) each carrier in syndicate must have minimum S & P financial strength rating of “BBB”.
18	101 Hudson Street (Loan No. 16)	(i) Permitted Property Insurance Deductible up to $250,000. The Mortgaged Property is security for 5 pari passu loans from Wells Fargo, Bank of America and Barclays Bank aggregating $250,000,000. The loan documents permit a property insurance deductible up to $250,000. The in-place property insurance deductible is $100,000. (ii) Permitted Liability Insurance SIR up to $300,000. The loan documents permit a property insurance deductible up to $300,000. The in-place liability insurance SIR is $150,000.
18	Walgreens – Macomb, MI (Loan No. 63)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, it maintains a net worth of at least $200 million. If Walgreens elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreens has provided notice of its self-insurance election.
26	1200 Wilshire Boulevard (Loan No. 21)	The City of Los Angeles, CA adopted an ordinance in 2015 requiring pre-1977 buildings constructed with concrete supports to implement seismic retrofit improvements following notice from the City’s building department. The related ordinance applies to the mortgaged property, although no compliance notice has yet been received, and specifically requires owners to (i) submit a seismic

D-2-26

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
retrofit plan within 10 years of receiving the compliance notice; and (ii) complete the approved work plan within 25 years of the compliance notice. The seismic study obtained in connection with loan origination estimated the cost of seismic retrofit work at the property to be $2.75 million. The seismic study further concluded that the property had a probable maximum loss of 18%. No earthquake insurance was required. The loan documents require the owner to provide quarterly compliance reports and, if a compliance notice is received prior to the expiration of the fifth loan year, to submit seismic retrofit plans on or before one year prior to loan maturity. Further, the loan documents provide for personal liability to the borrower and guarantor for losses related to any violation of the related ordinance, not to exceed $2.75 million. The guarantor’s stated net worth as of August 31, 2016 is in excess of $38 million.
28	Gurnee Mills (Loan No. 10)	No warm body carve-out guarantor (Simon Property Group, L.P.); Stated net worth/ liquidity of $4.5 billion/ $701 million as of December 31, 2015. Variations: (i) Cap on Guaranteed Amount. The aggregate loan amount from Column Financial, Wells Fargo and Regions Bank to borrower is $275,000. The subject guarantor’s obligations under the Guaranty are capped at $55,000,000, plus reasonable out-of-pocket costs and expenses related to guaranty enforcement. The liability cap does not apply to a replacement guarantor. The Phase I environmental site assessment performed in connection with loan origination did not identify any recognized environmental conditions. The aggregate LTV at origination was 65.9%. (ii) Recourse Limitations for Prohibited Transfers Violations. The borrower and the guarantors will not have liability under the full recourse carve-out for transfers in violation of the Mortgage Loan documents or any loss carve-out in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carve-out is attributable to one or more of the following: (A) insufficient revenue from the Mortgaged Property; (B) the borrower’s lack of access to revenue from the Mortgaged Property as the result of the lender’s

D-2-27

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
exercise of remedies with respect to the Mortgaged Property’s cash flows; (C) the insolvency of the borrower or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (D) the payment of the borrower’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (E) the failure to pay the Mortgage Loan or other obligation or debts of the borrower, as the result of (A) through (C) above; or (F) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrower through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (A) through (C) above.
33	Rio West Business Park (Loan No. 13)	The Mortgaged Property is security for two pari passu senior loans aggregating $41,500,000. The senior loan to borrower is secured on a pari passu basis by various notes: Note A-1 in the amount of $21,500,000, and Note A-2 in the amount of $20,000,000. Wells Fargo is contributing Note A-2 to the WFCM 2016-LC25 Trust. A non-consolidation opinion was not obtained at loan origination.
43	101 Hudson Street (Loan No. 16)	The Phase I environmental site assessment obtained at loan origination identified a recognized environmental condition associated with two underground storage tanks containing fuel oil that were installed about 1991. The environmental consultant estimated that remediation costs, if necessary, would range from $750,000 to $1 million. The Phase I ESA recommended a Phase II subsurface assessment. The lender waived a Phase II ESA based on the guarantor’s stated net worth and a borrower-owned Storage Tank Third Party Liability, Corrective Action and Clean-Up Costs Policy issued by AIG Specialty Insurance Company (a member company of American International Group Inc.) in the amount of $1 million, with a one year term (with an optional extended reporting period of an additional year for the same annual premium) and having a $50,000

D-2-28

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
deductible. The policy covers five other locations and eight other storage tanks at affiliate-owned properties. The policy premium for the one year term was pre-paid at closing. American International Group Inc. has an S & P rating of “A-”.

D-2-29

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Marriott Hilton Head Resort & Spa (Loan No. 3)

Hampton Inn Hartsville (Loan No. 41)

Holiday Inn Webster (Loan No. 42)

Best Western Market Center Dallas (Loan No. 54)

	Holiday Inn Express - Richmond Hill (Loan No. 55)	The Mortgage Loan documents contain an executed comfort letter in favor of Rialto Mortgage Finance, LLC. The comfort letter will be enforceable by the Trust, if, (i) with respect to certain Mortgage Loans, timely notice is provided to the franchisor and (ii) with respect to certain other Mortgage Loans, the franchisor issues a new comfort letter. The comfort letters requiring a new comfort letter in connection with a transfer to the Trust provide that, subject to the satisfaction of certain conditions, the franchisor is required to issue (or, in some cases, will not unreasonably withhold consent to the issuance of) a new comfort letter in connection with the transfer of the Mortgage Loan to a securitization. On or after the Closing Date, the Mortgage Loan Seller or its designee will provide written notice of the transfer to the franchisor, and, if applicable request a new comfort letter.
8	Marriott Hilton Head Resort & Spa (Loan No. 3)	The franchisor, Marriott International, Inc., has a right of first refusal to purchase the entire Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the related Mortgagor to a “competitor” of the franchisor (as defined in the comfort letter). The right of first refusal will apply even if a transfer to a competitor of the franchisor results from a foreclosure, judicial or legal process, such as execution and levy, or by any other means, but is subordinate to the exercise of the rights of a bona fide lender who is not a competitor.
8	Jacksonville Medical Plaza (Loan No. 17)	The ground lessor, Memorial Healthcare Group, Inc., has a right of first refusal to purchase the ground lease if the ground lessee receives a bona fide offer to purchase the Mortgagee’s ground lease interest in the Mortgaged Property or a sub-leasehold estate for twenty (20) or more years, which the ground lessee desires to accept. Such right of first refusal has been subordinated to the Mortgage Loan and will not apply to a successor mortgagor or any other party acquiring an interest in the Mortgaged Property through a foreclosure, deed in lieu of foreclosure, or any

D-2-30

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
other enforcement action under the Mortgage and, following such transfer, any subsequent transfer shall not be subject to such right of first refusal.
26	Skillman MHC Portfolio (Loan No. 22)	Indian Village - The use of the Mortgaged Property as a manufactured housing community is a pre-existing legal non-conforming use, as it is not a permitted use under the current zoning laws without a special use permit. In the event of any casualty to the Mortgaged Property, the structure may be rebuilt to its existing use, provided that such use is not discontinued for a period of one (1) year or more.
26	Cohen MHC Portfolio (Loan No. 64)	Edgeview Estates MHC - The use of the Mortgaged Property as a manufactured housing community is a pre-existing legal non-conforming use, as it is not a permitted use under the current zoning laws without a special use permit. In the event of any casualty to the Mortgaged Property, the structure may be rebuilt without a special use permit, provided that such use is not discontinued for a period of one (1) year or more.
28	Marriott Hilton Head Resort & Spa (Loan No. 3)	Recourse to the Mortgagor and the guarantor for losses and damages does not cover misappropriation of security deposits, but does cover failure to deliver security deposits to the lender upon a foreclosure.
36	Jacksonville Medical Plaza (Loan No. 17)	(A) and (I): The use of the Mortgaged Property is limited by a recorded declaration that provides that (1) for so long as the property adjacent to the Mortgaged Property (which is owned by the ground lessor of the Mortgaged Property) is operated as a hospital, the Mortgaged Property may only be leased for medical office uses, (2) the Mortgaged Property may not be used for certain related activities (such as a hospital facility, a rehabilitation center, an extended care facility or nursing home, an outpatient or inpatient surgery or surgical center, an oncology center, an emergency center, a birthing center or an inhalation, respiratory or physical therapy center, even to the extent such activities relate to a tenant’s medical office) without the prior written

D-2-31

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

consent of the ground lessor and (3) prior to entering into any lease of space at the Mortgaged Property (other than a renewal of an existing lease), the Mortgagor is required to provide the ground lessor with a written proposal, and the ground lessor has the right to reject the tenant and/or the terms of the lease.

(E): The Ground Lease provides that the purchaser of the Mortgagor’s interest in the Mortgaged Property cannot be any person (or such person’s affiliate) who has a controlling financial interest in an acute care hospital located within twenty (20) miles of the Mortgaged Property.

42	Mount Vernon Self Storage (Loan No. 24) Parham Road Self Storage (Loan No. 61) Cohen MHC Portfolio (Loan No. 64) Duke Self Storage (Loan No. 70)	The Mortgagors are affiliated with each other.

D-2-32

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	Arlington Owners, Inc. (Loan No. 33); Morton-Barrow Owners Corp. (Loan No. 45)	The referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	High Meadow Cooperative No. 1, Inc. (Loan No. 49); 50 Plaza Tenants Corp. (Loan No. 50); Highlander Hall Owners, Inc. (Loan No. 57); Harway Terrace, Inc. (Loan No. 58); 310 East 49th Owners Corp. (Loan No. 72); 109 Tenants Corp. (Loan No. 73)	The referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	Michele Towers Inc. (Loan No. 67)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	Gentry Apartments, Inc. (Loan No. 38)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $700,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	Chelsea Lofts Corp. (Loan No. 75)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
18	All of the Mortgage Loans secured by residential cooperative properties.	The Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of

D-2-33

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.
27	50 Plaza Tenants Corp. (Loan No. 50)	One (1) of the residential tenants at the referenced Mortgaged Property is in occupancy of its apartment unit under an expired temporary certificate of occupancy, which temporary certificate of occupancy served to amend the permitted use of the unit from doctor’s office to residential dwelling. At closing, the Mortgagor executed a Certificate of Occupancy Agreement which obligates the Mortgagor to take all measures necessary to cause the issuance of a final certificate of occupancy permitting residential use.
28	All of the Mortgage Loans secured by residential cooperative properties.	All of the Mortgage Loans secured by residential cooperative properties are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.
30	All of the Mortgage Loans secured by residential cooperative properties.	The Mortgage Loans secured by residential cooperative properties do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements.
31	All of the Mortgage Loans secured by residential cooperatives.	The related Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required

D-2-34

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
32	All of the Mortgage Loans secured by residential cooperatives.	All of the Mortgage Loans secured by residential cooperative properties permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
33	All of the Mortgage Loans secured by residential cooperatives.	The Mortgagors under the Mortgage Loans secured by residential cooperative properties are not Single-Purpose Entities.
43	Morton-Barrow Owners Corp. (Loan No. 45)	The Phase II environmental site assessment does not meet all ASTM requirements.
47	Arlington Owners, Inc. (Loan No. 33); Morton-Barrow Owners Corp. (Loan No. 45)	The referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	High Meadow Cooperative No. 1, Inc. (Loan No. 49); 50 Plaza Tenants Corp. (Loan No. 50); Highlander Hall Owners, Inc. (Loan No. 57); Harway Terrace, Inc. (Loan No. 58); 310 East 49th Owners Corp. (Loan No.	The referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-35

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
72); 109 Tenants Corp. (Loan No. 73)
47	Michele Towers Inc. (Loan No. 67)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	Gentry Apartments, Inc. (Loan No. 38)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $700,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	Chelsea Lofts Corp. (Loan No. 75)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

D-2-36

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
January 2017	$61,153,000.00
February 2017	$61,153,000.00
March 2017	$61,153,000.00
April 2017	$61,153,000.00
May 2017	$61,153,000.00
June 2017	$61,153,000.00
July 2017	$61,153,000.00
August 2017	$61,153,000.00
September 2017	$61,153,000.00
October 2017	$61,153,000.00
November 2017	$61,153,000.00
December 2017	$61,153,000.00
January 2018	$61,153,000.00
February 2018	$61,153,000.00
March 2018	$61,153,000.00
April 2018	$61,153,000.00
May 2018	$61,153,000.00
June 2018	$61,153,000.00
July 2018	$61,153,000.00
August 2018	$61,153,000.00
September 2018	$61,153,000.00
October 2018	$61,153,000.00
November 2018	$61,153,000.00
December 2018	$61,153,000.00
January 2019	$61,153,000.00
February 2019	$61,153,000.00
March 2019	$61,153,000.00
April 2019	$61,153,000.00
May 2019	$61,153,000.00
June 2019	$61,153,000.00
July 2019	$61,153,000.00
August 2019	$61,153,000.00
September 2019	$61,153,000.00
October 2019	$61,153,000.00
November 2019	$61,153,000.00
December 2019	$61,153,000.00
January 2020	$61,153,000.00
February 2020	$61,153,000.00
March 2020	$61,153,000.00
April 2020	$61,153,000.00
May 2020	$61,153,000.00
June 2020	$61,153,000.00
July 2020	$61,153,000.00
August 2020	$61,153,000.00
September 2020	$61,153,000.00
October 2020	$61,153,000.00
November 2020	$61,153,000.00
December 2020	$61,153,000.00
January 2021	$61,153,000.00
February 2021	$61,153,000.00
March 2021	$61,153,000.00
April 2021	$61,153,000.00
May 2021	$61,153,000.00
June 2021	$61,153,000.00
July 2021	$61,153,000.00
August 2021	$61,153,000.00
September 2021	$61,153,000.00
October 2021	$61,153,000.00
Distribution Date	Class A-SB Planned Principal Balance ($)

November 2021	$61,153,000.00
December 2021	$61,153,000.00
January 2022	$61,153,000.00
February 2022	$61,152,979.57
March 2022	$59,714,856.42
April 2022	$58,544,136.59
May 2022	$57,278,213.42
June 2022	$56,098,051.31
July 2022	$54,822,954.66
August 2022	$53,633,277.35
September 2022	$52,438,990.84
October 2022	$51,150,171.88
November 2022	$49,946,261.09
December 2022	$48,648,091.82
January 2023	$47,434,482.41
February 2023	$46,216,170.05
March 2023	$44,725,754.87
April 2023	$43,496,935.41
May 2023	$42,174,566.51
June 2023	$40,935,855.97
July 2023	$39,603,877.54
August 2023	$38,355,199.51
September 2023	$37,101,681.08
October 2023	$35,755,316.27
November 2023	$34,491,715.92
December 2023	$33,135,556.17
January 2024	$31,861,796.00
February 2024	$30,583,097.12
March 2024	$29,125,097.05
April 2024	$27,835,780.71
May 2024	$26,454,636.96
June 2024	$25,154,962.02
July 2024	$23,763,754.51
August 2024	$22,453,640.91
September 2024	$21,138,446.07
October 2024	$19,732,160.41
November 2024	$18,406,406.93
December 2024	$16,989,863.16
January 2025	$15,653,469.41
February 2025	$14,311,891.35
March 2025	$12,709,702.94
April 2025	$11,356,696.33
May 2025	$9,913,675.13
June 2025	$8,549,817.49
July 2025	$7,096,254.09
August 2025	$5,721,461.50
September 2025	$4,341,333.98
October 2025	$2,871,963.78
November 2025	$1,480,775.48
December 2025	$659.30
January 2026 and thereafter	$0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	23
Risk Factors	61
Description of the Mortgage Pool	158
Transaction Parties	281
Description of the Certificates	346
Description of the Mortgage Loan Purchase Agreements	387
Pooling and Servicing Agreement	397
Certain Legal Aspects of Mortgage Loans	521
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	540
Pending Legal Proceedings Involving Transaction Parties	543
Use of Proceeds	543
Yield and Maturity Considerations	544
Material Federal Income Tax Considerations	557
Certain State and Local Tax Considerations	571
Method of Distribution (Underwriter)	572
Incorporation of Certain Information by Reference	574
Where You Can Find More Information	575
Financial Information	575
Certain ERISA Considerations	576
Legal Investment	580
Legal Matters	581
Ratings	581
Index of Defined Terms	584

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$826,045,000
(Approximate)

Wells Fargo
Commercial Mortgage

Securities, Inc.
Depositor

Wells Fargo
Commercial Mortgage
Trust 2016-LC25
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2016-LC25

Class A-1	$43,663,000
Class A-2	$75,129,000
Class A-3	$235,000,000
Class A-4	$253,530,000
Class A-SB	$61,153,000
Class A-S	$71,623,000
Class X-A	$668,475,000
Class X-B	$157,570,000
Class B	$42,973,000
Class C	$42,974,000

PROSPECTUS

Wells Fargo Securities
Lead Manager and Sole Bookrunner

Academy Securities
Co-Manager

Deutsche Bank Securities
Co-Manager

November 29, 2016